As filed with the Securities and Exchange Commission on December 29, 2003



                                                     Registration No. 333-107486
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



--------------------------------------------------------------------------------
                         PRE-EFFECTIVE AMENDMENT NO. ONE
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED



                         ------------------------------
                         CNL RETIREMENT PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)


                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                    (Address of Principal executive offices)

                              JAMES M. SENEFF, JR.
                             Chief Executive Officer
                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                          (Name, Address and Telephone
                          Number of Agent for Service)

                                   COPIES TO:
                            JUDITH D. FRYER, ESQUIRE
                             Greenberg Traurig, LLP
                                Met Life Building
                                 200 Park Avenue
                            New York, New York 10166

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.


 Title of each class of securities   Amount to be        Proposed maximum                  Proposed maximum           Amount of
          to be registered            registered    offering price per Share(1)     aggregate offering price(1)     registration fee
          ----------------           ------------   ---------------------------     ---------------------------     ----------------
   Common Stock, $0.01 par value     350,000,000            $10.00                         $3,500,000,000             $283,150(3)
Common Stock, $0.01 par value (2)     50,000,000             10.00                            500,000,000               40,450(3)



(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457.



(2)      Represents Shares issuable pursuant to the Company's Reinvestment Plan.



(3)      Previously paid.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
CNL RETIREMENT PROPERTIES, INC.
400,000,000 SHARES OF COMMON STOCK


MINIMUM PURCHASE -- 250 SHARES ($2,500)
100 SHARES ($1,000) FOR IRAs AND KEOGH AND PENSION PLANS
Minimum purchase may be higher in certain states


         Of the 400,000,000 shares of common stock that we have registered, we are offering 350,000,000 shares to investors who meet our suitability standards and up to 50,000,000 shares to participants in our reinvestment plan.

         We are qualified and operated for federal income tax purposes as a real estate investment trust.

         AN INVESTMENT IN OUR SHARES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF MATERIAL RISKS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN THE COMMON STOCK BEING SOLD WITH THIS PROSPECTUS,
INCLUDING:

- We intend to use the proceeds from the offering to acquire additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.

- Both the number of properties that we will acquire and the diversification of our investments will be reduced to the extent that the total proceeds of the offering are less than $3.5 billion. This will leave us exposed to a potential adverse effect from an underperforming tenant or an underperforming facility type.

- We rely on CNL Retirement Corp., our advisor, subject to approval by the Board of Directors, with respect to all investment decisions.

- Some of the officers of CNL Retirement Corp. and its affiliates are or will be engaged in other activities that will result in conflicts of interest with the services that CNL Retirement Corp. will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance.

- There is currently no public trading market for the shares, and there is no assurance that one will develop. If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2008, we will sell our assets and distribute the proceeds.

- We are subject to risks arising out of government regulation of the health care industry, which may reduce the value of our investments and the amount of revenues we receive from tenants. Some of our tenants may be dependent upon government reimbursements and other tenants may be dependent on their success in attracting seniors with sufficient independent means to pay for the tenants' services.


- We may, without the approval of a majority of our independent directors, incur debt totaling up to 300% of the value of our net assets, including debt to make distributions to stockholders for, among other reasons, maintaining our status as a real estate investment trust, or a REIT. If we are unable to meet our debt service obligations, we may lose our investment in any properties that secure underlying indebtedness on which we have defaulted.


- If we do not remain qualified as a REIT for federal income tax purposes, we could be subject to taxation on our income at regular corporate rates, which would reduce the amount of funds available for distributions to stockholders.


- We estimate that approximately 5.15% of the proceeds from the sale of shares will be paid in fees to our advisor and its affiliates for services and as reimbursement for offering- and acquisition-related expenses incurred on our behalf. We will not have as much of the offering proceeds to invest in properties, mortgage loans and other permitted investments as a result of such payments and payments of additional fees and reimbursements to third parties. Of the proceeds from the sale of shares, we expect that approximately 88.18% of the total proceeds received in the offering will be available for investment in properties, mortgage loans and other permitted investments.



- As of the date of this Prospectus, we are subject to risks due to lack of diversification because the majority of the Company's properties are Sunrise-branded communities and all of the properties are leased to only 13 tenants.



                                                                                            TOTAL
                                                                      PER SHARE            MAXIMUM
                                                                      ---------            -------
Public Offering Price                                                  $10.00          $4,000,000,000
Selling Commissions and Marketing Support Fee*                         $ 0.80          $  320,000,000
Proceeds to the Company                                                $ 9.20          $3,680,000,000



         *The selling commissions and marketing support fee will not be charged with regard to shares sold to or for the account of certain categories of purchasers. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price.


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. IN ADDITION, THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              CNL SECURITIES CORP.
                               _____________, 2004

- The managing dealer, CNL Securities Corp., is our affiliate. The managing dealer is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares.

- This offering will end no later than ______________, 2005, unless we elect to extend it to a date no later than ____________, 2006 in states that permit us to make this extension.


         NO ONE IS AUTHORIZED TO MAKE ANY STATEMENTS ABOUT THE OFFERING DIFFERENT FROM THOSE THAT APPEAR IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. WE WILL ONLY ACCEPT SUBSCRIPTIONS FROM PEOPLE WHO MEET THE SUITABILITY STANDARDS DESCRIBED IN THIS PROSPECTUS. YOU SHOULD ALSO BE AWARE THAT THE DESCRIPTION OF THE COMPANY CONTAINED IN THIS PROSPECTUS WAS ACCURATE ON DECEMBER 1, 2003 BUT MAY NO LONGER BE ACCURATE. WE WILL AMEND OR SUPPLEMENT THIS PROSPECTUS, HOWEVER, IF THERE IS A MATERIAL CHANGE IN THE AFFAIRS OF THE COMPANY.


         NO ONE MAY MAKE FORECASTS OR PREDICTIONS IN CONNECTION WITH THIS OFFERING CONCERNING THE FUTURE PERFORMANCE OF AN INVESTMENT IN THE SHARES.

                                TABLE OF CONTENTS


TABLE OF CONTENTS                                                                                                          ii
Questions and Answers About CNL Retirement
     Properties, Inc.'s Public Offering............................................................................         1
PROSPECTUS SUMMARY.................................................................................................         6
     CNL Retirement Properties, Inc................................................................................         6
     Our Business .................................................................................................         6
     Risk Factors .................................................................................................         7
     Our REIT Status...............................................................................................         8
     Our Management and Conflicts of Interest......................................................................         8
     Our Affiliates................................................................................................         9
     Our Investment Objectives.....................................................................................         9
     Management Compensation.......................................................................................        10
     The Offering .................................................................................................        12
RISK FACTORS                                                                                                               13
     Offering-Related Risks........................................................................................        13
         This is an unspecified property offering..................................................................        13
              You cannot evaluate properties that we have
                  not yet acquired or identified for acquisition...................................................        13
              We cannot assure you that we will obtain suitable investments........................................        13
              The managing dealer has not made an independent review of
                  the Company or the Prospectus....................................................................        13
              You will have no opportunity to evaluate procedures for
                  resolving conflicts of interest..................................................................        13
              You cannot evaluate secured equipment leases in which we
                  have not yet entered or that we have not yet identified..........................................        13
         There may be delays in investing the proceeds of this offering............................................        14
         The sale of shares by stockholders could be difficult.....................................................        14
     Company-Related Risks.........................................................................................        14
         We are dependent on the advisor...........................................................................        14
         We will be subject to conflicts of interest...............................................................        14
              We will experience competition for properties........................................................        14
              We will pay substantial fees to affiliates...........................................................        14
              There will be competing demands on our officers and directors........................................        15
              The timing of sales and acquisitions may favor the advisor...........................................        15
              Our properties may be developed by affiliates........................................................        15
              We may invest with affiliates of the advisor.........................................................        15
              Affiliates of the advisor have a financial interest in certain tenants...............................        15
              There is no separate counsel for the Company, our affiliates
                  and investors....................................................................................        15
     Real Estate and Other Investment Risks........................................................................        15
         Possible lack of diversification increases the risk of investment.........................................        15
         Multiple property leases or mortgage loans with individual tenants or borrowers increase our risks........        16
         We may rely on credit enhancements to our leases for minimum rent payments................................        16
         We do not have control over market and business conditions................................................        16
         Adverse trends in the health care and seniors' housing industry
              may impact our properties............................................................................        16
         Retirement Facilities and Other Health Care-Related Facilities............................................        17
              Some of our tenants and borrowers must attract senior citizens
                  with ability to pay..............................................................................        17
              Failure to comply with government regulations could negatively
                  affect our tenants and borrowers.................................................................        17
              Our properties may not be readily adaptable to other uses............................................        17
              Our tenants and borrowers may rely on government reimbursement.......................................        17
              Cost control and other health care reform measures may reduce
                  reimbursements to our tenants and borrowers......................................................        18
              Certificate of Need laws may impose investment barriers for us.......................................        18
              Privacy, administrative simplification and other health care provider laws...........................        18

         Our leases with tenants of medical office buildings may present greater
         risk because they are expected to be gross leases with five to seven year terms...........................        18
         We will not control the management of our properties......................................................        19
         We may not control the joint ventures in which we enter...................................................        19
         Joint venture partners may have different interests than we have..........................................        19
         It may be difficult for us to exit a joint venture after an impasse.......................................        19
         We may not have control over properties under construction................................................        19
         We will have no economic interest in ground lease properties..............................................        20
         It may be difficult to re-lease our properties............................................................        20
         We cannot control the sale of some properties.............................................................        20
         The liquidation of our assets may be delayed..............................................................        20
         Risks of Mortgage Lending.................................................................................        20
              Our mortgage loans may be impacted by unfavorable
                  real estate market conditions....................................................................        20
              Our mortgage loans will be subject to interest rate fluctuations.....................................        20
              Delays in liquidating defaulted mortgage loans
                  could reduce our investment returns..............................................................        20
              Returns on our mortgage loans may be limited by regulations..........................................        21
         Risks of Secured Equipment Leasing........................................................................        21
              Our collateral may be inadequate to secure leases....................................................        21
              Returns on our secured equipment leases may be
                  limited by regulations...........................................................................        21
         Our properties may be subject to environmental liabilities................................................        21
     Financing Risks...............................................................................................        21
         We have obtained long-term financing and may require additional financing in the future...................        21
         Anticipated borrowing creates risks.......................................................................        22
         We can borrow money to make distributions.................................................................        22
     Miscellaneous Risks...........................................................................................        22
         Our properties may be unable to compete successfully......................................................        22
         Inflation could adversely affect our investment returns...................................................        22
         We may not have adequate insurance........................................................................        22
         Possible effect of ERISA..................................................................................        23
         Our governing documents may discourage takeovers..........................................................        23
         Our stockholders are subject to ownership limits..........................................................        23
         Majority stockholder vote may discourage changes of control...............................................        23
         Investors in our Company may experience dilution..........................................................        23
         The Board of Directors can take many actions without
              stockholder approval.................................................................................        24
         We will rely on the advisor and Board of Directors to
              manage the Company...................................................................................        24
         Our officers and directors have limited liability.........................................................        24
     Tax Risks.....................................................................................................        24
         We will be subject to increased taxation if we fail to
              qualify as a REIT for federal income tax purposes....................................................        24
         Our leases may be recharacterized as financings which would
              eliminate depreciation deductions on our properties..................................................        24
         Excessive non-real estate asset values may jeopardize our
              REIT status..........................................................................................        25
         We may have to borrow funds or sell assets to meet our
              distribution requirements............................................................................        25
         Ownership limits may discourage a change in control.......................................................        25
         We may be subject to other tax liabilities................................................................        25
         Changes in tax laws may prevent us from qualifying as a REIT..............................................        25
SUITABILITY STANDARDS AND HOW TO SUBSCRIBE.........................................................................        26
     Suitability Standards.........................................................................................        26
     How to Subscribe..............................................................................................        27
ESTIMATED USE OF PROCEEDS..........................................................................................        28
MANAGEMENT COMPENSATION............................................................................................        29
CONFLICTS OF INTEREST..............................................................................................        35
     Prior and Future Programs.....................................................................................        36

     Competition to Acquire Properties and Invest in
         Mortgage Loans............................................................................................        36
     Sales of Properties...........................................................................................        37
     Development of Properties.....................................................................................        37
     Certain Relationships with Affiliates.........................................................................        37
     Leases with Affiliates........................................................................................        37
     Possible Listing of Shares....................................................................................        38
     Joint Investment with an Affiliated Program...................................................................        38
     Competition for Management Time...............................................................................        38
     Compensation of the Advisor...................................................................................        38
     Relationship with Managing Dealer.............................................................................        39
     Legal Representation..........................................................................................        39
     Certain Conflict Resolution Procedures........................................................................        39
SUMMARY OF REINVESTMENT PLAN.......................................................................................        40
     General  .....................................................................................................        41
     Investment of Distributions...................................................................................        42
     Participant Accounts, Fees and Allocation of Shares...........................................................        42
     Reports to Participants.......................................................................................        42
     Election to Participate or Terminate Participation............................................................        43
     Federal Income Tax Considerations.............................................................................        43
     Amendments and Termination....................................................................................        43
REDEMPTION OF SHARES...............................................................................................        44
BUSINESS ..........................................................................................................        45
     General  .....................................................................................................        45
     Industry Performance..........................................................................................        46
     Investment of Offering Proceeds...............................................................................        48
     Property Acquisitions.........................................................................................        51
     Occupancy Rate and Revenue Per Unit...........................................................................        98
     Retirement Community Brands ..................................................................................       109
     Pending Investment............................................................................................       110
     Site Selection and Acquisition of Properties..................................................................       112
     Standards for Investment in Individual Properties.............................................................       115
     Description of Properties.....................................................................................       115
     Description of Property Leases................................................................................       117
     Joint Venture Arrangements....................................................................................       121
     Mortgage Loans and Other Loans................................................................................       122
     Management Services...........................................................................................       123
     Borrowing.....................................................................................................       123
     Sale of Properties, Mortgage Loans and Secured
         Equipment Leases..........................................................................................       127
     Competition  .................................................................................................       128
     Regulation of Mortgage Loans and Secured
         Equipment Leases..........................................................................................       128
SELECTED FINANCIAL DATA............................................................................................       129
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
   FINANCIAL CONDITION AND RESULTS OF OPERATIONS...................................................................       131
     Introduction..................................................................................................       131
     Liquidity and Capital Resources...............................................................................       131
     Results of Operations.........................................................................................       142
     Statement Regarding Forward Looking Information...............................................................       147
MANAGEMENT ........................................................................................................       147
     General  .....................................................................................................       147
     Fiduciary Responsibility of the Board of Directors............................................................       148
     Directors and Executive Officers..............................................................................       149
     Independent Directors.........................................................................................       152
     Committees of the Board of Directors..........................................................................       152
     Compensation of Directors and Executive Officers..............................................................       153
     Management Compensation.......................................................................................       153
THE ADVISOR AND THE ADVISORY AGREEMENT.............................................................................       153
     The Advisor  .................................................................................................       153

     The Advisory Agreement........................................................................................       154
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.....................................................................       156
PRIOR PERFORMANCE INFORMATION......................................................................................       158
INVESTMENT OBJECTIVES AND POLICIES.................................................................................       164
     General  .....................................................................................................       164
     Certain Investment Limitations................................................................................       165
DISTRIBUTION POLICY................................................................................................       167
     General  .....................................................................................................       167
     Distributions.................................................................................................       167
SUMMARY OF THE ARTICLES OF INCORPORATION
   AND BYLAWS .....................................................................................................       169
     General  .....................................................................................................       169
     Description of Capital Stock..................................................................................       169
     Board of Directors............................................................................................       170
     Stockholder Meetings..........................................................................................       171
     Advance Notice for Stockholder Nominations for Directors
         and Proposals of New Business.............................................................................       171
     Amendments to the Articles of Incorporation...................................................................       171
     Mergers, Combinations and Sale of Assets......................................................................       171
     Control Share Acquisitions....................................................................................       172
     Termination of the Company and REIT Status....................................................................       172
     Restriction of Ownership......................................................................................       172
     Responsibility of Directors...................................................................................       174
     Limitation of Liability and Indemnification...................................................................       174
     Removal of Directors..........................................................................................       175
     Inspection of Books and Records...............................................................................       175
     Restrictions on "Roll-Up" Transactions........................................................................       175
FEDERAL INCOME TAX CONSIDERATIONS..................................................................................       176
     Introduction .................................................................................................       176
     Taxation of the Company.......................................................................................       177
     Taxation of Stockholders......................................................................................       181
     State and Local Taxes.........................................................................................       184
     Characterization of Property Leases...........................................................................       184
     Characterization of Secured Equipment Leases..................................................................       185
     Investment in Joint Ventures..................................................................................       186
REPORTS TO STOCKHOLDERS............................................................................................       186
THE OFFERING ......................................................................................................       188
     General  .....................................................................................................       188
     Plan of Distribution..........................................................................................       188
     Subscription Procedures.......................................................................................       191
     Escrow Arrangements...........................................................................................       193
     ERISA Considerations..........................................................................................       193
     Determination of Offering Price...............................................................................       194
SUPPLEMENTAL SALES MATERIAL........................................................................................       194
LEGAL OPINIONS ....................................................................................................       195
EXPERTS ...........................................................................................................       195
ADDITIONAL INFORMATION.............................................................................................       196
DEFINITIONS........................................................................................................       196
Financial Information .............................................................................................       F-1
Form of Reinvestment Plan..........................................................................................   Appendix A
Prior Performance Tables...........................................................................................   Appendix B
Subscription Agreement.............................................................................................   Appendix C

                           QUESTIONS AND ANSWERS ABOUT
                CNL RETIREMENT PROPERTIES, INC.'S PUBLIC OFFERING

Q:       WHAT IS CNL RETIREMENT PROPERTIES, INC.?


A: The Company is a real estate investment trust, or a REIT, that was formed in 1997 to acquire properties and lease them generally on a long-term, triple-net basis. The properties may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, specialty clinics, medical office buildings and walk-in clinics, and similar types of health care-related facilities. In addition, the Company may provide mortgage financing loans and secured equipment leases to operators.



         As of December 1, 2003, the Company had invested in 119 retirement properties, located in 27 states, and had commitments to acquire one additional property. As of September 30, 2003, the Company had total assets of approximately $1.4 billion.


Q:       WHAT IS A REIT?

A:       In general, a REIT is a company that:

         - combines the capital of many investors to acquire or provide financing for real estate,

         - offers benefits of a diversified portfolio under professional management,

         - typically is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied. This treatment substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that generally results from investments in a corporation, and

         - must pay distributions to investors of at least 90% of its taxable income.

Q:       WHAT KIND OF OFFERING IS THIS?

A: We are offering up to 350,000,000 shares of common stock on a "best efforts" basis. In addition, we are offering up to 50,000,000 shares of common stock to investors who want to participate in our reinvestment plan.

Q:       HOW DOES A "BEST EFFORTS" OFFERING WORK?

A: When shares are offered to the public on a "best efforts" basis, we are not guaranteeing that any minimum number of shares will be sold. If you choose to purchase stock in this offering, you will fill out a Subscription Agreement, like the one attached to this Prospectus as Appendix C, and pay for the shares at the time you subscribe. The purchase price will be placed into escrow with SouthTrust Bank. SouthTrust will hold your funds, along with those of other subscribers, in an interest-bearing account until such time as you are admitted by the Company as a stockholder. Generally, we admit stockholders no later than the last day of the calendar month following acceptance of your subscription.

Q:       HOW LONG WILL THE OFFERING LAST?

A: This offering will not last beyond ______________, 2005, unless we decide to extend the offering until not later than ____________, 2006, in any state that allows us to extend the offering.

Q:       WHO CAN BUY SHARES?

A: Anyone who receives this Prospectus can buy shares provided that they have a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and annual gross income of at least $45,000; or, a net worth (not including home, furnishings and personal automobiles) of at least $150,000. However, these minimum levels may vary from state to state, so you should carefully read the more detailed description in the "Suitability Standards" section of this Prospectus.

Q:       ARE THERE ANY RISKS INVOLVED IN AN INVESTMENT IN THE SHARES?

A: An investment in our shares involves significant risks. You should read the "Risk Factors" section for a discussion of material risks that you should consider before you invest in the common stock being sold with this Prospectus, including the following:

- We intend to use the proceeds from the offering to acquire additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.

- Both the number of properties that we will acquire and the diversification of our investments will be reduced to the extent that the total proceeds of the offering are less than $3.5 billion. This will leave us exposed to a potential adverse effect from an underperforming tenant or an underperforming facility type.

- We rely on CNL Retirement Corp., the Company's advisor, subject to approval by the Company's board of directors, with respect to all investment decisions.

- Some of the officers of CNL Retirement Corp. and its affiliates are or will be engaged in other activities that will result in conflicts of interest with the services that CNL Retirement Corp. will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance. For a discussion of additional conflicts, see the "Conflicts of Interest" section of this Prospectus.

- There is currently no public trading market for the shares, and there is no assurance that one will develop. If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2008, we will sell our assets and distribute the proceeds.

- We are subject to risks arising out of government regulation of the health care industry, which may reduce the value of our investments and the amount of revenues we receive from tenants. Some of our tenants may be dependent upon government reimbursements and other tenants may be dependent on their success in attracting seniors with sufficient independent means to pay for the tenants' services.


- We may, without the approval of a majority of our independent directors, incur debt totaling up to 300% of the value of our net assets, including debt to make distributions to stockholders for, among other reasons, maintaining our status as a real estate investment trust, or a REIT. If we are unable to meet our debt service obligations, we may lose our investment in any properties that secure underlying indebtedness on which we have defaulted.


- If we do not remain qualified as a REIT for federal income tax purposes, we could be subject to taxation on our income at regular corporate rates, which would reduce the amount of funds available for distributions to stockholders.


- We estimate that approximately 5.15% of the proceeds from the sale of shares will be paid in fees to our advisor and its affiliates for services and as reimbursement for offering- and acquisition-related expenses incurred on our behalf. We will not have as much of the offering proceeds to invest in properties, mortgage loans and other permitted investments as a result of such payments and payments of additional fees and reimbursements to third parties. Of the proceeds from the sale of shares, we expect that approximately 88.18% of the total proceeds received in the offering will be available for investment in properties, mortgage loans and other permitted investments.



- As of the date of this Prospectus, we are subject to risks due to lack of diversification because the majority of the Company's properties are Sunrise-branded communities and all of the properties are leased to only 13 tenants.


Q:       IS THERE ANY MINIMUM REQUIRED INVESTMENT?

A: Yes. Generally, individuals must initially invest at least $2,500 and IRA, Keogh or other qualified plans must initially invest at least $1,000. Thereafter, you may purchase additional shares in $10 increments. However, these minimum investment levels may vary from state to state, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Suitability Standards" section of this Prospectus.

Q:       AFTER I SUBSCRIBE FOR SHARES, CAN I CHANGE MY MIND AND WITHDRAW MY
         MONEY?

A: Once you have subscribed for shares and we have deposited the subscription price with SouthTrust, your subscription is irrevocable, unless the Company elects to permit you to revoke your subscription.

Q:       IF I BUY SHARES IN THE OFFERING, HOW CAN I SELL THEM?

A: At the time you purchase shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price.

         We anticipate listing the shares on a national securities exchange or over-the-counter market within five years after commencement of this offering, if market conditions are favorable. Listing does not assure liquidity. If we have not listed the shares on a national securities exchange or over-the-counter market by December 31, 2008, we plan to sell the properties and other assets and return the proceeds from the liquidation to our stockholders through distributions.

         Beginning one year after you purchase your shares from the Company, you may ask us to redeem at least 25% of the shares you own. The redemption procedures are described in the "Redemption of Shares" section of this Prospectus. As a result, if a public market for the shares never develops, you may be able to redeem your shares through the redemption plan beginning one year from the date on which you purchased your shares, provided we have sufficient funds available. If we have not listed and we liquidate our assets, you will receive proceeds through the liquidation process.

         If we list the shares, we expect that you will be able to sell your shares in the same manner as other listed stocks.

Q:       WHAT WILL YOU DO WITH THE PROCEEDS FROM THIS OFFERING?


A: We plan to use 88.18% of the proceeds to purchase additional properties, make mortgage loans and invest in other permitted investments and the balance will be used to pay fees and expenses in connection with this offering. The payment of these fees will not reduce your invested capital. Your initial invested capital amount will be $10 per share. For a discussion of the determination of the offering price, see "The Offering -- Determination of Offering Price" section of the Prospectus.



         Proceeds received from this offering generally will be temporarily invested in short-term, highly liquid investments pending investment of such proceeds in properties, loans or other permitted investments. These short-term investments will not earn as high a return as we expect to earn on our real estate investments, and we cannot predict how long it will be before we will be able to fully invest the proceeds in real estate.



         Assuming 350,000,000 shares are sold in this offering, we expect to have approximately $3.057 billion of net offering proceeds available for investment in additional properties and mortgage loans and in excess of $10 billion in total assets.


Q:       WHAT TYPES OF PROPERTIES WILL YOU INVEST IN?


A: We intend to purchase primarily assisted living facilities, medical office buildings and walk-in clinics. In addition, we may purchase congregate living facilities, skilled nursing facilities, continuing care retirement communities, life care communities, specialty clinics and similar types of health care-related facilities.


Q:       WHAT ARE THE TERMS OF YOUR LEASES?


A: The leases we have entered into to date, and the leases we expect to enter into in the future, primarily are long-term (meaning generally 10 to 20 years, plus renewal options for an additional 10 to 20 years, or in the case of direct financing leases, up to 35 years), "triple-net" leases. "Triple-net" means that the tenant, not the Company, is generally responsible for repairs, maintenance, property taxes, utilities, and insurance. In the event we invest in medical office buildings, we generally expect to enter into 5 to 7 year "gross leases." Under "gross leases" the tenant generally will be responsible for a certain capped amount of repairs, maintenance, property taxes, utilities, and insurance, and the Company will be responsible for the balance. Under our leases, the tenant must pay us minimum base rent on a monthly basis. In addition, our leases generally will provide for automatic fixed increases in the base rent or increases in the base rent based on increases in consumer price indices at predetermined intervals during the term of the lease. Certain leases also provide for the payment of additional rent based on achieving specified operating performance thresholds. The amount of additional rent payable is generally based on factors such as percentage of gross revenues or occupancy rates.


Q:       WHAT INVESTMENTS HAVE YOU MADE SO FAR?


A: As of December 1, 2003, we have purchased, directly or indirectly, 119 retirement properties, all of which are, or, with respect to one construction property, will be, leased to tenants on a long-term, triple-net basis. These properties are located in 27 states and include brands such as Brighton Gardens(R) by Sunrise(R), Homewood Residence, other Sunrise Assisted Living facilities and EdenCare(R) facilities.


Q:       WHAT IS THE EXPERIENCE OF THE COMPANY'S OFFICERS AND DIRECTORS?

A: Our management team has extensive previous experience investing in real estate on a triple-net basis. In addition, our Chief Operating Officer has extensive previous experience investing in retirement properties. Our directors are listed below:


         - James M. Seneff, Jr.-- Founder, Chairman and Chief Executive Officer of CNL Holdings, Inc. and its subsidiaries with more than 30 years of real estate experience. As of September 30, 2003, CNL Financial Group, Inc. and the entities it has established had more than $8 billion in assets, representing interests in over 3,000 properties in 49 states.


         - Robert A. Bourne-- President and Treasurer of CNL Financial Group, Inc. with over 25 years of real estate experience involving net lease financing.

         - David W. Dunbar -- Founder, Chairman and Chief Executive Officer of Peoples Florida Banking Corporation, with over 15 years of experience in the health care industry.

         - James W. Duncan, Jr. -- Former co-Chairman and President of PersonaCare, Inc., a company that provided sub-acute, skilled nursing and assisted living care with 12 facilities in six states.

         - Dr. Edward A. Moses -- Bank of America professor of finance and former dean of the Roy E. Crummer Graduate School of Business at Rollins College with over 25 years academic and business consulting experience.

Q:       HOW WILL YOU CHOOSE WHICH INVESTMENTS TO MAKE?

A: We have hired CNL Retirement Corp. as our advisor. The advisor has the authority, subject to the approval of our directors, to make all of the Company's investment decisions.

Q:       IS THE ADVISOR INDEPENDENT OF THE COMPANY?

A: No. Some of our directors and all of our officers are directors and officers of the advisor. The conflicts of interest the Company and the advisor face are discussed under the heading "Conflicts of Interest" later in this Prospectus.

Q: WHAT ARE THE FEES THAT THE COMPANY WILL PAY TO THE ADVISOR AND ITS AFFILIATES IN CONNECTION WITH THIS OFFERING?


A: We will pay the advisor, CNL Securities Corp. (which is the managing dealer for this offering) and other affiliates of the advisor compensation for services they will perform for us. We will also reimburse them for expenses they pay on our behalf. The Company estimates that approximately 88.18% of the proceeds from this offering will be used to purchase properties and make other investments and the balance will be used to pay fees and expenses in connection with this offering. During the acquisition stage, we will also pay the advisor acquisition fees in connection with the financing, development, construction or renovation of a property. During the operating stage, the advisor will also receive a monthly asset management fee of 0.05% of an amount equal to the total amount invested in properties and mortgage loans as of the end of the preceding month. In connection with the sale of properties, we will pay the advisor subordinated fees after stockholders have received distributions equal to their invested capital plus an 8% return on such capital. A subordinated real estate disposition fee will equal no more than 3% of the gross sales price of the properties. The advisor will also receive a subordinated 10% share of the net sales proceeds from the sale of properties or different subordinated fees if the Company chooses to list its securities under certain circumstances or the contract with the advisor is terminated. Please see the "Management Compensation" section of this Prospectus for a detailed discussion of compensation.


Q:       IF I BUY SHARES, WILL I RECEIVE DISTRIBUTIONS AND, IF SO, HOW OFTEN?

A: Historically, we have paid cash distributions every quarter since our operations commenced.

         We intend to continue to make quarterly cash distributions to our stockholders. The Board of Directors determines the amount of distributions. The amount typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions equal to at least 90% of our REIT taxable income each year.

Q:       ARE DISTRIBUTIONS I RECEIVE TAXABLE?

A: Yes. Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits. In addition, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or the Company is liquidated, at which time the gain will, generally, be taxable as capital gains. However, because each investor's tax implications are different, we suggest you consult with your tax advisor.

Q:       WHEN WILL I GET MY TAX INFORMATION?

A: Your Form 1099 tax information will be mailed by January 31 of each year.

Q: DO YOU HAVE A REINVESTMENT PLAN WHERE I CAN REINVEST MY DISTRIBUTIONS IN ADDITIONAL SHARES?

A: Yes. We have adopted a reinvestment plan in which some investors can reinvest their distributions in additional shares. For information on how to participate in our reinvestment plan, see the section of this Prospectus entitled "Summary of Reinvestment Plan."


                       Who Can Help Answer Your Questions?
       If you have more questions about the offering or if you would like additional copies of this Prospectus, you should
                  contact your registered representative or:
                              CNL Sales Department
                              Post Office Box 4920
                           Orlando, Florida 32802-4920
                                 (866) 650-0650
                                 (407) 650-1000

                               PROSPECTUS SUMMARY

         This summary highlights selected information from this Prospectus. It is not complete and may not contain all of the information that you should consider before investing in our common stock. To understand the offering fully, you should read this entire Prospectus carefully, including the documents attached as appendices.

                         CNL RETIREMENT PROPERTIES, INC.

         CNL Retirement Properties, Inc., which we sometimes refer to as the "Company," is a Maryland corporation which is qualified and operated for federal income tax purposes as a real estate investment trust, or a REIT. On December 2, 1999, the Company formed CNL Retirement Partners, LP, a Delaware limited partnership. CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of the Company and are the general and limited partner, respectively, of CNL Retirement Partners, LP. Properties acquired are expected to be held by CNL Retirement Partners, LP or wholly owned subsidiaries of CNL Retirement Partners, LP and, as a result, owned by the Company through such entities. Certain additional corporations, which are wholly owned subsidiaries of CNL Retirement Properties, Inc., have been or will be formed to serve as the general partner of various other wholly owned subsidiaries which have been or will be formed for the purpose of acquiring future properties. The term "Company" includes CNL Retirement Properties, Inc., CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement Partners, LP, and each of their subsidiaries. Our address is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, and our telephone number is (407) 650-1000 or toll free (800) 522-3863.

OUR BUSINESS


         The Company owns a portfolio with interests in 119 retirement properties located in 27 states. As of December 1, 2003, the Company also had a commitment to acquire one additional property. As of September 30, 2003, the Company had total assets of approximately $1.4 billion.



         Our Company acquires properties located primarily across the United States which it generally leases to tenants on a long-term, "triple-net" basis. This means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities and insurance. The properties may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, specialty clinics, medical office buildings and walk-in clinics, and similar types of health care-related facilities. Under triple-net leases, the tenant generally will be responsible for repairs, maintenance, property taxes, utilities and insurance. Although as of the date of this prospectus our Company has not acquired any medical office buildings, we may do so in the future and we expect leases relating to this type of property would be on a "gross" basis for a term of five to seven years. Under a gross lease, the tenant generally will be responsible for a certain capped amount of repairs, maintenance, property taxes, utilities and insurance, and the Company will be responsible for the balance. We may invest directly in such properties or indirectly through the acquisition of interests in entities which own such properties or interests therein. We expect to structure the leases to provide for payment of base annual rent with periodic increases over the terms of the leases. We may also offer mortgage financing, and, to a lesser extent, furniture, fixtures and equipment financing through secured equipment leases as loans or direct financing leases, to operators. In addition, we may, through subsidiaries, invest up to a maximum of 5% of total assets in equity interests in businesses that provide services to or are otherwise ancillary to the retirement industry. You can read the section of this Prospectus under the caption "Business" for a description of the properties we currently own, our pending investment, the types of properties that may be selected by our advisor, CNL Retirement Corp., the property selection and acquisition processes and the nature of the mortgage loans and secured equipment leases.


         We have and will continue to borrow money to acquire properties, make mortgage loans and pay certain fees and intend to encumber properties in connection with the borrowing. We may also borrow money to enter into secured equipment leases. We have obtained a line of credit and anticipate obtaining additional lines of credit. The Company anticipates that the aggregate amount of any lines of credit will be up to $125,000,000; however, the Board of Directors may increase the amount we can borrow under lines of credit. We may repay the line of credit with offering proceeds, proceeds from the sale of assets, working capital or permanent financing. The Company has also obtained permanent financing. The Board of Directors anticipates that we will obtain additional permanent financing and that the aggregate amount of that financing will not exceed 50% of our total assets. The line of credit and permanent financing are the only sources of funds for making secured equipment leases.

         Under our Articles of Incorporation, the Company will automatically terminate and dissolve on December 31, 2008, unless the shares of common stock of the Company, including the shares offered by this Prospectus, are listed on a national securities exchange or over-the-counter market before that date. If the shares are listed, the Company automatically will become a perpetual life entity. If we are not listed by December 31, 2008, we will sell our assets, distribute the net sales proceeds to stockholders and limit our activities to those related to the Company's orderly liquidation, unless the stockholders owning a majority of the shares elect to amend the Articles of Incorporation to extend the duration of the Company.


RISK FACTORS

         An investment in our Company is subject to significant risks. We summarize some of the more important risks below. A more detailed list of the risk factors is found in the "Risk Factors" section, which begins on page 13. You should read and understand all of the risk factors before making your decision to invest.


- We intend to use the proceeds from the offering to acquire additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.



- Both the number of properties that we will acquire and the diversification of our investments will be reduced to the extent that the total proceeds of the offering are less than $3.5 billion. This will leave us exposed to a potential adverse effect from an underperforming tenant or an underperforming facility type.


- We rely on the advisor, which, subject to approval by the Board of Directors, has responsibility for the management of our Company and our investments.

- The advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the advisor and affiliates will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance.


- There is currently no public trading market for the shares, and there is no assurance that one will develop. If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2008, we will sell our assets and distribute the proceeds.



- We are subject to risks arising out of government regulation of the health care industry, which may reduce the value of our investments and the amount of revenues we receive from tenants. Some of our tenants may be dependent upon government reimbursements and other tenants may be dependent on their success in attracting seniors with sufficient independent means to pay for the tenants' services.


- The Board of Directors will have significant flexibility regarding our operations, including, for example, the ability to issue additional shares and dilute stockholders' equity interests and the ability to change the compensation of the advisor and to employ and compensate affiliates. The Board of Directors can take such actions solely on its own authority and without stockholder approval.

- We may make investments that will not appreciate in value over time, such as building only properties, with the land owned by a third-party, and mortgage loans.

- If you must sell your shares, you will not be able to sell them quickly because it is not anticipated that there will be a public market for the shares in the near term, and there can be no assurance that listing will occur.

- In the future, if we do not obtain additional permanent financing, we may not be able to acquire as many properties or make as many mortgage loans or secured equipment leases as we anticipated, which could limit the diversification of our investments and our ability to achieve our investment objectives.

- In addition to general market and economic conditions, we are subject to risks arising out of government regulation of the health care industry, which may reduce the value of our investments and the amount of revenues we receive from tenants. Some of our tenants may be dependent upon government reimbursements and other tenants, to the extent that they are not dependent upon government reimbursements, may be dependent on their success in attracting senior citizens with sufficient independent means to pay for the tenants' services.


- The tenant's ability to satisfy the lease obligations depends primarily on the property's operating results. We cannot predict the amount of revenues we will receive from tenants and borrowers.


- In connection with any borrowing, we may mortgage or pledge our assets, which would put us at risk of losing the assets if we are unable to pay our debts.


- If our tenants or borrowers default, we will have less income with which to make distributions.


- The vote of stockholders owning at least a majority but less than all of the shares of common stock will bind all of the stockholders as to matters such as the amendment of the Company's governing documents. A majority of the stockholders present at a meeting at which a quorum is present may bind all of the stockholders as to the election of directors.


- Restrictions on ownership of more than 9.8% of the shares of our common stock by any single stockholder or certain related stockholders may have the effect of inhibiting a change in control of the Company, even if such a change is in the interest of a majority of the stockholders.


- We may, without the approval of a majority of the independent directors, incur debt totaling up to 300% of the value of our net assets, as defined in the glossary, including debt to make distributions to stockholders for, among other reasons, maintaining our status as a REIT. We cannot assure you that we will be able to meet our debt service obligations, including interest costs which may be substantial.


- We may not remain qualified as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, and reduce the amount of funds available for paying distributions to you as a stockholder.


- We estimate that approximately 5.15% of the proceeds from the sale of shares will be paid in fees to our advisor and its affiliates for services and as reimbursement for offering- and acquisition-related expenses incurred on our behalf. We will not have as much of the offering proceeds to invest in properties, mortgage loans and other permitted investments as a result of such payments and payments of additional fees and reimbursements to third parties. Of the proceeds from the sale of shares, we expect that approximately 88.18% of the total proceeds received in the offering will be available for investment in properties, mortgage loans and other permitted investments.



- As of the date of this Prospectus, we are subject to risks due to lack of diversification because the majority of the Company's properties are Sunrise-branded communities and all of the properties are leased to only 13 tenants, some of which are thinly capitalized.


OUR REIT STATUS

         We made an election to be taxed as a REIT beginning our taxable year ending December 31, 1999. As a REIT, we generally are not subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, as figured on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on some of our income and property and to federal income and excise taxes on our undistributed income.

OUR MANAGEMENT AND CONFLICTS OF INTEREST

         We have retained the advisor to provide us with management, acquisition, advisory and administrative services. The members of our Board of Directors oversee the management of the Company. The majority of the directors are independent of the advisor and have responsibility for reviewing its performance. The directors are elected annually to the Board of Directors by the stockholders.

         All of the executive officers and directors of the advisor also are officers or directors of the Company. The advisor has responsibility for (i) selecting the properties that we will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the property by the Company; (ii) identifying potential tenants for the properties and potential borrowers for the mortgage loans, and formulating, evaluating and negotiating the terms of each lease of a property and each mortgage loan; (iii) locating and identifying potential lessees and formulating, evaluating and negotiating the terms of each secured equipment lease; and (iv) negotiating the terms of any borrowing by the Company, including lines of credit and any long-term, permanent financing. All of the advisor's actions relating to the Company are subject to approval by the Board of Directors. The advisor also has the authority, subject to approval by a majority of the Board of Directors, including a majority of the independent directors, to select assets for sale by the Company in keeping with the Company's investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the assets being considered for sale.

         You can read the sections of this Prospectus under the captions "Management" and "The Advisor and The Advisory Agreement" for a description of the business background of the individuals responsible for the management of the Company and the advisor, as well as for a description of the services the advisor will provide.


         Some of our officers and directors, who are also officers or directors of the advisor, may experience conflicts of interest in their management of the Company. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to (i) allocation of new investments and management time and services between us and various other entities, (ii) the timing and terms of the investment in or sale of an asset, (iii) development of our properties by affiliates, (iv) investments with affiliates of the advisor, (v) compensation to the advisor, (vi) our relationship with the managing dealer, CNL Securities Corp., which is an affiliate of the Company and the advisor, and (vii) the fact that our securities and tax counsel also serves as securities and tax counsel for some of our affiliates, and our stockholders will not have separate counsel. The "Conflicts of Interest" section of this Prospectus discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.


OUR AFFILIATES

         The "Prior Performance Information" section of this Prospectus contains a narrative discussion of the public and private real estate programs sponsored by our affiliates and affiliates of the advisor in the past, including 18 public limited partnerships and two unlisted public REITs. As of December 31, 2002, these entities, which invest in properties that are leased primarily on a "triple-net" basis or leased to taxable REIT subsidiaries, but do not invest in retirement properties, had purchased, directly or indirectly, approximately 1,900 fast-food, family-style, and casual-dining restaurant properties and 56 hotel properties. Based on an analysis of the operating results of the 90 real estate limited partnerships and two unlisted public REITs in which our principals have served, individually or with others, as general partners or officers and directors, we believe that each of these entities has met, or is in the process of meeting, its principal investment objectives. Statistical data relating to certain of the public limited partnerships and the unlisted REITs are contained in Appendix B -- Prior Performance Tables.

OUR INVESTMENT OBJECTIVES


         Our Articles of Incorporation provide that the Company's primary investment objectives are to preserve, protect, and enhance our assets, while:


         -     making distributions.

         - obtaining fixed income through the receipt of base rent and payments on mortgage loans and secured equipment leases, and increasing our income (and distributions) and providing protection against inflation through automatic increases in base rent or increases in the base rent based on increases in consumer price indices over the terms of the leases.

         -     remaining qualified as a REIT for federal income tax purposes.

         - providing you with liquidity for your investment within five years after commencement of this offering, either through (i) listing our shares on a national securities exchange or over-the-counter market or (ii) if listing does not occur within five years after commencement of the offering, selling our assets and distributing the proceeds.

         You can read the sections of this Prospectus under the captions "Business -- General," "Business -- Investment of Offering Proceeds," "Business -- Site Selection and Acquisition of Properties," "Business -- Description of Property Leases" and "Investment Objectives and Policies" for a more complete description of the manner in which the structure of our business facilitates our ability to meet our investment objectives.

MANAGEMENT COMPENSATION

         We will pay the advisor, CNL Securities Corp. (which is the managing dealer for this offering), and other affiliates of the advisor compensation for services they will perform for us. We will also reimburse them for expenses they pay on our behalf. The following paragraphs summarize the more significant items of compensation and reimbursement. See "Management Compensation" for a complete description.

         OFFERING STAGE.


                  SELLING COMMISSIONS, MARKETING SUPPORT FEE, DUE DILIGENCE EXPENSE REIMBURSEMENTS AND OFFERING EXPENSES. The Company will pay the managing dealer selling commissions of up to 6.5% on all shares sold (estimated maximum of $204,750,000 if 350,000,000 shares are sold), subject to reduction under certain circumstances as described in "The Offering -- Plan of Distribution" section of this prospectus, and a marketing support fee of up to 1.5% on all shares sold (estimated maximum of $47,250,000 if 350,000,000 shares are sold). The managing dealer in turn may pass along selling commissions of up to 6% on shares sold by other soliciting dealers, and the marketing support fee it receives to soliciting dealers who are not affiliates of the Company. The Company will also reimburse bona fide due diligence expenses of the soliciting dealers that are not affiliates of the Company (estimated maximum of $1,750,000 if 350,000,000 shares are sold). The Company will also reimburse the advisor and its affiliates for actual expenses incurred on the Company's behalf in connection with the offering (estimated maximum of $15,750,000 if 350,000,000 shares are sold).


         ACQUISITION STAGE.


                  ACQUISITION FEES. The Company will pay the advisor a fee equal to 3.9% of the proceeds of this offering (estimated maximum of $131,425,000 if 350,000,000 shares are sold), subject to reduction under certain circumstances as described in "Management Compensation" section of this prospectus, for identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans. In addition, the Company will pay the advisor a fee equal to 3.9% of loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing. Acquisition fees will also be paid in connection with the development, construction or renovation of a property.



                  ACQUISITION EXPENSES. The Company will reimburse the advisor and its affiliates for actual expenses incurred on our behalf in connection with the selection and acquisition of properties, mortgage loans and other permitted investments.


         OPERATIONAL STAGE.


                  ASSET MANAGEMENT FEE. The Company will pay the advisor a monthly asset management fee of 0.05% of an amount equal to the total amount invested in properties (exclusive of acquisition fees and acquisition expenses) plus the total outstanding principal amounts of the mortgage loans, as of the end of the preceding month, for managing the properties and mortgage loans.



                  ADVISORY FEE. To the extent the acquisition fee to the advisor is reduced in the manner described in the "Management Compensation" section of this prospectus for investments by a stockholder in excess of 500,000 shares, such stockholder and any person to whom shares are transferred will be required to pay an annual 0.40% advisory fee on its shares to our advisor or its affiliates. Payment of this fee will be withheld from distributions otherwise payable to such stockholder.


                  SECURED EQUIPMENT LEASE SERVICING FEE. The Company will pay the advisor a one-time secured equipment lease servicing fee of 2% of the purchase price of the equipment that is the subject of a secured equipment lease for negotiating secured equipment leases and supervising the secured equipment lease program.

         OPERATIONAL OR LIQUIDATION STAGE.

         We will not pay the following fees until we have paid distributions to stockholders equal to the sum of an aggregate, annual, cumulative, noncompounded 8% return on their invested capital plus 100% of the stockholders' aggregate invested capital, which is what we mean when we call a fee "subordinated." In general, we calculate the stockholders' invested capital by multiplying the number of shares owned by stockholders by the offering price per share and reducing the product by the portion of all prior distributions paid to stockholders from the sale of our assets and by any amounts paid by us to repurchase shares under the redemption plan.

                  DEFERRED, SUBORDINATED REAL ESTATE DISPOSITION FEE. The Company may pay the advisor a real estate disposition fee equal to the lesser of one-half of a competitive real estate commission or 3% of the gross sales price of the property for providing substantial services in connection with the sale of any of its properties. You can read the section of this Prospectus under the caption "The Advisor and the Advisory Agreement -- The Advisory Agreement" if you want more information about real estate disposition fees that we may pay to the advisor.

                  DEFERRED, SUBORDINATED SHARE OF NET SALES PROCEEDS FROM THE SALE OF ASSETS. The Company will pay to the advisor a deferred, subordinated share of net sales proceeds from the sale of assets of the Company in an amount equal to 10% of net sales proceeds.


         The Company's obligation to pay some fees may be subject to conditions and restrictions or may change in some instances. The Company may reimburse the advisor and its affiliates for out-of-pocket expenses that they incur on behalf of the Company, subject to certain expense limitations. In addition, the Company may pay the advisor and its affiliates a subordinated incentive fee if listing of the Company's common stock on a national securities exchange or over-the-counter market other than the Pink Sheets and the OTC Bulletin Board occurs. See the section of this Prospectus entitled "Management Compensation" for a complete description.

THE OFFERING


OFFERING SIZE............................   -    Maximum -- $4,000,000,000
                                            -    $3,500,000,000 of common stock
                                                 to be offered to investors
                                                 meeting certain suitability
                                                 standards and up to
                                                 $500,000,000 of common stock
                                                 available to investors who
                                                 purchased their shares in this
                                                 offering or one of the prior
                                                 offerings and who choose to
                                                 participate in our reinvestment
                                                 plan. The sale of approximately
                                                 187,000,000 of the 400,000,000
                                                 shares is subject to the
                                                 stockholders approving an
                                                 increase in the number of
                                                 authorized shares of the
                                                 Company. You can read the
                                                 section of the Prospectus under
                                                 the caption "Summary of the
                                                 Articles of Incorporation and
                                                 Bylaws-- Description of Capital
                                                 Stock" for a description of
                                                 authorized shares. Until such
                                                 time, if any, as the
                                                 stockholders approve an
                                                 increase in the number of
                                                 authorized shares, this
                                                 offering will be limited to
                                                 approximately 213,000,000
                                                 shares, up to 25,000,000 of
                                                 which will be available to
                                                 stockholders purchasing
                                                 pursuant to the reinvestment
                                                 plan.



MINIMUM INVESTMENTS......................   -    Individuals -- $2,500 --
                                                 Additional shares may be
                                                 purchased in ten dollar
                                                 increments.


                                            -    IRA, Keogh and other qualified
                                                 plans -- $1,000 -- Additional
                                                 shares may be purchased in ten
                                                 dollar increments.


                                                 (Note: The amounts apply to
                                                 most potential investors, but
                                                 minimum investments may vary
                                                 from state to state. Please see
                                                 "The Offering" section, which
                                                 begins on page 156).



SUITABILITY STANDARDS....................   -    Net worth (not including home,
                                                 furnishings and personal
                                                 automobiles) of at least
                                                 $45,000 and annual gross income
                                                 of at least $45,000; or


                                            -    Net worth (not including home,
                                                 furnishings and personal
                                                 automobiles) of at least
                                                 $150,000. (Note: Suitability
                                                 standards may vary from state
                                                 to state. Please see the
                                                 "Suitability Standards and How
                                                 to Subscribe" section, which
                                                 begins on page 26).


DURATION AND LISTING.....................   Anticipated to be within five years
                                            from the commencement of this
                                            offering, if market conditions are
                                            favorable. If the shares are listed
                                            on a national securities exchange or
                                            over-the-counter market, our Company
                                            will become a perpetual life entity.



DISTRIBUTION POLICY......................   Consistent with our objective of
                                            qualifying as a REIT, we expect to
                                            continue to pay quarterly
                                            distributions and distribute at
                                            least 90% of our REIT taxable
                                            income.



OUR ADVISOR..............................   CNL Retirement Corp. will administer
                                            the day-to-day operations of our
                                            Company and select our Company's
                                            real estate investments, mortgage
                                            loans, secured equipment leases and
                                            other permitted investments, subject
                                            to the approval of our directors.



ESTIMATED USE OF PROCEEDS................   Approximately 88.18% of the offering
                                            proceeds will be available to
                                            acquire properties and make mortgage
                                            loans and other permitted
                                            investments. The balance will be
                                            used to pay fees and expenses in
                                            connection with the offering.



OUR REINVESTMENT PLAN....................   We have adopted a reinvestment plan
                                            which will allow some stockholders
                                            to have the full amount of their
                                            distributions reinvested in
                                            additional shares that may be
                                            available. We have registered
                                            50,000,000 shares of our common
                                            stock for this purpose. See the
                                            "Summary of Reinvestment Plan" and
                                            the "Federal Income Tax
                                            Considerations -- Taxation of
                                            Stockholders" sections and the Form
                                            of Reinvestment Plan accompanying
                                            this Prospectus as Appendix A for
                                            more specific information about the
                                            reinvestment plan.

                                  RISK FACTORS

         An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences and who are able to bear the risk of loss of their investment. You should consider the following risks in addition to other information set forth elsewhere in this Prospectus before making your investment decision.

         We also caution you that this Prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth below, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

OFFERING-RELATED RISKS

         THIS IS AN UNSPECIFIED PROPERTY OFFERING.


                  You cannot evaluate properties that we have not yet acquired or identified for acquisition. We have established certain criteria for evaluating particular properties and the tenants and operators of the properties in which we may invest. We have not set fixed minimum standards relating to creditworthiness of tenants and therefore the Board of Directors has flexibility in assessing potential tenants. As of December 1, 2003, we have acquired, directly or indirectly, 119 retirement properties, and have entered into commitments to acquire one additional property. The acquisition of the property is subject to the fulfillment of certain conditions and there can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that the property will be acquired by the Company. You can read the sections of this Prospectus under the captions "Business -- Property Acquisitions" and "Business -- Pending Investment" for a description of these properties. Accordingly, this is an unspecified property offering, and as a prospective investor, you have no information to assist you in evaluating the merits of any additional properties to be purchased or developed by the Company. In addition, the Board of Directors may approve future equity offerings or obtain additional financing, the proceeds of which may be invested in additional properties; therefore, you will not have an opportunity to evaluate all of the properties that will be in our portfolio. You can read the sections of this Prospectus under the captions "Business -- General," "Business -- Investment of Offering Proceeds," and "Business -- Standards for Investment in Properties" if you want more information about the types of properties in which we plan to invest and our criteria for evaluating properties.


                  We cannot assure you that we will obtain suitable investments. We cannot be sure that we will be successful in obtaining suitable investments on financially attractive terms or that, if we make investments, our objectives will be achieved. If we are unable to find suitable investments, our financial condition and ability to pay distributions could be adversely affected.

                  The managing dealer has not made an independent review of the Company or the Prospectus. The managing dealer, CNL Securities Corp., is an affiliate of the Company and will not make an independent review of the Company or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering.

                  You will have no opportunity to evaluate procedures for resolving conflicts of interest. The advisor or its affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to one or more programs sponsored by CNL. We have adopted guidelines to minimize such conflicts which you can review in the section of this Prospectus captioned "Conflicts of Interest -- Competition to Acquire Properties and Invest in Mortgage Loans." You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved.


                  You cannot evaluate secured equipment leases in which we have not yet entered or that we have not yet identified. We have not yet made any arrangements to enter into a secured equipment lease. Therefore, you will not have any information with which to evaluate any individual secured equipment lease or the secured equipment lease program in general. We cannot assure you that we will be successful in choosing suitable operators who will fulfill their obligations under secured equipment leases or that we will be able to negotiate secured equipment leases on favorable terms.


         THERE MAY BE DELAYS IN INVESTING THE PROCEEDS OF THIS OFFERING. We may delay investing the proceeds of this offering for up to the later of two years from the commencement of this offering or one year after termination of the offering; although, we expect to invest substantially all net offering proceeds by the end of that period. The net offering proceeds from each of our first three public offerings were invested within such time period. The "Prior Performance Information" section provides a summary description of the investment experience of affiliates of the advisor in prior CNL programs, but you should be aware that previous experience is not necessarily indicative of the rate at which the proceeds of this offering will be invested and that this offering is substantially larger than our previous offerings.

         We may delay investing the proceeds from this offering, and therefore delay the receipt of any returns from such investments, due to the inability of the advisor to find suitable properties or mortgage loans for investment. Until we invest in properties or make mortgage loans, our investment returns on offering proceeds will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. We expect these rates of return, which affect the amount of cash available to make distributions to stockholders, to be lower than we would receive for property investments or mortgage loans. Further, if we are required to invest any funds in properties and mortgage loans and we have not done so or reserved those funds for Company purposes within the later of two years from the initial date of this Prospectus, or one year after the termination of this offering, we will distribute the remaining funds, including accrued interest which has not been previously distributed, pro rata to the persons who are stockholders of the Company at that time.

         THE SALE OF SHARES BY STOCKHOLDERS COULD BE DIFFICULT. Currently there is no public market for the shares, so stockholders may not be able to sell their shares promptly at a desired price. Therefore, you should consider purchasing the shares as a long-term investment only. We do not know if we will ever apply to list our shares on a national securities exchange or over-the-counter market, or, if we do apply for listing, when such application would be made or whether it would be accepted. If our shares are listed, we cannot assure you a public trading market will develop. In any event, the Articles of Incorporation provide that we will not apply for listing before the completion or termination of this offering. We cannot assure you that the price you would receive in a sale on a national securities exchange or over-the-counter market would be representative of the value of the assets we own or that it would equal or exceed the amount you paid for the shares.

COMPANY-RELATED RISKS

         WE ARE DEPENDENT ON THE ADVISOR. The advisor, subject to approval by the Board of Directors, is responsible for our daily management, including all acquisitions, dispositions and financings. The Board of Directors may fire the advisor, with or without cause, but only subject to payment and release of the advisor from all guarantees and other obligations incurred as advisor, which are referenced in the "Management Compensation" section of this Prospectus. We cannot be sure that the advisor will achieve our objectives or that the Board of Directors will be able to act quickly to remove the advisor if it deems removal necessary. As a result, it is possible that we would be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our objectives.

         WE WILL BE SUBJECT TO CONFLICTS OF INTEREST.

         We will be subject to conflicts of interest arising out of our relationships with the advisor and its affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section provides a further discussion of the conflicts of interest between us and the advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

                  We will experience competition for properties. The advisor or its affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to us. The selection of properties to be transferred by the advisor to us may be subject to conflicts of interest. We cannot be sure that the advisor will act in our best interests when deciding whether to allocate any particular property to us. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.


                  We will pay substantial fees to affiliates. We estimate that approximately 5.15% of the proceeds from the sale of shares will be paid in fees to our advisor and its affiliates for services and as reimbursement for offering- and acquisition-related expenses incurred on our behalf. We will not have as much of the offering proceeds to invest in properties, mortgage loans and other permitted investments as a result of such payments and payments of additional fees and reimbursements to third parties. Of the proceeds from the sale of shares, we expect that approximately 88.18% of the total proceeds received in the offering will be available for investment in properties, mortgage loans and other permitted investments.


                  There will be competing demands on our officers and directors. Our directors and some of our officers, and the directors and some of the officers of the advisor have management responsibilities for other companies, including companies that may in the future invest in some of the same types of assets in which we may invest. For this reason, these officers and directors will share their management time and services among those companies and us, will not devote all of their attention to us and could take actions that are more favorable to the other companies than to us.

                  The timing of sales and acquisitions may favor the advisor. The advisor may immediately realize substantial commissions, fees and other compensation as a result of any investment in or sale of an asset by us. Our Board of Directors must approve any investments and sales, but the advisor's recommendation to the Board may be influenced by the impact of the transaction on the advisor's compensation. The agreements between us and the advisor were not the result of arm's-length negotiations. As a result, the advisor may not always act in the Company's best interests, which could adversely affect our results of operations.

                  Our properties may be developed by affiliates. Properties that we acquire may require development prior to use by a tenant. Our affiliates may serve as developer and if so, the affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The Board of Directors, including the independent directors, must approve employing an affiliate of ours to serve as a developer. There is a risk, however, that we would acquire properties that require development so that an affiliate would receive the development fee.


                  We may invest with affiliates of the advisor. We may invest in joint ventures with other programs sponsored by the advisor or its affiliates. The Board of Directors, including the independent directors, must approve the transaction, but the advisor's recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us. Further, because these transactions are, and other transactions we enter into may be, with affiliates, they may not be at arm's length. Had they been at arm's length, the terms of such transactions may have been different and may have been more beneficial to us.


                  Affiliates of the advisor have a financial interest in certain tenants. For properties that we lease to tenants in which affiliates of the advisor have financial or other interests, we are less likely to evict the tenant for defaulting under the lease. Minor defaults may continue for some time before the advisor or Board of Directors, including the independent directors, resolves to evict the tenant, and the advisor's recommendation may be more beneficial to other entities than to the Company.

                  There is no separate counsel for the Company, our affiliates and investors. We may have interests that conflict with yours and those of our affiliates, but none of us has the benefit of separate counsel.

REAL ESTATE AND OTHER INVESTMENT RISKS


         POSSIBLE LACK OF DIVERSIFICATION INCREASES THE RISK OF INVESTMENT. There is no limit on the number of properties of a particular brand or facility type which we may acquire, and we are not obligated to invest in more than one type of facility. The Board of Directors, however, including a majority of the independent directors, will review our properties and potential investments in terms of geographic, brand, facility type or tenant and operator diversification. As of December 1, 2003, the majority of the Company's Properties were either assisted living facilities or assisted living facilities with units for residents with Alzheimer's and related memory disorders. The Company's 92 properties owned as of September 30, 2003, excluding one parcel of land on which a retirement facility is expected to be constructed, are leased to 12 tenants, five of which contributed between 10% and 21% (an aggregate of 67.8%) of total rental income for the nine months ended September 30, 2003. As of December 1, 2003, the majority of the Company's properties were Sunrise-branded properties and Sunrise Senior Living Services, Inc. was the operator of 93 of the Company's 119 properties. Additionally, five Properties owned by the Company as of December 1, 2003 are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise. Upon completion of each development, the Property will be operated by Sunrise Senior Living Services, Inc. Also, the property for which the Company had an initial commitment to acquire as of December 1, 2003, is expected to be operated by Sunrise Senior Living Services, Inc. Because of this concentration, there is a risk that any adverse developments affecting the tenants or Sunrise Senior Living Services, Inc. could materially adversely affect our revenues (thereby affecting our ability to make distributions to stockholders). Although the Company's 119 properties are located in 27 states, 9.2% of the properties are located in New Jersey, 8.4% of the properties are located in California and 7.6% of the properties are located in Florida. Depending on the purchase price of each additional property, we may not be able to achieve diversification by tenant, operator, facility type or geographic location. Lack of diversification increases the potential adverse effect on us of a single underperforming tenant, an underperforming facility type or a depressed geographic region.



         Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of further funds at our disposal. To the extent our assets are geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions. We do not know whether we will sell all of the shares being offered by this prospectus. If we do not, it is possible that we will not have the funds necessary to further diversify our investments or achieve the highest possible return on our investments.



         MULTIPLE PROPERTY LEASES OR MORTGAGE LOANS WITH INDIVIDUAL TENANTS OR BORROWERS INCREASE OUR RISKS. The value of our properties will depend principally upon the value of the leases of the properties. Minor defaults by a tenant or borrower may continue for some time before the advisor or Board of Directors determines that it is in our interest to evict the tenant or foreclose on the property of the borrower. Tenants may lease more than one property, and borrowers may enter into more than one mortgage loan. As a result, a default by or the financial failure of a tenant or borrower could cause more than one property to become vacant or more than one loan to become nonperforming in some circumstances. Vacancies would reduce our cash receipts and could decrease the properties' resale value until we are able to re-lease the affected properties.



         WE MAY RELY ON CREDIT ENHANCEMENTS TO OUR LEASES FOR MINIMUM RENT PAYMENTS. Our leases may have credit enhancement provisions, such as guarantees or shortfall reserves provided by a third-party tenant or operator. These credit enhancement provisions may terminate at either a specific time during the lease term or once net operating income of the property exceeds a specified amount. These provisions may also have limits on the overall amount of the credit enhancement. After the termination of a credit enhancement, or in the event that the maximum limit of a credit enhancement is reached, we may only look to the tenant to make lease payments. In the event that a credit enhancement has expired or the maximum limit has been reached, or in the event that a provider of a credit enhancement is unable to meet its obligations, our results of operations could be adversely affected if our properties are unable to generate sufficient funds from operations to meet minimum rent payments and the tenants do not otherwise have the resources to make the rent payments. In addition, as of the date of this prospectus, the majority of the tenants of our Properties are thinly-capitalized.


         WE DO NOT HAVE CONTROL OVER MARKET AND BUSINESS CONDITIONS. Changes in general or local economic or market conditions, increased costs of energy, insurance, and/or products, increased costs and shortages of labor, competitive factors, fuel shortages, quality of management, the ability of an operator or tenant to fulfill its obligations, limited alternative uses for the building, changing consumer habits, condemnation or uninsured losses, changing demographics, changing government regulations, inability to remodel outmoded buildings as required by the franchise or lease agreement, voluntary termination by a tenant of its obligations under a lease, bankruptcy of a tenant or borrower, and other factors beyond our control may reduce the value of properties that we currently own or those that we acquire in the future, the ability of tenants to pay rent on a timely basis, the amount of the rent and the ability of borrowers to make mortgage loan payments on time. If tenants are unable to make lease payments or borrowers are unable to make mortgage loan payments as a result of any of these factors, cash available to make distributions to our stockholders may be reduced.

         ADVERSE TRENDS IN THE HEALTH CARE AND SENIORS' HOUSING INDUSTRY MAY IMPACT OUR PROPERTIES. The success of our properties will depend largely on the property operators' ability to adapt to dominant trends in the health care and seniors' housing industry, including greater competitive pressures, increased consolidation, industry overbuilding, increased regulation and reform, changing demographics, availability of labor, price levels and general economic conditions. The "Business -- General" section includes a description of the size and nature of the health care and seniors' housing industry and current trends in this industry. If operators of our properties are unable to adapt to dominant trends in the health care and seniors' housing industry, our income and funds available for distribution could be adversely impacted.

         RETIREMENT FACILITIES AND OTHER HEALTH CARE-RELATED FACILITIES.


                  Some of our tenants and borrowers must attract senior citizens with ability to pay. Some of the properties which we intend to own or finance, in particular, assisted living and independent living facilities, depend on their ability to attract senior citizens with the ability to pay for the services they receive. While a portion of the fees payable by residents of retirement facilities may be reimbursed by government and private payors, many are substantially dependent on the ability of the residents and their families to pay directly. In addition, some payors, such as Medicare, limit the number of days for which payment will be made in some settings, such as skilled nursing facilities, and all payors limit the types of services for which payment will be made and/or the amount paid for each particular service. Inflation or other circumstances could affect the ability of residents to continue to pay for the services they receive. Although we do not anticipate that base lease and mortgage loan payments will be linked to the fees or rates received by the operators, certain leases and mortgage loans may provide that we will receive a percentage of the fees or rates charged by the operator to residents. If residents of retirement facilities are unable to pay fees owed to the facilities' operators, the tenants could be adversely affected and may be unable to make base lease and loan payments. This could have a material adverse impact on the amount of lease and loan payments we receive in excess of base amounts.

                  Failure to comply with government regulations could negatively affect our tenants and borrowers. The health care industry is highly regulated by federal, state and local licensing requirements, facility inspections, reimbursement policies, regulations concerning capital and other expenditures, certification requirements and other laws, regulations and rules. The failure of any tenant, operator or borrower to comply with such laws, requirements and regulations could affect a tenant's, operator's or borrower's ability to operate the retirement facilities that we own or finance. Health care operators are subject to federal and state laws and regulations that govern financial and other arrangements between health care providers. These laws prohibit certain direct and indirect payments or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products and services. They also require compliance with a variety of safety, health, staffing and other requirements relating to the design and conditions of the licensed facility and quality of care provided. These regulations may also enable the regulatory agency to place liens on the property which may be senior to our secured position. Possible sanctions for violation of these laws and regulations include loss of licensure or certification, the imposition of civil monetary and criminal penalties, and potential exclusion from the Medicare and Medicaid programs.

         Because this area of the law currently is subject to intense scrutiny, additional laws and regulations may be enacted or adopted that could require changes in the design of the properties and certain operations of our tenants, operators and borrowers. For example, a tenant's or operator's loss of licensure or Medicare/Medicaid certification could result in our having to obtain another tenant or operator for the affected property. In addition, a tenant or operator may be required to make significant modifications to the property and may not have the financial ability to do so. We cannot assure you that we could contract with another tenant or operator on a timely basis or on acceptable terms. Our failure to do so could have an adverse effect on our financial condition or results of operations.

                  Our properties may not be readily adaptable to other uses. We anticipate that some of the properties in which we will invest may be special purpose properties that could not be readily converted into general residential, retail or office use. Transfers of operations of retirement facilities often are subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate. Therefore, if the operation of any of our properties becomes unprofitable for its tenant or operator due to competition, age of improvements or other factors such that the tenant becomes unable to meet its obligations under the lease, the liquidation value of the property may be substantially less than would be the case if the property were readily adaptable to other uses. The receipt of liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of the property. Should any of these events occur, our income and funds available for distribution could be reduced.


                  Our tenants and borrowers may rely on government reimbursement. Our tenants and borrowers, particularly those operating skilled nursing facilities, may derive a significant portion of their revenues from governmentally funded programs, such as Medicaid and Medicare. Although, we do not anticipate that lease and mortgage loan payments will be linked to the level of government reimbursement received by the operators, to the extent that changes in government funding programs adversely affect the operators or the revenues received by those operators, such changes could adversely affect the ability of the tenants to make lease and loan payments to us and/or the amount of such payments if and to the extent they are based on gross revenues. Failure of the tenants and borrowers to make their lease and loan payments, and/or reductions in such payments, would have a direct and material adverse effect on our operations.


         Medicaid, which is a medical assistance program for persons with few assets and minimal income operated by individual states with the financial participation of the federal government, provides a significant source of revenue for skilled nursing facilities. The method of reimbursement under Medicaid varies from state to state, but is typically based on per diem or per diagnosis rates. The Medicaid program is subject to change and is affected by state and federal budget shortfalls and funding restrictions which may materially decrease rates of payment or delay payment. We cannot assure you that Medicaid payments will remain constant or be sufficient to cover costs allocable to Medicaid patients. While Medicare, the federal health program for the aged and some chronically disabled individuals, is not anticipated to be a major source of revenue for the types of retirement facilities in which we expect to invest or make mortgage loans, we have reserved the right to invest in or make mortgage loans to other types of retirement facilities that are substantially dependent on Medicare funding. Like the Medicaid program, the Medicare program is highly regulated and subject to frequent and substantial changes, many of which may result in reduced levels of payment for a substantial portion of health care services. In addition to pressures from providers of government reimbursement, we may experience pressures from private payors attempting to control health care costs, and reimbursement from private payors eventually may decrease to levels approaching those of government payors.

                  Cost control and other health care reform measures may reduce reimbursements to our tenants and borrowers. The health care industry is facing various challenges, including increased government and private payor pressure on health care providers to control costs and the vertical and horizontal consolidation of health care providers. The pressure to control health care costs has intensified in recent years as a result of the national health care reform debate and has continued as Congress attempts to slow the rate of growth of federal health care expenditures as part of its effort to balance the federal budget. Similar debates are ongoing at the state level in many states. We believe that government and private efforts to contain and reduce health care costs will continue. These trends are likely to lead to reduced or slower growth in reimbursement for services provided by some of our tenants and borrowers. We cannot predict whether governmental reforms will be adopted and, if adopted, whether the implementation of these reforms will have a material adverse effect on our financial condition or results of operations.

                  Certificate of Need laws may impose investment barriers for us. Some states regulate the supply of some types of retirement facilities, such as skilled nursing facilities, through Certificate of Need laws. A Certificate of Need typically is a written statement issued by a state regulatory agency evidencing a community's need for a new, converted, expanded or otherwise significantly modified retirement facility or service which is regulated pursuant to the state's statutes. These restrictions may create barriers to entry or expansion and may limit the availability of properties for our acquisition or development. In addition, we may invest in properties which cannot be replaced if they become obsolete unless such replacement is approved or exempt under a Certificate of Need law.

                  Privacy, administrative simplification and other health care provider laws. The health care industry has come under pressure to maintain confidentiality of patients medical records and to simplify the administrative paperwork by following standard transaction and transmission requirements.

         Under the Health Insurance Portability and Accountability Act (HIPAA) of 1996, the U.S. Department of Health and Human Service (HHS) published the Standards for Privacy of Individually Identifiable Information Final Rule in December 2000. Some of our tenants may be categorized as health care providers and/or operators of facilities and must comply with those rules. In addition, health care providers who submit electronic claims to Medicare must comply with HHS's rules promulgated under HIPAA's administrative simplification provisions governing standard transaction and transmission regulations. In addition, this law permits states to enact more stringent requirements that protect the privacy of medical records. We cannot predict or assess whether there may be broader laws or rules enacted or what final costs and requirements will be imposed upon our tenants.


         OUR LEASES WITH TENANTS OF MEDICAL OFFICE BUILDINGS MAY PRESENT GREATER RISK BECAUSE THEY ARE EXPECTED TO BE GROSS LEASES WITH FIVE TO SEVEN YEAR TERMS. With respect to acquisitions of medical office buildings, we generally expect to enter into generally five to seven year gross leases. Because the tenant generally will be responsible for a certain capped amount of the repairs, maintenance, property taxes, utilities and insurance and we will be responsible for the balance, our results of operations could be affected if the balance of these expenses is large. In addition, we may have difficulty obtaining a new tenant upon the expiration of each short-term lease, and our results of operations could be negatively impacted if we failed to do so within a short time period.



         WE WILL NOT CONTROL THE MANAGEMENT OF OUR PROPERTIES. Our tenants will be responsible for maintenance and other day-to-day management of the properties either directly or by entering into operating agreements with third-party operators. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party tenants or operators that we do not control to operate the properties successfully. The tenant's ability to satisfy the lease obligations depends primarily on the property's operating results. We intend to enter into leasing agreements with tenants having substantial prior experience in the operation of retirement facilities or medical office buildings and walk-in clinics or who contract with third-party operators having the same qualifications. However, we may enter into leasing agreements with newly-formed tenants that have limited experience but whose principals and officers have substantial experience in the operation of retirement facilities or medical office buildings and walk-in clinics. If our tenants or third-party operators are unable to operate the properties successfully, they may not be able to pay their rent, which could adversely affect our financial condition.


         WE MAY NOT CONTROL THE JOINT VENTURES IN WHICH WE ENTER. Our independent directors must approve all joint venture or general partnership arrangements in which we enter. Subject to that approval, we may enter into a joint venture with an unaffiliated party to purchase a property, and the joint venture or general partnership agreement relating to that joint venture or partnership may provide that we will share management control of the joint venture with the unaffiliated party. In the event the joint venture or general partnership agreement provides that we will have sole management control of the joint venture, the agreement may be ineffective as to a third party who has no notice of the agreement, and we therefore may be unable to control fully the activities of the joint venture. If we enter into a joint venture with another program sponsored by an affiliate, we do not anticipate that we will have sole management control of the joint venture.

         JOINT VENTURE PARTNERS MAY HAVE DIFFERENT INTERESTS THAN WE HAVE. Investments in joint ventures involve the risk that our co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with our interests or goals, that the co-venturer may be in a position to take action contrary to our instructions, requests, policies or objectives, or that the co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences. If we do not have full control over a joint venture, the value of our investment will be affected to some extent by a third party that may have different goals and capabilities than ours. As a result, joint ownership of investments may adversely affect our returns on the investments and, therefore, cash available for distributions to our stockholders may be reduced.

         IT MAY BE DIFFICULT FOR US TO EXIT A JOINT VENTURE AFTER AN IMPASSE. In our joint ventures, there will be a potential risk of impasse in some joint venture decisions since our approval and the approval of each co-venturer will be required for some decisions. In any joint venture with an affiliated program, however, we may have the right to buy the other co-venturer's interest or to sell our own interest on specified terms and conditions in the event of an impasse regarding a sale. In the event of an impasse, it is possible that neither party will have the funds necessary to complete the buy-out. In addition, we may experience difficulty in locating a third-party purchaser for our joint venture interest and in obtaining a favorable sale price for the interest. As a result, it is possible that we may not be able to exit the relationship if an impasse develops. You can read the section of this Prospectus under the caption "Business -- Joint Venture Arrangements" if you want more information about the terms that our joint venture arrangements are likely to include.

         WE MAY NOT HAVE CONTROL OVER PROPERTIES UNDER CONSTRUCTION. We intend to acquire sites on which a property that we will own will be built, as well as sites which have existing properties (including properties which require renovation). If we acquire a property for development or renovation, we may be subject to risks in connection with a developer's ability to control construction costs and the timing of completion of construction or a developer's ability to build in conformity with plans, specifications and timetables. Our agreements with a developer will provide safeguards designed to minimize these risks. In the event of a default by a developer, we generally will have the right to require the tenant to purchase the property that is under development at a pre-established price designed to reimburse us for all acquisition and development costs. We cannot be sure, however, that the tenants will have sufficient funds to fulfill their obligations under these agreements. You can read the section of this Prospectus under the caption "Business -- Site Selection and Acquisition of Properties" if you want more information about property development and renovation.

         WE WILL HAVE NO ECONOMIC INTEREST IN GROUND LEASE PROPERTIES. If we invest in ground lease properties, we will not own, or have a leasehold interest in, the underlying land, unless we enter into an assignment or other agreement. Therefore, with respect to ground lease properties, the Company will have no economic interest in the land or building at the expiration of the lease on the underlying land; although, we generally will retain partial ownership of, and will have the right to remove any equipment that we may own in the building. As a result, though we will share in the income stream derived from the lease, we will not share in any increase in value of the land associated with any ground lease property.


         IT MAY BE DIFFICULT TO RE-LEASE OUR PROPERTIES. If a tenant vacates a property, we may be unable either to re-lease the property for the rent due under the prior lease or to re-lease the property without incurring additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs) due from, a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates may reduce cash available to make distributions to our stockholders.

         WE CANNOT CONTROL THE SALE OF SOME PROPERTIES. We expect to give some tenants the right, but not the obligation, to purchase their properties from us beginning a specified number of years after the date of the lease. The leases also generally will provide the tenant with a right of first refusal on any proposed sale provisions. These policies may lessen the ability of the advisor and the Board of Directors to freely control the sale of the property. See "Business -- Description of Property Leases -- Right of Tenant to Purchase."

         THE LIQUIDATION OF OUR ASSETS MAY BE DELAYED. If our shares are not listed on a national securities exchange or over-the-counter market by December 31, 2008, we are obligated under our Articles of Incorporation to sell our assets and distribute the net sales proceeds to stockholders, and we will engage only in activities related to our orderly liquidation, unless our stockholders elect otherwise. Neither the advisor nor the Board of Directors may be able to control the timing of the sale of our assets due to market conditions, and we cannot assure you that we will be able to sell our assets so as to return our stockholders' aggregate invested capital, to generate a profit for the stockholders or to fully satisfy our debt obligations. Because a portion of the offering price from the sale of shares is used by the Company to pay expenses and fees and the full offering price is not invested in properties, we will only return all of our stockholders' invested capital if we sell the properties for a sufficient amount in excess of their original purchase price. If we take a purchase money obligation in partial payment of the sales price of a property, we will realize the proceeds of the sale over a period of years. Further, any intended liquidation of our Company may be delayed beyond the time of the sale of all of the properties until all mortgage loans and secured equipment leases expire or are sold, because any mortgage loans into which we enter are likely to have terms of 10 to 20 years and secured equipment leases are likely to have terms of seven years, and those obligations may not expire before all of the properties are sold.

         RISKS OF MORTGAGE LENDING.

                  Our mortgage loans may be impacted by unfavorable real estate market conditions. If we make mortgage loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

                  Our mortgage loans will be subject to interest rate fluctuations. If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans will yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we will not be able to make new loans at the previously higher interest rate.

                  Delays in liquidating defaulted mortgage loans could reduce our investment returns. If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a mortgaged property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

                  Returns on our mortgage loans may be limited by regulations. The mortgage loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make mortgage loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make mortgage loans in several jurisdictions, it could reduce the amount of income we would receive.

         RISKS OF SECURED EQUIPMENT LEASING.

                  Our collateral may be inadequate to secure leases. In the event that a lessee defaults on a secured equipment lease, we may not be able to sell the subject equipment at a price that would enable us to recover our costs associated with the equipment. If we cannot recover our costs, it could affect our results of operations.

                  Returns on our secured equipment leases may be limited by regulations. The secured equipment lease program may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to operate the secured equipment lease program in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to operate the secured equipment lease program in several jurisdictions, it could reduce the amount of income we would receive.

                  The section of this Prospectus captioned "Risk Factors -- Tax Risks" discusses certain federal income tax risks associated with the secured equipment lease program.

         OUR PROPERTIES MAY BE SUBJECT TO ENVIRONMENTAL LIABILITIES. Under various federal and state environmental laws and regulations, as an owner or operator of real estate, we may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at our properties. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contaminations at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. At certain properties, such as skilled nursing facilities, medical office buildings and walk-in clinics, some environmental and bio-medical hazardous wastes and products will be used and generated in the course of normal operations of the facility. While the leases will provide that the tenant is solely responsible for any environmental hazards created during the term of the lease, we or an operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination coming from the site.

         All of our properties will be acquired subject to satisfactory Phase I environmental assessments, which generally involve the inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other media or conditions; or satisfactory Phase II environmental assessments, which generally involve the testing of soil, groundwater or other media and conditions. The Board of Directors and the advisor may determine that we will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that (i) the seller, tenant or operator has
(a) agreed in writing to indemnify us and/or (b) established in escrow cash funds equal to a predetermined amount greater than the estimated costs to remediate the problem; or (ii) the Company has negotiated other comparable arrangements, including but not limited to a reduction in the purchase price. We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities have been identified or that no prior owner, operator or current occupant has created an environmental condition not known to us. Moreover, we cannot be sure that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of our properties will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. Environmental liabilities that we may incur could have an adverse effect on our financial condition or results of operations.

FINANCING RISKS


         WE HAVE OBTAINED LONG-TERM FINANCING AND MAY REQUIRE ADDITIONAL FINANCING IN THE FUTURE. We have obtained long-term financing with regard to some of our properties; however, we cannot be sure that we will be able to obtain future long-term financing on satisfactory terms. If we do not obtain additional long-term financing in the future, we may not be able to acquire as many properties or make as many loans and leases as we anticipated, which could limit the further diversification of our investments and our ability to achieve our investment objectives.



         ANTICIPATED BORROWING CREATES RISKS. We may borrow money to acquire assets, to preserve our status as a REIT or for any other authorized corporate purposes. We may mortgage or put a lien on one or more of our assets in connection with any borrowing. The Company anticipates that we will obtain one or more revolving lines of credit up to $125,000,000 to provide financing for the acquisition of assets, although the Board of Directors could determine to borrow a greater amount. On March 17, 2003, the Company obtained a two-year, $85,000,000 revolving line of credit that may be amended to allow the line of credit to be increased by $40,000,000. We may repay the line of credit using equity offering proceeds, including proceeds from this offering, proceeds from the sale of assets, working capital or permanent financing. Initially, we expect to repay any amounts borrowed under the line of credit as we receive additional offering proceeds. If we do not receive enough offering proceeds to repay the amounts due under the line of credit, we will need to seek additional equity or debt financing. We may also obtain additional long-term, permanent financing. We may not borrow more than 300% of our net assets. As of December 1, 2003, $20 million was outstanding on the line of credit and the Company had obtained permanent financing totaling approximately $276 million. In addition, the Company had assumed approximately $88,500,000 in life care bonds payable to certain residents of two of the Company's properties. Borrowing may be risky if the cash flow from our real estate and other investments is insufficient to meet our debt obligations. In addition, our lenders may seek to impose restrictions on future borrowings, distributions and operating policies. If we mortgage or pledge assets as collateral and we cannot meet our debt obligations, the lender could take the collateral, and we would lose both the asset and the income we were deriving from it. We are not limited on the amount of assets we may use as security for the repayment of indebtedness. See "Business -- Borrowing" for a description of the line of credit and permanent financing the Company has obtained as of December 1, 2003.



         WE CAN BORROW MONEY TO MAKE DISTRIBUTIONS. We may borrow money as necessary or advisable to make distributions, including, but not limited to, distributions for the purpose of the maintenance of our qualification as a REIT for federal income tax purposes, or for any other authorized corporate purpose. In such an event, it is possible that we could make distributions in excess of our earnings and profits and, accordingly, that the distributions could constitute a return of capital for federal income tax purposes, although such distributions would not reduce stockholders' aggregate invested capital.


MISCELLANEOUS RISKS

         OUR PROPERTIES MAY BE UNABLE TO COMPETE SUCCESSFULLY. We anticipate that we will compete with other REITs, real estate partnerships, health care providers and other investors, including, but not limited to, banks and insurance companies, many of which will have greater financial resources, in the acquisition, leasing and financing of properties. We may also compete with affiliates for mortgage loans and borrowers. Further, non-profit entities are particularly attracted to investments in retirement facilities because of their ability to finance acquisitions through the issuance of tax-exempt bonds, providing non-profit entities with a relatively lower cost of capital as compared to for-profit purchasers. In addition, in some states, retirement facilities owned by non-profit entities are exempt from taxes on real property. We cannot be sure we will be able to identify suitable investments or that we will be able to consummate investments on commercially reasonable terms.

         In addition, the health care industry is highly competitive, and we anticipate that any property we acquire will compete with other facilities in the vicinity. We cannot assure you that our tenants will be able to compete effectively in any market that they enter. Our tenants' inability to compete successfully would have a negative impact on our financial condition and results of operations. In addition, due to the highly competitive environment, it is possible that the markets in which we acquire properties will be subject to over-building.

         INFLATION COULD ADVERSELY AFFECT OUR INVESTMENT RETURNS. Inflation may decrease the value of some of our investments. For example, a substantial rise in inflation over the term of an investment in mortgage loans and secured equipment leases may reduce the actual return on those investments, if they do not otherwise provide for adjustments based upon inflation. Inflation could also reduce the value of our investments in properties if the inflation rate is high enough that percentage rent and automatic increases in base rent do not keep up with inflation.


         WE MAY NOT HAVE ADEQUATE INSURANCE. An uninsured loss or a loss in excess of insured limits could have a material adverse impact on our operating results and cash flows and returns to the stockholders could be reduced. The section entitled "Business -- Description of Property Leases -- Insurance, Taxes, Maintenance and Repairs" describes the types of insurance that the leases of the properties will require the tenant to obtain. Certain types of losses, such as from terrorist attacks, however, may be either uninsurable, too difficult to obtain or too expensive to justify insuring against. Furthermore, an insurance provider could elect to deny or limit coverage under a claim. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. Therefore, if we, as landlord, incur any liability which is not fully covered by insurance, we would be liable for the uninsured amounts, cash available for distributions to stockholders may be reduced and the value of our assets may decrease significantly. In addition, in such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.


         POSSIBLE EFFECT OF ERISA. We believe that our assets will not be deemed, under the Employee Retirement Income Security Act of 1974, as amended, to be "plan assets" of any plan that invests in the shares, although we have not requested an opinion of counsel to that effect. If our assets were deemed to be "plan assets" under ERISA (i) it is not clear that the exemptions from the "prohibited transaction" rules under ERISA would be available for our transactions and (ii) the prudence standards of ERISA would apply to our investments (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Internal Revenue Code imposes nondeductible excise taxes on prohibited transactions. If such excise taxes were imposed on us, the amount of funds available for us to make distributions to stockholders would be reduced.

         OUR GOVERNING DOCUMENTS MAY DISCOURAGE TAKEOVERS. Some provisions of our Articles of Incorporation, including the ownership limitations, transfer restrictions and ability to issue preferential preferred stock, may have the effect of preventing, delaying or discouraging takeovers of our Company by third parties. Some other provisions of the Articles of Incorporation which exempt us from the application of Maryland's Business Combinations Statute and Control Share Acquisition Statute, may have the effect of facilitating (i) business combinations between us and beneficial owners of 10% or more of the voting power of our outstanding voting stock and (ii) the acquisition by any person of shares entitled to exercise or direct the exercise of 20% or more of our total voting power. Because we will not be subject to the provisions of the Business Combinations Statute and the Control Share Acquisition Statute, it may be more difficult for our stockholders to prevent or delay business combinations with large stockholders or acquisitions of substantial blocks of voting power by such stockholders or other persons, should the ownership restrictions be waived, modified or completely removed. Such business combinations or acquisitions of voting power could cause us to fail to qualify as a REIT. You can read the sections of this Prospectus under the captions "Risk Factors -- Tax Risks -- We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes," "Risk Factors -- Tax Risks -- Ownership limits may discourage a change in control," "Summary of the Articles of Incorporation and Bylaws -- General," "Summary of the Articles of Incorporation and Bylaws -- Mergers, Combinations and Sale of Assets," "Summary of the Articles of Incorporation and Bylaws -- Control Share Acquisitions" and "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership" if you want more information about ownership limitations and transfer restrictions and the effect of business combinations and acquisitions of large amounts of our stock on our REIT status.

         OUR STOCKHOLDERS ARE SUBJECT TO OWNERSHIP LIMITS. The Articles of Incorporation generally restrict ownership of more than 9.8% of the outstanding common stock or 9.8% of any series of outstanding preferred stock by one person. If the ownership, transfer, acquisition or change in our corporate structure would jeopardize our REIT status, that ownership, transfer, acquisition or change in our corporate structure would be void as to the intended transferee or owner and the intended transferee or owner would not have or acquire any rights to the common stock.

         MAJORITY STOCKHOLDER VOTE MAY DISCOURAGE CHANGES OF CONTROL. Stockholders may take some actions, including approving amendments to the Articles of Incorporation and Bylaws, by a vote of a majority of the shares outstanding and entitled to vote. If approved by the holders of the appropriate number of shares, all actions taken would be binding on all of our stockholders. Some of these provisions may discourage or make it more difficult for another party to acquire control of us or to effect a change in our operations.

         INVESTORS IN OUR COMPANY MAY EXPERIENCE DILUTION. Stockholders have no preemptive rights. If we (i) commence a subsequent public offering of shares or securities convertible into shares or (ii) otherwise issue additional shares, investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment in our Company. This is the fifth offering being undertaken by the Company. Although the Board of Directors has not yet determined whether it will engage in future offerings or other issuances of shares, it may do so if it is determined to be in our best interests. See

"Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock" and "The Offering -- Plan of Distribution."

         THE BOARD OF DIRECTORS CAN TAKE MANY ACTIONS WITHOUT STOCKHOLDER APPROVAL. The Board of Directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, the Board of Directors can (i) list our stock on a national securities exchange or over-the-counter market without obtaining stockholder approval; (ii) prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of the stockholders; (iii) issue additional shares without obtaining stockholder approval, which could dilute your ownership; (iv) change the advisor's compensation, and employ and compensate affiliates; (v) direct our investments toward investments that will not appreciate over time, such as building only properties, with the land owned by a third party, and mortgage loans; and (vi) establish and change minimum creditworthiness standards with respect to tenants. Any of these actions could reduce the value of our assets without giving you, as a stockholder, the right to vote.

         WE WILL RELY ON THE ADVISOR AND BOARD OF DIRECTORS TO MANAGE THE COMPANY. If you invest in the Company, you will be relying entirely on the management ability of the advisor and on the oversight of our Board of Directors. You will have no right or power to take part in the management of our Company, except through the exercise of your voting rights. Thus, you should not purchase any of the shares offered by this Prospectus unless you are willing to entrust all aspects of our management to the advisor and the Board of Directors.

         OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY. The Articles of Incorporation and Bylaws provide that an officer or director's liability for monetary damages to us, our stockholders or third parties may be limited. Generally, we are obligated under the Articles of Incorporation and the Bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services. We have executed indemnification agreements with each officer and director and agreed to indemnify the officer or director for any such liabilities that he or she incurs. These indemnification agreements could limit our ability and the ability of our stockholders to effectively take action against our directors and officers arising from their service to us. You can read the section of this Prospectus under the caption "Summary of the Articles of Incorporation and Bylaws -- Limitation of Liability and Indemnification" for more information about the indemnification of our officers and directors.

TAX RISKS

         WE WILL BE SUBJECT TO INCREASED TAXATION IF WE FAIL TO QUALIFY AS A REIT FOR FEDERAL INCOME TAX PURPOSES. Our management believes that we operate in a manner that enables us to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes. A REIT generally is not taxed at the federal corporate level on income it distributes to its stockholders, as long as it distributes annually at least 90% of its taxable income to its stockholders. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we qualify as a REIT. We have, however, received an opinion from our tax counsel, Greenberg Traurig, LLP, that we met the requirements for qualification as a REIT for each of our taxable years ending through December 31, 2002 and that our ownership, operations and assets will permit us to continue such qualification in subsequent taxable years.

         You should be aware that opinions of counsel are not binding on the Internal Revenue Service or on any court. Furthermore, the conclusions stated in the opinion are conditioned on, and our continued qualification as a REIT will depend on, our management meeting various requirements, which are discussed in more detail under the heading "Federal Income Tax Considerations -- Taxation of the Company -- Requirements for Qualification as a REIT."

         If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates. In addition to these taxes, we may be subject to the federal alternative minimum tax. Unless we are entitled to relief under specific statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for distribution to you, as a stockholder, would be reduced substantially for each of the years involved.


         OUR LEASES MAY BE RECHARACTERIZED AS FINANCINGS WHICH WOULD ELIMINATE DEPRECIATION DEDUCTIONS ON OUR PROPERTIES. Our tax counsel, Greenberg Traurig, LLP, is of the opinion, based upon certain assumptions, that the leases of properties where we would own the underlying land would constitute leases for federal income tax purposes, except with respect to leases structured as "financing leases" which would constitute financings for federal income tax purposes. However, with respect to properties where we would not own the underlying land, Greenberg

Traurig, LLP may be unable to render this opinion. If the lease of a property does not constitute a lease for federal income tax purposes, it will be treated as a financing arrangement. In the opinion of Greenberg Traurig, LLP, the income derived from such a financing arrangement would satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on a loan secured by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us, in particular that we would not be entitled to claim depreciation deductions with respect to the property (although we should be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In such event, in some taxable years our taxable income, and the corresponding obligation to distribute 90% of such income, would be increased. With respect to leases structured as "financing leases," we will report income received as interest income and will not take depreciation deductions related to the real property. Any increase in our distribution requirements may limit our ability to invest in additional properties and to make additional mortgage loans.


         EXCESSIVE NON-REAL ESTATE ASSET VALUES MAY JEOPARDIZE OUR REIT STATUS. In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Our secured equipment leases would not be considered real estate assets for federal income tax purposes. Therefore, the value of the secured equipment leases, together with any other property that is not considered a real estate asset for federal income tax purposes, must represent in the aggregate less than 25% of our total assets.

         In addition, under federal income tax law, we may not own securities in, or make secured equipment loans to, any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which represent in excess of 10% of the voting securities or 10% of the value of all securities of any one company, or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 20% of our total assets. For federal income tax purposes, the secured equipment leases would be considered loans which are not secured by an interest in real property. The value of the secured equipment leases entered into with any particular tenant under a lease or entered into with any particular borrower under a loan must not represent in excess of 5% of our total assets and, except with respect to secured equipment leases which provide for fixed "rent" or payments which represent a percentage of the tenant's gross income and fixed timing of all such payments as well as repayment of the financed amount ("Straight Debt"), must not represent in excess of 10% of the value of the tenant's total securities. Each of the secured equipment leases will be structured as Straight Debt.

         The 25%, 20%, 10% and 5% tests are determined at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, we will cease to qualify as a REIT.

         WE MAY HAVE TO BORROW FUNDS OR SELL ASSETS TO MEET OUR DISTRIBUTION REQUIREMENTS. Subject to some adjustments that are unique to REITs, a REIT generally must distribute 90% of its taxable income. For the purpose of determining taxable income, we may be required to accrue interest, rent and other items treated as earned for tax purposes but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items which actually have been paid or some of our deductions might be disallowed by the Internal Revenue Service. As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the distribution requirement applicable to a REIT.

         OWNERSHIP LIMITS MAY DISCOURAGE A CHANGE IN CONTROL. For the purpose of protecting our REIT status, our Articles of Incorporation generally limit the ownership by any single stockholder of any class of our capital stock, including common stock, to 9.8% of the outstanding shares of that class. The Articles also prohibit anyone from buying shares if the purchase would result in our losing our REIT status. For example, we would lose our REIT status if we had fewer than 100 different stockholders or if five or fewer stockholders, applying certain broad attribution rules of the Internal Revenue Code, owned 50% or more of our common stock. These restrictions may discourage a change in control, deter any attractive tender offers for our common stock or limit the opportunity for you or other stockholders to receive a premium for your common stock in the event a stockholder is making purchases of shares of common stock in order to acquire a block of shares.

         WE MAY BE SUBJECT TO OTHER TAX LIABILITIES. Even if we qualify as a REIT, we may be subject to some federal, state and local taxes on our income and property that could reduce operating cash flow.


         CHANGES IN TAX LAWS MAY PREVENT US FROM QUALIFYING AS A REIT. As we have previously described, we are treated as a REIT for federal income tax purposes. However, this treatment is based on the tax laws that are currently in effect. We are unable to predict any future changes in the tax laws that would adversely affect our status as a REIT. If there is a change in the tax laws that prevents us from qualifying as a REIT or that requires REITs generally to pay corporate level income taxes, we may not be able to make the same level of distributions to our stockholders.


                   SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

SUITABILITY STANDARDS

         The shares of common stock offered through this Prospectus (the "Shares") are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the Shares, which means that it may be difficult to sell Shares. See the "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership" for a description of the transfer requirements. As a result, the Company has established suitability standards which require investors to have either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000. The Company's suitability standards also require that a potential investor (i) can reasonably benefit from an investment in the Company based on such investor's overall investment objectives and portfolio structuring, (ii) is able to bear the economic risk of the investment based on the prospective stockholder's overall financial situation, and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose the entire investment, (c) the lack of liquidity of the Shares, (d) the background and qualifications of the advisor, and (e) the tax consequences of the investment.

         California, Iowa, Maine, Michigan, Missouri, Ohio, and Pennsylvania have established suitability standards different from those established by the Company, and Shares will be sold only to investors in those states who meet the special suitability standards set forth below.


         CALIFORNIA, IOWA AND MICHIGAN -- The investor has either (i) a net worth (not including home, furnishings and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth (not including home, furnishings and personal automobiles) of at least $225,000.



         MAINE -- The investor has either (i) a net worth (not including home, furnishings and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (ii) a net worth (not including home, furnishings and personal automobiles) of at least $200,000.



         MISSOURI, OHIO AND PENNSYLVANIA -- The investor has (i) a net worth (not including home, furnishings and personal automobiles) of at least ten times the investor's investment in the Company; and (ii) either (a) a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (not including home, furnishings and personal automobiles) of at least $150,000.


         The foregoing suitability standards must be met by the investor who purchases the Shares. If the investment is being made for a fiduciary account (such as an IRA, Keogh Plan, or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

         Investors should read carefully the requirements in connection with resales of Shares as set forth in the Articles of Incorporation and as summarized under "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."


         In purchasing Shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code of 1986, as amended (the "Code"). See "The Offering -- ERISA Considerations." In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding "unrelated business taxable income," see "Federal Income Tax Considerations -- Taxation of Stockholders -- Tax-Exempt Stockholders."


         In order to ensure adherence to the suitability standards described above, requisite suitability standards must be met, as set forth in the Subscription Agreement in the form attached hereto as Appendix C. In addition, soliciting dealers, broker-dealers that are members of the National Association of Securities Dealers, Inc. or other entities exempt from broker-dealer registration (collectively, the "Soliciting Dealers"), who are engaged by CNL Securities Corp. (the "Managing Dealer") to sell Shares, have the responsibility to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for an investor. In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. See "The Offering -- Subscription Procedures." Executed Subscription Agreements will be maintained in the Company's records for six years.

HOW TO SUBSCRIBE

         An investor who meets the suitability standards described above may subscribe for Shares by completing and executing the Subscription Agreement and delivering it to a Soliciting Dealer, together with a check for the full purchase price of the Shares subscribed for, payable to "SouthTrust Bank, Escrow Agent." See "The Offering -- Subscription Procedures." Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares subscribed for payable directly to the Soliciting Dealer. Care should be taken to ensure that the Subscription Agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from Soliciting Dealers. Any subscription may be rejected by the Company in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

         Certain Soliciting Dealers may permit investors who meet the suitability standards described above to subscribe for Shares by telephonic order to the Soliciting Dealer. This procedure may not be available in certain states. See "The Offering -- Plan of Distribution" and "The Offering -- Subscription Procedures."


         A minimum investment of 250 Shares ($2,500) is required. IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000). For Minnesota investors, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of one Share. See "The Offering -- General," "The Offering -- Subscription Procedures" and "Summary of Reinvestment Plan."

                            ESTIMATED USE OF PROCEEDS


         The table set forth below summarizes certain information relating to the anticipated use of offering proceeds by the Company, assuming that 350,000,000 Shares are sold. The Company estimates that 5% of the Shares to be sold will be sold through distribution channels that will not involve the payment of selling commissions ("Selling Commissions") or the marketing support fee and accordingly will be sold at a purchase price of $9.20, and further estimates that 5% of the Shares will be sold through distribution channels that will not involve the payment of Selling Commissions or the marketing support fee and will result in a reduced acquisition fee ("Acquisition Fee") and accordingly will be sold at a purchase price equal to $8.91 per Share. The Company estimates that the remainder of the Shares (90%) will be sold at the full $10.00 per Share offering price. These estimates and the figures set forth below represent the Company's best estimate of its intended sales results. Depending primarily on the number of Shares sold in this offering, the Company estimates that approximately 88.18% of the offering proceeds, or approximately $8.82 per Share, will be used to purchase properties (the "Properties") and make or acquire loans ("Loans") and other "permitted investments"(as defined below). The remainder of the offering proceeds will be used to pay offering expenses, including Selling Commissions and the marketing support fee, and to pay the Advisor a fee for its services in connection with the selection, acquisition, development and construction of the Company's real estate investments. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.



                                                                                     Maximum Offering (1)
                                                                                     --------------------
                                                                                   Amount              Percent
                                                                                   ------              -------
OFFERING PROCEEDS TO THE COMPANY (2).................................           $3,466,925,000          100.0%
Less:
    Selling Commissions to CNL Securities Corp. (2)..................              204,750,000           5.91%
    Marketing Support Fee to CNL Securities Corp. (2)................               47,250,000           1.36%
    Due Diligence Reimbursements to CNL Securities Corp. (2).........                1,750,000           0.05%
    Offering Expenses (3)............................................               15,750,000           0.46%
                                                                                --------------          -----

NET PROCEEDS TO THE COMPANY..........................................            3,197,425,000          92.22%
Less:
    Acquisition Fees to the Advisor (4)..............................              131,425,000           3.79%
    Acquisition Expenses (5).........................................                8,750,000           0.25%
    Initial Working Capital Reserve (6)..............................                       --             --

                                                                                --------------          -----
CASH AVAILABLE FOR PURCHASE OF PROPERTIES AND THE
    MAKING OF MORTGAGE LOANS AND OTHER INVESTMENTS
    BY THE COMPANY (7)...............................................           $3,057,250,000          88.18%
                                                                                ==============          =====


------------------------

FOOTNOTES:

(1) Excludes 50,000,000 Shares that may be sold pursuant to the Reinvestment Plan.


(2) As stated above, it has been estimated that 90% of the Shares sold will not be sold subject to a discount, 5% of the Shares sold will be sold at a price "net" of Selling Commissions and the marketing support fee and 5% of the Shares will be sold at a price "net" of Selling Commissions and the marketing support fee, and subject to a reduced Acquisition Fee of 1.0%. Accordingly, offering proceeds are calculated as if (i) Selling Commissions equal to 6.5% of aggregate Gross Proceeds, a marketing support fee equal to 1.5% of aggregate Gross Proceeds and an Acquisition Fee equal to 3.9% applied to 90% of the Shares sold; (ii) no Selling Commissions, no marketing support fee and an Acquisition Fee equal to 3.9% of Gross Proceeds applied to 5% of the Shares sold; and (iii) no Selling Commissions, no marketing support fee and a reduced Acquisition Fee equal to 1.0% of Gross Proceeds applied to 5% of the Shares sold. See "The Offering -- Plan of Distribution" for a description of the circumstances under which Selling Commissions and the marketing support fee may be reduced, including commission and marketing support fee discounts available for purchases by registered representatives or principals of the Managing Dealer or Soliciting Dealers, certain directors and officers and certain investment advisers.



(3) Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the offering of the Shares, including marketing and sales costs, but exclude Selling Commissions, the marketing support fee and due diligence expense reimbursements. The Offering Expenses paid by the Company, together with the 6.5% Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.



(4) Acquisition Fees include all fees and commissions paid by the Company to any person or entity in connection with the selection or acquisition of any Property or other permitted investments or the making of any Mortgage Loan, including to Affiliates or non-Affiliates.

         Acquisition Fees do not include Acquisition Expenses. See "The Offering
         - Plan of Distribution" for a description of the circumstances under which Acquisition Fees will be reduced and an applicable discount will be available to purchasers.



(5) Represents Acquisition Expenses that are neither reimbursed to the Company nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by the Company, the Advisor, or any Affiliate of the Advisor in connection with the selection or acquisition of any Property or the making of any Mortgage Loan or other permitted investments, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on a property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. The expenses that are attributable to the seller of the Properties and part of the purchase price of the Properties are anticipated to range between 1% and 2% of Gross Proceeds.



(6) Generally the Company's leases obligate the tenant to maintain a reserve fund up to a pre-determined amount to be used by the tenant to pay for replacement and renewal of furniture, fixtures and equipment, and routine capital expenditures relating to the Properties, it is not anticipated that a permanent reserve for maintenance and repairs will be established. This reserve is generally funded out of Property operations, however, to the extent that the Company has insufficient funds for such purposes, the Advisor may, but is not required to contribute to the Company an aggregate amount of up to 1% of the net offering proceeds ("Net Offering Proceeds") available to the Company for maintenance and repairs. As used herein, "Net Offering Proceeds" means Gross Proceeds less (i) Selling Commissions, (ii) Offering Expenses and (iii) the marketing support fee and due diligence expense reimbursements. The Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of Company assets ("Sale").



(7) Offering proceeds designated for investment in Properties or the making of Mortgage Loans or other permitted investments may also be used to repay debt borrowed in connection with such acquisitions. Offering proceeds designated for investment in Properties or the making of Mortgage Loans or other permitted investments temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. The Company may, at its discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of Shares. See "Redemption of Shares."


                             MANAGEMENT COMPENSATION

         This section presents the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by the Company to the Advisor and its Affiliates, exclusive of any distributions to which the Advisor or its Affiliates may be entitled by reason of their purchase and ownership of Shares in connection with this offering. The table excludes estimated amounts of compensation relating to any Shares issued under the Company's Reinvestment Plan. For information concerning compensation and fees paid to the Advisor and its Affiliates, see "Certain Relationships and Related Transactions." For information concerning loan origination and loan servicing fees, see "Business -- Borrowing." For information concerning compensation to the Directors, see "Management."

         A maximum of 350,000,000 Shares ($3,500,000,000) may be sold, subject to approval by the stockholders of an increase in the number of authorized Shares. See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock." An additional 50,000,000 Shares may be sold to stockholders who receive a copy of this Prospectus and who purchase Shares through the Reinvestment Plan. Prior to the conclusion of this offering, if any of the 50,000,000 Shares remain after meeting anticipated obligations under the Reinvestment Plan, the Company may decide to sell a portion of these Shares in this offering. If the stockholders do not approve an increase in the number of authorized Shares, a maximum of 213,000,000 Shares may be sold, including 25,000,000 Shares that may be sold pursuant to the Reinvestment Plan.


         The following arrangements for compensation and fees to the Advisor and its Affiliates were not determined by arm's-length negotiations. See the section of the Prospectus entitled "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the Advisor or its Affiliates under more than one category.


         TYPE OF                                                                                                  ESTIMATED
COMPENSATION AND RECIPIENT                           METHOD OF COMPUTATION                                     MAXIMUM AMOUNT*
------------------------------------------------------------------------------------------------------------------------------------
                                                   Offering Stage
------------------------------------------------------------------------------------------------------------------------------------
Selling Commissions to         Selling Commissions of up to 6.5% per Share on all Shares sold,          Actual amount is not
Managing Dealer and            subject to reduction under certain circumstances as described in         determinable at this time
Soliciting Dealers             "The Offering -- Plan of Distribution."  Soliciting Dealers may be        but is estimated to be
                               reallowed Selling Commissions of up to 6.0% with respect to Shares       approximately $204,750,000
                               they sell.                                                               if 350,000,000 Shares are
                                                                                                        sold.
------------------------------------------------------------------------------------------------------------------------------------
Due diligence expense          Actual expenses incurred in connection with the due diligence of         Actual amount is not
reimbursements to              our Company and this offering.                                           determinable at this time
Managing Dealer and                                                                                     but is estimated to be
Soliciting Dealers                                                                                      approximately $1,750,000 if
                                                                                                        350,000,000 Shares are sold.
------------------------------------------------------------------------------------------------------------------------------------
Marketing support fee to       Marketing support fee of up to 1.5% of Gross Proceeds to the             Up to $47,250,000 if
Managing Dealer and            Managing Dealer, subject to reduction under certain circumstances        350,000,000 Shares are sold.
Soliciting Dealers             as described in the section of this Prospectus entitled "The
                               Offering -- Plan of Distribution." The Managing Dealer may
                               reallow all or a portion of this fee to certain Soliciting
                               Dealers who enter into separate marketing support agreements with the Managing Dealer relating to this fee. Generally, the
                               Managing Dealer will not reallow the marketing support fee to
                               Soliciting Dealers unless they have a prescribed minimum annual sales volume of Shares of our common stock.

------------------------------------------------------------------------------------------------------------------------------------
Reimbursement to the           Actual expenses incurred.  The Offering Expenses paid by the             Actual amount is not
Advisor and its                Company, together with the 6.5% Selling Commissions, the marketing       determinable at this time,
Affiliates for Offering        support fee and due diligence expense reimbursements incurred by         but is estimated to be
Expenses                       the Company will not exceed 13% of the proceeds raised in                $15,750,000 if 350,000,000
                               connection with this offering.                                           Shares are sold.

-----------------------------------------------------------------------------------------------------------------------------------

                                                        Acquisition Stage

------------------------------------------------------------------------------------------------------------------------------------
Acquisition Fee to the         Up to 3.9% of Gross Proceeds, subject to reduction under certain         Actual amount is not
Advisor                        circumstances described below, and 3.9% of loan proceeds from            determinable at this time
                               permanent financing ("Permanent Financing") and amounts outstanding      but is estimated to be
                               on the line of credit, if any, at the time of listing the Company's      approximately $131,425,000
                               Common Stock on a national exchange or over-the-counter market           if 350,000,000 Shares are
                               ("Listing"), but excluding loan proceeds used to finance secured         sold plus $124,800,000 if
                               equipment leases (collectively, "Total Proceeds") payable to the         Permanent Financing equals
                               Advisor as Acquisition Fees.  Acquisition Fees payable to the            approximately
                               Advisor on sales of 500,000 Shares or more to a "purchaser" (as          $3,200,000,000.
                               such term is defined in the section of this Prospectus titled "The
                               Offering--Plan of Distribution") may be reduced to 1.0% of Gross
                               Proceeds, provided all such Shares are purchased through the same registered investment adviser, Soliciting Dealer or the Managing
                               Dealer.
------------------------------------------------------------------------------------------------------------------------------------


----------------------


* For purposes of calculating "estimated maximum amount," the Company has made assumptions as to the number of Shares (and the corresponding price per Share) that would be sold net of Selling Commissions, the marketing support fee and reduced Acquisition Fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

         TYPE OF
       COMPENSATION                                                                                              ESTIMATED
      AND RECIPIENT                                         METHOD OF COMPUTATION                             MAXIMUM AMOUNT*
------------------------------------------------------------------------------------------------------------------------------------
Other Acquisition Fees to      Any fees paid to Affiliates of the Advisor in connection with the        Amount is not determinable
Affiliates of the Advisor      financing, development, construction or renovation of a Property.        at this time.
                               Such fees are in addition to the Acquisition Fees (described above), and payment of such fees will be subject to approval by the Board of Directors, including a majority of the Directors who are independent of the Advisor (the "Independent
                               Directors"), not otherwise interested in the transaction.

------------------------------------------------------------------------------------------------------------------------------------
Reimbursement of               Reimbursement to the Advisor and its Affiliates for expenses             Acquisition Expenses, which
Acquisition Expenses to        actually incurred.  Acquisition Expenses may include, without            are based on a number of
the Advisor and its            limitation, legal fees and expenses, travel and communication            factors, including the
Affiliates                     expenses, costs of appraisals, nonrefundable option payments on          purchase price of the
                               property not acquired, accounting fees and expenses, taxes, and          Properties, are not
                               title insurance.                                                         determinable at this time.
                               The total of all Acquisition Fees and any Acquisition Expenses payable to the Advisor and its Affiliates shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset
                               Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is
                               commercially competitive, fair and reasonable to the Company.
                               Acquisition Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any Property to the amount
                               customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the
                               transaction.  "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and
                               Acquisition Expenses.
------------------------------------------------------------------------------------------------------------------------------------


----------------------


* For purposes of calculating "estimated maximum amount," the Company has made assumptions as to the number of Shares (and the corresponding price per Share) that would be sold net of Selling Commissions, the marketing support fee and reduced Acquisition Fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

         TYPE OF
       COMPENSATION                                                                                             ESTIMATED
      AND RECIPIENT                                      METHOD OF COMPUTATION                                MAXIMUM AMOUNT*
------------------------------------------------------------------------------------------------------------------------------------
                                                         Operational Stage

------------------------------------------------------------------------------------------------------------------------------------
Asset Management Fee to        A monthly Asset Management Fee in an amount equal to .05% of the       Amount is not determinable at
the Advisor                    Company's Real Estate Asset Value and the outstanding principal        this time.  The amount of the
                               amount of any Mortgage Loans, as of the end of the preceding           Asset Management Fee will
                               month.  Specifically, Real Estate Asset Value equals the amount        depend upon, among other
                               invested in the Properties wholly owned by the Company, determined     things, the cost of the
                               on the basis of cost, plus, in the case of Properties owned by any     Properties and the amount
                               joint venture or partnership in which the Company is a co-venturer     invested in Mortgage Loans.
                               or partner ("Joint Venture"), the portion of the cost of such
                               Properties paid by the Company, exclusive of Acquisition Fees and
                               Acquisition Expenses.  The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor.  All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.
------------------------------------------------------------------------------------------------------------------------------------
Advisory Fee payable to        To the extent the Acquisition Fee to the Advisor is reduced in the     Amount is not determinable at
the Advisor or its             manner described above, for investments by a stockholder in excess     this time.
Affiliates                     of 500,000 Shares, such stockholder and any person to whom Shares are transferred will be required to pay an annual 0.40% Advisory
                               Fee on its Shares to the Advisor or its Affiliates. Payment of
                               this fee will be withheld from Distributions otherwise payable to such stockholder. Upon Listing, the Advisory Fee will no longer be payable to the Advisor or its Affiliates.
------------------------------------------------------------------------------------------------------------------------------------
Reimbursement to the           Operating Expenses (which, in general, are those expenses relating     Amount is not determinable at
Advisor and Affiliates         to administration of the Company on an ongoing basis) will be          this time.
for operating expenses         reimbursed by the Company.  To the extent that Operating Expenses payable or reimbursable by the Company, in any four consecutive fiscal quarters (the "Expense Year"), exceed the greater of 2%
                               of Average Invested Assets or 25% of Net Income (the "2%/25%
                               Guidelines"), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the 2%/25% Guidelines. "Average Invested Assets" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves; provided, however, Net Income for purposes of
                               calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company's assets.
------------------------------------------------------------------------------------------------------------------------------------



----------------------



* For purposes of calculating "estimated maximum amount," the Company has made assumptions as to the number of Shares (and the corresponding price per Share) that would be sold net of Selling Commissions, the marketing support fee and reduced Acquisition Fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

         TYPE OF
       COMPENSATION                                                                                             ESTIMATED
      AND RECIPIENT                                      METHOD OF COMPUTATION                                MAXIMUM AMOUNT*
------------------------------------------------------------------------------------------------------------------------------------
Deferred, subordinated         A deferred, subordinated real estate disposition fee, payable upon       Amount is not determinable
real estate disposition        the Sale of one or more Properties, in an amount equal to the            at this time.  The amount of
fee payable to the             lesser of (i) one-half of a Competitive Real Estate Commission, or       this fee, if it becomes
Advisor from a Sale or         (ii) 3% of the sales price of such Property or Properties.  Payment      payable, will depend upon
Sales of a Property not        of such fee shall be made only if the Advisor provides a                 the price at which
in liquidation of the          substantial amount of services in connection with the Sale of a          Properties are sold.
Company                        Property or Properties and shall be subordinated to receipt by the stockholders of Distributions equal to the sum of (i) their aggregate Stockholders' 8% Return (as defined below) and (ii) their aggregate invested capital ("Invested Capital").  In general,
                               Invested Capital is the amount of cash paid by the stockholders to the Company for their Shares, reduced by certain prior
                               Distributions to the stockholders from the Sale of assets.  If, at the time of a Sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied.  Upon Listing, if the
                               Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of Shares of Common Stock outstanding and the average closing price of the Shares over a period, beginning 180 days after
                               Listing, of 30 days during which the Shares are traded.
                               "Stockholders' 8% Return," as of each date, means an aggregate amount equal to an 8% cumulative, noncompounded, annual return on
                               Invested Capital.
------------------------------------------------------------------------------------------------------------------------------------
Subordinated incentive         At such time, if any, as Listing occurs (other than on the Pink          Amount is not determinable
fee payable to the             Sheets or the OTC Bulletin Board), the Advisor shall be paid the         at this time.
Advisor at such time, if       subordinated incentive fee ("Subordinated Incentive Fee") in an
any, as Listing occurs         amount equal to 10% of the amount by which (i) the market value of the Company (as defined below) plus the total Distributions made to stockholders from the Company's inception until the date of Listing exceeds (ii) the sum of (A) 100% of Invested Capital and (B) the
                               total Distributions required to be made to the stockholders in order to pay the Stockholders' 8% Return from inception through the date the market value is determined.  For purposes of calculating the Subordinated Incentive Fee, the market value of the Company shall be the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the Shares are traded with such period beginning 180 days after
                               Listing.  The Subordinated Incentive Fee will be reduced by the amount of any prior payment to the Advisor of a deferred,
                               subordinated share of Net Sales Proceeds from Sales of assets of the Company.
------------------------------------------------------------------------------------------------------------------------------------
Deferred, subordinated         A deferred, subordinated share equal to 10% of Net Sales Proceeds        Amount is not determinable
share of Net Sales             from Sales of assets of the Company payable after receipt by the         at this time.
Proceeds from Sales of         stockholders of Distributions equal to the sum of (i) the
assets of the Company not      Stockholders' 8% Return and (ii) 100% of Invested Capital.
in liquidation of the          Following Listing, no share of Net Sales Proceeds will be paid to
Company payable to the         the Advisor.
Advisor
------------------------------------------------------------------------------------------------------------------------------------


----------------------


* For purposes of calculating "estimated maximum amount," the Company has made assumptions as to the number of Shares (and the corresponding price per Share) that would be sold net of Selling Commissions, the marketing support fee and reduced Acquisition Fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

         TYPE OF
       COMPENSATION                                                                                             ESTIMATED
      AND RECIPIENT                                      METHOD OF COMPUTATION                                MAXIMUM AMOUNT*
------------------------------------------------------------------------------------------------------------------------------------
Performance Fee payable        Upon termination of the Advisory Agreement, if Listing has not           Amount is not determinable
to the Advisor                 occurred and the Advisor has met applicable performance standards,       at this time.
                               the Advisor shall be paid the Performance Fee in the amount equal to 10% of the amount by which (i) the appraised value of the
                               Company's assets on the date of termination of the Advisory
                               Agreement (the "Termination Date"), less any indebtedness secured by such assets, plus total Distributions paid to stockholders from the Company's inception through the Termination Date, exceeds (ii)
                               the sum of 100% of Invested Capital plus an amount equal to the
                               Stockholders' 8% Return from inception through the Termination
                               Date.  The Performance Fee, to the extent payable at the time of
                               Listing, will not be payable in the event the Subordinated
                               Incentive Fee is paid.
------------------------------------------------------------------------------------------------------------------------------------
Secured Equipment Lease        A fee paid to the Advisor out of the proceeds of the revolving line      Amount is not determinable
Servicing Fee to the           of credit (the "Line of Credit") or Permanent Financing for              at this time.
Advisor                        negotiating furniture, fixtures and equipment ("Equipment") loans or direct financing leases (the "Secured Equipment Leases") and supervising the Secured Equipment Lease program equal to 2% of the purchase price of the Equipment subject to each Secured Equipment
                               Lease and paid upon entering into such lease.  No other fees will be payable in connection with the Secured Equipment Lease program.
------------------------------------------------------------------------------------------------------------------------------------
Reimbursement to the           Repayment by the Company of actual expenses incurred.                    Amount is not determinable
Advisor and Affiliates                                                                                  at this time.
for Secured Equipment
Lease servicing expenses
------------------------------------------------------------------------------------------------------------------------------------

                                                        Liquidation Stage

------------------------------------------------------------------------------------------------------------------------------------
Deferred, subordinated         A deferred, subordinated real estate disposition fee, payable upon       Amount is not determinable
real estate disposition        Sale of one or more Properties, in an amount equal to the lesser of      at this time.  The amount of
fee payable to the             (i) one-half of a Competitive Real Estate Commission, or (ii) 3% of      this fee, if it becomes
Advisor from a Sale or         the sales price of such Property or Properties.  Payment of such         payable, will depend upon
Sales in liquidation of        fee shall be made only if the Advisor provides a substantial amount      the price at which
the Company                    of services in connection with the Sale of a Property or Properties      Properties are sold.
                               and shall be subordinated to receipt by the stockholders of
                               Distributions equal to the sum of (i) their aggregate Stockholders'
                               8% Return and (ii) their aggregate Invested Capital.  If, at the time of a Sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the
                               subordination conditions are satisfied.
------------------------------------------------------------------------------------------------------------------------------------
Deferred, subordinated         A deferred, subordinated share equal to 10% of Net Sales Proceeds        Amount is not determinable
share of Net Sales             from Sales of assets of the Company payable after receipt by the         at this time.
Proceeds from Sales of         stockholders of Distributions equal to the sum of (i) the
assets of the Company in       Stockholders' 8% Return and (ii) 100% of Invested Capital.
liquidation of the             Following Listing, no share of Net Sales Proceeds will be paid to
Company payable to the         the Advisor.
Advisor
------------------------------------------------------------------------------------------------------------------------------------



----------------------



* For purposes of calculating "estimated maximum amount," the Company has made assumptions as to the number of Shares (and the corresponding price per Share) that would be sold net of Selling Commissions, the marketing support fee and reduced Acquisition Fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

                              CONFLICTS OF INTEREST

         The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

         The following chart indicates the relationship between the Company, the Advisor and CNL Holdings, Inc., including its Affiliates that will provide services to the Company.

                             CNL HOLDINGS, INC. (1)

              Subsidiaries, Affiliates and Strategic Business Units


Capital Markets:                                        Retail Properties:
----------------                                        ------------------

   CNL Capital Markets, Inc. (2)                          Commercial Net Lease Realty, Inc. (9)
     CNL Investment Company
       CNL Securities Corp. (3)                         Restaurant Properties:
                                                        ----------------------
     CNL Institutional Advisors, Inc.                     CNL Restaurant Properties, Inc. (10)

Administrative Services:                                Hospitality Properties:
------------------------                                -----------------------
   CNL Shared Services, Inc. (4)                          CNL Hospitality Properties, Inc. (6)

Real Estate Services:                                   RETIREMENT PROPERTIES:
---------------------                                   ----------------------
   CNL Real Estate Services, Inc. (5)                     CNL RETIREMENT PROPERTIES, INC. (11)
     CNL Hospitality Corp. (6)
       CNL Hotel Development Company                    Financial Services:
     CNL RETIREMENT CORP. (7)                           -------------------
       CNL RETIREMENT DEVELOPMENT CORP. (8)               CNL Finance, Inc.
     CNL Realty & Development Corp.                          CNL Capital Corp.
     CNL Asset Management, Inc.
     CNL Corporate Venture, Inc.
     CNL Plaza Venture, Inc.


-----------------------
(1) CNL Holdings, Inc. is the parent company of CNL Financial Group, Inc. and its Affiliates. James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, shares ownership and voting control of CNL Holdings, Inc. with Dayle L. Seneff, his wife.

(2) CNL Capital Markets, Inc. is a wholly owned subsidiary of CNL Financial Group, Inc. and is the parent company of CNL Investment Company.

(3) CNL Securities Corp. is a wholly owned subsidiary of CNL Investment Company and has served as managing dealer in the offerings for various CNL public and private real estate programs, including the Company.

(4) CNL Shared Services, Inc. is a wholly owned subsidiary of CNL Holdings, Inc., and together with other Affiliates provides administrative services for various CNL entities, including the Company.

(5) CNL Real Estate Services, Inc., a wholly owned subsidiary of CNL Financial Group, Inc., is the parent company of CNL Hospitality Corp., CNL Retirement Corp., CNL Realty & Development Corp. and CNL Asset Management, Inc.


(6) CNL Hospitality Properties, Inc. is a public, unlisted REIT. James M. Seneff, Jr. holds the position of Chairman of the Board, Thomas J. Hutchison III holds the position of Chief Executive Officer and Robert
         A. Bourne holds the positions of Vice Chairman of the Board and Treasurer of CNL Hospitality Properties, Inc. CNL Hospitality Corp., a majority owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to CNL Hospitality Properties, Inc. pursuant to an advisory agreement.


(7) CNL Retirement Corp., a wholly owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to the Company pursuant to the Advisory Agreement.


(8) CNL Retirement Development Corp. is a wholly owned subsidiary of CNL Retirement Corp., the Advisor to the Company.

(9) Commercial Net Lease Realty, Inc. is a REIT listed on the New York Stock Exchange. Effective January 1, 1998, CNL Realty Advisors, Inc. and Commercial Net Lease Realty, Inc. merged, at which time Commercial Net Lease Realty, Inc. became self advised. James M. Seneff, Jr. holds the position of Chairman of the Board and Robert A. Bourne holds the position of Vice Chairman of the Board of Commercial Net Lease Realty, Inc.



(10) CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.) is a public, unlisted REIT. Effective September 1, 1999, CNL Fund Advisors, Inc., CNL Financial Services, Inc., CNL Financial Corp. and CNL Restaurant Properties, Inc. merged, at which time CNL Restaurant Properties, Inc. became self advised. James M. Seneff, Jr. holds the position of Chairman of the Board, and Robert A. Bourne holds the position of Vice Chairman of the Board of CNL Restaurant Properties, Inc.



(11) CNL Retirement Properties, Inc., the Company, is a public, unlisted REIT. James M. Seneff, Jr. holds the position of Chairman of the Board, Thomas J. Hutchison III holds the position of Chief Executive Officer and Robert A. Bourne holds the positions of Vice Chairman of the Board and Treasurer of the Company.


PRIOR AND FUTURE PROGRAMS

         In the past, Affiliates of the Advisor have organized over 100 other real estate investments. In addition, they currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to the Company, and make additional real estate investments. Although no Affiliate of the Advisor currently owns, operates, leases or manages properties that would be suitable for the Company, future real estate programs may involve Affiliates of the Advisor in the ownership, financing, operation, leasing, and management of properties that may be suitable for the Company.

         Certain of these affiliated public or private real estate programs may invest in retirement properties, may purchase properties concurrently with the Company and may lease properties to tenants who also lease or operate certain of the Company's Properties. Such other programs may offer mortgage or equipment financing to the same or similar entities as those targeted by the Company, thereby affecting the Company's Mortgage Loan activities or Secured Equipment Lease program. Such conflicts between the Company and affiliated programs may affect the value of the Company's investments as well as its Net Income. The Company believes that the Advisor has established guidelines to minimize such conflicts. See "Conflicts of Interest -- Certain Conflict Resolution Procedures" below.

COMPETITION TO ACQUIRE PROPERTIES AND INVEST IN MORTGAGE LOANS

         Affiliates of the Advisor may compete with the Company to acquire properties or to invest in mortgage loans of a type suitable for acquisition or investment by the Company and may be better positioned to make such acquisitions or investments as a result of relationships that may develop with various operators of retirement facilities, medical office buildings or walk-in clinics (collectively, the "Operators") or relationships with tenants of the same such facilities. See "Business -- Site Selection and Acquisition of Properties -- Interim Acquisitions." A purchaser who wishes to acquire one or more of these properties or invest in one or more mortgage loans may have to do so within a relatively short period of time, occasionally at a time when the Company (due to insufficient funds, for example) may be unable to make the acquisition or investment.


         In an effort to address these situations and preserve the acquisition and investment opportunities for the Company (and other entities with which the Advisor or its Affiliates are affiliated), Affiliates of the Advisor may maintain lines of credit which enable them to acquire properties or make mortgage loans on an interim basis and subsequently transfer them to the Company. In the event Affiliates acquire such properties, these properties and/or mortgage loans generally will be purchased from Affiliates of the Advisor, at their cost or carrying value, by one or more existing or future public or private programs formed by Affiliates of the Advisor. The selection of properties to be transferred by the Advisor to the Company may be subject to conflicts of interest. The Company cannot be sure that the Advisor will act in its best interests when deciding whether to allocate any particular property to it. Investors will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making their investment.



         The Advisor could experience potential conflicts of interest in connection with the negotiation of the purchase price and other terms of the acquisition of a Property or investment in a Mortgage Loan, as well as the terms of the lease of a Property or the terms of a Mortgage Loan, due to its relationship with its Affiliates and any business relationship of its Affiliates that may develop with Operators or tenants. Consequently, the Advisor may negotiate terms of acquisitions, investments or leases that may be more beneficial to other entities than to the Company.


         The Advisor or its Affiliates also may be subject to potential conflicts of interest at such time as the Company wishes to acquire a property, make a mortgage loan or enter into a secured equipment lease that also would be a suitable investment for an Affiliate of CNL. Affiliates of the Advisor serve as Directors of the Company and, in this capacity, have a fiduciary obligation to act in the best interest of the stockholders of the Company and, as general partners or directors of CNL Affiliates, to act in the best interests of the investors in other programs with investments that may be similar to those of the Company and will use their best efforts to assure that the Company will be treated as favorably as any such other program. See "Management -- Fiduciary Responsibility of the Board of Directors." The Company has also developed procedures to resolve potential conflicts of interest in the allocation of properties and mortgage loans between the Company and certain of its Affiliates. See "Conflicts of Interest -- Certain Conflict Resolution Procedures" below.

         The Company will supplement this Prospectus during the offering period to disclose the acquisition of a Property at such time as the Company believes that a reasonable probability exists that the Company will acquire such Property, including an acquisition from the Advisor or its Affiliates. Based upon the experience of management of the Company and the Advisor and the proposed acquisition methods, a reasonable probability that the Company will acquire a Property normally will occur as of the date on which (i) the Board of the Directors has approved the acquisition, (ii) a binding purchase contract is executed and delivered by the seller and the Company, (iii) a nonrefundable deposit has been paid on the Property and (iv) a commitment letter is executed by a proposed tenant or Operator.

SALES OF PROPERTIES

         A conflict also could arise in connection with the Advisor's determination as to whether or not to sell a Property, since the interests of the Advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the Advisor or its Affiliates may be entitled upon the Sale of a Property. See "Conflicts of Interest -- Compensation of the Advisor" below for a description of these compensation arrangements. In order to resolve this potential conflict, the Board of Directors will be required to approve each Sale of a Property.

DEVELOPMENT OF PROPERTIES

         A conflict could arise in connection with the Advisor's determination as to whether to acquire Properties which require development. Affiliates may serve as the developer and if so, the Affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The Board of Directors, including the independent directors, must approve employing an Affiliate of ours to serve as a developer. There is a risk, however, that we would acquire Properties that require development so that an Affiliate would receive the development fee.

CERTAIN RELATIONSHIPS WITH AFFILIATES

         Subject to the limitations set forth in the Articles of Incorporation, the Company may engage in transactions with Affiliates and pay compensation in connection therewith. For additional information concerning these relationships, see "Management Compensation," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Related Party Transactions" and "Certain Relationships and Related Transactions."


LEASES WITH AFFILIATES



         The Advisor and certain officers and Directors of the Company may experience conflicts of interest in connection with determining whether to lease Properties to tenants in which the Company's Affiliates or Affiliates of the Advisor have financial or other interests and in otherwise negotiating leases with such Affiliates. Leases with such tenants have not been and will not be negotiated at arm's length. The Advisor and the Company may be less likely to exercise the Company's remedies under such leases in the event of default. The Advisor's recommendation regarding the selection of tenants may be more beneficial to other entities than to the Company due to their financial or other interests in such tenants. In March 2003, the Advisor's parent company purchased a 30 percent voting membership interest in a limited liability company, which is affiliated with eight of the Company's tenants that leased 69 of the 119 Properties that the Company had acquired as of December 1, 2003. In addition, six of these eight tenants contributed 34.6 percent of total rental income from operating leases and earned income from investments in direct financing leases during the nine months ended September 30, 2003. These tenants are thinly capitalized.



POSSIBLE LISTING OF SHARES



         A conflict could arise in connection with the determination of whether or not to list the Company's Shares since the Advisor and other Affiliates may receive different amounts of compensation if such Shares are Listed, and such compensation could be paid earlier if Listing occurs. The Board of Directors must approve the Listing of the Shares.



JOINT INVESTMENT WITH AN AFFILIATED PROGRAM



         The Company may invest in Joint Ventures with another program sponsored by the Advisor or its Affiliates if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction, determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. Potential situations may arise in which the interests of the co-venturer or co-venturers may conflict with those of the Company. In addition, the Company and the co-venturer or co-venturers may reach an impasse with regard to business decisions, such as the purchase or sale of Property, in which the approval of the Company and each co-venturer is required. In this event, none of the parties may have the funds necessary to purchase the interests of the other co-venturers. The Company may experience difficulty in locating a third party purchaser for its Joint Venture interest and in obtaining a favorable sales price for such Joint Venture interest. See "Risk Factors -- Real Estate and Other Investment Risks -- We may not control the joint ventures in which we enter."


COMPETITION FOR MANAGEMENT TIME

         The directors and certain of the officers of the Advisor and the Directors and certain of the officers of the Company currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with Affiliates. They will devote only as much of their time to the business of the Company as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors of the Advisor and officers and Directors of the Company may experience conflicts of interest in allocating management time, services, and functions among the Company and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved. Independent Directors may serve as directors of three REITs advised by the Advisor; however, the Company does not anticipate that it will share Independent Directors with other REITs advised by the Advisor.

COMPENSATION OF THE ADVISOR

         The Advisor has been engaged to perform various services for the Company and will receive fees and compensation for such services. None of the agreements for such services were the result of arm's-length negotiations. All such agreements, including the Advisory Agreement, require approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in such transactions, as being fair and reasonable to the Company and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the Advisor could create a conflict between the interests of the Advisor and those of the stockholders. A transaction involving the purchase, lease, or Sale of any Property, or the entering into or Sale of a Mortgage Loan or a Secured Equipment Lease by the Company may result in the immediate realization by the Advisor and its Affiliates of substantial commissions, fees, compensation, and other income. Although the Advisory Agreement authorizes the Advisor to take primary responsibility for all decisions relating to any such transaction, the Board of Directors must approve all of the Company's acquisitions and Sales of Properties and the entering into and Sales of Mortgage Loans or Secured Equipment Leases. Potential conflicts may arise in connection with the determination by the Advisor on behalf of the Company of whether to hold or sell a Property, Mortgage Loan, or Secured Equipment Lease as such determination could impact the timing and amount of fees payable to the Advisor. See "The Advisor and the Advisory Agreement."

RELATIONSHIP WITH MANAGING DEALER

         The Managing Dealer is CNL Securities Corp., an Affiliate of the Advisor. Certain of the officers and Directors of the Company are also officers, directors, and registered principals of the Managing Dealer. This relationship may create conflicts in connection with the fulfillment by the Managing Dealer of its due diligence obligations under the federal securities laws. Although the Managing Dealer will examine the information in the Prospectus for accuracy and completeness, the Managing Dealer is an Affiliate of the Advisor and will not make an independent review of the Company or the offering. Accordingly, the investors do not have the benefit of such independent review. Certain of the Soliciting Dealers have made, or are expected to make, their own independent due diligence investigations. The Managing Dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of the Company and is expected to participate in other offerings sponsored by one or more of the officers or Directors of the Company.

LEGAL REPRESENTATION


         Greenberg Traurig, LLP, which serves as securities and tax counsel to the Company in this offering, also serves as securities and tax counsel for certain of its Affiliates, including other real estate programs, in connection with other matters. Members of the firm of Greenberg Traurig, LLP may invest in the Company, but do not hold any substantial interest in the Company. The firm is, however, a tenant in an office building in which the Company owns a 10% interest. Neither the Company nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, other counsel may be retained for one or both parties.


CERTAIN CONFLICT RESOLUTION PROCEDURES

         In order to reduce or eliminate certain potential conflicts of interest, the Articles of Incorporation contain a number of restrictions relating to (i) transactions between the Company and the Advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of properties, mortgage loans and secured equipment leases among certain affiliated entities. These restrictions include the following:

         1. No goods or services will be provided by the Advisor or its Affiliates to the Company except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with the Articles of Incorporation, or, if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

         2. The Company will not purchase or lease Properties in which the Advisor or its Affiliates has an interest without the determination, by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to the Advisor or its Affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the Company acquire any such asset at an amount in excess of its appraised value. The Company will not sell or lease Properties to the Advisor or its Affiliates unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction determine the transaction is fair and reasonable to the Company.


         3. The Company will not make loans to the Sponsor, Advisor, Directors or any Affiliates thereof, except (A) mortgage loans subject to the restrictions governing mortgage loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert) or
(B) to wholly owned subsidiaries of the Company. Any loans to the Company by the Advisor or its Affiliates must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties. It is anticipated that the Advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Company or Joint Ventures in which the Company is a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under "The Advisor and the Advisory Agreement -- The Advisory Agreement."



         4. Until completion of this offering, the Advisor and its Affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to those of the Company and that intends to (i) invest, on a cash and/or leveraged basis, in a diversified portfolio of retirement properties to be leased on a "triple-net" basis to tenants, (ii) offer mortgage loans and (iii) offer secured equipment leases. The Advisor and its Affiliates also will not purchase a property or offer or invest in a mortgage loan or secured equipment lease for any such subsequently formed public program that has investment objectives and structure similar to the Company and that intends to invest on a cash and/or leveraged basis primarily in a diversified portfolio of retirement properties to be leased on a "triple-net" basis to tenants until substantially all (generally, 80%) of the funds available for investment (Net Offering Proceeds) by the Company have been invested or committed to investment. (For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Property, whether or not any such payments are made.) The Advisor or its Affiliates in the future may offer interests in one or more public or private programs organized to purchase properties of the type to be acquired by the Company, to offer mortgage loans and/or to offer secured equipment leases.



         5. The Board of Directors and the Advisor have agreed that, in the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for a program if the requirements of Item 4 above could not be satisfied if the program were to make the investment. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor and its Affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program's investments by types of facilities and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor and its Affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its Affiliates may make the investment.


         6. With respect to Shares owned by the Advisor, the Directors, or any Affiliate, neither the Advisor, nor the Directors, nor any of their Affiliates may vote or consent on matters submitted to the stockholders regarding the removal of the Advisor, Directors, or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any Shares owned by any of them shall not be included.

         Additional conflict resolution procedures are identified under "Conflicts of Interest -- Sales of Properties," "Conflicts of Interest -- Joint Investment With An Affiliated Program" and "Conflicts of Interest -- Legal Representation."

                          SUMMARY OF REINVESTMENT PLAN

         The Company has adopted the Reinvestment Plan pursuant to which some stockholders may elect to have the full amount of their cash Distributions from the Company reinvested in additional Shares of the Company. Stockholders who elect to receive monthly Distributions may not participate in the Reinvestment Plan. Each prospective investor who wishes to participate in the Reinvestment Plan should consult with such investor's Soliciting Dealer as to the Soliciting Dealer's position regarding participation in the Reinvestment Plan. The following discussion summarizes the principal terms of the Reinvestment Plan. The Reinvestment Plan is attached hereto as Appendix A.

GENERAL



         An independent agent (the "Reinvestment Agent"), which currently is Bank of New York, will act on behalf of the participants in the Reinvestment Plan (the "Participants"). The Reinvestment Agent at all times will be registered or exempt from registration as a broker-dealer with the Securities and Exchange Commission (the "Commission") and each state securities commission. At any time that the Company is engaged in an offering, including the offering described herein, the Reinvestment Agent will invest all Distributions attributable to Shares owned by Participants in Shares of the Company at the public offering price per Share, which currently is $10.00 per Share. At any time that the Company is not engaged in an offering, and until Listing, the price per Share will be determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by the Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include
(i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a Sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. All Shares available for purchase under the Reinvestment Plan either are registered pursuant to this Prospectus or will be registered under the Securities Act of 1933, as amended the (the "Securities Act") through a separate prospectus relating solely to the Reinvestment Plan. Until this offering has terminated, Shares will be available for purchase out of the additional 50,000,000 Shares registered with the Commission in connection with this offering. See "The Offering -- Plan of Distribution." After the offering has terminated, Shares will be available from any additional Shares which the Company elects to register with the Commission for the Reinvestment Plan. The Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including, but not limited to, an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his or her last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company and by any necessary regulatory authorities. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.



         Stockholders who have received a copy of this Prospectus and participate in this offering can elect to participate in and purchase Shares through the Reinvestment Plan at any time and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in this offering may purchase Shares through the Reinvestment Plan only after such person receives the current prospectus or a separate prospectus relating solely to the Reinvestment Plan.


         At any time that the Company is not engaged in an offering, the price per Share purchased pursuant to the Reinvestment Plan shall be the fair market value of the Shares based on quarterly appraisal updates of the Company's assets until such time, if any, as Listing occurs. Upon Listing, the Shares to be acquired for the Reinvestment Plan may be acquired either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per-Share price equal to the then prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares. The Company is unable to predict the effect which such a proposed Listing would have on the price of the Shares acquired through the Reinvestment Plan.

INVESTMENT OF DISTRIBUTIONS

         Distributions will be used by the Reinvestment Agent, promptly following the payment date with respect to such Distributions, to purchase Shares on behalf of the Participants from the Company. All such Distributions shall be invested in Shares within 30 days after such payment date. Any Distributions not so invested will be returned to Participants.

         At this time, Participants will not have the option to make voluntary contributions to the Reinvestment Plan to purchase Shares in excess of the amount of Shares that can be purchased with their Distributions. The Board of Directors reserves the right, however, to amend the Reinvestment Plan in the future to permit voluntary contributions to the Reinvestment Plan by Participants, to the extent consistent with the Company's objective of qualifying as a REIT.

PARTICIPANT ACCOUNTS, FEES AND ALLOCATION OF SHARES

         For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on such Distributions will be paid to the Company to defray certain costs relating to the Reinvestment Plan. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. The maximum annual charge is $10.00.


         The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.



         Subject to the provisions of the Articles of Incorporation relating to certain restrictions on and the effective dates of transfer, Shares acquired pursuant to the Reinvestment Plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the offering. Accordingly, the Company will pay the Managing Dealer Selling Commissions of 6.5% of which up to 6% will be reallowed to Soliciting Dealers (subject to reduction under the circumstances provided under "The Offering -- Plan of Distribution"), a marketing support fee of 1.5%, which may be reallowed to Soliciting Dealers, due diligence expense reimbursements of approximately 0.05%, and, in the event that proceeds of the sale of Shares are used to acquire Properties or to invest in Mortgage Loans, Acquisition Fees of 3.9% of the purchase price of the Shares sold pursuant to the Reinvestment Plan. The Company will also pay approximately 0.45% and 0.25% to Affiliates as reimbursement for Offering Expenses and Acquisition Expenses, respectively. As a result, aggregate fees payable to Affiliates of the Company will total approximately 5.15% of the proceeds of reinvested Distributions.


         The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

REPORTS TO PARTICIPANTS

         Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions reinvested during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge paid by the Company on behalf of each Participant (see "Summary of Reinvestment Plan -- Participant Accounts, Fees and Allocation of Shares" above), and the total number of Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. If the Company is not engaged in an offering and until such time, if any, as

Listing occurs, the statement of account also will report the most recent fair market value of the Shares, determined as described above. See "Summary of Reinvestment Plan -- General" above.

         Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION


         Stockholders of the Company who purchase Shares in this offering may become Participants in the Reinvestment Plan by making a written election to participate on their Subscription Agreements at the time they subscribe for Shares. Any other stockholder who receives a copy of this Prospectus or a separate prospectus relating solely to the Reinvestment Plan and who has not previously elected to participate in the Reinvestment Plan may so elect at any time by written notice to the Board of Directors of such stockholder's desire to participate in the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received at least ten days prior to the record date for such Distribution. Subject to the preceding sentence, the election to participate in the Reinvestment Plan will apply to all Distributions attributable to the fiscal quarter in which the stockholder made such written election to participate in the Reinvestment Plan and to all fiscal quarters thereafter, whether made (i) upon subscription or subsequently for stockholders who participate in this offering, or (ii) upon receipt of a current prospectus or a separate prospectus relating solely to the Reinvestment Plan for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the Reinvestment Plan at any time without penalty by delivering written notice to the Board of Directors ten business days before the end of a fiscal quarter.



         A Participant who chooses to terminate participation in the Reinvestment Plan must terminate his or her entire participation in the Reinvestment Plan and will not be allowed to terminate in part. If a Participant terminates his or her participation the Reinvestment Agent will send him or her a check in payment for the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and the Company's record books will be revised to reflect the ownership records of his or her full Shares and the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. There are no fees associated with a Participant's terminating his or her interest in the Reinvestment Plan. A Participant in the Reinvestment Plan who terminates his or her interest in the Reinvestment Plan will be allowed to participate in the Reinvestment Plan again upon receipt of the then current version of this Prospectus or a separate current prospectus relating solely to the Reinvestment Plan by notifying the Reinvestment Agent and completing any required forms.


         The Board of Directors reserves the right to prohibit Qualified Plans from participating in the Reinvestment Plan if such participation would cause the underlying assets of the Company to constitute "plan assets" of Qualified Plans. See "The Offering -- ERISA Considerations."

FEDERAL INCOME TAX CONSIDERATIONS

         Stockholders subject to federal taxation who elect to participate in the Reinvestment Plan will incur a tax liability for Distributions allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions held pursuant to the Reinvestment Plan. Specifically, stockholders will be treated as if they have received the Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. A stockholder designating a Distribution for reinvestment will be taxed on the amount of such Distribution as ordinary income to the extent such Distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the Distribution as a capital gain dividend. In such case, such designated portion of the Distribution will be taxed as long-term capital gain.

AMENDMENTS AND TERMINATION

         The Company reserves the right to renew, extend, or amend any aspect of the Reinvestment Plan without the consent of stockholders, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. The Company also reserves the right to terminate the Reinvestment Plan for any reason, at any time, by ten days prior written notice of termination to all Participants.

                              REDEMPTION OF SHARES


         Prior to such time, if any, as Listing occurs, any stockholder who has held Shares for not less than one year (other than the Advisor) may present all or any portion equal to at least 25% of such Shares to the Company for redemption at any time, in accordance with the procedures outlined herein. At such time, the Company may, at its sole option, redeem such Shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption and, accordingly, a stockholder's Shares may not be redeemed. If the Company elects to redeem Shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of Shares under the Reinvestment Plan (the "Reinvestment Proceeds") attributable to any calendar quarter will be used to redeem Shares presented for redemption during such quarter. In addition, the Company may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its Common Stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of shares redeemed by the Company exceed 5% of the number of shares of the Company's outstanding Common Stock at the beginning of such 12-month period.


         In the event there are insufficient funds to redeem all of the Shares for which redemption requests have been submitted, the Company plans to redeem the Shares in the order in which such redemption requests have been received. A stockholder whose Shares are not redeemed due to insufficient funds can ask that the request to redeem the Shares be honored at such time, if any, as there are sufficient funds available for redemption. In such case, the redemption request will be retained and such Shares will be redeemed before any subsequently received redemption requests are honored. Alternatively, a stockholder whose Shares are not redeemed may withdraw his or her redemption request. Stockholders will not relinquish their Shares, until such time as the Company commits to redeeming such Shares.


         If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount shall be held for subsequent redemptions unless such amount is sufficient to acquire an additional Property (directly or through a Joint Venture) or to invest in additional Mortgage Loans, or is used to repay outstanding indebtedness. In that event, the Company may use all or a portion of such amount to acquire one or more additional Properties, to invest in one or more additional Mortgage Loans or to repay such outstanding indebtedness, provided that the Company (or, if applicable, the Joint Venture) enters into a binding contract to purchase such Property or Properties or invests in such Mortgage Loan or Mortgage Loans, or uses such amount to repay outstanding indebtedness, prior to payment of the next Distribution and the Company's receipt of requests for redemption of Shares.


         A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the redemption agent (the "Redemption Agent"), which is currently Bank of New York. The Redemption Agent at all times will be registered or exempt from registration as a broker-dealer with the Commission and each state securities commission. Within 30 days following the Redemption Agent's receipt of the stockholder's request, the Redemption Agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company or the Redemption Agent may require. The Redemption Agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient funds are available for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.


         Upon the Redemption Agent's receipt of notice for redemption of Shares, the redemption price will be on such terms as the Company shall determine. The redemption price for Shares redeemed during an offering would equal the then current offering price, until such time, if any, as Listing occurs, less a discount of 8.0%. Based on the current offering price of $10.00 per Share, the current net redemption price under the redemption plan would be $9.20 per Share. The net redemption price approximates the per Share net proceeds received by the Company in the offering, after deducting Selling Commissions of 6.5% and a marketing support fee of 1.5% payable to the Managing Dealer and certain Soliciting Dealers in such offering.

         It is not anticipated that there will be a market for the Shares before Listing occurs (and liquidity is not assured thereby). Accordingly, during periods when the Company is not engaged in an offering, it is expected that the purchase price for Shares purchased from stockholders will be determined by reference to the following factors, as well as any others deemed relevant or appropriate by the Company: (i) the price at which Shares have been purchased by stockholders, either pursuant to the Reinvestment Plan or outside of the Reinvestment Plan (to the extent the Company has information regarding the prices paid for Shares purchased outside the Reinvestment Plan), (ii) the annual statement of Share valuation provided to certain stockholders (see "Reports to Stockholders"), and (iii) the price at which stockholders are willing to sell their Shares. Shares purchased during any particular period of time therefore may be purchased at varying prices. The Board of Directors will announce any price adjustment and the time period of its effectiveness as part of its regular communications with stockholders. Any Shares acquired pursuant to a redemption will be retired and no longer available for issuance by the Company.

         A stockholder may present fewer than all of his or her Shares to the Company for redemption, provided, however, that (i) the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her Shares, and (ii) if such stockholder retains any Shares, he or she must retain at least $2,500 worth of Shares based on the current offering price ($1,000 worth of Shares based on the current offering price for an IRA, Keogh Plan or pension plan).


         The Directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in the best interest of the Company. The Directors may suspend the redemption of Shares if (i) they determine, in their sole discretion, that such redemption impairs the capital or the operations of the Company; (ii) they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders; (iv) they determine, in their sole discretion, that such redemption would be unlawful; (v) they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code; or (vi) the Directors, in their sole discretion, deem such suspension to be in the best interest of the Company. For a discussion of the tax treatment of such redemptions, see "Federal Income Tax Considerations -- Taxation of Stockholders." The redemption plan will terminate, and the Company no longer shall accept Shares for redemption, if and when Listing occurs. See "Risk Factors -- Offering-Related Risks -- The sale of shares by stockholders could be difficult."


                                    BUSINESS

GENERAL

         The Company is a Maryland corporation that was organized on December 22, 1997. On December 2, 1999, the Company formed CNL Retirement Partners, LP, a Delaware limited partnership ("Retirement Partners"). CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of the Company and are the general and limited partner, respectively, of Retirement Partners. Properties acquired are expected to be held by Retirement Partners or wholly owned subsidiaries of Retirement Partners and, as a result, owned by the Company through such entities. Certain additional corporations, which are wholly owned subsidiaries of the Company, have been or will be formed to serve as the general partner of various other wholly owned subsidiaries which have been or will be formed for the purpose of acquiring future Properties. The term "Company" includes CNL Retirement Properties, Inc., CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement Partners, LP, and each of their subsidiaries.


         The Company was formed primarily to acquire Properties located across the United States. The Properties may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, specialty clinics, medical office buildings and walk-in clinics, and similar types of health care-related facilities. The Company may invest directly in such Properties or indirectly through the acquisition of interests in entities which own such Properties or interests therein. The Properties will be leased primarily on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years for operating leases or 35 years in the case of direct financing leases), "triple-net" basis to tenants, who in some cases will also be the Operator of the Property. "Triple-net" means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities, and insurance, in addition to the payment of rent. The Company's medical office buildings will generally be leased on a "gross" basis for five to seven years. Under a "gross" lease, the tenant generally will be responsible for a certain capped amount of repairs, maintenance, property taxes, utilities and insurance, and the Company will be responsible for the balance. The lessees' ability to satisfy the lease obligations depends primarily on the Properties operating results. In addition, with respect to certain Properties, various forms of credit enhancements, such as corporate guarantees, secure the lessees' obligations. The Company selects its Properties for investment based on a credit underwriting process designed to identify those Properties that management believes will be able to fund such lease obligations. The Properties may consist of land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party. The Company may provide Mortgage Loans to Operators secured by real estate owned by the Operators. To a lesser extent, the Company may also offer Secured Equipment Leases to Operators pursuant to which the Company will finance, through loans or direct financing leases, the Equipment. In addition, the Company, through subsidiaries, may invest up to a maximum of 5% of total assets in equity interests in businesses that provide services to or are otherwise ancillary to the retirement industry.


         The Properties, which typically will be freestanding and will be located primarily across the United States, will be leased to tenants and managed by Operators to be selected by the Advisor and approved by the Board of Directors. Each Property acquisition and Mortgage Loan will be submitted to the Board of Directors for approval. The Company has not specified any percentage of Net Offering Proceeds to be invested in any particular type of Property. It is anticipated that the Properties will be leased to tenants that are national and regional Operators or to tenants that contract with selected national and regional Operators to manage the Properties. Properties purchased by the Company are expected to be leased under arrangements generally requiring base annual rent equal to a specified percentage of the Company's cost of purchasing a particular Property with (i) automatic fixed increases in base rent or (ii) increases in the base rent based on increases in consumer price indices, over the term of the lease. See "Business -- Description of Property Leases -- Computation of Lease Payments," below.

         The Operator of each of the Properties will be the tenant or a third-party Operator with whom the tenant has contracted. Therefore, throughout this Prospectus, references to an Operator may be to a tenant that is also the Operator or to a third-party Operator with whom the tenant has contracted.


INDUSTRY PERFORMANCE


         The Company believes that demographic trends are significant when looking at the potential for future growth in the health care industry. For 2003, the U.S. Census Bureau projects that there will be over 35.6 million Americans over the age of 65, representing approximately 12.6% of the U.S. population or about one in eight Americans. Today's baby boomers (those born between 1946 and 1964) will begin reaching age 65 as early as 2011. According to the U.S. Census Bureau, baby boomers age 65 and older will grow in number to approximately 75 million by the year 2035. More than half of these seniors, 38.6 million, will be age 75 and older. In addition, the elderly population is projected to more than double between now and the year 2050, to 82 million. As illustrated below, most of this growth is expected to occur between 2010 and 2030 when the number of elderly is projected to grow by an average of 2.8% annually.

                          ELDERLY POPULATION ESTIMATES


                                    Over 85                   Over 75                    Over 65
    Date                       Population (000)          Population (000)           Population (000)
    ----                       ----------------          ----------------           ----------------
July 1, 2000                         4,312                    16,647                     34,835
July 1, 2005                         4,968                    17,911                     36,370
July 1, 2010                         5,786                    18,561                     39,715
July 1, 2015                         6,396                    19,652                     45,959
July 1, 2020                         6,763                    22,271                     53,733
July 1, 2025                         7,441                    27,039                     62,641
July 1, 2030                         8,931                    32,598                     70,319
July 1, 2035                        11,486                    38,602                     74,774
July 1, 2040                        14,284                    43,274                     77,177
July 1, 2045                        17,220                    45,268                     79,142
July 1, 2050                        19,352                    45,984                     81,999


Source: U.S. Census Bureau

         Seniors 75 and over are projected to be one of the most rapidly growing elderly age groups. Between now and 2030, this group is expected to grow 182%. During the same period of time, the entire population of the United States is expected to grow 47%. In addition to the growth in the number of elderly people, life expectancies are increasing. According to the Administration on Aging 2002 Profile of Older Americans, individuals reaching age 65 in 2000 had an average life expectancy of an additional 17.9 years.

                             LIFE EXPECTANCY TRENDS
                              AT AGE 65 (IN YEARS)


Year               Male          Female
----               ----          ------
1965               12.9           16.3
1980               14.0           18.4
1985               14.4           18.6
1990               15.0           19.0
1991               15.1           19.1
1992               15.2           19.2
1993               15.1           19.0
1994               15.3           19.0
1995               15.3           19.0
1996*              15.8           19.1
1997*              15.6           19.2
1998**             15.7           19.2
1999**             15.7           19.3
2000**             15.8           19.3
2005**             16.1           19.4
2010**             16.3           19.5
2015**             16.5           19.7
2020**             16.7           19.9
2025**             16.9           20.1
2030**             17.1           20.4


*    preliminary data

**   estimated

         Source: Social Security Administration Office of Programs: Data from the Office of the Actuary


         Based on information from the Economic and Statistic Administration of the U.S. Department of Commerce, management believes that all of these trends suggest that as more people live to the oldest ages, there may also be more who face chronic, limiting illnesses or conditions. These conditions result in people becoming dependent on others for help in performing the activities of daily living. According to the Administration on Aging, nearly one quarter of all seniors over age 65 have health problems severe enough to limit their ability to perform one or more activities of daily living. The U.S. General Accounting Office anticipates that the number of older people needing assistance with activities of daily living will increase to 14 million by 2020, from 7 million in 1994.



                   PERCENT OF PERSONS NEEDING ASSISTANCE WITH
                        ACTIVITIES OF DAILY LIVING (ADLS)



 Years of Age                        Percentage
 ------------                        ----------
65-69                                   8.1%
70-74                                  10.5%
75-79                                  16.9%
80+                                    34.9%


Source:  U.S. Census Bureau, 1997 data

         According to the Alzheimer's Association, some of those people needing assistance on a daily basis are those coping with Alzheimer's disease. A progressive, degenerative disease of the brain, Alzheimer's disease is the most common form of dementia. Approximately four million Americans will face this disease, including one in ten persons over 65 and nearly half of those over 85. Unless a cure or prevention is found, Alzheimer's disease is projected to impact 14 million seniors by 2050.

         In addition to an aging population, according to 2001 data from the U.S. Census Bureau, a significant segment of the elderly population has the financial resources to afford retirement facilities, with people age 55 to 64 making a mean household income of $63,523 per year. The mean household income for those age 65 and over is more than $40,000 per year. In addition, according to 2001 data from the U.S. Census Bureau, 24% of those age 65 and over have an annual income in excess of $50,000. According to statistics cited from Age
Power: How the 21st Century Will Be Ruled by the New Old, men and women now in their 50s and older control 80% of all the money in

U.S. savings-and-loan institutions and represent $66 of every $100 invested in the stock market. Individuals age 50 and over earn approximately $2 trillion in annual income, control more than $7 trillion in wealth and own 77% of the financial assets in America.

         America's seniors are also preparing for their future health care needs. They purchase more than 90% of long-term care insurance, representing $800 million in premiums, a figure growing 23% each year. American families are also exploring current and future health care needs. An estimated 22 million households are involved in elder care, a number that has tripled over the past decade and is expected to double in the next two decades. According to an April 2000 Newsweek article, more than 62% of today's baby boomers are concerned about care for an aging parent or relative.

         More than 70% of working-age Americans believe a comfortable retirement is a fundamental part of the American dream, according to Age Power: How the 21st Century Will Be Ruled by the New Old. To adequately prepare for future retirement needs, it is estimated that the baby boom generation will need to have saved at least $1 million per household to maintain their standard of living.

         Management believes that other changes and trends in the health care industry will create opportunities for growth of retirement facilities, including (i) the growth of operators serving specific health care niches, (ii) the consolidation of providers and facilities through mergers, integration of physician practices, and elimination of duplicative services, (iii) the pressures to reduce the cost of providing quality health care, (iv) more dual-income and single-parent households leaving fewer family members available for in-home care of aging parents and necessitating more senior care facilities, and (v) an anticipated increase in the number of insurance companies and health care networks offering privately funded long-term care insurance.


         According to the Centers for Medicare & Medicaid Services and the National Health Statistics Group, the health care industry represents 14.3% of the United States' gross domestic product ("GDP") with over $1.6 trillion in annual expenditures. The Health Care Financing Administration expects this figure to rise to over 16% of the GDP by 2011, with $2.8 trillion in annual expenditures. According to the Health Care Financing Administration, U.S. health care construction expenditures are estimated to be $23 billion in 2003 and growing. With regard to housing for seniors, there are three major contributors to growth and the attraction of capital, according to the National Investment Conference for the Senior Living and Long Term Care Industries in 1996. They are
(i) demographics, (ii) the limited supply of new product, and (iii) the investment community's increased understanding of the industry. The Company believes the growth in demand and facilities will continue at least 50 years due to the favorable demographics, the increase in public awareness of the industry, the preference of seniors for obtaining care in non-institutional settings and the cost savings realized in a non-institutional environment.


    ESTIMATE OF RESIDENT DEMAND FOR SENIORS' HOUSING CATEGORIES - PRIVATE PAY
                             THOUSANDS OF RESIDENTS


Base                  Independent Living             Assisted Living            Skilled Nursing
----                  ------------------             ---------------            ---------------
2000                          637                           511                        671
2010                          751                           592                        773
2020                          991                           720                        964
2030                        1,389                         1,004                      1,309


Source: The Case for Investing in Seniors Housing and Long Term-Care Properties, prepared for the National Investment Conference for the Senior Living and Long-Term Care Industries, Copyright 2001

INVESTMENT OF OFFERING PROCEEDS


         The Company intends to capitalize on the growing real estate needs in the seniors' housing and health care industries primarily by acquiring Properties and leasing them to tenants on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years for operating leases or 35 years in the case of direct financing leases), "triple-net" basis, except with respect to medical office buildings, which the Company expects will generally be leased on a shorter term (generally 5 to 7 years), "gross' basis. The Properties that the Company will acquire and lease are expected to include one or more of the following types:

- Seniors' Housing, Which Includes Congregate Living and Assisted Living Facilities. Congregate living communities offer a lifestyle choice, including residential accommodations with access to services, such as housekeeping, transportation, dining and social activities, for those who wish to maintain their lifestyles independently. While skilled nursing facilities focus on more intensive care, assisted living facilities provide housing for seniors that need assistance with activities of daily living, such as grooming, dressing, bathing, and eating. Assisted living facilities provide accommodations with limited health care available when needed but do not have an institutional feel. Certain assisted living facilities are also now specializing in meeting the needs of Alzheimer's and dementia patients prior to the time that their condition warrants a nursing home setting or, in some instances, in competition with what would otherwise be provided in a nursing home setting. According to the U.S. Department of Health and Human Services, at least 15%, and possibly as much as 70%, of the patients in nursing homes could more appropriately be cared for in a less institutional and more cost effective setting. In addition, seniors' housing facilities include continuing care retirement communities and life care communities which provide a full range of long-term care services in one location, such as congregate living, assisted living and skilled nursing facilities and home health care.


- Specialty Clinics. Specialty clinics are facilities that provide health services such as outpatient surgeries, dialysis treatments and MRI screenings in a less institutional environment than hospital facilities.


- Medical Office Buildings. Medical office buildings, including doctors' offices, special purpose facilities, such as diagnostic, cancer treatment and outpatient centers, and walk-in clinics also provide investment opportunities as more small physician practices consolidate to save on the increasing costs of private practice and single purpose medical facilities become more common.


- Skilled Nursing Facilities. Skilled nursing facilities provide extensive skilled nursing, post-acute care and other long-term care services to patients that may require full time medical care, medication monitoring, ventilation and intravenous therapies, sub-acute care, and Alzheimer's/dementia care. Throughout much of the United States, the supply of new skilled nursing facilities can be limited by complex Certificate of Need laws or similar state licensing regulations. As a result, the supply of skilled nursing facilities is growing very slowly. Demand for skilled nursing facilities is coming from a rapidly growing population over 75 years of age, and the discharge of patients from hospitals to skilled nursing units for extended care benefits. Some states have eliminated Certificate of Need laws allowing the market to address the issue of supply and demand. If trends such as this continue, it is probable that new skilled nursing facilities will be constructed to meet the demand, thereby providing potential development and investment opportunities for the Company.


                     CONTINUUM OF LONG-TERM CARE FACILITIES*


  Retirement/Congregate
          Living                  Assisted Living              Skilled Nursing Facility         Acute Care Hospitals
          ------                  ---------------              ------------------------         --------------------
Informal concierge,            24-hour supervision,            24-hour medical care and      Short-term acute medical
emergency call system,         personal assistance as          protective oversight,         care
housekeeping &                 needed, emergency               medication management,
maintenance, some group        response system, social         emergency response
activities, food service       activities, housekeeping        system, 3 meals per day,
and transportation             and maintenance, 3 meals        assistance with ADLs
                               per day, transportation,
                               assistance with
                               medication and shopping


* Interspersed throughout the continuum are visits to physicians offices, physical therapy, occupational therapy, and other short-term necessary health care services.


         Legg Mason Wood Walker, Inc. in its industry analysis, Health Facility REITs Substantial Growth Ahead (December 15, 1997), estimated the value of health care facilities in the United States to be $584 billion. Management believes, based on historical costs of property owned by publicly traded health care REITs, only a small portion of facilities in the United States are owned by REITs. Management believes that this fact, coupled with the industry trends previously discussed, provides a significant investment opportunity for the Company.

Demographic trends may vary depending on the properties and regions selected for investment. The success of the future operations of the Company's Properties will depend largely on each tenant and Operator's ability to adapt to dominant trends in the industry in each specific region, including, among others, greater competitive pressures, increased consolidation and changing demographics. There can be no assurance that the tenants or Operators of the Company's Properties will be able to adapt to such trends.



         Management intends to structure the Company's leases to require the tenant to pay base annual rent with (i) automatic fixed increases in the base rent or (ii) increases in the base rent based on increases in consumer price indices. In an effort to provide regular cash flow to the Company, the Company intends generally to structure its leases to provide a minimum level of rent, with automatic increases in the minimum rent, which is payable regardless of the amount of gross revenues at a particular Property. In addition, certain leases related to retirement facilities may provide for the payment of additional rent based on achieving specified operating performance thresholds. The amount of additional rent payable is generally based on factors such as percentage of gross revenues or occupancy rates. The Company also will endeavor to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in this industry segment through careful selection and screening of its tenants (as described in "Business -- Standards for Investment in Properties" below) in order to reduce risks of default, monitoring statistics relating to Operators and continuing to develop relationships in the industry in order to reduce certain risks associated with investment in real estate. See "Business -- Standards for Investment in Properties" below for a description of the standards which the Board of Directors will employ in selecting tenants and Operators and particular Properties for investment.



         Management expects to acquire Properties in part with a view to diversification among facility type, tenants, Operators and in the geographic location of the Properties. There are no restrictions on the types of Properties in which the Company may invest. In addition, there are no restrictions on the geographic area or areas within the United States or elsewhere in which Properties acquired by the Company may be located. The Properties owned by the Company as of December 1, 2003, were located in 27 states and it is anticipated that additional Properties acquired by the Company in the future will be located in various geographic areas. Although the Properties are located in 27 states, 9.2% of the Properties are located in New Jersey, 8.4% are located in California and 7.6% are located in Virginia. Additionally, the Company's 92 properties owned as of September 30, 2003, excluding one parcel of land on which a retirement facility is expected to be constructed, are leased to 12 tenants, five of which contributed between 10% and 21% (an aggregate of 67.8%) of total rental income for the nine months ended September 30, 2003. The majority of the Company's Properties are either assisted living facilities or assisted living facilities with units for residents with Alzheimer's and related memory disorders. In addition, as of December 1, 2003, 93 of the 119 Properties owned by the Company are operated by Sunrise Senior Living Services, Inc. Additionally, five Properties owned by the Company as of December 1, 2003 are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise. Upon completion of each development, the Property will be operated by Sunrise Senior Living Services, Inc.


         The Company may also provide Mortgage Loans to Operators, or their affiliates, to enable them to acquire the land, land and buildings or buildings. The Mortgage Loans will be secured by property owned by the borrower. The Company expects that the interest rate and terms (generally, 10 to 20 years) of the Mortgage Loans will be similar to those of its leases.

         To a lesser extent, the Company may also offer Secured Equipment Leases to Operators. The Secured Equipment Leases will consist primarily of leases of, and loans for the purchase of, Equipment. As of the date of this Prospectus, the Company has neither identified any prospective Operators that will participate in such financing arrangements nor negotiated any specific terms of a Secured Equipment Lease. The Company cannot predict terms and conditions of the Secured Equipment Leases, although the Company expects that the Secured Equipment Leases will (i) have terms that equal or exceed the useful life of the subject Equipment (although such terms will not exceed 7 years), (ii) in the case of the leases, include an option for the lessee to acquire the subject Equipment at the end of the lease term for a nominal fee, (iii) include a stated interest rate, and (iv) in the case of the leases, provide that the Company and the lessees will each treat the Secured Equipment Leases as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." In addition, the Company expects that each of the Secured Equipment Leases will be secured by the Equipment to which it relates. Payments received from lessees under Secured Equipment Leases will be treated as payments of principal and interest. All Secured Equipment Leases will be negotiated by the Advisor and approved by the Board of Directors including a majority of the Independent Directors.

         The Company has borrowed and will continue to borrow money to acquire Properties, Mortgage Loans, other permitted investments and Secured Equipment Leases (collectively, the "Assets") and to pay certain fees. The Company intends to encumber Assets in connection with the borrowing. The Company has obtained a line of credit and may obtain lines of credit aggregating up to $125,000,000. The line of credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. The Company has also obtained Permanent Financing. The Board of Directors anticipates that the aggregate amount of any Permanent Financing will not exceed 50% of the Company's total assets. In any event, the Company's total borrowings will be limited to 300% of Net Assets. The Permanent Financing may be used to acquire Assets and pay a fee of 3.9% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, to the Advisor for identifying the Properties, structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans. The line of credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee to the Advisor. On March 17, 2003, the Company obtained a two-year, $85 million revolving line of credit that may be amended to allow the line of credit to be increased by $40 million. As of December 1, 2003, $20 million was outstanding on the line of credit. As of December 1, 2003, the Company had obtained Permanent Financing totaling approximately $276 million to finance the acquisition of various Properties and had assumed approximately $88,500,000 in life care bonds payable to certain residents of two of the Company's Properties. See "Business -- Borrowing" for a description of the revolving line of credit and Permanent Financing the Company had obtained as of December 1, 2003.



         As of December 1, 2003, the Company had acquired, directly or indirectly, 119 retirement Properties and had initial commitments to acquire one additional Property. As of December 1, 2003, the Company had not entered into any arrangements that create a reasonable probability that the Company will enter into any Secured Equipment Lease.



         The Company has undertaken to supplement this Prospectus during the offering period to disclose the acquisition of Properties at such time as the Company believes that a reasonable probability exists that such Property will be acquired by the Company. Based upon the experience and acquisition methods of the Affiliates of the Company and the Advisor, this normally will occur, with regard to acquisition of Properties, as of the date on which (i) the Board of the Directors has approved the acquisition, (ii) a binding purchase contract is executed and delivered by the seller and the Company, (iii) a nonrefundable deposit has been paid on the Property and (iv) a commitment letter is executed by a proposed tenant or Operator. However, the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that the Company ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing. The terms of any borrowing by the Company will also be disclosed by supplement following receipt by the Company of an acceptable commitment letter from a potential lender.



         Based generally on the amount invested or committed for investment in the 120 Properties that the Company had either acquired or committed to acquire as of December 1, 2003 and current market conditions, the Company and the Advisor have estimated an average investment of $5,000,000 to $20,000,000 per Property. In certain cases, the Company may become a co-venturer in a Joint Venture that will own the Property. In each such case, the Company's cost to purchase an interest in such Property will be less than the total purchase price and the Company therefore will be able to acquire interests in a greater number of Properties. In addition, the Board of Directors may determine to engage in future offerings of common stock, the proceeds of which could be used to acquire additional Properties or make Mortgage Loans. The Company may also borrow to acquire Properties. See "Business -- Borrowing." Management estimates that 10% to 15% of the Company's investment will be for the cost of land, 80% to 85% for the cost of building and 5% to 10% for the cost of furniture, fixtures and equipment. See "Business -- Joint Venture Arrangements" below and "Risk Factors -- Real Estate and Other Investment Risks -- Possible lack of diversification increases the risk of investment." Management cannot estimate the number of Mortgage Loans that may be entered into. The Company may also borrow money to make Mortgage Loans.


         Although management cannot estimate the number of Secured Equipment Leases that may be entered into, it expects to fund any Secured Equipment Lease program from the proceeds of the Line of Credit or Permanent Financing in an amount not to exceed 10% of total assets. Management has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the total value of all Secured Equipment Leases will not exceed 25% of the Company's total assets, and that Secured Equipment Leases to a single lessee, in the aggregate, will not exceed 5% of total assets.

PROPERTY ACQUISITIONS


         As of December 1, 2003, the Company owned interests, directly or indirectly, in 119 Properties, substantially all of which are, or, with respect to one construction property, will be, leased to tenants on a long-term, triple-net basis and are or will be managed by Operators of retirement facilities. The general terms of the lease agreements are described in "Business -- Description of Property Leases."



         As of December 1, 2003, certain of the Company's lease agreements and/or management agreements provide for credit enhancements, such as corporate guarantees, which guarantee minimum rent payments under the leases. These credit enhancements terminate at either a specific time during the applicable lease term or once net operating income from the applicable Property or Properties exceeds a specified amount. However, there is no assurance that market conditions will allow the Company to continue to obtain credit enhancements on leases in the future. In addition, many of the leases contain cross-default terms with respect to other leases, meaning that if the tenant to any of the applicable leases defaults on its obligations under the lease, the Company will have the ability to pursue its remedies under the lease with respect to the other Properties, regardless of whether the tenant of any such Property is under default under its lease. Certain leases also contain pooling terms, meaning that the net operating profits with respect to the pooled Properties are combined for the purpose of funding rental payments due under each lease. In addition, certain leases require the tenant to make a security deposit relating to the Property which is retained by the Company as security for the tenant's obligations under the lease.


         The majority of the leases provide for the tenant to fund, in addition to its lease payments, a furniture, fixture and equipment reserve ("FF&E Reserve") fund. The tenant deposits funds into the FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment. The Company may be responsible for capital expenditures or repairs in excess of the amounts in the reserve fund, and the tenant generally will be responsible for replenishing the reserve fund and for paying a specified return on the amount of capital expenditures or repairs paid for by the Company in excess of amounts in the FF&E Reserve fund. The FF&E Reserve funds are owned by either the Company or the tenants depending on the terms of the leases.


         The following table sets forth the location of each of the Properties owned by the Company as of December 1, 2003, and a summary of the principal terms of the acquisition and lease of each Property.

                             PROPERTY ACQUISITIONS
                     From Inception through December 1, 2003



                                                                                        Lease
                                                                                     Expiration
                                               Purchase    Depreciable     Date      and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)  Acquired      Options       Annual Rent (2)      Rent
------------------------------------------   -----------  -------------  --------  ---------------  -----------------  ----------
BRIGHTON GARDENS OF ORLAND PARK (3) (4)      $13,848,900  $  12,600,000  04/20/00  12/2017; two     $1,419,512 for        (5)
(the "Orland Park Property")                                                       ten-year         first lease year,
Existing retirement facility                                                       renewal options  with increases of
                                                                                                    3% each lease
The Orland Park Property is located in                                                              year thereafter
Orland Park, Illinois, southwest of
Chicago, and includes 65 assisted living
units and 37 units for residents with
Alzheimer's and related memory disorders.

BROADWAY PLAZA AT PECAN PARK (6) (7) (8)     $10,578,750  $   9,800,000  11/09/01  11/2016; two     $1,084,322 for        (5)
(the "Arlington Property")                                                         five-year        first lease year,
Existing retirement facility                                                       renewal options  with increases of
                                                                                                    2% each lease
The Arlington Property is located in                                                                year thereafter
Arlington, Texas, a suburb between Dallas                                                           (9)
and Fort Worth, and includes 80 assisted
living units and 15 units for residents
with Alzheimer's and related memory
disorders.

HOMEWOOD RESIDENCE OF BOCA RATON (6) (7)     $ 9,672,000  $   9,100,000  11/09/01  11/2016; two     $991,380 for          (5)
(the "Boca Raton Property")                                                        five-year        first lease year,
Existing retirement facility                                                       renewal options  with increases of
                                                                                                    2% each lease
The Boca Raton Property is located in Boca                                                          year thereafter
Raton, Florida, approximately 20 miles                                                              (9)
north of Fort Lauderdale, and includes 59
assisted living units and 13 units for
residents with Alzheimer's and related
memory disorders.

HOLLEY COURT TERRACE (6) (10)                $18,469,275  $  17,400,000  02/11/02  02/2017; two     $1,846,928 for        (5)
(the "Oak Park Property")                                                          five-year        first lease year,
Existing retirement facility                                                       renewal options  with increases of
                                                                                                    1% each lease
The Oak Park Property is located in Oak                                                             year thereafter
Park, Illinois, a suburb west of Chicago,
and includes 161 independent living units
and 17 assisted living units.

                                                                                        Lease
                                                                                     Expiration
                                               Purchase    Depreciable     Date      and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)  Acquired      Options       Annual Rent (2)      Rent
------------------------------------------   -----------  -------------  --------  ---------------  -----------------  ----------
HOMEWOOD RESIDENCE OF COCONUT CREEK (6) (7)  $ 9,687,563  $   8,500,000  02/11/02  02/2017; two     $968,756 for          (5)
(the "Coconut Creek Property")                                                     five-year        first lease year,
Existing retirement facility                                                       renewal options  with increases of
                                                                                                    2% each lease
The Coconut Creek Property is located in                                                            year thereafter
Coconut Creek, Florida, approximately 14                                                            (9)
miles north of Fort Lauderdale, and
includes 80 assisted living units and 14
units for residents with Alzheimer's and
related memory disorders.

HERITAGE CLUB AT GREENWOOD                   $17,865,375  $  18,900,000  03/22/02  03/2017; two     $1,786,538 for        (5)
VILLAGE (6) (7) (11)                                                               five-year        first lease year,
(the "Greenwood Village Property")                                                 renewal options  with increases of
Existing retirement facility                                                                        2% each lease
                                                                                                    year thereafter
The Greenwood Village Property is located                                                           (9)
in Greenwood Village, Colorado, a suburb
southeast of Denver, and includes 75
assisted living units, 13 units for
residents with Alzheimer's and related
memory disorders, and 90 skilled nursing
units.

BRIGHTON GARDENS OF CAMARILLO (12) (13)      $18,694,698  $  17,400,000  05/16/02  05/2017; two            (14)           (5)
(the "Camarillo Property")                                                         ten-year
Existing retirement facility                                                       renewal options

The Camarillo Property is located in
Camarillo, California, a suburb of Los
Angeles, and includes 90 assisted living units, 24 units for residents with Alzheimer's and related memory disorders, and 28 skilled nursing units.

BRIGHTON GARDENS OF TOWSON (12) (13)         $14,452,319  $  14,700,000  05/16/02  05/2017; two            (14)           (5)
(the "Towson Property")                                                            ten-year
Existing retirement facility                                                       renewal options

The Towson Property is located in Towson,
Maryland, a suburb of Baltimore, and
includes 66 assisted living units and 23 units for residents with Alzheimer's and related memory disorders.

                                                                                        Lease
                                                                                     Expiration
                                               Purchase    Depreciable     Date      and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)  Acquired      Options       Annual Rent (2)      Rent
------------------------------------------   -----------  -------------  --------  ---------------  -----------------  ----------
SUNRISE ASSISTED LIVING OF                   $ 9,488,304  $   9,200,000  05/16/02  05/2017; two            (14)           (5)
DARTMOUTH (12) (13)                                                                ten-year
(the "Dartmouth Property")                                                         renewal options
Existing retirement facility

The Dartmouth Property is located in
Dartmouth, Massachusetts, 30 miles east of Providence, Rhode Island and 60 miles south of Boston, Massachusetts, and includes 58 assisted living units and 28 units for residents with Alzheimer's and related memory disorders.

SUNRISE ASSISTED LIVING OF                   $ 8,054,110  $   7,800,000  05/16/02  05/2017; two            (14)           (5)
ELK GROVE (12) (13)                                                                ten-year
(the "Elk Grove Property")                                                         renewal options
Existing retirement facility

The Elk Grove Property is located in Elk
Grove, California, a suburb of Sacramento, and includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders.

SUNRISE ASSISTED LIVING OF                   $8,110,569   $   7,900,000  05/17/02  05/2017; two            (14)           (5)
CLAYTON (12) (13)                                                                  ten-year
(the "Clayton Property")                                                           renewal options
Existing retirement facility

The Clayton Property is located in
Clayton, Ohio, northwest of downtown
Dayton, and includes 42 assisted living
units and 42 units for residents with
Alzheimer's and related memory disorders.

BRIGHTON GARDENS OF                          $ 7,654,546             --  09/30/02  09/2037          $837,862, with        (5)
BUCKHEAD (15) (16) (17)                                                                             increases of 2.5%
(the "Atlanta-Buckhead Property")                                                                   each lease year
Existing retirement facility                                                                        from January 1,
                                                                                                    2004 through the
The Atlanta-Buckhead Property is located                                                            end of the 29th
in Buckhead, in northern Atlanta, Georgia,                                                          lease year
and includes 90 assisted living units and
22 units for residents with Alzheimer's
and related memory disorders.

                                                                                        Lease
                                                                                     Expiration
                                               Purchase    Depreciable     Date      and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)  Acquired      Options       Annual Rent (2)      Rent
------------------------------------------   -----------  -------------  --------  ---------------  -----------------  ----------
BRIGHTON GARDENS OF                          $ 6,349,794             --  09/30/02      09/2037      $695,044, with        (5)
BRENTWOOD (15) (16) (17)                                                                            increases of 2.5%
(the "Brentwood Property")                                                                          each lease year
Existing retirement facility                                                                        from January 1,
                                                                                                    2004 through the
The Brentwood Property is located in                                                                end of the 29th
Brentwood, Tennessee, 10 miles south of                                                             lease year
downtown Nashville, and includes 90
assisted living units and 23 units for
residents with Alzheimer's and related
memory disorders.

BRIGHTON GARDENS OF                          $ 3,218,389             --  09/30/02      09/2037      $352,283, with        (5)
CHARLOTTE (15) (16) (17)                                                                            increases of 2.5%
(the "Charlotte Property")                                                                          each lease year
Existing retirement facility                                                                        from January 1,
                                                                                                    2004 through the
The Charlotte Property is located in                                                                end of the 29th
Charlotte, North Carolina, and includes 90                                                          lease year
assisted living units and 25 units for
residents with Alzheimer's and related
memory disorders.

BRIGHTON GARDENS OF FRIENDSHIP               $19,310,331             --  09/30/02      09/2037      $2,166,197, with      (5)
HEIGHTS (15) (16) (17)                                                                              increases of 2.5%
(the "Chevy Chase Property")                                                                        each lease year
Existing retirement facility                                                                        from January 1,
                                                                                                    2004 through the
The Chevy Chase Property is located in                                                              end of the 29th
Chevy Chase, Maryland, a northwestern                                                               lease year
suburb of Washington, D.C., and includes
108 assisted living units and 24 units for
residents with Alzheimer's and related
memory disorders.

BRIGHTON GARDENS OF                          $11,481,818             --  09/30/02      09/2037      $1,361,793, with      (5)
MIDDLETOWN (15) (16) (17)                                                                           increases of 2.5%
(the "Middletown Property")                                                                         each lease year
Existing retirement facility                                                                        from January 1,
                                                                                                    2004 through the
The Middletown Property is located in                                                               end of the 29th
Middletown, New Jersey, 30 miles southeast                                                          lease year
of Newark, and includes 98 assisted living
units and 25 units for residents with
Alzheimer's and related memory disorders.

                                                                                        Lease
                                                                                     Expiration
                                               Purchase    Depreciable     Date      and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)  Acquired      Options       Annual Rent (2)      Rent
------------------------------------------   -----------  -------------  --------  ---------------  -----------------  ----------
BRIGHTON GARDENS OF                          $12,438,636             --  09/30/02      09/2037      $1,466,525, with      (5)
MOUNTAINSIDE (15) (16) (17)                                                                         increases of 2.5%
(the "Mountainside Property")                                                                       each lease year
Existing retirement facility                                                                        from January 1,
                                                                                                    2004 through the
The Mountainside Property, is located in                                                            end of the 29th
Mountainside, New Jersey, approximately 12                                                          lease year
miles southwest of downtown Newark, and
includes 98 assisted living units and 21
units for residents with Alzheimer's and
related memory disorders.

BRIGHTON GARDENS OF NAPLES (15) (16) (17)    $ 8,002,479             --  09/30/02      09/2037      $613,446, with        (5)
(the "Naples Property")                                                                             increases of 2.5%
Existing retirement facility                                                                        each lease year
                                                                                                    from January 1,
The Naples Property is located in Naples,                                                           2004 through the
Florida, and includes 93 assisted living                                                            end of the 29th
units and 40 skilled nursing units.                                                                 lease year

BRIGHTON GARDENS OF RALEIGH (15) (16) (17)   $ 9,655,165             --   09/30/02     09/2037      $1,056,848, with      (5)
(the "Raleigh Property")                                                                            increases of 2.5%
Existing retirement facility                                                                        each lease year
                                                                                                    from January 1,
The Raleigh Property is located in                                                                  2004 through the
Raleigh, North Carolina, and includes 90                                                            end of the 29th
assisted living units and 23 units for                                                              lease year
residents with Alzheimer's and related
memory disorders.

BRIGHTON GARDENS OF STAMFORD (15) (16) (17)  $13,569,421             --   09/30/02     09/2037      $1,485,300, with      (5)
(the "Stamford Property")                                                                           increases of 2.5%
Existing retirement facility                                                                        each lease year
                                                                                                    from January 1,
The Stamford Property is located in                                                                 2004 through the
Stamford, Connecticut, and includes 90                                                              end of the 29th
assisted living units and 24 units for                                                              lease year
residents with Alzheimer's and related
memory disorders.

                                                                                        Lease
                                                                                     Expiration
                                               Purchase    Depreciable     Date      and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)  Acquired      Options       Annual Rent (2)      Rent
------------------------------------------   -----------  -------------  --------  ---------------  -----------------  ----------
BRIGHTON GARDENS OF VENICE (15) (16) (17)    $ 6,523,760             --  09/30/02      09/2037      $714,087, with        (5)
(the "Venice Property")                                                                             increases of 2.5%
Existing retirement facility                                                                        each lease year
                                                                                                    from January 1,
The Venice Property is located in Venice,                                                           2004 through the
Florida, 20 miles south of Sarasota, and                                                            end of the 29th
includes 102 assisted living units and 27                                                           lease year
skilled nursing units.

BRIGHTON GARDENS OF                          $ 7,045,661             --  09/30/02      09/2037      $771,214, with        (5)
WINSTON-SALEM (15) (16) (17)                                                                        increases of 2.5%
(the "Winston-Salem Property")                                                                      each lease year
Existing retirement facility                                                                        from January 1,
                                                                                                    2004 through the
The Winston-Salem Property is located in                                                            end of the 29th
Winston-Salem, North Carolina, and                                                                  lease year
includes 90 assisted living units and 23
units for residents with Alzheimer's and
related memory disorders.

BROOKSBY VILLAGE CONTINUING CARE             $17,383,784             --  10/10/02      04/2033             (19)           N/A
RETIREMENT COMMUNITY (19)
(the "Peabody Property")
Retirement facility being constructed

The Peabody Property, which is currently being constructed, is located in Peabody, Massachusetts, and is expected to include
1,355 independent living apartments, 196 assisted living units and 160 skilled nursing units. The Company purchased the land only and will not own the buildings and improvements.

HOMEWOOD RESIDENCE AT BROOKMONT              $ 8,957,850  $   9,000,000  11/01/02  01/2016; two     $918,180 for          (5)
TERRACE (6)                                                                        five-year        first lease year,
(the "Nashville Property")                                                         renewal options  with increases of
Existing retirement facility                                                                        2% each lease
                                                                                                    year thereafter
The Nashville Property is located in                                                                (9)
southwest Nashville, Tennessee, and
includes 62 assisted living units and 30
units for residents with Alzheimer's and
related memory disorders.

                                                                                        Lease
                                                                                     Expiration
                                               Purchase    Depreciable     Date      and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)  Acquired      Options       Annual Rent (2)      Rent
------------------------------------------   -----------  -------------  --------  ---------------  -----------------  ----------
BRIGHTON GARDENS OF BELLEVUE (20) (22)       $10,201,606  $   8,900,000  12/20/02  12/2017; two     $899,335 for          (5)
(the "Bellevue Property")                                                          ten-year         first lease year,
Existing retirement facility                                                       renewal options  with increases of
                                                                                                    3% each lease
The Bellevue Property is located in                                                                 year thereafter
Bellevue, Washington, 13 miles east of
downtown Seattle, and includes 90 assisted
living units and 27 units for residents
with Alzheimer's and related memory
disorders.

BRIGHTON GARDENS OF HOFFMAN                  $ 7,543,752  $   6,400,000  12/20/02  12/2017; two     $780,967 for          (5)
ESTATES (20) (21)                                                                  ten-year         first lease year,
(the "Hoffman Estates Property")                                                   renewal options  with increases of
Existing retirement facility                                                                        3% each lease
                                                                                                    year thereafter
The Hoffman Estates Property is located in
Hoffman Estates, Illinois, 30 miles
northwest of Chicago, and includes 73
assisted living units and 47 units for
residents with Alzheimer's and related
memory disorders.

BRIGHTON GARDENS OF OKLAHOMA CITY (20) (22)  $ 3,646,636  $   3,100,000  12/20/02  12/2017; two     $321,474 for          (5)
(the "Oklahoma City Property")                                                     ten-year         first lease year,
Existing retirement facility                                                       renewal options  with increases of
                                                                                                    3% each lease
The Oklahoma City Property is located in                                                            year thereafter
Oklahoma City, Oklahoma, 14 miles north of
downtown Oklahoma City, and includes 94
assisted living units and 24 units for
residents with Alzheimer's and related
memory disorders.

BRIGHTON GARDENS OF SANTA ROSA (20) (22)     $16,748,552  $  15,600,000  12/20/02  12/2017; two     $1,476,490 for        (5)
(the "Santa Rosa Property")                                                        ten-year         first lease year,
Existing retirement facility                                                       renewal options  with increases of
                                                                                                    3% each lease
The Santa Rosa Property is located in                                                               year thereafter
Santa Rosa, California, 58 miles north of
downtown San Francisco, and includes 92
assisted living units, 25 units for
residents with Alzheimer's and related
memory disorders and 45 skilled nursing
units.

                                                                                        Lease
                                                                                     Expiration
                                               Purchase    Depreciable     Date      and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)  Acquired      Options       Annual Rent (2)      Rent
------------------------------------------   -----------  -------------  --------  ---------------  -----------------  ----------
BRIGHTON GARDENS OF TULSA (20) (21)          $ 4,684,167  $   3,500,000  12/20/02  12/2017; two     $484,928 for          (5)
(the "Tulsa Property")                                                             ten-year         first lease year,
Existing retirement facility                                                       renewal options  with increases of
                                                                                                    3% each lease
The Tulsa Property is located in Tulsa,                                                             year thereafter
Oklahoma, 6 miles southeast of downtown
Tulsa, and includes 94 assisted living
units and 26 units for residents with
Alzheimer's and related memory disorders.

BRIGHTON GARDENS OF VININGS (20) (22)        $ 7,374,428  $   6,100,000  12/20/02  12/2017; two     $650,102 for          (5)
(the "Atlanta Property")                                                           ten-year         first lease year,
Existing retirement facility                                                       renewal options  with increases of
                                                                                                    3% each lease
The Atlanta Property is located in a                                                                year thereafter
suburb 12 miles northwest of downtown
Atlanta, Georgia, and includes 90 assisted
living units and 26 units for residents
with Alzheimer's and related memory
disorders.

HEARTHSIDE OF LYNNWOOD (20) (22)             $ 6,300,000  $   5,300,000  12/20/02  12/2017; two     $555,384 for          (5)
(the "Lynnwood Property")                                                          ten-year         first lease year,
Existing retirement facility                                                       renewal options  with increases of
                                                                                                    3% each lease
The Lynnwood Property is located in                                                                 year thereafter
Lynnwood, Washington, a suburb 17 miles
north of downtown Seattle, and includes 48
assisted living units and 24 units for
residents with Alzheimer's and related
memory disorders.

HEARTHSIDE OF SNOHOMISH (20) (22)            $ 8,600,000  $   8,700,000  12/20/02  12/2017; two     $758,144 for          (5)
(the "Snohomish Property")                                                         ten-year         first lease year,
Existing retirement facility                                                       renewal options  with increases of
                                                                                                    3% each lease
The Snohomish Property is located in                                                                year thereafter
Snohomish, Washington, a suburb 32 miles
northeast of downtown Seattle, and
includes 56 assisted living units and 28
units for residents with Alzheimer's and
related memory disorders.

                                                                                        Lease
                                                                                     Expiration
                                               Purchase    Depreciable     Date      and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)  Acquired      Options       Annual Rent (2)      Rent
------------------------------------------   -----------  -------------  --------  ---------------  -----------------  ----------
SUNRISE ASSISTED LIVING OF HEMET (20) (21)   $ 4,109,688  $   3,300,000  12/20/02  12/2017; two     $425,455 for          (5)
(the "Hemet Property")                                                             ten-year         first lease year,
Existing retirement facility                                                       renewal options  with increases of
                                                                                                    3% each lease
The Hemet Property is located in Hemet,                                                             year thereafter
California, approximately 90 miles
southeast of downtown Los Angeles, and
includes 56 assisted living units and 28
units for residents with Alzheimer's and
related memory disorders.

SUNRISE ASSISTED LIVING OF PLYMOUTH (20)     $ 4,580,387  $   3,900,000  12/20/02  12/2017; two     $474,185 for          (5)
(21)                                                                               ten-year         first lease year,
(the "Plymouth Property")                                                          renewal options  with increases of
Existing retirement facility                                                                        3% each lease
                                                                                                    year thereafter
The Plymouth Property is located in
Plymouth, Massachusetts, approximately 42
miles southeast of downtown Boston, and
includes 56 assisted living units and 28
units for residents with Alzheimer's and
related memory disorders.

SUNRISE ASSISTED LIVING OF                   $ 4,930,498  $   4,200,000  12/20/02  12/2017; two     $510,430 for          (5)
WILLOUGHBY (20) (21)                                                               ten-year         first lease year,
(the "Willoughby Property")                                                        renewal options  with increases of
Existing retirement facility                                                                        3% each lease
                                                                                                    year thereafter
The Willoughby Property is located in
Willoughby, Ohio, a suburb 18 miles
northeast of downtown Cleveland, and
includes 56 assisted living units and 28
units for residents with Alzheimer's and
related memory disorders.

PLEASANT HILLS (20) (21)                     $10,638,918  $  10,800,000  12/20/02  12/2017; two     $1,101,394 for        (5)
(the "Little Rock Property")                                                       ten-year         first lease year,
Existing retirement facility                                                       renewal options  with increases of
                                                                                                    3% each lease
The Little Rock Property is located in                                                              year thereafter
Little Rock, Arkansas, 8 miles west of
downtown Little Rock, and includes 144
independent living units and 19 assisted
living units.

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
FOX RUN VILLAGE CONTINUING CARE RETIREMENT   $17,000,000       --        02/28/2003  02/2013; two     $2,560,000 for         N/A
COMMUNITY (18)                                                                       five-year        first through
(the "Novi Property")                                                                renewal options  fifth lease
Retirement facility being constructed                                                                 years, with
                                                                                                      increases of 3%
The Novi Property, which is currently                                                                 each lease year
being constructed, is located in Novi,                                                                thereafter (23)
Michigan, and is expected to include 1,497
independent living apartments, 128
assisted living units and 190 skilled
nursing units. The Company purchased the
land only and will not own the buildings
and improvements.

BRIGHTON GARDENS OF COLORADO                 $16,220,000  $  16,400,000  03/27/2003  03/2018; two     $1,576,765 in the      (5)
SPRINGS (24) (25)                                                                    five-year        first lease year;
(the "Colorado Springs Property")                                                    renewal options  with a 0.375%
Existing retirement facility                                                                          increase in the
                                                                                                      second lease
The Colorado Springs Property is located                                                              year; increases
in Colorado Springs, Colorado, 3 miles                                                                by 2.5% in the
west of downtown Colorado Springs, and                                                                third lease year
includes 90 assisted living units, 25                                                                 and each lease
units for residents with Alzheimer's and                                                              year thereafter
related memory disorders, and 28 skilled
nursing units.

BRIGHTON GARDENS OF DENVER (24) (25)         $17,480,000  $  17,900,000  03/27/2003  03/2018; two     $1,576,765 in the      (5)
(the "Denver Property")                                                              five-year        first lease year;
Existing retirement facility                                                         renewal options  with a 0.375%
                                                                                                      increase in the
The Denver Property is located in Denver,                                                             second lease
Colorado, 8 miles southeast of downtown                                                               year; increases
Denver, and includes 90 assisted living                                                               by 2.5% in the
units, 25 units for residents with                                                                    third lease year
Alzheimer's and related memory disorders,                                                             and each lease
and 28 skilled nursing units.                                                                         year thereafter

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
BRIGHTON GARDENS OF LAKEWOOD (24) (25)       $18,400,000  $  17,900,000  03/27/2003  03/2018; two     $1,576,765 in the      (5)
(the "Lakewood Property")                                                            five-year        first lease year;
Existing retirement facility                                                         renewal options  with a 0.375%
                                                                                                      increase in the
The Lakewood Property is located in                                                                   second lease
Lakewood, Colorado, 10 miles west of                                                                  year; increases
downtown Denver, and includes 90 assisted                                                             by 2.5% in the
living units, 25 units for residents with                                                             third lease year
Alzheimer's and related memory disorders,                                                             and each lease
and 28 skilled nursing units.                                                                         year thereafter

BRIGHTON GARDENS OF EDGEWOOD (22) (26)       $ 2,654,632  $   2,000,000  03/28/2003  03/2018; two     $234,022 for the       (5)
(the "Edgewood Property")                                                            ten-year         first lease year;
Existing retirement facility                                                         renewal options  increases by 3%
                                                                                                      each lease year
The Edgewood Property is located in                                                                   thereafter
Edgewood, Kentucky, 14 miles southwest of
downtown Cincinnati, Ohio, and includes 93
assisted living units and 26 units for
residents with Alzheimer's and related
memory disorders.

BRIGHTON GARDENS OF GREENVILLE (22) (26)     $ 4,132,969  $   4,100,000  03/28/2003  03/2018; two     $364,347 for the       (5)
                                                                                     ten-year         first lease year;
(the "Greenville Property")                                                          renewal options  increases by 3%
Existing retirement facility                                                                          each lease year
                                                                                                      thereafter
The Greenville Property is located in
Greenville, South Carolina, 5 miles west
of downtown Greenville, and includes 94
assisted living units, 25 units for
residents with Alzheimer's and related
memory disorders and 28 skilled nursing
units.

BRIGHTON GARDENS OF NORTHRIDGE (22) (26)     $14,735,846  $  12,100,000  03/28/2003  03/2018; two     $1,299,057 for         (5)
(the "Northridge Property")                                                          ten-year         the first lease
Existing retirement facility                                                         renewal options  year; increases
                                                                                                      by 3% each lease
The Northridge Property is located in                                                                 year thereafter
Northridge, California, 26 miles northwest
of downtown Los Angeles, and includes 90
assisted living units, 25 units for
residents with Alzheimer's and related
memory disorders and 28 skilled nursing
units.

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
BRIGHTON GARDENS OF RANCHO MIRAGE (22) (26)  $13,833,657  $  12,900,000  03/28/2003  03/2018; two     $1,219,523 for         (5)
(the "Rancho Mirage Property")                                                       ten-year         the first lease
Existing retirement facility                                                         renewal options  year; increases
                                                                                                      by 3% each lease
The Rancho Mirage Property is located in                                                              year thereafter
Rancho Mirage, California, 120 miles east
of downtown Los Angeles, and includes 90
assisted living units, 26 units for
residents with Alzheimer's and related
memory disorders and 28 skilled nursing
units.

BRIGHTON GARDENS OF SALT LAKE                $15,028,664  $  15,500,000  03/28/2003  03/2018; two     $1,555,842 for         (5)
CITY (21) (26)                                                                       ten-year         the first lease
(the "Salt Lake City Property")                                                      renewal options  year; increases
Existing retirement facility                                                                          by 3% each lease
                                                                                                      year thereafter
The Salt Lake City Property is located in
Salt Lake City, Utah, and includes 98
assisted living units, 25 units for
residents with Alzheimer's and related
memory disorders and 28 skilled nursing
units.

BRIGHTON GARDENS OF YORBA LINDA (21) (26)    $13,483,926  $  11,900,000  03/28/2003  03/2018; two     $1,395,923 for         (5)
(the "Yorba Linda Property")                                                         ten-year         the first lease
Existing retirement facility                                                         renewal options  year; increases
                                                                                                      by 3% each lease
The Yorba Linda Property is located in                                                                year thereafter
Yorba Linda, California, 36 miles east of
downtown Los Angeles, and includes 90
assisted living units, 25 units for
residents with Alzheimer's and related
memory disorders and 28 skilled nursing
units.

FAIRFAX (26)                                 $39,421,527  $  62,100,000  03/28/2003  03/2018; one     $4,099,134 for         (5)
(the "Fort Belvoir Property")                plus the                                ten-year         the first lease
Existing retirement facility                 assumption                              renewal option   year; increases
                                             of                                      followed by one  by 3% each lease
The Fort Belvoir Property is located in      $37,551,865                             five-year        year thereafter
Fort Belvoir, Virginia, 19 miles southwest   in life                                 renewal option
of Washington, D.C., and includes 382        care bonds
independent living units and cottages, 45    payable
assisted living units and 40 skilled
nursing units.

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
SUNRISE ASSISTED LIVING OF PALM              $ 2,653,469  $   2,000,000  03/28/2003  03/2018; two     $233,920 for the       (5)
SPRINGS (22) (26)                                                                    ten-year         first lease year;
(the "Palm Springs Property")                                                        renewal options  increases by 3%
Existing retirement facility                                                                          each lease year
                                                                                                      thereafter
The Palm Springs Property is located in
Palm Springs, California, 110 miles east
of downtown Los Angeles, and includes 56
assisted living units and 28 units for
residents with Alzheimer's and related
memory disorders.

QUADRANGLE (26)                              $60,118,719  $  93,000,000  03/28/2003  03/2018; one     $6,234,763 for         (5)
(the "Haverford Property")                   plus the                                ten-year         the first lease
Existing retirement facility                 assumption                              renewal option   year; increases
                                             of                                      followed by one  by 3% each lease
The Haverford Property is located in         $50,958,830                             five-year        year thereafter
Haverford, Pennsylvania, 10 miles west of    in life                                 renewal option
Philadelphia, and includes 349 independent   care bonds
living units, 90 assisted living units, 25   payable
units for residents with Alzheimer's and
related memory disorders and 72 skilled
nursing units.

SUNRISE OF ANNAPOLIS (27) (28) (29) (30)     $13,294,253             --    03/31/03      03/2038      $1,465,099; with       (5)
(the "Annapolis Property")                                                                            increases of 2.5%
Existing retirement facility                                                                          beginning
                                                                                                      01/01/2004 and
The Annapolis Property is located in                                                                  each lease year
Annapolis, Maryland, 26 miles southeast of                                                            thereafter until
Baltimore, and includes 50 assisted                                                                   the end of the
living units and 22 units for residents                                                               28th lease year
with Alzheimer's and related memory
disorders.

SUNRISE OF PIKESVILLE (27) (28) (29) (30)    $ 9,340,855             --    03/31/03      03/2038      $1,029,413; with       (5)
(the "Pikesville Property")                                                                           increases of 2.5%
Existing retirement facility                                                                          beginning
                                                                                                      01/01/2004 and
The Pikesville Property is located in                                                                 each lease year
Pikesville, Maryland, 11 miles from                                                                   thereafter until
downtown Baltimore, and includes 61                                                                   the end of the
assisted living units and 18 units for                                                                28th lease year
residents with Alzheimer's and related
memory disorders.

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
BRIGHTON GARDENS OF SADDLE RIVER             $12,750,000  $  11,400,000   03/31/03   03/2018; two     $1,321,352; with       (5)
(the "Saddle River Property")                                                        ten-year         increases of 3%
Existing retirement facility                                                         renewal options  each lease year
                                                                                                      thereafter
The Saddle River Property is located in
Saddle River, New Jersey, 26 miles north
of downtown Newark, and includes 90
assisted living units and 22 units for
residents with Alzheimer's and related
memory disorders.

ANN'S CHOICE CONTINUING CARE RETIREMENT      $19,500,000             --   06/02/03   06/2013; two     $2,925,000 for         N/A
COMMUNITY (18)                                                                       five-year        the first through
(the "Warminster Property")                                                          renewal options  fifth lease
Retirement facility being constructed                                                                 years; $3,900,000
                                                                                                      for the sixth
The Warminster Property, which is                                                                     through tenth
currently being constructed, is located in                                                            lease years;
Warminster, Pennsylvania, and is expected                                                             $4,680,000 for
to include 1,542 independent living                                                                   the eleventh and
apartments, 128 assisted living units and                                                             all subsequent
190 skilled nursing units. The Company                                                                lease years (23)
purchased the land only and will not own
the buildings and improvements.

BALMORAL ASSISTED LIVING COMMUNITY           $12,175,000  $  12,000,000   07/08/03   07/2018; two     $1,171,109; with       N/A
(the "Palm Harbor Property")                                                         ten-year         increases of 2.5%
Existing retirement facility                                                         renewal options. each lease year
                                                                                                      thereafter (31)
The Palm Harbor Property is located in
Palm Harbor, Florida, 20 miles northwest
of downtown Tampa, and includes 44
independent living units and 55 assisted
living units or units for residents with
Alzheimer's or related memory disorders.
This fluctuates according to resident
needs.

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
SOMERBY AT UNIVERSITY                        $50,427,000  $  50,900,000   08/25/03   08/2018; two     $4,816,996; with      (35)
PARK (6) (32) (33) (34)                                                              ten-year         increases of 2.5%
(the "Birmingham Property")                                                          renewal options  beginning in the
Existing retirement facility                                                                          second lease year
                                                                                                      through the ninth
The Birmingham Property is located in                                                                 lease year;
Birmingham, Alabama, six miles south of                                                               $6,795,625 for
downtown Birmingham, and includes 240                                                                 the tenth lease
independent living units, 84 assisted                                                                 year; with
living units and 28 units for residents                                                               increases of 2.5%
with Alzheimer's and related memory                                                                   each lease year
disorders.                                                                                            thereafter (9)

SOMERBY AT JONES FARM (6) (32) (33) (34)     $22,833,000  $  23,900,000   08/25/03   08/2018; two     $2,144,768; with      (35)
(the "Huntsville Property")                                                          ten-year         increases of 2.5%
Existing retirement facility                                                         renewal options  beginning in the
                                                                                                      second lease year
The Huntsville Property is located in                                                                 through the ninth
Huntsville, Alabama, six miles southeast                                                              lease year;
of downtown Huntsville, and includes 138                                                              $2,991,702 for
independent living units and 48 assisted                                                              the tenth lease
living units.                                                                                         year; with
                                                                                                      increases of 2.5%
                                                                                                      each lease year
                                                                                                      thereafter (9)

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
BRIGHTON GARDENS OF COLUMBIA (36) (37)       $10,608,522  $   9,800,000   08/29/03   04/2025; one     $319,422 for the       N/A
(the "Columbia Property")                                                            ten-year         period 08/29/03
Existing retirement facility                                                         renewal option   through 12/31/03;
                                                                                                      $1,042,088 for
The Columbia Property is located in                                                                   2004; $1,095,529
Columbia, Maryland, 17 miles southwest of                                                             for 2005:
downtown Baltimore, and includes 72                                                                   $1,175,689 for
assisted living units and 16 units for                                                                2006; with
residents with Alzheimer's and related                                                                increases of 3%
memory disorders.                                                                                     each calendar
                                                                                                      year thereafter

BRIGHTON GARDENS OF DUNWOODY (36) (37)       $11,687,355  $  10,200,000    8/29/03   04/2025; one     $351,906 for the       N/A
(the "Atlanta-Dunwoody Property")                                                    ten-year         period 8/29/03
Existing retirement facility                                                         renewal option   through 12/31/03;
                                                                                                      $1,148,063 for
The Atlanta-Dunwoody Property is located                                                              2004; $1,206,939
in Atlanta, Georgia, 16 miles north of                                                                for 2005; $1,295,251
downtown Atlanta, and includes 90 assisted                                                            for 2006; with
living units and 23 units for residents                                                               increases of 3%
with Alzheimer's and related memory                                                                   each calendar
disorders.                                                                                            year  thereafter

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
BRIGHTON GARDENS OF FLORHAM PARK (36) (37)   $16,811,811  $  15,800,000   08/29/03   04/2025; one     $506,203 for the       N/A
(the "Florham Park Property")                                                        ten-year         period 8/29/03
Existing retirement facility                                                         renewal option   through 12/31/03;
                                                                                                      $1,651,445 for
The Florham Park Property is located in                                                               2004; $1,736,135
Florham Park, New Jersey, 16 miles west of                                                            for 2005; $1,863,169
downtown Newark, and includes 74 assisted                                                             for 2006; with
living units and 36 units for residents                                                               increases of 3%
with Alzheimer's and related memory                                                                   each calendar
disorders.                                                                                            year thereafter


BRIGHTON GARDENS OF GREENSBORO (36) (37)     $14,564,243  $  13,600,000   08/29/03   04/2025; one     $438,529 for the       N/A
(the "Greensboro Property")                                                          ten-year         period 8/29/03
Existing retirement facility                                                         renewal option   through 12/31/03;
                                                                                                      $1,430,664 for 2004;
The Greensboro Property is located in                                                                 $1,504,031 for
Greensboro, North Carolina, 6 miles west                                                              2005; $1,614,082
of downtown Greensboro, and includes 90                                                               for 2006; with
assisted living units and 25 units for                                                                increases of 3%
residents with Alzheimer's and related                                                                each calendar
memory disorders.                                                                                     year thereafter

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
BRIGHTON GARDENS OF NORTHVILLE (36) (37)     $14,630,771  $  13,900,000   08/29/03   04/2025; one     $440,532 for the       N/A
(the "Plymouth Property")                                                            ten-year         period 8/29/03
Existing retirement facility                                                         renewal option   through 12/31/03;
The Plymouth Property is located in                                                                   $1,437,199 for
Plymouth, Michigan, 25 miles east of                                                                  2004; $1,510,901
downtown Ann Arbor, and includes 82                                                                   for 2005;
assisted living units and 24 units for                                                                $1,621,455 for
residents with Alzheimer's and related                                                                2006; with
memory disorders.                                                                                     increases of 3%
                                                                                                      each calendar
                                                                                                      year thereafter

BRIGHTON GARDENS OF OMAHA (36) (37)          $11,200,170  $  10,600,000   08/29/03   04/2025; one     $337,237 for the       N/A
(the "Omaha Property")                                                               ten-year         period 8/29/03
Existing retirement facility                                                         renewal option   through 12/31/03;
                                                                                                      $1,100,207 for
The Omaha Property is located in Omaha,                                                               2004; $1,156,628
Nebraska, seven miles west of downtown                                                                for 2005;
Omaha, and includes 60 assisted living                                                                $1,241,259 for
units, 42 units for residents with                                                                    2006; with
Alzheimer's and related memory disorders.                                                             increases of 3%
                                                                                                      each calendar
                                                                                                      year thereafter

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
BRIGHTON GARDENS OF PRAIRIE                  $18,077,466  $  17,100,000   08/29/03   04/2025; one     $544,312 for the       N/A
VILLAGE (36) (37)                                                                    ten-year         period 8/29/03
(the "Prairie Village Property")                                                     renewal option   through 12/31/03;
Existing retirement facility                                                                          $1,775,772 for
                                                                                                      2004; $1,866,837
The Prairie Village Property is located in                                                            for 2005;
Prairie Village, Kansas, ten miles south                                                              $2,003,435 for
of downtown Kansas City, and includes 82                                                              2006; with
assisted living units, 25 units for                                                                   increases of 3%
residents with Alzheimer's and related                                                                each calendar
memory disorders and 28 skilled nursing                                                               year thereafter
units.

BRIGHTON GARDENS OF ST. CHARLES (36) (37)    $15,326,548  $  13,300,000   08/29/03   04/2025; one     $461,482 for the       N/A
(the "St. Charles Property")                                                         ten-year         period 8/29/03
Existing retirement facility                                                         renewal option   through 12/31/03;
                                                                                                      $1,505,546 for
The St. Charles Property is located in St.                                                            2004; $1,582,753
Charles, Illinois, 38 miles west of                                                                   for 2005;
downtown Chicago, and includes 82 assisted                                                            $1,698,565 for
living units and 24 units for residents                                                               2006; with
with Alzheimer's and related memory                                                                   increases of 3%
disorders.                                                                                            each calendar
                                                                                                      year thereafter

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
BRIGHTON GARDENS OF TAMPA (36) (37)          $ 5,403,590  $   4,100,000   08/29/03   04/2025; one     $162,702 for the       N/A
(the "Tampa Property")                                                               ten-year         period 8/29/03
Existing retirement facility                                                         renewal option   through 12/31/03;
                                                                                                      $530,801 for 2004;
The Tampa Property is located in Tampa,                                                               $558,022 for
Florida, 16 miles north of downtown Tampa,                                                            2005; $598,853
and includes 61 assisted living units, 44                                                             for 2006; with
units for residents with Alzheimer's and                                                              increases of 3%
related memory disorders and 28 skilled                                                               each calendar
nursing units.                                                                                        year thereafter

BRIGHTON GARDENS OF TUCKERMAN                $20,631,891  $  18,600,000   08/29/03   04/2025; one     $621,226 for the       N/A
LANE (36) (37)                                                                       ten-year         period 8/29/03
(the "Rockville Property")                                                           renewal option   through 12/31/03;
Existing retirement facility                                                                          $2,026,696 for
                                                                                                      2004; $2,130,630
The Rockville Property is located in                                                                  for 2005;
Rockville, Maryland, 12 miles northwest of                                                            $2,286,529 for
downtown Washington, DC, and includes 101                                                             2006; with
assisted living units and 25 skilled                                                                  increases of 3%
nursing units.                                                                                        each calendar
                                                                                                      year thereafter

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
BRIGHTON GARDENS OF WASHINGTON TOWNSHIP      $ 5,010,602  $   4,400,000   08/29/03   04/2025; one     $150,869 for the       N/A
TOWNSHIP (36) (37)                                                                   ten-year         period 8/29/03
(the "Dayton Property")                                                              renewal option   through 12/31/03;
                                                                                                      $492,198 for
Existing retirement facility                                                                          2004; $517,439
                                                                                                      for 2005; $555,300
The Dayton Property located in Dayton,                                                                for 2006; with
Ohio, nine miles south of downtown Dayton,                                                            increases of 3%
and includes 65 assisted living units and                                                             each calendar
39 units for residents with Alzheimer's                                                               year thereafter
and related memory disorders.



BRIGHTON GARDENS OF WESTLAKE (36) (37)       $10,338,814  $   9,400,000   08/29/03   04/2025; one     $311,302 for the       N/A
(the "Westlake Property")                                                            ten-year         period 8/29/03
Existing retirement facility                                                         renewal option   through 12/31/03;
                                                                                                      $1,015,595 for 2004;
The Westlake Property is located in                                                                   $1,067,676 for
Westlake, Ohio, 16 miles west of downtown                                                             2005; $1,145,799
Cleveland, and includes 65 assisted living                                                            for 2006; with
units and 39 units for residents with                                                                 increases of 3%
Alzheimer's and related memory disorders.                                                             each calendar
                                                                                                      year thereafter





                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
BRIGHTON GARDENS OF WEST ORANGE (36) (37)    $15,464,169  $  14,100,000   08/29/03   04/2025; one     $465,626 for the       N/A
(the "West Orange Property")                                                         ten-year         period 8/29/03
Existing retirement facility                                                         renewal option   through 12/31/03;
                                                                                                      $1,519,065 for
The West Orange Property is located in                                                                2004; $1,596,965
West Orange, New Jersey, nine miles                                                                   for 2005;
northwest of downtown Newark, and includes                                                            $1,713,817 for
90 assisted living units and 22 units for                                                             2006; with
residents with Alzheimer's and related                                                                increases of
memory disorders.                                                                                     3% each calendar
                                                                                                      year thereafter

BRIGHTON GARDENS OF WHEATON (36) (37)        $14,744,048  $  12,800,000   08/29/03   04/2025; one     $443,943 for the       N/A
(the "Wheaton Property")                                                             ten-year         period 8/29/03
Existing retirement facility                                                         renewal option   through 12/31/03;
                                                                                                      $1,448,326 for
The Wheaton Property is located in                                                                    2004; $1,522,599
Wheaton, Illinois, 26 miles west of                                                                   for 2005;
downtown Chicago, and includes 98 assisted                                                            $1,634,009 for
living units and 21 units for residents                                                               2006; with
with Alzheimer's and related memory                                                                   increases of 3%
disorders.                                                                                            each calendar
                                                                                                      year thereafter

GREENTREE AT POST (38) (39)                  $ 5,100,000  $   5,100,000   09/05/03   09/2018; two     $540,855 for the       N/A
(the "Indianapolis-Post Property")                                                   five-year        first lease
Existing retirement facility                                                         renewal options  year; with
                                                                                                      increases of 3%
The Indianapolis-Post Property is located                                                             each lease year
in Indianapolis, Indiana, ten miles east                                                              thereafter
of downtown Indianapolis, and includes 58
assisted living units.

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
GREENTREE AT MT. VERNON (38) (39)            $ 7,300,000  $   7,000,000   09/05/03   09/2018; two     $774,165 for the       N/A
(the "Mt. Vernon Property")                                                          five-year        first lease year;
Existing retirement facility                                                         renewal options  with increases of
                                                                                                      3% each lease
The Mt. Vernon Property is located in Mt.                                                             year thereafter
Vernon, Illinois, 80 miles east of
downtown St. Louis, Missouri, and includes
58 assisted living units.

GREENTREE AT WEST LAFAYETTE (38) (39)        $ 5,456,000  $   5,200,000   09/05/03   09/2018; two     $578,609 for the       N/A
(the "West Lafayette Property")                                                      five-year        first lease year;
Existing retirement facility                                                         renewal options  with increases of
                                                                                                      3% each lease
The West Lafayette Property is located in                                                             year thereafter
West Lafayette, Indiana, 60 miles
northwest of downtown Indianapolis, and
includes 59 assisted living units.

GREENTREE AT FT. BENJAMIN HARRISON (38)      $ 5,100,000  $   4,900,000   09/11/03   09/2018; two     $540,855 for the       N/A
(the "Ft. Benjamin Harrison Property")                                               five-year        first lease year;
Existing retirement facility                                                         renewal options  with increases of
                                                                                                      3% each lease
The Indianapolis-Ft. Benjamin Harrison                                                                year thereafter
Property is located in Indianapolis,
Indiana, 13 miles northeast of downtown
Indianapolis, and includes 58 assisted
living units.

SUNRISE OF ARLINGTON (40) (41)               $ 7,084,655  $   6,400,000   09/30/03   09/2018; five           (42)            (5)
(the "Arlington Property")                                                           five-year
Existing retirement facility                                                         renewal options

The Arlington Property is located in
Arlington, Virginia, five miles west of
downtown Washington, and includes 29
assisted living units and 18 units for
residents with Alzheimer's and related
memory disorders.

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
SUNRISE OF BLUEMONT PARK (40) (41)           $28,039,268  $  26,100,000   09/30/03   09/2018; five           (42)            (5)
(the "Arlington-Bluemont Park Property")                                             five-year
Existing retirement facility                                                         renewal options

The Arlington-Bluemont Park Property is
located in Arlington, Virginia, 26 miles northwest of downtown Washington, D.C., and includes 128 independent living units, 37 assisted living units and 10 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF COUNTRYSIDE (40) (41)             $14,668,229  $  13,200,000   09/30/03   09/2018; five           (42)            (5)
(the "Sterling Property")                                                            five-year
Existing retirement facility                                                         renewal options

The Sterling Property is located in
Sterling, Virginia, 26 miles northwest of downtown Washington, D.C., and includes 52 independent living units and 46 assisted living units.

SUNRISE OF FALLS CHURCH (40) (41)            $ 8,681,197  $   7,600,000   09/30/03   09/2018; five           (42)            (5)
(the "Falls Church Property")                                                        five-year
Existing retirement facility                                                         renewal options

The Falls Church Property is located in
Falls Church, Virginia, eight miles west of downtown Washington, D.C., and includes
36 assisted living units and 18 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF FARMINGTON HILLS (40) (41)        $ 9,379,684  $   8,800,000   09/30/03   09/2018; five           (42)            (5)
(the "Farmington Hills Property")                                                    five-year
Existing retirement facility                                                         renewal options

The Farmington Hills Property located in
Farmington Hills, Michigan, 25 miles
northwest of downtown Detroit, and
includes 40 assisted living units and 29 units for residents with Alzheimer's and related memory disorders.

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
SUNRISE OF FREDERICK (40) (41)               $ 6,885,087  $   7,200,000   09/30/03   09/2018; five           (42)            (5)
(the "Frederick Property")                                                           five-year
Existing retirement facility                                                         renewal options

The Frederick Property is located in
Frederick, Maryland, one mile west of
downtown Frederick, and includes 38
assisted living units and 22 units for
residents with Alzheimer's and related
memory disorders.

SUNRISE OF LEESBURG (40) (41)                $ 2,095,461  $   1,800,000   09/30/03   09/2018; five           (42)            (5)
(the "Leesburg Property")                                                            five-year
Existing retirement facility                                                         renewal options

The Leesburg Property is located in
Leesburg, Virginia, 40 miles northwest of downtown Washington, D.C., and includes 38 assisted living units.

SUNRISE OF MERCER ISLAND (40) (41)           $ 7,783,142  $   7,300,000   09/30/03   09/2018; five           (42)            (5)
(the "Mercer Island Property")                                                       five-year
Existing retirement facility                                                         renewal options

The Mercer Island Property is located in
Mercer Island, Washington, six miles east of downtown Seattle, and includes 34 assisted living units and 16 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF MILL BASIN (40) (41)              $24,147,697  $  22,800,000   09/30/03   09/2018; five           (42)            (5)
(the "Brooklyn-Mill Basin Property")                                                 five-year
Existing retirement facility                                                         renewal options

The Brooklyn-Mill Basin Property is
located in the center of Brooklyn, New
York, and includes 75 assisted living
units and 38 units for residents with
Alzheimer's and related memory disorders.

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
SUNRISE OF POLAND (40) (41)                  $ 8,581,413  $   8,300,000   09/30/03   09/2018; five           (42)            (5)
(the "Poland Property")                                                              five-year
Existing retirement facility                                                         renewal options

The Poland Property is located in Poland,
Ohio, seven miles south of downtown
Youngstown, and includes 48 assisted
living units and 19 units for residents
with Alzheimer's and related memory
disorders.

SUNRISE OF RALEIGH (40) (41)                 $ 6,286,384  $   6,200,000   09/30/03   09/2018; five           (41)            (5)
(the "Raleigh Property")                                                             five-year
Existing retirement facility                                                         renewal options

The Raleigh Property is located in
Raleigh, North Carolina, seven miles
northwest of downtown Raleigh, and
includes 37 assisted living units and 35 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF SHEEPSHEAD BAY (40) (41)          $25,644,455  $  22,600,000   09/30/03   09/2018; five           (41)            (5)
(the "Brooklyn-Sheepshead Bay Property")                                             five-year
Existing retirement facility                                                         renewal options

The Brooklyn-Sheepshead Bay Property is
located directly across the street from
Sheepshead Bay in Brooklyn, New York, and includes 88 assisted living units and 23 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF BEVERLY HILLS (43) (44) (45)      $ 6,581,576            (47)  09/30/03   09/2018; five           (48)            (5)
(46) (the "Beverly Hills Property")                                                  five-year
Retirement facility to be constructed                                                renewal options

The Beverly Hills Property, which is
currently in the development stage, will be located in Beverly Hills, California, 12 miles west of downtown Los Angeles, and is expected to include 64 assisted living units and 16 units for residents with Alzheimer's and related memory disorders.

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
SUNRISE OF CRESSKILL (43) (44) (45) (46)     $ 6,444,584      (47)        09/30/03   09/2018; five           (48)            (5)
(the "Cresskill Property")                                                           five-year
Retirement facility currently under                                                  renewal options
construction

The Cresskill Property, which is currently under construction, will be located in Cresskill, New Jersey, ten miles from Teaneck, and is expected to include 77 independent living units, 60 assisted living units and 21 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF EDMONDS (43) (44) (45) (46)       $ 2,496,510      (47)        09/30/03   09/2018; five           (48)            (5)
(the "Edmonds Property")                                                             five-year
Retirement facility to be constructed                                                renewal options

The Edmonds Property, which is currently in the development stage, will be located in Edmonds, Washington, 16 miles north of downtown Seattle, and is expected to include 35 assisted living units and 23 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF FIVE FORKS (43) (44) (45) (46)    $ 9,925,123      (47)        09/30/03   09/2018; five           (48)            (5)
(the "Lilburn Property")                                                             five-year
Retirement facility currently under                                                  renewal options
construction

The Lilburn Property, which is currently under construction will be located in Lilburn, Georgia, 15 miles northeast of downtown Atlanta, and is expected to include 52 assisted living units and 17 units for residents with Alzheimer's and related memory disorders.

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
SUNRISE OF MADISON (43) (44) (45) (46)       $ 4,104,196            (47)  09/30/03   09/2018; five           (48)            (5)
(the "Madison Property")                                                             five-year
Retirement facility currently under                                                  renewal options
construction

The Madison Property, which is currently under construction, will be located in Madison, New Jersey, 16 miles from Newark
Liberty International Airport, and is
expected to include 52 assisted living
units and 20 units for residents with
Alzheimer's and related memory disorders.

DOGWOOD FOREST OF DUNWOODY (49)              $ 5,500,000  $   5,300,000   11/25/03   11/2018; one     $527,581 for the       N/A
(the "Dunwoody Property")                                                            ten-year         first lease year;
Existing retirement facility                                                         renewal option   $633,961 for the
                                                                                                      second lease
The Dunwoody Property is located in                                                                   year; with
Dunwoody, Georgia, 15 miles north of                                                                  increases of 3%
downtown Atlanta, and includes 55 assisted                                                            each lease year
living units and 11 units for residents                                                               thereafter (9)
with Alzheimer's and related memory                                                                   (50)
disorders. The tenant intends to convert
eight units from assisted living units to
Alzheimer's and related memory disorder
units. This will bring the configuration
to 47 assisted living units and 19 units
for residents with Alzheimer's and related
memory disorders.

EDENGARDENS OF GAINESVILLE (51)              $ 8,000,000  $   8,100,000   11/25/03   11/2018; two     $859,231 for the       (5)
(the "Gainesville Property")                                                         ten-year         first lease year;
Existing retirement facility                                                         renewal options  with increases of
                                                                                                      3% each lease
The Gainesville Property is located in                                                                year thereafter
Gainesville, Florida, eight miles west of                                                             (50)
downtown Gainesville, and includes 41
assisted living units and 28 units for
residents with Alzheimer's and related
memory disorders.

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
EDENBROOK OF JACKSONVILLE (51)               $ 7,000,000  $   6,400,000   11/25/03   11/2018; two     $751,827 for the       (5)
(the "Jacksonville Property")                                                        ten-year         first lease year;
Existing retirement facility                                                         renewal options  with increases of
                                                                                                      3% each lease
The Jacksonville Property is located in                                                               year thereafter
Jacksonville, Florida, 15 miles east of                                                               (50)
downtown Jacksonville, and includes 52
assisted living units and 28 units for
residents with Alzheimer's and related
memory disorders.

EDENBROOK OF TALLAHASSEE (51)                $12,000,000  $  12,100,000   11/25/03   11/2018; two     $1,288,846 for         (5)
(the "Tallahassee Property")                                                         ten-year         the first lease
Existing retirement facility                                                         renewal options  year; with
                                                                                                      increases of 3%
The Tallahassee Property is located in                                                                each lease year
Tallahassee, Florida, three miles north of                                                            thereafter (50)
downtown Tallahassee, and includes 56
assisted living units and 28 units for
residents with Alzheimer's and related
memory disorders.

EDENGARDENS OF AIKEN (52) (53) (54)          $ 7,386,000  $   7,400,000   11/25/03   11/2018; four    $713,246 for the       (5)
(the "Aiken Property")                                                               five-year        first lease year;
Existing retirement facility                                                         renewal options  $750,786 for the
                                                                                                      second lease
The Aiken Property is located in Aiken,                                                               year; $796,583
South Carolina, 61 miles southwest of                                                                 for the third
downtown Columbia, and includes 47                                                                    lease year; with
assisted living units and 24 units for                                                                increases of 3%
residents with Alzheimer's and related                                                                each lease year
memory disorders.                                                                                     thereafter (9)
                                                                                                      (57)

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
EDENBROOK OF ALPHARETTA (52) (53) (54)       $ 6,894,000  $   6,600,000   11/25/03   11/2018; four    $665,697 for the       (5)
(the "Alpharetta Property")                                                          five-year        first lease year;
Existing retirement facility                                                         renewal options  $700,733 for the
                                                                                                      second lease
The Alpharetta Property is located in                                                                 year; $743,478
Alpharetta, Georgia, 23 miles north of                                                                for the third
downtown Atlanta, and includes 48 assisted                                                            lease year; with
living units and 24 units for residents                                                               increases of 3%
with Alzheimer's and related memory                                                                   each lease year
disorders.                                                                                            thereafter (9)
                                                                                                      (57)

EDENBROOK OF BUCKHEAD (52) (53) (54)         $ 7,583,000  $   7,200,000   11/25/03   11/2018; four    $732,266 for the       (5)
(the "Buckhead Property")                                                            five-year        first lease year;
Existing retirement facility                                                         renewal options  $770,807 for the
                                                                                                      second lease
The Buckhead Property is located in                                                                   year; $817,826
Atlanta, Georgia, 12 miles north of                                                                   for the third
downtown Atlanta, and includes 47 assisted                                                            lease year; with
living units and 26 units for residents                                                               increases of 3%
with Alzheimer's and related memory                                                                   each lease year
disorders.                                                                                            thereafter (9)
                                                                                                      (57)

EDENBROOK OF CHAMPIONS (52) (53)             $11,818,000  $  12,000,000   11/25/03   11/2018; four    $1,141,194 for         (5)
(the "Champions Property")                                                           five-year        the first lease
Existing retirement facility                                                         renewal options  year; $1,201,257
                                                                                                      for the second
The Champions Property is located in                                                                  lease year;
Houston, Texas, 22 miles northwest of                                                                 $1,274,553 for
downtown Houston, and includes 56 assisted                                                            the third lease
living units and 28 units for residents                                                               year; with
with Alzheimer's and related memory                                                                   increases of 3%
disorders.                                                                                            each lease year
                                                                                                      thereafter (9)
                                                                                                      (57)

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
EDENBROOK OF CHARLESTON (52) (53) (54)       $ 9,060,000  $   9,100,000   11/25/03   11/2018; four    $874,915 for the       (5)
(the "Charleston Property")                                                          five-year        first lease year;
Existing retirement facility                                                         renewal options  $920,964 for the
                                                                                                      second lease
The Charleston Property is located in                                                                 year; $977,142
Charleston, South Carolina, nine miles                                                                for the third
west of downtown Charleston, and includes                                                             lease year; with
56 assisted living units and 28 units for                                                             increases of 3%
residents with Alzheimer's and related                                                                each lease year
memory disorders.                                                                                     thereafter (9)
                                                                                                      (57)

EDENGARDENS OF COLUMBIA (52) (53)            $ 4,235,000  $   4,200,000   11/25/03   11/2018; four    $408,928 for the       (5)
(the "Columbia Property")                                                            five-year        first lease year;
Existing retirement facility                                                         renewal options  $430,450 for the
                                                                                                      second lease
The Columbia Property is located in                                                                   year; $456,708
Columbia, South Carolina, located nine                                                                for the third
miles northwest of downtown Columbia, and                                                             lease year; with
includes 38 assisted living units and ten                                                             increases of 3%
units for residents with Alzheimer's and                                                              each lease year
related memory disorders.                                                                             thereafter (9)
                                                                                                      (57)

EDENGARDENS OF CONCORD (52) (53) (55)        $ 3,841,000  $   3,700,000   11/25/03   11/2018; four    $370,888 for the       (5)
(the "Concord Property")                                                             five-year        first lease year;
Existing retirement facility                                                         renewal options  $390,409 for the
                                                                                                      second lease
The Concord Property is located in                                                                    year; $414,223
Concord, North Carolina, 26 miles                                                                     for the third
northeast of downtown Charlotte, and                                                                  lease year; with
includes 56 assisted living units.                                                                    increases of 3%
                                                                                                      each lease year
                                                                                                      thereafter (9)
                                                                                                      (57)

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
EDENBROOK OF DUNWOODY (52) (53) (56)         $ 4,825,000  $   4,800,000   11/25/03   11/2018; four    $465,988 for the       (5)
(the "EdenBrook Dunwoody Property")                                                  five-year        first lease year;
Existing retirement facility                                                         renewal options  $490,513 for the
                                                                                                      second lease
The EdenBrook Dunwoody Property is located                                                            year; $520,435
in Atlanta, Georgia, 16 miles north of                                                                for the third
downtown Atlanta, and includes 57 assisted                                                            lease year; with
living units.                                                                                         increases of 3%
                                                                                                      each lease year
                                                                                                      thereafter (9)
                                                                                                      (57)

EDENBROOK OF LOUISVILLE (52) (53) (54)       $10,537,000  $  10,500,000   11/25/03   11/2018; four    $1,017,565 for         (5)
(the "EdenBrook Louisville Property")                                                five-year        the first lease
Existing retirement facility                                                         renewal options  year; $1,071,121
                                                                                                      for the second
The EdenBrook Louisville Property is                                                                  lease year;
located in Middletown, Kentucky, 14 miles                                                             $1,136,459 for
east of downtown Louisville, and includes                                                             the third lease
56 assisted living units and 28 units for                                                             year; with
residents with Alzheimer's and related                                                                increases of 3%
memory disorders.                                                                                     each lease year
                                                                                                      thereafter (9)
                                                                                                      (57)

EDENGARDENS OF ARLINGTON (52) (53)           $ 8,666,000  $   8,800,000   11/25/03   11/2018; four    $836,876 for the       (5)
(the "EdenGardens Arlington Property")                                               five-year        first lease year;
Existing retirement facility                                                         renewal options  $880,922 for the
                                                                                                      second lease
The EdenGardens Arlington Property is                                                                 year; $934,658
located in Arlington, Texas, six miles                                                                for the third
southwest of downtown Arlington, and                                                                  lease year; with
includes 52 assisted living units and 22                                                              increases of 3%
units for residents with Alzheimer's and                                                              each lease year
related memory disorders.                                                                             thereafter (9)
                                                                                                      (57)

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
EDENGARDENS OF KINGWOOD (52) (53)            $ 8,666,000  $   8,700,000   11/25/03   11/2018; four    $836,876 for the       (5)
(the "EdenGardens Kingwood Property")                                                five-year        first lease year;
Existing retirement facility                                                         renewal options  $880,922 for the
                                                                                                      second lease
The EdenGardens Kingwood Property is                                                                  year; $934,658
located in Kingwood, Texas, 23 miles                                                                  for the third
northeast of downtown Houston, and                                                                    lease year; with
includes 42 assisted living units and 28                                                              increases of 3%
units for residents with Alzheimer's and                                                              each lease year
related memory disorders.                                                                             thereafter (9)
                                                                                                      (57)

EDENTERRACE OF ARLINGTON (52) (53)           $ 8,075,000  $   7,900,000   11/25/03   11/2018; four    $779,816 for the       (5)
(the "EdenTerrace Arlington Property")                                               five-year        first lease year;
Existing retirement facility                                                         renewal options  $820,859 for the
                                                                                                      second lease
The EdenTerrace Arlington Property is                                                                 year; $870,931
located in Arlington, Texas, six miles                                                                for the third
southwest of downtown Arlington, and                                                                  lease year; with
includes 140 independent living units.                                                                increases of 3%
                                                                                                      each lease year
                                                                                                      thereafter (9)
                                                                                                      (57)

EDENTERRACE OF KINGWOOD (52) (53)            $10,829,000  $  10,900,000   11/25/03   11/2018; four    $1,045,720 for         (5)
(the "EdenTerrace Kingwood Property")                                                five-year        the first lease
Existing retirement facility                                                         renewal options  year; $1,100,758
                                                                                                      for the second
The EdenTerrace Kingwood Property is                                                                  lease year;
located in Kingwood, Texas, 23 miles                                                                  $1,167,905 for
northeast of downtown Houston, and                                                                    the third lease
includes 120 independent living units.                                                                year; with
                                                                                                      increases of 3%
                                                                                                      each lease year
                                                                                                      thereafter (9)
                                                                                                      (57)

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
EDENTERRACE OF LOUISVILLE (52) (53) (54)     $12,517,000  $  12,300,000   11/25/03   11/2018; four    $1,208,779 for         (5)
(the "EdenTerrace Louisville Property")                                              five-year        the first lease
Existing retirement facility                                                         renewal options  year; $1,272,399
                                                                                                      for the second
The EdenTerrace Louisville Property is                                                                lease year;
located in Middletown, Kentucky, 14 miles                                                             $1,350,015 for
east of downtown Louisville, and includes                                                             the third lease
120 independent living units.                                                                         year; with
                                                                                                      increases of 3%
                                                                                                      each lease year
                                                                                                      thereafter (9)
                                                                                                      (57)

EDENGARDENS OF GREENWOOD (52) (53)           $ 4,432,000  $   4,400,000   11/25/03   11/2018; four    $427,948 for the       (5)
(the "Greenwood Property")                                                           five-year        first lease year;
Existing retirement facility                                                         renewal options  $450,471 for the
                                                                                                      second lease
The Greenwood Property is located in                                                                  year; $477,950
Greenwood, South Carolina, 74 miles west                                                              for the third
of downtown Columbia, and includes 36                                                                 lease year; with
assisted living units and 12 units for                                                                increases of 3%
residents with Alzheimer's and related                                                                each lease year
memory disorders.                                                                                     thereafter (9)
                                                                                                      (57)

EDENBROOK OF HUNTSVILLE (52) (53)            $ 9,257,000  $   9,200,000   11/25/03   11/2018; four    $893,935 for the       (5)
(the "Huntsville Property")                                                          five-year        first lease year;
Existing retirement facility                                                         renewal options  $940,985 for the
                                                                                                      second lease
The Huntsville Property is located in                                                                 year; $998,385
Huntsville, Alabama, three miles south of                                                             for the third
downtown Huntsville, and includes 58                                                                  lease year; with
assisted living units and 30 units for                                                                increases of 3%
residents with Alzheimer's and related                                                                each lease year
memory disorders.                                                                                     thereafter (9)
                                                                                                      (57)

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
EDENGARDENS OF MARIETTA (52) (53)            $ 4,825,000  $   4,600,000   11/25/03   11/2018; four    $465,988 for the       (5)
(the "Marietta Property")                                                            five-year        first lease year;
Existing retirement facility                                                         renewal options  $490,513 for the
                                                                                                      second lease
The Marietta Property is located in                                                                   year; $520,435
Marietta, Georgia, 19 miles northwest of                                                              for the third
downtown Atlanta, and includes 49 assisted                                                            lease year; with
living units and 7 units for residents                                                                increases of 3%
with Alzheimer's and related memory                                                                   each lease year
disorders.                                                                                            thereafter (9)
                                                                                                      (57)

EDENBROOK OF PLANO (52) (53) (54)            $12,211,000  $  12,400,000   11/25/03   11/2018; four    $1,179,234 for         (5)
(the "Plano Property")                                                               five-year        the first lease
Existing retirement facility                                                         renewal options  year; $1,241,299
                                                                                                      for the second
The Plano Property is located in Plano,                                                               lease year;
Texas, 20 miles north of downtown Dallas,                                                             $1,317,018 for
and includes 38 assisted living units and                                                             the third lease
35 units for residents with Alzheimer's                                                               year; with
and related memory disorders.                                                                         increases of 3%
                                                                                                      each lease year
                                                                                                      thereafter (9)
                                                                                                      (57)

EDENGARDENS OF ROCK HILL (52) (53)           $ 6,894,000  $   7,100,000   11/25/03   11/2018; four    $665,697 for the       (5)
(the "Rock Hill Property")                                                           five-year        first lease year;
Existing retirement facility                                                         renewal options  $700,733 for the
                                                                                                      second lease
The Rock Hill Property is located in Rock                                                             year; $743,478
Hill, South Carolina, 25 miles southwest                                                              for the third
of downtown Charlotte, North Carolina, and                                                            lease year; with
includes 48 assisted living units and 24                                                              increases of 3%
units for residents with Alzheimer's and                                                              each lease year
related memory disorders.                                                                             thereafter (9)
                                                                                                      (57)

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
EDENGARDENS OF ROSWELL (52) (53)             $ 2,364,000  $   2,100,000   11/25/03   11/2018; four    $228,239 for the       (5)
(the "Roswell Property")                                                             five-year        first lease year;
Existing retirement facility                                                         renewal options  $240,251 for the
                                                                                                      second lease
The Roswell Property is located in                                                                    year; $254,907
Roswell, Georgia, 25 miles northeast of                                                               for the third
downtown Atlanta, and includes 42 assisted                                                            lease year; with
living units.                                                                                         increases of 3%
                                                                                                      each lease year
                                                                                                      thereafter (9)
                                                                                                      (57)

EDENGARDENS OF SANDY SPRINGS (52) (53)       $ 3,250,000  $   2,900,000   11/25/03   11/2018; four    $313,828 for the       (5)
(the "Sandy Springs Property")                                                       five-year        first lease year;
Existing retirement facility                                                         renewal options  $330,346 for the
                                                                                                      second lease
The Sandy Springs Property is located in                                                              year; $350,497
Atlanta, Georgia, 14 miles north of                                                                   for the third
downtown Atlanta, and includes 55 assisted                                                            lease year; with
living units.                                                                                         increases of 3%
                                                                                                      each lease year
                                                                                                      thereafter (9)
                                                                                                      (57)

EDENBROOK OF THE WOODLANDS (52) (53) (54)    $13,590,000  $  14,000,000   11/25/03   15 years; four   $1,312,373 for         (5)
(the "Woodlands Property")                                                           five-year        the first lease
Existing retirement facility                                                         renewal options  year; $1,381,445
                                                                                                      for the second
The Woodlands Property is located in The                                                              lease year;
Woodlands, Texas, 29 miles north of                                                                   $1,465,714 for
downtown Houston, and includes 65 assisted                                                            the third lease
living units and 28 units for residents                                                               year; with
with Alzheimer's and related memory                                                                   increases of 3%
disorders.                                                                                            each lease year
                                                                                                      thereafter (9)
                                                                                                      (57)

                                                                                          Lease
                                                                                        Expiration
                                               Purchase    Depreciable      Date       and Renewal         Minimum       Additional
             Property Location                   Price    Tax Basis (1)   Acquired       Options       Annual Rent (2)      Rent
-------------------------------------------  -----------  -------------  ----------  ---------------  -----------------  ----------
LINDEN PONDS CONTINUING CARE RETIREMENT      $19,700,000             --   12/01/03   11/2013; two     $2,955,000 for         N/A
COMMUNITY (18)                                                                       five-year        the first through
(the "Hingham Property")                                                             renewal options  the fifth lease
Retirement facility to be constructed                                                                 years; with
                                                                                                      increase of 3%
The Hingham Property, which is currently                                                              each lease year
under construction, will be located in                                                                thereafter (23)
Hingham, Massachusetts, and is expected to
include 1,747 independent living
apartments, 96 assisted living units and
192 skilled nursing units.


------------------------

FOOTNOTES:

         (1) Represents the approximate federal income tax basis of the depreciable portion (the building and equipment portion) of each of the Properties acquired. Depreciable tax basis includes a portion of the purchase price plus acquisition costs for Properties subject to operating leases.

         (2) Minimum annual rent for each of the Properties became payable on the effective date of the lease.


         (3) The lessee of this Property is Eight Pack Management Corp. Eight Pack Management Corp. is also the tenant of six of the Sunrise Portfolio Two Properties (as defined below) and is affiliated with: HRA Management Corporation, the tenant of the Sunrise Portfolio One Properties (as defined below); One Pack Management Corp., the tenant of the Saddle River Property; Eleven Pack Management Corp., the tenant of the remaining six Sunrise Portfolio Two Properties; and Balmoral Tenant Services, Inc., the tenant of the Palm Harbor Property; Twenty Pack Management Corp., the tenant of the Sunrise Portfolio Four Properties (as defined below) and the Additional Sunrise Portfolio Four Properties (as defined below); EdenCare Portfolio One Tenants (as defined below), the tenants of the EdenCare Portfolio One Properties (as defined below); and Twenty Two Pack Management Corp., the tenant of the EdenCare Portfolio Two Properties (as defined below). Each of these entities is a thinly capitalized, newly formed corporation affiliated with the Advisor. The Advisor's parent Company owns a 30% voting membership interest in a limited liability company which is affiliated with each of these tenants. The principals of such tenant corporations are Timothy S. Smick and Daniel Simmons. Mr. Smick served as a director of the Company until February 13, 2002 and Mr. Simmons was an officer of the Company until early 2000.



         (4) Sunrise Senior Living Services, Inc., has, with certain limitations, guaranteed the tenant's obligation to pay minimum rent and percentage rent under the lease. The guarantee is limited to $2,769,780 and terminates on the earlier of the end of the fifth lease year or at such time as the net operating income from the Property exceeds minimum rent due under the lease by 25% for any trailing 12-month period. As of December 1, 2003, a balance of $767,052 remained to apply to future rent payments as necessary prior to the end of the fifth lease year. According to the Company's estimates, the guarantee will last for the full five year term and will be sufficient to allow the Company to receive the minimum rent during this period.


         (5) In addition to minimum rent, the lease requires additional rent if certain operating performance or occupancy rate thresholds are achieved.

         (6) American Retirement Corporation has guaranteed the tenant's obligations under the lease throughout the duration of the lease. Since the guarantee is unlimited, the Company estimates that the guarantee will be sufficient to fund any future operating shortfalls for the term of the lease. See "Risk Factors - Real Estate and Other Investment Risks" for a discussion of American Retirement Corporation's 2002 debt refinancing.

         (7) In addition to the guarantee, American Retirement Corporation is required to maintain a "Tenant Reserve" which was established at closing. The balance in the reserve is subject to quarterly changes based on pro forma budgets for four consecutive fiscal quarters. The reserve will terminate the later of (i) when "Minimum Rent Coverage" of 1.1 is achieved for four consecutive fiscal quarters or (ii) a specified number of months after lease commencement. Minimum Rent Coverage equals the total cash available for lease payments during each successive period of four consecutive fiscal quarters divided by the total minimum rent paid during such period.

         (8) The Company and the tenant of the Property have also entered into an agreement, whereby, the Property may be divided into two parcels of land, the developed land that includes the building and surrounding grounds (approximately 4.4 acres) and an adjacent parcel of undeveloped land (approximately 2.8 acres). The tenant of the Property has the option to purchase the undeveloped parcel of land for $1. The purchase option expires in 2011 and the Company may buy out the purchase option at any time prior to its expiration for $600,000, the fair market value of the undeveloped land at acquisition. Development of the land is subject to certain limitations imposed by the Company. At December 31, 2002, the Company had assigned no value to the undeveloped parcel of land. In the event that the Company buys out the tenant's option, the option payment and closing costs will be recorded at that time.

         (9) In connection with the acquisition of this Property, the Company may be required to make an additional payments (the "Earnout Amount") if certain earnout provisions are achieved by the earnout date. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company's initial investment in the Property and the fair market value of the Property. In the event an Earnout Amount is due, the lease will be amended and annual rent will increase accordingly.


         (10) On February 11, 2002, the Company assumed approximately $13,000,000 of Permanent Financing relating to the Oak Park Property which was secured by a mortgage on the Property. The loan was at a variable interest rate ranging from 6.28% to 8.00% per annum and required monthly principal and interest payments through October 2003 with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred assumption fees of approximately $16,200. The loan was paid in full on August 29, 2003.



         (11) On August 8, 2002, the Company entered into a commitment for $11,000,000 of Permanent Financing relating to the Greenwood Village Property which is secured by a mortgage on the Property. On August 29, 2002, the Company obtained an advance totaling $9,100,000 with an additional advance on July 28, 2003 in the amount of $1,900,000. The loan bears interest at a variable rate based on 90-day LIBOR plus 3.90% per annum, reset monthly, but in no event shall the interest rate be less than 6.50%. The loan requires monthly principal and interest payments through August 31, 2007, with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred loan commitment fees of $210,000.


         (12) On May 16, 2002, the Company, through a joint venture in which it owned a 76.75% equity interest acquired the Camarillo, Towson, Dartmouth, Elk Grove and Clayton Properties, which are hereinafter referred to as the "Sunrise Portfolio One Properties." The purchase price for the Sunrise Portfolio One Properties was determined based on a capitalization of estimated rental income, was negotiated on an arms length basis and was supported by an independent appraisal. A description of the Company's methodology for determining cash flow estimates available to make rental payments to the joint venture can be found in the discussion of the historical financial statements below. The joint venture borrowed approximately $23.5 million of the aggregate purchase price of the Sunrise Portfolio One Properties with a commercial paper backed loan. The sellers of the Sunrise Portfolio One Properties are affiliates of Marriott International, Inc. Marriott Senior Living Services, Inc., a wholly owned subsidiary of Marriott International, Inc., owned the minority interest in the joint venture. On December 20, 2002, the Company purchased Marriott Senior Living Services, Inc.'s 23.25% minority interest for $8,500,000.

                  The Company leased the Sunrise Portfolio One Properties on a triple-net basis, pursuant to five separate, long-term lease agreements with HRA Management Corporation. HRA Management Corporation is described in further detail in note (3) above. Because of these lease agreements, the Company is not receiving its return by investing in the operations of the Sunrise Portfolio One Properties, but will instead receive payments of rent in its role as lessor of the Sunrise Portfolio

                  One Properties. The general terms of the lease agreements are described in "Business -- Description of Property Leases." The principal features of the leases are as follows:

                  - The tenant of the five Sunrise Portfolio One Properties has established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Sunrise Portfolio One Properties. Deposits to the FF&E Reserve are made every four weeks as follows: 1% of gross receipts for the first lease year; 2% of gross receipts for the second through fifth lease years; 3% of gross receipts for the sixth through 17th lease years; and 3.5% of gross receipts every lease year thereafter.


                  - Marriott International, Inc. and Marriott Senior Living Services, Inc. had, with certain limitations, jointly and severally guaranteed the tenant's obligation to pay minimum rent under the leases. Subsequent to the Company's purchase of the minority interest, Marriott International, Inc. and Marriott Senior Living Services, Inc. remain liable for the remaining guarantee available to pay the tenant's minimum rent obligations under the leases. The guarantee terminates on the earlier of the end of the fifth lease year or at such time as the net operating income from the Sunrise Portfolio One Properties equals or exceeds minimum rent due under the leases by 25% for any trailing 12-month period. As of December 1, 2003, the amount available under the guarantee is approximately $2,600,000. Net operating income from all of the Sunrise Portfolio One Properties is pooled in determining whether the Sunrise Portfolio One Properties' aggregate net operating income exceeds the aggregate minimum rent due under the leases by 25%. In order to determine the amount of the guarantee that would be needed to fund minimum rent, the Company developed estimates of cash flow available to the tenant to pay minimum rent, as described below under the discussion relating to the historical financial statements. As a result of this analysis, the Company estimates that the guarantee will be used to fund approximately $1,189,000, $1,065,000, $924,000, $903,000 and
                           $1,174,000, respectively, of the minimum base rent due during the first five years of the lease term. The balance of the guarantee will be paid into a reserve to be used, if necessary, in future periods. Thus, according to the Company's estimates, the guarantee will last for the full five year term and will be sufficient to allow the Company to receive the minimum rent during this period. For this reason, and based on its estimate of when occupancy stabilization would be reached, the Company agreed to accept a five year limited guarantee. However, the Company's estimates are based on assumptions and there can be no assurances as to what actual amounts will need to be paid under the guarantee.


                  - In addition, the leases for the Sunrise Portfolio One Properties contain cross-default terms, meaning that if the tenant of the Sunrise Portfolio One Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to all of the Sunrise Portfolio One Properties, regardless of whether the tenant of any such Property is in default under its lease.


                  Prior to December 20, 2002, at which time the Company purchased the minority interest in the joint venture from Marriott Senior Living Services, Inc., both the Company and Marriott Senior Living Services, Inc. shared in the costs and benefits of the joint venture in proportion to their percentage equity interest. In addition, pursuant to the terms of the operating agreements between the tenant and Marriott Senior Living Services, Inc., as compensation for providing services, Marriott Senior Living Services, Inc. received the following fees from the pool of operating profits in the following order of priority: (i) a base management fee equal to 6% of gross revenues, to be paid prior to payment of minimum rent to the Company; (ii) incentive fees equal to $6,077,098 plus a 10% return thereon; and (iii) incentive fees equal to 20% to 50% of the remaining operating profit. Remaining operating profit was calculated after payment of the foregoing amounts, and the payment of (a) an administration fee equal to .83% of gross revenues (which was paid to the tenant after payment of the base management fee to Marriott Senior Living Services, Inc. and the minimum rent to the Company) and (b) any percentage rent which was paid to the Company after Marriott Senior Living Services, Inc. received its incentive fees under (ii) above. The remaining operating profit, if any, was shared between the tenant and Marriott Senior Living Services, Inc.


                  Historical financial statements for the Sunrise Portfolio One Properties have not been presented because the Company does not believe that they are meaningful or relevant. As indicated above, the Sunrise Portfolio One Properties were recently opened and the majority of them are still in the process of achieving stable occupancy rates. The Company estimated that the Sunrise Portfolio One Properties would not be able to generate minimum rent until the Sunrise Portfolio One Properties stabilized at approximately 91% occupancy. The Company also does not believe that the historical financial statements are relevant to predicting future operating results because of the internal expenses incurred by the seller and the difference in the future operating structure from that which was in place when the seller owned the Sunrise Portfolio One Properties. Consequently their historical operating results are not considered by the Company to be indicative of the tenant's ability to generate the funds necessary to meet its obligations under the leases with the Company in the future. The Company's decision to make an investment in the Sunrise Portfolio One Properties was not based on their historical operating performance. The Company's investment decision was based on estimates of future cash flows available for rental payments from the tenant that the Company developed, based on rent rolls and an analysis of the surrounding real estate market, including certain demographic information and industry standards to predict operating costs. The Company's estimates assumed achievement of certain occupancy levels based on this information and were prepared using cost factors that are consistent with the terms of the operating agreements that will be in place under the Sunrise Portfolio One Properties' new ownership structure. The Company believes that the methodology and underlying assumptions used were reasonable and appropriate.


                  The following table presents Cash From Operations for each of these Properties for the periods during the past five years the Properties have been operational. See "Business -- Occupancy Rate and Revenue Per Unit" for additional historical operating information for these Properties.



                       Cash From Operations (in thousands)



                                                               1/1/2003 -
                  1999        2000       2001         2002     10/31/2003
                  ----        ----       ----         ----     ----------
Camarillo           --        (304)      1,030       1,509         739
Towson              --        (310)        430       1,173         991
Dartmouth         (149)       (113)        688         475         232
Elk Grove         (295)       (351)        211         706         680
Clayton             --        (558)       (159)       (145)       (361)



         (13) In connection with the purchase of the Sunrise Portfolio One Properties, the Company borrowed $23,520,000 in the form of a five-year commercial paper backed loan secured by the Sunrise Portfolio One Properties with an interest rate of 123 basis points over commercial paper rate as determined by market demand, which approximates 30-day LIBOR per annum. The loan was funded from proceeds received from the sale of 30-day commercial paper. On August 18, 2003, the loan converted from a commercial paper loan to a direct loan with a commercial lender. The direct loan bears interest at 30-day LIBOR plus 262 basis points with interest payable monthly. In conjunction with this transaction, the Company engaged Century Capital Markets LLC to act as its structuring agent (the "Structuring Agent"). As of December 1, 2003, the Company had paid the Structuring Agent approximately $907,000 in structuring fees and interest. CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets LLC.


         (14) Minimum annual rent for the first through fifth lease years is adjustable based upon the cost of debt and a minimum return to the Company. Minimum annual rent is expected to range from $5,489,589 to $6,312,789 per year during the first five years of the lease term. Minimum rent consists of a fixed return on the cash investment in each Property and a floating amount that varies according to the interest rate on related debt (see note (13) above). Minimum annual rent is $6,157,889 for lease years six through fifteen. The leases do not provide for any fixed annual rent escalations during the initial term.

         (15) The lease for the Atlanta-Buckhead, Brentwood, Charlotte, Chevy Chase, Middletown, Mountainside, Naples, Raleigh, Stamford, Venice and Winston-Salem Properties, hereinafter referred to as the "Prime Care Portfolio Properties," contains pooling terms, meaning that net operating profits with respect to all 11 Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the lease contains cross-default terms, meaning that if the tenant of any of the 11 Properties defaults on its obligations under the lease, the Company will have the ability to pursue its remedies under the lease with respect to all 11 Properties, regardless of whether the tenant of any such Property is in default under the lease.


         (16) The lease contains provisions that allow the lessees to elect to purchase the Prime Care Portfolio Properties at the end of the term for a predetermined amount. The lease also permits the Company to require the lessees to purchase the Properties at the end of the lease term for the same predetermined amount. This lease is being treated as a financing lease for both financial reporting and tax accounting purposes.

         (17) The Prime Care Portfolio Properties serve as collateral for the Company's two-year, $85 million revolving line of credit described in "Business -- Borrowing," below.



         (18) The tenant will have the option to purchase the land during the lease term for a purchase price based on the date of such purchase option and other attributes including the amount of the Company's initial investment, consumer price indices and/or the fair market value of the land at the time the option is exercised.



         (19) The lease requires minimum annual rent of $2,607,568 for the first through fifth lease years with increases of 3% each lease year thereafter, except as follows: in the 11th, 16th, 21st and 26th lease years, minimum annual rent will increase to the greater of (i) the prior lease year's minimum annual rent plus 3% or (ii) $2,607,568 plus the percentage increase in the fair market value of the Property over the previous ten lease years, in the case of the 11th lease year, or over the previous five lease years in the case of the 16th, 21st and 26th lease years. The Company's lease payments are subordinate to the bond financing held by Erickson to complete the development of the Brooksby Village Continuing Care Retirement Community.



         (20) The Bellevue, Hoffman Estates, Oklahoma City, Santa Rosa, Tulsa, Atlanta, Lynnwood, Snohomish, Hemet, Plymouth, Willoughby and Pleasant Hills Properties are hereinafter referred to as the "Sunrise Portfolio Two Properties."



         (21) The leases for the Hoffman Estates, Tulsa, Hemet, Plymouth, Willoughby, Little Rock ,Salt Lake City and Yorba Linda Properties, contain pooling terms, meaning that net operating profits with respect to these eight Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the eight Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to these eight Properties, regardless of whether the tenant of any such Property is in default under its lease.



         (22) The leases for the Bellevue, Oklahoma City, Santa Rosa, Atlanta, Lynnwood, Snohomish, Edgewood, Greenville, Northridge, Rancho Mirage and Palm Springs Properties contain pooling terms, meaning that net operating profits with respect to these 11 Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the 11 Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to these 11 Properties, regardless of whether the tenant of any such Property is in default under its lease.



         (23) The Company's lease payments are subordinate to a first mortgage construction loan held by Erickson to fund the development of the Property.



         (24) On March 27, 2003, in connection with the purchase of the Colorado Springs, Denver and Lakewood Properties, hereinafter referred to as the "Summit Portfolio Properties," the Company obtained Permanent Financing comprised of three loans in the aggregate amount of $26 million. The loans bear interest at a variable rate based on 30-day LIBOR plus 325 basis points with a minimum interest rate of 5% per annum. The loans require monthly principal and interest payments through March 31, 2005, with the unpaid principal balance and all accrued interest due at that time. The loans have certain financial covenants typically found in commercial loans. The financial covenants are based on the combined operations of the Summit Portfolio Properties. In connection with the loans, the Company incurred loan fees and closing costs of approximately $352,000. The loans are cross-collateralized and cross-defaulted.



         (25) The leases for the Summit Portfolio Properties contain pooling terms, meaning that net operating profits with respect to these Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the three Properties defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the leases with respect to all three Properties, regardless of whether the tenant of any such Property is in default under its lease.



         (26) The Edgewood, Greenville, Northridge, Rancho Mirage, Salt Lake City, Yorba Linda, Palm Springs, Fort Belvoir and Haverford Properties are hereinafter referred to as the "Additional Sunrise Portfolio Two Properties." In connection with the acquisition of the Additional Sunrise Portfolio Two Properties, the Company borrowed approximately $71 million on its $85 million revolving line of credit. For information regarding the line of credit, see the section of the Prospectus entitled "Business -- Borrowing." In addition, in connection with the purchase of the Fort Belvoir and Haverford Properties, the Company assumed approximately $88.5 million in non-interest bearing bonds payable to certain residents of the Fort Belvoir and Haverford facilities. The Company will issue new bonds to future residents of these facilities, and the proceeds will be used to retire the existing bonds.


(27) Based on the Company's due diligence and underwriting procedures, management anticipates that the net operating income generated from the Annapolis and Pikesville Properties, hereinafter referred to as the "Prime Care Portfolio Two Properties," together with an aggregate $500,000 tenant guarantee to fund any operating shortfalls related to the two Properties will be sufficient to fund amounts due under the terms and conditions of the direct financing lease.



(28) The lease for the Prime Care Portfolio Two Properties contains pooling terms, meaning that net operating profits with respect to both Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the lease contains cross-default terms, meaning that if the tenant defaults on its obligations under the lease for either Property, the Company will have the ability to pursue its remedies under the lease with respect to both Properties, regardless of whether the tenant is in default under the lease, with respect to the other Property.



(29) The lease contains provisions that allow the lessee to elect to purchase the Prime Care Portfolio Two Properties at the end of the term for a predetermined amount. The lease also permits the Company to require the lessee to purchase the Properties at the end of the lease term for the same predetermined amount. This lease is being treated as a financing lease for both financial reporting and tax accounting purposes.



(30) On March 31, 2003, in connection with the purchase of the Prime Care Portfolio Two Properties, the Company assumed approximately $20.6 million of Permanent Financing which is collateralized by the Prime Care Portfolio Two Properties. The loan bears interest at a fixed rate of 7.83% per annum and requires monthly principal and interest payments through October 2008 with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred assumption fees and other loan costs of approximately $226,800.



(31) Commencing on the fourth lease year, and every four lease years thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Property multiplied by 10.25% or (b) 2.5% of the prior lease year's minimum rent.



(32) The leases for the Birmingham and Huntsville Properties contain cross-defaulted terms, meaning that if the tenant of either Property defaults on its obligation under its lease, the Company will have the ability to pursue its remedies under the leases with respect to both Properties.



(33) The tenant will have the option to purchase the Properties during the lease terms for a purchase price based on the amount of the Company's initial investment plus a percentage of the increase in the fair market value of the Properties at the time the option is exercised.



(34) On August 25, 2003, in connection with the purchase of the Birmingham and Huntsville Properties, the Company obtained permanent financing comprised of two loans in the aggregate amount of $50,400,000. The loans bear interest at a fixed rate of 5.79%. The loans require monthly principal and interest payments through September 2012 with all unpaid principal and interest due at that time. The loan provisions allow the Company to extend the loans for one additional year with a variable interest rate based on a LIBOR index. In connection with the loans, the Company incurred loan costs of approximately $651,700.



(35) In addition to minimum rent, the leases require additional rent for the years one through nine which will be payable quarterly based on a percentage of gross revenues. The additional rent for both Properties is equal to 0.25% of gross revenues for the first lease year, 0.5% of gross revenues for the second lease year, 0.75% of gross revenues for the third through sixth lease years and 1% of gross revenues for the seventh through ninth lease years. No additional rent is due for the tenth lease year and thereafter.



(36) The leases for the Columbia, Atlanta-Dunwoody, Florham Park, Greensboro, Plymouth, Omaha, Prairie Village, St. Charles, Tampa, Rockville, Dayton, Westlake, West Orange and Wheaton Properties, hereinafter referred to as the "Sunrise Portfolio Three Properties," contain pooling terms, meaning that net operating profits with respect to all 14 Properties are combined for the purpose of funding rental payments and the FF&E Reserve.



(37) On August 29, 2003, in connection with the purchase of the Sunrise Portfolio Three Properties, the Company borrowed $92.5 million under subordinated mortgage notes collateralized by the 14 Properties and payable to the seller. The seller will continue to be liable for an existing first mortgage note collateralized by the 14 Properties. The seller has agreed to indemnify the Company for any claims against the Properties under the first mortgage notes. The subordinated mortgage notes have initial terms of seven years with an interest rate of 5.13% for 2003, 5.38% for 2004, 6.06% for 2005 and increases 3% of the prior year's per annum interest rate each calendar year thereafter to maturity. The loans require interest only payments through calendar year 2005 with principal and interest payments due thereafter until maturity on August 28, 2010. At the end of the initial loan terms, the Company has three consecutive renewal options of five years each with terms similar to the initial loan terms.



(38) The leases for the Indianapolis-Post, Mt. Vernon, West Lafayette and Ft. Benjamin Harrison Properties contain cross-defaulted terms, meaning that if the tenant of any of the four Properties defaults on its obligations under the lease, the Company will have the ability to pursue its remedies under the lease with respect to all four Properties, regardless of whether the tenant of any such Property is in default under the lease.



(39) The Company has committed to fund, for the Indianapolis-Post, Mt. Vernon and West Lafayette Properties, an additional $1,950,000 (an aggregate amount of $5,850,000) for the construction of 25 additional units for each Property. This additional amount will be advanced to the tenants in monthly installments during a six-month period and will bear interest at the prime rate, as published by Wachovia Bank, plus 2%. Upon the earlier of six months from the commencement of construction or the completion of construction, the amounts advanced to the tenants will be added to the lease basis at the then current lease rate. As of December 1, 2003, there have been no advances funded.



(40) The leases for the Arlington, Arlington-Bluemont Park, Sterling, Falls Church, Farmington Hills, Frederick, Leesburg, Mercer Island, Brooklyn-Mill Basin, Poland, Raleigh and Brooklyn-Sheepshead Bay Properties, hereinafter referred to as the "Sunrise Portfolio Four Properties," contain pooling terms, meaning that net operating profits with respect to all 12 Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-defaulted terms, meaning that if the tenant of any of the 12 Properties defaults on its obligations under the lease, the Company will have the ability to pursue its remedies under the lease with respect to all 12 Properties, regardless of whether the tenant of any such Property is in default under the lease.



(41) In connection with the acquisition of the Sunrise Portfolio Four Properties and one Property which the Company has entered into an initial commitment to acquire (the Santa Rosa Property as described in "Business - Pending Investment"), the Company has entered into an initial commitment with a commercial lender for a $79.3 million mortgage loan collateralized by the 13 Properties. The loan will have a term of seven years and will bear interest at a rate of 5.96% per annum. The loan will require monthly interest only payments for the first 24 months with monthly payments of principal and interest due thereafter until maturity. The Company expects to close the mortgage loan in the first quarter of 2004. In the event the Company does not acquire the Santa Rosa Property, the aggregate principal amount of the loan will be lowered by $4.6 million.



(42) Minimum annual rent is adjustable based upon the cost of debt and a minimum return to the Company. Minimum rent consists of a fixed return on the cash investment in each Property (10.0% in the first lease year; 10.75% in the second lease year; 11.0% for the third lease year; 11.5% for the fourth lease year and will increase by 3% each lease year thereafter) and an amount based on the interest rate on the related debt. It is expected that the Company will obtain Permanent Financing in the amount of $74.6 million on the Sunrise Portfolio Four Properties prior to January 1, 2004. Commencing on the lease commencement date until the earlier of (i) the date that Permanent Financing is obtained or (ii) January 1, 2004, aggregate minimum annual rent for the Sunrise Portfolio Four Properties is $12,390,000. If Permanent Financing is not obtained by January 1, 2004, minimum annual rent will increase to approximately $15,018,000 for the first lease year; approximately $16,145,000 for the second lease year; approximately $16,520,000 for the third lease year; and approximately $17,271,000 for the fourth lease year and will increase by 3% each lease year thereafter. Commencing in the sixth lease year, and every third lease year thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Property determined pursuant to a formula multiplied by 9.5% or (b) 3% of the prior lease year's minimum rent.



(43) The Company acquired the Beverly Hills, Cresskill, Edmonds, Five Forks and Madison Properties, hereinafter referred to as the "Additional Sunrise Portfolio Four Properties," in various stages of development. The Company has entered into five development service agreements with Sunrise Development, Inc., a wholly owned subsidiary of Sunrise, which provides for construction of the Properties. Sunrise has guaranteed development costs exceeding an aggregate amount of $111,693,428. Sunrise Development, Inc. will be entitled to an incentive development fee equal to 25% of the aggregate savings below the aggregate estimated costs of $111,693,428.

(44) Sunrise has guaranteed minimum annual rent and the FF&E Reserve from the lease commencement dates until the latter of (i) 30 months or (ii) 18 months after development is completed on the Properties included in the Additional Sunrise Portfolio Four Properties (hereinafter referred to as the "Final Development Date").



(45) Commencing on the Final Development Date, the leases for the Additional Sunrise Portfolio Four Properties will contain pooling terms, meaning that net operating profits with respect to the Additional Sunrise Portfolio Four Properties will be combined for the purpose of funding rental payments and the FF&E Reserve.



(46) In connection with the acquisition of the Additional Sunrise Portfolio Four Properties, the Company obtained five construction loans in the aggregate amount of $83.1 million. The loans require interest only payments at a variable rate of LIBOR plus a premium that ranges from 225 basis points to 275 basis points based on the Property's occupancy levels, until maturity on November 26, 2006 with all unpaid principal and interest due at that time. As of December 1, 2003, the Company has drawn $6 million to fund construction costs.



(47) The Company will not commence the depreciation of assets with respect to the Additional Sunrise Portfolio Four Properties until the Final Development Date.



(48) From the lease commencement date to the Final Development Date, minimum annual rent for the Additional Portfolio Four Properties is based upon a fixed return on the Company's cash investment in each Property. The fixed return is 10.0% in the first lease year; 10.75% in the second lease year; 11.0% for the third lease year; 11.5% for the fourth lease year and will increase by 3% each lease year thereafter. The Company's aggregate cash investment in the five Properties is $27,923,357. On the Final Development Date, minimum annual rent will be adjusted based upon the cost of anticipated Permanent Financing and the then current lease rate on the Company's cash investment amount. Commencing in the sixth lease year, and every third lease year thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Property determined pursuant to a formula multiplied by 9.5% or (b) 3% of the prior lease year's minimum rent.



(49) In regard to the Dunwoody Property, the Company has committed to fund an additional $203,000 to convert eight existing assisted living units to Alzheimer's and related memory disorder units, to provide additional capital improvements and to buyout existing equipment leases. This amount is included in the basis by which minimum annual rent is calculated.



(50) Commencing on the fourth lease year, and every four lease years thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Property multiplied by 10.5% or (b) 3% of the prior lease year's minimum rent.



(51) The leases for the Gainesville, Jacksonville and Tallahassee Properties, hereinafter referred to as the "EdenCare Portfolio One Properties," with Harborchase of Gainesville, Inc., Harborchase of Jacksonville and Harborchase of Tallahassee, hereinafter referred to as the EdenCare Portfolio One Tenants, contain pooling terms, meaning that net operating profits with respect to all three Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-defaulted terms, meaning that if the tenant of any of the three Properties defaults on its obligations under the lease, the Company will have the ability to pursue its remedies under the lease with respect to all three Properties, regardless of whether the tenant of any such Property is in default under the lease.



(52) The leases for the Aiken, Alpharetta, Buckhead, Champions, Charleston, Columbia, Concord, EdenBrook Dunwoody, EdenBrook Louisville, EdenGardens Arlington, EdenGardens Kingwood, EdenTerrace Arlington, EdenTerrace Kingwood, EdenTerrace Louisville, Greenwood, Huntsville, Marietta, Plano, Rock Hill, Roswell, Sandy Springs and Woodlands Properties, hereinafter referred to as the "EdenCare Portfolio Two Properties," contain pooling terms, meaning that net operating profits with respect to all 22 Properties are combined for the purpose of funding rental payments and the FF&E Reserve.



(53) The seller, EdenCare Senior Living Services, L.P., hereinafter referred to as "EdenCare," of the EdenCare Portfolio Two Properties, has established a $5.5 million escrow account for use by the tenant in the event that net operating income from the EdenCare Portfolio Two Properties is insufficient to fully pay minimum rent and FF&E Reserve payments due under the leases. The EdenCare guarantee terminates at the end of the fifth lease year. In addition, Sunrise Senior Living Services, Inc. has guaranteed the tenant's obligation to pay minimum rent and FF&E Reserve payments due under the leases up to a maximum of

         $5 million which will terminate upon the earlier of: (i) such time as Sunrise Senior Living Services, Inc.'s cumulative payments under the guarantee aggregate $5 million or (ii) such time that the net operating income from the EdenCare Portfolio Two Properties equals or exceeds minimum rent due under the leases by 25% for a trailing 12 month period. Sunrise Senior Living Services, Inc. is not required to commence its guarantee until such time as the funds are no longer available from the EdenCare escrow account. As of December 1, 2003, the amount available in the EdenCare escrow account was $5.5 million.



(54) In connection with the acquisition of the Aiken, Alpharetta, Buckhead, Charleston, EdenBrook Louisville, EdenTerrace Louisville, Plano and Woodlands Properties, the Company obtained Permanent Financing comprised of seven loans in the aggregate amount of $45,000,000. The loans bear interest at a rate of 30-day LIBOR plus 260 to 300 basis points and require monthly payments of interest only for the first year. Commencing December 1, 2004, the loan requires monthly principal and interest payments thereafter through November 2006, with all unpaid principal and interest due at that time. In connection with the loans, the Company incurred loan costs of $250,000.



(55) In connection with the acquisition of the Concord Property, the Company assumed Permanent Financing in the amount of approximately $2,445,000. The loan bears interest at a fixed rate of 8.375% and requires monthly principal and interest payments until maturity in November 2038.



(56) In connection with the acquisition of the EdenBrook Dunwoody Property, the Company assumed Permanent Financing in the amount of approximately $4,685,000. The loan bears interest at a fixed rate of 8.25% and requires monthly principal and interest payments until maturity in March 2038.



(57) Commencing in the fourth lease year, minimum annual rent will increase to the greater of (i) the fair market value of the Property determined pursuant to a formula multiplied by 9.5% (the "FMV Adjustment") or (ii) the prior year's minimum rent increased by 3%. Once the FMV Adjustment has occurred, minimum rent will only be adjusted by the FMV Adjustment method every three years and only if such adjustment will result in an increase of minimum rent.

         In addition to the above acquisitions, on May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equivalent to its equity interest in the limited partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

OCCUPANCY RATE AND REVENUE PER UNIT

         The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods during the past five years the Properties owned by the Company, excluding land-only and construction Properties, have been operational are as follows:


                                                                          Revenue
                                                                            per        Revenue per
                                                        Average           Occupied      Available
         Property                Year(1)            Occupancy Rate          Unit          Unit
         --------                -------            --------------        --------     -----------
Orland Park Property             1999(2)                23.3%             $ 118.11     $     33.08
                                 2000                   52.5%               114.30           66.85
                                 2001                   77.5%               134.01          103.85
                                 2002                   81.8%               120.83           98.79
                                 2003(3)                91.9%               123.04          113.10

Arlington Property               2000(4)                 8.2%             $ 105.25     $     15.14
                                 2001                   51.8%                93.66           48.61
                                 2002                   74.6%                88.80           66.28
                                 2003(5)                84.5%                87.54           73.93

Boca Raton Property              2000(6)                23.8%             $  93.80     $     28.62
                                 2001                   47.7%                86.86           41.14
                                 2002                   84.2%                92.81           78.11
                                 2003(5)                86.8%                98.17           85.19

Oak Park Property                1998                   96.3%             $  84.66     $     81.53
                                 1999                   97.6%                80.19           78.24
                                 2000                   98.9%                84.51           83.61
                                 2001                   98.8%                80.01           79.04
                                 2002                   96.7%                82.02           78.55
                                 2003(5)               100.0%                84.90           84.90

Coconut Creek Property           2000(7)                28.2%             $  79.87     $     22.52
                                 2001                   71.3%                77.11           53.93
                                 2002                   65.3%                90.82           59.37
                                 2003(5)                72.5%                94.55           68.58

Greenwood Village                1999(8)                27.5%             $  82.41     $     18.54
   Property                      2000                   50.1%               111.08           55.60
                                 2001                   86.5%               143.75          124.30
                                 2002                   92.4%               167.07          154.35
                                 2003(5)                91.1%               188.51          171.75

Camarillo Property               2000(9)                48.9%             $ 121.53     $     49.97
                                 2001                   82.2%               128.55          105.71
                                 2002                   79.0%               136.42          110.14
                                 2003(3)                69.6%               150.80          104.96

                                                                          Revenue
                                                                            per        Revenue per
                                                        Average           Occupied     Available
         Property                Year(1)            Occupancy Rate          Unit          Unit
         --------                --------           --------------        --------     -----------
Towson Property                  2000(9)                44.6%             $ 141.83     $     63.20
                                 2001                   70.7%               131.67           93.15
                                 2002                   79.5%               133.63          108.06
                                 2003(3)                93.8%               132.16          123.99

Dartmouth Property               1999(10)               11.2%             $ 180.68     $     20.28
                                 2000                   50.7%               110.36           55.90
                                 2001                   82.3%               115.55           95.13
                                 2002                   71.9%               122.62           89.86
                                 2003(3)                67.1%               124.37           83.45

Elk Grove Property               1999(10)               12.1%             $ 136.22     $     16.46
                                 2000                   47.4%                97.30           46.16
                                 2001                   72.4%                99.72           72.24
                                 2002                   95.4%               101.72           98.62
                                 2003(3)               100.0%               108.47          108.47

Clayton Property                 2000(9)                31.5%             $ 107.00     $     33.68
                                 2001                   61.1%                98.06           59.96
                                 2002                   62.3%               107.13           67.72
                                 2003(3)                45.6%               106.67           48.65

Atlanta-Buckhead Property        1998                   22.6%             $  98.83     $     21.21
                                 1999                   53.9%               100.59           54.23
                                 2000                   77.4%                99.60           77.09
                                 2001                   81.7%               108.75           88.89
                                 2002                   79.2%               110.53           88.50
                                 2003(3)                72.2%               115.02           83.01

Brentwood Property               1998                   45.2%             $  91.27     $     41.27
                                 1999                   60.9%                97.19           59.16
                                 2000                   71.3%                97.65           69.63
                                 2001                   67.8%               101.50           68.84
                                 2002                   72.9%               101.46           73.94
                                 2003(3)                78.0%               101.44           79.15

Charlotte Property               1998                   84.4%             $  92.37     $     77.91
                                 1999                   76.5%                96.54           73.88
                                 2000                   66.1%                98.55           65.13
                                 2001                   74.8%               102.12           76.37
                                 2002                   77.3%                99.22           76.70
                                 2003(3)                84.3%               101.29           85.36

Chevy Chase Property             1998                   81.8%             $ 125.51     $    102.69
                                 1999                   93.9%               126.11          118.47
                                 2000                   90.2%               136.01          122.62
                                 2001                   91.7%               143.78          131.80
                                 2002                   93.3%               149.93          139.87
                                 2003(3)                84.2%               160.13          134.75

Middletown Property              1998                   52.2%             $ 107.31     $     55.99
                                 1999                   73.9%               119.79           88.54
                                 2000                   75.7%               124.46           94.16
                                 2001                   87.0%               132.89          115.56
                                 2002                   77.5%               135.21          104.80
                                 2003(3)                73.8%               140.19          103.40

                                                                          Revenue
                                                                            per        Revenue per
                                                        Average           Occupied     Available
         Property                Year(1)            Occupancy Rate          Unit          Unit
         --------                --------           --------------        --------     -----------
Mountainside Property            1998                   88.6%             $ 113.19     $    100.31
                                 1999                   81.3%               113.18           92.02
                                 2000                   84.6%               123.61          104.52
                                 2001                   81.3%               134.57          109.41
                                 2002                   73.4%               138.63          101.75
                                 2003(3)                72.7%               148.56          108.01

Naples Property                  1998                   42.1%             $ 102.26     $     43.06
                                 1999                   71.4%               113.04           80.74
                                 2000                   91.0%               110.05          100.12
                                 2001                   87.2%               112.75           98.34
                                 2002                   76.7%             $ 113.87     $     87.30
                                 2003(3)                54.0%               142.71           77.08

Raleigh Property                 1998                   86.1%                87.81           75.59
                                 1999                   90.4%                94.22           85.21
                                 2000                   96.5%               105.64          101.96
                                 2001                   98.3%               110.47          108.55
                                 2002                   96.4%               114.48          110.30
                                 2003(3)                98.9%               120.79          119.47

Stamford Property                1998                   45.2%             $ 126.79     $     57.33
                                 1999                   76.5%               132.38          101.30
                                 2000                   76.5%               134.30          102.77
                                 2001                   64.4%               138.63           89.20
                                 2002                   72.1%               153.46          110.71
                                 2003(3)                89.4%               156.44          139.86

Venice Property                  1998                   90.5%             $ 112.11     $    101.43
                                 1999                   88.4%               103.35           91.40
                                 2000                   87.8%               107.67           94.51
                                 2001                   86.4%               128.86          111.33
                                 2002                   87.1%               116.17          101.08
                                 2003(3)                89.8%               134.99          121.24

Winston-Salem Property           1998                   63.5%             $  85.28     $     54.14
                                 1999                   85.2%                84.56           72.06
                                 2000                   89.6%                90.33           80.90
                                 2001                   84.4%                97.79           82.48
                                 2002                   91.5%                98.66           90.95
                                 2003(3)                94.2%               105.29           99.20

Nashville Property               2000(11)               17.0%             $ 150.09     $     24.45
                                 2001                   62.0%                84.40           57.52
                                 2002                   73.5%                93.52           68.70
                                 2003(5)                79.8%                98.33           78.51

Bellevue Property                1999(12)                9.4%             $ 129.77     $     12.05
                                 2000                   40.2%               125.54           50.51
                                 2001                   60.7%               124.72           75.72
                                 2002                   58.8%               123.26           73.86
                                 2003(3)                71.2%               114.34           81.40

Hoffman Estates Property         2000                   56.6%             $ 110.08     $      2.29
                                 2001                   74.1%               115.49           85.63
                                 2002                   83.4%               117.59           99.99
                                 2003(3)                88.7%               123.14          109.20

                                                            Revenue
                                                              per       Revenue per
                                             Average        Occupied     Available
         Property             Year(1)     Occupancy Rate      Unit         Unit
-----------------------------------------------------------------------------------
Oklahoma City Property        1999 (12)       30.4%         $  87.68    $   26.66
                              2000            57.5%            84.12        48.36
                              2001            67.4%            81.16        54.71
                              2002            77.2%            78.01        61.36
                              2003 (3)        84.6%            77.95        65.91

Santa Rosa Property           2001            63.6%         $ 129.72    $   82.51
                              2002            85.6%           132.27       115.43
                              2003 (3)        86.6%           139.33       120.60

Tulsa Property                1999 (12)       27.2%         $ 100.27    $   27.29
                              2000            65.4%            87.20        57.01
                              2001            73.1%            84.43        61.72
                              2002            91.5%            85.18        79.46
                              2003 (3)        92.0%            89.12        81.97

Atlanta Property              1999 (12)       16.2%         $ 110.82    $   18.00
                              2000            48.2%            96.37        46.45
                              2001            57.3%           104.14        59.64
                              2002            59.0%           107.19        64.43
                              2003 (3)        60.6%           110.71        67.12

Lynnwood Property             1999           100.0%         $  76.32    $   79.64
                              2000            97.3%            88.24        85.89
                              2001            95.7%            95.40        91.33
                              2002            96.6%           101.82       100.24
                              2003 (3)        96.7%           107.38       103.78

Snohomish Property            1999            42.0%         $ 186.54    $   78.31
                              2000            85.9%            87.49        75.16
                              2001            81.7%           100.36        81.99
                              2002            86.9%           103.39        91.61
                              2003 (3)        79.4%           105.41        83.72

Hemet Property                1999 (12)       11.2%         $ 148.16    $   16.61
                              2000            44.9%            90.04        40.40
                              2001            78.1%            95.34        74.51
                              2002            83.2%            99.50        84.35
                              2003 (3)        60.4%           104.99        63.44

Plymouth Property             2000 (12)       33.8%         $ 106.09    $   35.90
                              2001            69.8%           108.74        75.90
                              2002            87.7%           115.87       103.54
                              2003 (3)       100.0%           127.78       127.78

Willoughby Property           1999 (12)        8.8%         $ 216.00    $   18.92
                              2000            62.5%            95.57        59.76
                              2001            85.5%            96.71        82.72
                              2002            84.5%           104.77        90.25
                              2003 (3)        94.6%           106.49       100.72

Little Rock Property          1998            93.4%         $  44.49    $   41.56
                              1999            94.3%            46.18        43.56
                              2000            94.7%            48.64        46.07
                              2001            95.5%            52.68        50.32
                              2002            96.8%            55.15        54.43
                              2003 (3)        95.9%            58.29        55.92

                                                            Revenue
                                                              per       Revenue per
                                             Average        Occupied     Available
         Property             Year(1)     Occupancy Rate      Unit         Unit
-----------------------------------------------------------------------------------
Colorado Springs Property     1999 (13)       20.7%         $ 115.27    $   23.87
                              2000            64.9%           108.68        70.53
                              2001            77.7%           113.60        88.27
                              2002            86.3%           117.93       101.73
                              2003 (3)        93.6%           129.19       120.98

Denver Property               1999            93.4%         $  98.54    $   92.05
                              2000            89.8%           109.78        98.62
                              2001            88.2%           123.57       109.04
                              2002            97.6%           125.62       122.58
                              2003 (3)        92.5%           136.80       126.60

Lakewood Property             1999 (13)       38.8%         $ 134.21    $   52.09
                              2000            71.0%           107.93        76.59
                              2001            80.5%           127.03       102.23
                              2002            93.0%           127.92       118.95
                              2003 (3)        93.9%           141.34       132.69

Edgewood Property             2000            21.1%         $ 109.25    $   23.07
                              2001            37.5%           106.55        39.92
                              2002            34.2%           105.41        36.01
                              2003 (3)        44.5%            96.58        42.98

Greenville Property           2000            35.1%         $  99.46    $   34.94
                              2001            60.2%           103.62         2.41
                              2002            68.8%           109.46        75.25
                              2003 (3)        70.7%           125.22        88.57

Northridge Property           2002            53.3%         $ 141.23    $   75.27
                              2003 (3)        80.0%           177.29       141.83

Rancho Mirage Property        2000            25.5%         $ 149.90    $   38.23
                              2001            45.4%           134.52        61.09
                              2002            67.5%           149.27       100.77
                              2003 (3)        74.7%           163.24       121.96

Palm Springs Property         2000            22.8%         $ 108.09    $   24.68
                              2001            41.3%           105.80        43.72
                              2002            67.9%            99.56        67.63
                              2003 (3)        83.7%            95.56        79.95

Salt Lake City Property       2000            53.7%         $ 104.65    $   56.24
                              2001            75.2%           110.60        83.13
                              2002            84.3%           114.19        96.20
                              2003 (3)        85.0%           125.10       106.36

Yorba Linda Property          2000            29.7%         $ 122.99    $   36.51
                              2001            58.6%           126.37        74.07
                              2002            71.5%           142.45       101.86
                              2003 (3)        70.4%           161.20       113.45

Fort Belvoir Property         1999 (14)       97.2%         $ 101.71    $   98.88
                              2000            95.9%           105.25       100.89
                              2001            97.1%           108.17       105.07
                              2002            98.7%           112.75       111.32
                              2003 (3)        96.6%            96.69        95.28

                                                            Revenue
                                                              per       Revenue per
                                             Average        Occupied     Available
         Property             Year(1)     Occupancy Rate      Unit         Unit
-----------------------------------------------------------------------------------
Haverford Property            1999 (14)       95.9%         $ 118.03    $  113.15
                              2000            98.0%           124.83       122.35
                              2001            98.0%           134.04       131.36
                              2002            99.7%           142.81       142.38
                              2003 (3)        96.4%           124.99       120.47

Annapolis Property            1998            97.6%         $ 136.78    $  133.03
                              1999            95.0%           139.82       133.03
                              2000            96.9%           141.90       137.48
                              2001            97.0%           144.59       141.08
                              2002            97.1%           150.44       145.74
                              2003 (5)        96.8%           158.80       153.64

Pikesville Property           1998            91.4%         $ 134.99    $  123.17
                              1999            90.0%           137.65       123.71
                              2000            88.4%           132.75       117.34
                              2001            92.0%           131.00       120.22
                              2002            88.0%           136.07       119.13
                              2003 (5)        84.8%           139.38       118.19

Saddle River Property         1999            62.6%         $ 122.60    $   76.79
                              2000            72.2%           129.89        93.82
                              2001            66.2%           141.32        93.30
                              2002            62.8%           141.83        89.04
                              2003 (3)        68.4%           138.83        94.90

Palm Harbor Property          1999            94.4%         $  76.84    $   72.53
                              2000            98.1%            84.69        83.11
                              2001            96.3%            90.18        86.81
                              2002            97.2%            99.92        97.12
                              2003 (3)        97.3%            80.27        78.08

Birmingham Property           1999 (15)       42.4%         $  72.82    $   30.90
                              2000            71.3%            85.62        61.01
                              2001            87.9%            88.02        77.34
                              2002            76.3%            93.94        71.69
                              2003 (5)        87.0%            92.41        80.39

Huntsville Property           1999 (15)       43.2%         $  65.51    $   28.29
                              2000            75.4%            79.32        59.78
                              2001            88.4%            89.19        78.85
                              2002            80.1%            92.62        74.20
                              2003 (5)        94.0%            87.63        82.37

Columbia Property             1999            19.7%         $ 106.77    $   20.94
                              2000            48.2%           102.49        49.23
                              2001            55.8%           112.07        62.14
                              2002            73.0%           115.63        83.57
                              2003 (3)        71.2%           114.79        81.69

Atlanta-Dunwoody              1999 (16)       39.4%         $ 105.12    $   41.13
  Property                    2000            75.2%            97.87        73.19
                              2001            90.9%           103.83        94.80
                              2002            81.4%           111.49        91.13
                              2003 (3)        77.1%           111.75        86.14

                                                            Revenue
                                                              per       Revenue per
                                             Average        Occupied     Available
         Property             Year(1)     Occupancy Rate      Unit         Unit
-----------------------------------------------------------------------------------
Florham Park Property         1999 (16)       33.1%         $ 120.44    $   39.80
                              2000            59.4%           130.18        76.98
                              2001            72.8%           135.38        98.04
                              2002            69.2%           139.63        97.03
                              2003 (3)        66.0%           148.29        97.87

Greensboro Property           1999            66.5%         $  91.58    $   60.52
                              2000            89.3%            94.61        84.74
                              2001            86.2%           105.29        80.57
                              2002            72.5%           115.38        83.28
                              2003 (3)        74.6%           125.03        93.23

Plymouth Property             1999            42.2%         $ 111.08    $   47.21
                              2000            65.3%           113.71        73.91
                              2001            81.3%           119.97        97.97
                              2002            82.2%           122.38       100.96
                              2003 (3)        78.7%           126.91        99.91

Omaha Property                1999 (16)       27.0%         $ 120.93    $   32.78
                              2000            54.3%           112.01        60.73
                              2001            66.9%           111.49        74.78
                              2002            87.3%           103.73        90.61
                              2003 (3)        95.9%           107.71       103.32

Prairie Village Property      1999 (16)       50.4%         $ 101.65    $   51.40
                              2000            84.7%           106.25        90.06
                              2001            89.3%           114.23       101.69
                              2002            89.7%           120.42       107.94
                              2003 (3)        90.7%           125.90       114.20

St. Charles Property          1999 (16)       38.1%         $ 118.12    $   45.28
                              2000            81.5%           108.04        88.23
                              2001            89.2%           113.68       101.36
                              2002            89.0%           115.07       102.61
                              2003 (3)        84.5%           119.24       100.70

Tampa Property                1999 (16)       25.2%         $ 112.47    $   28.48
                              2000            68.1%           110.72        75.49
                              2001            79.7%           117.42        93.31
                              2002            81.4%           117.34        95.24
                              2003 (3)        71.0%           143.89       102.22

Rockville Property            1999            71.9%         $ 125.53    $   90.17
                              2000            86.7%           138.18       119.69
                              2001            94.0%           137.56       128.84
                              2002            93.9%           147.16       137.83
                              2003 (3)        93.9%           165.91       155.77

Dayton Property               1999            39.3%         $ 104.28    $   40.84
                              2000            64.0%           100.68        64.60
                              2001            70.9%           108.57        77.14
                              2002            82.8%           101.34        83.75
                              2003 (3)        83.1%            95.02        78.95

Westlake Property             1999            29.0%         $ 103.33    $   30.14
                              2000            67.3%            99.25        66.99
                              2001            75.7%           101.60        77.05
                              2002            70.1%           105.06        74.06
                              2003 (3)        64.3%           109.29        70.22

                                                            Revenue
                                                              per       Revenue per
                                             Average        Occupied     Available
         Property             Year(1)     Occupancy Rate      Unit         Unit
-----------------------------------------------------------------------------------
West Orange Property          1999            49.5%         $ 117.91    $   57.94
                              2000            83.5%           121.33       101.46
                              2001            89.0%           136.78       121.45
                              2002            83.9%           141.48       118.31
                              2003 (3)        83.5%           140.02       116.87

Wheaton Property              1999            59.1%         $ 109.79    $   65.16
                              2000            93.5%           113.80       106.40
                              2001            93.1%           118.14       110.45
                              2002            81.1%           125.56       100.04
                              2003 (3)        69.2%           122.29        84.65

Indianapolis-Post Property    1999            80.0%         $  61.70    $   49.36
                              2000            83.7%            69.05        57.79
                              2001            81.3%            73.98        60.15
                              2002            84.8%            73.64        62.45
                              2003 (17)       88.0%            75.45        66.35

Mt. Vernon Property           2001 (18)       25.5%         $  80.53    $   20.83
                              2002            67.0%            78.08        52.50
                              2003 (17)      100.0%            78.38        78.38

West Lafayette Property       2001 (18)       54.3%         $  70.13    $   38.04
                              2002            98.0%            71.10        69.90
                              2003 (17)      100.0%            77.62        77.62

Indianapolis-Ft. Benjamin     1999 (19)       18.5%         $  87.25    $   16.55
   Harrison Property          2000            52.7%            69.17        36.97
                              2001            81.0%            71.11        57.63
                              2002            89.0%            72.44        64.94
                              2003 (17)       90.0%            70.75        63.43

Arlington Property            1999            95.9%         $ 136.12    $  130.50
                              2000            91.4%           151.78       138.69
                              2001            81.4%           155.50       126.54
                              2002            85.3%           150.57       128.38
                              2003 (5)        85.9%           155.64       133.76

Arlington-Bluemont Park       1999            95.3%         $ 111.06    $  105.80
   Property                   2000            92.7%           117.37       108.79
                              2001            89.7%           116.15       104.13
                              2002            85.9%           122.95       105.57
                              2003 (5)        84.0%           126.56       106.35

Sterling Property             1999            96.7%         $ 105.32    $  101.87
                              2000            98.0%           111.97       109.69
                              2001            93.6%           117.12       109.62
                              2002            94.0%           124.25       116.84
                              2003 (5)        98.2%           134.23       131.82

Falls Church Property         1999           100.0%         $ 152.47    $  152.47
                              2000           100.0%           157.59       157.59
                              2001            94.9%           162.76       154.48
                              2002            88.3%           168.97       149.16
                              2003 (5)        74.0%           186.87       138.25

Farmington Hills Property     1999 (20)       40.0%         $  82.77    $   33.11
                              2000            43.3%           148.09        64.06
                              2001            78.5%           140.93       110.61
                              2002            79.0%           139.78       110.48
                              2003 (5)        75.4%           152.88       115.24

                                                            Revenue
                                                              per       Revenue per
                                             Average        Occupied     Available
         Property             Year(1)     Occupancy Rate      Unit         Unit
-----------------------------------------------------------------------------------
Frederick Property            1999            90.9%         $ 128.32    $  116.64
                              2000            95.3%           140.88       134.29
                              2001            90.8%           136.68       124.08
                              2002            89.4%           141.22       126.21
                              2003 (5)        87.7%           152.21       133.45

Leesburg Property             1999           100.0%         $ 103.89    $  103.89
                              2000            97.9%           106.20       103.94
                              2001            93.1%           112.92       105.12
                              2002            85.7%           122.80       105.28
                              2003 (5)        77.9%           125.36        97.66

Mercer Island Property        1999            93.9%         $ 129.20    $  121.32
                              2000            95.5%           135.38       129.23
                              2001            90.1%           145.77       131.34
                              2002            90.2%           162.45       146.53
                              2003 (5)        95.2%           176.96       168.39

Brooklyn-Mill Basin           2002 (21)       24.6%         $ 163.70    $   40.29
  Property                    2003 (5)        59.6%           148.11        88.22

Poland Property               1999 (20)       57.8%         $ 101.17    $   58.47
                              2000            80.2%           116.86        93.66
                              2001            93.5%           122.55       114.53
                              2002            94.8%           128.84       122.15
                              2003 (5)        79.7%           136.93       109.08

Raleigh Property              1999            96.5%         $ 132.20    $  127.57
                              2000            93.7%           141.12       132.20
                              2001            93.9%           141.90       133.28
                              2002            92.7%           151.25       140.17
                              2003 (5)        96.8%           155.65       150.64

Brooklyn-Sheepshead           2000 (22)       27.9%         $ 180.55    $   50.41
  Bay Property                2001            46.6%           152.86        71.20
                              2002            69.5%           143.01        99.34
                              2003 (5)        86.2%           150.35       129.54

Dunwoody Property             2000 (23)       29.0%         $  48.66    $   14.11
                              2001            31.0%           100.54        31.17
                              2002            55.2%            81.03        44.71
                              2003 (5)        69.5%            95.71        66.47

Gainesville Property          2000 (24)       64.2%         $  78.96    $   50.69
                              2001            84.1%           109.43        92.03
                              2002            92.8%           109.43       102.01
                              2003 (5)        95.7%           111.69       106.89

Jacksonville Property         2000            56.9%         $  77.28    $   43.97
                              2001            76.3%           100.77        76.89
                              2002            89.4%           103.80        92.80
                              2003 (5)        91.9%           110.58       101.62

Tallahassee Property          2000            64.3%         $  84.92    $   54.61
                              2001            94.1%           100.15        94.24
                              2002            96.4%           110.71       106.72
                              2003 (5)        93.5%           121.79       113.87

                                                            Revenue
                                                              per       Revenue per
                                             Average        Occupied     Available
         Property             Year(1)     Occupancy Rate      Unit         Unit
-----------------------------------------------------------------------------------
Aiken Property                1999             74.0%         $  78.27    $   57.92
                              2000             58.5%           100.50        58.79
                              2001             60.6%           102.91        62.36
                              2002             93.0%            88.79        82.57
                              2003 (5)         98.6%            96.59        92.23

Alpharetta Property           2000 (25)        69.4%         $  79.49    $   55.16
                              2001             59.7%           122.37        73.06
                              2002             84.7%            71.54        60.60
                              2003 (5)         81.9%            96.16        78.75

Buckhead Property             2000 (25)        35.4%         $  73.39    $   25.98
                              2001             40.3%           106.49        42.92
                              2002             69.9%            77.04        53.85
                              2003 (5)         65.8%           106.76        70.25

Champions Property            2000 (25)        46.4%         $  59.71    $   27.71
                              2001             63.1%            94.10        59.38
                              2002             78.0%            99.97        77.98
                              2003 (5)         82.7%           103.21        85.36

Charleston Property           2000 (25)        66.9%         $  62.14    $   41.57
                              2001             97.0%            94.00        91.18
                              2002             81.0%           112.87        91.43
                              2003 (5)         85.7%           104.95       104.95

Columbia Property             1999             76.3%         $  79.16    $   71.68
                              2000             82.3%            93.16        86.01
                              2001             91.7%           104.50       110.56
                              2002             76.0%           120.56        92.01
                              2003 (5)         75.0%           121.60        91.20

Concord Property              1999             65.8%         $  58.04    $   38.19
                              2000             82.1%            87.82        72.10
                              2001             83.9%           106.00        88.94
                              2002             90.2%            98.27        88.64
                              2003 (5)         82.1%           108.68        89.23

EdenBrook Dunwoody            1999             55.6%         $ 102.97    $   57.25
   Property                   2000             63.2%           109.10        68.95
                              2001             80.7%            99.80        80.54
                              2002             98.3%            92.90        91.32
                              2003 (5)         96.5%           112.14       108.22

EdenBrook Louisville          2001 (26)        22.0%         $  71.63    $   15.76
   Property                   2002             59.5%            67.94        40.42
                              2003 (5)         73.2%           103.94        76.06

EdenGardens Arlington         2000 (25)        25.0%         $  92.83    $   23.21
   Property                   2001             60.1%            69.58        41.81
                              2002             92.6%            86.98        80.54
                              2003 (5)         84.5%           108.55        91.73

EdenGardens                   2001 (26)        35.7%         $  71.19    $   25.41
   Kingwood Property          2002             82.9%            70.14        58.15
                              2003 (5)         88.6%           105.39        93.38

EdenTerrace Arlington         2000 (25)         7.1%         $  35.37    $    2.51
Property                      2001             24.3%            39.55         9.61
                              2002             42.9%            46.47        19.93
                              2003 (5)         53.6%            53.13        28.48

                                                            Revenue
                                                              per       Revenue per
                                             Average        Occupied     Available
         Property             Year(1)     Occupancy Rate      Unit         Unit
-----------------------------------------------------------------------------------

EdenTerrace Kingwood          2001 (26)        30.0%         $  51.01    $   15.30
Property                      2002             70.0%            45.54        31.88
                              2003 (5)         88.3%            59.10        52.19

EdenTerrace Louisville        2001 (26)        25.0%         $  39.25    $    9.81
Property                      2002             61.7%            45.88        28.31
                              2003 (5)         78.3%            63.26        49.53

Greenwood Property            1999             91.8%         $  98.16    $   90.11
                              2000             92.7%           103.38        95.83
                              2001             81.3%           107.96        87.77
                              2002             80.2%           104.02        83.42
                              2003 (5)         58.3%           122.14        71.21

Huntsville Property           2001 (26)        58.5%         $  74.96    $   43.85
                              2002             61.4%            99.24        60.93
                              2003 (5)         70.5%            97.11        68.46

Marietta Property             1999             45.3%         $  73.00    $   33.07
                              2000             77.7%            87.44        67.94
                              2001             64.3%           116.17        74.69
                              2002             67.9%           103.91        70.55
                              2003 (5)         85.7%            98.27        84.55

Plano Property                2000 (25)        36.3%         $  74.45    $   27.03
                              2001             75.3%            97.28        73.25
                              2002             93.2%           116.33       108.42
                              2003 (5)         91.1%           136.64       124.48

Rock Hill Property            1999             93.6%         $  69.86    $   65.39
                              2000             63.9%           114.99       114.99
                              2001             63.9%           122.26       122.26
                              2002             64.6%           113.10       113.10
                              2003 (5)         59.7%           110.85       110.85

Roswell Property              1999             62.8%         $ 107.28    $   67.37
                              2000             64.3%           113.88        73.22
                              2001             44.1%           155.96        68.78
                              2002             50.0%            88.93        44.47
                              2003 (5)         45.2%            93.89        42.44

Sandy Springs Property        1999             67.0%         $  88.82    $   59.51
                              2000             99.1%            75.65        74.97
                              2001             42.7%           175.43        74.91
                              2002             34.6%            90.68        31.37
                              2003 (5)         36.4%            68.64        24.98

Woodlands Property            2000 (25)        35.5%         $  79.77    $   28.32
                              2001             55.9%            90.63        50.66
                              2002             70.4%           115.13        81.05
                              2003 (5)         64.7%           119.72        77.46


(1) Data represents information for each applicable fiscal year, unless noted otherwise.

(2) Data for 1999 represents the period October 11, 1999 through December 31, 1999.


(3)      Data for 2003 represents the period January 4, 2003 through October 31,
         2003.


(4)      Data for 2000 represents the period August 15, 2000 through December
         31, 2000.


(5)      Data for 2003 represents the period January 1, 2003 through October 31,
         2003.


(6)      Data for 2000 represents the period October 1, 2000 through December
         31, 2000.


(7) Data for 2000 represents the period February 14, 2000 through December 31, 2000.
                                     -108-

(8) Data for 1999 represents the period November 1, 1999 through December 31, 1999.

(9) Data for the Camarillo Property represents the period June 12, 2000 through December 29, 2000, data for the Towson Property represents the period June 1, 2000 through December 29, 2000 and data for the Clayton Property represents the period March 7, 2000 through December 29, 2000.

(10) Data for the Dartmouth Property represents the period November 15, 1999 through December 31, 1999 and data for the Elk Grove Property represents the period September 22, 1999 through December 31, 1999.

(11)     Data for 2000 represents the period May 15, 2000 through December 31,
         2000.

(12) Data for the Bellevue Property represents the months of November through December 1999, data for the Oklahoma City Property represents the months of June through December 1999, data for the Tulsa Property represents the months of May through December 1999, data for the Atlanta Property represents the months of September through December 1999, data for the Hemet Property represents the months of September through December 1999, data for the Plymouth Property represents the months of June through December 2000 and data for the Willoughby Property represents the month of December 1999.

(13) Data for the Colorado Springs and Lakewood Properties represents the period October 1, 1999 through December 31, 1999.


(14) Data for 1999 represents the period November 1, 1999 through December 30, 1999.



(15)     Data for 1999 represents the period May 1, 1999 through December 31,
         1999.



(16) Data for the Atlanta-Dunwoody Property represents the period March 1, 1999 through December 31, 1999; data for the Florham Park Property represents the period January 5, 1999 through December 31, 1999; data for the Omaha Property represents the period June 23, 1999 through December 31, 1999; data for the Prairie Village Property represents the period April 1, 1999 through December 31, 1999; data for the St. Charles Property represents the period May 29, 1999 through December 31, 1999; and data for the Tampa Property represents the period July 29, 1999 through December 31, 1999.



(17)     Data for 2003 represents the period January 1, 2003 through August 31,
         2003.



(18) Data for the Mt. Vernon Property represents the period March 1, 2001 through December 31, 2001 and data for the West Lafayette Property represents the period April 3, 2001 through December 31, 2001.



(19)     Data represents the period November 1, 1999 through December 31, 1999.



(20) Data for the Farmington Hills Property represents the period December 6, 1999 through December 31, 1999; and data for the Poland Property represents the period May 14, 1999 through December 31, 1999.



(21)     Data represents the period February 2, 2002 through December 31, 2002.



(22)     Data represents the period March 27, 2000 through December 31, 2000.



(23)     Data for 2000 represents the period May 1, 2000 through December 31,
         2000.



(24)     Data represents the period April 3, 2000 through December 31, 2000.



(25) Data for the Alpharetta Property represents the period April 5, 2000 through December 31, 2000; data for the Buckhead Property represents the period June 1, 2000 through December 31, 2000, date for the Champions Property represents the period June 5, 2000 through December 31, 2000, date for the Charleston Property represents the period January 16, 2000 through December 31, 2000, data for the EdenGardens Arlington Property represents the period October 23, 2000 through December 31, 2000, date for the EdenTerrace Arlington Property represents the period December 4, 2000 through December 31, 2000, data for the Plano Property represents the period June 1, 2000 through December 31, 2000 and data for the Woodlands Property represents the period August 17, 2000 through December 31, 2000.



(26) Data for the EdenBrook Louisville Property represents the period June, 30, 2001 through December 31, 2001, data for the EdenGardens Kingwood Property represents the period May 21, 2001 through December 31, 2001, data for the EdenTerrace Kingwood Property represents the period April 16, 2001 through December 31, 2001, data for the EdenTerrace Louisville Property represents the period June 15, 2001 through December 31, 2001 and data for the Huntsville Property represents the period February 12 through December 31, 2001.


RETIREMENT COMMUNITY BRANDS

         Sunrise Brand. Sunrise Senior Living, Inc. (formerly known as Sunrise Assisted Living, Inc.) ("Sunrise"), is one of the nation's oldest and largest providers of assisted living services. Independent living services and skilled nursing services are also offered at some communities. According to Sunrise's 2002 Annual Report, as of December 31, 2002, Sunrise and its subsidiaries operated 209 residences in the United States, Canada and the United Kingdom, with a combined resident capacity of more than 16,000. In addition, more than 24 properties with a resident capacity of 2,055 were under construction. In 2001 and 2002, the American Seniors Housing Association ranked Sunrise as the sixth largest seniors' housing operator in the country.

         In a press release dated March 31, 2003, Sunrise announced it had acquired all of the outstanding stock of Marriott Senior Living Services, Inc. Upon the closing of this transaction, Sunrise, or its subsidiaries, assumed management of an additional 126 properties with a resident capacity of more than 23,000, including 41 properties owned by the Company. Sunrise (SRZ) is a NYSE listed company.

         American Retirement Corporation Brands. American Retirement Corporation operates in two business segments: retirement centers and free-standing assisted living facilities. According to American Retirement

Corporation's 2002 Form 10-K, American Retirement Corporation operates 65 senior living facilities. The retirement centers consist of 32 continuing care retirement communities ("CCRCs"). The assisted living facilities consist of 33 facilities that provide assisted living and specialized care such as Alzheimer's and memory enhanced programs, the majority of which began operations during 1999 and 2000. The newer facilities are operated under the Homewood Residence brand. The communities are designed in a comfortable, home-like setting and provide residents with a sense of community through a variety of activities, restaurant-style dining, on-site security, weekly housekeeping and scheduled transportation. The communities promote an environment that enables residents to remain as independent as possible for as long as possible, while providing a personally tailored program of services and care. For the past three years, the American Seniors Housing Association, a seniors' housing trade association, ranked American Retirement Corporation as one of the nation's top ten largest managers of seniors' housing. See "Risk Factors -- Real Estate and Other Investment Risks" for a discussion of American Retirement Corporation's 2002 debt refinancing.

         Erickson Brands. Erickson currently has 11 large scale retirement communities in various stages of development located in Maryland, Massachusetts, Michigan, New Jersey, Pennsylvania and Virginia. Brooksby Village, Fox Run Village and Ann's Choice are three of Erickson's communities. In 2002, the American Seniors Housing Association ranked Erickson Retirement Communities as the nation's eleventh largest manager of seniors' housing.


         GreenTree Catered Living for Seniors Brand. According to Greenwalt Corporation, after thirty years in the business of commercial, retail, and industrial development and construction as Greenfield Builders, the principals of the Greenwalt Corporation recognized a growing need for quality senior housing and built the first GreenTree Community in Greenfield, Indiana, establishing the GreenTree Catered Living for Seniors concept. Under the umbrella of Greenwalt Corporation, they also formed CateredLife Communities, Inc., which manages each of the GreenTree Communities, as well as Greenwalt Design, which is responsible for the complete interior design and furnishing of the facilities. GreenTree Catered Living for Seniors provides a well-rounded housing option for the senior resident wishing to combine retirement with any level of assisted living they may require. Each GreenTree Community is staffed twenty-four hours a day, so residents have the security of knowing that the well-trained staff will be there to assist them when needed. As of September 16, 2003, there were eight GreenTree Assisted Living Facilities, with a total of 465 units in operation, all managed by CateredLife Communities, Inc.



         EdenCare Brand. EdenCare owns and operates 29 senior housing communities located in Alabama, Florida, Georgia, Kentucky, North Carolina, South Carolina and Texas. EdenCare offers two types of assisted living communities: EdenBrook and EdenGardens. Both communities provide all of EdenCare's services and amenities. EdenTerrace is an independent living community designed to be a full service senior living campus, which also offers assisted living and memory care.



PENDING INVESTMENT



         As of December 1, 2003, the Company had an initial commitment to acquire one additional Property for an aggregate purchase price of approximately $9.3 million. The Property is the Sunrise of Santa Rosa, located in Santa Rosa, California. The acquisition of this Property is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that this Property will be acquired by the Company. If acquired, the lease of this Property is expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -- Description of Property Leases." In order to acquire this Property, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing. The Company plans to obtain Permanent Financing of approximately $4.6 million in connection with the acquisition of this Property.



         Leases. Set forth below are summarized terms expected to apply to the lease for this Property. More detailed information relating to this Property and its related lease will be provided at such time, if any, as the Property is acquired.

                                   Estimated Purchase         Lease Term and           Minimum Annual
        Property                         Price                Renewal Options               Rent           Percentage Rent
        --------                   ------------------         ---------------          --------------      ---------------
Sunrise of Santa Rosa (1) (2)          $9,279,900         15 years; five five-year           (3)                 (4)
Santa Rosa, California                                    renewal options
(the "Santa Rosa Property")
Existing retirement facility



-------------------
FOOTNOTES:



(1) It is expected that this Property will be operated and managed by Sunrise Senior Living Services, Inc.



(2) The lease for the Property is expected to be with Twenty Pack Management Corp., which is the tenant of the Sunrise Portfolio Four Properties and the Additional Sunrise Portfolio Four Properties described in the section of the Prospectus entitled "Business -- Property Acquisitions." The leases for the Santa Rosa Property, the Sunrise Portfolio Four Properties and the Additional Sunrise Portfolio Four Properties contain or are expected to contain pooling terms, meaning that the net operating profits with respect to all of the Properties are combined for the purpose of funding rental payments due under each lease.



(3) Minimum annual rent is expected to be adjustable based upon the cost of debt and the Company's cash investment in the Property. The lease rate on the Company's cash investment is expected to be the following: 10% in the first lease year; 10.75% for the second lease year; 11% for the third lease year; 11.5% for the fourth lease year and is expected to increase by 3% each lease year thereafter. The Company expects to obtain Permanent Financing totalling approximately $4.6 million relating to the Property and the lease rate related to the debt portion of the Company's investment in the Property is expect to be equal to the fixed interest rate on the anticipated loan.



(4) It is expected that additional rent will be payable in an amount equal to the difference between 13.5% of the Company's cash investment basis in the Property and minimum annual rent payable each lease year until minimum annual rent exceeds 13.5% of the Company's cash investment basis. For purposes of the additional rent calculation, the Company's cash investment basis equals the sum of the Property's purchase price plus closing costs, less Permanent Financing. The additional rent is expected to be payable on a quarterly basis to the extent net operating cash flow from the Property is available and will not accumulate beyond each lease year.

SITE SELECTION AND ACQUISITION OF PROPERTIES

         GENERAL. The standards described in this section specifically relate to the acquisition of individual Properties. It is also anticipated that the Company may acquire larger portfolios of Properties in addition to individual Property acquisitions. In connection with the acquisitions of larger portfolios, the Company will also follow those general guidelines set forth below which are appropriate in connection with the acquisition of a group of Properties.


         The Board of Directors, on behalf of the Company, will elect to purchase and lease Properties based principally on an examination and evaluation by the Advisor of the potential value of the site, the financial condition and business history of the proposed tenant and Operator, the demographics of the area in which the property is located or to be located, the proposed purchase price and proposed lease terms, geographic and market diversification, and potential revenues expected to be generated by the business located on the property. The Advisor also will perform an independent break-even analysis of the potential profitability of a property using historical data and other data developed by the Company and provided by the tenant or Operator.



         It is anticipated that the tenants and Operators selected by the Advisor, and as approved by the Board of Directors, will have personnel engaged in site selection and evaluation. In addition, due to rapid expansion, some tenants and Operators may outsource their site selection process to consultants or developers for review or may rely on third party analyses. The tenants and Operators and other parties generally conduct studies which typically include such factors as population trends, hospital or other medical facilities development, residential development, per capita or household median income, per capita or household median age, and other factors. The tenants and Operators are expected to make their site evaluations and analyses available to the Company.


         The Board of Directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of tenants, Operators and Properties. Therefore, some of the properties proposed and approved by a tenant or Operator may not be purchased by the Company.

         In each Property acquisition, it is anticipated that the Advisor will negotiate the lease agreement with the tenant. In certain instances, the Advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from the Company's standard lease terms, if the Board of Directors, based on the recommendation of the Advisor, determines that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company. It is expected that the structure of the long-term, "triple-net" lease agreements, which may provide for monthly rental payments with automatic fixed increases in base rent at specified intervals or increases in the base rent based on increases in consumer price indices over the term of the leases, will increase the value of the Properties and provide an inflation hedge. In addition, certain leases provide for the payment of additional rent based on achieving specified operating performance thresholds. See "Business -- Description of Property Leases" below for a discussion of the anticipated terms of the Company's leases.

         Some lease agreements will be negotiated to provide the tenant with the opportunity to purchase the Property under certain conditions, generally either at a price not less than fair market value (determined by appraisal or otherwise) or through a right of first refusal to purchase the Property. In either case, the lease agreements will provide that the tenant may exercise these rights only to the extent consistent with the Company's objective of qualifying as a REIT. See "Business -- Sale of Properties, Mortgage Loans and Secured Equipment Leases" below and "Federal Income Tax Considerations -- Characterization of Property Leases."

         The consideration paid for each Property will be based on its fair market value. A majority of the Independent Directors may choose in certain circumstances to retain an Independent Expert to determine such fair market value. The Advisor will rely on its own independent analyses in determining whether or not to recommend that the Company acquire a particular Property. (In connection with the acquisition of a Property that has recently been or is to be constructed or renovated, any appraised value of such Property ordinarily will be based on the "stabilized value" of such Property.) The stabilized value is the value at the point which the Property has reached its stabilized level of competitiveness at which it is expected to operate over the long term. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

         The titles to Properties purchased by the Company will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the Properties are located.

         CONSTRUCTION AND RENOVATION. In some cases, construction or renovation will be required after the purchase contract has been entered into, but before the total purchase price has been paid. In connection with the acquisition of Properties that are to be constructed or renovated and as to which the Company will own both the land and the building or building only, the Company generally will advance funds for construction or renovation costs, as they are incurred, pursuant to a development agreement with the developer. The developer may be the tenant or an Affiliate of the Company. An Affiliate may serve as a developer and enter into the development agreement with the Company if the transaction is approved by a majority of the Directors, including a majority of the Independent Directors. The Company believes that the ability to have an Affiliate capable of serving as the developer provides the Company an advantage by enhancing its relationship with key tenants and by giving it access to tenant opportunities at an earlier stage of the development cycle. As a result, the Company believes it will have a greater number of opportunities for investment presented to it than it might otherwise have and it will be able to obtain better terms by negotiating the terms of its investment at an earlier stage in the development cycle when there are fewer competitive alternatives available to the tenant.

         The developer will enter into all construction contracts and will arrange for and coordinate all aspects of the construction or renovation of the property improvements. The developer will be responsible for the construction or renovation of the building improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. All general contractors performing work in connection with such building improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation will be performed or supervised by persons or entities acceptable to the Advisor. The Company will be obligated, as construction or renovation costs are incurred, to make the remaining payments due as part of the purchase price for the Properties, provided that the construction or renovation conforms to definitive plans, specifications, and costs approved by the Advisor and the Board of Directors and embodied in the construction contract.

         Under the terms of the development agreement, the Company generally will advance its funds on a monthly basis to meet the construction draw requests of the developer. The Company, in general, only will advance its funds to meet the developer's draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to the Company, and the Company may retain a portion of any advance until satisfactory completion of the project. The certification generally must be supported by color photographs showing the construction work completed as of the date of inspection. The total amount of the funds advanced to the developer (including the purchase price of the land plus closing costs and certain other costs) generally will not exceed the maximum amount specified in the development agreement. Such maximum amount will be based on the Company's estimate of the costs of such construction or renovation.

         In some cases, construction or renovation will be required before the Company has acquired the Property. In this situation, the Company may have made a deposit on the Property in cash or by means of a letter of credit. The renovation or construction may be made by an Affiliate or a third party. The Company may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from the Company that it has sufficient funds to pay to the developer the full purchase price of the Property upon completion of the construction or renovation. In the event that the Company segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of the Company, and the lender will have no rights with respect to such funds upon any default by the developer under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by the Company does not occur for any reason, unless the transaction is supported by a letter of credit in favor of the lender. In lieu of a third-party lender, the Company may provide the construction financing to the developer. Such construction loans will be secured by the Property and generally will be outstanding for less than five years. Construction loans will be subject to the restrictions applicable to all Mortgage Loans on the amounts which may be lent to borrowers. See "Business -- Mortgage Loans and Other Loans."

         Under the development agreement, the developer generally will be obligated to complete the construction or renovation of the building improvements within a specified period of time from the date of the development agreement, which generally will be between eight to 12 months. If the construction or renovation is not completed within that time and the developer fails to remedy this default within 10 days after notice from the Company, the Company will have the option to grant the developer additional time to complete the construction, to take over construction or renovation of the building improvements, or to terminate the development agreement and require the developer to purchase the Property at a price equal to the sum of (i) the Company's purchase price of the land, including all fees, costs and expenses paid by the Company in connection with its purchase of the land, (ii) all fees, costs and expenses disbursed by the Company pursuant to the development agreement for construction of the building improvements, and (iii) the Company's "construction financing costs." The "construction financing costs" of the Company is an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease or another negotiated rate, on all Company payments and disbursements described in clauses (i) and (ii) above.

         The Company also generally will enter into an indemnification and put agreement (the "Indemnity Agreement") with the developer. The Indemnity Agreement will provide for certain additional rights to the Company unless certain conditions are met. In general, these conditions are (i) the developer's acquisition of all permits, approvals and consents necessary to permit commencement of construction or renovation of the building improvements within a specified period of time after the date of the Indemnity Agreement (normally, 60 days), or (ii) the completion of construction or renovation of the building as evidenced by the issuance of a certificate of occupancy, within a specified period of time after the date of the Indemnity Agreement. If such conditions are not met, the Company will have the right to grant the developer additional time to satisfy the conditions or to require the developer to purchase the Property from the Company at a purchase price equal to the total amount disbursed by the Company in connection with the acquisition and construction or renovation of the Property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding paragraph. Failure of the developer to purchase the Property from the Company upon demand by the Company under the circumstances specified above will entitle the Company to declare the developer in default under the lease and to declare each guarantor in default under any guarantee of the developer's obligations to the Company.

         In certain situations where construction or renovation is required for a Property, the Company will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the developer, with such amount to be based on the developer's actual costs of such construction or renovation.

         Affiliates of the Company also may provide construction financing to the developer of a Property. In addition, the Company may purchase from an Affiliate of the Company a Property that has been constructed or renovated by the Affiliate. Any fees paid to Affiliates of the Company in connection with the financing, construction or renovation of a Property acquired by the Company will be considered Acquisition Fees and will be subject to approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction. See "Management Compensation" and "Conflicts of Interest -- Certain Conflict Resolution Procedures." Any such fees will be included in the cost of the Property and, therefore, will be included in the calculation of base rent.

         In all situations where construction or renovation of a Property is required, the Company also will have the right to review the developer's books, records, and agreements during and following completion of construction to verify actual costs.

         INTERIM ACQUISITIONS. The Advisor and its Affiliates regularly may have opportunities to acquire properties suitable for the Company as a result of their relationships with various tenants and/or Operators. See "Business -- Investment of Offering Proceeds" above. These acquisitions often must be made within a relatively short period of time, occasionally at a time when the Company may be unable to make the acquisition. In an effort to address these situations and preserve the acquisition opportunities of the Company (and other Affiliates of the Advisor), the Advisor and its Affiliates maintain lines of credit which enable them to acquire these properties on an interim basis and temporarily own them for the purpose of facilitating their acquisition by the Company (or other entities with which the Company is affiliated). At such time as a Property acquired on an interim basis is determined to be suitable for acquisition by the Company, the interim owner of the Property will sell its interest in the Property to the Company at a price equal to the lesser of its cost (which includes carrying costs and, in instances in which an Affiliate of the Company has provided real estate brokerage services in connection with the initial purchase of the Property, indirectly includes fees paid to an Affiliate of the Company) to purchase such interest in the Property or the Property's appraised value, provided that a majority of Directors, including a majority of the Independent Directors, determine that the acquisition is fair and reasonable to the Company. See "Conflicts of Interest -- Certain Conflict Resolution Procedures." Appraisals of Properties acquired from such interim owners will be obtained in all cases.

         ACQUISITION SERVICES. Acquisition services performed by the Advisor may include, but are not limited to, site selection and/or approval; review and selection of tenants and Operators and negotiation of lease agreements and related documents; monitoring Property acquisitions; and the processing of all final documents and/or procedures to complete the acquisition of Properties and the commencement of tenant occupancy and lease payments.


         The Company will pay the Advisor a fee of 3.9% of the Total Proceeds as Acquisition Fees. See "Management Compensation." The total of all Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The total of all Acquisition Fees payable to all persons or entities will not exceed the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing activity in the same geographical location and for comparable types of properties.


         The Advisor engages counsel to perform legal services, and such counsel also may provide legal services to the Company in connection with the acquisition of Properties. The legal fees payable to such counsel by the Company will not exceed those generally charged for similar services.

STANDARDS FOR INVESTMENT IN INDIVIDUAL PROPERTIES


         SELECTION OF TENANTS AND OPERATORS. The selection of tenants and Operators by the Advisor, as approved by the Board of Directors, will be based on a number of factors which may include: an evaluation of the operations of their facilities, the number of facilities operated, the relationship of average revenue per available unit (or bed) to the average capital cost per unit (or bed) for each facility operated, the relative competitive position among the same types of facilities offering similar services, market penetration, the relative financial success of the Operator in the geographic area in which the Property is located, overall historical financial performance of the tenant and Operator, the management capability of the Operator, and the prior experience of the tenant or Operator in leasing and operating similar properties.


         SELECTION OF PROPERTIES. In making investments in Properties, the Advisor will consider relevant real property and financial factors, including the condition, use, and location of the Property, income-producing capacity, and the prospects for long-term appreciation. The Company will obtain an independent appraisal for each Property it purchases. The proper location, design and amenities are important to the success of a Property.

         In selecting specific Properties, the Advisor, as approved by the Board of Directors, will apply the following minimum standards.

         1. Each Property will be in what the Advisor believes is a prime location for that type of Property.


         2. Base (or minimum) annual rent will provide a specified minimum return on the Company's cost of purchasing, and if applicable, developing the Property, and the lease also may provide for automatic fixed increases in base rent at specified times or increases in the base rent based on increases in consumer price indices over the term of the lease. In addition, certain leases related to retirement facilities may provide for the payment of additional rent based on achieving specified operating performance thresholds.



         3. The initial lease term typically will be at least 10 to 20 years, or in the case of direct financing leases, up to 35 years. With respect to medical office buildings, the initial lease term typically will be five to seven years.


         4. In general, the Company will not acquire a Property if the Board of Directors, including a majority of the Independent Directors, determines that the acquisition would adversely affect the Company in terms of geographic, property type or chain diversification.

DESCRIPTION OF PROPERTIES


         Generally, Properties to be acquired by the Company will consist of both land and building, although in some cases the Company may acquire only the land underlying the building with the building owned by the tenant or a third party, and also may acquire the building only with the land owned by a third party. In general, the Properties will be freestanding and surrounded by paved parking areas and landscaping. Although, buildings may be suitable for conversion to various uses through modifications, some Properties may not be economically convertible to other uses.



         Either before or after construction or renovation, the Properties to be acquired by the Company will be one of a tenant's approved designs. Prior to purchase of all Properties, other than those purchased prior to completion of construction, the Company will receive a copy of the certificate of occupancy issued by the local building inspector or other governmental authority and all other governmental certificates or permits which permit the use of the Property as a retirement facility, and shall receive a certificate from the tenant to the effect that (i) the Property is operational and in compliance with all required governmental permits and certificates and (ii) the Property is in compliance with all of the tenant's requirements, including, but not limited to, building plans and specifications approved by the tenant. The Company also will receive a certificate of occupancy and all other required governmental permits or certificates for each Property for which construction has not been completed at the time of purchase, prior to the Company's payment of the final installment of the purchase price for the Property.



         Except in the case of gross leases related to medical office buildings, a tenant generally will be required by the lease agreement to make such capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs, and equipment and maintain the leasehold in a manner that allows operation for its intended purpose. These capital expenditures generally will be paid by the tenant during the term of the lease up to a certain capped amount and the Company will be responsible for the balance.


         The Advisor expects that any Properties purchased by the Company will conform generally to the following specifications of size, cost, and type of land and buildings. The Company anticipates acquiring Properties which may include, but will not be limited to, the following types:


         CONGREGATE LIVING FACILITIES. Congregate living facilities are primarily apartment buildings which contain a significant amount of common space to accommodate dining, recreation, activities and other support services for senior citizens. These properties range in size from 100 to 500 units, with an average size of approximately 225 units. Units include studios and one and two bedrooms ranging in size from 450 square feet to over 1,500 square feet. Residents generally pay a base rent for their housing, which includes a meal program. In addition, a menu of other services is provided at an additional charge. The cost of congregate living facilities generally ranges from $10,000,000 to $40,000,000.


         ASSISTED LIVING FACILITIES. Assisted living facilities provide a special combination of housing, supportive services, personalized assistance and health care to their residents in a manner which is designed to respond to individual needs. These facilities offer a lower-cost alternative to skilled nursing facilities for those who do not require intensive nursing care. Industry standards suggest that a person is suitable for an assisted living facility when he or she needs assistance with three or fewer activities of daily living ("ADLs") on a daily basis. ADLs are activities such as eating, dressing, walking, bathing, and bathroom use. Assisted living facilities also provide assistance with instrumental activities of daily living ("IADLs"), such as shopping, telephone use and money management. The level of care provided by assisted living facilities has increased in recent years. With an increase in demand for the lower-cost services they provide, assisted living facilities have begun to provide care for an increasing number of physical disabilities, certain non-ambulatory conditions and early stages of specific diseases, such as Alzheimer's disease, where intensive medical treatment is not required.

         Current industry practice generally is to build freestanding assisted living facilities with an average of between 40 and 150 units, depending on such factors as market forces, site constraints and program orientation. Current economics place the size of the private living space of a unit in the range of 300 gross square feet for an efficiency unit to 750 square feet for a large one bedroom unit. Units are typically private, allowing residents the same general level of control over their units as residents of a rental apartment would typically have. Common areas on the most recently developed assisted living facilities may total as much as 30 to 40 percent of the gross square footage of a facility. The cost of assisted living facilities generally ranges from $5,000,000 to $25,000,000.

         SKILLED NURSING FACILITIES. In addition to housing, meals, transportation, housekeeping, ADL and IADL care, skilled nursing facilities provide comprehensive nursing and long term care to their residents. Skilled nursing facilities accommodate persons who require varying levels of care. Many skilled nursing facilities are capable of serving residents with intensive needs. Some skilled nursing facilities specialize in certain types of disease care, such as Alzheimer's or Dementia care. The cost of the care provided in skilled nursing facilities is among the most expensive in the senior care segment of the health care industry, providing potential for substantial revenue generation. Based on discussions with executives with senior living/housing firms and studies performed by health care industry associations, PricewaterhouseCoopers LLP and the National Investment Center for the Seniors' Housing and Care Industries, in a 2001 update to a 1996 study it developed for institutional investors, estimated that the total monthly cost per resident of a skilled nursing facility is between $2,800 and $4,000.

         Skilled nursing facilities are also generally freestanding, but are typically more institutional in nature, allowing for efficient cleaning and sterilization. The rooms in skilled nursing facilities are equipped with patient monitoring devices and emergency call systems. Oxygen systems may also be present. Both multiple floor and single floor designs are common. Individual rooms in skilled nursing facilities may be as small as 200 square feet, with common areas varying greatly in size. Skilled nursing facilities historically have been located in close proximity to hospitals to facilitate doctors' visits. Today, the location of these facilities is less important where rotational visiting systems are in place and where more highly skilled nursing staffs are responsible for functions that used to be handled by doctors. The cost of skilled nursing facilities generally ranges from $5,000,000 to $10,000,000.


         CONTINUING CARE RETIREMENT COMMUNITIES. Congregate living facilities sometimes have assisted living and/or skilled nursing facilities attached or adjacent to their locations. When this occurs, the projects are often referred to as continuing care retirement communities or life care communities. The intent of continuing care retirement communities or life care communities is to provide a continuum of care to the residents. In other words, as residents age and their health care needs increase, they can receive the care they need without having to move away from the "community" which has become their home. Continuing care retirement communities typically operate on a fee-for-service basis and the units are rented on a monthly basis to residents, while life care centers generally charge an entrance fee that is partially refundable and covers the cost of all of the residents' health care- related services, plus a monthly maintenance fee. Continuing care retirement communities and life care communities are the most expensive seniors' housing accommodations today with prices for each facility generally ranging from $40,000,000 to over $200,000,000.



         SPECIALTY CLINICS. Specialty clinics are facilities that provide health services such as outpatient surgeries, dialysis treatments and MRI screenings in a less institutional environment than hospital facilities.


         MEDICAL OFFICE BUILDINGS. Medical office buildings, including walk-in clinics, are conventional office buildings with additional plumbing, mechanical and electrical service amenities, which facilitate physicians and medical delivery companies in the practice of medicine and delivery of health care services. These facilities can range in size from 3,000 square feet (walk-in clinic) up to 100,000 square feet (medical office building), with costs generally ranging from $1,000,000 to $10,000,000. It is common for medical office buildings to be located in close proximity to hospitals where physicians have practice privileges. Walk-in clinics are normally placed in retail/commercial locations to make accessibility convenient for patients and to provide medical services in areas which are not close or convenient to hospitals and larger physician practices.


DESCRIPTION OF PROPERTY LEASES


         The terms and conditions of any lease entered into by the Company with regard to a Property may vary from those described below. The Advisor in all cases will use its best efforts to obtain terms at least as favorable as those described below. If the Board of Directors determines, based on the recommendation of the Advisor, that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company, the Board of Directors may, in its sole discretion, cause the Company to enter into leases with terms which are substantially different than the terms described below, but only to the extent consistent with the Company's objective of qualifying as a REIT. In making such determination, the Advisor will consider such factors as the type and location of the Property, the creditworthiness of the tenant, the purchase price of the Property, the prior performance of the tenant, and the prior business experience of management of the Company and the Company's Affiliates with the Operator.

         FINANCING LEASES. Certain of the Company's transactions will be sale-leaseback transactions by which the Company will acquire fee simple title to the Property and lease the Property to the tenants pursuant to a "triple-net" lease which will provide the tenant with the right to take depreciation and treat rent payments as interest payments. Therefore, for state, real estate, commercial law, bankruptcy and Federal, state and local income tax purposes the lease is considered a financing arrangement and preserves ownership of the land and improvements in the lessee (a "Financing Lease").

         GENERAL. In general, the leases are expected to be "triple-net" leases, which means that the tenants will be required to pay for all repairs, maintenance, property taxes, utilities, and insurance. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. The leases with respect to medical office buildings generally are expected to be "gross" leases, under which the tenants will be required to pay for a certain capped amount of all repairs, maintenance, property taxes, utilities, and insurance, and the Company will be responsible for the balance. The Company will be the lessor under each lease except in certain circumstances in which it may be a party to a Joint Venture which will own the Property. In those cases, the Joint Venture, rather than the Company, will be lessor, and all references in this section to the Company as lessor therefore should be read accordingly. See "Business -- Joint Venture Arrangements" below.



         TERM OF LEASES. It presently is anticipated that, except in the case of Financing Leases or gross leases for medical office buildings, Properties will be leased for an initial term of 10 to 20 years with up to four, five-year renewal options. Financing Leases are expected to have initial terms of 15 to 35 years, without renewals. Gross leases for medical office buildings generally are expected to have initial terms of five to seven years, with renewal options. The minimum rental payment under the renewal option generally is expected to be greater than that due for the final lease year of the initial term of the lease. Except in the case of a Financing Lease, upon termination of the lease, the tenant will surrender possession of the Property to the Company, together with any improvements made to the Property during the term of the lease, except that for Properties in which the Company owns only the building and not the underlying land, the owner of the land may assume ownership of the building. Under a Financing Lease, the tenant is required, at the lessor's election, to purchase the Property at the end of the lease term, or, at the tenant's election, may purchase the Property at the end of the lease term, in each instance, at a price equal to the unamortized purchase price paid by the Company to acquire fee simple title to the Property, as adjusted (increased) by the amount of any accrued and unpaid rent and increases in the lease rate (the "Lease Basis").


         COMPUTATION OF LEASE PAYMENTS. During the initial term of the lease, the tenant will pay the Company, as lessor, minimum annual rent equal to a specified percentage of the Company's cost of purchasing the Property. The leases may provide for automatic fixed increases in the minimum annual rent or increases in the base rent based on increases in consumer price indices at predetermined intervals. In addition, certain leases may provide for the payment of additional rent based on achieving specified operating performance thresholds. The amount of additional rent payable is generally based on factors such as percentage of gross revenues or occupancy rates. In the case of Properties that are to be constructed or renovated pursuant to a development agreement, the Company's costs of purchasing the Property will include the purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, and all fees, costs, and expenses disbursed by the Company for construction of building improvements. See "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation" above. With a Financing Lease, fixed rent payments are based upon the product of the agreed upon rate of return multiplied by the Lease Basis. Fixed rent may increase annually based upon annual increases in the lease rate. The lease rate is intended to provide the Company with a desired rate of return. Generally, minimum annual rent and any additional rent are payable to the Company after certain operating expenses, base management fees and FF&E Reserves have been paid.

         In the case of Properties in which the Company owns only the building, the Company will structure its leases to recover its investment in the building by the expiration of the lease.

         ASSIGNMENT AND SUBLEASE. Except for a Financing Lease, in general, it is expected that no lease may be assigned or subleased without the Company's prior written consent (which may not be unreasonably withheld). A tenant may, however, assign or sublease a lease to its corporate affiliate or subsidiary or to its successor by merger or acquisition, if such assignee or subtenant agrees to operate the same type of facility on the premises, but only to the extent consistent with the Company's objective of qualifying as a REIT. The leases will set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for the Company's refusal to consent to an assignment or sublease. In addition, the Company may refuse to permit any assignment or sublease that would jeopardize the Company's continued qualification as a REIT. The original tenant generally will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless the Company agrees in writing to release the original tenant from its lease obligations. For a Financing Lease, the tenant is not permitted to assign or sublease, with the exception of small space subleases.


         ALTERATIONS TO PREMISES. Except for gross leases for medical office buildings, a tenant generally will have the right, without the prior written consent of the Company and at the tenant's own expense, to make certain improvements, alterations or modifications to the Property. Under certain leases, the tenant, at its own expense, may make certain immaterial structural improvements (with a cost of up to $10,000) without the prior consent of the Company. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a specified amount.


         RIGHT OF TENANT TO PURCHASE. Except for gross leases for medical office buildings, it is anticipated that if the Company wishes at any time to sell a Property pursuant to a bona fide offer from a third party, the tenant of that Property will have the right to purchase the Property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also may have a right to purchase the Property seven to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the Property's appraised value at the time of the tenant's purchase, or (ii) a specified amount, generally equal to the Company's purchase price of the Property, plus a predetermined percentage of such purchase price. See "Federal Income Tax Considerations -- Characterization of Property Leases." With a Financing Lease, the Company cannot sell the Property except in circumstances where the tenant is not in compliance with the operating agreement, or the Company determines, based upon an opinion of counsel, that the operation or occupancy of the Property may result in the failure of the Company to qualify as a REIT or which may jeopardize receipt of "good income" under Section 856(d) of the Code or "interest" for purposes of Section 856(f) of the Code. The Company also has the right to require the tenant to purchase the Property in the event of a material casualty or condemnation, or at the end of the term. The purchase price in each instance is equal to the adjusted Lease Basis.


         SUBSTITUTION OF PROPERTIES. Under certain leases, the tenant of a Property, at its own expense and with the Company's prior written consent, may be entitled to operate another form of approved facility on the Property as long as such approved facility has an operating history which reflects an ability to generate gross revenues and potential revenue growth equal to or greater than that experienced by the tenant in operating the original facility.

         In addition, it is anticipated that certain Property leases will provide the tenant with the right, to the extent consistent with the Company's objective of qualifying as a REIT, to offer the substitution of another property selected by the tenant in the event that the tenant determines that the facility has become uneconomic (other than as a result of an insured casualty loss or condemnation) for the tenant's continued use and occupancy in its business operation and the tenant's board of directors has determined to close and discontinue use of the facility. The tenant's determination that a facility has become uneconomic is to be made in good faith based on the tenant's reasonable business judgment after comparing the results of operations of the facility to the results of operations at the majority of other facilities then operated by the tenant. If either of these events occurs, the tenant will have the right to offer the Company the opportunity to exchange the Property for another property (the "Substituted Property") with a total cost for land and improvements thereon (including overhead, construction interest, and other related charges) equal to or greater than the cost of the Property to the Company.

         Generally, the Company will have 30 days following receipt of the tenant's offer for exchange of the Property to accept or reject such offer. In the event that the Company requests an appraisal of the Substituted Property, it will have at least ten days following receipt of the appraisal to accept or reject the offer. If the Company accepts such offer, (i) the Substituted Property will be exchanged for the Property in a transaction designed and intended to qualify as a "like-kind exchange" within the meaning of section 1031 of the Code with respect to the Company and (ii) the lease of the Property will be amended to (a) provide for minimum rent in an amount equal to the sum determined by multiplying the cost of the Substituted Property by the Property lease rate and (b) provide for lease renewal options sufficient to permit the tenant, at its option, to continue its occupancy of the Substituted Property for a specified number of years from the date on which the exchange is made. The Company will pay the tenant the excess, if any, of the cost of the Substituted Property over the cost of the Property. If the substitution does not take place within a specified period of time after the tenant makes the offer to exchange the Property for the Substituted Property, either party thereafter will have the right not to proceed with the substitution. If the Company rejects the Substituted Property offered by the tenant, the tenant is generally required to offer at least three additional alternative properties for the Company's acceptance or rejection. If the Company rejects all Substituted Properties offered to it pursuant to the lease, or otherwise fails or refuses to consummate a substitution for any reason other than the tenant's failure to fulfill the conditions precedent to the exchange, then the tenant will be entitled to terminate the lease on the date scheduled for such exchange by purchasing the Property from the Company for a price equal to the then-fair market value of the Property.

         Neither the tenant nor any of its subsidiaries, licensees, or sublicensees or any other affiliate will be permitted to use the original Property as a facility or other business of the same type for at least one year after the closing of the original Property. In addition, in the event the tenant or any of its affiliates sells the Property within twelve months after the Company acquires the Substituted Property, the Company will receive, to the extent consistent with its objective of qualifying as a REIT, from the proceeds of the sale the amount by which the selling price exceeds the cost of the Property to the Company.


         INSURANCE, TAXES, MAINTENANCE AND REPAIRS. Tenants of Properties generally will be required, under the terms of the leases, to maintain, for the benefit of the Company and the tenant, insurance that is commercially reasonable given the size, location and nature of the Property. All tenants, other than those tenants with a substantial net worth, generally also will be required to obtain "rental value" or "business interruption" insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to twelve months. Additionally, all tenants will be required to maintain liability coverage, including, where applicable, professional liability insurance. In general, no lease will be entered into unless, in the opinion of the Advisor, as approved by the Board of Directors, the insurance required by the lease adequately insures the Property.


         The leases are expected to require that the tenant pay all taxes and assessments, maintenance, repair, utility, and insurance costs applicable to the real estate and permanent improvements. Tenants will be required to maintain such Properties in good order and repair. Such tenants generally will be required to maintain the Property and repair any damage to the Property, except damage occurring during the last 24 to 48 months of the lease term (as such lease term may be extended), which in the opinion of the tenant renders the Property unsuitable for occupancy, in which case the tenant will have the right instead to pay the insurance proceeds to the Company and terminate the lease.

         The tenant generally will be required to repair the Property in the event that less than a material portion of the Property (for example, more than 20% of the building or more than 40% of the land) is taken for public or quasi-public use. The Company's leases generally will provide that, in the event of any condemnation of the Property that does not give rise to an option to terminate the lease or in the event of any condemnation which does give rise to an option to terminate the lease and the tenant elects not to terminate, the Company will remit to the tenant the award from such condemnation and the tenant will be required to repair and restore the Property. To the extent that the award exceeds the estimated costs of restoring or repairing the Property, the tenant is required to deposit such excess amount with the Company. Until a specified time (generally, ten days) after the tenant has restored the premises and all improvements thereon to the same condition as existed immediately prior to such condemnation insofar as is reasonably possible, a "just and proportionate" amount of the minimum annual rent will be abated from the date of such condemnation. In addition, the minimum annual rent will be reduced in proportion to the reduction in the then-rental value of the premises or the fair market value of the premises after the condemnation in comparison with the rental value or fair market value prior to such condemnation.


         With respect to gross leases for medical office buildings, the tenant generally will be responsible for a certain capped amount of the insurance, taxes maintenance and repairs, and the Company will be responsible for the balance.


         EVENTS OF DEFAULT. The leases generally are expected to provide that the following events, among others, will constitute a default under the lease:
(i) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default, (ii) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time (generally, five to 30 days) after notice from the Company of such failure,
(iii) the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased Property) if such failure continues for a specified period of time (generally, ten to 45 days), (iv) in cases where the Company enters into a development agreement relating to the construction or renovation of a building, a default under the development agreement or the Indemnity Agreement or the failure to establish the minimum annual rent at the end of the development period, (v) in cases where the Company has entered into other leases with the same tenant, a default under such lease, (vi) loss of licensure, (vii) loss of Medicare or Medicaid Certification and (viii) the forced removal of more than a specified number of patients as a result of deficiencies in the care provided at, or physical condition of, the facility.

         Upon default by the tenant, the Company generally will have the right under the lease and under most state laws to evict the tenant, re-lease the Property to others, and hold the tenant responsible for any deficiency in the minimum lease payments. Similarly, if the Company determined not to re-lease the Property, it could sell the Property. (Unless required to do so by the lease or its investment objectives, however, the Company does not intend to sell any Property prior to five to ten years after the commencement of the lease on such Property. See "Business -- Description of Property Leases -- Right of Tenant to Purchase" above.) In the event that a lease requires the tenant to make a security deposit, the Company will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

         In the event that a tenant defaults under a lease with the Company, the Company either will attempt to locate a replacement tenant or will discontinue operation of the facility, the latter of which would require the Company or the defaulting tenant to arrange for an orderly transfer of the residents to another qualified facility. The Company will have no obligation to operate the facility and no Operator of a facility will be obligated to permit the Company or a replacement Operator to operate the facility.


JOINT VENTURE ARRANGEMENTS


         The Company may enter into a Joint Venture to purchase and hold for investment a Property with various unaffiliated persons or entities or with another program formed by the principals of the Company or the Advisor or their Affiliates, if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. The Company may take more or less than a 50% interest in any Joint Venture, subject to obtaining the requisite approval of the Directors. See "Risk Factors -- Real Estate and Other Investment Risks -- We may not control the joint ventures in which we enter" and "Risk Factors -- Real Estate and Other Investment Risks -- It may be difficult for us to exit a joint venture after an impasse."

         Under the terms of each Joint Venture agreement, it is anticipated that the Company and each joint venture partner would be jointly and severally liable for all debts, obligations, and other liabilities of the Joint Venture, and the Company and each joint venture partner would have the power to bind each other with any actions they take within the scope of the Joint Venture's business. In addition, it is expected that the Advisor or its Affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Joint Venture. Events of dissolution will include the bankruptcy, insolvency, or termination of any co-venturer, sale of the Property owned by the Joint Venture, mutual agreement of the Company and its joint venture partner to dissolve the Joint Venture, and the expiration of the term of the Joint Venture. The Joint Venture agreement typically will restrict each venturer's ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer. In addition, in any Joint Venture with another program sponsored by the Advisor or its Affiliates, where such arrangements are entered into for the purpose of purchasing and holding Properties for investment, in the event that one party desires to sell the Property and the other party does not desire to sell, either party will have the right to trigger dissolution of the Joint Venture by sending a notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party's interest in the Joint Venture to the other party. The Joint Venture agreement will grant the receiving party the right to elect either to purchase the other party's interest on the terms set forth in the notice or to sell its own interest on such terms.

         The following paragraphs describe the allocations and distributions under the expected terms of the joint venture agreement for any Joint Venture in which the Company and its co-venturer each have a 50% ownership interest. In any other case, the allocations and distributions are expected to be similar to those described below, except that allocations and distributions which are described below as being made 50% to each co-venturer will instead be made in proportion to each co-venturer's respective ownership interest.

         Under the terms of each joint venture agreement, operating profits and losses generally will be allocated 50% to each co-venturer. Profits from the sale or other disposition of Joint Venture property first will be allocated to any co-venturers with negative capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Similarly, losses from the sale or other disposition of Joint Venture property first will be allocated to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Notwithstanding any other provisions in the Joint Venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with section 704(c) of the Code.

         Net cash flow from operations of the Joint Venture generally will be distributed 50% to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, generally will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter 50% to each joint venture partner. Nevertheless, there may be some transactions in which the Company gets a preferred return so that it receives distributions before the co-venturer receives its distributions; and in some of these situations, the co-venturer may then get a larger share of the remaining proceeds. In addition, there may be some transactions in which the co-venturer gets a preferred return so that it receives distributions before the Company receives its distributions; and in some of these situations, the Company may then get a larger share of the remaining proceeds.


         In order that the allocations of Joint Venture income, gain, loss, and deduction provided in Joint Venture agreements may be respected for federal income tax purposes, it is expected that any Joint Venture agreement either (i)
(a) will contain a "qualified income offset" provision, (b) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an "Adjusted Capital Account Deficit," and (c) will require (1) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation Section 1.704-1(b)(2)(iv) and (2) that distributions of proceeds from the liquidation of a partner's interest in the Joint Venture (whether or not in connection with the liquidation of the Joint Venture) be made in accordance with the partner's positive capital account balance, or (ii) otherwise will provide for allocations of income, gain, deduction and loss which are deemed to have economic effect under the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(i). See "Federal Income Tax Considerations -- Investment in Joint Ventures."


         Prior to entering into any Joint Venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), the Company will confirm that such person or entity has demonstrated to the satisfaction of the Company that requisite financial qualifications are met.

         The Company may acquire Properties from time to time by issuing limited partnership units in Retirement Partners to sellers of such Properties pursuant to which the seller, as owner, would receive partnership interests convertible at a later date into Common Stock of the Company. CNL Retirement GP Corp. is a wholly owned subsidiary of the Company and is the general partner of Retirement Partners. This structure enables a property owner to transfer property without incurring immediate tax liability, and therefore may allow the Company to acquire Properties on more favorable terms than otherwise.

MORTGAGE LOANS AND OTHER LOANS

         The Company may provide Mortgage Loans to Operators to enable them to acquire the land, buildings and land, or buildings. The Mortgage Loans will be secured by such property.

         Generally, management believes the interest rate and terms of these transactions will be substantially the same as those of the Company's Property leases. The borrower will be responsible for all of the expenses of owning the property, as with the "triple-net" leases, including expenses for insurance and repairs and maintenance. Management expects the Mortgage Loans will be fully amortizing loans over a period of 10 to 20 years (generally, the same term as the initial term of the Property leases), with payments of principal and interest due monthly. In addition, management expects the interest rate charged under the terms of the Mortgage Loan will be fixed over the term of the loan and generally will be comparable to, or slightly lower than, lease rates charged to tenants for the Properties.

         For a discussion of the construction loans which the Company is permitted to make, see "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation," above.

         The Company may combine leasing and financing in connection with a Property. For example, it may make a Mortgage Loan with respect to the building and acquire and lease the underlying land to the borrower. Management believes that the combined leasing and financing structure provides the benefit of allowing the Company to receive interest on its initial investment in each financed building. At the same time, the Company retains ownership of the underlying land, which may appreciate in value, thus providing an opportunity for a capital gain on the sale of the land. In such cases, in which the borrower is also the tenant under a Property lease for the underlying land, if the borrower does not elect to exercise its purchase option to acquire the Property under the terms of the lease, the building and improvements on the Property will revert to the Company at the end of the term of the lease, including any renewal periods. If the borrower does elect to exercise its purchase option as the tenant of the underlying land, the Company will generally have the option of selling the Property at the greater of fair market value or cost plus a specified percentage.

         The Company will not make or invest in Mortgage Loans unless an appraisal is obtained concerning the property that secures the Mortgage Loan. In cases in which the majority of the Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

         The Company may also provide loans to entities in which it owns an interest. Such loans may be secured by, among other things, the interests in the entity held by co-venturers.


         Management believes that the criteria for investing in Mortgage Loans are substantially the same as those involved in the Company's investments in Properties; therefore, the Company will use the same underwriting criteria as described above in "Business -- Standards for Investment in Properties." In addition, the Company will not make or invest in Mortgage Loans or other loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria, such as, in some instances, a Financing Lease. In no event shall mortgage indebtedness on any property exceed such property's appraised value. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.



         Further, the Company will not make or invest in any Mortgage Loans or other loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or Affiliates of the Company. The Company may provide Mortgage Loans and other loans in the aggregate principal amount of approximately 5% to 10% of the Company's total assets.


         On August 12, 2002, the Company originated a Mortgage Loan in the principal amount of $1,870,000 secured by a mortgage on a parcel of land owned by a joint venture in which the Company acquired a 99% interested on December 20, 2002. The Mortgage Loan bears interest at 9.35% per annum and requires monthly payments of interest only. The Mortgage Loan matures on December 31, 2006, at which time all unpaid principal and interest is due. The land, which contains approximately 39.8 acres located in Vero Beach, Florida, will be developed into a retirement community that is expected to include 252 independent living units and 52 duplex villas. Upon completion of the development, the Company anticipates that it will enter into a long-term, triple-net lease agreement related to this Property with a retirement facility Operator.

MANAGEMENT SERVICES


         The Advisor provides management services relating to the Company, the Properties, the Mortgage Loans, and the Secured Equipment Lease program pursuant to an Advisory Agreement between it and the Company. Under this agreement, the Advisor is responsible for assisting the Company in negotiating leases, Mortgage Loans and Secured Equipment Leases, collecting rental, Mortgage Loan and Secured Equipment Lease payments, inspecting the Properties and the tenants' or Operators' books and records, and responding to tenant inquiries and notices. The Advisor also provides information to the Company about the status of the leases, the Properties, the Mortgage Loans, the Line of Credit, the Permanent Financing and the Secured Equipment Leases. In exchange for these services, the Advisor is entitled to receive certain fees from the Company. For supervision of the Properties and Mortgage Loans, the Advisor receives the Asset Management Fee, which, generally, is payable monthly in an amount equal to 0.05% of Real Estate Asset Value and the outstanding principal amount of the Mortgage Loans, as of the end of the preceding month. For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will receive, upon entering into each lease, a Secured Equipment Lease Servicing Fee payable out of the proceeds of the borrowings equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease. See "Management Compensation."


BORROWING

         The Company has and will continue to borrow money to acquire Assets and to pay certain related fees. The Company has and intends in the future to encumber Assets in connection with the borrowing. The Company has obtained a revolving line of credit and may obtain additional lines of credit aggregating up to $125,000,000. The line of credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. The Company also has obtained Permanent Financing and may obtain additional Permanent Financing. The line of credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee.


         Operators of continuing care retirement communities or life care communities generally receive significant cash in connection with entry fees for deposits paid by residents upon admission into the communities. As part of an acquisition of a continuing care retirement or life care community, the Company may assume obligations from the tenants or Operators of the Properties at a below-market interest rate, such as 0.0%. These below-market rate borrowings may lower the Company's cost of capital in an acquisition. As part of the assumption of the bonds, the Company is obligated to repay certain entrance fees or deposits. Generally, the repayment of the entrance fees or a deposit is contingent upon the resident moving out of the Property or upon the resident's death. In some instances, the fees or deposit are not refundable until the resident's unit has been successfully re-marketed to a new resident.



         On March 17, 2003, the Company obtained a two-year, $85 million revolving line of credit that is collateralized by eleven Properties with an aggregate cost of $115 million. The revolving line of credit contains provisions that allow the credit facility to be increased up to $125 million upon the Company pledging additional Properties as collateral. The credit facility requires payment of interest only at LIBOR plus a premium until maturity and has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. As of December 1, 2003, $20 million was outstanding on the line of credit and the Company had incurred loan fees and closing costs of $1.9 million in connection with the line of credit.



         On February 11, 2002, the Company assumed approximately $13 million of Permanent Financing relating to the Oak Park Property which is secured by a mortgage on the Oak Park Property as described in "Business -- Property Acquisitions." The loan bears interest at a floating rate of (i) 350 basis points over the 30-day LIBOR if LIBOR is over 2.6% or (ii) 440 basis points of the 30-day LIBOR if LIBOR is under 2.6%, not to exceed 8%. The loan requires monthly principal and interest payments through October 2003 with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred assumption fees of approximately $16,200. On August 29, 2003, the Company paid off this loan in full using proceeds from the 2003 Offering.



         On June 7, 2002, in connection with the purchase of the Sunrise Portfolio One Properties, the Company borrowed $23.5 million in the form of a five-year commercial paper backed loan secured by the Properties. Prior to August 18, 2003, the loan had an interest rate of 123 basis points over commercial paper rate as determined by market demand, which approximates 30-day LIBOR, per annum plus a margin of 186 basis points that was inclusive of liquidity fees and administrative costs. On August 18, 2003, the loan converted from a commercial paper loan to a direct loan with a third party commercial lender. The direct loan bears interest at 30-day LIBOR plus 262 basis points with interest payable monthly. In connection with this loan, the Company incurred structuring fees equal to 2% of the loan and loan fees and closing costs of $539,215.



         On August 29, 2002, the Company borrowed $9.1 million of Permanent Financing relating to the Greenwood Village Property which is secured by a mortgage on the Property. On July 28, 2003, the Company obtained an additional advance totaling $1.9 million based on certain operating performance thresholds being achieved by the Greenwood Village Property. The loan bears interest at a variable rate based on 90-day LIBOR plus 3.90% per annum, but in no event shall the interest rate be less than 6.50%. The loan requires monthly principal and interest payments through August 31, 2007, with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred loan fees and closing costs of $348,933.



         On March 27, 2003, in connection with the purchase of the Summit Portfolio Properties, the Company obtained Permanent Financing comprised of three loans in the aggregate amount of $26 million. The loans bear interest at a variable rate based on 30-day LIBOR plus 325 basis points with a minimum interest rate of 5% per annum. The loans require monthly principal and interest payments through March 31, 2005, with the unpaid principal balances and all accrued interest due at that time. The loans have certain financial covenants which are typically found in commercial loans and which are based on the combined operations of the three Properties. In connection with the loans, the Company incurred loan fees and closing costs of approximately $352,000. These loans are cross-collateralized and cross-defaulted.

         On March 28, 2003, in connection with the acquisition of the Additional Sunrise Portfolio Two Properties, the Company borrowed approximately $71 million on its $85 million revolving line of credit. As of December 1, 2003, the Company repaid approximately $51 million on its revolving line of credit.



         In addition, in connection with this acquisition, the Company assumed approximately $88.5 million in non-interest bearing bonds payable to certain residents of the Fort Belvoir and Haverford Properties. Generally, the bonds are refundable to a resident upon the resident moving out of the Property or to a resident's estate upon the resident's death. In some instances, the bonds are not refundable until the unit has been successfully re-marketed to a new resident. The Company expects to issue new bonds to future residents and the proceeds received from the issuance of the new bonds will be used to retire the existing bonds.



         On March 31, 2003 in connection with the purchase of the Prime Care Two Properties, the Company assumed a mortgage in the amount of $20.6 million that matures in October 2008. The mortgage bears interest at a fixed rate of 7.83% per annum and requires monthly principal and interest payments of approximately $206,000. In connection with the loan, the Company incurred assumption fees and other loan costs of approximately $226,800.



         On August 25, 2003, in connection with the purchase of the Birmingham and Huntsville Properties, the Company obtained Permanent Financing comprised of two loans in the aggregate amount of $50.4 million. The loans bear interest at a fixed rate of 5.79%. The loans require monthly principal and interest payments through September 2012 with all unpaid principal and interest due at that time. The loan provisions allow the Company to extend the loans for one additional year with a variable interest rate based on a LIBOR index. In connection with the loans, the Company incurred loan costs of approximately $651,700.



         On August 29, 2003, in connection with the acquisition of the Sunrise Portfolio Three Properties, the Company borrowed a total of $92.5 million under subordinated mortgage notes collateralized by the 14 Properties, payable to the seller. The seller remains liable for existing first mortgage notes collateralized by the 14 Properties. The seller has agreed to indemnify the Company for any claims against the Properties under the first mortgage notes. The subordinated mortgage notes have initial terms of seven years with an interest rate of 5.13% for 2003, 5.38% for 2004, 6.06% for 2005, and increases 3% of the prior year's per annum interest rate each calendar year thereafter to maturity. The loan requires interest only payments through calendar year 2005 with principal and interest payments due thereafter until maturity on August 28, 2010. At the end of the initial loan terms, the Company has three consecutive renewal options of five years each with terms similar to the initial loan terms.



         On September 9, 2003, the Company entered into a six-month, $50 million credit facility agreement that has a 120-day funding option with a commercial lender. The loan may be extended for two additional three-month periods and may be used to fund the acquisition and development of Properties and investments in Mortgage Loans and other permitted investments. During the initial term, the loan will bear interest at a variable rate, as selected by the Company, equal to LIBOR plus 300 basis points or the higher of (i) the bank's prime rate plus 100 basis points or (ii) the Federal Funds rate plus 150 basis points, payable monthly, and will require monthly principal payments of $2.5 million until maturity. As of December 1, 2003, there were no amounts outstanding under this loan.



         On October 3, 2003, the Company entered into an initial commitment with a commercial lender for a $130 million mortgage loan collateralized by 22 Properties owned by the Company. Prior to the loan closing, the Company will select either a 5- or 7-year term. A fixed interest rate will be determined one week prior to closing based on a U.S. Treasury rate plus a premium that ranges from 225 basis points to 330 basis points. The Company expects to close on the mortgage loan in the first quarter of 2004. The closing of this loan is subject to the fulfillment of certain conditions. There is no assurance that any or all of the conditions will be satisfied or, if satisfied, that the loan will contain the same terms as stated above.



         On October 9, 2003, the Company entered into an initial commitment with a commercial bank for an $8 million mortgage loan collateralized by a Property owned by the Company. Prior to loan closing, the Company will select either a 5-year term with a fixed interest rate of 6.125% or a 7-year term with a fixed interest rate of 6.625%. The Company expects to close on the loan in the first quarter of 2004. An Independent Director of the Company serves as chairman and chief executive officer of this commercial bank. The closing of this loan is subject to the fulfillment of certain conditions. There is no assurance that any or all of the conditions will be satisfied or, if satisfied, that the loan will contain the same terms as stated above.

         On October 23, 2003, the Company obtained an $8.9 million construction loan relating to one of the Company's Properties that is under construction. The loan requires interest only payments at a variable rate of LIBOR plus a premium that ranges from 225 basis points to 275 basis points based on the Property's occupancy levels, until maturity on November 26, 2006 with all unpaid principal and interest due at that time. Concurrent with the loan closing, the Company drew $6 million to fund construction costs.



         On November 17, 2003, the Company entered into an initial commitment with a commercial lender for a $79.3 million mortgage loan collateralized by 12 Properties owned by the Company and one Property for which the Company has entered into an initial commitment to acquire. The loan will have a term of seven years and will bear interest at a rate of 5.96% per annum. The loan will require monthly interest only payments for the first 24 months with monthly payments of principal and interest due thereafter until maturity. The Company expects to close the mortgage loan in the first quarter of 2004. In the event the Company does not acquire the Santa Rosa Property, as described in "Business-Pending Investment," above, the aggregate principal amount of the loan will be lowered by $4.6 million.



         On November 25, 2003, the Company obtained a $45 million loan relating to seven of the Company's Properties included within the EdenCare Portfolio Two Properties. The loans bear interest at a rate of 30-day LIBOR plus 260 to 300 basis points and require monthly payments of interest only for the first year. Commencing December 1, 2004, the loan requires monthly principal and interest payments thereafter through November 2006, with all unpaid principal and interest due at that time.



         In addition, on November 25, 2003, the Company obtained a $2,445,000 loan relating to the Concord Property. The loan bears interest at a fixed rate of 8.375% and requires monthly principal and interest payments until maturity in November 2038.



         On November 25, 2003, the Company also obtained a $4,685,000 loan relating to the EdenBrook Dunwoody Property. The loan bears interest at a fixed rate of 8.25% and requires monthly principal and interest payments until maturity in March 2038.



         On December 2, 2003, the Company obtained four construction loans in the aggregate amount of $74.2 million relating to four of the Company's Properties that are in various stages of construction. The loan requires interest only payments at a variable rate of LIBOR plus a premium that ranges from 225 basis points to 275 basis points based on the Property's occupancy levels, until maturity on November 26, 2006 with all unpaid principal and interest due at that time. The Company did not draw any funds under the construction loans at closing.



         The Company intends to obtain additional borrowings relating to the acquisition of its pending investment. See "Business -- Pending Investment" for a description of the anticipated borrowings.


         Management believes that any financing obtained during the offering period will allow the Company to make investments in Assets that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares. By eliminating this delay the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Assets acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Assets and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of borrowings will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs, which may be substantial in certain states.

         Similarly, management believes that the borrowings will benefit the Company by allowing it to take advantage of its ability to borrow at favorable interest rates. Specifically, the Company intends to structure the terms of any financing so that the lease rates for Properties acquired and the interest rates for Mortgage Loans and Secured Equipment Leases made with the loan proceeds will exceed the interest rate payable on the financing. To the extent that the Company is able to structure the financing on these terms, the Company will increase its net revenues. In addition, the use of financing will increase the diversification of the Company's portfolio by allowing it to acquire more Assets than would be possible using only the Gross Proceeds from the offering.

         As a result of existing relationships between Affiliates of the Advisor and certain financing sources, the Company may have the opportunity to obtain financing at more favorable interest rates than the Company could otherwise obtain. In connection with any financing obtained by the Company as a result of any such relationship, the Company will pay a loan origination fee to the Affiliate. In addition, certain lenders may require, as a condition of providing financing to the Company, that the Affiliate with which the lender has an existing relationship act as a loan servicing agent. In connection with any such arrangement, the Company will pay a loan servicing fee to the Affiliate. Any loan origination fee or loan servicing fee paid to an Affiliate of the Company is subject to the approval by a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction as fair and reasonable to the Company and on terms not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See "Conflicts of Interest -- Certain Conflict Resolution Procedures."

         The Company may borrow funds for the purpose of preserving its status as a REIT or for any other authorized corporate purpose. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning Invested Capital to the stockholders unless necessary to eliminate corporate level tax to the Company. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Board of Directors anticipates that the aggregate amounts of any lines of credit will be up to $125,000,000; however, the line of credit may be increased at the discretion of the Board of Directors. In addition, the Board of Directors anticipates that the aggregate amount of the Permanent Financing will not exceed 50% of the Company's total assets. However, in accordance with the Company's Articles of Incorporation, the maximum amount of borrowing in relation to Net Assets, shall not exceed 300% of Net Assets.

SALE OF PROPERTIES, MORTGAGE LOANS AND SECURED EQUIPMENT LEASES


         For up to five years after the commencement of this offering, the Company intends, to the extent consistent with the Company's objective of qualifying as a REIT, to reinvest in additional Properties, Mortgage Loans, or other permitted investments any proceeds of the Sale of a Property, Mortgage Loan, or other permitted investment that are not required to be distributed to stockholders in order to preserve the Company's REIT status for federal income tax purposes. The Company may also use such proceeds to reduce its outstanding indebtedness. Similarly, and to the extent consistent with REIT qualification, the Company plans to use the proceeds of the Sale of a Secured Equipment Lease to fund additional Secured Equipment Leases, or to reduce its outstanding indebtedness on the borrowings. At or prior to December 31, 2008, the Company intends to provide stockholders of the Company with liquidity of their investment, either in whole or in part, through Listing (although liquidity cannot be assured thereby) or by commencing the orderly Sale of the Company's Assets. If Listing occurs, the Company intends to use any Net Sales Proceeds not required to be distributed to stockholders in order to preserve the Company's status as a REIT to reinvest in additional Properties, Mortgage Loans, Secured Equipment Leases and other permitted investments or to repay outstanding indebtedness. If Listing does not occur by December 31, 2008, the Company thereafter will undertake the orderly liquidation of the Company and the Sale of the Company's Assets and will distribute any Net Sales Proceeds to stockholders.


         In deciding the precise timing and terms of Property Sales, the Advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows, and federal income tax considerations. The terms of certain leases, however, may require the Company to sell a Property at an earlier time if the tenant exercises its option to purchase a Property after a specified portion of the lease term has elapsed. See "Business -- Description of Property Leases -- Right of Tenant to Purchase." The Company will have no obligation to sell all or any portion of a Property at any particular time, except as may be required under property or joint venture purchase options granted to certain tenants, joint venture partners or Operators. In connection with Sales of Properties by the Company, purchase money obligations may be taken by the Company as part payment of the sales price. The terms of payment will be affected by custom in the area in which the Property is located and by prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the Sale of a Property, the Company will continue to have a mortgage on the Property and the proceeds of the Sale will be realized over a period of years rather than at closing of the Sale.

         The Company does not anticipate selling any Secured Equipment Leases prior to expiration of the lease term, except in the event that the Company undertakes orderly liquidation of its assets. In addition, the Company does not anticipate selling any Mortgage Loans prior to the expiration of the loan term, except in the event (i) the

Company owns the Property (land only) underlying the building improvements which secure the Mortgage Loan and the Sale of the Property occurs, or (ii) the Company undertakes an orderly Sale of its Assets. The Company will not sell any Assets if such Sale would not be consistent with the Company's objective of qualifying as a REIT.

COMPETITION

         The Company anticipates that it will compete with other REITs, real estate partnerships, health care providers and other investors, including, but not limited to, banks and insurance companies, many of which will have greater financial resources than the Company, in the acquisition, leasing and financing of Properties. Further, non-profit entities are particularly attracted to investments in retirement facilities because of their ability to finance acquisitions through the issuance of tax-exempt bonds, providing non-profit entities with a relatively lower cost of capital as compared to for-profit purchasers. In addition, in certain states, retirement facilities owned by non-profit entities are exempt from taxes on real property. As profitability increases for investors in retirement facilities, competition among investors likely will become increasingly intense.

REGULATION OF MORTGAGE LOANS AND SECURED EQUIPMENT LEASES

         The Mortgage Loan and Secured Equipment Lease programs may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions, and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect the Company's ability to effectuate its Mortgage Loan and Secured Equipment Lease programs. Commencement of operations in these or other jurisdictions may be dependent upon a finding of financial responsibility, character and fitness of the Company. The Company may determine not to make Mortgage Loans or enter into Secured Equipment Leases in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements.

                             SELECTED FINANCIAL DATA


         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Information commencing on page F-1 (amounts in thousands except per Share data).



                                    Nine Months Ended
                               ----------------------------                           Year Ended December 31,
                               September 30,  September 30,  ----------------------------------------------------------------------
                                   2003            2002          2002           2001          2000         1999 (1)       1998 (1)
                               ------------   -------------  ------------   ------------  ------------   ------------   -----------
Revenues                       $     59,220   $      9,700   $     18,852   $      1,900  $      1,085   $         86   $        --
Net earnings (loss) (2)(3)           37,231          5,039         11,372            916           225            (28)           --
Cash flows from operating
   activities                        37,091          9,181         16,785          2,173         1,096             13            --
Cash flows used in investing
   activities                      (807,601)      (223,953)      (358,090)       (22,931)      (14,429)            --            --
Cash flows provided by
   (used in) financing
   activities                       779,558        236,896        355,384         47,301         8,766          4,731          (200)
Cash distributions
   declared and paid (4)             37,311          8,236         14,379          1,507           502             50            --
Earnings (loss) per Share
   (Basic and Diluted)                 0.50           0.30           0.52           0.38          0.27          (0.07)           --
Funds from operations (5)            47,074          7,150         14,610          1,440           528            (28)           --
Cash distributions declared
   and paid per Share                  0.53           0.52           0.70           0.70          0.58           0.13            --
Weighted average number of
   Shares outstanding (6):
     (Basic and Diluted)             74,175         16,932         22,035          2,391           846            413            --



                                      September 30,                                     December 31,
                               ---------------------------   ----------------------------------------------------------------------
                                   2003           2002           2002           2001          2000           1999          1998
                               ------------   ------------   ------------   ------------  ------------   ------------   -----------
Total assets                   $  1,379,297   $    323,496   $    441,765   $     64,447  $     14,689   $      5,089   $       977
Total mortgages payable             223,382         45,409         45,327             --            --             --            --
Total bonds payable                  90,631             --             --             --            --             --            --
Total stockholders' equity        1,031,357        263,661        389,795         60,910         9,204          3,292           200


(1) No operations commenced until the Company received minimum offering proceeds of $2,500,000 and funds were released from escrow on July 14, 1999. The Company did not acquire its first Property until April 20, 2000; therefore, revenues for the year ended December 31, 1999 consisted only of interest income on funds held in interest bearing accounts pending investment in a Property.

(2) Net loss for the year ended December 31, 1999 is primarily the result of a deduction of $35,000 in organizational costs in accordance with generally accepted accounting principles ("GAAP").


(3) To the extent that Operating Expenses payable or reimbursable by the Company in any Expense Year exceed the 2%/25% Guidelines (the "Expense Cap"), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the Expense Cap. During the Expense Year ended September 30, 2003, Operating Expenses did not exceed the Expense Cap. During the years ended December 31, 2001 and 2000, the Advisor reimbursed the Company $145,015 and $213,886, respectively, in Operating Expenses. No such amounts were reimbursed in 2002 or 1999.



(4) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the nine months ended September 30, 2003 and 2002, and the years ended December 31, 2002, 2001, 2000, 1999, approximately 0%, 39%, 21%,
         39%, 55% and 100% of cash Distributions, respectively, represent a return of capital in accordance with GAAP. Cash Distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.


(5) Management considers funds from operations ("FFO") to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net earnings. FFO is based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP includes the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the nine months ended September 30, 2003 and 2002, and the years ended December 31, 2002, 2001 and 2000, net earnings included approximately $5,500, $800, $1,375, $77 and $21, respectively, of these amounts. No such amounts were earned during 1999.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings),
         (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See the Financial Information commencing on page F-1.



         The following is a reconciliation of net earnings to FFO for the nine months ended September 30, 2003 and 2002, and the years ended December 31, 2002, 2001, 2000 and 1999:



                                         Nine Months Ended
                                           September 30,                    Year ended December 31,
                                         2003         2002         2002         2001         2000         1999
                                      ----------   ----------   ----------   ----------   ----------   ----------
Net earnings                          $   37,231   $    5,039   $   11,372   $      916   $      225   $      (28)
   Adjustments:
      Effect of unconsolidated
         subsidiaries                        195           86          150           --           --           --
      Effect of minority interest             --         (140)        (234)          --           --           --
      Depreciation of real estate
         assets                            9,648        2,165        3,322          524          303           --
                                      ----------   ----------   ----------   ----------   ----------   ----------
FFO                                   $   47,074   $    7,150   $   14,610   $    1,440   $      528   $      (28)
                                      ==========   ==========   ==========   ==========   ==========   ==========
Weighted average shares                   74,175       16,932       22,035        2,391          846          413
                                      ==========   ==========   ==========   ==========   ==========   ==========


(6) The weighted average number of Shares outstanding for the year ended December 31, 1999, is based upon the period the Company was operational.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

         THE COMPANY

         CNL Retirement Properties, Inc. is a corporation which was organized pursuant to the laws of the State of Maryland on December 22, 1997 and operates for federal income tax purposes as a REIT. Various other wholly owned subsidiaries of the Company have been and will be formed in the future for the purpose of acquiring and owning Properties.


         The Company acquires Properties related to seniors' housing and retirement facilities ("Retirement Facilities") primarily located across the United States of America. The Retirement Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, specialty clinics, medical office buildings and walk-in clinics and similar types of health care-related facilities. The Properties are generally leased on a long-term, "triple-net" basis to Operators of Retirement Facilities or to other tenants that engage third party managers. Under the Company's triple-net leases, the tenants generally are responsible for repairs, maintenance, property taxes, utilities and insurance as well as the payment of rent. The tenants' ability to satisfy the lease obligations depends primarily on the Properties' operating results. In addition, with respect to certain Properties, various forms of credit enhancements, such as corporate guarantees and security deposits, secure the tenants' obligations. The Company selects its Properties for investment based on a credit underwriting process designed to identify those Properties that management believes will be able to fund such lease obligations.


         The Company may provide Mortgage Loans to Operators of Retirement Facilities secured by real estate owned by the borrower. However, because it prefers to focus on investing in Properties, which have the potential to appreciate, the Company currently expects to provide Mortgage Loans in the aggregate principal amount of no more than 5 percent to 10 percent of the Company's total assets. The Company expects that the interest rates and terms of the Mortgage Loans will be similar to those of its leases. The Company also may provide Secured Equipment Leases. The aggregate outstanding principal amount of Secured Equipment Leases is not expected to exceed 10 percent of the Company's total assets. In addition, the Company, through subsidiaries, may invest up to a maximum of 5% of total assets in equity interests in businesses that provide services to or are otherwise ancillary to the retirement industry. The Company has retained CNL Retirement Corp. as its Advisor to provide management, acquisition, advisory and administrative services.

LIQUIDITY AND CAPITAL RESOURCES

         COMMON STOCK OFFERINGS


         In 1998, the Company registered its Initial Offering of Shares of Common Stock and in connection with the Initial Offering, the Company received subscription proceeds of $9.7 million (971,898 Shares). Following termination of the Initial Offering on September 18, 2000, the Company commenced its 2000 Offering. On May 24, 2002, the Company completed its 2000 Offering from which it received subscription proceeds of $155 million (15.5 million Shares). Immediately following the completion of the 2000 Offering, the Company commenced its 2002 Offering of up to an additional 45 million Shares of Common Stock ($450 million). On April 3, 2003, the Company completed its 2002 Offering from which it received subscription proceeds of $450 million (45 million Shares), and immediately commenced its 2003 Offering of up to 175 million additional Shares ($1.75 billion). Of the 175 million Shares of Common Stock offered, up to 25 million are available to stockholders purchasing Shares through the Reinvestment Plan.



         From its formation in December 1997 through September 30, 2003, the Company had received an initial $200,000 (20,000 Shares) contribution from the Advisor and subscription proceeds of $1.1 billion (114.7 million Shares), including $5.5 million (547,733 Shares) through the Reinvestment Plan. As of September 30, 2003, net proceeds to the Company from its offering of Shares and capital contributions from the Advisor, after the deduction of selling commissions, the marketing support fee, due diligence expense reimbursements and organizational and offering expenses, totalled approximately $1.0 billion. As of September 30, 2003, the Company had used $843.8 million of net offering proceeds, $224 million of loan proceeds from Permanent Financing and $71.4 million of proceeds from its revolving line of credit as well as the assumption of $88.5 million of bonds payable to invest $1.2 billion in 92 Properties located in 27 states (see "Property Acquisitions" below). As of September 30, 2003, the Company had repaid $51.4 million in advances relating to its revolving line of credit, had paid $73.4 million in Acquisition Fees and Acquisition Expenses and had paid $1.1 million to redeem 120,325 Shares of Common Stock, leaving approximately $60.1 million available for investment in Properties, Mortgage Loans and other permitted investments. The Company believes that the net proceeds received from this offering and any additional offerings will enable the Company to continue to grow and take advantage of acquisition opportunities until such time, if any, that the Company's shares are Listed. Under the Company's Articles of Incorporation, if the Company does not List by December 31, 2008, it will commence an orderly liquidation of its Assets and the distribution of net proceeds to its stockholders.



         During the period October 1, 2003 through December 1, 2003, the Company received additional net offering proceeds of $214.9 million and had $96.6 million available for investment in Properties, Mortgage Loans and other permitted investments. See "Business -- Property Acquisitions" and "Business -- Pending Investment" for a description of the Properties owned by the Company or Properties the Company has entered into initial commitments to acquire as of December 1, 2003.



         The Company expects to use any uninvested net offering proceeds, plus any additional net offering proceeds from the sale of Shares from the 2003 Offering and this offering to purchase additional Properties, and to a lesser extent, to invest in Mortgage Loans and other permitted investments. In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowing. The Company has obtained a two-year $85,000,000 revolving line of credit that may be amended to allow the line of credit to be increased by $40,000,000. The Company has also obtained Permanent Financing. The line of credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. The Board of Directors anticipates that the aggregate amount of any Permanent Financing will not exceed 50% of the Company's total assets. The maximum amount the Company may borrow is 300% of the Company's Net Assets. The number of Properties to be acquired and Mortgage Loans and other permitted investments in which the Company may invest will depend upon the amount of net offering proceeds and loan proceeds available to the Company.


         REDEMPTIONS


         In October 1998, the Board of Directors elected to implement the Company's redemption plan. Under the redemption plan, the Company elected to redeem Shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as Listing occurs, any stockholder who has held Shares for at least one year may present all or any portion equal to at least 25 percent of their Shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the Shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of Shares redeemed by the Company exceed 5 percent of the number of Shares of the Company's outstanding Common Stock at the beginning of the 12-month period. During the years ended December 31, 2002, 2001 and 2000, 37,306, 3,415 and 3,316 Shares, respectively, were redeemed at $9.20 per Share for a total of $343,212, $31,420 and $30,508, respectively, and retired from Shares outstanding of Common Stock. No Shares were redeemed prior to 2000. During the nine months ended September 30, 2003, 76,288 Shares were redeemed at $9.20 per Share (for a total of $700,000) and retired.


         PROPERTY ACQUISITIONS AND INVESTMENTS


         As of December 1, 2003, the Company had acquired 119 Properties located in 27 states for an aggregate purchase price of approximately $1.4 billion, including six Properties in various stages of development. With the exception of one Property under development, the Company, as lessor, has entered into long-term lease agreements relating to the Properties. Upon completion of the development, the Company expects to enter into a long-term lease agreement with an Operator of the Retirement Facility to operate and manage the Property. The leases are on a triple-net lease basis, meaning the tenants are required to pay all repairs, maintenance, property taxes, utilities and insurance. Generally, the tenants are also required to make capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs and equipment and maintain the leasehold in a manner that allows operation for its intended purpose.

         Eighty-seven of the Properties owned as of December 1, 2003, are subject to operating leases and generally provide for an initial term of 15 years (expiring between 2015 and 2018). The operating leases generally provide options that allow the tenants to renew the leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases. The leases provide for minimum base annual rent payments, generally payable in monthly installments. The leases provide that the minimum base rent required under the terms of the leases will increase at predetermined intervals (typically on an annual basis) during the terms of the leases. In addition to minimum annual base rent, substantially all tenants are subject to contingent rent if the Properties achieve specified operating performance thresholds. The amount of contingent rent payable is based on factors such as percentage of gross revenues or occupancy rates of the Properties. The majority of the leases also provide for the tenant to fund, in addition to its lease payments, an FF&E Reserve fund. The tenant deposits funds into the FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment. The Company may be responsible for capital expenditures or repairs in excess of the amounts in the reserve fund, and the tenant generally will be responsible for replenishing the reserve fund and for paying a specified return on the amount of capital expenditures or repairs paid for by the Company in excess of amounts in the reserve fund.


         To mitigate credit risk, certain operating leases are combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio ("Cross-Default"). In addition, certain leases contain terms whereby the net operating profits of a portfolio of Properties are combined for the purpose of funding rental payments due under each lease ("Pooling"). For certain Properties, the Company has also required security deposits, guarantees from the tenant's parent company or additional cash reserve accounts to be held at the tenant level. A guarantee from a parent company may be deemed necessary by the Company if a Property was recently opened and is still in the process of achieving a stable occupancy rate, in which case the Property would not be able to generate minimum rent until reaching occupancy stabilization. In order to determine the amount of the guarantee that would be needed to fund minimum rent, the Company develops estimates of future cash flow available to the tenant to pay minimum rent based on rent rolls and an analysis of the surrounding real estate market, including demographic information and industry standards, to predict operating expenses. The Company's estimates are based on assumptions and there can be no assurances as to what actual amounts will need to be paid under the guarantees.


         Thirty-one of the Properties owned as of December 1, 2003, are subject to direct financing leases and have terms that range from 10 to 35 years (expiring between 2013 and 2038). The leases provide for minimum base annual rent payments payable in monthly installments. Lease payments relating to four direct financing leases with a carrying value of $77.7 million are subordinate to first mortgage construction loans entered into by the tenants to fund development costs related to the Properties. The leases provide that the minimum base rent required under the terms of the leases will increase at predetermined intervals, generally on an annual basis, during the terms of the leases. In addition to minimum annual base rent, certain leases are subject to contingent rent if the Properties achieve specified operating performance thresholds based on the Properties' occupancy rates. Certain leases also provide for the tenant to fund, in addition to its lease payments, an FF&E Reserve fund. All property purchased with the funds from the FF&E Reserve will remain the property of the tenants. The direct financing leases contain provisions that allow each lessee to elect to purchase the Property during or at the end of the lease term for the Company's initial investment amount and certain leases also permit the Company to require each lessee to purchase the Property at the end of the lease term for the same amount. Certain leases have been combined into two portfolios of Properties and contain Cross-Default and Pooling terms. In addition, an affiliate of the tenants of these two portfolios has guaranteed the tenants' obligations to pay minimum rent due under the leases up to an aggregate maximum of $2,500,000. As of December 1, 2003, the remaining amount available under the guarantees was approximately $300,000.



           The remaining Property owned as of December 1, 2003, is a parcel of land currently in a pre-construction phase with planned development for a seniors' housing complex. Upon completion of the development, the Company expects to enter into a long-term lease agreement with an Operator of the Retirement Facility to operate and manage the Property.



         Ninety-three of the 119 Properties owned by the Company as of December 1, 2003, are operated and managed by Sunrise Senior Living Services, Inc. (see the "Results of Operations - Major Operators and Tenants" section below). Additionally, five Properties owned by the Company as of December 1, 2003 are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise. Upon completion of each development, each Property will be operated by Sunrise Senior Living Services, Inc. Four additional Operators manage the remaining

Properties owned by the Company as of December 1, 2003.



         On May 30, 2002, the Company acquired a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The Company's original equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equal to its equity interest in the limited partnership. The Company periodically receives distributions from the Partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership. As of September 30, 2003, the unsecured promissory note had an outstanding balance of approximately $14.8 million. The Company has not been required to fund any amounts under this guarantee.



         On August 12, 2002, the Company originated a Mortgage Loan in the principal amount of $1,870,000 secured by a parcel of land owned by a joint venture in which the Company acquired a 99% interest on December 20, 2002. The loan bears interest at 9.35% per annum and requires monthly payments of interest only. The loan matures on December 31, 2006, at which time all unpaid principal and interest is due. The land, which contains approximately 39.8 acres, is expected to be developed into a retirement community.


         BORROWINGS


                  Line of Credit. In March 2003, the Company replaced its existing $25.0 million line of credit with a two-year, $85.0 million revolving line of credit that may be amended to allow the line of credit to be increased up to $125.0 million. Eleven Properties with an aggregate cost of $115.2 million collateralize the $85.0 million revolving line of credit; however, the collateral provided by these 11 Properties only allows the Company to draw up to $71.4 million under the revolving line of credit. The Company would be required to pledge additional Properties as collateral to fully maximize the $85.0 million liquidity available under the revolving line of credit. This credit facility requires monthly payments of interest only at LIBOR plus a percentage that fluctuates until maturity, depending on the Company's aggregate amount of debt outstanding in relation to the Company's total assets, and has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. The Company may use the revolving line of credit to fund acquisitions, pay fees, make distributions and fund working capital for general business purposes. Periodically, the Company expects to repay amounts drawn under the revolving line of credit with proceeds received from equity offerings, permanent financing, the sale of assets or working capital. In March 2003, the Company borrowed $71.4 million on the line of credit to acquire several Properties described in "Liquidity and Capital Resources - Property Acquisitions" above. As of December 1, 2003, the Company had an outstanding balance of $20 million on the line of credit. In connection with the $85.0 million revolving line of credit, the Company has incurred $1.9 million in loan fees and costs.



                  Permanent Financing. In connection with the acquisition of three Properties on March 27, 2003, the Company obtained Permanent Financing comprised of three loans in the aggregate amount of $26.0 million. The loans bear interest at a variable rate based on 30-day LIBOR plus 325 basis points with a minimum interest rate of 5 percent per annum. The loans require monthly principal and interest payments through March 31, 2005, with the unpaid principal balances and all accrued interest due at that time. The loans have certain financial covenants which are typically found in commercial loans and which are based on the combined operations of the three Properties. In connection with the loans, the Company incurred loan fees and closing costs of approximately $0.4 million. These loans are cross-collateralized and cross-defaulted.



         In connection with the purchase of two Properties on March 31, 2003, the Company assumed a mortgage in the amount of $20.6 million that matures in October 2008. The mortgage bears interest at a fixed rate of 7.83 percent per annum and requires monthly principal and interest payments.



         In connection with the purchase of two Properties on August 25, 2003, the Company obtained Permanent Financing comprised of two loans in the aggregate amount of $50.4 million. The loans bear interest at a fixed rate of 5.79 percent. The loans require monthly principal and interest payments through September 1, 2012 with all unpaid principal and interest due at that time. The loan provisions allow the Company to extend the loans for one additional year with a variable interest rate based on a LIBOR index. In connection with the loans, the Company incurred loan costs of $0.7 million.



         In connection with the acquisition of 14 Properties on August 29, 2003, the Company borrowed a total of $92.5 million under subordinated mortgage notes collateralized by the 14 Properties, payable to the seller. The seller remains liable for existing first mortgage notes collateralized by the 14 Properties. The seller has agreed to indemnify the Company for any claims against the Properties under the first mortgage notes. The subordinated mortgage notes have initial terms of seven years with an interest rate of 5.13% for 2003, 5.38% for 2004, 6.06% for 2005, and the interest rate increases by 3% of the prior year's per annum interest rate each calendar year thereafter to a maximum rate of 7.25% to maturity. Interest on the loan is recorded using the effective interest rate of 5.60%. The loan requires interest only payments through calendar year 2005 with principal and interest payments due thereafter until maturity on September 30, 2010. At the end of the initial loan terms, the Company has three consecutive renewal options of five years each with terms similar to the initial loan terms.



         On August 29, 2003, the Company paid off a mortgage with an outstanding balance of approximately $12.6 million using proceeds from the 2003 Offering.



         On September 9, 2003, the Company entered into a six-month, $50.0 million credit facility agreement that has a 120-day funding option with a commercial lender. The loan may be extended for two additional three-month periods and may be used to fund the acquisition and development of Properties and investments in Mortgage Loans and other permitted investments. During the initial term, the loan will bear interest at a variable rate, as selected by the Company, equal to LIBOR plus 300 basis points or the higher of (i) the bank's prime rate plus 100 basis points or (ii) the Federal Funds rate plus 150 basis points, payable monthly, and will require monthly principal payments of $2.5 million until maturity. As of December 1, 2003, there were no amounts outstanding under this loan.



         As of September 30, 2003, the Company had 22 Mortgage Loans with an aggregate outstanding balance of approximately $223.4 million collateralized by 27 Properties.



         On October 3, 2003, the Company entered into an initial commitment with a commercial lender for a $130 million Mortgage Loan collateralized by 22 Properties owned by the Company. Prior to loan closing, the Company will select either a 5 or 7-year term. A fixed interest rate will be determined one week prior to closing based on a U.S. Treasury rate plus a premium that ranges from 225 basis points to 330 basis points. The Company expects to close on the loan in the first quarter of 2004. The closing of this loan is subject to the fulfillment of certain conditions. There is no assurance that any or all of the conditions will be satisfied or, if satisfied, that the loan will contain the same terms as stated above.



         On October 9, 2003, the Company entered into an initial commitment with a commercial bank for an $8.0 million Mortgage Loan collateralized by a Property owned by the Company. Prior to loan closing, the Company will select either a 5-year term with a fixed interest rate of 6.125 percent or a 7-year term with a fixed interest rate of 6.625 percent. The Company expects to close on the loan in the first quarter of 2004. An independent director of the Company serves as chairman and chief executive officer of this commercial bank. The closing of this loan is subject to the fulfillment of certain conditions. There is no assurance that any or all of the conditions will be satisfied or, if satisfied, that the loan will contain the same terms as stated above.



         On October 23, 2003, the Company obtained an $8.9 million construction loan related to one of the Company's Properties that is under construction. The loan requires interest only payments at a variable rate of LIBOR plus a premium that ranges from 225 basis points to 275 basis points based on the Property's occupancy levels until maturity on December 31, 2005. Concurrent with the loan closing, the Company drew $6.0 million to fund construction costs.



         On November 17, 2003, the Company entered into an initial commitment with a commercial lender for a $79.3 million mortgage loan collateralized by 12 Properties owned by the Company and one Property for which the Company has entered into an initial commitment to acquire. The loan will have a term of seven years and will bear interest at a rate of 5.96% per annum. The loan will require monthly interest only payments for the first 24 months with monthly payments of principal and interest due thereafter until maturity. The Company expects to close the mortgage loan in the first quarter of 2004. In the event the Company does not acquire the Santa Rosa Property, as described in "Business
- Pending Investment," the aggregate principal amount of the loan will be lowered by $4.6 million.



     On November 25, 2003, the Company obtained a $45 million loan relating to seven of the Company's Properties. The loans bear interest at a rate of 30-day LIBOR plus 260 to 300 basis points and require monthly payments of interest only for the first year. Commencing December 1, 2004, the loan requires monthly principal and interest payments thereafter through November 2006, with all unpaid principal and interest due at that time.

     In addition, on November 25, 2003, the Company obtained a $2,445,000 loan relating to one of the Company's Properties. The loan bears interest at a fixed rate of 8.375% and requires monthly principal and interest payments until maturity in November 2038.



     On November 25, 2003, the Company also obtained a $4,685,000 loan relating to one of the Company's Properties. The loan bears interest at a fixed rate of 8.25% and requires monthly principal and interest payments until maturity in March 2038.



     On December 2, 2003, the Company obtained four construction loans in the aggregate amount of $74.2 million relating to four of the Company's Properties that are in various stages of construction. The loan requires interest only payments at a variable rate of LIBOR plus a premium that ranges from 225 basis points to 275 basis points based on the Property's occupancy levels, until maturity on November 26, 2006 with all unpaid principal and interest due at that time. The Company did not draw any funds under the construction loans at closing.



                  Bonds Payable. In connection with the acquisition of two continuing care retirement communities ("CCRC's") in March 2003, the Company assumed approximately $88.5 million in non-interest bearing life care bonds payable to certain residents of the two Retirement Facilities. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident's estate upon the resident's death. In some instances, the bonds are not refundable until the unit has been successfully remarketed to a new resident. The Company issues new bonds to new residents of these Retirement Facilities, and the proceeds from the new bonds are used to retire the existing bonds. As of September 30, 2003, the bonds payable had an outstanding balance of approximately $90.6 million.


         CONTRACTUAL OBLIGATIONS AND COMMITMENTS


         The following table presents the Company's contractual cash obligations and related payment periods as of September 30, 2003 (in thousands):



                                       Less than
 Contractual Cash Obligations           1 Year     2-3 Years    4-5 Years    Thereafter     Total
 ----------------------------         ----------   ----------   ----------   ----------   ----------
Mortgages payable                     $      388   $   28,794   $   40,979   $  153,221   $  223,382
Revolving line of credit                      --       20,000           --           --       20,000
Refundable life care bonds (1)                --           --           --       90,631       90,631
Refundable tenant security
   deposits                                   --           --           --        7,977        7,977
                                      ----------   ----------   ----------   ----------   ----------
Total Contractual Cash
   Obligations                        $      388   $   48,794   $   40,979   $  251,829   $  341,990
                                      ==========   ==========   ==========   ==========   ==========



(1) It is expected that the proceeds from the issuance of new bonds will be used to retire the existing bonds; therefore, bond redemptions do not create a current net cash obligation for the Company.



         The following table presents the Company's commitments, contingencies and guarantees and related expiration periods as of September 30, 2003 (in thousands):



Commitments, Contingencies and        Less than
          Guarantees                    1 Year     2-3 Years    4-5 Years    Thereafter     Total
------------------------------        ----------   ----------   ----------   ----------   ----------
Guarantee of unsecured
   promissory note of
   unconsolidated
   subsidiary (1)                     $       --   $    2,471   $       --   $       --   $    2,471
Earnout provisions (2)                     1,934        9,900           --           --       11,834
Capital improvements to
   investments Properties                  9,585           --           --           --        9,585
Pending investments (3)                   14,780                                              14,780
                                      ----------   ----------   ----------   ----------   ----------
Total Commitments,
        Contingencies and
        Guarantees                    $   26,299   $   12,371   $       --   $       --   $   38,670
                                      ==========   ==========   ==========   ==========   ==========

     (1) In connection with the acquisition of a 10 percent limited partnership interest in CNL Plaza, Ltd., the Company severally guaranteed 16.67 percent, or $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures November 30, 2004. As of September 30, 2003, the unsecured promissory note had an outstanding balance of approximately $14.8 million. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.



     (2) In connection with the acquisition of seven Properties, the Company may be required to make additional payments (the "Earnout Amount") if certain earnout provisions are achieved by the earnout date for each Property. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company's initial investment in the Property and the fair value of the Property. In the event an Earnout Amount is due, the respective lease will be amended and annual minimum rent will increase accordingly. Earnout Amounts related to two Properties are subject to future values and events, which are not quantifiable at September 30, 2003 and are not included in the table above.



     (3) As of September 30, 2003, the Company had commitments to acquire two Properties located in two states, subject to the fulfillment of certain conditions.



         PENDING INVESTMENT



         As of December 1, 2003, the Company had commitments to acquire one additional Property. The anticipated purchase price is approximately $9.4 million, and the acquisition of the Property is subject to the fulfillment of certain conditions. The Company plans to obtain Permanent Financing of approximately $4.6 million in connection with the acquisition of this Property. The Property is expected to be operated by Sunrise Senior Living Services, Inc. There can be no assurance that this transaction will be consummated.


         MARKET RISK


         Approximately 27 percent of the Company's mortgage loans payable at September 30, 2003, were subject to variable interest rates, adjusted monthly or quarterly, as described in the "Borrowings" section above. Therefore, the Company is exposed to market changes in interest rates. To mitigate interest rate risk, the Company can pay down the mortgages with offering proceeds should interest rates rise substantially.



         The Company may also be subjected to interest rate risk through outstanding balances on its variable rate line of credit. The Company may mitigate this risk by paying down its line of credit from offering proceeds should interest rates rise substantially. The Company had $20 million outstanding on its variable rate line of credit at September 30, 2003.



         Management estimates that a one-percentage point increase in interest rates for the nine months ended September 30, 2003, would have resulted in additional interest costs of approximately $300,000. This sensitivity analysis contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore, although it gives an indication of the Company's exposure to interest rate change, it is not intended to predict future results and the Company's actual results will likely vary.


         CASH AND CASH EQUIVALENTS


         Until Properties are acquired or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties, fund Mortgage Loans and invest in other permitted investments at such time as Properties suitable for acquisition are located or suitable opportunities to fund Mortgage Loans develop. At September 30, 2003, the Company had approximately $49.8 million invested in such short-term investments as compared to approximately $40.8 million at December 31, 2002. The increase in the amount invested in short-term investments was primarily attributable to the subscription proceeds received from the sale of Shares during the nine months ended September 30, 2003, partially offset by the purchase of 55 Properties. The funds remaining at September 30, 2003, along with additional funds expected to be received from the sale of Shares, will be used primarily to purchase additional Properties, to make Mortgage Loans or other permitted investments, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders, to meet other Company expenses and, in management's discretion, to create cash reserves.

         NOTES AND OTHER RECEIVABLES


         The Company's notes and other receivables balance increased from $3.2 million at December 31, 2002 to $10.2 million at September 30, 2003. The increase was primarily due to an increase in rental revenues receivable from $0.8 million at December 31, 2002 to $9.8 million at September 30, 2003 as a result of an increase in the number of Properties from 37 to 92 as of each respective date. Lease agreements relating to 46 of the Company's 92 Properties owned as of September 30, 2003, provide for the tenants to pay their monthly rent payments earned under the lease agreements one month in arrears. As of December 1, 2003, management believes the receivable balance as of September 30, 2003 is collectible. The increase in rental revenues receivable was partially offset by the repayment of a $2.0 million loan the Company had made to the seller of two Properties. Prior to the Company's purchase of the two Properties, the Company loaned the seller $2.0 million to extinguish debt at a discounted amount, making the purchase of the Properties economically viable. The Company acquired the two Properties on March 31, 2003, and the note was repaid at that time.


         LOAN COSTS


         The Company's net loan costs increased from $1.2 million at December 31, 2002 to $4.1 million as of September 30, 2003, as a result of the Company borrowing $168.9 million in the form of 19 new Mortgage Loans, the assumption of a $20.6 million Mortgage Loan and a new $85 million revolving Line of Credit. The increase is partially offset by loan cost amortization of $800,000 for the nine months ended September 30, 2003.



         LEASE INTANGIBLE COSTS



         In connection with the acquisition of Properties that are subject to an operating lease, the Company allocates the cost associated with having an in-place lease at the date of acquisition to a lease intangible asset that is amortized over the initial term of the lease (generally 15 years). The Company's net lease intangible costs increased from $6.9 million at December 31, 2002 to $21.2 million at September 30, 2003, as a result of the Company purchasing 39 Properties that are subject to operating leases during the nine months ended September 30, 2003. The increase is partially offset by lease intangible cost amortization of $0.6 million for the nine months ended September 30, 2003.


         LIQUIDITY REQUIREMENTS


         During the nine months ended September 30, 2003 and 2002, and the years ended December 31, 2002, 2001 and 2000, the Company generated cash from operating activities (which includes cash received from tenants and interest, less cash paid for operating expenses) of $36.4 million, $9.2 million, $16.8 million, $2.2 million and $1.2 million, respectively. For the nine months ended September 30, 2003 and 2002, and the years ended December 31, 2002, 2001 and 2000, cash from operating activities included security deposits of $3.1 million, $3.5 million, $3.5 million, $810,030 and $553,956, respectively, which were received from tenants. Management expects the Company to meet its short-term liquidity requirements, other than for Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and other permitted investments, through cash flow provided by operating activities. Management believes that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and Distributions to stockholders. To the extent that the Company's cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of unforeseen expenses due to the tenants defaulting under the terms of their lease agreements, the Company will use borrowings under its line of credit. Management expects the Company to meet its other short-term liquidity requirements, including payment of Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and other permitted investments, with proceeds from its offerings, additional advances under its revolving line of credit and Permanent Financing. Management expects the Company to meet its long-term liquidity requirements through short- or long-term, unsecured or secured debt financing or equity financing.



         Properties are generally leased on a long-term, triple-net basis, meaning the tenants are required to pay repairs and maintenance, property taxes, insurance and utilities. Generally, the tenants are also required to maintain an FF&E reserve account which is used to fund expenditures to refurbish buildings, premises and equipment to maintain the leasehold in a manner that allows operation for its intended purpose. In the event that the FF&E reserve is not sufficient, the Company may make fixed asset expenditures, in which case the annual minimum rent will be increased. Management does not believe that working capital or additional FF&E reserves are necessary as of September 30, 2003.



         Management believes that its Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property.


         DISTRIBUTIONS


         The Company declared and paid Distributions to its stockholders totaling $37.3 million, $8.2 million, $14.4 million, $1.5 million and $0.5 million during the nine months ended September 30, 2003 and 2002, and the years ended December 31, 2002, 2001 and 2000, respectively using cash from operating activities from current and prior periods. On October 1, November 1, and December 1, 2003, the Company declared Distributions to stockholders of record on October 1, November 1, and December 1, 2003, respectively, of $0.0589, $0.0589 and $0.0592, respectively, per Share of Common Stock. These Distributions are payable by December 31, 2003.



         For the nine months ended September 30, 2003 and 2002, and the years ended December 31, 2002, 2001 and 2000, approximately 80%, 50%, 65%, 65% and 54%, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 20%, 50%, 35%, 35% and 46%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the nine months ended September 30, 2003 and 2002, and the years ended December 31, 2002, 2001, and 2000, were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Generally the Company is required to distribute annually 90% of its real estate investment trust taxable income. In determining the amount of Distributions, management considers the amount of cash from operations, funds from operations and the general economic condition of the Company. The Company intends to continue to declare Distributions of cash available for such purpose to the stockholders on a monthly basis, payable quarterly.


         RELATED PARTY TRANSACTIONS


         Certain Directors and officers of the Company hold similar positions with the Advisor, the parent of the Advisor and the Managing Dealer, CNL Securities Corp. A Director of the Company indirectly owns a controlling interest in the parent of the Advisor. These affiliates receive fees and compensation in connection with the offerings, and the acquisition, management and sale of the assets of the Company.



         CNL Securities Corp. receives Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares for services in connection with the Company's prior offerings. During the nine months ended September 30, 2003, and the years ended December 31, 2002, 2001 and 2000, the Company incurred $53.3 million, $27.8 million, $4.5 million and $0.5 million, respectively of such fees, the majority of which were or will be reallowed to other broker-dealers.



         In addition, CNL Securities Corp. is entitled to receive a marketing support fee equal to 0.5% of the total amount raised from the sale of Shares from the Company's prior offerings. During the nine months ended September 30, 2003, and the years ended December 31, 2002, 2001 and 2000, the Company incurred $3.6 million, $1.9 million, $0.3 million and $32,456, respectively of such fees, the majority of which were reallowed to other broker-dealers.



         CNL Securities Corp. will also receive, in connection with the 2000 Offering, a soliciting dealer servicing fee payable annually by the Company beginning on December 31, 2003, in an amount equal to 0.20% of the aggregate investment of stockholders who purchased shares in the 2000 Offering. CNL Securities Corp. in turn may reallow all or a portion of such fees to soliciting dealers whose clients hold shares on such date. As of September 30, 2003, no such fees had been incurred.



         The Advisor receives Acquisition Fees for services in identifying Properties and structuring the terms of the Company's leases and Mortgage Loans equal to 4.5% of Total Proceeds. In addition, if there is a Listing, the Advisor will receive an Acquisition Fee of 4.5% of amounts outstanding on a line of credit, if any, at the time of the Listing. During the nine months ended September 30, 2003, the Company incurred $40.9 million of such fees, including $8.9 million of Acquisition Fees on Permanent Financing. In addition, during the years ended December 31, 2002, 2001 and 2000, the Company incurred $18.7 million, $2.7 million and $0.3 million, respectively, of such fees. Such fees are included in other assets prior to being allocated to individual Properties.



         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of 0.05% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. During the nine months ended September 30, 2003, and the years ended December 31, 2002, 2001 and 2000, the Company incurred $2.6 million, $0.8 million, $93,219 and $55,396, respectively, of such fees.



         During the years ended December 31, 2002, 2001 and 2000, Affiliates incurred on behalf of the Company $5.6 million, $1.6 million, and $0.4 million, respectively, for certain Offering Expenses and due diligence expense reimbursements. In addition, during the years ended December 31, 2002, 2001 and 2000, Affiliates incurred on behalf of the Company $0.5 million, $0.4 million, and $0.1 million, respectively, for certain Acquisition Expenses and $0.6 million, $0.2 million and $0.2 million, respectively, for certain Operating Expenses. As of December 31, 2002 and 2001, the Company owed Affiliates $0.3 million and $1.8 million, respectively, for such amounts and unpaid fees and administrative expenses. Offering Expenses paid by the Company together with Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company will not exceed 13% of the proceeds raised in connection with the offerings.



         The Company incurs operating expenses relating to its administration. Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of 2% of average invested assets or 25% of net income (the "Expense Cap"). During the Expense Years ended June 30, 2001 and June 30, 2000, operating expenses exceeded the Expense Cap by $145,015 and $213,886, respectively; therefore, the Advisor reimbursed the Company such amounts in accordance with the Advisory Agreement. The Company's Operating Expenses did not exceed the Expense Cap in the Expense Year ended September 30, 2003 or in any other Expense Years during the years ended December 31, 2002, 2001 and 2000.



         CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). CCM made the arrangements for the $23.5 million commercial paper loan described in Note 7 to the Interim Unaudited Condensed Consolidated Financial Statements of the Company included in the Financial Information commencing on page F-1. Prior to August 18, 2003, the monthly interest payments due under the loan included a margin of 30 basis points payable to CCM for the monthly services it provides related to the administration of the loan. From its origination in June 2002, the loan was a commercial paper backed loan with an interest rate at the commercial paper rate as determined by market demand plus a margin of 1.86 percent that was inclusive of liquidity fees and administrative costs. CCM was paid $0.2 million and $0.1 million during the nine months ended September 30, 2003 and 2002, respectively, related to these services. On August 18, 2003, the loan converted from a commercial paper loan to a direct loan with a third party commercial lender. The direct loan bears interest at 30-day LIBOR plus 262 basis points with interest payable monthly.



         The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors, and are stockholders. The amounts deposited with this bank were $15.9 million, $5.7 million and $3 million at September 30, 2003 and December 31, 2002 and 2001, respectively.



         On May 30, 2002, the Company acquired a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. During the nine months ended September 30, 2003 and the year ended December 31, 2002, the Company received $89,000 and $190,922, respectively, in distributions from the partnership.



         In March 2003, the Advisor's parent company purchased a 30 percent voting membership interest in a limited liability company, which is affiliated with eight of the Company's tenants that leased 69 of the 119 Properties that the Company had acquired as of December 1, 2003. In addition, six of these eight tenants contributed 34.6 percent of total rental income from operating leases and earned income from investments in direct financing leases during the nine months ended September 30, 2003.


         The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting;

due diligence and marketing; and investor relations (including administrative services in connection with the offerings). The expenses incurred for these services were classified as follows (in thousands):



                                                                                          Year ended           Year ended
                                      Nine months ended         Nine months ended        December 31,         December 31,
                                      September 30, 2003        September 30, 2002           2002                 2001
                                      ------------------        ------------------       ------------         -------------
Stock issuance costs                      $   3,442                  $  2,068              $  2,941              $  770

Investment Properties on
operating leases and other
assets                                           --                        20                    25                  37
General operating and
administrative expenses                         941                       351                   565                 200
                                          ---------                  --------              --------              ------
                                          $   4,383                  $  2,439              $  3,531              $1,007
                                          =========                  ========              ========              ======



         Amounts due to related parties consisted of the following at (in thousands):



                                                                    September 30,              December 31,
                                                                        2003                       2002
                                                                    -------------              ------------
Due to the Advisor and its Affiliates:
  Expenditures incurred for offering expenses on behalf
     of the Company                                                   $      173                 $       1
  Accounting and administrative services                                     220                        76
  Acquisition Fees and miscellaneous Acquisition
     Expenses                                                                436                       126
                                                                      ----------                 ---------
                                                                             829                       203
                                                                      ----------                 ---------

Due to CNL Securities Corp.:
  Commissions                                                                451                       145
  Marketing support fees and due diligence expense
     reimbursements                                                           45                        --
                                                                      ----------                 ---------
                                                                             496                       145
                                                                      ----------                 ---------
                                                                      $    1,325                 $     348
                                                                      ==========                 =========


         OTHER

         Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in this Prospectus. Management expects that the cash to be generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.

         CRITICAL ACCOUNTING POLICIES

         The Company's leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases" ("FAS 13"), and have been accounted for as either operating leases or direct financing leases. FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management has assumed that all payments to be received under its leases are collectible. Changes in management's estimates or assumption regarding collectibility of lease payments could result in a change in accounting for the lease at the inception of the lease.


         Acquisition Fees and miscellaneous acquisition costs that are directly identifiable with Properties that are probable of being acquired are capitalized and included in other assets. Upon the purchase of a Property, the fees and costs directly identifiable with that Property are reclassified to land, building, equipment and lease intangibles or to investment in direct financing leases. In the event a Property is not acquired or its acquisition is no longer considered probable, costs directly related to the Property will be charged to expense.



         Management reviews its Properties and loans for impairment or potential loss as events or circumstances indicate that the carrying amount of the assets may not be recoverable. Management compares the estimated future undiscounted cash flows, including the residual value of the Property or collateral, with the carrying cost of the individual asset. If impairment is indicated, the assets are adjusted to the estimated fair value.


RESULTS OF OPERATIONS


                  Comparison of the nine months ended September 30, 2003 and September 30, 2002


         REVENUES


         At September 30, 2003, the Company owned 92 Properties located in 27 states, including six Properties in various stages of development. Sixty-one of the Properties are subject to operating leases and generally provide for an initial term of 15 years (expiring between 2015 and 2018). The operating leases generally provide options that allow the tenants to renew the leases from 5 to 25 successive years subject to the same terms and conditions as the initial leases. Thirty of the Properties are subject to direct financing leases with terms ranging from 10 years or 35 years (expiring between 2013 and 2038). The remaining Property is a parcel of land currently in a pre-construction phase with planned development for a Retirement Facility. Upon completion of the development, the Company expects to enter into a long-term lease agreement with an operator of the Retirement Facility to operate and manage the Property.



         The Property leases provide for minimum annual base rent, generally payable in monthly installments. In addition, the leases provide that the minimum annual base rent required under the leases will increase at pre-determined intervals (generally on an annual basis). In addition to minimum annual base rent, certain leases require the payment of contingent rent if certain operating performance or occupancy rate thresholds, as defined in the lease agreements, are achieved by the Properties. For the nine months ended September 30, 2003 and 2002, the Company earned $56.6 million and $8.2 million, respectively, in rental income from its Properties under operating leases and earned income from its Properties subject to direct financing leases ($24.4 million and $3.9 million of which was earned during the quarters ended September 30, 2003 and 2002, respectively). The Company also earned $1.5 million and $0.1 million in FF&E reserve income during the nine months ended September 30, 2003 and 2002, respectively ($0.6 million and $69,000 of which was earned during the quarters ended September 30, 2003 and 2002, respectively). The increase in rental and FF&E reserve income was due to the Company owning 92 Properties during the nine months ended September 30, 2003 as compared to 22 Properties during the nine months ended September 30, 2002. Because 55 Properties were owned for only a portion of the nine months ended September 30, 2003 and additional Property acquisitions are expected to occur, rental income from operating leases, earned income from direct financing leases and FF&E reserve income are expected to increase in subsequent periods.



         During the nine months ended September 30, 2003 and 2002, the Company also earned $1.1 million and $1.3 million, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments ($0.5 million and $0.8 million of which was earned during the quarters ended September 30, 2003 and 2002, respectively). Although the average amount invested in short-term investments increased during the nine months ended September 30, 2003, as compared to the nine months ended September 30, 2002, interest income decreased due to a decrease in interest rates earned on the short-term investments. Interest income is expected to increase as the Company invests offering proceeds received in the future in highly liquid investments pending investment in Properties and Mortgage Loans. However, as net offering proceeds are used to invest in Properties and make Mortgage Loans, the percentage of the Company's total revenues earned from interest income from investments in money market accounts or other short term, highly liquid investments is expected to decrease. Interest income related to notes and other receivables for the nine months ended September 30, 2003, was approximately $0.1 million.

         The following unaudited condensed pro forma information assumes that the Properties owned as of September 30, 2003, were owned on January 1, 2002. Additionally, it assumes that the effect of the sale of the Company's common stock and assumption or issuance of mortgage debt had occurred on January 1, 2002, (in thousands):



                                                                       For the Nine Months ended
                                                                              September 30,
                                                                      ---------------------------
                                                                         2003            2002
                                                                      ----------       ---------
Revenues                                                              $  103,111       $ 100,903
Expenses                                                                  41,837          38,298
Net earnings                                                              61,303          62,770
Basic and diluted earnings per share                                        0.57            0.63

Weighted average number of common shares
outstanding - basic and diluted                                          107,246          99,561


         MAJOR OPERATORS AND TENANTS


         At September 30, 2003, 70 of the 92 Properties owned by the Company were operated by Sunrise Senior Living Services, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc., formerly known as Sunrise Assisted Living, Inc. ("Sunrise"). The 70 Properties include 41 Properties that were previously operated by Marriott Senior Living Services, Inc. In a press release dated March 31, 2003, Sunrise announced it had acquired all of the outstanding stock of Marriott Senior Living Services, Inc. When the stock sale was completed, the long-term management agreements, which the Company's tenants had entered into with Marriott Senior Living Services, Inc., were assumed by Sunrise Senior Living Services, Inc. Additionally, five Properties owned by the Company as of September 30, 2003 are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise. Upon completion of each development, each Property will be operated by Sunrise Senior Living Services, Inc. Four additional operators manage the remaining 17 Properties owned by the Company as of September 30, 2003.



         Ninety-one of the Company's Properties owned as of September 30, 2003, are leased to 12 tenants, five of which individually contributed between 10 % and 21 % (an aggregate of 67.8 %) of the Company's total rental income from operating leases and earned income from direct financing leases for the nine months ended September 30, 2003. The remaining Property owned by the Company as of September 30, 2003, is a parcel of land on which a retirement facility is being constructed.



         To mitigate credit risk, certain leases are combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in the portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio. In addition, certain portfolios contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. In addition, as of September 30, 2003, the Company had approximately $8.0 million in security deposits related to certain Properties as well as the guarantees described below.



         In connection with five Properties previously operated by Marriott Senior Living Services, Inc., Marriott International, Inc., with certain limitations, remains as guarantor of the tenant's obligation to pay minimum rent due under the leases up to a maximum of $5.9 million. As of December 1, 2003, Marriott International, Inc.`s remaining guarantee is $2.6 million.



         Marriott International, Inc. had also guaranteed a tenant's obligation to pay minimum rent due under a lease for a Property formerly operated by Marriott Senior Living Services, Inc., up to a maximum of $2.8 million. As of December 1, 2003, Sunrise Senior Living Services, Inc. had assumed this obligation and remains liable for the guarantee balance of $0.8 million.



         An affiliate of Prime Care Properties, LLC has guaranteed the tenants' obligations to pay minimum rent due under 11 leases up to a maximum of $2.0 million. As of December 1, 2003, the guarantee had been fully drawn, and therefore, the guarantee is no longer in effect. An affiliate of Prime Care Properties, LLC has also guaranteed two tenants' obligations to pay minimum rent due under an additional lease up to a maximum of $0.5 million. As of

December 1, 2003, an affiliate of Prime Care Properties, LLC remained liable for the remaining guarantee balance of $0.3 million.



         In connection with the purchase of five Properties that are in various stages of development and are being developed by Sunrise Development, Inc., Sunrise Senior Living Services, Inc. has guaranteed the tenants' obligations to pay minimum rent and the FF&E reserve due under the leases from the date of acquisition until the latter of (i) 30 months or (ii) 18 months after the final development date.



         In connection with eight Properties leased to wholly owned subsidiaries of American Retirement Corporation ("ARC"), ARC has unconditionally guaranteed all of the tenants' obligations under the terms of the leases, including the payment of minimum rent.



         Although the Company acquires Properties located in various states and regions and carefully screens its tenants in order to reduce risks of default, failure of these tenants, their guarantors or the Sunrise brand would significantly impact the results of operations of the Company. It is expected that the percentage of total rental income contributed by these tenants will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.


         EXPENSES


         Operating expenses were $22.0 million and $4.4 million for the nine months ended September 30, 2003 and 2002, respectively ($9.8 million and $2.1 million for the quarters ended September 30, 2003 and 2002, respectively). Operating expenses for the nine months ended September 30, 2003, increased as a result of the Company incurring asset management fees, general operating and administrative expenses and depreciation and amortization expense relating to the Company owning 55 additional Properties. In addition, interest expense increased for the quarter and nine months ended September 30, 2003, as a result of the Company increasing the average amount of debt outstanding as compared to the same period in the prior year, offset partially by a decrease in interest rates. The dollar amount of operating expenses is expected to increase as the Company acquires additional Properties, invests in Mortgage Loans, obtains permanent financing and draws funds on its revolving line of credit. However, general and administrative expenses as a percentage of total revenues are expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans.


      COMPARISON OF THE YEAR ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001

         Net earnings for the year ended December 31, 2002 totaled $11,371,856 or $0.52 per Share of Common Stock. This compares to net earnings of $915,965 or $0.38 per Share of Common Stock for the corresponding period in 2001. This increase in net earnings per Share is the result of the various factors described below.

         As of December 31, 2002 and 2001, the Company owned 37 Properties, including one Property under development, and three Properties, respectively. The Company has entered into long-term, triple-net lease agreements relating to 36 and three of these Properties in 2002 and 2001, respectively. The leases provide for minimum annual base rent generally payable in monthly installments. The leases also require minimum annual base rents to increase at predetermined intervals during the lease terms. In addition to annual base rent, substantially all of the leases require the payment of contingent rent computed as a percentage of gross revenues of the Property above specified thresholds.

         For the years ended December 31, 2002 and 2001, the Company earned $16,777,611 and $1,725,018, respectively, in rental income from its Properties under operating leases and earned income from its Properties subject to direct financing leases. The Company also earned $153,454 and $39,199 in FF&E Reserve income during the years ended December 31, 2002 and 2001, respectively. The increase in rental and FF&E Reserve income was due to the Company owning 36 Properties subject to lease agreements during the year ended December 31, 2002, as compared to three Properties during the year ended December 31, 2001. Because the majority of the Properties were owned for only a portion of 2002 and additional Property acquisitions are expected to occur, results of operations are not expected to be indicative of future periods and rental income from operating leases, earned income from direct financing leases and FF&E Reserve income are expected to increase in subsequent periods.

         Of the 36 Properties subject to lease agreements, 35 of these Properties were leased to affiliates or wholly owned subsidiaries of ARC, HRA Management Corporation or Prime Care Properties, LLC and contributed 95.6% of the Company's total rental income during the year ended December 31, 2002. Six of these Properties were operated under the ARC brand and 29 Properties were operated by Marriott Senior Living Services, Inc., a subsidiary of Marriott International, Inc. To mitigate credit risk, certain leases are combined into portfolios that contain cross-default and pooling terms. For certain Properties, the Company also required security deposits, guarantees from the tenant's parent company or additional cash reserve accounts to be held at the tenant level. Although the Company acquires Properties located in various states and regions and carefully screens its tenants in order to reduce risk of default, failure of these lessees, their guarantors or the ARC or Sunrise (formerly Marriott) brand chains would significantly impact the results of operations of the Company. It is expected that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

         During the years ended December 31, 2002 and 2001, the Company also earned $1,913,205 and $135,402, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments. Interest income increased during the year ended December 31, 2002, as compared to the year ended December 31, 2001, due to the Company having a larger amount of offering proceeds temporarily invested pending the acquisition of Properties. As net offering proceeds are used to invest in Properties and make Mortgage Loans, the percentage of the Company's total revenues earned from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease. Included in interest income for the year ended December 31, 2002, was approximately $191,200 in interest income related to notes receivable.

         Operating expenses, including interest expense and depreciation and amortization expense, were $7,052,564 and $983,654 for the years ended December 31, 2002 and 2001, respectively (37.4% and 51.8%, respectively, of total revenues). The increase in operating expenses during the year ended December 31, 2002, as compared to 2001, was the result of the Company owning 37 Properties during the 2002 compared to the three Properties in 2001. Additionally, interest expense increased from $105,056 for the year ended December 31, 2001 to $1,408,611 for the year ended December 31, 2002, as a result of the Company entering into additional borrowing in 2002.


         Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which total Operating Expenses paid or incurred by the Company exceed in any four consecutive quarters the Expense Cap. During the four quarters ended June 30, 2001, the Company's Operating Expenses totaled $439,456, exceeding the Expense Cap by $145,015; therefore the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement. The Company's Operating Expenses did not exceed the Expense Cap for any other Expense Years during the years ended December 31, 2002 and 2001.


         The dollar amount of operating expenses is expected to increase as the Company acquires additional Properties and invests in Mortgage Loans. However, general operating and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans.

         In May 2002, a joint venture in which the Company owned a 76.75% equity interest, purchased five Properties. The 23.25% minority interest in this joint venture was held by Marriott Senior Living Services, Inc. until December 20, 2002, when the Company purchased the 23.25% minority interest. Prior to December 20, 2002, each joint venture partner shared in the costs and benefits of the joint venture in proportion to its percentage equity interest. The minority interest in earnings of the consolidated joint venture was $433,012 for the year ended December 31, 2002.

  COMPARISON OF THE YEAR ENDED DECEMBER 31, 2001 TO THE YEAR ENDED DECEMBER 31,
                                      2000

         As of December 31, 2001 and 2000, the Company owned three Properties and one Property, respectively, consisting of land, buildings and equipment, and had entered into long-term, triple-net lease agreements relating to these Properties. The leases provide for minimum annual base rent ranging from approximately $991,000 to $1,350,000, which is generally payable in monthly installments. In addition, the leases also provide that the annual base rent required under the terms of the leases will increase at predetermined intervals. In addition to annual base rent, tenants pay contingent rent computed as a percentage of gross sales of the Property. The Company's lease for the Orland Park Property also required the establishment of an FF&E Reserve. The FF&E Reserve established for the Orland Park Property has been reported as additional rent for the years ended December 31, 2001 and 2000.

         During the years ended December 31, 2001 and 2000, the Company earned rental income from operating leases and FF&E Reserve revenue of $1,764,217 and $981,672, respectively. The increase in rental income and

FF&E Reserve income is due to the Company owning three Properties during the year ended December 31, 2001, as compared to one Property during the year ended December 31, 2000. In addition, the Orland Park Property was owned for only a portion of 2000, compared to a full year in 2001.

         During the years ended December 31, 2001 and 2000, the Company earned $135,402 and $103,058, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments and other income. The increase in interest income was primarily attributable to an increase in the dollar amount invested in short-term, liquid investments and the period of time the funds were invested pending investment in Properties, as compared to 2000.

         Operating expenses, including interest expense and depreciation and amortization expense, were $983,654 and $859,952 for the years ended December 31, 2001 and 2000, respectively. The increase in operating expenses during the year ended December 31, 2001, as compared to 2000, was partially the result of the Company owning three Properties during 2001, compared to one Property in 2000. Additionally, general operating and administrative expenses increased as a result of Company growth. Interest expense decreased from $367,374 for the year ended December 31, 2000 to $105,056 for the year ended December 31, 2001. The decrease in interest expense was a result of the Company repaying the amounts outstanding under its line of credit during the year ended December 31, 2001.


         Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred exceed the Expense Cap in an Expense Year. During the Expense Years ended June 30, 2001 and 2000, the Company's Operating Expenses totaled $439,456 and $287,084, respectively, exceeding the Expense Cap by $145,015 and $213,886, respectively; therefore, the Advisor has reimbursed the Company such amounts in accordance with the Advisory Agreement. The Company's Operating Expenses did not exceed the Expense Cap in any other Expense Years during the years ended December 31, 2001 and 2000.


         NEW ACCOUNTING STANDARDS


         In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities," to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities (more commonly referred to as special-purpose entities or off-balance sheet structures), FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003 and to older entities in the first fiscal year or interim period ending after December 15, 2003. The consolidation of these entities, if required, is not expected to have a significant effect on the Company's financial position nor results of operations.



         In May 2003, the FASB issued Statement of Financial Accounting Standard No. 150 ("SFAS 150"), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 requires issuers to classify certain financial instruments as liabilities (or assets in some circumstances) that previously were classified as equity. Financial instruments covered by SFAS 150 include shares that are mandatorily redeemable, and other financial instruments that contain obligations to repurchase outstanding shares or contain conditional obligations that require settlement by issuance of a variable number of that issuer's shares. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003, except for the provisions related to the mandatorily redeemable non-controlling interests. On October 29, 2003, the FASB delayed the effective date of the implementation of the provisions that relate to the mandatorily redeemable non-controlling interests. The Company does not expect the adoption of this statement to have a significant impact on the financial position or results of operations of the Company.


         OTHER

         The Company has elected, pursuant to Internal Revenue Code Section 856(c)(1), to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's net earnings. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the years ended December 31, 2002, 2001 and 2000. In addition, the Company intends to continue to operate the Company so as to remain qualified and a REIT for federal income tax purposes.


         The Company's current leases are, and it is anticipated that future leases will be, triple-net leases (with the exception of leases for medical office buildings, as described in the section of the Prospectus titled "Business--Description of Property Leases") and contain provisions that management believes will mitigate the effect of inflation. Such provisions will include clauses requiring the payment of percentage rent based on certain gross sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Management expects that increases in gross sales volumes due to inflation and real sales growth should result in an increase in rental income over time. Continued inflation also may cause capital appreciation of the Company's Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the Properties and on potential capital appreciation of the Properties.


         Management of the Company currently knows of no trends that will have a material adverse effect on liquidity, capital resources or results of operations.

STATEMENT REGARDING FORWARD LOOKING INFORMATION

         The preceding information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under the Company's line of credit, continued availability of proceeds from the Company's offerings, the ability of the Company to obtain Permanent Financing on satisfactory terms, the ability of the Company to continue to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

                                   MANAGEMENT

GENERAL

         The Company will operate under the direction of the Board of Directors, the members of which are accountable to the Company as fiduciaries. As required by applicable regulations, a majority of the Independent Directors and a majority of the Directors have reviewed and ratified the Articles of Incorporation and have adopted the Bylaws.


         The Company currently has five Directors; it may have no fewer than three Directors and no more than 15. Directors will be elected annually, and each Director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a Director may be elected to office. Although the number of Directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent Director.


         Any Director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the Shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director shall be removed.

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

         The Board of Directors is responsible for the management and control of the affairs of the Company; however, the Board of Directors has retained the Advisor to manage the Company's day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the Board of Directors.

         The Directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The Board of Directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the Directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the Directors will rely heavily on the Advisor. In this regard, the Advisor, in addition to the Directors, has a fiduciary duty to the Company.

         The Directors will establish written policies on investments and borrowings and monitor the administrative procedures, investment operations, and performance of the Company and the Advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the Directors, the Company will follow the policies on investments set forth in this Prospectus. See "Investment Objectives and Policies."

         The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the total fees and expenses of the Company are reasonable in light of the Company's investment performance, Net Assets, Net Income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. For purposes of this determination, Net Assets are the Company's total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the Board of Directors. In addition, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Board of Directors also will be responsible for reviewing and evaluating the performance of the Advisor before entering into or renewing an advisory agreement. The Independent Directors shall determine from time to time and at least annually that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of the Advisor and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's investments, the success of the Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the Board of Directors. The Board of Directors shall determine that any successor Advisor possesses sufficient qualifications to (i) perform the advisory function for the Company and (ii) justify the compensation provided for in its contract with the Company.

         The liability of the officers and Directors while serving in such capacity is limited in accordance with the Articles of Incorporation and applicable law. See "Summary of the Articles of Incorporation and Bylaws -- Limitation of Liability and Indemnification."

DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company are listed below:


          Name                     Age                      Position with the Company
          ----                     ---                      -------------------------
James M. Seneff, Jr.               57         Director and Chairman of the Board
Robert A. Bourne                   56         Director, Vice Chairman of the Board and Treasurer
David W. Dunbar                    51         Independent Director
James W. Duncan, Jr.               51         Independent Director
Edward A. Moses                    61         Independent Director
Thomas J. Hutchison III            62         Chief Executive Officer and President
Phillip M. Anderson, Jr.           44         Chief Operating Officer and Executive Vice President
Stuart J. Beebe                    45         Chief Financial Officer and Executive Vice President
Marcel Verbaas                     34         Chief Investment Officer and Senior Vice President
Lynn E. Rose                       55         Secretary



         JAMES M. SENEFF, JR. Director and Chairman of the Board. Mr. Seneff also is a director and Chairman of the Board of CNL Retirement Corp., the Advisor to the Company. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. and its subsidiaries since CNL's formation in 1973. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., CNL Retirement Corp., CNL Capital Markets, Inc., CNL Investment Company and CNL Securities Corp., the Managing Dealer in this offering. CNL and the entities it has established have more than $8 billion in assets, representing interests in over 3,000 properties in 49 states. Mr. Seneff also serves as a director and Chairman of the Board of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, and serves as a director, Chairman of the Board and Co-Chief Executive Officer of CNL Hospitality Corp., its advisor, and CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hospitality Properties, Inc. Mr. Seneff served as Chief Executive Officer of the Company from inception through February 14, 2003 and he served as co-Chief Executive Officer from February 14, 2003 through May 1, 2003. Since 1992, Mr. Seneff has served as a director, Chairman of the Board and Chief Executive Officer of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange. In addition, he has served as a director and Chairman of the Board since inception in 1994, served as Chief Executive Officer from 1994 through August 1999 and co-Chief Executive Officer from December 2000 through September 2003 of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.), a public, unlisted real estate investment trust. Mr. Seneff has also served as a director, Chairman of the Board and Chief Executive Officer of CNL Securities Corp. since 1979; CNL Investment Company since 1990; and CNL Institutional Advisors, a registered investment advisor for pension plans, since 1990. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the Chairman of the Board of CNLBank. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration is Florida's principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.


         ROBERT A. BOURNE. Director, Vice Chairman of the Board and Treasurer. Mr. Bourne also serves as a director, Vice Chairman of the Board and Treasurer of CNL Retirement Corp., the Advisor to the Company. Mr. Bourne served as the President of the Company and the Advisor from 1998 and 1997, respectively, to June 2002. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc.; a director, Vice Chairman of the Board and Treasurer of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust; as well as, a director, Vice Chairman of the Board and Treasurer of CNL Hospitality Corp., its advisor, and CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hospitality Properties, Inc. Mr. Bourne served as President of CNL Hospitality Properties, Inc. and CNL Hospitality Corp. from 1997 to June 2002, served as a director of CNL Hospitality Properties, Inc. from 1996 to February 2003, and served as President of CNL Hotel Investors, Inc. from 1999 to July 2002. Mr. Bourne also serves as a director of CNLBank. He serves as a director and Vice Chairman of the Board of Commercial Net Lease Realty, Inc., a public, real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as a director since inception in 1994, President from

1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board since February 1999, of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.), a public, unlisted real estate investment trust. Mr. Bourne also serves as a director, President and Treasurer for various affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL Securities Corp., the Managing Dealer for this offering, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. As President of CNL Financial Group, Inc., Mr. Bourne has overseen CNL's real estate and capital markets activities including the investment of over $3 billion in equity and the financing, acquisition, construction and leasing of restaurants, office buildings, apartment complexes, hotels, retirement properties and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.


         DAVID W. DUNBAR. Independent Director. Mr. Dunbar serves as chairman and chief executive officer of Peoples Florida Banking Corporation and its subsidiaries, Peoples Bank and Southern Mortgage Corporation, which he organized and founded in 1996. Mr. Dunbar is also a member of the board of trustees of Bay Care Health System, an alliance of ten non-profit hospitals in the Tampa Bay area, as well as chairman of the board of directors of Morton Plant Mease Health Care, Inc., an 841-bed, not-for-profit hospital system in Pinellas County, Florida. He is a former member of the board of directors of North Bay Hospital, a 122-bed facility and a former member of the board of directors of Morton Plant Mease Foundation. During 1994 and 1995, Mr. Dunbar was a member of the board of directors and an executive officer of Peoples State Bank. Mr. Dunbar was the chief executive officer of Republic Bank from 1981 through 1988 and from 1991 through 1993. From 1988 through 1991, Mr. Dunbar developed commercial and medical office buildings and, through a financial consulting company he founded, provided specialized lending services for real estate development clients, specialized construction litigation support for national insurance companies and strategic planning services for institutional clients. In 1990, Mr. Dunbar was the chief executive officer, developer and owner of a 60,000 square-foot medical office building located on the campus of Memorial Hospital in Tampa, Florida. Mr. Dunbar previously served as a member of the Florida Elections Commission, the body responsible for investigating and holding hearings regarding alleged violations of Florida's campaign finance laws. In addition, from 1990 to 2000, Mr. Dunbar served as the Governor's appointee to the State of Florida Taxation and Budget Reform Commission, a 25 member, blue ribbon commission established to review, study and make appropriate recommendations for changes to state tax laws. Mr. Dunbar began his professional career with Southeast Banking Corporation in Miami, from 1975 through 1981, serving as a regional vice president of commercial mortgage lending. Mr. Dunbar received a B.S. degree in Finance from Florida State University in 1975. He is also a 1977 graduate of the American Bankers Association National Commercial Lending School at the University of Oklahoma and a 1982 graduate of the School of Banking of the South at Louisiana State University.

         JAMES W. DUNCAN, JR. Independent Director. Mr. Duncan is the president of NavTrak, Inc., a mobile data and asset tracking company that provides a web-based system to track vehicles in commercial fleets. From 1994 through 2000, Mr. Duncan served as the president of The Latrobe Group, LLC, a private investment company. In addition, from 1994 through 2001, Mr. Duncan was a member of the board of governors for Opportunity International, a non-profit organization that provides entrepreneurs with access to capital and business training to start and expand small businesses. From 1985 through 1994, Mr. Duncan was co-chairman and president of PersonaCare, Inc., a company he co-founded that provided sub-acute, skilled nursing and assisted living care with 12 facilities located in six states. Prior to co-founding PersonaCare, Inc., Mr. Duncan was a partner in Duncan & Smick, a commercial real estate development firm. Mr. Duncan received a B.A. in Economics from Wheaton College in 1974 and a J.D. from the University of Maryland School of Law in 1978.

         EDWARD A. MOSES. Independent Director. Dr. Moses served as dean of the Roy E. Crummer Graduate School of Business at Rollins College from 1994 to 2000, and has served as a professor and the Bank of America professor of finance since 1989. As dean, Dr. Moses established a comprehensive program of executive education for health care management at the Roy E. Crummer Graduate School of Business. From 1985 to 1989 he served as dean and professor of finance at the University of North Florida. He has also served in academic and administrative positions at the University of Tulsa, Georgia State University and the University of Central Florida. Dr. Moses has written six textbooks in the fields of investments and corporate finance as well as numerous articles in leading business journals. He has held offices in a number of professional organizations, including president of the Southern Finance and Eastern Finance Associations, served on the board of the Southern Business Administration Association, and served as a consultant for major banks as well as a number of Fortune 500 companies. He currently serves as a faculty member in the Graduate School of Banking at Louisiana State University, and is a member of the board of directors of HTE, Inc. Dr. Moses received a B.S. in Accounting from the Wharton School at the University of Pennsylvania in 1965 and an M.B.A. in 1967 and a Ph.D. in Finance from the University of Georgia in 1971.


         THOMAS J. HUTCHISON III. Chief Executive Officer and President. Mr. Hutchison also serves as Chief Executive Officer, President and a director of CNL Retirement Corp., the Advisor of the Company. From 2000 to June 2002, Mr. Hutchison served as Executive Vice President of the Company and the Advisor. Mr. Hutchison serves as President and Chief Operating Officer of CNL Real Estate Services, Inc., which is the parent company of CNL Retirement Corp. and CNL Hospitality Corp. He also serves as the President and Chief Operating Officer of CNL Realty & Development Corp. In addition, Mr. Hutchison serves as President and Chief Executive Officer of CNL Hospitality Properties, Inc. and President, co-Chief Executive Officer and a director of CNL Hospitality Corp., its advisor. He also serves as President of CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hospitality Properties, Inc. From 2000 to June 2002, Mr. Hutchison served as Executive Vice President of CNL Hospitality Properties, Inc. and CNL Hospitality Corp. He served as Executive Vice President of CNL Hotel Investors, Inc. from 2000 to July 2002. Mr. Hutchison joined CNL Financial Group, Inc. in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and services industries. He currently serves on the board of directors of Restore Orlando, a nonprofit community volunteer organization. Prior to joining CNL, Mr. Hutchison was president and owner of numerous real estate services and development companies. From 1995 to 2000, he was chairman and chief executive officer of Atlantic Realty Services, Inc. and TJH Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed president and chief executive officer of General Development Corporation, a real estate community development company, where he assumed the day-to-day management of the $2.6 billion NYSE-listed company entering reorganization. From 1986 to 1990, he was the chairman and chief executive officer of a number of real estate-related companies engaged in the master planning and land acquisition of forty residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the president and chief executive officer of Murdock Development Corporation and Murdock Investment Corporation, as well as Murdock's nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison was educated at Purdue University and the University of Maryland Business School.


         PHILLIP M. ANDERSON, JR. Chief Operating Officer and Executive Vice President. Mr. Anderson joined CNL Retirement Corp. in January 1999 and is responsible for the planning and implementation of CNL's interest in the health care industry investments, including acquisitions, development, project analysis and due diligence. He also currently serves as the Chief Operating Officer of both CNL Retirement Corp., the Company's Advisor, and of CNL Retirement Development Corp. From 1987 through 1998, Mr. Anderson was employed by Classic Residence by Hyatt. Classic Residence by Hyatt ("Classic") is affiliated with Hyatt Hotels and Chicago's Pritzker family. Classic acquires, develops, owns and operates seniors' housing, assisted living, skilled nursing and Alzheimer's facilities throughout the United States. Mr. Anderson's responsibilities grew from overseeing construction of Classic's first properties to acquiring and developing new properties. Mr. Anderson also served on Classic's Executive Committee charged with the responsibility of monitoring performance of existing properties and development projects. Mr. Anderson has been a member of the American Senior Housing Association since 1994 and currently serves on the executive board and insurance committee. In addition, Mr. Anderson serves on the board of directors of the National Investment Center for Senior Housing and Care Industries and also serves as an advisory board member to Westminister Retirement Communities, a not-for-profit operator of continuing care communities. He graduated from the Georgia Institute of Technology in 1982, where he received a B.S. in Civil Engineering, with honors.


         STUART J. BEEBE. Chief Financial Officer and Executive Vice President. Mr. Beebe also serves as Chief Financial Officer and Executive Vice President of CNL Retirement Corp., the Advisor to the Company. Mr. Beebe oversees all financial accounting and reporting matters related to the Companies' activities. He also works closely with other senior management in the development and execution of the Companies' business strategy. Prior to joining CNL in December of 1997, Mr. Beebe spent 15 years with Lincoln Property Company, one of the largest, privately held, commercial real estate firms in the country. As senior vice president, Mr. Beebe oversaw the operations of Lincoln's Florida Region, with a direct focus on development and acquisition activities. He also participated in the daily administration of all real estate assets in the region, including project financing and construction, leasing and marketing activities, property and asset management and dispositions. Before joining Lincoln, Mr. Beebe worked for KPMG Peat Marwick as a Certified Public Accountant, specializing in the real estate, banking and natural resources industries. Mr. Beebe received a B.A. in Accounting from Baylor University in 1981. He is a Certified Public Accountant and a Licensed Real Estate Broker in the State of Florida. He is also an active member of the National Association of Real Estate Investment Trusts(R), the National Association of Industrial Office Properties and the Urban Land Institute.


         MARCEL VERBAAS. Chief Investment Officer and Senior Vice President. Mr. Verbaas also serves as Chief Investment Officer and Senior Vice President of CNL Retirement Corp., the Advisor to the Company. Mr. Verbaas previously served as Senior Vice President of Structured Investments for CNL Hospitality Corp. from August 2000 through July 2003. Prior to joining CNL, he served as director of corporate finance for Stormont Trice Development Corporation, a private hotel development company with substantial expertise in public-private ventures, from July 1998 to August 2000. His responsibilities included the negotiation of all debt and equity investments for development projects, as well as the analysis of development and acquisition opportunities. Mr. Verbaas acquired extensive real estate finance expertise through various originations and underwriting positions with GE Capital Corp. and Ocwen Financial Corp. During his tenure at Ocwen Financial Corp., he assisted in the formation of its affiliated REIT. While he originated, structured and underwrote transactions in all types of commercial real estate, Mr. Verbaas primarily focused on providing financing in the hospitality industry. A native of The Netherlands, Mr. Verbaas received a master's degree in business economics from Erasmus University of Rotterdam, The Netherlands.


         LYNN E. ROSE. Secretary. Ms. Rose served as Treasurer of the Company from 1998 through August 2001. Ms. Rose also serves as Secretary of CNL Retirement Corp., the Advisor to the Company, and as Secretary of the subsidiaries of the Company. Ms. Rose served as Treasurer and a director of CNL Retirement Corp. from 1997 through June 2001. Ms. Rose is Secretary of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, and serves as Secretary of its subsidiaries. Ms. Rose served as Treasurer of CNL Hospitality Properties, Inc. from 1996 through September 2001. In addition, she serves as Secretary of CNL Hospitality Corp., its advisor, and served as Treasurer and a director from 1997 through June 2001. Ms. Rose also serves as Secretary of CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hospitality Properties, Inc., and served as Treasurer from 1999 through June 2001. Ms. Rose served as Secretary of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.), a public, unlisted real estate investment trust, from 1994 through August 1999, and served as Treasurer from 1994 through February 1999. Ms. Rose, a certified public accountant, has served as Secretary of CNL Financial Group, Inc. since 1987, its Controller from 1987 to 1993 and its Chief Financial Officer from 1993 to present. She also serves as Secretary of the subsidiaries of CNL Financial Group, Inc. and holds other offices in the subsidiaries. In addition, she serves as Secretary for approximately 75 additional corporations affiliated with CNL Financial Group, Inc. and its subsidiaries. Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. Ms. Rose oversees the tax compliance for over 500 corporations, partnerships and joint ventures, and the accounting and financial reporting for CNL Holdings, Inc. and its subsidiaries. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

INDEPENDENT DIRECTORS

         Under the Articles of Incorporation, a majority of the Board of Directors must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. The Independent Directors shall nominate replacements for vacancies in the Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any present business or professional relationship with, serve as an officer or director of the Advisor or its Affiliates, or serve as a director of more than three REITs advised by the Advisor or its Affiliates. Except to carry out the responsibilities of a Director, an Independent Director may not perform material services for the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The Audit Committee makes recommendations to the Board of Directors in accordance with those of the independent accountants of the Company. The Board of Directors shall review with such accounting firm the scope of the audit and the results of the audit upon its completion.

         At such time, as necessary, the Company will form a Compensation Committee, the members of which will be selected by the full Board of Directors each year.

         At least a majority of the members of each committee of the Company's Board of Directors must be Independent Directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS


         Each Director is entitled to receive $12,000 annually for serving on the Board of Directors, as well as fees of $1,000 per meeting of the Board of Directors attended ($500 for each telephonic meeting of the Board of Directors in which the Director participates). Each Director is entitled to receive $1,000 (or $1,500, in the case of the Chairman of the Audit Committee) per Audit Committee meeting attended or telephonic Audit Committee meeting in which the Director participates. In addition, each Director is entitled to receive $750 (or $1,000, in the case of the chairman of any committee) per meeting of any other committee of the Board of Directors attended or telephonic meeting of any such committee in which the Director participates. Directors that are members of a special committee are entitled to receive fees of $1,000 per day for service as representatives of such special committee in lieu of the above compensation (to the extent that such Directors devote in excess of three hours on such day to matters relating to such special committee). In addition to the above compensation, the Chairman of the Audit Committee shall be entitled to receive a fee of $1,500 per meeting attended or telephonic meeting in which such Chairman participates with the Company's independent accountants as a representative of the Audit Committee. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.


MANAGEMENT COMPENSATION


         For a description of the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and reimbursements to be paid directly or indirectly by the Company to the Advisor, Managing Dealer, and their Affiliates, see "Management Compensation."


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         CNL Retirement Corp. is a Florida corporation organized in July 1997 to provide management, advisory and administrative services. The Company originally entered into the Advisory Agreement with the Advisor effective September 15, 1998. CNL Retirement Corp., as Advisor, has a fiduciary responsibility to the Company and the stockholders.

         The directors and executive officers of the Advisor are as follows:


James M. Seneff, Jr.              Chairman of the Board and Director
Robert A. Bourne                  Vice Chairman of the Board, Treasurer and Director
Thomas J. Hutchison III           Chief Executive Officer, President and Director
Phillip M. Anderson, Jr.          Chief Operating Officer and Executive Vice President
Stuart J. Beebe                   Chief Financial Officer and Executive Vice President
Marcel Verbaas                    Chief Investment Officer and Senior Vice President
Lynn E. Rose                      Secretary


         The backgrounds of these individuals are described above under "Management -- Directors and Executive Officers."

         Management anticipates that any transaction by which the Company would become self-advised would be submitted to the stockholders for approval.

         The Advisor currently owns 20,000 Shares of Common Stock (the "Initial Investment"). The Advisor may not sell the Initial Investment while the Advisory Agreement is in effect, although the Advisor may transfer the Initial Investment to Affiliates. Neither the Advisor, a Director, or any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of the Advisor, Directors or any of their Affiliates, or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares of

Common Stock necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any Shares of Common Stock owned by any of them will not be included.

THE ADVISORY AGREEMENT

         Under the terms of the Advisory Agreement, the Advisor has responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Board of Directors, manages the Company's Properties and Mortgage Loans, administers the Company's Secured Equipment Lease program and renders other services as the Board of Directors deems appropriate. The Advisor is subject to the supervision of the Company's Board of Directors and has only such functions as are delegated to it.


         The Company will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to the Company, including, but not limited to: (i) Offering Expenses, which are defined to include expenses attributable to preparing the documents relating to this offering, qualification of the Shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the Shares; (ii) advertising expenses, expense reimbursements, and legal and accounting fees; (iii) the actual cost of goods and materials used by the Company and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities; (iv) administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location); (v) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of Properties, for goods and services provided by the Advisor at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location; and (vi) expenses related to negotiating and servicing the Mortgage Loans and Secured Equipment Leases.


         The Company shall not reimburse the Advisor at the end of any fiscal quarter for Operating Expenses that, in any Expense Year, exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor shall reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed the 2%/25% Guidelines.

         The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

         Pursuant to the Advisory Agreement, the Advisor is entitled to receive fees and reimbursements, as listed in "Management Compensation." The Subordinated Incentive Fee payable to the Advisor under certain circumstances if Listing occurs may be paid, at the option of the Company, in cash, in Shares, by delivery of a promissory note payable to the Advisor, or by any combination thereof. The Subordinated Incentive Fee is an amount equal to 10% of the amount by which (i) the market value of the Company, measured by taking the average closing price or average of bid and asked prices, as the case may be, over a period of 30 days during which the Shares are traded, with such period beginning 180 days after Listing (the "Market Value"), plus the total Distributions paid to stockholders from the Company's inception until the date of Listing, exceeds
(ii) the sum of (A) 100% of Invested Capital and (B) the total Distributions required to be paid to the stockholders in order to pay the Stockholders' 8% Return from inception through the date the Market Value is determined. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to the Advisor of a deferred subordinated share of Net Sales Proceeds from Sales of Assets of the Company. In the event the Subordinated Incentive Fee is paid to the Advisor following Listing, no Performance Fee (defined as the fee payable under certain circumstances if certain performance standards are met, such circumstances and standards being described below) will be paid to the Advisor under the Advisory Agreement nor will any additional share of Net Sales Proceeds be paid to the Advisor. The Subordinated Incentive Fee will not be paid if Listing occurs on the Pink Sheets or the OTC Bulletin Board.

         The total of all Acquisition Fees and any Acquisition Expenses payable to the Advisor and its Affiliates shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The Acquisition Fees payable in connection with the selection or acquisition of any Property shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of such Property to the amount customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

         If the Advisor or a CNL Affiliate performs services that are outside of the scope of the Advisory Agreement, compensation is at such rates and in such amounts as are agreed to by the Advisor and the Independent Directors of the Company.


         Further, if Listing occurs, the Company automatically will become a perpetual life entity. At such time, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and
(vii) the quality of the Property, Mortgage Loan and Secured Equipment Lease portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.


         The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current Advisory Agreement expires on May 13, 2004. In the event that a new Advisor is retained, the previous Advisor will cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of Directors (including a majority of the Independent Directors) shall approve a successor Advisor only upon a determination that the Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new Advisory Agreement is justified.

         The Advisory Agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of the Independent Directors of the Company or a majority of the directors of the Advisor, as the case may be), upon 60 days' prior written notice. At that time, the Advisor shall be entitled to receive the Performance Fee if performance standards satisfactory to a majority of the Board of Directors, including a majority of the Independent Directors, when compared to (a) the performance of the Advisor in comparison with its performance for other entities, and (b) the performance of other advisors for similar entities, have been met. If Listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which (i) the appraised value of the assets of the Company on the Termination Date, less the amount of all indebtedness secured by the assets of the Company, plus the total Distributions made to stockholders from the Company's inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders' 8% Return from inception through the Termination Date. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the Termination Date. All other amounts payable to the Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The Performance Fee shall be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize the Company's REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of the Company's Assets shall be an amount which provides compensation to the terminated Advisor only for that portion of the holding period for the respective Assets during which such terminated Advisor provided services to the Company. If Listing occurs, the Performance Fee, if any, payable thereafter will be as negotiated between the Company and the Advisor. The Advisor shall not be entitled to payment of the Performance Fee in the event the Advisory Agreement is terminated because of failure of the Company and the Advisor to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the Shares become listed on a national securities exchange or over-the-counter market. The Performance Fee, to the extent payable at the time of Listing, will not be paid in the event that the Subordinated Incentive Fee is paid. The Subordinated Incentive Fee will not be paid if Listing occurs on the Pink Sheets or the OTC Bulletin Board.

         The Advisor has the right to assign the Advisory Agreement to an Affiliate subject to approval by the Independent Directors of the Company. The Company has the right to assign the Advisory Agreement to any successor to all of its assets, rights, and obligations.

         The Advisor will not be liable to the Company or its stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by it. The Company has agreed to indemnify the Advisor with respect to acts or omissions of the Advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the Advisory Agreement. Any indemnification made to the Advisor may be made only out of the net assets of the Company and not from stockholders.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



         The Managing Dealer was entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares in the Company's prior offerings, a substantial portion of which was or will be paid as commissions to other broker-dealers. The Managing Dealer is entitled to receive Selling Commissions amounting to 6.5% of the total amount raised from the sale of Shares from this offering, a substantial portion of which was or may be paid as commissions to other broker-dealers. For the year ended December 31, 2002, the Company incurred approximately $27,800,000 of such fees in connection with the 2000 Offering and the 2002 Offering, of which approximately $26,300,000 was paid by CNL Securities Corp. as commissions to other broker-dealers. In addition, during the period January 1, 2003 through December 1, 2003, the Company incurred approximately $71,000,000 of such fees in connection with the 2002 Offering and the 2003 Offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.



         In addition, the Managing Dealer was entitled to receive a marketing support fee equal to 0.5% of the total amount raised from the sale of Shares from the Company's prior offerings, all or a portion of which was or may be reallowed to other broker-dealers. The Managing Dealer is entitled to receive a marketing support fee of 1.5% of the total amount raised from the sale of Shares from this offering, all or a portion of which may be reallowed to other broker-dealers who enter into separate marketing support agreements with the Managing Dealer relating to this fee. For the year ended December 31, 2002, the Company incurred approximately $1,900,000 of such fees in connection with the 2000 Offering and the 2002 Offering, the majority of which were reallowed to other broker-dealers. In addition, during the period January 1, 2003 through December 1, 2003, the Company incurred approximately $4,700,000 of such fees in connection with the 2002 Offering and the 2003 Offering, the majority of which has been or will be reallowed to other broker-dealers.


         CNL Securities Corp. will also receive, in connection with the 2000 Offering, a soliciting dealer servicing fee payable annually by the Company beginning on December 31, 2003 in the amount of 0.20% of Invested Capital from the 2000 Offering. CNL Securities Corp. in turn may reallow all or a portion of such fees to Soliciting Dealers whose clients hold Shares on such date.


         In connection with its 2000 Offering, 2002 Offering and 2003 Offering, the Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans and other permitted investments of 4.5% of the total amount raised from the sale of Shares and loan proceeds from Permanent Financing and amounts outstanding on the Line of Credit, if any, at the time of Listing, but excluding loan proceeds used to finance Secured Equipment Leases. For the year ended December 31, 2002, the Company incurred approximately $18,700,000 of such fees in connection with the 2000 Offering and the 2002 Offering. In addition, during the period January 1, 2003 through December 1, 2003, the Company incurred approximately $42.6 million of such fees in connection with the 2002 Offering and the 2003 Offering. For the year ended December 31, 2002, the Company incurred Acquisition Fees totaling approximately $2,100,000 as a result of Permanent Financing used to acquire the certain Properties.

Additionally, for the period January 1, 2003 through December 1, 2003 the Company incurred Acquisition Fees totaling approximately $11 million as a result of Permanent Financing used to acquire certain Properties.



         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of 0.05% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the year ended December 31, 2002 the Company incurred approximately $800,000 of such fees. In addition, during the nine months ended September 30, 2003 the Company incurred $2.6 million of such fees.



         The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed, in any Expense Year, the greater of 2% of Average Invested Assets or 25% of Net Income. During the Expense Years ended December 31, 2002 and September 30, 2003, the Company's Operating Expenses did not exceed the Expense Cap.



         The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the year ended December 31, 2002, the Company incurred approximately $3,500,000 for these services, approximately $2,900,000 of such costs represented stock issuance costs, approximately $25,000 represented acquisition-related costs and approximately $600,000 represented general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission. In addition, for the nine months ended September 30, 2003, the Company incurred $4,383,000 for these services, $3,442,000 of such costs represented stock issuance costs and $941,000 represented general operating and administrative expenses.



         The Company maintains a bank account in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amount deposited with this bank at September 30, 2003 and December 31, 2002 was approximately $15,900,000 and approximately $5,700,000, respectively. The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.



         In conjunction with a loan related to the purchase of the Sunrise Portfolio One Properties, the Company engaged Century Capital Markets LLC to act as its Structuring Agent. In connection with this loan, the Structuring Agent was paid structuring fees equal to 2% of the loan. Prior to August 18, 2003, interest due under the loan was payable monthly and included a margin of 30 basis points payable to the Structuring Agent for monthly services provided by the Structuring Agent related to the administration of the loan. On August 18, 2003, the loan was converted from a commercial paper loan to a direct loan with a third party lender. The direct loan bears interest at 30-day LIBOR plus 262 basis points with interest payable monthly. As of September 30, 2003, the joint venture had paid the Structuring Agent approximately $907,000 in structuring fees and interest. Of this amount, structuring fees totaling approximately $470,000 have been capitalized as loan costs. CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets LLC.



         On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns a building in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equal to its equity interest in the limited partnership. During the year ended December 31, 2002, the Company received $190,922 in distributions from the partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. The Company periodically receives distributions from the partnership and during the nine months ended September 30, 2003, the Company received $89,000 in distributions from the partnership. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures November 30, 2004. As of September 30, 2003, the unsecured promissory note had an outstanding balance of approximately $14.8 million. The Company has not been required to fund any amounts under this guarantee.

         In March 2003, the Advisor's parent company purchased a 30 percent voting membership interest in a limited liability company, which is affiliated with eight of the Company's tenants that lease 69 of the 119 Properties that the Company had acquired as of December 1, 2003. In addition, six of these eight tenants contributed 34.6 percent of total rental income from operating leases and earned income from investments in direct financing leases during the nine months ended September 30, 2003.


                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. PRIOR PUBLIC PROGRAMS HAVE INVESTED ONLY IN RESTAURANT PROPERTIES AND HOTEL PROPERTIES AND HAVE NOT INVESTED IN RETIREMENT PROPERTIES. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PUBLIC REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS OR CORPORATIONS TO WHICH THE FOLLOWING INFORMATION RELATES.

         Two Directors of the Company, James M. Seneff, Jr. and Robert A. Bourne, individually or with others have served as general partners of 89 and 88 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. None of these limited partnerships or unlisted REITs has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Seneff and Bourne believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.


         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Seneff and Bourne, currently serves as the corporate general partner with Messrs. Seneff and Bourne as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Mr. Seneff currently serves as a director and an officer and Mr. Bourne currently serves as a director of CNL Restaurant Properties, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases. Messrs. Seneff and Bourne also currently serve as directors and officers of CNL Hospitality Properties Inc., an unlisted public REIT organized to invest in hotel properties, mortgage loans and secured equipment leases. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of December 31, 2002, the 18 partnerships and the two unlisted REITs had raised a total of approximately $2.8 billion from a total of approximately 124,000 investors, and owned, directly or indirectly, approximately 1,900 fast-food, family-style and casual-dining restaurant properties, and 56 hotel properties. None of the 18 public partnerships or the two unlisted public REITs has invested in retirement properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.

                                                                     NUMBER OF       DATE 90% OF NET
                                                                      LIMITED         PROCEEDS FULLY
                        MAXIMUM                                     PARTNERSHIP        INVESTED OR
    NAME OF            OFFERING                                      UNITS OR          COMMITTED TO
    ENTITY             AMOUNT (1)               DATE CLOSED         SHARES SOLD       INVESTMENT (2)
    ------             ----------               -----------         -----------       --------------
CNL Income          $15,000,000
Fund, Ltd.          (30,000 units)         December 31, 1986           30,000       December 1986

CNL Income          $25,000,000
Fund II, Ltd.       (50,000 units)         August 21, 1987             50,000       November 1987

CNL Income          $25,000,000
Fund III, Ltd.      (50,000 units)         April 29, 1988              50,000       June 1988

CNL Income          $30,000,000
Fund IV, Ltd.       (60,000 units)         December 6, 1988            60,000       February 1989

CNL Income          $25,000,000
Fund V, Ltd.        (50,000 units)         June 7, 1989                50,000       December 1989

CNL Income          $35,000,000
Fund VI, Ltd.       (70,000 units)         January 19, 1990            70,000       May 1990

CNL Income          $30,000,000
Fund VII, Ltd.      (30,000,000 units)     August 1, 1990          30,000,000       January 1991

CNL Income          $35,000,000
Fund VIII, Ltd.     (35,000,000 units)     March 7, 1991           35,000,000       September 1991

CNL Income          $35,000,000
Fund IX, Ltd.       (3,500,000 units)      September 6, 1991        3,500,000       November 1991

CNL Income          $40,000,000
Fund X, Ltd.        (4,000,000 units)      April 22, 1992           4,000,000       June 1992

CNL Income          $40,000,000
Fund XI, Ltd.       (4,000,000 units)      October 8, 1992          4,000,000       September 1992

CNL Income          $45,000,000
Fund XII, Ltd.      (4,500,000 units)      April 15, 1993           4,500,000       July 1993

CNL Income          $40,000,000
Fund XIII, Ltd.     (4,000,000 units)      September 13, 1993       4,000,000       August 1993

CNL Income          $45,000,000
Fund XIV, Ltd.      (4,500,000 units)      March 23, 1994           4,500,000       May 1994

CNL Income          $40,000,000
Fund XV, Ltd.       (4,000,000 units)      September 22, 1994       4,000,000       December 1994

CNL Income          $45,000,000
Fund XVI, Ltd.      (4,500,000 units)      July 18, 1995            4,500,000       August 1995

CNL Income          $30,000,000
Fund XVII, Ltd.     (3,000,000 units)      October 10, 1996         3,000,000       December 1996

CNL Income          $35,000,000
Fund XVIII, Ltd.    (3,500,000 units)      February 6, 1998         3,500,000       December 1997

CNL Restaurant      $747,464,413
Properties, Inc.    (37,373,221 shares)    January 20, 1999 (3)    37,373,221 (3)   February 1999 (3)

CNL Hospitality     $1,325,072,637
Properties, Inc.    (132,507,264 shares)            (4)                (4)                 (4)


---------------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.) (the "Restaurant Properties REIT") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, the Restaurant Properties REIT commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totaling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, the Restaurant Properties REIT commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totaling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, the Restaurant Properties REIT commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, the Restaurant Properties REIT had received subscriptions totaling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares)
      through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to the Restaurant Properties REIT from its three offerings totaled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.


(4) Effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") commenced an offering of up to 16,500,000 shares ($165,000,000) of common stock. On June 17, 1999, the initial offering closed upon receipt of subscriptions totaling $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) through the reinvestment plan. Following completion of the initial offering on June 17, 1999, the Hospitality Properties REIT commenced a subsequent offering (the "1999 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On September 14, 2000, the 1999 Offering closed upon receipt of subscriptions totaling approximately $275,000,000. Following the completion of the 1999 Offering on September 14, 2000, the Hospitality Properties REIT commenced a subsequent offering (the "2000 Offering") of up to 45,000,000 shares ($450,000,000) of common stock. On April 22, 2002, the 2000 Offering closed upon receipt of subscriptions totaling $450,000,000. Following the completion of the 2000 Offering, the Hospitality Properties REIT commenced a subsequent offering (the "2002 Offering") of up to 45,000,000 shares ($450,000,000) of common stock. On February 4, 2003, the 2002 Offering closed upon receipt of subscriptions totaling $450,000,000. Following the completion of the 2002 Offering, the Hospitality Properties REIT commenced a subsequent offering (the "2003 Offering") of up to 175,000,000 shares ($1,750,000,000) of common stock. As of November 20, 2003, the Hospitality Properties REIT had received subscriptions totaling approximately $2,300,000,000 (230,000,000 shares) from its public offerings. As of such date, the Hospitality Properties REIT owned interests in 126 properties, including 21 properties owned through joint ventures and two properties under development.


         Mr. Seneff and Mr. Bourne are also the sole stockholders of DRR Partners, Inc., the corporate general partner of a nonpublic real estate limited partnership organized to invest in a hotel resort in Arizona. As of December 31, 2002, the partnership had raised $27.5 million from 267 investors and had invested approximately $25.1 million in the resort, which opened on November 30, 2002.

         As of December 31, 2002, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of all of these 69 nonpublic limited partnerships had terminated as of December 31, 2002. These 69 partnerships raised a total of $185,927,353 from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 304 projects as of December 31, 2002. These 304 projects consist of 19 apartment projects (comprising 9% of the total amount raised by all 69 partnerships), 12 office buildings (comprising 4% of the total amount raised by all 69 partnerships), 238 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 70% of the total amount raised by all 69 partnerships), one condominium development (comprising 0.5% of the total amount raised by all 69 partnerships), four hotels/motels (comprising 4% of the total amount raised by all 69 partnerships), 28 commercial/retail properties

(comprising 12% of the total amount raised by all 69 partnerships), and two tracts of undeveloped land (comprising 0.5% of the total amount raised by all 69 partnerships).

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Of the 90 real estate limited partnerships whose offerings had closed as of December 31, 2001 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

         In addition to the real estate limited partnerships described above, in 2002, a limited partnership in which Mr. Seneff and Mr. Bourne serve as officers and stockholders of the corporate general partner, raised $2,500,000 from 68 investors and entered into a mortgage loan, as the lender, with an affiliated limited partnership.

         The following table sets forth summary information, as of December 31, 2002, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.


  NAME OF                  TYPE OF                                            METHOD OF   TYPE OF
  ENTITY                   PROPERTY                    LOCATION               FINANCING   PROGRAM
----------        ------------------------     --------------------------     ---------   -------
CNL Income        22 fast-food or              AL, AZ, CA, FL, GA, LA, MD,    All cash    Public
Fund, Ltd.        family-style restaurants     OK, PA, TX, VA, WA

CNL Income        50 fast-food or              AL, AZ, CO, FL, GA, IL, IN,    All cash    Public
Fund II, Ltd.     family-style restaurants     KS, LA, MI, MN, MO, NC, NM,
                                               OH, TN, TX, WA, WY

CNL Income        40 fast-food or              AL, AZ, CA, CO, FL, GA, IA,    All cash    Public
Fund III, Ltd.    family-style restaurants     IL, IN, KS, KY, MD, MI, MN,
                                               MO, NC, NE, OK, TX

CNL Income        47 fast-food or              AL, DC, FL, GA, IL, IN, KS,    All cash    Public
Fund IV, Ltd.     family-style restaurants     MA, MD, MI, MS, NC, OH, PA,
                                               TN, TX, VA

CNL Income        36 fast-food or              AZ, FL, GA, IL, IN, MI, NH,    All cash    Public
Fund V, Ltd.      family-style restaurants     NY, OH, SC, TN, TX, UT, WA

CNL Income        66 fast-food or              AR, AZ, CA, FL, GA, ID, IL,    All cash    Public
Fund VI, Ltd.     family-style restaurants     IN, KS, MA, MD, MI, MN, NC,
                                               NE, NM, NY, OH, OK, PA, TN,
                                               TX, VA, WA, WY

   NAME OF                 TYPE OF                                             METHOD OF      TYPE OF
   ENTITY                 PROPERTY                       LOCATION              FINANCING      PROGRAM
-------------      ------------------------     --------------------------     ---------      -------
CNL Income         59 fast-food or              AL, AZ, CO, FL, GA, IN, LA,    All cash       Public
Fund VII, Ltd.     family-style restaurants     MI, MN, NC, NE, OH, PA, SC,
                                                TN, TX, UT, WA

CNL Income         55 fast-food or              AZ, CO, FL, IL, IN, LA, MI,    All cash       Public
Fund VIII, Ltd.    family-style restaurants     MN, NC, NY, OH, OR, TN, TX,
                                                VA, WI

CNL Income         55 fast-food or              AL, CA, CO, FL, GA, IL, IN,    All cash       Public
Fund IX, Ltd.      family-style restaurants     LA, MD, MI, MN, MS, NC, NH,
                                                NY, OH, SC, TN, TX

CNL Income         59 fast-food or              AL, AZ, CA, CO, FL, ID, IL,    All cash       Public
Fund X, Ltd.       family-style restaurants     IN, LA, MI, MO, MT, NC, NE,
                                                NH, NM, NY, OH, PA, SC, TN,
                                                TX, WA

CNL Income         48 fast-food or              AL, AZ, CA, CO, CT, FL, KS,    All cash       Public
Fund XI, Ltd.      family-style restaurants     LA, MA, MI, MS, NC, NH, NM,
                                                OH, OK, PA, SC, TX, VA, WA

CNL Income         58 fast-food or              AL, AZ, CA, CO, FL, GA, IA,    All cash       Public
Fund XII, Ltd.     family-style restaurants     IN, LA, MO, MS, NC, NM, OH,
                                                SC, TN, TX, WA

CNL Income         53 fast-food or              AL, AR, AZ, CA, CO, FL, GA,    All cash       Public
Fund XIII, Ltd.    family-style restaurants     IN, KS, LA, MD, MO, NC, OH,
                                                PA, SC, TN, TX, VA

CNL Income         71 fast-food or              AL, AZ, CO, FL, GA, IL, KS,    All cash       Public
Fund XIV, Ltd.     family-style restaurants     LA, MN, MO, MS, NC, NJ, NV,
                                                OH, SC, TN, TX, VA

CNL Income         61 fast-food or              AL, CA, FL, GA, KS, KY, MN,    All cash       Public
Fund XV, Ltd.      family-style restaurants     MO, MS, NC, NJ, NM, OH, OK,
                                                PA, SC, TN, TX, VA

    NAME OF               TYPE OF                                               METHOD OF     TYPE OF
    ENTITY                PROPERTY                       LOCATION               FINANCING     PROGRAM
--------------     ------------------------     --------------------------      ---------     -------
CNL Income         54 fast-food or              AZ, CA, CO, DC, FL, GA, ID,     All cash       Public
Fund XVI, Ltd.     family-style restaurants     IN, KS, LA, MN, MO, NC, NM,
                                                NV, OH, PA, TN, TX, UT, WI

CNL Income         39 fast-food,                CA, FL, GA, IL, IN, MD, MI,     All cash       Public
Fund XVII, Ltd.    family-style or              NC, NE, NV, OH, SC, TN, TX,
                   casual-dining restaurants    WA, WI

CNL Income         30 fast-food,                AZ, CA, CO, FL, GA, IL, KY,     All cash       Public
Fund XVIII, Ltd.   family-style or              MD, MN, NC, NV, NY, OH, PA,
                   casual-dining restaurants    TN, TX, VA

CNL Restaurant     1,118 fast-food,             AL, AR, AZ, CA, CO, CT, DE,       (1)         Public
Properties, Inc.   family-style or              FL, GA, IA, ID, IL, IN, KS,                    REIT
                   casual-dining restaurants    KY, LA, MD, MI, MN, MO, MS,
                                                NC, NE, NH, NJ, NM, NV, NY,
                                                OH, OK, OR, PA, RI, SC, TN,
                                                TX, UT, VA, WA, WI, WV

CNL Hospitality    55 limited service,          AZ, CA, CO, CT, FL, GA, HI,       (2)         Public
Properties, Inc.   extended stay or full        KS, MA, MD, ME, MI, NC, NJ,                    REIT
                   service hotels               NV, OR, PA, TX, UT, VA, WA


---------------------
(1) As of March 31, 1999, all of the Restaurant Properties REIT's net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, the Restaurant Properties REIT has used proceeds from its lines of credit and other borrowing to acquire and develop properties and to fund mortgage loans and secured equipment leases.

(2) As of December 31, 2002, approximately 42.95% of the assets acquired by the Hospitality Properties REIT had been funded using debt. The balance was acquired using proceeds from the Hospitality Properties REIT's equity offerings.

         A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Seneff and Bourne is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc. and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix B. Information about the previous public programs, the offerings of which became fully subscribed between January 1998 and December 2002, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix B (in Table III), which include information as to the operating results of these prior programs, for more detailed information concerning the experience of Messrs. Seneff and Bourne.

                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL


         The Company's Articles of Incorporation provide that the Company's primary investment objectives are to preserve, protect, and enhance the Company's assets while (i) making quarterly Distributions; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and Distributions) and providing protection against inflation through automatic fixed increases in base rent or increases in base rent based on increases in consumer price indices over the terms of the leases, and obtaining fixed income through the receipt of payments on Mortgage Loans and Secured Equipment Leases;
(iii) continuing to qualify as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment, either in whole or in part, within five years after commencement of this offering, through (a) Listing, or, (b) if Listing does not occur by December 31, 2008, the commencement of orderly Sales of the Company's Assets, outside the ordinary course of business and consistent with its objective of qualifying as a REIT, and distribution of the proceeds thereof. The sheltering from tax of income from other sources is not an objective of the Company. If the Company is successful in achieving its investment and operating objectives, the stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of the Company's objectives, stockholders should realize that the ability of the Company to meet these objectives may be severely handicapped by any lack of diversification of the Company's investments and the terms of the leases.



         The Company intends to meet its objectives through its investment policies by purchasing interests in carefully selected, well-located Properties either directly, or indirectly through the acquisition of interests in entities which own such Properties or interests therein, and leasing the Properties on a "triple-net" basis (which means that the tenant will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance) to tenants under leases generally requiring the tenant to pay base annual rent with automatic fixed increases in base rent or increases in base rent based on increases in consumer price indices over the term of the lease. The Company may also invest in medical office buildings and expects leases relating to medical office buildings will be on a "gross" basis. In addition, the Company may offer Mortgage Loans and Secured Equipment Leases to Operators. The Company may also invest a small portion of its total assets in equity interests in businesses that provide services to or are otherwise ancillary to the retirement industry.



         In accordance with its investment policies, the Company intends to invest in Properties whose tenants are Operators to be selected by the Company, or whose tenants have contracted with third-party Operators approved by the Company, based upon recommendations by the Advisor. With respect to investments in medical office buildings, the Company intends to contract with third-party Operators. Although there is no limit on the number of properties of a particular tenant or Operator which the Company may acquire, the Board of Directors, including a majority of the Independent Directors, will review the Company's Properties and potential investments in terms of geographic, facility type, tenant, Operator and brand diversification. Potential Mortgage Loan borrowers and Secured Equipment Lease lessees or borrowers will similarly be Operators selected or approved by the Company, following the Advisor's recommendations. The Company has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the value of all Secured Equipment Leases, in the aggregate, will not exceed 25% of the Company's total assets, while Secured Equipment Leases to any single lessee or borrower, in the aggregate, will not exceed 5% of the Company's total assets. It is intended that investments will be made in Properties, Mortgage Loans, other permitted investments and Secured Equipment Leases in various locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each Property. See "Estimated Use of Proceeds" and "Risk Factors

-- Real Estate and Other Investment Risks -- Possible lack of diversification increases the risk of investment." For a more complete description of the manner in which the structure of the Company's business, including its investment policies, will facilitate the Company's ability to meet its investment objectives, see the "Business" section.


         The investment objectives of the Company may not be changed without the approval of stockholders owning a majority of the Shares of outstanding Common Stock. The Bylaws of the Company require the Independent Directors to review the Company's investment policies at least annually to determine that the policies are in the best interests of the stockholders. The determination shall be set forth in the minutes of the Board of Directors along with the basis for such determination. The Directors (including a majority of the Independent Directors) have the right, without a stockholder vote, to alter the Company's investment policies but only to the extent consistent with the Company's investment objectives and investment limitations. See "Investment Objectives and Policies -- Certain Investment Limitations," below.

CERTAIN INVESTMENT LIMITATIONS

         In addition to other investment restrictions imposed by the Directors from time to time, consistent with the Company's objective of qualifying as a REIT, the Articles of Incorporation or the Bylaws provide for the following limitations on the Company's investments.

         1. Not more than 10% of the Company's total assets shall be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include any Property under construction, under contract for development or planned for development within one year.

         2. The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.


         3. The Company shall not invest in or make Mortgage Loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.


         4. The Company may not make or invest in Mortgage Loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         5. The Company may not invest in indebtedness ("Junior Debt") secured by a mortgage on real property which is subordinate to the lien or other indebtedness ("Senior Debt"), except where the amount of such Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's Net Assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements is limited to 10% of the Company's tangible assets (which is included within the 25% limitation).

         6. The Company may not engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in an asset coverage of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust. "Asset coverage," for the purpose of this section, means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

         7. The Company may not incur any indebtedness which would result in an aggregate amount of Leverage in excess of 300% of Net Assets.

         8. The Company may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or Affiliates of the Company.

         9. The Company will not invest in equity securities unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and determine that the transaction will not jeopardize the Company's ability to qualify and remain qualified as a REIT. Investments in entities affiliated with the Advisor, a Director, the Company, or Affiliates thereof are subject to the restrictions on joint venture investments. In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by the Company's Articles of Incorporation.


         10. The Company will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their Shares to the Company as described under "Redemption of Shares,"); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) Shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy its securities (collectively, "Options"); provided however that Options may be issued (1) to all of its stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to Directors, officers, or employees of the Company or the Advisor. Options may not be issued to the Advisor, Directors or any Affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the Advisor, Directors or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that, in the judgment of the Independent Directors, has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant.


         11. A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the Advisor, a Director, or Affiliates thereof, such fair market value shall be determined by an Independent Expert selected by the Independent Directors.

         12. The Company will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

         13. The Company will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

         14. The Company will not invest in any foreign currency or bullion or engage in short sales.

         15. The Company will not issue senior securities except notes to banks and other lenders and preferred shares.

         16. The Company will not make loans to the Advisor or its Affiliates, except (A) mortgage loans subject to the restrictions governing mortgage loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert) or (B) to wholly owned subsidiaries of the Company.

         17. The Company will not operate so as to be classified as an "investment company" under the Investment Company Act of 1940, as amended.

         18. The Company will not make any investment that the Company believes will be inconsistent with its objective of qualifying as a REIT.

         The foregoing limitations may not be modified or eliminated without the approval of a majority of the Shares of outstanding Common Stock.


                               DISTRIBUTION POLICY


GENERAL

         In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 90% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements." The declaration of Distributions is within the discretion of the Board of Directors and depends upon the Company's distributable funds, current and projected cash requirements, tax considerations and other factors.

DISTRIBUTIONS

         The following table presents total Distributions declared and Distributions per Share:


                                                      Quarter
                               ----------------------------------------------------
                                  First       Second        Third          Fourth        Year
                               ----------  -----------   -----------     ----------   -----------
2003:
Total Distributions declared   $8,689,021  $12,030,462   $16,591,206             (1)
Distributions per Share            0.1767       0.1767        0.1767             (1)

2002:
Total Distributions declared   $1,552,403  $ 2,588,596   $ 4,096,013     $6,142,465   $14,379,477
Distributions per Share            0.1749       0.1749        0.1749         0.1755        0.7002

2001:
Total Distributions declared   $  219,887  $   247,922   $   312,583     $  726,930   $ 1,507,322
Distributions per Share            0.1749       0.1749        0.1749         0.1749        0.6996

2000:
Total Distributions declared   $   43,593  $   108,932   $   160,911     $  188,642   $   502,078
Distributions per Share            0.0750       0.1537        0.1749         0.1749        0.5785

1999:
Total Distributions declared           (2)          (2)  $    16,460     $   33,944   $    50,404
Distributions per Share                (2)          (2)       0.0500         0.0750        0.1250



(1) In October, November and December 2003, the Company declared Distributions totaling $22.5 million (representing $0.0589 per Share in October and November 2003 and $0.0592 per Share in December 2003) payable by December 31, 2003. Distributions for the 12-month period ended September 30, 2003 represent an historical return of 7.056%.


(2) For the period December 22, 1997 (date of inception) through July 13, 1999, the Company did not make any cash distributions because operations had not commenced.


(3) For the nine months ended September 30, 2003, the years ended December 31, 2002, 2001 and 2000, and the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, approximately 80%, 65%, 65%, 54% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 20%, 35%, 35% , 46% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of March 31, 2003, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for federal income tax purposes of Distributions declared for the nine months ended September 30, 2003, may not be indicative of the results that may be expected for the year ended December 31, 2003.



(4) Cash Distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the nine months ended September 30, 2003, and the years ended December 31, 2002, 2001, 2000 and 1999, approximately 0%, 21%, 39%, 55%
         and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.


(5) Distributions declared and paid for the years ended December 31, 2002, 2001 and 2000, represent a distribution rate of 7%, 7% and 5.785%, respectively, of Invested Capital.


         The Company intends to continue to make regular Distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. The Board of Directors currently declares Distributions on a monthly basis using the first day of the month as the record date. In order for an investor to receive a Distribution, they must be a stockholder of record as of the record date. Therefore, newly admitted investors, or investors redeeming or transferring Shares, will not receive a Distribution for a record date that they are not considered a stockholder of record. Currently, Distributions are declared monthly and paid quarterly, unless a stockholder elects to receive Distributions monthly, as described below, during the offering period. In addition, Distributions are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future, the Board of Directors, in its discretion, may determine to declare Distributions on a another basis during the offering period.


         Distributions may be payable monthly by the election of the stockholder. A stockholder may elect to receive monthly Distributions by written notice to the Company upon subscription, or, thereafter, upon at least 10 days' prior written notice to the Company, with any such election made following subscription to be effective as of the beginning of the following calendar quarter. Absent such an election, stockholders will receive Distributions quarterly. In any quarter, stockholders may terminate their election to receive Distributions monthly rather than quarterly by written notice to the Company, which termination will be effective as of the beginning of the following calendar quarter. The Board of Directors, in its sole discretion, in the future may elect to pay Distributions solely on a quarterly basis.


         The Company may, in the future, charge stockholders who elect the monthly Distribution option an annual administrative fee, designed to cover the additional postage and handling associated with the more frequent Distributions. The Company may elect to charge such fee upon written notice to each stockholder who properly has elected to receive monthly Distributions, with such notice to be given at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new fee will apply.


         Stockholders who elect the monthly Distribution option will not be eligible to participate in the Reinvestment Plan, unless the Board of Directors elects to make Distributions to all stockholders on a monthly basis. See "Summary of Reinvestment Plan."


         The Company is required to distribute annually at least 90% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities or selling Assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such Distributions might not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for Distributions of readily marketable securities; Distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or Distributions of in-kind property, as long as, with respect to in-kind property, the Board of Directors (i) advises each stockholder of the risks associated with direct ownership of the property; (ii) offers each stockholder the election of receiving in-kind property Distributions; and (iii) distributes in-kind property only to those stockholders who accept the Directors' offer.


         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.

         To the extent a stockholder purchased its Shares subject to a reduced Acquisition Fee, the Company shall reduce Distributions otherwise payable to such stockholder by the amount of the Advisory Fee payable to the Advisor or its affiliates. See "Management Compensation."


                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

GENERAL

         The Company is organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, the Company is governed by the Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including liabilities of the Company, stockholders, directors, and officers, the amendment of the Articles of Incorporation, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its Articles of Incorporation.

         The Articles of Incorporation and the Bylaws of the Company contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with its Board of Directors. The Company believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

         The Articles of Incorporation also permit Listing by the Board of Directors after completion or termination of this offering.

         The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to the Company. For more complete provisions, reference is made to the Maryland General Corporation Law and the Company's Articles of Incorporation and Bylaws.

DESCRIPTION OF CAPITAL STOCK


         GENERAL. The Company has authorized a total of 556,000,000 shares of capital stock, consisting of 450,000,000 Shares of Common Stock, $0.01 par value per Share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 103,000,000 additional shares of excess stock ("Excess Shares"), $0.01 par value per share. Of the 103,000,000 Excess Shares, 100,000,000 are issuable in exchange for Common Stock and 3,000,000 are issuable in exchange for Preferred Stock as described below at "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership." As of December 1, 2003, the Company had 139 million Shares of Common Stock outstanding (including 20,000 Shares issued to the Advisor prior to the commencement of the Initial Offering) and no Preferred Stock or Excess Shares outstanding.


         The Board of Directors has approved a resolution to amend the Articles of Incorporation to increase the number of authorized Shares of Common Stock from 450,000,000 to 1,000,000,000. Pursuant to the Articles of Incorporation, this amendment must be approved by the affirmative vote of the holders of not less than a majority of the Shares of Common Stock outstanding and entitled to vote thereon. The Board of Directors expects to submit this matter to the stockholders for approval at the 2004 annual meeting. In the event that the increase in the number of authorized Shares is not approved by the stockholders, this offering will be limited to up to 213,000,000 Shares. In the event that the increase in the number of authorized Shares is approved by the stockholders, this offering will be for up to 400,000,000 Shares. See "The Offering." In addition, if the increase in the number of authorized Shares is approved by the stockholders, the Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized Shares of Common Stock available following the termination of this offering, and may, in the future, seek to increase the number of authorized Shares, if it determines that such action is in the best interest of the Company.

         The Company will not issue share certificates except to stockholders who make a written request to the Company. Each stockholder's investment will be recorded on the books of the Company, and information concerning the restrictions and rights attributable to Shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving Shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her Shares will be required to send only an executed transfer form to the Company, and the Company will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by the Company on or before the 15th of the month for the transfer to be effective the following month. Subject to restrictions in the Articles of Incorporation, transfers of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following month on which the Company receives properly executed documentation. Stockholders who are residents of New York may not transfer fewer than 250 Shares at any time.


         Stockholders have no preemptive rights to purchase or subscribe for securities that the Company may issue subsequently. Each Share is entitled to one vote per Share, and Shares do not have cumulative voting rights. The stockholders are entitled to Distributions in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors.

         All of the Shares offered hereby will be fully paid and nonassessable when issued.


         The Articles of Incorporation authorize the Board of Directors to designate and issue from time to time one or more classes or series of Preferred Stock without stockholder approval. The Board of Directors may determine the relative rights, preferences, and privileges of each class or series of Preferred Stock so issued. The issuance of Preferred Shares shall be approved by a majority of the Independent Directors who do not have any interest in the transactions and who have access, at the expense of the Company, to the Company's or independent legal counsel. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, it may afford the holders of any series or class of Preferred Stock preferences, powers, and rights senior to the rights of holders of Common Stock; however, the voting rights for each share of Preferred Stock shall not exceed voting rights which bear the same relationship to the voting rights of the Shares as the consideration paid to the Company for each share of Preferred Stock bears to the book value of the Shares on the date that such Preferred Stock is issued. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company. The Board of Directors has no present plans to issue any Preferred Stock.


         Similarly, the voting rights per share of equity securities of the Company (other than the publicly held equity securities of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to the Company for each privately offered Company share bears to the book value of each outstanding publicly held equity security. The Board of Directors currently has no plans to offer equity securities of the Company in a private offering.

         For a description of the characteristics of the Excess Shares, which differ from Common Stock and Preferred Stock in a number of respects, including voting and economic rights, see "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership," below.

BOARD OF DIRECTORS

         The Articles of Incorporation provide that the number of Directors of the Company cannot be less than three nor more than 15. A majority of the Board of Directors will be Independent Directors. See "Management -- Independent Directors." Each Director, other than a Director elected to fill the unexpired term of another Director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the Shares of Common Stock present in person or by proxy and entitled to vote. Independent Directors will nominate replacements for vacancies among the Independent Directors. Under the Articles of Incorporation, the term of office for each Director will be one year, expiring each annual meeting of stockholders; however, nothing in the Articles of Incorporation prohibits a director from being reelected by the stockholders. The Directors may not (a) amend the Articles of Incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (b) sell all or substantially all of the Company's assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause the merger or other reorganization of the Company; or (d) dissolve or liquidate the Company, other than before the initial investment in property. The Directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors).

STOCKHOLDER MEETINGS


         An annual meeting will be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under the Company's Bylaws, a special meeting of stockholders may be called by the chief executive officer, a majority of the Directors, or a majority of the Independent Directors. Special meetings of the stockholders also shall be called by the secretary of the Company upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding Common Stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, the Company shall provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of a meeting and its purpose. Such meeting will be held not less than fifteen nor more than sixty days after distribution of the notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.


         At any meeting of stockholders, each stockholder is entitled to one vote per Share of Common Stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the Shares of Common Stock then outstanding shall constitute a quorum, and the majority vote of the Shares of Common Stock present in person or by proxy will be binding on all the stockholders of the Company.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS FOR
DIRECTORS AND PROPOSALS OF NEW BUSINESS

         The Bylaws of the Company require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (a) nominate a Director, or (b) propose new business other than pursuant to the notice of the meeting or by, or on behalf of, the Directors. The Bylaws contain a similar notice requirement in connection with nominations for Directors at a special meeting of stockholders called for the purpose of electing one or more Directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate Directors or propose new business.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

         Pursuant to the Company's Articles of Incorporation, the Directors can amend the Articles of Incorporation by a two-thirds majority from time to time if necessary in order to qualify initially or in order to continue to qualify as a REIT. Except as set forth above, the Articles of Incorporation may be amended only by the affirmative vote of a majority, and, in some cases a two-thirds majority, of the Shares of Common Stock outstanding and entitled to vote. The stockholders may vote to amend the Articles of Incorporation, terminate or dissolve the Company or remove one or more Directors without necessity for concurrence by the Board of Directors.

MERGERS, COMBINATIONS AND SALE OF ASSETS

         A merger in which the Company is not the surviving entity, a combination, sale, or other disposition of all or substantially all of the Company's assets other than in the ordinary course of business must be approved by the Directors and a majority of the Shares of Common Stock outstanding and entitled to vote. In addition, any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

         The Maryland Business Combinations Statute provides that certain business combinations (including mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of such corporation's shares or an affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation (an "Interested Stockholder") or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as determined by statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.


         Section 2.8 of the Articles of Incorporation provides that the prohibitions and restrictions set forth in the Maryland Business Combinations Statute are inapplicable to any business combination between the Company and any person. Consequently, business combinations between the Company and Interested Stockholders can be effected upon the affirmative vote of a majority of the outstanding Shares entitled to vote thereon and do not require the approval of a supermajority of the outstanding Shares held by disinterested stockholders.

CONTROL SHARE ACQUISITIONS

         The Maryland Control Share Acquisition Statute provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, officers or directors who are employees of the corporation. Control Shares are shares which, if aggregated with all other shares of the corporation previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors of such corporation within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

         Section 2.9 of the Articles of Incorporation provides that the Maryland Control Share Acquisition Statute is inapplicable to any acquisition of securities of the Company by any person. Consequently, in instances where the Board of Directors otherwise waives or modifies restrictions relating to the ownership and transfer of securities of the Company or such restrictions are otherwise removed, control shares of the Company will have voting rights, without having to obtain the approval of a supermajority of the outstanding Shares eligible to vote thereon.

TERMINATION OF THE COMPANY AND REIT STATUS

         The Articles of Incorporation provide for the voluntary termination and dissolution of the Company by the affirmative vote of a majority of the Shares of Common Stock outstanding and entitled to vote at a meeting called for that purpose. In addition, the Articles of Incorporation permit the stockholders to terminate the status of the Company as a REIT under the Code only by the affirmative vote of the holders of a majority of the Shares of Common Stock outstanding and entitled to vote.

         Under the Articles of Incorporation, the Company automatically will terminate and dissolve on December 31, 2008, unless Listing occurs, in which event the Company automatically will become a perpetual life entity.

RESTRICTION OF OWNERSHIP

         To qualify as a REIT under the Code, among other things, (i) not more than 50% of the value of the REIT's outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT's stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See "Federal Income Tax Considerations -- Taxation of the Company."


         To ensure that the Company satisfies these requirements, the Articles of Incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of Common Stock and Preferred Stock by any Person (as defined in the Articles of Incorporation) to no more than 9.8% of the outstanding shares of such Common Stock or 9.8% of any series of Preferred Stock (the "Ownership Limit"). It is the responsibility of each Person (as defined in the Articles of Incorporation) owning (or deemed to own) more than 5% of the outstanding shares of Common Stock or any series of outstanding Preferred Stock to give the Company written notice of such ownership. In addition, to the extent deemed necessary by the Directors, the Company can demand that each stockholder disclose to the Company in writing all information regarding the Beneficial and Constructive Ownership (as such terms are defined in the Articles of Incorporation) of the Common Stock and Preferred Stock. However, the Articles of Incorporation generally provide that the Board of Directors, upon a receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence, representations or undertakings acceptable to the Board of Directors, may, in its sole discretion, waive the application of certain transfer restrictions or the Ownership Limit to a person if the Board of Directors determines that such person's ownership of Common Stock and/or Preferred Stock will not jeopardize the Company's status as a REIT under the Code. In addition, the restrictions on transfer, ownership limitations and information requirements described in this section will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT under the Code.


         Subject to the Board's ability to waive certain of the following restrictions in certain circumstances (as described below), transfers of shares of the Company's Common Stock or Preferred Stock or other events that would create a direct or indirect ownership of such stock that would: (i) violate the Ownership Limit; (ii) result in the Company's disqualification as a REIT under the Code, including any transfer that results in: (a) the Company's Common Stock and/or Preferred Stock being owned by fewer than 100 persons, or (b) the Company being "closely held" within the meaning of Section 856(h) of the Code; or (iii) potentially jeopardize the Company's status as a REIT under the Code, shall be null and void and of no effect with respect to the shares in excess of the applicable limit and, accordingly, the intended transferee (or "prohibited owner") shall acquire no right or interest in such shares. Any shares in excess of an applicable limitation will be converted automatically into an equal number of shares of the Company's excess stock that will be transferred by operation of law to an unaffiliated trust for the exclusive benefit of one or more qualified charitable organizations selected by the Company. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the shares of excess stock to a person or entity who could own the shares without violating the applicable limit and distribute to the prohibited owner an amount equal to the lesser of: (i) the proceeds of the sale; (ii) the price paid for the stock in excess of the applicable limit by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event; or (iii) the pro rata amount of the prohibited owner's initial capital investment in the Company properly allocated to such shares of excess stock.


         All dividends and other Distributions received with respect to the shares of excess stock prior to their sale by the trust and any proceeds from the sale by the trust in excess of the amount distributable to the prohibited owner will be distributed to the beneficiary of the trust. In connection with any liquidation, however, the trust must distribute to the prohibited owner the amounts received upon such liquidation, but the prohibited owner is not entitled to receive amounts in excess of the price paid for such shares by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event. In addition to the foregoing transfer restrictions, the Company has the right, for a period of 90 days during the time any shares of excess stock are held by the trust, to purchase all or any portion of such shares of excess stock for the lesser of the price paid for such shares by the prohibited owner (or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event) or the market price of the Company's stock on the date the Company exercises its option to purchase, which amount will be paid to the prohibited owner. In all instances, the market price will be determined in the manner set forth in the Articles of Incorporation.



         For purposes of the Articles of Incorporation, the term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act, but does not include (i) the Advisor, during the period ending on December 31, 1998, or (ii) an underwriter which participated in a public offering of Shares for a period of sixty (60) days following the initial purchase by such underwriter of Shares therein, provided that the foregoing exclusions shall apply only if the ownership of such Shares by the Advisor. or an underwriter would not cause the Company to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(a) of the Code or otherwise cause the Company to fail to qualify as a REIT.

RESPONSIBILITY OF DIRECTORS

         Directors serve in a fiduciary capacity and shall have a fiduciary duty to the stockholders of the Company, which duty shall include a duty to supervise the relationship of the Company with the Advisor. See "Management -- Fiduciary Responsibilities of the Board of Directors."


LIMITATION OF LIABILITY AND INDEMNIFICATION


         Pursuant to Maryland corporate law and the Company's Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty,
(iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a Director, officer, Advisor, Affiliate, employee or agent of the Company, (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation, (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company's Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in
Section 2-418 of the Maryland General Corporation Law.

         Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

         There are certain defenses under Maryland law available to the Directors, officers and the Advisor in the event of a stockholder action against them. One such defense is the "business judgment rule." A Director, officer or the Advisor can argue that he or she performed the action giving rise to the stockholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The Directors, officers and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the Directors, officers and the Advisor may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the Articles of Incorporation.

         The Company has entered into indemnification agreements with each of the Company's officers and Directors. The indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the Company must indemnify and advance all expenses reasonably incurred by officers and Directors seeking to enforce their rights under the indemnification agreements. The Company also must cover officers and Directors under the Company's directors' and officers' liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the Articles of Incorporation and the Bylaws, it provides greater assurance to Directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the Board of Directors or by the stockholders.


REMOVAL OF DIRECTORS

         Under the Articles of Incorporation, a Director may resign or be removed with or without cause by the affirmative vote of a majority of the capital stock of the Company outstanding and entitled to vote.

INSPECTION OF BOOKS AND RECORDS

         The Advisor will keep, or cause to be kept, on behalf of the Company, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of the Company, including a copy of the Articles of Incorporation and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent. Stockholders will also have access to the books of account and records of Retirement Partners to the same extent that they have access to the books of account and records of the Company.

         As a part of its books and records, the Company will maintain at its principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of Shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at the Company's home office by a stockholder or his or her designated agent upon such stockholder's request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. The Company may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

         If the Advisor or Directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, the Advisor and the Directors shall be liable to any stockholder requesting the list for the costs, including attorneys' fees, incurred by that stockholder for compelling the production of the stockholder list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of the Company. The Company may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder's interest in the Company. The remedies provided by the Articles of Incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

RESTRICTIONS ON "ROLL-UP" TRANSACTIONS

         In connection with a proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert. In order to qualify as an Independent Expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with the Advisor or Directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction.

The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of such Independent Expert shall clearly state that the engagement is for the benefit of the Company and the stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:


         (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

         (ii)     one of the following:

                  (A) remaining stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

                  (B) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of the net assets of the Company.

         The Company is prohibited from participating in any proposed Roll-Up
Transaction:

         (i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in the Company's Articles of Incorporation, Sections 8.2, 8.3, 8.5, 8.6, 8.7, 8.8 and 9.1 and described elsewhere in this Prospectus, including rights with respect to the election and removal of Directors, annual reports, annual and special meetings, amendment of the Articles of Incorporation, and dissolution of the Company. (See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock" and "Summary of the Articles of Incorporation and Bylaws -- Stockholder Meetings," above);

         (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

         (iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those provided in Sections 8.6 and 8.7 of the Company's Articles of Incorporation and described in "Summary of the Articles of Incorporation and Bylaws -- Inspection of Books and Records," above; or

         (iv) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the stockholders.

                        FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

         The following is a summary of the material federal income tax consequences of the ownership of Shares of the Company, prepared by Greenberg Traurig, LLP, as Counsel. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of the Company, or to the purchase, ownership or disposition of the Shares, has been requested from the Internal Revenue Service (the "IRS" or the "Service") or other tax authority. Counsel has rendered certain opinions discussed herein and believes that if the Service were to challenge the conclusions of Counsel, such conclusions should prevail in court. However, opinions of counsel are not binding on the Service or on the courts, and no assurance can be given that the conclusions reached by Counsel would be sustained in court. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the Shares of the Company, the tax treatment of a REIT and the effect of potential changes in applicable tax laws.


TAXATION OF THE COMPANY

         GENERAL. The Company has elected to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1999. The Company believes that it is organized and will operate in such a manner as to qualify as a REIT, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.


         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of Shares. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference. Third, if the Company has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made. Fourth, if the Company has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test. Sixth, if, during each calendar year, the Company fails to distribute at least the sum of (i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e. a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then, to the extent of such property's "built-in gain" (the excess of the fair market value of such property at the time of acquisition by the Company over the adjusted basis in the property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. The rule described above with respect to the recognition of "built-in gain" will apply assuming that the Company does not make an election under the applicable provision of the Treasury Regulations issued under Section 337 of the Code.



         If the Company fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, the Company will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable income at regular corporate rates without any deduction or adjustment for Distributions to holders of Shares. To the extent that the Company would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of its liabilities and for distribution to holders of Shares would be reduced. Distributions made to holders of Shares generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such Distributions would be made. The Company would not be eligible to elect REIT status for the four taxable years after the taxable year during which it failed to qualify as a REIT, unless its failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied.


         OPINION OF COUNSEL. Based upon representations made by officers of the Company with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon Counsel's independent review of such documents as Counsel deemed relevant in the circumstances and upon the assumption that the

Company will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, the Company qualified as a REIT under the Code for the taxable years ending through December 31, 2002, the Company is organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT. It must be emphasized, however, that the Company's ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving the Company and others, and no assurance can be given that the actual results of the Company's operations and future actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.


         REQUIREMENTS FOR QUALIFICATION AS A REIT. As discussed more fully below, the Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which, but for Sections 856 through 860 of the Code, would be taxable as a domestic corporation; (iv) which is neither a financial institution nor an insurance company; (v) the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons;
(vi) which is not closely held as defined in section 856(h) of the Code; and
(vii) which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

         In the case of a REIT which is a partner in a partnership, the Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of
Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of Retirement Partners and of any Joint Venture, as described in "Business -- Joint Venture Arrangements," will be treated as assets, liabilities and items of income of the Company for purposes of applying the asset and gross income tests described herein.


         OWNERSHIP TESTS. The ownership requirements for qualification as a REIT are that (i) during the last half of each taxable year not more than 50% in value of the REIT's outstanding shares may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) and (ii) there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of each 12-month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT. In order to meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, the Articles of Incorporation generally prohibit any person or entity from actually, constructively or beneficially acquiring or owning (applying certain attribution rules) more than 9.8% of the outstanding Common Stock or 9.8% of any series of outstanding Preferred Stock. Among other provisions, the Articles of Incorporation empower the Board of Directors to redeem, at its option, a sufficient number of Shares to bring the ownership of Shares of the Company in conformity with these requirements or to assure continued conformity with such requirements.


         Under the Articles of Incorporation, each holder of Shares is required, upon demand, to disclose to the Board of Directors in writing such information with respect to actual, constructive or beneficial ownership of Shares of the Company as the Board of Directors deems necessary to comply with provisions of the Code applicable to the Company or the provisions of the Articles of Incorporation, or the requirements of any other appropriate taxing authority. Certain Treasury Regulations govern the method by which the Company is required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause the Company to fail to qualify as a REIT. The Company has represented that it expects to meet these stock ownership requirements for each taxable year and it will be able to demonstrate its compliance with these requirements.

         ASSET TESTS. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets (the "75% Asset Test") must consist of "real estate assets," cash and cash items (including receivables) and certain government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer, exceed 5% of the value of the REIT's assets or 10% of the value or voting power of the issuer's outstanding securities, except with respect to securities of "taxable REIT subsidiaries". A REIT may own up to 100% of the stock of a corporation that elects to be treated as a "taxable REIT subsidiary" for federal income tax purposes. At no time may the value of a REIT's stock in TRSs exceed 20% of the value of the REIT's gross assets. The term "real estate assets" includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).


         Initially, the bulk of the Company's assets will be direct and indirect interests in real property. However, the Company will also hold the Secured Equipment Leases. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." Therefore, the Secured Equipment Leases will not qualify as "real estate assets." However, the Company has represented that at the end of each quarter the sum of the value of the Secured Equipment Leases, together with any personal property owned by the Company plus the value of all other Company assets not qualifying for the 75% Asset Test, will in the aggregate represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular Operator will represent less than 5% of the Company's total assets. No independent appraisals will be acquired to support this representation, and Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance however, that the IRS may not contend that either (i) the value of the Secured Equipment Leases entered into with any particular Operator represents more than 5% of the Company's total assets, or (ii) the value of the Secured Equipment Leases, together with any personal property or other property owned by the Company not qualifying for the 75% Asset Test, exceeds 25% of the Company's total assets.

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures. If a Joint Venture were classified, for federal income tax purposes, as an association taxable as a corporation rather than as a partnership, the Company's ownership of a 10% or greater interest in the Joint Venture would cause the Company to fail to meet the requirement that it not own 10% or more of the value or voting power of an issuer's securities. However, Counsel is of the opinion, based on certain assumptions, that any Joint Ventures will constitute partnerships for federal income tax purposes. See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         INCOME TESTS. A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year.

         (a) The 75 Percent and 95 Percent Tests. In general, at least 75% of a REIT's gross income for each taxable year must be from "rents from real property," interest on obligations secured by mortgages on real property, gains from the sale or other disposition of real property and certain other sources, including "qualified temporary investment income." For these purposes, "qualified temporary investment income" means any income (i) attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a distribution reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years and
(ii) received or accrued during the one-year period beginning on the date the REIT receives such capital. In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

         Initially, the bulk of the Company's income will be derived from rents with respect to the Properties. Rents from Properties received by the Company qualify as "rents from real property" in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, except that a REIT may directly perform services which are "usually or customarily rendered" in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property. However, a REIT is currently permitted to earn up to one percent of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the rental income to fail to qualify as rents from real property.


         The Company has represented with respect to its leasing of the Properties that it will not (i) charge rent for any Property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease;
(iii) directly perform services considered to be rendered to the occupant of a Property or which are not usually or customarily furnished or rendered in connection with the rental of real property; or (iv) enter into any lease with a Related Party Tenant. Specifically, the Company expects that virtually all of its income will be derived from leases of the type described in "Business -- Description of Property Leases," and it does not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% and 95% income tests.


         In addition, the Company will be paid interest on the Mortgage Loans. All interest income qualifies under the 95% gross income test and interest on Mortgage Loans secured by real property qualifies under the 75% gross income test, provided, in both cases, that the interest does not depend, in whole or in part, on the income or profits of any person (other than amounts based on a fixed percentage or percentages of receipts or sales). If a Mortgage Loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. The Company has represented that this will always be the case. Therefore, in the opinion of Counsel, income generated through the Company's investments in Mortgage Loans will be treated as qualifying income under the 75% gross income test.


         The Company will also receive payments under the terms of the Secured Equipment Leases. Although the Secured Equipment Leases will be structured as leases or loans, Counsel is of the opinion that, subject to certain assumptions, they will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." If the Secured Equipment Leases are treated as loans secured by personal property for federal income tax purposes, then the portion of the payments under the terms of the Secured Equipment Leases that represent interest, rather than a return of capital for federal income tax purposes, will not satisfy the 75% gross income test (although it will satisfy the 95% gross income test). The Company believes, however, that the aggregate amount of such non-qualifying income will not cause the Company to exceed the limits on non-qualifying income under the 75% gross income test.

         If, contrary to the opinion of Counsel, the Secured Equipment Leases are treated as true leases, rather than as loans secured by personal property for federal income tax purposes, the payments under the terms of the Secured Equipment Leases would be treated as rents from personal property. Rents from personal property will satisfy either the 75% or 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income tests.


         If, notwithstanding the above, the Company fails to satisfy one or both of the 75% or 95% tests for any taxable year, it may still qualify as a REIT if
(i) such failure is due to reasonable cause and not willful neglect; (ii) it reports the nature and amount of each item of its income on a schedule attached to its tax return for such year; and (iii) the reporting of any incorrect information is not due to fraud with intent to evade tax. However, even if these three requirements are met and the Company is not disqualified as a REIT, a penalty tax would be imposed by reference to the amount by which 90% or 75% of the Company's gross income exceeds the gross income qualifying under the 95% or 75% gross income test, respectively (whichever amount is greater).


         (b) The Impact of Default Under the Secured Equipment Leases. In applying the gross income tests to the Company, it is necessary to consider the impact that a default under one or more of the Secured Equipment Leases would have on the Company's ability to satisfy such tests. A default under one or more of the Secured Equipment Leases would result in the Company directly holding the Equipment securing such leases for federal income tax purposes. In the event of a default, the Company may choose either to lease or sell such Equipment.

         However, any income resulting from a rental or sale of Equipment not incidental to the rental or sale of real property would not qualify under the 75% and 95% gross income tests. In addition, in certain circumstances, income derived from a sale or other disposition of Equipment could be considered "net income from prohibited transactions," subject to a 100% tax. The Company does not, however, anticipate that its income from the rental or sale of Equipment would be material in any taxable year.


         DISTRIBUTION REQUIREMENTS. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least
(a) 90% of the sum of (i) its "real estate investment trust taxable income" (before deduction of dividends paid and excluding any net capital gains) and
(ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate or, if declared before the timely filing of the REIT's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.


         The Company has represented that it has made and intends to continue to make Distributions to stockholders sufficient to meet the 90% distribution requirement. Under some circumstances, however, it is possible that the Company may not have sufficient funds from its operations to make cash Distributions to satisfy the 90% distribution requirement. For example, in the event of the default or financial failure of one or more tenants, the Company might be required to continue to accrue rent for some period of time under federal income tax principles even though the Company would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, the Company might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, the Company's cash available for making Distributions might not be sufficient to satisfy the 90% distribution requirement. If the cash available to the Company is insufficient, the Company might raise cash in order to make the Distributions by borrowing funds, issuing new securities or selling Assets. If the Company ultimately were unable to satisfy the 90% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the Shares. If the Company fails to satisfy the 90% distribution requirement, as a result of an adjustment to its tax returns by the Service, under certain circumstances, it may be able to rectify its failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in the Company's deductions for Distributions paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.


TAXATION OF STOCKHOLDERS


         TAXABLE DOMESTIC STOCKHOLDERS. For any taxable year in which the Company qualifies as a REIT for federal income tax purposes, Distributions made by the Company out of its current or accumulated earnings and profits to its stockholders that are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary income. Amounts received by such United States persons that are properly designated as capital gain dividends by the Company generally will be taxed as long-term capital gain, without regard to the period for which such person has held its Shares, to the extent that they do not exceed the Company's actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction generally allowed to corporations. In addition, the Company may elect to retain and pay income tax on its long-term capital gains. If the Company so elects, each stockholder will take into income the stockholder's share of the retained capital gain as long-term capital gain and will receive a credit or refund for that stockholder's share of the tax paid by the Company. The stockholder will increase the basis of such stockholder's share by an amount equal to the excess of the retained capital gain included in the stockholder's income over the tax deemed paid by such stockholder. Distributions to such United States persons in excess of the Company's current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder's Shares, and then, to the extent such Distributions exceed a stockholder's basis, as gain realized from the sale of Shares. The Company will notify each stockholder as to the portions of each Distribution which, in its judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any Distribution that is (i) declared by the Company in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months and
(ii) actually paid by the Company in January of the following year, shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes such December 31. Stockholders who elect to participate in the Reinvestment Plan will be treated as if they received a cash Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. Stockholders may not deduct on their income tax returns any net operating or net capital losses of the Company.


         Upon the sale or other disposition of the Company's Shares, a stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the Shares involved in the transaction. Such gain or loss will be a long-term capital gain or loss if, at the time of sale or other disposition, the Shares involved have been held for more than one year. In addition, if a stockholder sells or disposes of Shares which he has held for six months or less at the time of such sale or disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividends received by such stockholder that were treated as long-term capital gain.


         Generally, the redemption of Shares by the Company will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in the Company. A redemption of Shares for cash will be treated as a distribution that is taxable as a dividend to the extent of the Company's current or accumulated earnings and profits at the time of the redemption under Section 302 of the Code unless the redemption (a) results in a "complete termination" of the stockholder's interest in the Company under Section 302(b)(3) of the Code, (b) is "substantially disproportionate" with respect to the stockholder under
Section 302(b)(2) of the Code, or (c) is "not essentially equivalent to a dividend" with respect to the stockholder under Section 302(b)(1) of the Code. Under Code Section 302(b)(2) a redemption is considered "substantially disproportionate" if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, Shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as Shares actually owned, must generally be taken into account. A distribution to a stockholder will be "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the stockholder's interest in the Company. The Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation's affairs should be treated as being "not essentially equivalent to a dividend."

         If the redemption is not treated as a dividend, the redemption of the Shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis in the Shares redeemed. Such gain or loss would be capital gain or loss if the Shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the Shares exceeds one year.


         The Company will report to its U.S. stockholders and the Service the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid to the Service as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to the Company. See "Federal Income Tax Considerations -- Taxation of Stockholders -- Foreign Stockholders" below.


         Recently enacted tax legislation lowers the maximum individual tax rate on capital gains and "qualified dividend income" to 15%. Capital gains on sales of Company Shares by individuals and "capital gain" dividends received by individuals will be eligible for the reduced 15% rate (except to the extent of the portion of capital gain dividend attributable to depreciation recapture on sales of real property which will continue to be taxed at a rate of 25%). Ordinary dividend distributions made by the Company will be treated as "qualified dividend income" and eligible for the 15% maximum rate only to the extent attributable to taxable income of the Company on which a corporate level tax has been imposed, e.g. dividend income received by the Company from a non-REIT U.S. "C"-corporation including a TRS, income of the Company subject to a "built-in-gains" tax in the prior taxable year (net of the taxes paid by the Company on such income), and taxable income retained by the Company in the prior taxable year (net of the taxes paid by the Company on such income). Generally the Company does not elect to retain taxable income in excess of the amount required to be distributed for REIT qualification purposes.

         The state and local income tax treatment of the Company and its stockholders may not conform to the federal income tax treatment described above. As a result, stockholders should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in Shares.


         TAX-EXEMPT STOCKHOLDERS. Dividends paid by the Company to a stockholder that is a tax-exempt entity generally will not constitute "unrelated business taxable income" ("UBTI") as defined in Section 512(a) of the Code, provided that the tax-exempt entity has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code and the Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.


         Notwithstanding the foregoing, qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is "closely held" within the meaning of
Section 856(h)(1) of the Code and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of Shares in the Articles of Incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing Shares in the Company, absent a waiver of the restrictions by the Board of Directors. See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."


         Assuming that there is no waiver of the restrictions on ownership of Shares in the Articles of Incorporation and that a tax-exempt stockholder does not finance the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code or otherwise use its Shares in an unrelated trade or business, in the opinion of Counsel, the Distributions of the Company with respect to such tax-exempt stockholder will not constitute UBTI.


         The tax discussion of distributions by qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their own tax advisors regarding such questions.

         FOREIGN STOCKHOLDERS. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. The following discussion assumes that the income from investment in the Shares will not be effectively connected with the Non-U.S. Stockholders' conduct of a United States trade or business. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in Shares, including any reporting requirements. Non-U.S. Stockholders will be admitted as stockholders with the approval of the Advisor.


         Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current and accumulated earnings and profits of the Company. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to distributions from a REIT. The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such Distributions paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies (and, the Non-U.S. Stockholder files IRS Form W-8BEN with the Company and, if the Shares are not traded on an established securities market, includes on such form a taxpayer identification number acquired from the IRS) or (ii) the Non-U.S. Stockholder files an IRS Form W-8ECI with the Company claiming that the Distribution is effectively connected income. Distributions in excess of the Company's current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such Distributions paid do not exceed the adjusted basis of the stockholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholders' Shares, such Distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the Shares, as described below. If it cannot be determined at the time a Distribution is paid whether or not such Distribution will be in excess of current and accumulated earnings and profits, the Distributions will be subject to withholding at the rate of 30%. However, a Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of the Company's current and accumulated earnings and profits. The Company is permitted, but not required, to make reasonable estimates of the extent to which Distributions exceed current or accumulated earnings and profits. Such Distributions will generally be subject to a 10% withholding tax, which may be refunded to the extent they exceed the stockholder's actual U.S. tax liability, provided the required information is furnished to the IRS.



         For any year in which the Company qualifies as a REIT, Distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption or rate reduction. The Company is required by applicable Treasury Regulations to withhold 35% of any Distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.


         Gain recognized by a Non-U.S. Stockholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and in such case the sale of Shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if (i) investment in the Shares is treated as "effectively connected" with the Non-U.S. Stockholders' U.S. trade or business, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Effectively connected gain realized by a foreign corporate shareholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the Shares would be required to withhold and remit to the Service 10% of the purchase price.

STATE AND LOCAL TAXES

         The Company and its stockholders may be subject to state and local taxes in various states and localities in which it or they transact business, own property, or reside. The tax treatment of the Company and the stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock of the Company.

CHARACTERIZATION OF PROPERTY LEASES

         The Company will purchase both new and existing Properties and lease them to tenants pursuant to leases of the type described in "Business -- Description of Property Leases." The ability of the Company to claim certain tax benefits associated with ownership of the Properties, such as depreciation, depends on a determination that the lease transactions engaged in by the Company are true leases, under which the Company is the owner of the leased Property for federal income tax purposes, rather than a conditional sale of the Property or a financing transaction. A determination by the Service that the Company is not the owner of the Properties for federal income tax purposes may have adverse consequences to the Company, such as the denying of the Company's depreciation deductions.

Moreover, a denial of the Company's depreciation deductions could result in a determination that the Company's Distributions to stockholders were insufficient to satisfy the 90% distribution requirement for qualification as a REIT. However, as discussed above, if the Company has sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a "deficiency dividend" (plus a penalty and interest). See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements," above. Furthermore, in the event that the Company was determined not to be the owner of a particular Property, in the opinion of Counsel the income that the Company would receive pursuant to the recharacterized lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of such Property will have the effect of making the building serve as collateral for the debt obligation.


         The characterization of transactions as leases, conditional sales, or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the lessor or the lessee of the property is to be treated as the owner. Judicial decisions and pronouncements of the Service with respect to the characterization of transactions as either leases, conditional sales, or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

         While certain characteristics of the leases anticipated to be entered into by the Company suggest the Company might not be the owner of the Properties, such as the fact that such leases are "triple-net" leases, a substantial number of other characteristics indicate the bona fide nature of such leases and that the Company will be the owner of the Properties. For example, under the types of leases described in "Business -- Description of Property Leases," the Company will bear the risk of substantial loss in the value of the Properties, since the Company will acquire its interests in the Properties with an equity investment, rather than with nonrecourse indebtedness. Further, the Company, rather than the tenant, will benefit from any appreciation in the Properties, since the Company will have the right at any time to sell or transfer its Properties, subject to the tenant's right to purchase the property at a price not less than the Property's fair market value (determined by appraisal or otherwise).

         Other factors that are consistent with the ownership of the Properties by the Company are (i) the tenants are liable for repairs and to return the Properties in reasonably good condition; (ii) insurance proceeds generally are to be used to restore the Properties and, to the extent not so used, belong to the Company; (iii) the tenants agree to subordinate their interests in the Properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and
(iv) based on the Company's representation that the Properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of the Company's cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, the Company has not relinquished the Properties to the tenants for their entire useful lives, but has retained a significant residual interest in them. Moreover, the Company will not be primarily dependent upon tax benefits in order to realize a reasonable return on its investments.

         Concerning the Properties for which the Company owns the buildings and the underlying land, on the basis of the foregoing, assuming (i) the Company leases the Properties on substantially the same terms and conditions described in "Business -- Description of Property Leases," and (ii) as is represented by the Company, the residual value of the Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Company's cost of such Properties, and the remaining useful lives of the Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Properties' useful lives at the beginning of their lease terms, it is the opinion of Counsel that the Company will be treated as the owner of the Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. In the case of Properties for which the Company does not own the underlying land, Counsel may not be able to opine that such transactions will be characterized as leases.

CHARACTERIZATION OF SECURED EQUIPMENT LEASES

         The Company will purchase Equipment and lease it to Operators pursuant to leases of the type described in "Business -- Investment of Offering Proceeds." The ability of the Company to qualify as a REIT depends on a determination that the Secured Equipment Leases are financing arrangements, under which the lessees acquire ownership of the Equipment for federal income tax purposes. If the Secured Equipment Leases are instead treated as true leases, the Company may be unable to satisfy the income tests for REIT qualification. See "Federal Income Tax Considerations -- Taxation of the Company -- Income Tests."


         While certain characteristics of the Secured Equipment Leases to be entered into by the Company suggest that the Company retains ownership of the Equipment, such as the fact that certain of the Secured Equipment Leases are structured as leases, with the Company retaining title to the Equipment, a substantial number of other characteristics indicate that the Secured Equipment Leases are financing arrangements and that the lessees are the owners of the Equipment for federal income tax purposes. For example, under the types of Secured Equipment Leases described in "Business -- Investment of Offering Proceeds," the lease term will equal or exceed the useful life of the Equipment, and the lessee will have the option to purchase the Equipment at the end of the lease term for a nominal sum. Moreover, under the terms of the Secured Equipment Leases, the Company and the lessees will each agree to treat the Secured Equipment Leases as loans secured by personal property, rather than leases, for tax purposes.


         On the basis of the foregoing, assuming (i) the Secured Equipment Leases are made on substantially the same terms and conditions described in "Business -- Investment of Offering Proceeds," and (ii) as represented by the Company, each of the Secured Equipment Leases will have a term that equals or exceeds the useful life of the Equipment subject to the lease, it is the opinion of Counsel that the Company will not be treated as the owner of the Equipment that is subject to the Secured Equipment Leases for federal income tax purposes and that the Company will be able to treat the Secured Equipment Leases as loans secured by personal property. Counsel's opinion that the Company will be organized in conformity with the requirements for qualification as a REIT is based, in part, on the assumption that each of the Secured Equipment Leases will conform to the conditions outlined in clauses (i) and (ii) of the preceding sentence.

INVESTMENT IN JOINT VENTURES

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures which own and lease Properties. Assuming that the Joint Ventures have the characteristics described in "Business -- Joint Venture Arrangements," and are operated in the same manner that the Company operates with respect to Properties that it owns directly, it is the opinion of Counsel that (i) the Joint Ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code and not as associations taxable as corporations, and that the Company will be subject to tax as a partner pursuant to Sections 701-761 of the Code and (ii) all material allocations to the Company of income, gain, loss and deduction as provided in the Joint Venture agreements and as discussed in the Prospectus will be respected under Section 704(b) of the Code. The Company has represented that it will not become a participant in any Joint Venture unless the Company has first obtained advice of Counsel that the Joint Venture will constitute a partnership for federal income tax purposes and that the allocations to the Company contained in the Joint Venture agreement will be respected.

         If, contrary to the opinion of Counsel, a Joint Venture were to be treated as an association taxable as a corporation, the Company would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the Joint Venture's assets. In addition, the items of income and deduction of the Joint Venture would not pass through to the Company. Instead, the Joint Venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the Joint Venture's taxable income. Moreover, a determination that a Joint Venture is taxable as a corporation could cause the Company to fail to satisfy the asset tests for qualification as a REIT. See "Federal Income Tax Considerations -- Taxation of the Company -- Asset Tests" and "Federal Income Tax Considerations -- Taxation of the Company -- Income Tests," above.

                             REPORTS TO STOCKHOLDERS

         The Company will furnish each stockholder with its audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following: (i) financial statements, including a balance sheet, statement of operations, statement of stockholders' equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses of the Company, stated as a percentage of the Average Invested Assets (the average of the aggregate book value of the assets of the Company, for a specified period, invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interest of its stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, Directors, Advisor and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to the stockholders for the period, identifying the source of such Distributions and if such information is not available at the time of the Distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the Distribution was made).


         Within 75 days following the close of each Company fiscal year, each stockholder that is a Qualified Plan will be furnished with an annual statement of Share valuation to enable it to file annual reports required by ERISA as they relate to its investment in the Company. For any period during which the Company is making a public offering of Shares, the statement will report an estimated value of each Share at the public offering price per Share, which during the term of this offering is $10.00 per Share. If no public offering is ongoing, and until Listing, the statement will report an estimated value of each Share, based on (i) appraisal updates performed by the Company based on a review of any existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value primarily by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The Company may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither the Company nor its Affiliates thereby make any warranty, guarantee, or representation that (i) the stockholders or the Company, upon liquidation, will actually realize the estimated value per Share, or (ii) the stockholders will realize the estimated net asset value if they attempt to sell their Shares.


         If the Company is required by the Exchange Act to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, stockholders will be furnished with a summary of the information contained in each such report within 90 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding the Company and its activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to the Company. If the Company is not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 60 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.


         Stockholders and their duly authorized representatives are entitled to inspect and copy, at their expense, the books and records of the Company at all times during regular business hours, upon reasonable prior notice to the Company, at the location where such reports are kept by the Company. Stockholders, upon request and at their expense, may obtain full information regarding the financial condition of the Company, a copy of the Company's federal, state, and local income tax returns for each fiscal year of the Company, and, subject to certain confidentiality requirements, a list containing the name, address, and Shares held by each stockholder.

         The fiscal year of the Company will be the calendar year.

         The Company's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Company. Appropriate tax information will be submitted to the stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested stockholder.

                                  THE OFFERING

GENERAL


         A maximum of 400,000,000 Shares ($4,000,000,000) are being offered at a purchase price of $10.00 per Share, which purchase price is subject to reduction in the manner described below. The sale of 187,000,000 of such Shares is subject to approval by the stockholders of a resolution to increase the number of authorized Shares of the Company. See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock." Included in the 400,000,000 Shares offered, the Company has registered 50,000,000 Shares ($500,000,000) available to stockholders purchasing Shares in this offering or to stockholders who purchased Shares in one of the Prior Offerings who elect to participate in the Reinvestment Plan and who receive a copy of this Prospectus or a separate prospectus for the Reinvestment Plan. Prior to the conclusion of this offering, if any of the 50,000,000 Shares remain after meeting anticipated obligations under the Reinvestment Plan, the Company may decide to sell a portion of these Shares in this offering. Until such time, if any, as the stockholders approve an increase in the number of authorized Shares, this offering will be limited to 213,000,000 Shares ($2,130,000,000), 25,000,000 Shares ($250,000,000) of which will be available to stockholders purchasing pursuant to the Reinvestment Plan. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under this Prospectus or a separate prospectus. See "Summary of Reinvestment Plan." The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized Shares of Common Stock available following termination of this offering.



         A minimum investment of 250 Shares ($2,500) is required. IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000). For Minnesota investors, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000). Any investor who makes the required minimum investment may purchase additional Shares in increments of one Share. See "The Offering -- General," "The Offering -- Subscription Procedures" and "Summary of Reinvestment Plan."


PLAN OF DISTRIBUTION


         The Shares are being offered to the public on a "best efforts" basis (which means that no one is guaranteeing that any minimum amount will be sold) through the Soliciting Dealers, who will be members of the National Association of Securities Dealers, Inc. (the "NASD") or other persons or entities exempt from broker-dealer registration, and the Managing Dealer. The Soliciting Dealers will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of Shares from the Company. The Managing Dealer and the Soliciting Dealers will not execute any transaction involving the purchase of Shares in a discretionary account without the prior written approval of the transaction by the subscriber. Both James M. Seneff, Jr. and Robert A. Bourne are Affiliates and licensed principals of the Managing Dealer, and the Advisor is an Affiliate of the Managing Dealer.



         Prior to a subscriber's admission to the Company as a stockholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with SouthTrust Bank. The Company, within 30 days after the date a subscriber is admitted to the Company, will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on the funds of those subscribers whose funds have been held in escrow by such bank for at least 20 days. Stockholders otherwise are not entitled to interest earned on Company funds or to receive interest on their Invested Capital. See "The Offering - Escrow Arrangements" below.



         Subject to the provisions for a reduction of the Selling Commissions, the marketing support fee and the Acquisition Fee described below, the Company will pay the Managing Dealer an aggregate of up to 6.5% of the Gross Proceeds as Selling Commissions. The Managing Dealer will reallow fees of up to 6% to the Soliciting Dealers with respect to Shares sold by them. In addition, the Company will pay the Managing Dealer for actual expenses incurred in connection with the due diligence of our Company and this offering and such reimbursement will be reallowed to the Soliciting Dealers who incurred such expenses following submission of invoices supporting such expenses. The Company will also pay to the Managing Dealer an amount equal to 1.5% of Gross Proceeds as a marketing support fee. All or a portion of this fee will be reallowed to any Soliciting Dealer which enters into a marketing support fee agreement with the Managing Dealer. Generally, the Managing Dealer will not reallow any portion of the marketing support fee to Soliciting Dealers unless they have a prescribed minimum annual sales volume of Shares of our Common Stock. Stockholders who elect to participate in the Reinvestment Plan will be charged Selling Commissions, the marketing support fee and due diligence reimbursements on Shares purchased for their accounts on the same basis as investors who purchase Shares in this offering, which purchases are not subject to discounts. See "Summary of Reinvestment Plan."



         PURCHASES MAY BE MADE BY CERTAIN CATEGORIES OF INVESTORS NET OF SELLING COMMISSIONS AND THE MARKETING SUPPORT FEE AND, IN CERTAIN CIRCUMSTANCES, 2.9% OF GROSS PROCEEDS FOR ACQUISITION FEES, AS EXPLAINED BELOW.



         The following persons and entities may purchase Shares net of 6.5% commissions and the 1.5% marketing support fee, at a per Share purchase price of $9.20 (assuming no other discounts apply): (i) a registered principal or representative of the Managing Dealer or a Soliciting Dealer; (ii) employees, officers and directors of the Company or the Advisor, or of the Affiliates of either of the foregoing entities (and the immediate family members of any of the foregoing persons, provided that "immediate family members" means such person's spouse, parents, children, grandparents, grandchildren and any such person who is so related by marriage such that this includes "step-" and "-in law" relations as well as such persons so related by adoption), and any Plan established exclusively for the benefit of such persons or entities; (iii) a client of an investment adviser registered under the Investment Advisers Act of 1940, as amended, or under applicable state securities laws; and (iv) a person investing in a bank trust account with respect to which the decision-making authority for investments made has been delegated to the bank trust department. As all sales must be made through a registered broker-dealer, the investment adviser must arrange the placement of the transaction through a broker-dealer that will waive compensation or may contact the Managing Dealer for such assistance. The amount of proceeds to the Company will not be affected by eliminating commissions and marketing support fees payable in connection with sales to investors described above. In addition, Soliciting Dealers that have a contractual arrangement with their clients for the payment of fees on terms that are inconsistent with the acceptance of all or a portion of the Selling Commissions and the marketing support fee may elect not to accept all or a portion of their compensation in the form of Selling Commissions and the marketing support fee offered by the Company for Shares that they sell. In that event, such Shares shall be sold to the investor net of 6.5% commissions and the marketing support fee, at a per share purchase price of $9.20.



         In order to encourage purchases in excess of 500,000 Shares, by the categories of investors described above, in addition to a discount equal to the 6.5% Selling Commissions and the 1.5% marketing support fee discount described above, if such investor is a "purchaser" (as defined below) and buys in excess of 500,000 Shares, and all such Shares were purchased through the same registered investment adviser, Soliciting Dealer or the Managing Dealer, such purchase and any subsequent purchase will be subject to a reduced Acquisition Fee of 1.0% of the Gross Proceeds from such subscription (as opposed to 3.9%). In such instance, the initial purchase price per Share will be $8.91; provided, however, such purchaser and any person to whom the Shares are transferred, will be required to pay, through withholdings by the Company of Distributions otherwise payable to it, an annual 0.40% Advisory Fee on such person's Shares. See "Management Compensation."



         VOLUME DISCOUNTS.



         In connection with the purchases of certain minimum numbers of Shares by an investor who does not qualify for the discount described above, the amount of commissions otherwise payable to a Soliciting Dealer may be reduced in accordance with the following schedule:



                                                   Commissions on Sales per       Reallowed Commissions on Sales
                         Purchase Price per    Incremental Share Payable to the   per Incremental Share in Volume
                        Incremental Share in           Managing Dealer                     Discount Range
       Number              Volume Discount     --------------------------------   -------------------------------
of Shares Purchased            Range           Percent            Dollar Amount   Percent           Dollar Amount
-------------------     --------------------   -------            -------------   -------           -------------
       1--50,000               $10.00            0.5%                  $0.05        6.0%                $0.60
  50,001--75,000                 9.90            0.5%                  $0.05        5.0%                $0.50
  75,001--100,000                9.80            0.5%                  $0.05        4.0%                $0.40
 100,001--250,000                9.70            0.5%                  $0.05        3.0%                $0.30
 250,001--500,000                9.60            0.5%                  $0.05        2.0%                $0.20
  Over 500,001*                  9.50            0.5%                  $0.05        1.0%                $0.10



         For example, if an investor purchases 100,000 Shares, the investor could pay as little as $992,500 rather than $1 million for the Shares, in which event the Selling Commissions on the sale of such Shares would be $57,500 ($0.575 per Share). The net proceeds to the Company will not be affected by such discounts.

         The volume discount is, to the extent requested in writing by an investor as described below, cumulative. To the extent an investor qualifies for a volume discount on a particular purchase, its subsequent purchase, regardless of Shares subscribed for in that purchase (other than through the Reinvestment
Plan), will also qualify for (x) that volume discount or, (y) to the extent the subsequent purchase when aggregated with the prior purchase(s) qualifies for a greater volume discount, such greater discount. For example, if an initial purchase is for 74,000 Shares, and a second purchase is for 3,000 Shares, 1,000 Shares of the second purchase will be priced at $9.90 per Share and 2,000 Shares of the second purchase will be priced at $9.80 per Share. Any request to treat a subsequent purchase cumulatively for purposes of the volume discount must be made in writing in a form satisfactory to the Company and must set forth the basis for such request.



         For purposes of volume discounts, all such Shares must be purchased through the same Soliciting Dealer, or through the Managing Dealer or through the same registered investment adviser, as applicable.



         *Further, in order to encourage purchases in excess of 500,000 Shares, in addition to the volume discounts described above, if the investor is a "purchaser" and buys in excess of 500,000 Shares, and all such Shares were purchased through the same Soliciting Dealer or the Managing Dealer, such sale and any subsequent sale will be subject to a reduced Acquisition Fee of 1.0% of the Gross Proceeds from such sale (as opposed to 3.9%). In such instance, such purchaser and any person to whom such Shares are transferred, will be required to pay, through withholdings by the Company of Distributions otherwise payable to it, an annual 0.40% Advisory Fee on such person's Shares. See "Management Compensation."



         APPLICATION OF VARIOUS DISCOUNTS. Any discounts will be prorated among the separate subscribers considered to be a single "purchaser." Shares purchased pursuant to the Reinvestment Plan on behalf of a Participant in the Reinvestment Plan will not be combined with other subscriptions for Shares by the investor in determining the volume discount or Acquisition Fee discount to which such investor may be entitled. Further, Shares purchased pursuant to the Reinvestment Plan will not be eligible for a volume discount, Acquisition Fee discount or any other discount referred to in this Plan of Distribution. See "Summary of Reinvestment Plan."



         For purposes of determining the applicability of volume, Acquisition Fee and other discounts, "purchaser" includes (i) an individual, his or her spouse, and their children under the age of 21, who purchase the Shares for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not; (iii) an employee's trust, pension, profit-sharing, or other employee benefit plan qualified under Section 401 of the Code; and (iv) all pension, trust, or other funds maintained by a given bank. Any request to be deemed a "purchaser" must be made in writing in a form satisfactory to the Company and must set forth the basis for such request. Any such request will be subject to verification by the Managing Dealer that all of such subscriptions were made by a single "purchaser."



         Any reduction in Selling Commissions, the marketing support fee, and/or Acquisition Fees will reduce the effective purchase price per Share to the investor involved but will not alter the proceeds available to the Company as a result of such sale with which to acquire Properties, make Mortgage Loans or invest in other permitted investments. All investors will be deemed to have contributed the same amount per Share to the Company whether or not the investor receives a discount. Accordingly, for purposes of Distributions, investors who pay reduced commissions will receive higher returns on their investments in the Company as compared to investors who do not pay reduced commissions; provided, however, that Distributions payable to stockholders who receive Acquisition Fee discounts, are subject to reduction with respect to the payment of the Advisory Fee.



         SALES INCENTIVES. The Company or its Affiliates also may provide incentive items for registered representatives of the Managing Dealer and the Soliciting Dealers, which in no event shall exceed an aggregate of $100 per annum per participating salesperson. In the event other incentives are provided to registered representatives of the Managing Dealer or the Soliciting Dealers, they will be paid only in cash, and such payments will be made only to the Managing Dealer or the Soliciting Dealers rather than to their registered representatives. Any such sales incentive program must first have been submitted for review by the NASD, and must comply with Rule 2710(c)(6)(B)(xiii). Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation. See "Estimated Use of Proceeds."



         OTHER COMPENSATION. In connection with the sale of Shares, certain associated persons of the Managing Dealer may perform wholesaling functions for which they will receive compensation in an aggregate amount not in excess of 1.20% of Gross Proceeds, of which 0.5% is payable by the Managing Dealer (out of the 0.5% it retains from the Selling Commissions) and 0.7% will be paid either by the Managing Dealer out of its funds or by an Affiliate, but not by the Company. In addition, in connection with wholesaling activities, the Managing Dealer and its affiliates are estimated to receive approximately 0.085% of the Gross Proceeds as expense reimbursement, 0.013% of Gross Proceeds as reimbursement for certain investor relations expenses, 0.103% of Gross Proceeds for reimbursement of sales expenses and 0.003% of Gross Proceeds for reimbursement of legal expenses.



         In addition, the Company will pay to its Affiliates, including the Managing Dealer and CNL Investment Company, and to Soliciting Dealers for other expenses expected to be incurred approximately 0.042% of the Gross Proceeds for sales seminars.


         The total amount of underwriting compensation, including commissions and reimbursement of expenses, paid in connection with the offering will not exceed 10% of Gross Proceeds, plus an additional 0.5% of Gross Proceeds for reimbursement of bona fide due diligence expenses. Underwriting compensation includes Selling Commissions, marketing support fees, wholesaling compensation and expense reimbursements, expenses relating to sales seminars, and sales incentives.


         The Managing Dealer and the Soliciting Dealers severally will indemnify the Company and its officers and Directors, the Advisor and its officers and directors and their Affiliates, against certain liabilities, including liabilities under the Securities Act.


SUBSCRIPTION PROCEDURES


         PROCEDURES APPLICABLE TO ALL SUBSCRIPTIONS. In order to purchase Shares, the subscriber must complete and execute the Subscription Agreement. Any subscription for Shares must be accompanied by cash or check payable to "SouthTrust Bank, Escrow Agent" or to the Company, in the amount of $10.00 per Share, subject to certain discounts discussed above. See also "The Offering-Escrow Arrangements" below. Subscriptions will be effective only upon their acceptance by the Company, and the Company reserves the right to reject any subscription in whole or in part. Subscription proceeds will be held in escrow for the benefit of investors until such time as the investors are admitted as stockholders of the Company. See "The Offering - Escrow Arrangements" below. Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares for which they have subscribed payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.


         Each subscription will be accepted or rejected by the Company within 30 days after its receipt, and no sale of Shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this Prospectus. If a subscription is rejected, the funds will be returned to the subscriber within ten business days after the date of such rejection, without interest and without deduction. A form of the Subscription Agreement is set forth as Appendix C to this Prospectus. The subscription price of each Share is payable in full upon execution of the Subscription Agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase.

         The Advisor and each Soliciting Dealer who sells Shares on behalf of the Company have the responsibility to make every reasonable effort to determine that the purchase of Shares is appropriate for an investor and that the requisite suitability standards are met. See "Suitability Standards and How to Subscribe -- Suitability Standards." In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the Soliciting Dealer.


         The Advisor and each Soliciting Dealer shall maintain records of the information used to determine that an investment in the Shares is suitable and appropriate for an investor. The Advisor and each Soliciting Dealer shall maintain these records for at least six years.



         Subscribers will generally be admitted as stockholders not later than the last day of the calendar month following acceptance of their subscriptions.

         PROCEDURES APPLICABLE TO NON-TELEPHONIC ORDERS. Each Soliciting Dealer receiving a subscriber's check made payable solely to the bank escrow agent (where, pursuant to such Soliciting Dealer's internal supervisory procedures, internal supervisory review must be conducted at the same location at which subscription documents and checks are received from subscribers), will deliver such checks to the Managing Dealer no later than the close of business of the first business day after receipt of the subscription documents by the Soliciting Dealer except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         PROCEDURES APPLICABLE TO TELEPHONIC ORDERS. Certain Soliciting Dealers may permit investors to subscribe for Shares by telephonic order to the Soliciting Dealer. There are no additional fees associated with telephonic orders. Subscribers who wish to subscribe for Shares by telephonic order to the Soliciting Dealer may complete the telephonic order either by delivering a check in the amount necessary to purchase the Shares to be covered by the subscription agreement to the Soliciting Dealer or by authorizing the Soliciting Dealer to pay the purchase price for the Shares to be covered by the subscription agreement from funds available in an account maintained by the Soliciting Dealer on behalf of the subscriber. A subscriber must specifically authorize the registered representative and branch manager to execute the subscription agreement on behalf of the subscriber and must already have made or have agreed to make payment for the Shares covered by the subscription agreement.


         To the extent that customers of any Soliciting Dealer wish to subscribe and pay for Shares with funds held by or to be deposited with those firms, then such firms shall, subject to Rule 15c2-4(a) promulgated under the Exchange Act either (i) upon receipt of an executed subscription agreement or direction to execute a subscription agreement on behalf of a customer, to forward the offering price for the Shares covered by the subscription agreement on or before the close of business of the first business day following receipt or execution of a subscription agreement by such firms to the Managing Dealer (except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and subscriber's check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer), or (ii) to solicit indications of interest in which event (a) such Soliciting Dealers must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return a subscription agreement or to receive authorization to execute the subscription agreement on the customer's behalf, (b) such Soliciting Dealers must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (c) such Soliciting Dealers must debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (a), and (d) such Soliciting Dealers must forward funds to the Managing Dealer in accordance with the procedures and on the schedule set forth in clause (i) of this sentence. If the procedure in (ii) is adopted, subscribers' funds are not required to be in their accounts until the debit date. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.



         Investors, however, who are residents of California, Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington must complete and sign the Subscription Agreement in order to subscribe for Shares and, therefore, may not subscribe for Shares by telephone. Representatives of Soliciting Dealers who accept telephonic orders will execute the Subscription Agreement on behalf of investors who place such orders. All investors who telephonically subscribe for Shares will receive, with confirmation of their subscription, a second copy of the Prospectus.


         Residents of Oklahoma, and Texas who telephonically subscribe for Shares will have the right to rescind such subscriptions within ten days from receipt of the confirmation. Such investors who do not rescind their subscriptions within such ten-day period shall be deemed to have assented to all of the terms and conditions of the Subscription Agreement.

         ADDITIONAL SUBSCRIPTION PROCEDURES. Investors who have questions or who wish to place orders for Shares by telephone or to participate in the Reinvestment Plan should contact their Soliciting Dealer. Certain Soliciting Dealers do not permit telephonic subscriptions or participation in the Reinvestment Plan. See "Summary of Reinvestment Plan." The form of Subscription Agreement for certain Soliciting Dealers who do not permit telephonic subscriptions or participation in the Reinvestment Plan differs slightly from the form attached hereto as Appendix C, primarily in that it will eliminate one or both of these options.

ESCROW ARRANGEMENTS

         The Escrow Agreement between the Company and SouthTrust Bank (the "Bank") provides that escrowed funds will be invested by the Bank in bank accounts, including interest-bearing savings accounts and bank money market accounts, in short-term certificates of deposit issued by a bank, short-term securities directly or indirectly issued or guaranteed by the United States Government, or in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released to the Company upon request following the admission of a stockholder to the Company.

         The interest, if any, earned on subscription proceeds will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders will not otherwise be entitled to interest earned on Company funds or to receive interest on their Invested Capital.

ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

         A PROSPECTIVE INVESTOR THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, A TAX-QUALIFIED RETIREMENT PLAN, AN IRA, OR A GOVERNMENTAL, CHURCH, OR OTHER PLAN THAT IS EXEMPT FROM ERISA IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER APPLICABLE PROVISIONS OF ERISA, THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE SHARES BY SUCH PLAN OR IRA.

         FIDUCIARY DUTIES AND PROHIBITED TRANSACTIONS. A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (an "ERISA Plan") should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of any portion of the ERISA Plan's assets in the Common Stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by Section 404(a)(1)(D) of ERISA; (iii) whether the investment is prudent under Section 404(a)(1)(B) of ERISA; and (iv) whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by Section 404(a)(1)(A) of ERISA.

         In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a "Plan") and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction.


         PLAN ASSETS. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the "plan assets" of the Plan. The "plan assets" of a Plan include the Plan's interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term "plan assets" is not specifically defined in ERISA or the Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the

"DOL Regulation") setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute "plan assets." The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Code.


         Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a "publicly-offered security," the Plan's assets generally would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act and are currently registered under Section 12(g) of the Exchange Act.


         The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be "widely held" solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Shares are "widely held."

         The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. The Company believes that the restrictions imposed under the Articles of Incorporation on the transfer of the Common Stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the Common Stock to be "freely transferable." See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership." The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the Common Stock.

         Assuming that the Shares continue to be "widely held" and will be "freely transferable," the Company believes that the Shares will be publicly-offered securities for purposes of the DOL Regulation and that the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares.

DETERMINATION OF OFFERING PRICE

         The offering price per Share was determined by the Company in its sole discretion based upon the price which the Company believed investors would pay for the Shares, the fees to be paid to the Advisor and its Affiliates, as well as estimated fees to third parties, the expenses of this offering and the funds it believed should be available to invest in Properties, Mortgage Loans and other permitted investments. There is no public market for the Shares on which to base market value. In addition, the Company did not take into account the value of the underlying assets in determining the price per Share. The Company has sold all of its Shares, commencing with its Initial Offering, at $10 per Share.

                           SUPPLEMENTAL SALES MATERIAL


         Shares are being offered only through this Prospectus. In addition to this Prospectus, the Company may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this Prospectus. No sales material may be used unless it has first been approved in writing by the Company. As of the date of this Prospectus, it is anticipated that the following sales material will be authorized for use by the Company in connection with this offering: (i) a brochure; (ii) a fact sheet describing the general features of the Company; (iii) a properties portfolio; (iv) a summary description of the offering; (v) a slide presentation; (vi) broker updates;
(vii) a listing of properties; (viii) an electronic media presentation; (ix) a cd-rom presentation; (x) seminar advertisements and invitations; and (xi) certain third-party articles. All such materials will be used only by registered broker-dealers that are members of the NASD and advisers registered under the Investment Advisers Act of 1940. The Company also may respond to specific questions from Soliciting Dealers and prospective investors. Additional materials relating to the offering may be made available to Soliciting Dealers for their internal use.

                                 LEGAL OPINIONS

         The legality of the Shares being offered hereby has been passed upon for the Company by Greenberg Traurig, LLP. Statements made under "Risk Factors -- Tax Risks" and "Federal Income Tax Considerations" have been reviewed by Greenberg Traurig, LLP, who have given their opinion that such statements as to matters of law are correct in all material respects. Greenberg Traurig, LLP serves as securities and tax counsel to the Company and to the Advisor and certain of their Affiliates. Members of the firm may invest in the Company, but do not hold any substantial interest in the Company. The firm is, however, a tenant in an office building in which the Company owns a 10% interest.

                                     EXPERTS


         The financial statements of the Company as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, and the combined financial statements of American Retirement Communities Portfolio (a group of related properties acquired by CNL Retirement Properties, Inc.) as of December 31, 2001 and 2000 and for the two years then ended, included in this Prospectus and Registration Statement, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.


         The financial statements of Prime Care One Portfolio and Prime Care Two, LLC at December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, and the combined financial statements of Prime Care One, LLC and PC1, LLC and combined financial statements of Prime Care Two, LLC and PC2, LLC at December 31, 2002 and 2001 included in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

         The combined financial statements of Marriott Senior Living Services Twenty-One Communities at December 28, 2001 and December 29, 2000, and for each of the three fiscal years in the period ended December 28, 2001, included in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.


         The combined financial statements of Marriott Senior Living Services Nine Communities at January 3, 2003, December 28, 2001 and December 29, 2000, and for each of the three fiscal years in the period ended January 3, 2003, included in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.



         The combined financial statements of Sunrise Senior Living Services Fourteen Communities at December 31, 2002 and for the year then ended, included in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.



         The combined financial statements of Sunrise Senior Living, Inc. Sixteen Communities at December 31, 2002 and for the year then ended, included in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION


         A Registration Statement has been filed with the Securities and Exchange Commission with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the Commission, each such statement being qualified in all respects by such reference. For further information regarding the Company and the Shares, reference is hereby made to the Registration Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the principal office of the Commission in Washington, D.C., upon payment of the fee prescribed by the Commission, or examined at the principal office of the Commission without charge. In addition, the Company is required to file periodic reports under the Exchange Act, and has filed registration statements relating to previous offerings, all of which may be obtained from the Commission. The Commission maintains a web site located at http://www.sec.gov. that contains information regarding registrants that file electronically with the Commission.


                                   DEFINITIONS

         "2000 Offering" means the public offering of the Company of 15,500,000 Shares of Common Stock, including 500,000 Shares available pursuant to the Reinvestment Plan, which commenced in September 2000 and terminated on May 24, 2002.

         "2002 Offering" means the public offering of the Company of 45,000,000 Shares of Common Stock, including 5,000,000 Shares available pursuant to the Reinvestment Plan, which commenced in May 2002 and terminated on April 3, 2003.

         "2003 Offering" means the public offering of the Company of 175,000,000 Shares of Common Stock, including 25,000,000 Shares available pursuant to the Reinvestment Plan, which commenced on April 3, 2003 and is expected to terminate in February 2004.

         "Acquisition Expenses" means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

         "Acquisition Fees" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any person or entity to any other person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgage Loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.

         "ADLs" means activities of daily living, such as eating, dressing, walking, bathing and bathroom use.

         "Advisor" means CNL Retirement Corp., a Florida corporation, any successor advisor to the Company, or any person or entity to which CNL Retirement Corp. or any successor advisors subcontracts substantially all of its functions. The Advisor has responsibility for the day-to-day operations of the Company.

         "Advisory Agreement" means the Advisory Agreement between the Company and the Advisor, pursuant to which the Advisor will act as the advisor to the Company and provide specified services to the Company.

         "Affiliate" means (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (ii) any person or entity directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another person or entity; (iii) any officer, director, partner, or trustee of such person or entity; (iv) any person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person; and (v) if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

         "Articles of Incorporation" means the Articles of Incorporation, as the same may be amended from time to time, of the Company.

         "Asset Management Fee" means the fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Properties and Mortgage Loans pursuant to the Advisory Agreement.


         "Assets" means Properties, Mortgage Loans and Secured Equipment Leases, collectively.


         "Average Invested Assets" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

         "Bank" means SouthTrust Bank, escrow agent for the offering.

         "Board of Directors" means the Directors of the Company.

         "Bylaws" means the bylaws of the Company, as the same may be amended from time to time.

         "Certificate of Need laws" means laws enacted by certain states requiring a health care corporation to apply and to be approved prior to establishing or modifying a retirement facility.

         "CNL" means CNL Holdings, Inc., the parent company either directly or indirectly of the Advisor and the Managing Dealer.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Competitive Real Estate Commission" means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by the Company to all persons and entities (including the subordinated real estate disposition fee payable to the Advisor) in connection with any Sale of one or more of the Company's Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) six percent of the gross sales price of the Property or Properties.

         "Construction Fee" means a fee or other remuneration for acting as a general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitation on a Property.

         "Counsel" means tax counsel to the Company.

         "Development Fee" means a fee for such activities as negotiating and approving plans and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Property, either initially or at a later date.

         "Director" means a member of the Board of Directors of the Company.


         "Distributions" means any distribution of money or other property by the Company to owners of Shares including distributions that may constitute a return of capital for federal income tax purposes.


         "Equipment" means the furniture, fixtures and equipment used at Retirement Facilities by Operators.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" means a pension, profit-sharing, retirement, or other employee benefit plan subject to ERISA.

         "Excess Shares" means the excess shares exchanged for shares of Common Stock or Preferred Stock, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT under the Code.


         "Front-End Fees" means fees and expenses paid by any person or entity to any person or entity for any services rendered in connection with the organization of the Company and investing in Properties and Mortgage Loans, including Selling Commissions, the marketing support fee, due diligence expense reimbursements, Offering Expenses, Acquisition Expenses and Acquisition Fees paid out of Gross Proceeds, and any other similar fees, however designated. During the term of the Company, Front-End Fees shall not exceed 20% of Gross Proceeds.


         "Gross Proceeds" means the aggregate purchase price of all Shares sold for the account of the Company through the offering, without deduction for Selling Commissions, volume discounts, the marketing support fee, due diligence expense reimbursements or Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Managing Dealer or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full offering price, currently $10.00.

         "IADLs" means instrumental activities of daily living, such as shopping, telephone use and money management.

         "Independent Director" means a Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) the performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law or sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Advisor, any of its affiliates, or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5% of either the Director's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis.

         "Independent Expert" means a person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

         "Initial Investment" means the 20,000 Shares of Common Stock purchased by the Advisor as part of the Company's initial capitalization.

         "Initial Offering" means the initial offering of the Company which commenced on September 18, 1998 and terminated on September 18, 2000.

         "Invested Capital" means the amount calculated by multiplying the total number of Shares of Common Stock purchased by stockholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the plan for redemption of Shares.

         "IRA" means an Individual Retirement Account.

         "IRS" means the Internal Revenue Service.

         "Joint Ventures" means the joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.

         "Leverage" means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

         "Line of Credit" means one or more lines of credit in an aggregate amount up to $125,000,000 (or such greater amount as shall be approved by the Board of Directors), the proceeds of which will be used to acquire Properties and make Mortgage Loans and Secured Equipment Leases, to pay the Secured Equipment Lease Servicing Fee and for any other authorized purpose. The Line of Credit may be in addition to any Permanent Financing.


         "Listing" means the listing of the Shares of the Company on a national securities exchange or over-the-counter market.


         "Managing Dealer" means CNL Securities Corp., an Affiliate of the Advisor, or such other person or entity selected by the Board of Directors to act as the managing dealer for the offering. CNL Securities Corp. is a member of the National Association of Securities Dealers, Inc.

         "Mortgage Loans" means, in connection with mortgage financing provided by the Company, notes or other evidences of indebtedness or obligations which are secured or collateralized by real estate owned by the borrower.

         "Net Assets" means the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated quarterly by the Company, on a basis consistently applied.

         "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company's Assets.

         "Net Offering Proceeds" means Gross Proceeds less (i) Selling Commissions, (ii) Offering Expenses, and (iii) the marketing support fee and due diligence expense reimbursements.

         "Net Sales Proceeds" means, in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any Mortgage Loan or any Secured Equipment Lease, any amounts from tenants, borrowers or lessees that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties, Mortgage Loans, Secured Equipment Leases or other assets to repay outstanding indebtedness, or to establish reserves.


         "Offering Expenses" means any and all costs and expenses, other than Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company, the Advisor or any Affiliate of either in connection with the qualification and registration of the Company and the marketing and distribution of Shares, including, without limitation, the following: legal, accounting, and escrow fees; printing, amending, supplementing, mailing, and distributing costs; filing, registration, and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings. The Offering Expenses paid by the Company in connection with the offering, together with the Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.

         "Operating Expenses" includes all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including (a) advisory fees, (b) any soliciting dealer servicing fees in connection with the 2000 Offering, (c) the Asset Management Fee, (d) the Performance Fee, and (e) the Subordinated Incentive Fee, but excluding (i) the expenses of raising capital such as Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization, and bad debt reserves, (v) the Advisor's subordinated 10% share of Net Sales Proceeds, (vi) the Secured Equipment Lease Servicing Fee, and (vii) Acquisition Fees and Acquisition Expenses, real estate commissions on the sale of property and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).



         "Operators" means operators of facilities at which seniors' housing or health care services are provided, including, but not limited to, congregate living facilities, assisted living facilities, skilled nursing facilities, continuing care retirement communities, life care communities, specialty clinics, medical office buildings, walk-in clinics, and similar types of health care-related facilities.


         "Ownership Limit" means, with respect to shares of Common Stock and Preferred Stock, the percent limitation placed on the ownership of Common Stock and Preferred Stock by any one Person (as defined in the Articles of Incorporation). As of the initial date of this Prospectus, the Ownership Limit is 9.8% of the outstanding Common Stock and 9.8% of the outstanding Preferred Stock.

         "Participants" means those stockholders who elect to participate in the Reinvestment Plan.

         "Performance Fee" means the fee payable to the Advisor under certain circumstances if certain performance standards have been met and the Subordinated Incentive Fee has not been paid.


         "Permanent Financing" means financing (i) to acquire Assets, (ii) to pay the Secured Equipment Lease Servicing Fee, (iii) to pay a fee of 3.9% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, and (iv) to refinance outstanding amounts on the Line of Credit. Permanent Financing may be in addition to any borrowing under the Line of Credit.


         "Plan" means ERISA Plans, IRAs, Keogh plans, stock bonus plans, and certain other plans.

         "Preferred Stock" means any class or series of preferred stock of the Company that may be issued in accordance with the terms of the Articles of Incorporation and applicable law.

         "Prior Offerings" means the prior public offerings of the Company; the Initial Offering, the 2000 Offering, 2002 Offering and the 2003 Offering.

         "Properties" means interests in (i) the real properties, including the buildings located thereon and including Equipment, (ii) the real properties only, or (iii) the buildings only, including Equipment; any of which are acquired by the Company, either directly or indirectly through joint ventures, partnerships or other legal entities.

         "Prospectus" means the final prospectus included in the Company's Registration Statement filed with the Securities and Exchange Commission, pursuant to which the Company will offer Shares to the public, as the same may be amended or supplemented from time to time after the effective date of such Registration Statement.

         "Qualified Plans" means qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and IRAs.

         "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

         "Reinvestment Agent" or "Agent" means the independent agent, which currently is Bank of New York, for Participants in the Reinvestment Plan.

         "Reinvestment Plan" means the Reinvestment Plan, in the form attached hereto as Appendix A.

         "Reinvestment Proceeds" means net proceeds available from the sale of Shares under the Reinvestment Plan to redeem Shares or, under certain circumstances, to invest in additional Properties or Mortgage Loans.

         "REIT" means real estate investment trust, as defined pursuant to Sections 856 through 860 of the Code.


         "Related Party Tenant" means a related party tenant, as defined pursuant to Section 856(d)(2)(B) of the Code.


         "Retirement Partners" means CNL Retirement Partners, LP, a Delaware limited partnership. Properties acquired are expected to be held by Retirement Partners and, as a result, owned by the Company through Retirement Partners.

         "Roll-Up Entity" means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

         "Roll-Up Transaction" means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of existence of the Company, compensation to the Advisor, or the investment objectives of the Company.

         "Sale" (i) means any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards;
(B) the Company sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards or, (D) the Company sells, grants, conveys or relinquishes its interest in any Mortgage Loan or Secured Equipment Lease or portion thereof, including any event with respect to any Mortgage Loan or Secured Equipment Lease which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B) or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within 180 days thereafter.

         "Secured Equipment Leases" means the Equipment financing made available by the Company to Operators pursuant to which the Company will finance, through loans or direct financing leases, the Equipment.

         "Secured Equipment Lease Servicing Fee" means the fee payable to the Advisor by the Company out of the proceeds of the Line of Credit or Permanent Financing for negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease and paid upon entering into such lease or loan. No other fees will be payable in connection with the Secured Equipment Lease program.

         "Selling Commissions" means any and all commissions payable to underwriters, managing dealers, or other broker-dealers in connection with the sale of Shares as described in the Prospectus, including, without limitation, commissions payable to CNL Securities Corp.

         "Shares" means the shares of Common Stock of the Company, including the up to 400,000,000 shares to be sold in this offering.

         "Soliciting Dealers" means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Managing Dealer to sell Shares.

         "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:


         a. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;


         b. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

         c. having a substantial number of relationships and contacts with the Company;

         d.       possessing significant rights to control Company Properties;

         e. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

         f. providing goods or services to the Company on a basis which was not negotiated at arm's-length with the Company.

         "Stockholders' 8% Return" as of each date, shall mean an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.

         "Subscription Agreement" means the Subscription Agreement, in the form attached hereto as Appendix C.

         "Subordinated Incentive Fee" means the fee payable to the Advisor under certain circumstances if the Shares are listed on a national securities exchange or over-the-counter market. The Subordinated Incentive Fee will not be paid if Listing occurs on the Pink Sheets or the OTC Bulletin Board.

         "Termination Date" means the date of termination of the Advisory Agreement.

         "Total Proceeds" means Gross Proceeds, loan proceeds from Permanent Financing and amounts outstanding on the Line of Credit, if any, at the time of Listing, but excluding loan proceeds used to finance Secured Equipment Leases.

         "Triple-Net Lease" generally means a Property lease pursuant to which the tenant is responsible for property costs associated with ongoing operations, including repairs, maintenance, property taxes, utilities and insurance.

         "Unimproved Real Property" means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

                         INDEX TO FINANCIAL STATEMENTS

                         CNL RETIREMENT PROPERTIES, INC.


                                                                                                         Page
                                                                                                         ----
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of September 30, 2003                                       F-2

     Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 2003           F-3

     Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002                   F-4

     Notes to Pro Forma Consolidated Financial Statements for the nine months ended September
        30, 2003 and the year ended December 31, 2002.                                                   F-5

Interim Unaudited Condensed Consolidated Financial Statements as recently filed in CNL Retirement Properties, Inc.'s September 30, 2003 Form 10-Q:

     Condensed Consolidated Balance Sheets as of September 30, 2003 and December 31, 2002                F-12

     Condensed Consolidated Statements of Earnings for the quarters and nine months ended
        September 30, 2003 and 2002                                                                      F-13

     Condensed Consolidated Statements of Stockholders' Equity for the nine months ended
        September 30, 2003 and the year ended December 31, 2002                                          F-14

     Condensed Consolidated Statements of Cash Flows for the nine months ended September 30,
        2003 and 2002                                                                                    F-15

     Notes to Condensed Consolidated Financial Statements for the nine months ended
        September 30, 2003 and 2002                                                                      F-16

Audited Consolidated Financial Statements as recently filed in CNL Retirement
     Properties, Inc.'s December 31, 2002 Form 10-K:

     Report of Independent Certified Public Accountants                                                  F-28

     Consolidated Balance Sheets as of December 31, 2002 and 2001                                        F-29

     Consolidated Statements of Earnings for the years ended December 31, 2002, 2001 and 2000            F-30

     Consolidated Statements of Stockholders' Equity for the years ended December 31, 2002,
        2001 and 2000                                                                                    F-31

     Consolidated Statements of Cash Flows for the years ended December 31, 2002, 2001 and 2000          F-32

     Notes to Condensed Consolidated Financial Statements for the years ended December 31, 2002,
        2001 and 2000                                                                                    F-34

Financial Statement Schedule:

     Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2002                     F-46

     Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2002            F-48

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the "Company") gives effect to (i) the receipt of $235,974,000 in gross offering proceeds from the sale of 23,597,400 additional shares for the period October 1, 2003 through December 1, 2003, the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses, borrowings of $131,415,000 under mortgage notes payable and (ii) the application of such funds and cash on hand as of September 30, 2003, to purchase 28 Properties, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2003, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on September 30, 2003.



The Unaudited Pro Forma Consolidated Statements of Earnings for the nine months ended September 30, 2003 and the year ended December 31, 2002, include the historical operating results of the Properties described in (ii) above, as well as 92 properties purchased by the Company prior to September 30, 2003, from the date of their acquisition (or for the pending acquisition, from the date it became probable of being acquired) plus operating results from (A) the later of
(i) the date the Properties became operational by the previous owners or (ii) January 1, 2002, to (B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisition, became probable of being acquired by) the Company or (ii) the end of the pro forma period presented (the "Pro Forma Period").


This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2003
                      (in thousands, except per share data)



                                                                                       Pro Forma
                          ASSETS                                 Historical           Adjustments               Pro Forma
                                                              ----------------    ---------------            ---------------
Investment Properties:
    Accounted for using the operating method, net             $        872,128    $       213,535     (b)    $     1,092,215
                                                                                            6,552     (b)
    Accounted for using the direct financing method (e)                395,632             19,700     (b)            416,314
                                                                                              982     (b)
Cash and cash equivalents                                               49,848            206,477     (a)            145,999
                                                                                         (181,224)    (b)
                                                                                            1,478     (d)
                                                                                           69,420     (f)
Restricted cash                                                         12,314                 --                     12,314
Notes and other receivables                                             10,195                 --                     10,195
Investment in unconsolidated subsidiary                                     86                 --                         86
Loan costs, net                                                          4,057                366     (b)              6,289
                                                                                            1,866     (f)
Lease intangible costs, net                                             21,181              6,406     (c)             27,587
Accrued rental income                                                    6,764                 --                      6,764
Other assets                                                             7,092             10,619     (a)             11,523
                                                                                            4,393     (b)
                                                                                           (7,534)    (b)
                                                                                           (6,406)    (c)
                                                                                            3,359     (f)
                                                              ----------------    ---------------            ---------------
                                                              $      1,379,297            349,989            $     1,729,286
                                                              ================    ===============            ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Mortgages payable                                                 $223,382           $ 56,770     (b)            354,797
                                                                                           74,645     (f)
    Bonds payable                                                       90,631                 --                     90,631
    Line of credit                                                      20,000                 --                     20,000
    Due to related parties                                               1,325                 --                      1,325
    Accounts payable and accrued expenses                                4,625                 --                      4,625
    Security deposits                                                    7,977              1,478     (d)              9,455
                                                              ----------------    ---------------            ---------------
           Total liabilities                                           347,940            132,893                    480,833
                                                              ----------------    ---------------            ---------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000 shares                                 --
    Excess shares, $0.01 par value per share.
       Authorized and unissued 103,000 shares                               --
    Common stock, $0.01 par value per share.
       Authorized 450,000 shares; issued 115,294 and
       outstanding 115,174 shares; issued 138,891 and
       outstanding 138,771 shares, as adjusted                           1,152                236     (a)              1,388
    Capital in excess of par value                                   1,034,240            235,738     (a)          1,251,100
                                                                                          (18,878)    (a)
    Accumulated distributions in excess of net earnings                 (4,035)                --                     (4,035)
                                                              ----------------    ---------------            ---------------
           Total stockholders' equity                                1,031,357            217,096                  1,248,453
                                                              ----------------    ---------------            ---------------
                                                              $      1,379,297            349,989            $     1,729,286
                                                              ================    ===============            ===============


See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      NINE MONTHS ENDED SEPTEMBER 30, 2003
                      (in thousands, except per share data)



                                                                                  Pro Forma
                                                          Historical              Adjustments              Pro Forma
                                                        --------------          --------------           -------------
Revenues:
    Rental income from operating leases                 $       36,973          $       44,819     (1)   $      81,792
    Earned income from direct financing leases (2)              19,623                  20,331     (1)          39,954
    Contingent rent                                                 45                      --                      45
    FF&E reserve income                                          1,468                   2,298     (3)           3,766
    Interest and other income                                    1,111                    (260)    (4)             851
                                                        --------------          --------------           -------------
                                                                59,220                  67,188                 126,408
                                                        --------------          --------------           -------------
Expenses:
    Interest                                                     5,245                  11,710     (5)          16,955
    General operating and administrative                         3,531                      --                   3,531
    Property expenses                                               26                      --                      26
    Asset management fees to related party                       2,626                   3,399     (6)           6,025
    Depreciation and amortization                               10,589                  12,514     (7)          23,103
                                                        --------------          --------------           -------------
                                                                22,017                  27,623                  49,640
                                                        --------------          --------------           -------------

Earnings Before Equity in Earnings of
    Unconsolidated Subsidiary                                   37,203                  39,565                  76,768

Equity in Earnings of Unconsolidated
    Subsidiary                                                      28                      --                      28
                                                        --------------          --------------           -------------

Net Earnings                                            $       37,231          $       39,565           $      76,796
                                                        ==============          ==============           =============

Net Earnings Per Share of Common Stock
    (Basic and Diluted) (9)                             $         0.50                                   $        0.70
                                                        ==============                                   =============
Weighted Average Number of Shares of Common
    Stock Outstanding (Basic and Diluted) (9)                   74,175                                         109,396
                                                        ==============                                   =============


See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 2002
                      (in thousands, except per share data)



                                                                                  Pro Forma
                                                        Historical               Adjustments              Pro Forma
                                                        -----------              -----------              ---------
Revenues:
     Rental income from operating leases                $    13,258              $    95,678    (1)       $ 108,936
     Earned income from direct financing leases (2)           3,520                   48,364    (1)          51,884
     Contingent rent                                              8                       --                      8
     FF&E reserve income                                        153                    4,274    (3)           4,427
     Interest and other income                                1,913                   (1,722)   (4)             191
                                                        -----------              -----------              ---------
                                                             18,852                  146,594                165,446
                                                        -----------              -----------              ---------
Expenses:
     Interest                                                 1,409                   20,093    (5)          21,502
     General operating and administrative                     1,389                       --                  1,389
     Property expenses                                           23                       --                     23
     Asset management fees to related party                     771                    6,735    (6)           7,506
     Depreciation and amortization                            3,461                   27,958    (7)          31,419
                                                        -----------              -----------              ---------
                                                              7,053                   54,786                 61,839
                                                        -----------              -----------              ---------

Earnings Before Equity in Earnings of
     Unconsolidated Subsidiary and Minority Interest
     in Earnings of Consolidated Joint Ventures              11,799                   91,808                103,607

Equity in Earnings of Unconsolidated Subsidiary                   5                       --                      5

Minority Interest in Earnings of Consolidated
     Joint Ventures                                            (433)                     433    (8)              --
                                                        -----------              -----------              ---------

Net Earnings                                                $11,371              $    92,241              $ 103,612
                                                        ===========              ===========              =========

Net Earnings Per Share of Common
     Stock (Basic and Diluted) (9)                      $      0.52                                       $    1.00
                                                        ===========                                       =========

Weighted Average Number of Shares of Common
     Stock Outstanding (Basic and Diluted) (9)               22,035                                         103,288
                                                        ===========                                       =========


See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                       FOR THE NINE MONTHS ENDED SEPTEMBER
                  30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002
                      (in thousands, except per share data)


Unaudited Pro Forma Consolidated Balance Sheet:


(a) Represents gross proceeds of $235,974 from the sale of 23,597 shares during the period October 1, 2003 through December 1, 2003, and the payment of $29,497 for (i) related acquisition fees of $10,619 (4.5% of gross proceeds) which are reflected in other assets, (ii) selling commissions of $17,698 (7.5% of gross proceeds) and (iii) marketing support fees of $1,180 (0.5% of gross proceeds) which have been netted against stockholders' equity.



(b) Represents the use of $181,224 of cash and cash equivalents and borrowings of $56,770 under mortgage notes payable (i) to purchase 28 properties for $233,235, and (ii) to pay loan costs of $366, acquisition fees on permanent financing (4.5% of permanent financing) of $2,555 and $1,838 in miscellaneous acquisition costs incurred in conjunction with the purchase of the properties. Also represents the reclassification of $1,042 in miscellaneous acquisition costs and $5,510 in acquisition fees to properties subject to operating leases and the reclassification of $982 in miscellaneous acquisition costs and acquisition fees to net investment in direct financing leases.



                                                                   Acquisition
                                                                     Fees and
                                                                     Closing
                                                                      Costs
                                                       Purchase    Allocated to
                                                        Price       Investment      Total
                                                        -----       ----------      -----
Dogwood Forest of Dunwoody in Dunwoody, GA             $  5,500      $    291      $  5,791
EdenCare Portfolio One Properties                        27,000           959        27,959
EdenCare Portfolio Two Properties                       171,755         5,043       176,798
Sunrise of Santa Rosa in Santa Rosa, CA                   9,280           259         9,539
                                                       --------      --------      --------
     Properties subject to operating leases             213,535         6,552       220,087
                                                       --------      --------      --------

Linden Ponds Continuing Care Retirement Community in
    Hingham, MA                                          19,700           982        20,682
                                                       --------      --------      --------
     Investment in direct financing leases               19,700           982        20,682
                                                       --------      --------      --------

                                                       $233,235      $  7,534      $240,769
                                                       ========      ========      ========



(c) Represents the reclassification of 6,406 of lease intangible costs in connection with the acquisition of the Properties that are subject to an operating lease. The Company allocates the cost associated with having an in-place lease at the date of acquisition to a lease intangible asset that is amortized on a straight-line basis over the initial term of the lease (generally 15 years).



(d) Represents a security deposit in the amount of $1,478 received from the lessee in conjunction with the acquisition of the Linden Ponds Continuing Care Retirement Community.



(e) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as properties on operating leases. The direct financing leases have initial terms ranging from 10 to 35 years and certain leases contain provisions that allow the lessees to elect to purchase the properties during or at the end of the lease term for the Company's initial investment amount. Certain leases also permit the Company to require the lessees to purchase the properties at the end of the lease term for the Company's initial investment amount. The categorization of the leases has no effect on the rental payments due under the leases.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                       FOR THE NINE MONTHS ENDED SEPTEMBER
                  30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002
                      (in thousands, except per share data)



Unaudited Pro Forma Consolidated Statements of Balance Sheet - Continued:



(f) In connection with Sunrise Portfolio Four Properties, the Company has entered into an initial commitment, with a commercial lender, for a $74,645 mortgage loan collateralized by the 12 Properties. The loan will have a term of seven years and will bear interest at a rate of 5.96% per annum. The loan will require monthly interest only payments for the first 24 months, with monthly payments of principal and interest due thereafter until maturity. The Company expects to incur loan costs of $1,866 and acquisition fees on permanent financing of $3,359.


Unaudited Pro Forma Consolidated Statements of Earnings:


(1) Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the properties acquired, and for the pending acquisition expected to be acquired, by the Company as of December 1, 2003 (collectively, the "Pro Forma Property" or "Pro Forma Properties") for the Pro Forma Period.



         The following presents the actual date the Pro Forma Properties were acquired or made probable by the Company as compared to January 1, 2002, the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings as well as the related adjustments for the Pro Forma Periods.



                                                                                                                      Pro Forma
                                                                                                  Pro Forma        Adjustment for
                                                                                                Adjustment for     the Nine Months
                                                                                                the Year Ended          Ended
                                                   Date Acquired/Probable        Purchase         December 31,       September 30,
                                                       by the Company             Price              2002               2003
                                                   ----------------------       ----------     ----------------    ----------------
Properties subject to operating leases:
   Acquired:
   Holley Court Terrace in Oak Park, IL            February 11, 2002            $   18,469     $            238    $             --
   Homewood Residence in Coconut Creek, FL         February 11, 2002                 9,688                  110                  --
   Heritage Club in Greenwood Village, CO          March 22, 2002                   17,865                  496                  --
   Marriott Portfolio One Properties (a)           May 16 & 17, 2002                58,800                2,217                  --
   Homewood Residence in Nashville, TN             November 1, 2002                  8,958                  882                  --
   Marriott Portfolio Two Properties               December 20, 2002                89,359               10,051                  --
   Summit Portfolio Properties                     March 27, 2003                   52,000                6,152               1,455
   Additional Marriott Portfolio Two Properties    March 28, 2003                  254,575               20,562               4,759
   Brighton Gardens of Saddle River, NJ            March 31, 2003                   12,750                1,639                 405
   Balmoral Assisted Living Community in Palm
       Harbor, FL                                  July 8, 2003                     12,175                1,213                 629
   ARC Somerby Portfolio Properties                August 25, 2003                  73,260                8,771               5,683
   GreenTree Portfolio Properties                  September 5 & 11, 2003           22,956                3,019               2,046
   Sunrise Portfolio Four Properties               September 30, 2003              149,277               13,605               9,800
   Additional Sunrise Portfolio Four Properties    September 30, 2003               29,552                   --                  --
   Dogwood Forest of Dunwoody in Dunwoody, GA      November 25, 2003                 5,500                  757                 568
   EdenCare Portfolio One Properties               November 25, 2003                27,000                3,595               2,697
   EdenCare Portfolio Two Properties               November 25, 2003               171,755               21,557              16,167
   Probable:
   Sunrise of Santa Rosa in Santa Rosa, CA         September 16, 2003                9,280                  814                 610
                                                                                ----------     ----------------    ----------------
                                                                                $1,023,219     $         95,678    $         44,819
                                                                                ==========     ================    ================

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                       FOR NINE MONTHS ENDED SEPTEMBER 30,
                  2003 AND THE YEAR ENDED DECEMBER 31, 2002
                     (in thousands, except per share data)


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:


                                                                                                                  Pro Forma
                                                                                               Pro Forma        Adjustment for
                                                                                            Adjustment for     the Nine Months
                                                                                            the Year Ended          Ended
                                               Date Acquired/Probable by     Purchase        December 31,        September 30,
                                                      the Company              Price             2002                2003
                                               -------------------------     ---------      --------------     ---------------
Investment in direct financing leases:
  Acquired:
  Prime Care Portfolio Properties              September 30, 2002            $ 105,250      $       10,561     $            --
  Brooksby Village in Peabody, MA              October 10, 2002                 17,384               2,885                  --
  Fox Run Village in Novi, MI                  February 28, 2003                17,000               2,669                 447
  Prime Care Portfolio Two Properties          March 31, 2003                   22,635               2,934                 744
  Ann's Choice Continuing Care Retirement
      Community in Warminster, PA              June 2, 2003                     19,500               3,411               1,419
  Sunrise Portfolio Three Properties           August 29, 2003                 184,500              22,810              15,401
  Linden Ponds Continuing Care Retirement
      Community in Hingham, MA                 December 1, 2003                 19,700               3,094               2,320
                                                                             ---------      --------------     ---------------
                                                                             $ 385,969      $       48,364     $        20,331
                                                                             =========      ==============     ===============



         (a) Prior to December 20, 2002, the Marriott Portfolio One Properties were owned through a consolidated joint venture (the "Joint Venture") in which the Company owned a 76.75 percent interest. On December 20, 2002, the Company purchased the remaining 23.25 percent minority interest for $8,500. See Note (8).



         The adjustment to rental income from operating leases for the year ended December 31, 2002, includes $2,217 relating to the Marriott Portfolio One Properties. If the operating cash flows of the Marriott Portfolio One Properties are not sufficient to fund rental payments due under the lease agreements, amounts are required to be funded by Marriott International, Inc. or its subsidiaries under the terms of a rental payment guarantee arrangement. The pro forma adjustment to rental income from operating leases for the year ended December 31, 2002, includes assumed funding amounts under the guarantee of $1,381 based on the actual historical operating cash flows of the Marriott Portfolio One Properties during the Pro Forma Periods.


         Certain leases provide for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the leases for the Pro Forma Properties during the period the Company was assumed to have held the Pro Forma Properties.


(2) See Note (e) under "Unaudited Pro Forma Consolidated Balance Sheet" above.


(3) Represents adjustments to reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.


(4) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately two percent per annum by the Company during the nine months ended September 30, 2003 and the year ended December 31, 2002.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                       FOR THE NINE MONTHS ENDED SEPTEMBER
                  30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002
                      (in thousands, except per share data)



Unaudited Pro Forma Consolidated Statements of Earnings - Continued:


(5) Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:


                                                                                Pro Forma
                                                                                Adjustment         Pro Forma
                                                                              for the Year       Adjustment for
                                                                                  Ended          the Nine Months
                               Mortgage                                        December 31,      Ended September
                                 Loan                Interest Rate                2002              30, 2003
                                 ----                -------------                ----              --------
Holley Court Terrace in         $12,974      Floating at 350 basis               $    90             $  --
Oak Park, IL, maturing                       points over the 30-day
October 2003                                 LIBOR, with a LIBOR floor
                                             of 3.50. If 30-day LIBOR falls
                                             below 2.60, interest rate will
                                             be 30-day LIBOR plus 440 basis
                                             points. During the Pro Forma
                                             Period, the interest rate
                                             varied from 6.23% to 6.28%.

Marriott                         23,520      Floating at 186 basis                   381                --
Portfolio One                                points over the rate of
Properties maturing                          commercial paper graded A1
June 2007                                    by Standard & Poors or F1
                                             by Fitch IBCA.  During the
                                             Pro Forma Period, the interest
                                             rate varied from 2.63% to
                                             3.81%.

Heritage Club in                  9,100      6.50%, with principal and               386                --
Greenwood Village, CO,                       interest payable monthly.
maturing December 2006

Prime Care Portfolio             20,635      7.83%, with principal and             1,413               359
Two Properties maturing                      interest payable monthly.
October 2008

Revolving line of                20,000      Floating at 250 basis                   859               159
credit secured by Prime                      points over the 30-day
Care Portfolio                               LIBOR.  During the Pro
Properties, maturing                         Forma Period, the interest
March 2005                                   rate varied from 3.88% to
                                             4.38%.

Summit Portfolio                 26,000      Floating at 325 basis                 1,308                318
Properties, maturing                         points over the 30-day
March 2005                                   LIBOR with a minimum
                                             interest rate of 5% and
                                             principal and interest payable
                                             monthly. During the Pro Forma
                                             Period, the interest rate
                                             varied from 5.0% to 5.13%.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                            FOR THE NINE MONTHS ENDED
                 SEPTEMBER, 2003 AND THE YEAR ENDED DECEMBER 31,
                   2002 (in thousands, except per share data)


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:


                                                                                                         Pro Forma
                                                                                   Pro Forma           Adjustment for
                                                                                  Adjustment              the Nine
                                                                               for the Year Ended        Months Ended
                                   Mortgage                                       December 31,         September 30,
                                     Loan                Interest Rate                2002                 2003
                                     ----                -------------                ----                 ----
ARC Somerby Portfolio              $ 50,400      5.79% with principal and            $ 2,655              $ 1,848
Properties, maturing                             interest payable
June 2013                                        monthly.

Sunrise Portfolio Three              92,500      5.13% the first year,                 5,690                3,747
Properties, maturing                             5.38% the second year,
July 2010                                        6.06% the third year
                                                 with standard 3% increases to
                                                 the per annum rate each
                                                 calendar year thereafter to
                                                 maturity. Monthly interest only
                                                 payments through 2005 with
                                                 principal and interest payable
                                                 monthly for the remaining term
                                                 of the loan.

Sunrise Portfolio Four               79,285      Fixed interest rate at                4,725                3,544
Properties and the Santa                         date of funding of 250
Rosa Property, maturing                          basis points over the
seven years from funding                         seven-year U.S. Treasury
date                                             rate.  Monthly interest
                                                 only payments for first two
                                                 years with principal and
                                                 interest payable monthly for
                                                 the remaining term of the loan.
                                                 During the Pro Forma Period,
                                                 the interest rate was 5.96%.

EdenCare Portfolio Two               45,000      Floating at 260 to 300                1,996                1,295
Properties - Aiken,                              basis points over the
Alpharetta, Buckhead,                            30-day LIBOR rate.
Charleston, EdenBrook                            During the Pro Forma
Louisville, EdenTerrace                          Period, the interest rate
Louisville, Plano and                            varied from 3.70% to 4.88%.
Woodlands Properties,
maturing November 2006

EdenCare Portfolio Two                2,445      8.375%, with principal                  204                  152
Properties - Concord                             and interest payable
Property, maturing                               monthly.
November 2038

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                            FOR THE NINE MONTHS ENDED
                 SEPTEMBER, 2003 AND THE YEAR ENDED DECEMBER 31,
                   2002 (in thousands, except per share data)



Unaudited Pro Forma Consolidated Statement of Earnings - Continued:



                                                                                                          Pro Forma
                                                                                    Pro Forma           Adjustment for
                                                                                   Adjustment              the Nine
                                                                                for the Year Ended       Months Ended
                                   Mortgage                                        December 31,          September 30,
                                     Loan            Interest Rate                    2002                   2003
                                     ----            -------------                    ----                   ----
EdenCare Portfolio Two             $  4,685      8.25%, with principal               $   386                $   288
Properties - EdenBrook                           and interest payable
Dunwoody Property,                               monthly.
maturing March 2038
                                                                                     -------                -------
                                                                                     $20,093                $11,710
                                                                                     =======                =======



         If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, interest expense would have increased by $122 and $317 for the nine months ended September 30, 2003 and the year ended December 31, 2002, respectively.



(6) Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.



(7) Represents increase in depreciation expense of the buildings and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $11,370 and $24,827 for the nine months ended September 30, 2003, and the year ended December 31, 2002, respectively. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of: (i) the loan costs of $380 and $1,482 for the nine months ended September 30, 2003, and the year ended December 31, 2002, respectively, on related mortgage loans, amortized during the Pro Forma Period under the straight-line method (which approximates the effective interest method) over the life of the loan, and (ii) lease intangible costs of $764 and $1,649 for the nine months ended September 30, 2003 and the year ended December 31, 2002, respectively, related to the costs associated with having in-place leases at the date of each Property's acquisition to a lease intangible asset that is amortized on a straight-line basis over the initial term of the lease (generally 15 years).



         The following presents the amount of land, building, construction in progress ("CIP") and FF&E for each of the Pro Forma Properties accounted for as operating leases:



                                                  Land          Building          CIP        FF&E
                                                  ----          --------          ---        -----
Holley Court Terrace in Oak Park, IL             $ 2,144        $ 16,365          $--        $  447
Homewood Residence in Coconut Creek, FL            1,683           7,690           --           559
Heritage Club in Greenwood Village, CO             1,965          17,354           --           942
Marriott Portfolio One Properties                  6,022          53,722           --         1,530
Homewood Residence in Nashville, TN                  464           8,081           --           631
Marriott Portfolio Two Properties                 16,201          73,083           --         4,714
Additional Marriott Portfolio Two Properties      50,817         200,675           --         9,410
Summit Portfolio Properties                        3,230          50,493           --         1,085
Brighton Gardens in Saddle River, NJ               2,156          10,558           --           511
Balmoral Assisted Living Community in Palm
    Harbor, FL                                     1,002          10,237           --           376

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                            FOR THE NINE MONTHS ENDED
                 SEPTEMBER, 2003 AND THE YEAR ENDED DECEMBER 31,
                   2002 (in thousands, except per share data)


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:


                                                  Land          Building        CIP           FF&E
                                                  ----          --------        ---           ----
ARC Somerby Portfolio Properties                   3,404          69,379           --         3,199
GreenTree Portfolio Properties                     1,298          22,070           --           380
Sunrise Portfolio Four Properties                 16,755         129,572           --         7,546
Additional Sunrise Portfolio
    Four Properties                               10,057              --       19,879           436
Sunrise of Santa Rosa in Santa Rosa, CA            2,508           6,686           --           345
Dogwood Forest of Dunwoody in
    Dunwoody, GA                                     825           4,757           --           209
EdenCare Portfolio One Properties                  2,154          24,891           --           914
EdenCare Portfolio Two Properties                 10,664         159,477           --         6,657


(8)      Represents adjustment to minority interest for the purchase of the
         23.25 percent minority interest in a Joint Venture in which the Company initially owned a 76.75% interest.


(9) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the nine months ended September 30, 2003 and the year ended December 31, 2002. As a result of receipt of gross proceeds from the sale of shares during the period October 1, 2003 through December 1, 2003, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the nine months ended September 30, 2003 and the year ended December 31, 2002 needed to fund the purchase of the Pro Forma Properties.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                 (in thousands)



                                                                                September 30,              December 31,
                                                                                    2003                      2002
                                                                                    ----                      ----
                                     ASSETS
Investment properties:
   Accounted for using the operating method, net                                $     872,128              $    247,241
   Accounted for using the direct financing method                                    395,632                   134,382
Cash and cash equivalents                                                              49,848                    40,800
Restricted cash                                                                        12,314                     1,685
Notes and other receivables                                                            10,195                     3,192
Investment in unconsolidated subsidiary                                                    86                       154
Loan costs, less accumulated amortization of $941 and $89                               4,057                     1,220
Lease intangible costs, less accumulated amortization of $917 and $273                 21,181                     6,898
Accrued rental income                                                                   6,764                     1,218
Other assets                                                                            7,092                     4,975
                                                                                -------------              ------------
                                                                                $   1,379,297              $    441,765
                                                                                =============              ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Mortgages payable                                                           $     223,382              $     45,327
    Bonds payable                                                                      90,631                        --
    Line of credit                                                                     20,000                        --
    Due to related parties                                                              1,325                       348
    Accounts payable and accrued expenses                                               4,625                     1,337
    Security deposits                                                                   7,977                     4,867
    Rent paid in advance                                                                   --                        91
                                                                                -------------              ------------
          Total liabilities                                                           347,940                    51,970
                                                                                =============              ============

Commitments and contingencies (Note 8)

Stockholders' equity:
    Preferred stock, without par value
         Authorized and unissued 3,000 shares                                              --                        --
    Excess shares, $.01 par value per share
         Authorized and unissued 103,000 shares                                            --                        --
    Common stock, $.01 par value per share
         Authorized 450,000 and 100,000 shares, respectively,
         issued 115,294 and 44,255 shares, respectively,
         outstanding 115,174 and 44,211 shares, respectively                            1,152                       442
    Capital in excess of par value                                                  1,034,240                   393,308
    Accumulated distributions in excess of net earnings                                (4,035)                   (3,955)
                                                                                -------------              ------------
          Total stockholders' equity                                                1,031,357                   389,795
                                                                                -------------              ------------

                                                                                $   1,379,297              $    441,765
                                                                                =============              ============


     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)
                      (in thousands, except per share data)



                                                             Quarter              Nine Months
                                                       Ended September 30,    Ended September 30,
                                                         2003       2002        2003       2002
                                                       --------   --------    --------   --------
Revenues:
   Rental income from operating leases                 $ 15,587   $  3,814    $ 36,973   $  8,192
   Earned income from direct financing leases             8,854         39      19,623         39
   Interest income from mortgage loan receivable             --         23          --         23
   Contingent rent                                           18          4          45          4
   FF&E reserve income                                      611         69       1,468        102
   Interest and other income                                516        778       1,111      1,340
                                                       --------   --------    --------   --------
                                                         25,586      4,727      59,220      9,700
                                                       --------   --------    --------   --------

Expenses:
   Interest and loan cost amortization                    2,556        509       5,245        928
   General operating and administrative                   1,350        328       3,531        878
   Property expenses                                          7         20          26         20
   Asset management fees to related party                 1,121        190       2,626        398
   Depreciation and amortization                          4,747      1,005      10,589      2,170
                                                       --------   --------    --------   --------
                                                          9,781      2,052      22,017      4,394
                                                       --------   --------    --------   --------

Earnings Before Equity in Earnings of Unconsolidated
   Subsidiary and Minority Interest                      15,805      2,675      37,203      5,306

Equity in Earnings of Unconsolidated Subsidiary               9          8          28          5

Minority Interest                                            --       (174)         --       (272)
                                                       --------   --------    --------   --------

Net Earnings                                           $ 15,814   $  2,509    $ 37,231   $  5,039
                                                       ========   ========    ========   ========

Net Earnings Per Share of Common Stock
    (Basic and Diluted)                                $   0.16   $   0.10    $   0.50   $   0.30
                                                       ========   ========    ========   ========

Weighted Average Number of Shares of
   Common Stock Outstanding (Basic and Diluted)          98,567     24,999      74,175     16,932
                                                       ========   ========    ========   ========


     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
      Nine Months Ended September 30, 2003 and Year Ended December 31, 2002
                                   (UNAUDITED)
                      (in thousands, except per share data)



                                              Common stock                         Accumulated
                                       --------------------------   Capital in     distributions
                                          Number         Par         excess of     in excess of
                                        of shares        Value       par value     net earnings      Total
                                       -----------    -----------   -----------    -----------    -----------
Balance at December 31, 2001                 7,134    $        71   $    61,786    $      (947)   $    60,910

Subscriptions received for common
  stock through public offerings and
  distribution reinvestment plan            37,114            371       370,764             --        371,135

Stock issuance costs                            --             --       (38,899)            --        (38,899)

Retirement of common stock                     (37)            --          (343)            --           (343)

Net earnings                                    --             --            --         11,372         11,372

Distributions declared and paid
  ($0.7002 per share)                           --             --            --        (14,380)       (14,380)
                                       -----------    -----------   -----------    -----------    -----------

Balance at December 31, 2002                44,211            442       393,308         (3,955)       389,795

Subscriptions received for common
  stock through public offerings and
  distribution reinvestment plan            71,039            710       709,683             --        710,393

Stock issuance costs                            --             --       (68,050)            --        (68,050)

Retirement of common stock                     (76)            --          (701)            --           (701)

Net earnings                                    --             --            --         37,231         37,231

Distributions declared and paid
  ($.5297 per share)                            --             --            --        (37,311)       (37,311)
                                       -----------    -----------   -----------    -----------    -----------

Balance at September 30, 2003              115,174    $     1,152   $ 1,034,240    $    (4,035)   $ 1,031,357
                                       ===========    ===========   ===========    ===========    ===========



     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                 (in thousands)



                                                                          Nine Months Ended
                                                                            September 30,
                                                                          2003         2002
                                                                        ---------    ---------
Increase (decrease) in cash and cash equivalents:

    Net cash provided by operating activities                           $  37,091    $   9,181
                                                                        ---------    ---------

     Investing activities:
       Investment in land, buildings and equipment on
          operating leases                                               (507,796)     (93,623)
       Investment in direct financing leases                             (221,428)    (109,720)
       Investment in lease intangibles                                    (14,928)      (7,170)
       Investment in mortgage loans receivable                                 --       (1,870)
       Collection of note receivable                                        2,000           --
       Investment in note receivable                                           --       (2,384)
       Investment in unconsolidated subsidiary                                 --         (372)
       Distributions received from unconsolidated subsidiary                   89           73
       Payment of acquisition fees and costs                              (54,909)      (8,124)
       Increase in restricted cash                                        (10,629)        (763)
                                                                        ---------    ---------
            Net cash used in investing activities                        (807,601)    (223,953)
                                                                        ---------    ---------

    Financing activities:
       Proceeds from borrowings on mortgages payable                      168,900       32,620
       Principal payments on mortgages payable                            (11,480)        (185)
       Payment of loan costs                                               (3,689)        (885)
       Proceeds from borrowings on line of credit                          71,370           --
       Repayments on line of credit                                       (51,370)          --
       Proceeds from life care bonds                                        4,521           --
       Repayment of life care bonds                                        (3,655)          --
       Contributions received from minority interest                           --        8,500
       Distributions to minority interest                                      --         (221)
       Subscriptions received from stockholders                           710,393      231,061
       Payment of stock issuance costs                                    (67,527)     (25,728)
       Distributions to stockholders                                      (37,311)      (8,236)
       Retirement of common stock                                            (594)         (30)
                                                                        ---------    ---------
            Net cash provided by financing activities                     779,558      236,896
                                                                        ---------    ---------

Net increase in cash and cash equivalents                                   9,048       22,124

Cash and cash equivalents at beginning of period                           40,800       26,721
                                                                        ---------    ---------

Cash and cash equivalents at end of period                              $  49,848    $  48,845
                                                                        =========    =========

Supplemental schedule of non-cash investing and financing activities:
        Mortgage assumed on property purchased                          $  20,635    $  12,974
                                                                        =========    =========
        Bonds assumed on property purchased                             $  88,511    $      --
                                                                        =========    =========


     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                  Nine Months Ended September 30, 2003 and 2002


1.  Summary of Significant Accounting Policies:


    Organization - CNL Retirement Properties, Inc. is a corporation, which was organized pursuant to the laws of the State of Maryland on December 22, 1997. Various other wholly owned subsidiaries of CNL Retirement Properties, Inc. have been or will be formed in the future for the purpose of acquiring and owning real estate. The term "Company" includes CNL Retirement Properties, Inc. and its subsidiaries. The Company operates for federal income tax purposes as a real estate investment trust ("REIT").


    The Company acquires investment properties (the "Property" or "Properties") related to health care and seniors' housing facilities primarily located across the United States of America. The Properties may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, medical office buildings and walk-in clinics and similar types of health care related facilities. The Company may provide mortgage financing ("Mortgage Loans") in the aggregate principal amount of approximately 5 to 10 percent of the Company's total assets and may offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of retirement and medical Properties. The Company has retained CNL Retirement Corp. (the "Advisor") as its advisor to provide management, acquisition, advisory and administrative services.


    Basis of Presentation - The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Operating results for the nine months ended September 30, 2003, may not be indicative of the results that may be expected for the year ending December 31, 2003. Amounts included in the financial statements as of December 31, 2002, have been derived from audited financial statements as of that date.



    These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Report on Form 10-K for the year ended December 31, 2002. The accompanying unaudited condensed consolidated financial statements include the accounts of CNL Retirement Properties, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.



    Lease Intangibles - In connection with the acquisition of a Property that is subject to an operating lease, the Company allocates the cost associated with having an in-place lease at the date of acquisition to a lease intangible asset that is amortized on a straight-line basis over the initial term of the lease (generally 15 years).



    Bonds Payable - In connection with the acquisition of two continuing care retirement communities ("CCRC's"), the Company assumed non-interest bearing life care bonds payable to certain residents of the CCRC's. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident's estate upon the resident's death. In some instances, the bonds are not refundable until the unit has been successfully remarketed to a new resident. The Company issues new bonds to new residents and the proceeds received from the issuance of the new bonds are used to retire the existing bonds. As the maturity of these obligations is not determinable, interest is not imputed on these obligations.



    Asset Impairment - Management reviews its Properties and Mortgage Loans for impairment or potential loss as events or circumstances indicate that the carrying amount of the assets may not be recoverable. Management compares the estimated future undiscounted cash flows, including the residual value of the Property or collateral, with the carrying cost of the individual asset. If impairment is indicated, the assets are adjusted to the estimated fair value.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
                  Nine Months Ended September 30, 2003 and 2002


1.  Summary of Significant Accounting Policies - Continued:


    New Accounting Standards - In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities," to expand upon and strengthen existing accounting guidance that addresses when a company should consolidate the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities (more commonly referred to as special-purpose entities or off-balance sheet structures), FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003 and to older entities in the first fiscal year or interim period ending after December 15, 2003. The consolidation of these entities, if required, is not expected to have a significant effect on the Company's financial position or results of operations.



    In May 2003, the FASB issued Statement of Financial Accounting Standard No. 150 ("SFAS 150"), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 requires issuers to classify certain financial instruments as liabilities (or assets in some circumstances) that previously were classified as equity. Financial instruments covered by SFAS 150 include shares that are mandatorily redeemable, and other financial instruments that contain obligations to repurchase outstanding shares or contain conditional obligations that require settlement by issuance of a variable number of that issuer's shares. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003, except for the provisions related to mandatorily redeemable non-controlling interests with finite lives. On October 29, 2003, the FASB delayed the effective date for the implementation of the provisions that relate to mandatorily redeemable non-controlling interests with finite lives. The Company does not expect the adoption of this statement to have a significant impact on the financial position or results of operations of the Company.



    Reclassification - Certain amounts in the 2002 consolidated financial statements have been reclassified to conform to the 2003 presentation. These reclassifications had no effect on stockholders' equity or net earnings.


2.  Public Offerings:


    From its formation in December 1997 through April 3, 2003, the Company completed three public offerings of common stock pursuant to which it received subscription proceeds of $614.7 million (61.5 million shares) (collectively, the "Prior Offerings"). Immediately following the completion of the third public offering on April 3, 2003, the Company commenced a fourth public offering of up to 175 million shares of common stock ($1.75 billion) (the "2003 Offering"). Of the 175 million shares of common stock offered, up to 25 million are available to stockholders purchasing shares through the reinvestment plan. The price per share and other terms of the 2003 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and (ii) to the Advisor for acquisition fees, are substantially the same as for the Company's Prior Offerings. As of September 30, 2003, the Company had received total subscription proceeds from its Prior Offerings and the 2003 Offering of $1.2 billion (115.3 million shares), including $5.5 million (0.5 million shares) through the reinvestment plan.



    On July 30, 2003, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission for the proposed sale by the Company of up to 400 million shares of common stock ($4.0 billion) in an offering expected to commence immediately following the completion of the Company's 2003 Offering. Of the 400 million shares of common stock expected to be offered, up to 50 million shares are expected to be available to stockholders purchasing shares through the reinvestment plan. The Board of Directors has approved a resolution to amend the Articles of Incorporation to increase the number of authorized shares of common stock from 450 million to one billion. The Board of Directors expects to submit this matter to the stockholders for approval at the 2004 annual meeting. Until such time, if any, that the shareholders approve an increase in the number of authorized shares of common stock of the Company, the proposed offering will be limited to 213 million shares.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
                  Nine Months Ended September 30, 2003 and 2002


3.  Investment Properties:


    Investment Properties Acquired - During the nine months ended September 30, 2003, the Company acquired 55 Properties for an aggregate purchase price of $853.5 million. The Properties were recorded at cost which was allocated between (i) land, building and equipment, based on fair value using appraisal data and (ii) lease intangible costs.



    The following unaudited condensed pro forma information assumes that the Properties owned as of September 30, 2003, were owned on January 1, 2002. Additionally, it assumes that the effect of the sale of the Company's common stock and assumption or issuance of mortgage debt had occurred on January 1, 2002, (in thousands):



                                           For the Nine Months ended
                                                 September 30,
                                           -------------------------
                                                2003       2002
                                              --------   --------
Revenues                                      $103,111   $100,903
Expenses                                        41,837     38,298
Net earnings                                    61,303     62,770
Basic and diluted earnings per share              0.57       0.63

Weighted average number of common shares
 outstanding - basic and diluted               107,246     99,561



    Accounted for Using the Operating Method - As of September 30, 2003, the Company owned 56 Properties that are subject to operating leases. In addition, the Company owned six Properties in various stages of development, five of which are subject to operating leases and one of which is expected to be subject to an operating lease upon completion. Properties accounted for using the operating method consisted of the following at (in thousands):



                              September 30,  December 31,
                                  2003          2002
                              -------------  ------------
Land                            $ 127,205     $  34,967
Buildings                         698,922       203,993
Equipment                          33,368        11,024
                                ---------     ---------
                                  859,495       249,984
Less accumulated depreciation     (13,796)       (4,148)
                                ---------     ---------
                                  845,699       245,836
Construction in progress           26,429         1,405
                                ---------     ---------
                                $ 872,128     $ 247,241
                                =========     =========



    Operating leases generally have initial terms of 15 years and provide options that allow the tenants to renew the leases from 5 to 25 successive years subject to the same terms and conditions as the initial leases.



    The leases provide for minimum and contingent rent and generally require minimum annual rents to increase at predetermined intervals during the lease terms. Increases in lease revenues are recognized on a straight-line basis over the initial terms of the leases commencing on the date the Property was placed in service. For the nine months ended September 30, 2003 and 2002, the Company recognized $5.5 million and $0.8 million, respectively ($1.7 million and $0.4 million of which was recognized during the quarters ended September 30, 2003 and 2002, respectively), from straight-lining lease revenues over current contractually due amounts. These amounts are included in rental income from operating leases in the accompanying consolidated statements of earnings.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
                  Nine Months Ended September 30, 2003 and 2002


3.       Investment Properties - Continued:


    Remaining future minimum lease payments contractually due under noncancellable operating leases at September 30, 2003 are as follows (in thousands):



2003         $   15,366
2004             68,031
2005             69,761
2006             71,288
2007             73,465
Thereafter      766,164
             ----------

             $1,064,075
             ==========



    Since the leases are renewable at the option of the tenants, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents, which may be received on certain leases if the Properties achieve specified operating performance thresholds. The amount of contingent rent payable is based on factors such as a percentage of the tenants' gross revenues or occupancy rates. The Company defers recognition of contingent rental income until the thresholds requiring such payments in accordance with the lease terms are met.



    Accounted for Using the Direct Financing Method - As of September 30, 2003, the Company owned 30 Properties that are subject to long-term leases that have been classified as direct financing leases. The components of net investment in direct financing leases consisted of the following at (in thousands):



                                           September 30,   December 31,
                                                2003          2002
                                           -------------   ------------
Minimum lease payments receivable           $ 1,477,437    $   739,784
Estimated residual values                       379,308        127,104
Less unearned income                         (1,461,113)      (732,506)
                                            -----------    -----------

Net investment in direct financing leases   $   395,632    $   134,382
                                            ===========    ===========



    Direct financing leases have initial terms that range from 10 to 35 years and provide for minimum annual rent. Lease payments relating to three direct financing leases with a carrying value of $58.0 million are subordinate to first mortgage construction loans entered into by the tenants to fund development costs related to the Properties. Certain leases contain provisions that allow the tenants to elect to purchase the Properties at the end of the lease terms for the Company's aggregate initial investment amount plus adjustments, if any, as defined in the lease agreements. Certain leases also permit the Company to require the tenants to purchase the Properties at the end of the lease terms for the same amount.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
                  Nine Months Ended September 30, 2003 and 2002


3.  Investment Properties - Continued:


    Remaining future minimum lease payments to be received on direct financing leases at September 30, 2003, are as follows (in thousands):



2003         $    9,627
2004             40,661
2005             41,922
2006             43,644
2007             44,630
Thereafter    1,296,953
             ----------

             $1,477,437
             ==========



    The above table does not include any amounts for contingent rents that may be received on certain leases based on a percentage of gross revenues if the Properties achieve specified occupancy rates.



    For the quarter and nine months ended September 30, 2003, the Company recognized $18,000 and $45,000, respectively, in contingent rent related to its investment Properties. The Company recognized $4,000 in contingent rent during the quarter and nine months ended September 30, 2002.



4.  Restricted Cash:



    Restricted cash at September 30, 2003 and December 31, 2002, included $2.5 million and $3.2 million, respectively, of FF&E reserves and restricted security deposits. In addition, the balance at September 30, 2003, includes $9.8 million held in escrow to fund the acquisition of a Property pending certain regulatory approvals.



5.  Notes and Other Receivables:



    Notes and other receivables included the following at (in thousands):




                                      September 30,  December 31,
                                          2003          2002
                                      -------------  ------------
Rental revenues receivable               $ 8,503       $   809
Life care bond proceeds receivable         1,255            --
Other receivables                            437           345
Note receivable                               --         2,000
Accrued interest receivable                   --            38
                                         -------       -------

                                         $10,195       $ 3,192
                                         =======       =======



6.  Other Assets:



    Other assets as of September 30, 2003 and December 31, 2002, were $7.1 million and $5.0 million, respectively, and consisted of miscellaneous prepaid expenses and miscellaneous acquisition costs that will be capitalized to land, buildings, equipment, lease intangible costs or investment in direct financing leases upon the purchase of Properties.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
                  Nine Months Ended September 30, 2003 and 2002



7.  Indebtedness:



    Mortgages payable and the net book value ("NBV") of the associated collateral consisted of the following at (in thousands):



                                                                                   September 30, 2003     December 31, 2002
                                                                                   -------------------   -------------------
                                                                                   Mortgage              Mortgage
                                                                                   Payable      NBV      Payable      NBV
                                                                                   --------   --------   --------   --------
Mortgage payable, bearing interest at a variable rate that ranged from 30-day
LIBOR plus 350 basis points to 8.00 percent, was paid in full on August
29, 2003                                                                           $     --   $     --   $ 12,743   $ 18,013

Three mortgages payable, each bearing interest at 30-day LIBOR plus 325 basis points, with a minimum interest rate of 5.00 percent (5.00 percent at September
30, 2003), with monthly principal and interest payments, maturing March 31, 2005     25,786     54,098         --         --

Mortgage payable, bearing interest at 90-day LIBOR plus 390 basis points, with a minimum interest rate of 6.50 percent (6.50 percent at September 30, 2003), with
monthly principal and interest payments, maturing August 31, 2007                    10,850     19,464      9,064     19,870

Mortgage payable, bearing interest at 262 basis points over the 30-day LIBOR
(3.74 percent at September 30, 2003), with monthly payments of interest only,
maturing September 7, 2007                                                           23,520     59,298     23,520     60,381

Mortgage payable, bearing interest at 7.83 percent, with monthly principal and
interest payments, maturing October 2, 2008                                          20,401     25,827         --         --

Fourteen mortgages payable, each bearing interest at 5.13 percent until
December 31, 2003, with rates increasing annually to a maximum of 7.25 percent
Interest on the loan is recorded using the effective interest rate of 5.60 percent.  Interest only payments to December 31, 2005 and principal and interest
payments thereafter until maturity on September 30, 2010                             92,500    194,072         --         --

Two mortgages payable, each bearing interest at 5.79 percent, with monthly
principal and interest payments, maturing September 1, 2012                          50,325     75,740         --         --
                                                                                   --------   --------   --------   --------

                                                                                   $223,382   $428,499   $ 45,327   $ 98,264
                                                                                   ========   ========   ========   ========

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
                  Nine Months Ended September 30, 2003 and 2002



7.  Indebtedness - Continued:



    The following is a schedule of contractually due amounts for all mortgages payable at September 30, 2003 (in thousands):



2003               $    388
2004                  2,072
2005                 26,722
2006                  3,491
2007                 37,488
Thereafter          153,221
                   --------
  Total            $223,382
                   ========



    On March 28, 2003, in connection with the purchase of two CCRC Properties, the Company assumed approximately $88.5 million in non-interest bearing life care bonds payable to certain residents of the two Properties. During the quarter ended September 30, 2003, the tenant of the two CCRC's retired certain existing bonds and issued additional bonds to new residents on behalf of the Company. At September 30, 2003, approximately $90.6 million was outstanding in bonds payable. In addition, in accordance with the lease agreements relating to these two Properties, the Company has committed to fund capital improvements up to an aggregate amount of $6.3 million, and as of September 30, 2003, the Company had funded $2.6 million.



    The Company has a revolving line of credit (the "Revolving LOC") to fund the acquisition and development of Properties and investments in Mortgage Loans and other permitted investments. Under the terms of the Revolving LOC, the Company is entitled to receive cash advances of up to $85.0 million for a two-year period expiring March 16, 2005. The Revolving LOC requires payment of interest only at LIBOR plus a percentage that fluctuates depending on the Company's aggregate amount of debt outstanding in relation to the Company's total assets, until maturity, and is collateralized by certain Properties with a carrying value of approximately $117.7 million. The Revolving LOC contains provisions that allow the facility to be increased up to $125.0 million upon the Company pledging additional Properties as collateral. This facility has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. At September 30, 2003, $20.0 million was outstanding under the Revolving LOC at an interest rate of 3.74 percent.



    On September 9, 2003, the Company entered into a six-month, $50.0 million credit facility agreement that has a 120-day funding option with a commercial lender. The loan may be extended for two additional three-month periods and may be used to fund the acquisition and development of Properties and investments in Mortgage Loans and other permitted investments. During the initial term, the loan will bear interest at a variable rate, as selected by the Company, equal to LIBOR plus 300 basis points or the higher of (i) the bank's prime rate plus 100 basis points or
    (ii) the Federal Funds rate plus 150 basis points, payable monthly, and will require monthly principal payments of $2.5 million until maturity. As of September 30, 2003, there were no amounts outstanding under this loan.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
                  Nine Months Ended September 30, 2003 and 2002



8.  Commitments and Contingencies:



    The following table presents the Company's commitments, contingencies and guarantees and related expiration periods as of September 30, 2003 (in thousands):



       Commitments,
    Contingencies and     Less than
        Guarantees         1 Year    2-3 Years  4-5 Years Thereafter  Total
-----------------------   ---------  ---------  --------- ----------  -----
Guarantee of unsecured
promissory note of
   unconsolidated
   subsidiary (1)          $    --    $ 2,471    $    --    $   --    $ 2,471
Earnout provisions (2)       1,934      9,900         --        --     11,834
Capital improvements
   to investment
   Properties                9,585         --         --        --      9,585
Pending investments (3)     14,780         --         --        --     14,780
                           -------    -------    -------    ------    -------
Total Commitments,
   Contingencies and
   Guarantees              $26,299    $12,371    $    --    $   --    $38,670
                           =======    =======    =======    ======    =======



    (1) In connection with the acquisition of a 10 percent limited partnership interest in CNL Plaza, Ltd., the Company severally guaranteed 16.67 percent, or $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures November 30, 2004. As of September 30, 2003, the unsecured promissory note had an outstanding balance of approximately $14.8 million. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.



    (2) In connection with the acquisition of seven Properties, the Company may be required to make additional payments (the "Earnout Amount") if certain earnout provisions are achieved by the earnout date for each Property. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company's initial investment in the Property and the fair value of the Property. In the event an Earnout Amount is due, the respective lease will be amended and annual minimum rent will increase accordingly. Earnout Amounts related to two Properties are subject to future values and events that are not quantifiable at September 30, 2003, and are not included in the table above.



    (3) As of September 30, 2003, the Company had commitments to acquire two Properties located in two states, subject to the fulfillment of certain conditions.



9.  Redemption of Shares:



    The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as listing occurs, any stockholder who has held shares for at least one year may present all or any portion equal to at least 25 percent of their shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of shares redeemed by the Company exceed 5 percent of the number of shares of the Company's outstanding common stock at the beginning of such 12-month period. During the nine months ended September 30, 2003, and the year ended December 31, 2002, 76,288 and 37,306 shares, respectively of common stock were redeemed for $0.7 million and $0.3 million ($9.20 per share), respectively, and retired from shares outstanding of common stock.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
                  Nine Months Ended September 30, 2003 and 2002



10. Stock Issuance Costs:



    The Company has incurred offering expenses, including selling commissions, marketing support fees and due diligence expense reimbursements, filing fees, and legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. Offering expenses together with selling commissions, marketing support fees, and due diligence expense reimbursements will not exceed 13 percent of the proceeds raised in connection with the Company's offerings. During the nine months ended September 30, 2003 and the year ended December 31, 2002, the Company incurred $68.0 million and $38.9 million, respectively, in offering costs, including $56.8 million and $29.7 million, respectively, in selling commissions, marketing support fees and due diligence expense reimbursements. These amounts are treated as stock issuance costs and charged to stockholders' equity.



11. Distributions:



    For the nine months ended September 30, 2003 and September 30, 2002, approximately 80 percent and 50 percent of the distributions paid to stockholders were considered ordinary income and approximately 20 percent and 50 percent, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the nine months ended September 30, 2003, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions declared for the nine months ended September 30, 2003, may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2003.



12. Related Party Arrangements:



    Certain directors and officers of the Company hold similar positions with the Advisor, the parent of the Advisor and the managing dealer of the Company's public offerings, CNL Securities Corp. ("CNL Securities"). A director of the Company owns a controlling interest in the parent of the Advisor. These affiliates receive fees and compensation in connection with the offerings, permanent financing, and the acquisition, management and sale of the assets of the Company.



    CNL Securities receives selling commissions amounting to 7.5 percent of the total amount raised from the sale of shares for services in connection with its Prior Offerings and the 2003 Offering. During the nine months ended September 30, 2003 and 2002, the Company incurred $53.3 million and $17.3 million, respectively, of such fees, the majority of which were reallowed to other broker-dealers.



    In addition, CNL Securities is entitled to receive a marketing support fee equal to 0.5 percent of the total amount raised from the sale of shares from its Prior Offerings and the 2003 Offering. During the nine months ended September 30, 2003 and 2002, the Company incurred $3.6 million and $1.3 million, respectively, of such fees, the majority of which were reallowed to other broker-dealers.



    CNL Securities will also receive, in connection with one of the Company's Prior Offerings, a soliciting dealer servicing fee payable annually by the Company beginning on December 31, 2003, until such time, if any, as the Company's common stock is listed on a national securities or over-the-counter market in the amount equal to 0.2 percent of the aggregate investment of stockholders who purchased shares in the applicable offering. CNL Securities in turn may reallow all or a portion of such fees to soliciting dealers whose clients hold shares on such date. As of September 30, 2003, no such fees had been incurred.



    The Advisor receives acquisition fees for services in identifying Properties and structuring the terms of the leases and Mortgage Loans equal to 4.5 percent of gross proceeds of the offerings and loan proceeds from permanent financing, excluding that portion of the permanent financing used to finance Secured Equipment Leases. In addition, the Advisor will receive an acquisition fee equal to 4.5 percent of amounts outstanding on the line of credit, if any, at the time of listing of the Company's common stock on a national securities exchange or over-the-counter market. During the nine months ended September 30, 2003 and 2002, the Company incurred $40.9 million and $12.4 million, respectively, of such fees, including $8.9 million and $2.1 million, respectively, of acquisition fees on permanent financing. These fees are included in other assets in the accompanying balance sheets prior to being allocated to individual Properties or lease intangible costs.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
                  Nine Months Ended September 30, 2003 and 2002



12. Related Party Arrangements - Continued:



    The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor receives a monthly asset management fee of one-twelfth of 0.60 percent of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month. During the nine months ended September 30, 2003 and 2002, the Company incurred $2.6 million and $0.4 million, respectively, of these fees.



    The Company incurs operating expenses relating to its administration. Pursuant to the advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceeds in any four consecutive fiscal quarters (the "Expense Year") the greater of 2 percent of average invested assets or 25 percent of net income (the "Expense Cap"). Operating expenses for the Expense Years ended September 30, 2003 and 2002 did not exceed the Expense Cap.



    CNL Capital Corp., an affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). CCM made the arrangements for the $23.5 million loan described in Note 7. Prior to August 18, 2003, the monthly interest payments due under the loan included a margin of 30 basis points payable to CCM for the monthly services it provides related to the administration of the loan. From its origination in June 2002, the loan was a commercial paper backed loan with an interest rate at the commercial paper rate, as determined by market demand, plus a margin of 1.86 percent that was inclusive of liquidity fees and administrative costs. CCM was paid $0.2 million and $0.1 million during the nine months ended September 30, 2003 and 2002, respectively, related to these services. On August 18, 2003, the loan converted from a commercial paper loan to a direct loan with a third party commercial lender. The direct loan bears interest at 30-day LIBOR plus 262 basis points with interest payable monthly.



    The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors and are stockholders. The amounts deposited with this bank were $15.9 million and $5.7 million at September 30, 2003, and December 31, 2002, respectively.



    The Company owns a 10 percent interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. The Company periodically receives distributions from the partnership. During each of the nine months ended September 30, 2003 and 2002, the Company received $89,000 in distributions from the partnership.



    In March 2003, the Advisor's parent company purchased a 30 percent voting membership interest in a limited liability company, which is affiliated with six of the Company's tenants that leased 45 of the Company's 92 Properties as of September 30, 2003. These six tenants contributed 34.6 percent of total rental income from operating leases and earned income from investments in direct financing leases for the nine months ended September 30, 2003.



    The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings). The expenses incurred for these services were classified as follows for the nine months ended September 30, (in thousands):



                                                       2003     2002
                                                      ------   ------
Stock issuance costs                                  $3,442   $2,068
Investment properties on operating leases and other
 assets                                                   --       20
General operating and administrative expenses            941      351
                                                      ------   ------

                                                      $4,383   $2,439
                                                      ======   ======

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
                  Nine Months Ended September 30, 2003 and 2002



12. Related Party Arrangements - Continued:



    Amounts due to related parties consisted of the following at (in thousands):



                                                          September 30,  December 31,
                                                               2003         2002
                                                              ------       ------
Due to the Advisor and its affiliates:
  Expenditures incurred for offering expenses on behalf
     of the Company                                           $  173       $    1
  Accounting and administrative services                         220           76
  Acquisition fees and miscellaneous acquisition costs           436          126
                                                              ------       ------
                                                                 829          203
                                                              ------       ------
Due to CNL Securities:
  Selling commissions                                            451          145
  Marketing support fees and due diligence expense
     reimbursements                                               45           --
                                                              ------       ------
                                                                 496          145
                                                              ------       ------

                                                              $1,325       $  348
                                                              ======       ======



13. Concentration of Credit Risk:



    At September 30, 2003, 70 of the 92 Properties owned by the Company were operated by Sunrise Senior Living Services, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc., formerly known as Sunrise Assisted Living, Inc. ("Sunrise"). The 70 Properties include 41 Properties that were previously operated by Marriott Senior Living Services, Inc. In a press release dated March 31, 2003, Sunrise announced it had acquired all of the outstanding stock of Marriott Senior Living Services, Inc. When the stock sale was completed, the long-term management agreements, which the Company's tenants had entered into with Marriott Senior Living Services, Inc., were assumed by Sunrise Senior Living Services, Inc. Additionally, five Properties owned by the Company as of September 30, 2003, are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise. Upon completion of each development, each Property will be operated by Sunrise Senior Living Services, Inc. Four additional operators manage the remaining 17 Properties owned by the Company as of September 30, 2003.



    Ninety-one of the Company's Properties owned as of September 30, 2003, are leased to 12 tenants, five of which individually contributed between 10 percent and 21 percent (an aggregate of 67.8 percent) of the Company's total rental income from operating leases and earned income from direct financing leases for the nine months ended September 30, 2003. The remaining Property owned by the Company as of September 30, 2003, is a parcel of land on which a retirement facility is being constructed.



    To mitigate credit risk, certain leases are combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in the portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio. In addition, certain portfolios contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. In addition, as of September 30, 2003, the Company had $8.0 million in security deposits related to certain Properties as well as the guarantees described below.



    In connection with five Properties previously operated by Marriott Senior Living Services, Inc., Marriott International, Inc, with certain limitations, remains as guarantor of the tenant's obligation to pay minimum rent due under the leases up to a maximum of $5.9 million. As of September 30, 2003, Marriott International, Inc.'s remaining guarantee is $3.2 million. Marriott International, Inc. had also guaranteed a tenant's obligation to pay minimum rent due under a lease for a Property formerly operated by Marriott Senior Living Services, Inc., up to a maximum of $2.8 million. As of September 30, 2003, Sunrise Senior Living Services, Inc. had assumed this obligation and remains liable for the guarantee balance of $0.8 million.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
                  Nine Months Ended September 30, 2003 and 2002



13. Concentration of Credit Risk - Continued:



    An affiliate of Prime Care Properties, LLC ("Prime Care") has guaranteed the tenants' obligations to pay minimum rent due under 11 leases up to a maximum of $2.0 million. As of September 30, 2003, the remaining guarantee balance was $0.3 million. An affiliate of Prime Care has also guaranteed two tenants' obligations to pay minimum rent due under an additional lease up to a maximum of $0.5 million. As of September 30, 2003, the affiliate of Prime Care remained liable for the remaining guarantee balance of $0.3 million.



    In connection with the purchase of five Properties that are being developed by Sunrise Development, Inc., Sunrise Senior Living Services, Inc. has guaranteed the tenants' obligations to pay minimum rent due under the leases from the date of acquisition until the later of (i) 30 months or (ii) 18 months after the final development date.



    In connection with eight Properties leased to wholly owned subsidiaries of American Retirement Corporation ("ARC"), ARC has unconditionally guaranteed all of the tenants' obligations under the terms of the leases, including the payment of minimum rent.



    Although the Company acquires Properties located in various states and regions and carefully screens its tenants in order to reduce risks of default, failure of these tenants, their guarantors or the Sunrise brand would significantly impact the results of operations of the Company. It is expected that the percentage of total rental income contributed by these tenants will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.



14. Subsequent Events:



    On October 3, 2003, the Company entered into an initial commitment with a commercial lender for a $130.0 million mortgage loan collateralized by 22 Properties owned by the Company as of September 30, 2003. Prior to loan closing, the Company will select a 5 or 7-year term. A fixed interest rate will be determined one week prior to closing based on a U.S. Treasury rate plus a premium that ranges from 225 basis points to 330 basis points. The Company expects to close on the loan in the fourth quarter of 2003.



    On October 9, 2003, the Company entered into an initial commitment with a commercial bank for an $8.0 million mortgage loan collateralized by a Property owned by the Company as of September 30, 2003. Prior to loan closing, the Company will select either a 5-year term with a fixed interest rate of 6.125 percent or a 7-year term with a fixed interest rate of 6.625 percent. The Company expects to close on the loan in the fourth quarter of 2003. An independent director of the Company serves as chairman and chief executive officer of this commercial bank.



    On October 23, 2003, the Company obtained an $8.9 million construction loan related to one of the Company's Properties that is under construction. The loan requires interest only payments at a variable rate of LIBOR plus a premium that ranges from 225 basis points to 275 basis points based on the Property's occupancy levels until maturity on December 31, 2005. Concurrent with the loan closing, the Company drew $6.0 million to fund construction costs.



    In October 2003, the Company entered into initial commitments to acquire 25 additional Properties for an aggregate purchase price of $198.1 million. The acquisition of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. The Company plans to obtain permanent financing of approximately $52.1 million in connection with the acquisition of ten of these Properties.



    During the period October 1, 2003 through November 10, 2003, the Company received subscription proceeds for an additional 14.4 million shares ($143.5 million) of common stock.



    On October 1, 2003 and November 1, 2003, the Company declared distributions of $0.0589 per share of common stock (totaling $6.8 million and $7.5 million, respectively), payable by December 31, 2003, to stockholders of record on October 1, 2003 and November 1, 2003, respectively.

               Report of Independent Certified Public Accountants

To the Board of Directors and Shareholders
CNL Retirement Properties, Inc.

In our opinion, the accompanying consolidated balance sheets and related consolidated statements of earnings, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of CNL Retirement Properties, Inc. and its subsidiaries at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and the financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/S/ PRICEWATERHOUSECOOPERS LLP

Orlando, Florida
February 19, 2003

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                  December 31,
                                                                              2002             2001
                                                                         -------------    -------------
                                     ASSETS

Investment Properties:

   Accounted for using the operating method, net                         $ 272,483,664    $  35,232,568
   Accounted for using the direct financing method                         115,783,256               --
Cash and cash equivalents                                                   40,799,871       26,721,107
Restricted cash                                                              1,684,684           35,109
Notes and other receivables                                                  3,192,203          180,163
Investment in unconsolidated subsidiary                                        154,148               --
Loan costs, less accumulated amortization of $88,650 and $18,981             1,220,108           36,936
Accrued rental income                                                        1,472,458           97,793
Other assets                                                                 4,975,061        2,143,213
                                                                         -------------    -------------

                                                                         $ 441,765,453    $  64,446,889
                                                                         =============    =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Mortgages payable                                                    $  45,326,677    $          --
    Due to related parties                                                     347,786        1,772,807
    Accounts payable and accrued expenses                                    1,337,296          294,839
    Security deposits                                                        4,866,973        1,363,986
    Rent paid in advance                                                        91,432          105,215
                                                                         -------------    -------------
          Total liabilities                                                 51,970,164        3,536,847
                                                                         -------------    -------------

Minority interest                                                                  265               --
                                                                         -------------    -------------

Commitments and Contingencies (Note 13)

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                                     --               --
    Excess shares, $.01 par value per share.
       Authorized and unissued 103,000,000 shares                                   --               --
    Common stock, $.01 par value per share.
       Authorized 100,000,000 shares, issued 44,254,603 and 7,141,131 shares, respectively, outstanding 44,210,566 and 7,134,400
       shares, respectively                                                    442,106           71,344
    Capital in excess of par value                                         393,307,990       61,786,149
    Accumulated distributions in excess of net earnings                     (3,955,072)        (947,451)
                                                                         -------------    -------------
          Total stockholders' equity                                       389,795,024       60,910,042
                                                                         -------------    -------------

                                                                         $ 441,765,453    $  64,446,889
                                                                         =============    =============

          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS


                                                            Year Ended December 31,
                                                     2002            2001            2000
                                                 ------------    ------------    ------------
Revenues:
    Rental income from operating leases          $ 13,257,739    $  1,725,018    $    962,000
    Earned income from direct financing leases      3,519,872              --              --
    Contingent rent                                     7,758              --              --
    FF&E reserve income                               153,454          39,199          19,672
    Interest and other income                       1,913,205         135,402         103,058
                                                 ------------    ------------    ------------
                                                   18,852,028       1,899,619       1,084,730
                                                 ------------    ------------    ------------

Expenses:
    Interest                                        1,408,611         105,056         367,374
    General operating and administrative            1,388,706         395,268         340,086
    Property expenses                                  23,212              --              --
    Asset management fees to related party            770,756          93,219          55,396
    Reimbursement of operating expenses
       from related party                                  --        (145,015)       (213,886)
    Depreciation and amortization                   3,461,279         535,126         310,982
                                                 ------------    ------------    ------------
                                                    7,052,564         983,654         859,952
                                                 ------------    ------------    ------------

 Earnings Before Equity in Earnings of
    Unconsolidated Subsidiary and Minority
    Interest in Earnings of Consolidated
    Joint Ventures                                 11,799,464         915,965         224,778

Equity in Earnings of Unconsolidated
     Subsidiary                                         5,404              --              --

Minority Interest in Earnings of
     Consolidated Joint Ventures                     (433,012)             --              --
                                                 ------------    ------------    ------------

Net Earnings                                     $ 11,371,856    $    915,965    $    224,778
                                                 ============    ============    ============

Net Earnings Per Share of Common
    Stock (Basic and Diluted)                    $       0.52    $       0.38    $       0.27
                                                 ============    ============    ============

Weighted Average Number of Shares of
    Common Stock Outstanding (Basic
    and Diluted)                                   22,034,955       2,391,072         845,833
                                                 ============    ============    ============


          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  Years Ended December 31, 2002, 2001 and 2000


                                                              Common stock                            Accumulated
                                                     ----------------------------     Capital in   distributions in
                                                         Number          Par          excess of      excess of net
                                                       of shares        value         par value         earnings          Total
                                                     -------------  -------------   -------------    -------------    -------------
Balance at December 31, 1999                               540,028  $       5,400   $   3,365,531    $     (78,794)   $   3,292,137
   Subscriptions received for common stock
       through public  offerings and  reinvestment
       plan                                                625,628          6,256       6,250,054               --        6,256,310
   Subscriptions released from escrow                       23,500            235         234,765               --          235,000
   Retirement of common stock                               (3,316)           (33)        (30,475)              --          (30,508)
   Stock issuance costs                                         --             --      (1,027,216)              --       (1,027,216)
   Adjustment to previously accrued stock
       issuance costs                                           --             --         755,125               --          755,125
   Net earnings                                                 --             --              --          224,778          224,778
   Distributions  declared  and paid  ($0.5785 per
       share)                                                   --             --              --         (502,078)        (502,078)
                                                     -------------  -------------   -------------    -------------    -------------

Balance at December 31, 2000                             1,185,840         11,858       9,547,784         (356,094)       9,203,548
   Subscriptions received for common stock
       through  public  offering and  reinvestment
       plan                                              5,951,975         59,520      59,460,231               --       59,519,751
   Retirement of common stock                               (3,415)           (34)        (31,386)              --          (31,420)
   Stock issuance costs                                         --             --      (7,190,480)              --       (7,190,480)
   Net earnings                                                 --             --              --          915,965          915,965
   Distributions  declared  and paid  ($0.6996 per
       share)                                                   --             --              --       (1,507,322)      (1,507,322)
                                                     -------------  -------------   -------------    -------------    -------------
Balance at December 31, 2001                             7,134,400         71,344      61,786,149         (947,451)      60,910,042
   Subscriptions received for common stock
       through  public  offering and  reinvestment
       plan                                             37,113,472        371,135     370,763,581               --      371,134,716
   Retirement of common stock                              (37,306)          (373)       (342,839)              --         (343,212)
   Stock issuance costs                                         --             --     (38,898,901)              --      (38,898,901)
   Net earnings                                                 --             --              --       11,371,856       11,371,856
   Distributions  declared  and paid  ($0.7002 per
       share)                                                   --             --              --      (14,379,477)     (14,379,477)
                                                     -------------  -------------   -------------    -------------    -------------

Balance at December 31, 2002                            44,210,566  $     442,106   $ 393,307,990    $  (3,955,072)   $ 389,795,024
                                                     =============  =============   =============    =============    =============


          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                          Year Ended December 31,
                                                                  2002              2001            2000
                                                              -------------    -------------    -------------
Increase (decrease) in cash and cash equivalents:
     Operating activities:
       Net earnings                                           $  11,371,856    $     915,965    $     224,778
       Adjustments to reconcile net earnings to
         net cash provided by operating activities:
           Depreciation                                           3,321,572          523,943          303,184
           Amortization                                             139,707           11,183            7,798
           Changes in operating assets and liabilities:
              Receivables                                          (827,287)        (177,691)          (2,472)
              Accrued rental income                              (1,374,665)         (76,665)         (21,128)
              Other assets                                          (36,107)          (5,737)           1,798
              Interest payable                                      114,801          (11,045)          11,045
              Accounts payable and other accrued
                  expenses                                          484,199           45,469          (14,173)
              Due to related parties                               (331,794)          34,060           29,885
         Security deposits                                        3,502,987          810,030          553,956
         Rent paid in advance                                       (13,783)         103,867            1,348
         Minority interest in income                                433,277               --               --
                                                              -------------    -------------    -------------
                  Net cash provided by operating activities      16,784,763        2,173,379        1,096,019
                                                              -------------    -------------    -------------

     Investing activities:
       Additions to land, buildings and equipment on
         operating leases                                      (219,929,327)     (20,269,138)     (13,848,900)
       Investment in direct financing leases                   (109,720,000)              --               --
       Purchase of minority interest                             (8,500,000)              --               --
       Investment in notes receivable                            (2,000,000)              --               --
       Investment in unconsolidated subsidiary                     (350,364)              --               --
       Distributions received from unconsolidated
         subsidiaries                                               190,922               --               --
       Payment of acquisition costs                             (16,131,759)      (2,644,534)        (562,491
       Increase in restricted cash                               (1,649,575)         (17,797)         (17,312)
                                                              -------------    -------------    -------------
                  Net cash used in investing activities        (358,090,103)     (22,931,469)     (14,428,703)
                                                              -------------    -------------    -------------

     Financing activities:
       Proceeds from borrowings on mortgages payable             32,620,000               --               --
       Principal payments on mortgages payable                     (267,720)              --               --
       Payment of loan costs                                     (1,308,758)              --          (55,917)
       Proceeds from line of credit                                      --               --        8,100,000
       Repayment of borrowings on line of credit                         --       (3,795,000)      (4,305,000)
       Subscriptions received from stockholders                 371,134,716       59,519,751        6,491,310
       Distributions to stockholders                            (14,379,477)      (1,507,322)        (502,078)
       Retirement of common stock                                  (173,839)         (13,020)         (30,508)
       Payment of stock issuance costs                          (40,231,933)      (6,903,096)        (931,461)
       Contributions by minority interest                         8,500,000               --               --
       Distributions to minority interest                          (508,885)              --               --
                                                              -------------    -------------    -------------
           Net cash provided by financing activities            355,384,104       47,301,313        8,766,346
                                                              -------------    -------------    -------------

Net increase (decrease) in cash and cash equivalents             14,078,764       26,543,223       (4,566,338)
Cash and cash equivalents at beginning of year                   26,721,107          177,884        4,744,222
                                                              -------------    -------------    -------------

Cash and cash equivalents at end of year                      $  40,799,871    $  26,721,107    $     177,884
                                                              =============    =============    =============


          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED


                                                              Year Ended December 31,
                                                        2002           2001          2000
                                                     -----------   ------------   -----------
Supplemental schedule of non-cash investing
   and financing activities:

       Amounts incurred by the Company and paid by
         related parties on behalf of the Company
         and its subsidiaries were as follows:
           Acquisition costs                         $   451,238   $    353,852   $   112,961
           Stock issuance costs                        5,613,049      1,626,405       387,704
                                                     -----------   ------------   -----------
                                                     $ 6,064,287   $  1,980,257   $   500,665
                                                     ===========   ============   ===========

       Adjustment to previously accrued stock
         issuance costs                              $        --   $         --   $   755,125
                                                     ===========   ============   ===========

       Mortgage assumed on property purchase         $12,974,397   $         --   $        --
                                                     ===========   ============   ===========

Supplemental disclosure of cash flow information:

       Cash paid during the year for interest        $ 1,293,810   $    116,101   $   356,329
                                                     ===========   ============   ===========


          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 2002, 2001 and 2000

1.  Significant Accounting Policies:

    Organization and Nature of Business - CNL Retirement Properties, Inc. is a corporation, which was organized pursuant to the laws of the State of Maryland on December 22, 1997. CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of CNL Retirement Properties, Inc., each of which were organized pursuant to the laws of the State of Delaware in December 1999. CNL Retirement GP Corp. and CNL Retirement LP Corp. are the general and limited partners, respectively, of CNL Retirement Partners, LP. CNL Retirement Partners, LP is a Delaware limited partnership formed in December 1999. Properties acquired are generally expected to be held by CNL Retirement Partners, LP or its wholly owned subsidiaries and, as a result, owned by CNL Retirement Properties, Inc. through such entities. Four corporations, which are wholly owned subsidiaries of CNL Retirement Properties, Inc., have been formed to serve as the general partners of various other wholly owned subsidiaries which have been or will be formed for the purpose of acquiring future properties. The term "Company" includes CNL Retirement Properties, Inc. and its subsidiaries, CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement Partners, LP and each of their subsidiaries. The Company operates for federal income tax purposes as a real estate investment trust (a "REIT").

    The Company acquires investment properties (the "Property or Properties") related to health care and seniors' housing facilities located across the United States. The Properties may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Company may provide mortgage financing ("Mortgage Loans") in the aggregate principal amount of approximately 5 to 10 percent of the Company's total assets and may offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of retirement and medical Properties. The Company has retained CNL Retirement Corp. (the "Advisor") as its advisor to provide management, acquisition, advisory and administrative services.

    Principles of Consolidation - The accompanying consolidated financial statements include the accounts of CNL Retirement Properties, Inc., each of its wholly owned subsidiaries and an entity in which the Company owns a 99% controlling interest. All significant intercompany balances and transactions have been eliminated in consolidation. Interests of unaffiliated third parties are reflected as minority interest for less than 100 percent owned and majority controlled entities.

    Investment in Unconsolidated Subsidiary - The Company owns a 10 percent interest in a limited partnership that owns an office building located in Orlando, Florida, in which Advisor and its affiliates lease office space. The Company's investment in the partnership is accounted for using the equity method as the Company has significant influence.

    Investment Properties and Lease Accounting - Properties are leased on a long-term, triple-net basis to unrelated third parties, whereby the tenants are generally responsible for all operating expenses relating to the Property, including property taxes, insurance, maintenance and repairs. For the years ended December 31, 2002 and 2001, the Company's tenants paid $1,124,997 and $138,159, respectively, in property taxes on behalf of the Company. The leases are accounted for using either the operating or direct financing method.

         Operating method - Under the operating method, Properties are recorded at cost. Revenue is recognized as rents are earned and depreciation is charged to operations as incurred. Buildings and equipment are depreciated on the straight-line method over their estimated useful lives of 40 years and three years to seven years, respectively. Income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the Property is placed in service. Accrued rental income is the aggregate difference between scheduled rental payments that vary during the lease term and minimum rental revenue recognized on a straight-line basis.

         Direct financing method - For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the Properties has been recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant rate of return. Investments in direct financing leases are presented net of unamortized unearned income.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

1.  Significant Accounting Policies - Continued:

    When a Property is sold, the related costs and accumulated depreciation, plus any accrued rental income, are removed from the accounts and any gain or loss from sale is reflected in income. Management reviews its Properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management determines whether impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the Property, with the carrying cost. If an impairment is indicated, an impairment charge is recorded, reducing the Property to fair value.

    FF&E Reserve Income - A furniture, fixtures and equipment ("FF&E") reserve has been established in accordance with substantially all of the lease agreements. In accordance with such agreements, the tenants deposit funds into restricted FF&E reserve accounts and periodically use these funds to cover the cost of the replacement, renewal and additions to FF&E. With respect to the Properties subject to operating leases, generally all funds in the FF&E reserve, all interest earned on the funds and all property purchased with funds from the FF&E reserve are and will remain the property of the Company; therefore, the Company recognizes the FF&E reserve payments as income upon receipt. FF&E purchased with FF&E reserve funds that improve or extend the useful lives of the respective Properties are capitalized. All other FF&E costs are reflected in property expenses. Six Properties subject to operating leases include FF&E reserve accounts that will be held by each tenant until the end of the lease term at which time all property purchased with funds from the FF&E reserve accounts will become the property of the Company. The Company has not recognized FF&E reserve income related to these six Properties. The Properties subject to direct financing leases include FF&E reserve accounts that are held by each tenant and all property purchased with funds from the FF&E accounts will remain the property of the tenants. Accordingly, the Company does not recognize FF&E reserve income relating to the direct financing leases. In the event that the FF&E reserve is not sufficient to maintain the Property in good working condition and repair, the Company may make fixed asset expenditures, in which case annual rent will be increased.

    Cash and Cash Equivalents - All highly liquid investments with a maturity of three months or less when purchased are considered cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

    Cash accounts maintained in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on cash and cash equivalents.

    Loan Costs - Loan costs are capitalized and are being amortized over the terms of the loans using the straight-line method, which approximates the effective interest method.

    Income Taxes - The Company has made an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. The Company generally will not be subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 90 percent of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Accordingly, a provision for federal income taxes is not reported in the accompanying consolidated financial statements.

    Earnings Per Share - Basic earnings per share is calculated based upon net earnings (income available to common stockholders) divided by the weighted average number of shares of common stock outstanding during the period. As of December 31, 2002, 2001 and 2000, the Company did not have any potentially dilutive common shares.

    Reclassifications - Certain items in the prior years' financial statements have been reclassified to conform with the 2002 presentation including a change in presentation of the statement of cash flows from the direct to the indirect method. These reclassifications had no effect on reported equity or net earnings.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

1.  Significant Accounting Policies - Continued:

    Use of Estimates - Management has made estimates and assumptions relating to the reporting of assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

    New Accounting Standards - In April 2002, the Financial Accounting Standards Board ("FASB") issued FASB Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This statement also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of this statement related to the rescission of FASB Statement No. 4 are applicable in fiscal years beginning after May 15, 2002. The provisions of this statement related to FASB Statement No. 13 are effective for transactions occurring after May 15, 2002. All other provisions of this statement are effective for financial statements issued on or after May 15, 2002. The provisions of this statement are not expected to have a significant impact on the financial position or results of operations of the Company.

    In July 2002, the FASB issued FASB Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment for an exit or disposal plan. Examples of costs covered by the statement include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operations, plant closing, or other exit or disposal activity. The statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of this statement is not expected to have a significant impact on the financial position or results of operations of the Company.

    In November 2002, FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 clarifies the requirements relating to a guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. FIN 45's provisions for initial recognition and measurement are to be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The Company's previous accounting for guarantees issued prior to January 1, 2003 are not required to be revised or restated to reflect the effect of the recognition and measurement provisions of FIN 45.

    In January 2003, FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities" to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities (more commonly referred to as special-purpose entities or off-balance sheet structures), FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. Consolidation of variable interest entities will provide more complete information about the resources, obligations, risks and opportunities of the consolidated company. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and to older entities in the first fiscal year or interim period beginning after June 15, 2003. As of December 31, 2002, the Company did not have any entities that would be characterized as variable interest entities under FIN 46.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

2.  Public Offerings:

    On September 18, 2000, the Company completed its initial offering and commenced a subsequent offering of up to 15,500,000 shares of common stock ($155,000,000) (the "2000 Offering"), which included up to 500,000 shares ($5,000,000) available to stockholders who elected to participate in the Company's reinvestment plan. On May 24, 2002, the Company completed its 2000 Offering pursuant to which it received subscription proceeds of $155,000,000 (15,500,000 shares), including $418,670 (41,867 shares) through the reinvestment plan.

    Upon the completion of the 2000 Offering, the Company commenced an offering of up to 45,000,000 shares of common stock ($450,000,000) (the "2002
    Offering"). Of the 45,000,000 shares of common stock offered, up to 5,000,000 are available to stockholders purchasing shares through the Company's reinvestment plan. The price per share and other terms of the 2002 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and (ii) to the Advisor for acquisition fees, are substantially the same as for the Company's 2000 Offering. As of December 31, 2002, the Company had received total subscription proceeds from its initial public offering, the 2000 Offering and the 2002 Offering of $442,346,060 (44,234,603 shares), including $1,208,302 (120,830 shares) through the reinvestment plan.

    On October 4, 2002, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 175,000,000 additional shares of common stock ($1,750,000,000) in an offering expected to commence immediately following the completion of the Company's 2002 Offering (the "2003 Offering"). Of the 175,000,000 shares of common stock expected to be offered, up to 25,000,000 are expected to be available to stockholders purchasing shares through the reinvestment plan. The Board of Directors expects to submit, for a vote of the stockholders at the 2003 annual meeting, a proposal to increase the number of authorized shares of common stock of the Company from 100,000,000 to 450,000,000. Until such time, if any, as the stockholders approve an increase in the number of authorized shares of common stock of the Company, the 2003 Offering will be limited to 38,000,000 shares.

3.  Investment Properties:

    Accounted for Using the Operating Method - As of December 31, 2002, the Company owned 25 Properties that are subject to operating leases and a parcel of land in which a seniors' housing facility is being constructed. Properties under operating leases consisted of the following at December 31:


                                     2002            2001
                                -------------    -------------
Land                            $  53,311,856    $   4,649,497
Buildings                         210,891,405       29,209,418
Equipment                          11,023,962        2,200,780
                                -------------    -------------
                                  275,227,225       36,059,695
Less accumulated depreciation      (4,148,699)        (827,127)
                                -------------    -------------
                                  271,078,526       35,232,568
Construction in progress            1,405,138               --
                                -------------    -------------

                                $ 272,483,664    $  35,232,568
                                =============    =============


    Operating leases generally have initial terms of 15 years and provide for minimum and contingent rent. The operating leases generally provide options that allow the lessees to renew the leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases.

    The leases also require minimum annual rents to increase at predetermined intervals during the lease terms. Increases in lease revenue are recognized on a straight-line basis over the terms of the lease commencing on the date the Property was placed in service. For the years ended December 31, 2002, 2001 and 2000, the Company recognized $1,374,665, $76,665 and $21,128, respectively, of the straight-lining of lease revenues over current contractually due amounts. This amount is included in rental income from operating leases in the accompanying consolidated statements of earnings.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

3.Investment Properties - Continued:

Future minimum lease payments due under the noncancellable operating leases at December 31, 2002 are as follows:


2003         $ 24,801,231
2004           25,216,537
2005           25,642,909
2006           26,080,656
2007           27,012,268
Thereafter    362,025,974
             ------------

             $490,779,575
             ============


Since the leases are renewable at the option of the tenants, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents, which may be received on the leases based on a percentage of the tenants' gross sales. The Company defers recognition of percentage rental income until the thresholds requiring such payments in accordance with the lease terms are met.

Accounted for Using the Direct Financing Method - Eleven Properties located in seven states were purchased in 2002 and are subject to long-term leases that have been classified as direct financing leases. The components of net investment in direct financing leases consisted of the following at December 31, 2002:

Minimum lease payments receivable           $ 626,137,430
Estimated residual values                     109,720,000
Less unearned income                         (620,074,174)
                                            -------------

Net investment in direct financing leases   $ 115,783,256
                                            =============

The direct financing leases have initial terms of 35 years and provide for minimum and contingent rent. The leases contain provisions that allow the lessees to elect to purchase the Properties at the end of the lease terms for the Company's aggregate initial investment amount of $109,720,000 plus adjustments, if any, as defined in the lease agreements. The leases also permit the Company to require the lessees to purchase the Properties at the end of the lease terms for the same amount.

Future minimum lease payments to be received on direct financing leases at December 31, 2002 are as follows:


2003         $ 11,520,600
2004           11,808,615
2005           12,103,830
2006           12,406,426
2007           12,716,587
Thereafter    565,581,372
             ------------

             $626,137,430
             ============


  The above table does not include any amounts for future rents that may be received on the leases based on a percentage of the tenants' gross sales.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

4.  Purchase of Minority Interest:

    On December 20, 2002, the Company purchased the 23.25% minority interest held by Marriott Senior Living Services, Inc. in a joint venture in which the Company owned the remaining 76.75% equity interest for $8,500,000. In May 2002, the joint venture purchased five Properties that are operated by Marriott Senior Living Services, Inc. Prior to December 20, 2002, each joint venture partner shared in the costs and benefits of the joint venture in proportion to its percentage equity interest. In conjunction with the purchase of the Properties, Marriott International, Inc. and Marriott Senior Living Services, Inc., with certain limitations, jointly and severally guaranteed the tenant's obligation to pay minimum rent to the joint venture under the leases, as described in Note 12. Subsequent to the Company's purchase of the minority interest, Marriott International, Inc. and Marriott Senior Living Services, Inc. remain liable for the remaining guarantee available to pay the tenant's minimum rent obligation under the leases. The remaining guarantee at December 31, 2002 was $5,039,125.

    If the purchase of the minority interest had occurred at the inception of the joint venture, net income would have been $11,804,868 or $0.54 per share of common stock. There would have been no effect on revenues as reported.

5.  Notes and Other Receivables:

    Notes and other receivables include the following at December 31:


                                 2002         2001
                              ----------   ----------
Rental revenues receivable    $  809,279   $  180,163
Notes receivable               2,000,000           --
Other receivables                345,424           --
Accrued interest receivable       37,500           --
                              ----------   ----------

                              $3,192,203   $  180,163
                              ==========   ==========


    Notes receivable is comprised of a loan to an affiliate of one of the Company's lessees related to the anticipated acquisition of additional Properties. As of December 31, 2002, the Company had an initial commitment to purchase two additional Properties for approximately $22,600,000 as described in Note 13. In connection with this anticipated purchase, the Company loaned the seller $2,000,000 to pay off debt at a discounted amount making the purchase of the Properties economically viable. The note bears interest at 15 percent per annum and matures March 31, 2003. As security for this note, the seller has pledged a membership interest in its company. Additionally, certain members of the seller's company guarantee the note.

    As of February 19, 2003, the rental revenues and other receivables as of December 31, 2002, had been fully collected.

6.  Other Assets:

    Other assets as of December 31, 2002 and 2001, were $4,975,061 and $2,143,213, respectively, and consisted of miscellaneous prepaid expenses and miscellaneous acquisition costs that will be capitalized to land, buildings and equipment upon the purchase of Properties.

7.  Indebtedness:

    In February 2002, the Company assumed a mortgage of $12,974,397 that matures on October 2, 2003, in connection with the purchase of a Property. The mortgage bears interest at a floating rate of (i) 350 basis points over the 30-day LIBOR if LIBOR is over 2.6 percent or (ii) 440 basis points over the 30-day LIBOR if LIBOR is under 2.6 percent not to exceed 8 percent. As of December 31, 2002, the interest rate was 5.84 percent. In accordance with the provisions of the mortgage, the Company has placed $277,821 in escrow, which represents three months of debt service related to the mortgage. This escrow reserve was included in restricted cash at December 31, 2002.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

7.  Indebtedness - Continued:

    In connection with the purchase of five Properties, the Company borrowed $23,520,000 in June 2002 in the form of a commercial paper backed loan secured by the five Properties. The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed every 30 days upon maturity. The Company has a liquidity facility in place in the event that the re-marketing effort is unsuccessful. The liquidity agent provides a liquidity facility for up to 102 percent of the outstanding loan balance. Interest is payable monthly with principal due when the commercial paper loan matures on June 6, 2007. The commercial paper loan bears interest at the commercial paper rate as determined by market demand (1.51 percent as of December 31, 2002) plus a margin of 1.23 percent, which is inclusive of liquidity fees and administrative costs. As of December 31, 2002, the commercial paper loan interest rate was 2.74 percent.

    On August 8, 2002, the Company entered into a commitment for $11,000,000 of permanent financing secured by a mortgage on a Property. On August 29, 2002, the Company obtained an advance totaling $9,100,000 with a possible future advance in the amount of $1,900,000 subject to certain operating performance thresholds being achieved by this Property prior to February 27, 2004. The loan bears interest at a variable rate based on 90-day LIBOR plus 3.90 percent per annum, but in no event shall the interest rate be less than 6.50 percent. As of December 31, 2002, the interest rate was 6.50 percent. The loan requires monthly principal and interest payments through August 31, 2007, with all unpaid principal and interest due at that time.

    The following is a schedule of maturities for all long-term borrowings at December 31, 2002:

2003              $12,896,864
2004                  163,814
2005                  174,785
2006                  186,491
2007               31,904,723
Thereafter                 --
                  -----------
      Total       $45,326,677
                  ===========

8.  Redemption of Shares:

    The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as listing of the Company's common stock on a national securities exchange or over-the-counter market occurs, any stockholder who has held shares for at least one year may present all or any portion equal to at least 25 percent of their shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of shares redeemed by the Company exceed 5 percent of the number of shares of the Company's outstanding common stock at the beginning of the 12-month period. During the years ended December 31, 2002, 2001 and 2000, 37,306, 3,415 and 3,316
    shares, respectively, of common stock were redeemed for $343,212, $31,420 and $30,508, respectively, and retired.

9.  Stock Issuance Costs:

    The Company has incurred offering expenses, including commissions, marketing support fees, due diligence expense reimbursements, filing fees, and legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. Offering expenses together with selling commissions, marketing support fees and due diligence expense reimbursements will not exceed 13 percent of the proceeds raised in connection with the 2002 Offering.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

9.  Stock Issuance Costs - Continued:

    During the years ended December 31, 2002, 2001 and 2000, the Company incurred $39,050,685, $7,190,480 and $1,027,216, respectively, in offering costs and due diligence expense reimbursements, including $29,690,777, $4,761,580 and $519,302, respectively, in commissions and marketing support fees. All amounts incurred for the years ended December 31, 2002, 2001 and 2000, have been treated as stock issuance costs and charged to stockholders' equity.

10. Distributions:

    For the years ended December 31, 2002, 2001 and 2000, approximately 65 percent, 65 percent and 54 percent, respectively, of the distributions paid to stockholders were ordinary income and approximately 35 percent, 35 percent and 46 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the years ended December 31, 2002, 2001 and 2000, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

11. Related Party Arrangements:

    Certain directors and officers of the Company hold similar positions with the Advisor and the managing dealer of the Company's public offerings, CNL Securities Corp. These affiliates receive fees and compensation in connection with the offerings, and the acquisition, management and sale of the assets of the Company.

    CNL Securities Corp. receives commissions amounting to 7.5 percent of the total amount raised from the sale of shares for services in connection with the offerings, a substantial portion of which has been or will be paid as commissions to other broker-dealers. During the years ended December 31, 2002, 2001 and 2000, the Company incurred $27,835,104, $4,463,981 and
    $486,846, respectively, of which $26,341,693, $4,175,827 and $437,940, respectively, was or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

    In addition, CNL Securities Corp. receives a marketing support fee equal to
    0.5 percent of the total amount raised from the sale of shares, all or a portion of which may be reallowed to other broker-dealers. During the years ended December 31, 2002, 2001 and 2000, the Company incurred $1,855,674, $297,599 and $32,456, respectively, the majority of which was or will be reallowed to other broker-dealers.

    CNL Securities Corp. will also receive, in connection with the 2000 Offering, a soliciting dealer servicing fee payable annually by the Company beginning on December 31, 2003, in the amount equal to 0.20 percent of the aggregate investment of stockholders who purchased shares in the 2000 Offering. CNL Securities Corp. in turn may reallow all or a portion of such fees to soliciting dealers whose clients hold shares on such date. As of December 31, 2002, no such fees had been incurred.

    The Advisor receives acquisition fees for services in identifying Properties and structuring the terms of their leases and Mortgage Loans equal to 4.5 percent of the gross proceeds of the offering and loan proceeds from permanent financing, excluding that portion of the permanent financing used to finance Secured Equipment Leases. In addition, if there is a listing, the Company will receive an acquisition fee of 4.5 percent of amounts outstanding on a line of credit, if any, at the time of listing the Company's common stock on a national securities exchange or over-the-counter market. During the years ended December 31, 2002, 2001 and 2000, the Company incurred $18,736,538, $2,676,430 and $292,108, respectively, of such fees. These fees are included in other assets prior to being allocated to individual Properties.

    The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor receives a monthly asset management fee of one-twelfth of 0.60 percent of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month. During the years ended December 31, 2002, 2001 and 2000, the Company incurred $770,756, $93,219 and $55,396, respectively, of such fees.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

11. Related Party Arrangements - Continued:

    The Company incurs operating expenses relating to its administration. Pursuant to the advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of 2 percent of average invested assets or 25 percent of net income (the "Expense Cap"). During the Expense Years ended June 30, 2001 and June 30, 2000, operating expenses exceeded the Expense Cap by $145,015 and $213,886, respectively; therefore, the Advisor reimbursed the Company such amounts in accordance with the advisory agreement. The Company's operating expenses did not exceed the Expense Cap in any other Expense Years during the years ended December 31, 2002, 2001 and 2000.

    CNL Capital Corp., an affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). CCM made the arrangements for the $23,520,000 commercial paper loan described in Note 7. CCM was paid a 2 percent structuring fee ($470,400), which was recorded as deferred loan costs and is being amortized over the term of the loan. In addition, the monthly interest payment due under the commercial paper loan includes a margin of 30 basis points payable to CCM for the monthly services it provides related to the administration of the commercial paper loan.

    The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an affiliate of the Advisor and certain executive officers of the Company are stockholders. The amounts deposited with this bank were $5,740,852 and $3,000,000 at December 31, 2002 and 2001, respectively.

    On May 30, 2002, the Company acquired a 10 percent interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. During the year ended December 31, 2002, the Company received $190,922 in distributions from the partnership.

    The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings). The expenses incurred for these services are classified as follows:

                                         Years Ended December 31,
                                      2002         2001         2000
                                   ----------   ----------   ----------
Stock issuance costs               $2,941,152   $  769,853   $  117,679
Land, buildings and equipment on
     operating leases and other
     assets                            25,320       37,053       31,370
General operating and
     administrative expenses          565,013      199,726      197,869
                                   ----------   ----------   ----------
                                   $3,531,485   $1,006,632   $  346,918
                                   ==========   ==========   ==========

    During the years ended December 31, 2002, 2001 and 2000, affiliates incurred on behalf of the Company $5,613,049, $1,626,405 and $387,704, respectively, for certain offering expenses. In addition, during the years ended December 31, 2002 and 2001, affiliates incurred on behalf of the Company $451,238 and $353,852, respectively, for certain acquisition expenses and $565,013 and $206,211, respectively, for certain operating expenses.

                        CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

11. Related Party Arrangements - Continued:

    Amounts due to related parties at December 31 are as follows:

                                                      2002         2001
                                                   ----------   ----------
Due to the Advisor and its affiliates:
     Expenditures incurred for offering expenses
        on behalf of the Company                   $    1,366   $1,328,123
     Accounting and administrative
        Services                                       75,944       62,313
     Acquisition fees and miscellaneous
        acquisition expenses                          125,366      226,986
                                                   ----------   ----------
                                                      202,676    1,617,422
                                                   ----------   ----------

Due to CNL Securities Corp.:
     Commissions                                      145,110      145,670
     Marketing support fee and due diligence
        expense reimbursements                             --        9,715
                                                   ----------   ----------
                                                      145,110      155,385
                                                   ----------   ----------

                                                   $  347,786   $1,772,807
                                                   ==========   ==========

12. Concentration of Credit Risk:

    As of December 31, 2002, the Company owned 25 Properties in various states that are subject to operating leases. The lessees of 24 of these Properties are affiliates or wholly owned subsidiaries of American Retirement Corporation ("ARC") or HRA Management Corporation ("HRA") and contributed
    74.8 percent of the Company's total rental income during the year ended December 31, 2002. Six of these Properties are operated under the ARC brand and 18 Properties are operated by Marriott Senior Living Services, Inc., a subsidiary of Marriott International, Inc.

    To mitigate credit risk, certain leases are combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio. In addition, certain portfolios contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. For certain Properties, the Company has also required security deposits, guarantees from the tenant's parent company or additional cash reserve accounts to be held at the tenant level.

    In connection with purchase of five Properties leased to HRA, Marriott International, Inc. and Marriott Senior Living Services, Inc. have, with certain limitations, guaranteed the tenant's obligation to pay minimum rent due under the leases up to a maximum of $5,880,000. As of December 31, 2002, $840,875 of the guarantee had been used to pay rent leaving a remaining guarantee balance of $5,039,125.

    As of December 31, 2002, the Company had invested in 11 Properties located in seven states through a direct financing transaction with two affiliates of Prime Care Properties, LLC. The direct financing leases contributed 20.8 percent of the Company's total rental income during the year ended December 31, 2002. The Properties are operated by Marriott Senior Living Services, Inc. An affiliate of the tenants has guaranteed the tenants' obligations to pay minimum rent due under the lease up to a maximum of $2,000,000. As of December 31, 2002, $308,341 of the guarantee had been used to pay rent leaving a remaining guarantee balance of $1,691,659.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

12. Concentration of Credit Risk - Continued:

    Although the Company acquires Properties located in various states and regions and carefully screens its tenants in order to reduce risks of default, failure of these lessees, their guarantors or the ARC or Marriott brand chains would significantly impact the results of operations of the Company. It is expected that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

    In a press release dated December 30, 2002, Sunrise Assisted Living, Inc. announced it had entered into a definitive agreement with Marriott International, Inc. to acquire all of the outstanding stock of Marriott Senior Living Services, Inc. When the sale of Marriott Senior Living Services, Inc.'s stock to Sunrise Assisted Living, Inc. is completed, it is expected that the long-term management agreements in which the Company's tenants have entered into with Marriott Senior Living Services, Inc. will be assumed by Sunrise Assisted Living, Inc. to operate all of the Company's Properties that are currently operated by Marriott Senior Living Services, Inc. In regards to nine of the 12 proposed Properties for which the Company has entered into initial commitments to acquire as of February 19, 2003, it is expected that until the sale of the Marriott Senior Living Services, Inc.'s stock to Sunrise Assisted Living, Inc. is completed, Marriott Senior Living Services, Inc will operate these Properties. There can be no assurance that these transactions will be consummated.

13. Commitments and Contingencies:

    In connection with the acquisition of five Properties, the Company may be required to make additional payments (the "Earnout Amount") if certain earnout provisions are achieved by the earnout date (the "Earnout Date") for each Property. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company's initial investment in the Property and the fair value of the Property. In the event an Earnout Amount is due, the lease will be amended and annual minimum rent will increase accordingly. During the year ended December 31, 2002, one Property was performing at a level sufficient to satisfy the requirements under the earnout provisions, and the Company funded an additional payment of $1,775,000. The lease was amended to increase the annual minimum rent by $177,500. The remaining Earnout Dates expire over the period August 2004 through April 2005 and the Company has a maximum obligation of $11,834,233 relating to the aggregate Earnout Amounts.

    In connection with the acquisition of a 10 percent limited partnership interest in CNL Plaza, Ltd., the Company has severally guaranteed 16.67 percent, or $2,583,333, of a $15,500,000 unsecured promissory note of the limited partnership that matures November 30, 2004. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.

    As of December 31, 2002, the Company had a commitment to obtain a two-year $75 million revolving line of credit. The $75 million line of credit may be amended to allow the line of credit to be increased by $50 million. Eleven Properties with an aggregate cost of $115.2 million will be mortgaged to secure the revolving line of credit. This facility will require payment of interest only at LIBOR plus a premium until maturity and has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value.

    As of December 31, 2002, the Company had commitments to acquire 12 additional Properties located in eight states. The anticipated aggregate purchase price is approximately $298.7 million, and the acquisition of each Property is subject to the fulfillment of certain conditions. The Company plans to assume permanent financing of approximately $20.6 million in connection with the acquisition of two Properties and to draw up to $75 million on a revolving line of credit for the acquisition of nine of these Properties. In addition, the Company anticipates that it will assume obligations of approximately $88.8 million in non-interest bearing bonds payable to certain residents of two of the Properties. Marriott Senior Living Services, Inc. has committed to operate 9 of the these Properties, if acquired.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

14. Selected Quarterly Financial Data:

    The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2002 and 2001:


2002 Quarter                 First         Second        Third         Fourth         Year
-----------------------   -----------   -----------   -----------   -----------   -----------
Revenues                  $ 1,667,761   $ 3,305,669   $ 4,726,716   $ 9,151,882   $18,852,028
Net income                    828,604     1,702,338     2,508,526     6,332,388    11,371,856
Earnings per share:
      Basic and Diluted          0.09          0.11          0.10          0.22          0.52



2001 Quarter                 First         Second        Third         Fourth         Year
-----------------------   -----------   -----------   -----------   -----------   -----------
Revenues                  $   356,362   $   356,336   $   382,764   $   804,157   $ 1,899,619
Net income                     67,348       211,945       171,842       464,830       915,965
Earnings per share:
      Basic and Diluted          0.05          0.15          0.09          0.09          0.38


15. Subsequent Events:

    During the period January 1, 2003, through February 19, 2003, the Company received subscription proceeds for an additional 7,826,224 shares ($78,262,237) of common stock.

    On January 1, 2003 and February 1, 2003, the Company declared distributions totaling $2,604,002 and $2,878,892, respectively, or $.0589 per share of common stock, payable by March 31, 2003, to stockholders of record on January 1, 2003 and February 1, 2003, respectively.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                December 31, 2002

Properties the Company
   has Invested in Under
   Operating Leases:


                                                                                                  Costs Capitalized
                                                                 Initial Costs                Subsequent to Acquisition
                                                  ------------------------------------------  -------------------------
                                                                                                              Carrying
                                   Encumbrances       Land         Buildings      Equipment    Improvements    Costs
                                   ------------   ------------   ------------   ------------   ------------   -------
BRIGHTON GARDENS BY MARRIOTT:
    Orland Park, Illinois          $         --   $  2,162,388   $ 11,533,074   $  1,044,018   $         --   $    --
 Camarillo, California                7,477,879      2,486,381     16,852,469        541,453             --        --
    Towson, Maryland                  5,780,928        989,914     14,375,847        355,731             --        --
    Hoffman Estates, Illinois                --      1,724,422      5,843,963        512,316             --        --
    Tulsa, Oklahoma                          --      1,538,284      2,987,889        512,425             --        --
    Atlanta, Georgia                         --      1,772,658      5,652,512        446,313             --        --
    Oklahoma City, Oklahoma                  --        784,454      2,701,571        444,105             --        --
    Santa Rosa, California                   --      2,161,222     15,025,466        586,516             --        --
    Bellevue, Washington                     --      2,164,828      8,360,448        502,884             --        --

MAPLERIDGE BY MARRIOTT:
    Laguna Creek, California          3,221,644        811,596      7,571,613        217,689             --        --
    Clayton, Ohio                     3,244,228        813,317      7,656,922        209,314             --        --
    Dartmouth, Massachusetts          3,795,321        920,430      9,028,929        205,663             --        --
    Plymouth, Massachusetts                  --      1,090,254      3,460,628        393,579             --        --
    Cleveland, Ohio                          --      1,090,639      3,886,167        345,981             --        --
    Hemet, California                        --      1,175,581      2,891,964        365,263             --        --

PLEASANT HILLS BY MARRIOTT:
    Little Rock, Arkansas                    --        523,295     10,457,948        370,052             --        --

HEARTHSIDE BY MARRIOTT:
    Lynnwood, Washington                     --      1,529,738      5,175,159        124,291             --        --
    Snohomish, Washington                    --        645,494      8,559,082        109,911             --        --

BROADWAY PLAZA:
    Arlington, Texas                         --      1,343,538      9,174,538        602,226             --        --

HOMEWOOD RESIDENCE:
    Boca Raton, Florida                      --      1,143,571      8,501,806        554,536             --        --
    Coconut Creek, Florida                   --      1,682,701      7,981,073        559,197             --        --
    Brookmont, Tennessee                     --        463,957      8,350,191        631,429             --        --

HOLLEY COURT TERRACE:
    Oak Park, Illinois               12,743,332      2,144,134     16,918,724        447,007             --        --

HERITAGE CLUB:
    Greenwood Village, Colorado       9,063,345      1,964,700     17,943,422        942,063             --        --

ERICKSON RETIREMENT COMMUNITIES:
    Peabody, Massachusetts                   --     18,345,033             --             --             --        --

OTHER:
    Vero Beach, Florida                      --      1,839,329             --             --      1,405,138        --
                                   ------------   ------------   ------------   ------------   ------------   -------

                                   $ 45,326,677   $ 53,311,858   $210,891,405   $ 11,023,962   $  1,405,138   $    --
                                   ============   ============   ============   ============   ============   =======

      Gross Amount at Which Carried
            at Close of Period
------------------------------------------                  Accumulated     Date of        Date
    Land         Buildings      Equipment       Total       Depreciation  Construction   Acquired
------------   ------------   ------------   ------------   ------------  ------------   --------
$  2,162,388   $ 11,533,074   $  1,044,018   $ 14,739,480   $  1,177,269      1999          4/00
   2,486,381     16,852,469        541,453     19,880,303        312,334      1999          5/02
     989,914     14,375,847        355,731     15,721,492        256,936      1999          5/02
   1,724,422      5,843,963        512,316      8,080,701          9,137      1999         12/02
   1,538,284      2,987,889        512,425      5,038,598          6,163      1999         12/02
   1,772,658      5,652,512        446,313      7,871,483          8,545      1996         12/02
     784,454      2,701,571        444,105      3,930,130          5,458      1999         12/02
   2,161,222     15,025,466        586,516     17,773,204         19,143      2000         12/02
   2,164,828      8,360,448        502,884     11,028,160         11,702      1999         12/02

     811,596      7,571,613        217,689      8,600,898        138,039      1999          5/02
     813,317      7,656,922        209,314      8,679,553        138,031      1999          5/02
     920,430      9,028,929        205,663     10,155,022        159,783      1999          5/02
   1,090,254      3,460,628        393,579      4,944,461          5,948      2000         12/02
   1,090,639      3,886,167        345,981      5,322,787          6,108      1999         12/02
   1,175,581      2,891,964        365,263      4,432,808          5,187      1998         12/02

     523,295     10,457,948        370,052     11,351,295         13,096      1984         12/02

   1,529,738      5,175,159        124,291      6,829,188          6,131      1989         12/02
     645,494      8,559,082        109,911      9,314,487          9,570      1993         12/02

   1,343,538      9,174,538        602,226     11,120,302        361,454      2000         11/01

   1,143,571      8,501,806        554,536     10,199,913        334,064      2000         11/01
   1,682,701      7,981,073        559,197     10,222,971        248,075      2000          2/02
     463,957      8,350,191        631,429      9,445,577         49,825      2000         11/02

   2,144,134     16,918,724        447,007     19,509,865        432,681      1992          2/02

   1,964,700     17,943,422        942,063     20,850,185        434,020      1999          3/02

  18,345,033             --             --     18,345,033             --                   10/02

   3,244,467             --             --      3,244,467             --                    8/02
------------   ------------   ------------   ------------   ------------

$ 54,716,996   $210,891,405   $ 11,023,962   $276,632,363   $  4,148,699
============   ============   ============   ============   ============

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                December 31, 2002

(a) Transactions in real estate and accumulated depreciation during 2000, 2001 and 2002 are summarized as follows:


                                                     Accumulated
                                      Cost (b) (d)   Depreciation
                                      ------------   ------------
Properties the Company has Invested
   in Under Operating Leases:
     Balance, December 31, 1999       $         --   $         --
     Acquisitions                       14,721,092             --
     Depreciation Expense (c)                   --        303,184
                                      ------------   ------------

     Balance, December 31, 2000
     Acquisitions                       14,721,092        303,184
     Depreciation Expense (c)           21,338,603             --
                                                --        523,943
                                      ------------   ------------

     Balance, December 31, 2001         36,059,695        827,127
     Acquisitions                      240,572,668             --
     Depreciation expense (c)                   --      3,330,399
                                      ------------   ------------

     Balance, December 31, 2002       $276,632,363   $  4,157,526
                                      ============   ============


(b) As of December 31, 2002, 2001, and 2000, the aggregate cost of the Properties owned by the Company and its subsidiaries for federal income tax purposes was $276,489,406, $36,059,695 and $14,721,092, respectively. The leases are treated as operating leases for federal income tax purposes.

(c) Depreciation expense is computed for buildings and equipment based upon estimated lives of 40 and 3 to 7 years, respectively.

(d) Acquisition fees and miscellaneous expenses of $27,143,799, $1,941,656 and $872,192 are included in land, buildings and equipment on operating leases at December 31, 2002, 2001 and 2000, respectively.

                      INDEX TO OTHER FINANCIAL INFORMATION


The following summarized financial information is filed as part of this report as a result of Sunrise Assisted Living, Inc. ("Sunrise") managing and operating the majority of the Properties owned by the Company as of July 8, 2003. The summarized financial information presented for Sunrise as of December 31, 2002 and December 31, 2001, and for each of the three years ended December 31, 2002, was obtained from the Form 10-K filed by Sunrise with the Securities and Exchange Commission for the year ended December 31, 2002. The summarized financial information presented for Sunrise as of March 31, 2003 was obtained from the Form 10-Q filed by Sunrise with the Securities and Exchange Commission for the quarter ended March 31, 2003.


Sunrise Assisted Living, Inc.:


    Selected Financial Data for the nine months ended September 30, 2003 and the
         years ended December 31, 2002, 2001 and 2000                    F-52

                       INDEX TO OTHER FINANCIAL STATEMENTS

The following combined financial information is filed as part of this report as a result of the acquisition of five related Properties from American Retirement Corporation ("ARC"). The Company does not own any interest in ARC's operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company entered, see "Business -- Property Acquisitions."

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.):


Report of Independent Certified Public Accountants                                        F-53

Combined Balance Sheets as of December 31, 2001 and 2000                                  F-54

Combined Statements of Operations and Changes in Equity for the Years
   Ended December 31, 2001 and 2000                                                       F-55

Combined Statements of Cash Flows for the Years Ended December 31, 2001 and 2000          F-56

Notes to Combined Financial Statements for the Years Ended December 31, 2001 and 2000     F-57

Combining Balance Sheet as of December 31, 2001                                           F-67

Combining Statement of Operations and Changes in Equity for the Year Ended
   December 31, 2001                                                                      F-68

Combining Statement of Cash Flows for the Year Ended December 31, 2001                    F-69


The following financial information is filed as part of this report as a result of the Company acquiring 11 related Properties from Prime Care One, LLC and Prime Care Two, LLC, (collectively referred to herein as "Prime Care"). The Company does not own any interest in Prime Care's operations of the communities. As described in the notes to the accompanying financial statements, in connection with the Company's purchase of the 11 properties, a condition of the sale was that the sales proceeds would be used to cure the existing defaults and extinguish the outstanding debts owed to Prime Care's lenders. For information on the Properties and the long-term, triple-net leases which the Company has entered into, see "Business -- Property Acquisitions."


Prime Care One, LLC and PC1, LLC
     (Includes the Venice, Mountainside, Friendship Heights and Charlotte Properties)             F-70

Prime Care Two, LLC and PC2, LLC
     (Includes the Raleigh, Brentwood, Stamford, Middletown, Buckhead, Naples and Winston-
     Salem Properties)                                                                            F-88

Prime Care One Portfolio
     (Includes the Venice, Mountainside, Friendship Heights and Charlotte Properties)             F-105

Prime Care Two, LLC
     (Includes the Raleigh, Brentwood, Stamford, Middletown, Buckhead, Naples and Winston-
     Salem Properties)                                                                            F-123

The following financial information is filed as part of this report as a result of the Company acquiring 21 related Properties from Marriott Senior Living Services, Inc. and MSLS-MapleRidge, Inc. The Company does not own any interest in the operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company has entered into, see "Business -- Property Acquisitions."


Marriott Senior Living Services Twenty-One Communities
     (Includes the Bellevue, Edgewood, Greenville, Fairfax, Hoffman Estates,
     Hemet, Lynnwood, Northridge, Oklahoma City, Palm Springs, Pleasant Hills,
     Plymouth, Quadrangle, Rancho Mirage, Salt Lake City, Santa Rosa, Snohomish,
     Tulsa, Vinings, Willoughby and Yorba Linda Properties)                           F-142


The following financial information is filed as part of this report as a result of the Company acquiring nine related Properties from Marriott Senior Living Services, Inc. The Company does not own any interest in the operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company has entered into, see "Business -- Property Acquisitions."


Marriott Senior Living Services Nine Communities
     (Includes the Edgewood, Fairfax, Greenville, Northridge, Palm Springs,
     Quadrangle, Rancho Mirage, Salt Lake City and Yorba Linda Properties)            F-154



The following financial information is filed as part of this report as a result of the Company acquiring 14 related Properties from several wholly owned subsidiaries of Marriott International, Inc. The Company does not own any interest in the operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company has entered into, see "Business -- Property Acquisitions."



Sunrise Senior Living Services Fourteen Communities
      (Includes the Columbia, Atlanta-Dunwoody, Florham Park, Greensboro,
      Plymouth, Omaha, Prairie Village, St. Charles, Tampa, Rockville, Dayton,
      Westlake, West Orange and Wheaton Properties)                                   F-166



The following financial information is filed as part of this report as a result of the Company acquiring 12 related Properties (totalling 15 communities) from several wholly owned subsidiaries of Sunrise Senior Living, Inc. The Company does not own any interest in the operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company has entered into, see "Business -- Property Acquisitions."



Sunrise Senior Living, Inc. Sixteen Communities
      (Includes the Arlington, Arlington-Bluemont Park, Sterling (Countryside),
      Falls Church, Farmington Hills, Frederick, Leesburg, Mercer Island,
      Brooklyn-Mill Basin, Poland, Raleigh and Brooklyn-Sheepshead Bay
      Properties, as well as the Santa Rosa Property for which the Company has
      an initial commitment to acquire)                                               F-176

                          Sunrise Assisted Living, Inc.
                             Selected Financial Data
                      (in Thousands, except per share data)


Consolidated Balance Sheet Data:


                          September 30,       December 31,      December 31,
                              2003                2002              2001
                          ------------        -----------       ------------
Current assets              $ 293,771         $ 254,386         $   117,477
Noncurrent assets             758,362           861,765           1,060,138
Current liabilities           207,786           114,747              78,674
Noncurrent liabilities        366,156           533,725             685,789
Minority interests              1,420             1,861               2,451
Stockholders' equity          476,770           465,818             410,701


Consolidated Statements of Income Data:


                                           Nine Months Ended     Year Ended      Year Ended     Year Ended
                                             September 30,      December 31,    December 31,   December 31,
                                                 2003               2002            2001           2000
                                           -----------------    ------------    ------------   -----------
Revenues                                       $824,535           $505,912        $428,219      $344,786
Costs and expenses (including income
   tax expense and extraordinary items)         736,321            394,164         322,779       264,276
                                               --------           --------        --------      --------
Net income                                     $ 46,754           $ 54,661        $ 49,101      $ 24,278
                                               ========           ========        ========      ========
Basic earnings per share                       $   2.16           $   2.44        $   2.25      $   1.12
                                               ========           ========        ========      ========
Diluted earnings per share                     $   1.96           $   2.23        $   2.08      $   1.10
                                               ========           ========        ========      ========

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
CNL Retirement Properties, Inc.

In our opinion, the accompanying combined balance sheets and the related combined statements of operations and changes in equity and of cash flows present fairly, in all material respects, the financial position of American Retirement Communities Portfolio (a Group of Related Properties Acquired by CNL Retirement Properties, Inc.) (the "Communities") at December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Communities' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Our audit was conducted for the purpose of forming an opinion on the combined financial statements taken as a whole. The combining information is presented for purposes of additional analysis of the combined financial statements rather than to present the results of operations of the individual Communities. However, the combining information has been subjected to the auditing procedures applied in the audit of the combined financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the combined financial statements taken as a whole.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
May 7, 2002

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) COMBINED BALANCE SHEETS
DECEMBER 31, 2001 AND 2000

                                                              2001             2000
                                                           -----------     -----------
ASSETS
Current assets:
    Cash                                                   $   488,319     $   673,871
    Accounts receivable, net of allowance for doubtful
      accounts of $188,771 and $87,620                       1,274,637         612,729
    Prepaid expenses and other                                 150,921         125,446
                                                           -----------     -----------
             Total current assets                            1,913,877       1,412,046
                                                           -----------     -----------

Restricted cash                                              1,708,634         525,000
                                                           -----------     -----------

Property and equipment, net                                 33,183,957         572,314
                                                           -----------     -----------
Other assets:
    Security deposits                                          810,030         258,983
    Deferred financing costs, net                              218,594               -
                                                           -----------     -----------
             Total other assets                              1,028,624         258,983
                                                           -----------     -----------

             Total assets                                  $37,835,092     $ 2,768,343
                                                           ===========     ===========
LIABILITIES AND EQUITY
Current liabilities:
    Current maturities of long-term debt                   $   692,029     $         -
    Accounts payable                                           519,267         599,762
    Accrued payroll                                            341,458         232,100
    Accrued property tax                                       923,665         567,673
    Other accrued expenses                                   1,127,946         236,759
                                                           -----------     -----------
             Total current liabilities                       3,604,365       1,636,294

Long-term debt, less current maturities                     32,444,896               -
Resident deposits                                              417,898         436,396
                                                           -----------     -----------
             Total liabilities                              36,467,159       2,072,690
                                                           -----------     -----------

Equity                                                       1,367,933         695,653
                                                           -----------     -----------

             Total liabilities and equity                  $37,835,092     $ 2,768,343
                                                           ===========     ===========

    The accompanying notes are an integral part of these combined financial statements.

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN EQUITY
YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                        2001            2000
                                                    ------------    ------------
Revenue:
    Community resident and health care services     $ 17,946,629    $ 10,232,625
    Interest and other                                   319,339          28,249
                                                    ------------    ------------
                Total revenue                         18,265,968      10,260,874
                                                    ------------    ------------

Expenses:
    Community operating expenses                      15,533,428       9,687,518
    Lease expense                                      4,957,887       4,642,644
    Management fees                                      794,621         443,922
    Bad debt expense                                     101,151               -
    Interest                                             323,949           2,659
    Amortization                                          29,499               -
    Depreciation                                         344,687          78,153
                                                    ------------    ------------
                Total expenses                        22,085,222      14,854,896
                                                    ------------    ------------

Loss before income taxes                              (3,819,254)     (4,594,022)

Income taxes                                                   -               -
                                                    ------------    ------------
Net loss                                              (3,819,254)     (4,594,022)

Equity at beginning of year                              695,653         706,288

Net contributions from owner/operator                  4,491,534       4,583,387
                                                    ------------    ------------

Equity at end of year                               $  1,367,933    $    695,653
                                                    ============    ============

     The accompanying notes are an integral part of these combined financial statements.

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                                  2001              2000
                                                              -------------     ------------
Cash flows from operating activities:
    Net loss                                                  $ (3,819,254)     $ (4,594,022)
    Depreciation and amortization                                  374,186            78,153
    Changes in assets and liabilities:
      Increase in accounts receivable                             (661,908)         (371,211)
      Increase in prepaid expenses and other                       (25,475)          (64,474)
      (Increase) decrease in security deposits                    (551,047)              438
      Increase in accounts payable and accrued expenses          1,276,042           919,634
      Decrease in resident deposits                                (18,498)          (10,986)
                                                              ------------      ------------
                Net cash used in operating activities           (3,425,954)       (4,042,468)
                                                              ------------      ------------

Cash flows from investing activities:
    Additions to property and equipment                        (12,630,306)         (378,395)
    Increase in restricted cash                                 (1,183,634)                -
                                                              ------------      ------------
                Net cash used in investing activities          (13,813,940)         (378,395)
                                                              ------------      ------------

Cash flows from financing activities:
    Proceeds from issuance of long-term debt                    13,000,000                 -
    Payment of loan costs                                         (248,093)                -
    Payments on long-term debt                                    (189,099)                -
    Net contributions from owner/operator                        4,491,534         4,583,387
                                                              ------------      ------------
                Net cash provided by financing activities       17,054,342         4,583,387
                                                              ------------      ------------

Net (decrease) increase in cash                                   (185,552)          162,524

Cash at beginning of year                                          673,871           511,347
                                                              ------------      ------------

Cash at end of year                                           $    488,319      $    673,871
                                                              ============      ============

Supplemental disclosures of cash flow information:

    Cash paid during the year for interest                    $    323,949      $      2,659
                                                              ============      ============

    Cash paid during the year for income taxes                $          -      $          -
                                                              ============      ============
    Non-cash investing and financing activities - Note 3


     The accompanying notes are an integral part of these combined financial statements.

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2001 AND 2000

1.       ORGANIZATION AND NATURE OF BUSINESS:

         The ARC Retirement Communities Portfolio ("the Communities") consists of five assisted living/retirement communities located in Arlington, Texas, Boca Raton, Florida, Oak Park, Illinois, Coconut Creek, Florida and Greenwood Village, Colorado. The Communities are managed by American Retirement Corporation ("ARC"), a national senior living and health care services provider. During 2001 and the first quarter of 2002, ARC entered into a series of transactions with CNL Retirement Properties, Inc. ("CNL"), a real estate investment trust, to sell the land, buildings and certain equipment used in the operation of the Communities and lease it back on a triple-net basis. The leases with CNL contain collateralization and other requirements that are generally evaluated on an aggregate basis. During 2000, several of the Communities were in the development stage as summarized below:


                                                                            BEGINNING
                                                                          ANNUAL MINIMUM
                                  COMMENCED        MONTH ACQUIRED         LEASE PAYMENT
        PROPERTY                  OPERATIONS           BY CNL              DUE TO CNL
-------------------------       --------------     ---------------        --------------
Broadway Plaza                   August 2000        November 2001         $  1,084,322
    Arlington, TX

Homewood Residence               October 2000       November 2001              991,380
    Boca Raton, FL

Holley Court Terrace              July 1993         February 2002            1,846,928
    Oak Park, IL

Homewood Residence              February 2000       February 2002              968,756
    Coconut Creek, FL

Heritage Club                   November 1999        March 2002              1,786,538
    Greenwood Village, CO
                                                                          ------------
                                                                          $  6,677,924
                                                                          ============


         In connection with Communities that became operational during 1999 and 2000, ARC had previously entered into various transactions with third parties for their development. ARC had also entered into long-term leases with entities, including subsidiaries of a bank and a real estate investment trust. Upon completion of the development projects, the real estate and equipment were leased to ARC or other entities which then entered into management contracts with ARC for their operation. Two of these entities were affiliated with a Director of ARC. The management agreements provided ARC with rights of first offer to acquire the leasehold interest of the Communities.

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED
YEARS ENDED DECEMBER 31, 2001 AND 2000

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         BASIS OF PRESENTATION

         The accompanying financial statements have been prepared to present the combined financial results of the Communities and are presented for the purposes of complying with the Securities and Exchange Commission's rules and regulations regarding acquired businesses and properties.

         The combined financial statements reflect the historical accounts of the Communities including allocations of general and administrative expenses from the ARC corporate offices in the form of management fees. The management fees, calculated as a percentage of revenue, are based on determinations that ARC management believes to be reasonable. However, management believes that the Communities' corporate administrative and general expenses on a stand-alone basis may have been different had the Communities operated as unaffiliated entities.

         LIQUIDITY

         As described in Note 1, several of the Communities recently commenced operations and consequently are expected to have cash flow deficits through a normal stabilization period. In connection with the CNL sale-leaseback transactions, ARC has restricted funds in the amount of approximately $3.9 million to fund cash flow deficits at the Communities, if required. To the extent additional funds are needed, ARC is obligated under the terms of the leases, to fund the required amounts. In the event ARC, as guarantor, is unable to fulfill its obligations, CNL, as lessor, could support the ongoing operations of the Communities and protect its interest as owner of the underlying real estate.

         USE OF ESTIMATES AND ASSUMPTIONS

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

         RECOGNITION OF REVENUE

         The Communities provide residents with housing and health care services through various types of agreements. Housing and health care services are provided on an annual, monthly or per-diem basis. Residents pay a monthly housing fee, which entitles them to the use of certain amenities and services. Residents may also elect to obtain additional services, which are billed on a monthly basis or as the services are received. The Communities recognize revenues under these agreements as the services are provided.

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED
YEARS ENDED DECEMBER 31, 2001 AND 2000

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

         RECOGNITION OF REVENUE - CONTINUED

         Resident and health care revenues are reported at estimated net realizable amounts from residents, third-party payors, and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined.

         RESTRICTED CASH

         Restricted cash includes cash held by lenders under loan agreements in escrow for property taxes and property improvement and cash segregated under operating reserve provisions of lease agreements.

         ACCOUNTS RECEIVABLE

         Accounts receivable, net of an allowance for doubtful accounts, represent the estimate of the amount that ultimately will be realized in cash. ARC management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical payment trends, analyses of receivable portfolios by payor source and aging of receivables, as well as review of specific accounts, and makes adjustments to the allowance as necessary.

         PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost and include interest and real estate capitalized during the construction period, as well as other costs directly related to the acquisition, development, and construction. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets. Buildings and improvements are depreciated over 40 and 15 years, respectively, and furniture, fixtures and equipment are depreciated over five to seven years.

         IMPAIRMENT OF LONG-LIVED ASSETS

         Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to future undiscounted net cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the assets' carrying amount exceeds its fair value.

         DEFERRED FINANCING COSTS

         Deferred financing costs are being amortized using the straight-line method, which approximates the interest method, over the term of the related debt agreement.

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED
YEARS ENDED DECEMBER 31, 2001 AND 2000

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

         INCOME TAXES

         Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are recorded using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         INSURANCE

         The Communities are self-insured for workers compensation claims up to certain limits. Additional stop-loss coverage is purchased to cover claims in excess of these limitations. The Communities have established reserves for all reported and unpaid claims and for estimated claims incurred but not yet reported, based upon historical claims loss experience. The Communities' operator maintains commercial insurance on a claims-made basis for general and professional liability. The operator also has professional liability coverage with a commercial insurance carrier with limits of $5 million for each occurrence and $15 million aggregate for potential losses related to these matters, if they occur. In addition, the Communities carry primary and secondary umbrella liability coverage with a $25 million per occurrence limit. The Communities, through ARC, carry a mandated crime insurance policy with a coverage limit of $1 million.

         EQUITY

         ARC transfers excess cash from and makes working capital advances and corporate allocations to the Communities. These advances include amounts to fund operating shortfalls. The resulting net balance of these transactions plus the initial investment in the Communities and the cumulative equity (deficit) of the Communities is classified as equity in the balance sheets.

         CONCENTRATIONS OF CREDIT RISK

         Financial instruments that potentially subject the Communities to significant concentrations of credit risk consist principally of cash, accounts receivable and restricted cash. The majority of the Communities' cash is in accounts with financial institutions that ARC management has determined to be high quality institutions. ARC management believes credit risk related to cash and restricted assets is minimal. The Communities' accounts receivable consist of monthly fees and charges due from residents.

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED
YEARS ENDED DECEMBER 31, 2001 AND 2000

3.       PROPERTY AND EQUIPMENT:

         During 2000 and for the majority of 2001, the Communities were operated under various operating lease arrangements (see Notes 1 and 6).

         On September 26, 2001, ARC acquired the land, building and equipment of the retirement center in Oak Park, Illinois previously leased under an operating lease. ARC financed this acquisition by entering into a $13.0 million mortgage note. In connection with this acquisition, land, buildings and equipment increased by $12.4 million.

         During November 2001, ARC exercised its option to acquire the land, building and equipment used in the operation of the Boca Raton, Florida and Arlington, Texas Communities and simultaneously completed sale-leaseback transactions with CNL under 15-year lease agreements, which contain two five-year renewal options and rights of first refusal to repurchase the leased assets. As a result of contingent earn-out agreements, these leases are accounted for as financing transactions and accordingly property and equipment and debt of approximately $20.2 million are recorded on the balance sheets.

         Property and equipment consists of the following at December 31:

                                      2001              2000
                                  ------------      ------------
Land                              $  3,294,093      $          -
Building and improvements           28,327,404                 -
Equipment                            2,055,869           689,735
Construction in progress                25,949            57,250
                                  ------------      ------------
                                    33,703,315           746,985
Less accumulated depreciation         (519,358)         (174,671)
                                  ------------      ------------

                                  $ 33,183,957      $    572,314
                                  ============      ============

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED
YEARS ENDED DECEMBER 31, 2001 AND 2000

4.       LONG-TERM DEBT:

         Long-term debt consists of the following at December 31:


                                                                         2001              2000
                                                                     ------------      ------------
Sale/leaseback financing payable in monthly
  installments of $172,975 including interest
  at 7.63% maturing in 2016                                          $ 20,171,493      $          -

Mortgage note payable bearing interest at a floating rate equal to three hundred and fifty basis points in excess of the LIBOR rate (6.28% at December 31, 2001). Interest and principal is due monthly with remaining principal and unpaid interest due
  October 1, 2003. The note is collateralized by certain land,
  buildings and equipment                                              12,965,432                 -
                                                                     ------------      ------------
Total long-term debt                                                   33,136,925                 -
Less current portion                                                     (692,029)                -
                                                                     ------------      ------------

                                                                     $ 32,444,896      $          -
                                                                     ============      ============


         The following is a schedule of future maturities of long-term debt as of December 31, 2001.


2002                             $    692,029
2003                               13,303,760
2004                                  642,537
2005                                  745,520
2006                                  929,067
Thereafter                         16,824,012
                                 ------------
                                 $ 33,136,925
                                 ============

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED
YEARS ENDED DECEMBER 31, 2001 AND 2000

5.       INCOME TAXES:

         Total income tax expense consists of:

                                  2001       2000
                                 ------     ------
U.S. Federal:
  Current                        $    -     $    -
  Deferred                            -          -
                                 ------     ------
          Total U.S. Federal          -          -
                                 ------     ------

State:
  Current
  Deferred                            -          -
                                 ------     ------
          Total State                 -          -
                                 ------     ------
          Total                  $    -     $    -
                                 ======     ======

        The tax effect of temporary differences that give rise to the following net deferred tax liability at December 31, 2001 and 2000 consists of:


                                                                        2001             2000
                                                                    ------------     -----------
Net operating loss carryforwards                                    $ 1,351,333      $   242,979
Valuation allowance                                                  (1,351,333)        (242,979)
                                                                    -----------      -----------

         Net deferred tax liability                                 $         -      $         -
                                                                    ===========      ===========



        The following table summarizes the significant differences between the U.S. federal statutory tax rate and the Communities' effective tax rate for financial statement purposes:

                                                                       2001             2000
                                                                    -----------      -----------
Statutory tax rate (34%)                                            $(1,298,546)     $(1,561,967)
State income taxes, net of federal benefit                             (116,669)         (18,254)
Tax losses of nonconsolidated partnerships                              306,861        1,344,564
Increase in valuation allowance                                       1,108,354          235,657
                                                                    -----------      -----------
         Total                                                      $         -      $         -
                                                                    ===========      ===========

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED
YEARS ENDED DECEMBER 31, 2001 AND 2000

5.       INCOME TAXES - CONTINUED:

         For the year ended December 31, 2000, Broadway Plaza, Homewood Residence Boca Raton and Holley Court Terrace were included in ARC's consolidated federal income tax return. For the year ended December 31, 2001, Broadway Plaza, Homewood Residence Boca Raton, Holley Court Terrace and Homewood Residence Greenwood Village were included in ARC's consolidated federal income tax return. Communities that were not included in ARC's consolidated federal income tax returns were owned by partnerships not included in the ARC consolidated return. For the financial statement presentation, the separate-return method is used to allocate current and deferred federal and state tax expense to the Communities as if they were separate taxpayers. No tax benefit or expense has been reported with respect to the Communities owned by partnerships not included in the ARC consolidated return, since taxes on income generated by those partnerships are the responsibility of the partners.

         The Communities have tax net operating loss carryovers in the amount of $3,556,142, which expire beginning in 2020. The Communities have not recorded this potential deferred tax benefit because they do not have sufficient historical earnings on which to conclude that they are more likely than not to realize a future benefit.

6.       LEASES:

         As of December 31, 2001 and 2000, two and four, respectively, of the Communities were operated under leasing structures which were treated as operating leases for financial reporting purposes and financing leases for income tax purposes. These leases provided ARC with termination rights whereby ARC could terminate the leases and acquire the assets at predetermined amounts in exchange for assuming the lessors' debt, forgiving notes receivable from the lessor, and repaying the lessors' equity. In November 2001, ARC elected to terminate two of the leases and simultaneously entered into a transaction with CNL (see
         Note 3). In February and March 2002, ARC elected to terminate two additional leases and subsequently entered into a transaction with CNL (see Note 10).

7.       RELATED PARTY TRANSACTIONS:

         ARC performs management services for the Communities which includes certain corporate administrative and general expenses for financial, legal, accounting, human resources and information systems. These services are reflected as management fees on the statement of operations.

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED
YEARS ENDED DECEMBER 31, 2001 AND 2000

8.       EMPLOYEE BENEFIT PLANS:

         The Communities' employees are eligible to participate in a defined contribution plan established by ARC, including features under Section 401(k) of the Internal Revenue Code (the "Plan"). The Plan permits employees to make voluntary contributions up to specified limits. Additional contributions may be made by the Communities at their discretion, that vest ratable over a five-year period. The Communities incurred $17,917 and $37,541 in expense for the years ended December 31, 2001 and 2000, respectively.

9.       COMMITMENTS AND CONTINGENCIES:

         Federal and state governments regulate various aspects of the Communities' business. The development and operation of health care facilities and provision of health care services are subject to federal, state, and local licensure, certification, and inspection laws that regulate, among other matters, the number of licensed beds, the provision of services, the distribution of pharmaceuticals, billing practices and policies, equipment, staffing (including professional licensing), operating policies and procedures, fire prevention measures, environmental matters, and compliance with building and safety codes. Failure to comply with these laws and regulations could result in the denial of reimbursement, the imposition of fines, temporary suspension of admission of new patients, restrictions on the ability to expand existing facilities, and, in extreme cases, the revocation of a Community's license or closure.

         The Communities are subject to various legal proceedings and claims that arise in the ordinary course of its business. In the opinion of management, the ultimate liability with respect to those proceedings and claims will not materially affect the financial position, operations, or liquidity of the Communities.

10.      SUBSEQUENT EVENTS:

         In February and March of 2002, ARC exercised its right with respect to the Coconut Creek, Florida and Greenwood Village, Colorado Communities, respectively, operated under leasing arrangements to acquire the leased assets and simultaneously entered into sale-leaseback transactions with CNL which were accounted for as financings.

         In February of 2002, ARC entered into a sale-leaseback transaction with CNL in connection with the Holley Court Terrace Community purchased from a previous lessor on September 26, 2001 which will be accounted for as an operating lease.

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED
YEARS ENDED DECEMBER 31, 2001 AND 2000

10.      SUBSEQUENT EVENTS - CONTINUED:

         As a result of these transactions, these Communities' future minimum lease payments are as follows:

2002                         $  3,866,000
2003                            4,661,000
2004                            4,735,000
2005                            4,811,000
2006                            4,888,000
Thereafter                     54,597,000
                             ------------
                             $ 77,558,000
                             ============

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) COMBINING BALANCE SHEET
DECEMBER 31, 2001


                                                 PROPERTIES    PROPERTIES
                                                ACQUIRED BY    ACQUIRED BY
                                                CNL IN 2001    CNL IN 2002      COMBINED
                                                ------------   ------------   ------------
ASSETS
Current assets:
    Cash                                        $      1,000   $    487,319   $    488,319
    Accounts receivable                               22,972      1,251,665      1,274,637
    Prepaid expenses and other                        41,194        109,727        150,921
                                                ------------   ------------   ------------
             Total current assets                     65,166      1,848,711      1,913,877
                                                ------------   ------------   ------------

Restricted cash                                      906,634        802,000      1,708,634
                                                ------------   ------------   ------------

Property and equipment, net                       20,301,080     12,882,877     33,183,957
                                                ------------   ------------   ------------

Other assets:
    Security deposits                                810,030              -        810,030
    Deferred financing costs, net                          -        218,594        218,594
                                                ------------   ------------   ------------
             Total other assets                      810,030        218,594      1,028,624
                                                ------------   ------------   ------------

             Total assets                       $ 22,082,910   $ 15,752,182   $ 37,835,092
                                                ============   ============   ============

LIABILITIES AND EQUITY
Current liabilities:
    Current maturities of long-term debt        $    218,201   $    473,828   $    692,029
    Accounts payable                                  42,825        476,442        519,267
    Accrued expenses                                 668,071      1,724,998      2,393,069
                                                ------------   ------------   ------------
             Total current liabilities               929,097      2,675,268      3,604,365

Long-term debt, less current maturities           19,953,291     12,491,605     32,444,896
Resident deposits                                      6,724        411,174        417,898
                                                ------------   ------------   ------------
             Total liabilities                    20,889,112     15,578,047     36,467,159
                                                ------------   ------------   ------------

Equity                                             1,193,798        174,135      1,367,933
                                                ------------   ------------   ------------

             Total liabilities and equity       $ 22,082,910   $ 15,752,182   $ 37,835,092
                                                ============   ============   ============

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) COMBINING STATEMENT OF OPERATIONS AND CHANGES IN EQUITY
YEAR ENDED DECEMBER 31, 2001

                                                  PROPERTIES      PROPERTIES
                                                  ACQUIRED BY     ACQUIRED BY
                                                  CNL IN 2001     CNL IN 2002       COMBINED
                                                  ------------    ------------    ------------
Revenue:
    Community resident and health care services   $  2,828,364    $ 15,118,265    $ 17,946,629
    Interest and other                                     149         319,190         319,339
                                                  ------------    ------------    ------------
                  Total revenue                      2,828,513      15,437,455      18,265,968
                                                  ------------    ------------    ------------

Expenses:
    Community operating expenses                     3,471,456      12,061,972      15,533,428
    Lease expense                                    1,516,715       3,441,172       4,957,887
    Management fees                                    141,418         653,203         794,621
    Bad debt expense                                         -         101,151         101,151
    Interest                                            94,432         229,517         323,949
    Amortization                                             -          29,499          29,499
    Depreciation                                       133,835         210,852         344,687
                                                  ------------    ------------    ------------
                  Total expenses                     5,357,856      16,727,366      22,085,222
                                                  ------------    ------------    ------------

Loss before income taxes                            (2,529,343)     (1,289,911)     (3,819,254)

Income taxes                                                 -               -               -
                                                  ------------    ------------    ------------

Net loss                                            (2,529,343)     (1,289,911)     (3,819,254)

Equity at beginning of year                            109,651         586,002         695,653

Net contributions from owner/operator                3,832,792         658,742       4,491,534
                                                  ------------    ------------    ------------

Equity (deficit) at end of year                   $  1,413,100    $    (45,167)   $  1,367,933
                                                  ============    ============    ============

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) COMBINING STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2001


                                                               PROPERTIES      PROPERTIES
                                                               ACQUIRED BY     ACQUIRED BY
                                                               CNL IN 2001     CNL IN 2002       COMBINED
                                                               ------------    ------------    ------------
Cash flows from operating activities:
    Net loss                                                   $ (2,529,343)   $ (1,289,911)   $ (3,819,254)
    Depreciation and amortization                                   133,835         240,351         374,186
    Changes in assets and liabilities:
      (Increase) decrease in accounts receivable                    135,116        (797,024)       (661,908)
      Decrease (increase) in prepaid expenses
        and other assets                                             19,044         (44,519)        (25,475)
      (Increase) decrease in security deposits                     (810,030)        258,983        (551,047)
      Increase in accounts payable and
        accrued expenses                                            410,040         866,002       1,276,042
      Increase (decrease) in tenant deposits                          2,324         (20,822)        (18,498)
                                                               ------------    ------------    ------------
                 Net cash used in operating activities           (2,639,014)       (786,940)     (3,425,954)
                                                               ------------    ------------    ------------

Cash flows from investing activities:
    Additions to property and equipment                            (133,112)    (12,497,194)    (12,630,306
    Increase in restricted assets                                  (906,634)       (277,000)     (1,183,634)
                                                               ------------    ------------    ------------
                 Net cash used in investing activities           (1,039,746)    (12,774,194)    (13,813,940)
                                                               ------------    ------------    ------------

Cash flows from financing activities:
    Proceeds from issuance of long-term debt                              -      13,000,000      13,000,000
    Payment of loan costs                                                 -        (248,093)       (248,093)
    Payments on long-term debt                                     (154,532)        (34,567)       (189,099)
    Net contributions from owner/operator                         3,832,792         658,742       4,491,534
                                                               ------------    ------------    ------------
                 Net cash provided by financing activities        3,678,260      13,376,082      17,054,342
                                                               ------------    ------------    ------------

Net decrease in cash and cash equivalents                              (500)       (185,052)       (185,552)

Cash at beginning of year                                             1,500         672,371         673,871
                                                               ------------    ------------    ------------

Cash at end of year                                            $      1,000    $    487,319    $    488,319
                                                               ============    ============    ============

Supplemental disclosures of cash flow information:

    Cash paid during the year for interest                     $     94,432    $    229,517    $    323,949
                                                               ============    ============    ============

    Cash paid during the year for taxes                        $          -    $          -    $          -
                                                               ============    ============    ============

COMBINED FINANCIAL STATEMENTS

Prime Care One, LLC and PC1, LLC

Years Ended December 31, 2002 and 2001 with Report of Independent Auditors

                                    CONTENTS


Report of Independent Auditors...........................................................................  F-71

Audited Financial Statements

Combined Balance Sheets..................................................................................  F-72
Combined Statements of Operations........................................................................  F-73
Combined Statements of Members' Equity (Deficit).........................................................  F-74
Combined Statements of Cash Flows........................................................................  F-75
Notes to Combined Financial Statements...................................................................  F-76

                         Report of Independent Auditors

Board of Managers
Prime Care One, LLC
PC1, LLC
Indianapolis, Indiana

We have audited the combined balance sheets of the Prime Care One, LLC and PC1, LLC as of December 31, 2002 and 2001, and the related combined statements of operations, members' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Prime Care One, LLC and PC1, LLC at December 31, 2002 and 2001, and the combined results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

                                                           /s/ Ernst & Young LLP

Indianapolis, Indiana
February 28, 2003

                         Prime Care One LLC and PC1, LLC

                             Combined Balance Sheets


                                                                        December 31
                                                                   2002            2001
                                                               ------------    ------------
ASSETS
Current assets:
   Cash and cash equivalents                                   $    182,973    $    468,304
   Restricted cash                                                  574,363              --
   Accounts receivable, less allowance for doubtful accounts
     of $51,847 and $83,998 in 2002 and 2001                        583,962         416,518
   Current portion of assets limited as to use                    1,053,334       1,177,639
   Prepaid expenses and other assets                                253,870         256,134
                                                               ------------    ------------
Total current assets                                              2,648,502       2,318,595

Assets limited as to use, net of current portion                         --         254,161
Property and equipment, net                                              --      48,388,566
Property and equipment under capital leases, net                 36,226,479              --
Other assets:
   Intangible assets, net of accumulated amortization
     of $313,667 in 2002                                          5,959,647              --
   Deferred financing costs, net of accumulated amortization
     of $165,690 and $2,860,376 in 2002 and 2001                  1,299,933         156,337
                                                               ------------    ------------
Total other assets                                                7,259,580         156,337
                                                               ------------    ------------
Total assets                                                   $ 46,134,561    $ 51,117,659
                                                               ============    ============

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable and accrued expenses                       $    935,528    $  5,686,736
   Accrued interest                                                 361,469       5,503,845
   Deferred interest                                                603,567              --
   Notes payable                                                         --      79,800,000
                                                               ------------    ------------
Total current liabilities                                         1,900,564      90,990,581

Debt service and shortfall advances loan                                 --       5,900,000
Capital lease obligations                                        44,753,256              --
                                                               ------------    ------------
Total liabilities                                                46,653,820      96,890,581

MEMBERS' EQUITY (DEFICIT)
Managing member                                                         100             100
Holding company                                                  11,514,687      10,726,257
Retained earnings (deficit)                                     (12,034,046)    (56,499,279)
                                                               ------------    ------------
Total members' equity (deficit)                                    (519,259)    (45,772,922)
                                                               ------------    ------------
Total liabilities and members' equity (deficit)                $ 46,134,561    $ 51,117,659
                                                               ============    ============


See accompanying notes

                        Prime Care One, LLC and PC1, LLC

                        Combined Statements of Operations


                                                    Years ended December 31
                                                      2002            2001
                                                  ------------    ------------
OPERATING REVENUE:
   Net resident service revenue                   $ 21,050,963    $ 20,333,426
   Other operating revenue                              97,708         107,231
                                                  ------------    ------------
Total operating revenue                             21,148,671      20,440,657

OPERATING EXPENSES:
   Health care and resident services                 5,329,231       4,902,799
   Activities                                          342,891         312,627
   Food service                                      2,527,469       2,519,105
   Housekeeping and laundry                            669,816         694,154
   Plant operations and maintenance                  1,509,606       1,385,811
   General and administrative                        5,749,872       5,348,960
   Depreciation                                      1,881,454       3,034,838
   Amortization                                        479,356         603,343
   Interest                                          5,498,912       6,863,328
                                                  ------------    ------------
Total operating expenses                            23,988,607      25,664,965
                                                  ------------    ------------
                                                    (2,839,936)     (5,224,308)
                                                  ------------    ------------
OTHER INCOME (EXPENSE):
   Investment income                                     2,198          20,989
   Gain on extinguishment of debt                   51,548,815              --
   Loss on sale of property                         (4,245,844)             --
                                                  ------------    ------------
Total other income (expense)                        47,305,169          20,989

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM             44,465,233      (5,203,319)
Extraordinary loss on foreclosure of a facility             --     (11,937,045)
                                                  ------------    ------------

NET INCOME (LOSS)                                 $ 44,465,233    $(17,140,364)
                                                  ============    ============


See accompanying notes

                        Prime Care One, LLC and PC1, LLC

                Combined Statements of Members' Equity (Deficit)


                                                       Managing                      Holding        Retained
                                         Number        Member's        Number       Company's       Earnings
                                        of Units        Equity        of Units       Equity        (Deficit)         Total
                                      ------------   ------------   ------------   ------------   ------------    ------------
Balances, January 1, 2001                        1   $        100             99   $ 10,726,257   $(39,358,915)   $(28,632,558)
Net loss                                        --             --             --            --    (17,140,364)     (17,140,364)
                                      ------------   ------------   ------------   ------------   ------------    ------------
Balances, December 31, 2001                      1            100             99     10,726,257    (56,499,279)    (45,772,922)
Contribution of restricted cash                 --             --             --        788,430             --         788,430
Net income                                      --             --             --             --     44,465,233      44,465,233
                                      ------------   ------------   ------------   ------------   ------------    ------------
Balances, December 31, 2002                      1   $        100             99   $ 11,514,687   $(12,034,046)   $   (519,259)
                                      ============   ============   ============   ============   ============    ============


See accompanying notes

                         Prime Care One LLC and PC1, LLC

                        Combined Statements of Cash Flows


                                                            Years ended December 31
                                                              2002            2001
                                                          ------------    ------------
OPERATING ACTIVITIES
Net income (loss)                                         $ 44,465,233    $(17,140,364)
Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
   Extraordinary loss on foreclosure of a facility                  --      11,937,045
   Gain on extinguishment of debt                          (51,548,815)             --
   Loss on sale of property                                  4,245,844              --
   Depreciation                                              1,881,454       3,034,838
   Amortization                                                479,356         603,343
   Bad debt expense                                             32,221          57,773
   Changes in operating assets and liabilities:
     Accounts receivable                                      (199,665)        (74,409)
     Restricted cash                                          (574,363)             --
     Estimated third-party payor settlements                        --          37,809
     Prepaid expenses and other assets                           2,264          33,173
     Accounts payable and accrued expenses                  (1,411,049)        358,327
     Deferred interest                                         603,567              --
     Accrued interest                                          (11,038)      1,860,149
                                                          ------------    ------------
Net cash provided by (used in) operating activities         (2,034,991)        707,684

INVESTING ACTIVITIES
Purchase of property and equipment, net                       (238,613)       (135,141)
Proceeds received from transfer of property                 44,753,256              --
Change in assets limited as to use                             378,466        (885,888)
                                                          ------------    ------------
Net cash provided by (used in) investing activities         44,893,109      (1,021,029)

FINANCING ACTIVITIES
Contribution of restricted cash                                788,430              --
Payment of deferred financing costs                         (1,309,285)             --
Payment on notes payable                                   (42,622,594)             --
Increase in debt service and shortfall advances loan                --         473,353
                                                          ------------    ------------
Net cash provided by (used in) financing activities        (43,143,449)        473,353
                                                          ------------    ------------
Net increase (decrease) in cash and cash equivalents          (285,331)        160,008
                                                          ------------    ------------
Cash and cash equivalents beginning of year                    468,304         308,296
                                                          ------------    ------------
Cash and cash equivalents end of year                     $    182,973    $    468,304
                                                          ============    ============
SUPPLEMENTAL CASH FLOWS INFORMATION
Interest paid                                             $  4,906,383    $  4,409,129
                                                          ============    ============


See accompanying notes

                        Prime Care One, LLC and PC1, LLC

                     Notes to Combined Financial Statements

                                December 31, 2002

1. ORGANIZATION

Prime Care One, LLC and PC1, LLC (Company) were organized as limited liability companies in February 1997 under the laws of the State of Indiana and commenced operations in April 1997. The financial statements have been combined since Prime Care One, LLC is owned 99% by PC1, LLC, a special purpose holding company. The remaining 1% is owned by Prime Care Corporation, the managing member. PC1, LLC is owned 47.5% by Prime Care Properties, LLC and 52.5% by an outside investor. All significant intercompany transactions have been eliminated.

The Company owned four senior-living residential facilities (Facilities) known as Brighton Gardens. The Facilities are located in Venice, Florida; Mountainside, New Jersey; Friendship Heights, Maryland; and Charlotte, North Carolina. Prior to September 4, 2001, the Company also owned a senior-living residential facility in Houston, Texas (Tanglewood). The Facilities offer various combinations of assisted living, specialized care for Alzheimers patients and skilled nursing services. The Facilities are managed by Marriott Senior Living Services, Inc. (MSLS or Operator).

The Company and their owners entered into a Refinancing and Acquisition Agreement on September 30, 2002 with CNL Retirement Properties, Inc. (CNL) that included the refinancing of the notes payable of the Company. The refinancing took the form of a sale-leaseback with a financing-capital lease term from CNL of 35 years, with an option to repurchase the Prime Care One, LLC facilities at the end of the term for a bargain price. (See Note 5).

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        Prime Care One, LLC AND PC1, LLC



               Notes To Combined Financial Statements (Continued)


2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RESTRICTED CASH

Restricted cash represents the amount contributed per the Refinancing and Acquisition Agreement, which shall serve as a lease guaranty to fund any operating shortfalls related to the properties. The restricted cash shall be held in escrow in an interest bearing account at CNL Bank pursuant to the Deposit Account Pledge Agreement, and at CNL's sole election, used to fund payments of minimum rent, property expenses, and the administration fee.

ASSETS LIMITED AS TO USE

Assets limited as to use are cash and miscellaneous cash equivalents held by CNL Bank under a Cash Management and Pooling Agreement at December 31, 2002. Assets limited as to use at December 31, 2001 were cash and miscellaneous cash equivalents held by a collateral agent under a Collection Account Security and Pledge Agreement. Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value. Realized and unrealized gains and losses are reflected in the combined statements of operations.

PROPERTY AND EQUIPMENT

The initial values of property and equipment established in conjunction with the refinancing transaction and the capital lease were recorded at fair value based upon appraisals. Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost. The Company provides for depreciation using the straight-line method over the shorter of the estimated useful lives of the assets or the lease term and includes amortization on capital leases. The assets are depreciated as follows:

Furnishings and equipment                             5 years
Buildings                                            30 years

                        Prime Care One, LLC and PC1, LLC

INTANGIBLE ASSETS

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statement. Other intangible assets will continue to be amortized over their useful lives. The Company adopted the new rules on accounting for goodwill and other intangible assets on January 1, 2002.

Intangible assets of $6,273,313 established in conjunction with the refinancing transaction consist of the following: systems and procedures (staffing criteria, care plans, outcome tracking, billing procedures, and other related items); assembled workforce; referral networks; and reputational capital (name recognition). The intangible assets are being amortized over a five-year life. Total amortization expense for 2002 was $313,667. Amortization expense is expected to be $1,254,663 per year for 2003-2006 and $940,995 in 2007.

DEFERRED FINANCING COSTS

Deferred financing costs at December 31, 2002 represent costs associated with the refinancing transaction and are being amortized using the straight-line method over the term of the lease. The deferred financing costs at December 31, 2001, relating to the notes payable of the Company, were fully amortized during 2002. Total amortization expense was $165,690 and $603,343 for 2002 and 2001, respectively.

NET RESIDENT SERVICE REVENUE, ACCOUNTS RECEIVABLE AND ESTIMATED THIRD-PARTY PAYOR SETTLEMENTS

Resident service revenue for assisted living is reported at net realizable amounts from residents for services rendered. The residents of the facilities pay their residency fees on a month-to-month basis. Resident fees for nursing are reported at the estimated net realizable amounts from residents, third-party payors, and others for services rendered. Services rendered to Medicare program beneficiaries are paid primarily at prospectively determined rates per resident. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Certain services are based on fee schedules.

                        Prime Care One, LLC and PC1, LLC

NET RESIDENT SERVICE REVENUE, ACCOUNTS RECEIVABLE AND ESTIMATED THIRD-PARTY PAYOR SETTLEMENTS (CONTINUED)

Prior to January 1, 1999, net resident service revenue included retroactive adjustments, which were accrued on an estimated basis in the period the related services were rendered. These amounts were adjusted in future periods as final settlements were determined. The Company was reimbursed for cost reimbursable items at a tentative rate with final settlement determined after submission of annual cost reports, which are audited by the Medicare fiscal intermediary. The Company recorded changes in estimates and received final settlements related to prior year cost reports, which resulted in an increase in net patient service revenue of approximately $208,000 in 2001. At December 31, 2002, all cost reports for 1998 and prior have been settled with the intermediary.

Revenues from the Medicare and Medicaid programs accounted for approximately 8% of the Company's resident service revenue for 2002 and 2001. Medicare and Medicaid receivables accounted for approximately 42% and 65% of accounts receivable at December 31, 2002 and 2001, respectively.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations and potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretations as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

INCOME TAXES

Taxes on the Company's income are liabilities of the Company's members. Accordingly, no provision for income taxes has been included in current operations. The Company operates in various states that have differing tax requirements. No provision has been made, as amounts of obligations are not material.

                        Prime Care One, LLC and PC1, LLC

3. ASSETS LIMITED AS TO USE

Assets limited as to use represent cash funds held in accordance with the Cash Management and Pooling Agreement, as follows:


                                                                       DECEMBER 31
                                                                   2002           2001
                                                               ---------------------------
Collection account                                             $          -   $  1,177,639
Furniture, fixtures and equipment reserve account                   343,856        254,161
Cash management account                                             709,478              -
                                                               ---------------------------
                                                                  1,053,334      1,431,800
Less current portion                                             (1,053,334)    (1,177,639)
                                                               ---------------------------
                                                               $          -   $    254,161
                                                               ===========================


Effective September 30, 2002, the Operator collects and deposits all gross revenues (after payment of operating expenses and the base management fee), and deposits the FF&E Reserve Payments, pursuant to the provisions of the Clearing Account Agreement and the Cash Management and Pooling Agreement.

The landlord of the properties has established reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment of the properties (FF&E Reserve). Deposits to the FF&E Reserve are made every four weeks as follows: 2% of gross revenues or $350 per bed, whichever is greater, with respect to the period beginning on September 30, 2002 and ending on the last day of the third full fiscal year, 3% of gross revenues for the fourth through the tenth lease years; and 3.5% of gross revenues every lease year thereafter. Funds in the FF&E Reserve relating to the properties are the property of the tenants.

Prior to September 30, 2002, the assets of the Collection account were used to reimburse the Operator of the Facilities and service the senior and subordinated debt incurred by the Company. The Company was in default on paying interest in 2001 and through September 30, 2002.

                        Prime Care One, LLC and PC1, LLC

4. PROPERTY AND EQUIPMENT

The Company's property and equipment under capital leases (at December 31, 2002) and property and equipment owned (at December 31, 2001) are as follows:

                                                                  DECEMBER 31
                                                              2002           2001
                                                          ----------------------------
Land                                                      $  5,639,202    $  6,903,000
Buildings                                                   28,874,996      48,356,475
Furnishings and equipment                                    2,047,127       4,940,502
                                                          ----------------------------
                                                            36,561,325      60,199,977
Accumulated depreciation                                      (334,846)    (11,811,411)
                                                          ----------------------------
                                                          $ 36,226,479    $ 48,388,566
                                                          ============================

As part of the Refinancing and Acquisition Agreement between the Company, its owners, and CNL on September 30, 2002, the Company transferred all of its properties to separate limited partnerships formed by CNL or its affiliates and CNL acquired all of the rights, title and interest in and to the properties. The transfer of the properties to CNL resulted in a loss in 2002 of $4,245,844.

The Company then entered into a 35-year capital lease with CNL, with an option to repurchase the Prime Care One, LLC facilities at the end of the term for a bargain price. The initial values of property and equipment established in conjunction with the capital lease at September 30, 2002 were recorded based upon appraisals. The appraised amounts were allocated based upon a proportion of the appraised amount to the total lease amount by property.

The Tanglewood facility was sold by the Company's lender in a foreclosure sale on September 4, 2001. As a result, the Company wrote off the carrying value of the property and equipment related to the Tanglewood facility of $12,137,045. The carrying value of the property and equipment less the proceeds received from foreclosure of $200,000 have been reflected as an extraordinary loss on foreclosure of a facility in the 2001 combined statement of operations.

                        Prime Care One, LLC and PC1, LLC

5. NOTES PAYABLE AND CAPITAL LEASES

The Company's notes payable and capital leases consists of the following:


                                                                                                         DECEMBER 31
                                                                                                2002                    2001
                                                                                           --------------------------------------
Note payable - Payment of $32,622,594 in September 2002 accepted as
   payment in full by the lender.                                                          $             -          $  69,800,000

Subordinated note payable - Paid in full in September 2002.                                              -             10,000,000

Capital lease, payable to CNL Retirement PC1 Venice FL, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity
   date of September 30, 2037, secured by a lien on property                                     6,800,826                      -

Capital lease, payable to CNL Retirement PC1 New Jersey, LP,  interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity
   date of September 30, 2037, secured by a lien on property                                    13,966,909                      -

Capital lease, payable to CNL Retirement PC1 Friendship Heights MD, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final
   maturity date of September 30, 2037, secured by a lien on property                           20,630,446                      -

Capital lease, payable to CNL Retirement PC1 North Carolina, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity
   date of September 30, 2037, secured by a lien on property                                     3,355,075                      -
                                                                                           --------------------------------------
                                                                                           $    44,753,256          $  79,800,000
                                                                                           ======================================


The Company was in default on paying interest and principal on the notes payable at December 31, 2001. The notes payable were classified as current in the accompanying December 31, 2001 financial statements. The unpaid interest had been accrued in the accompanying combined financial statements, but did not include amounts for late fees, which were estimated to be $5,445,700 at December 31, 2001. The notes payable were repaid or partially forgiven by the lender in 2002.

                        Prime Care One, LLC and PC1, LLC

The Company and their owners entered into a Refinancing and Acquisition Agreement on September 30, 2002 with CNL Retirement Properties, Inc. (CNL) that included the refinancing of the notes payable of the Company. CNL provided $32,622,594 to Prime Care One, LLC to pay off the existing debt of $69,800,000 plus accrued interest of $435,626 and provided $10,000,000 to PC1, LLC to pay off its existing debt of $10,000,000, including accrued interest of $3,484,167. The former lender accepted the amounts advanced by CNL as payment in full on those debts, including any accrued interest to date. Prime Care One, LLC and Prime Care Two, LLC also jointly borrowed $4,470,000 to pay transfer, title, recording and closing costs of the transactions. The refinancing took the form of a sale-leaseback with a financing-capital lease term from CNL of 35 years, with an option to repurchase the Prime Care One, LLC facilities at the end of the term for a predetermined amount. The lease also permits CNL to require the Company to purchase the properties at the end of the lease term for the same predetermined amount.

At September 30, 2002 and December 31, 2001, PC1, LLC had $7,111,549 and $6,854,285 outstanding under a Debt Service and Shortfall Advances Loan Agreement. The amount included accrued interest of $1,211,549 and $954,285, respectively. No payments were made during 2002 or 2001 on the Debt Service and Shortfall Advances Loan. Amounts due under the Debt Service and Shortfall Advances Loan were subordinate to amounts due by PC1, LLC under the subordinate debt from the Company's primary creditor. As part of the above refinancing transaction, the Debt Service and Shortfall Advances Loan with MSLS, including accrued interest, was extinguished. In addition, MSLS agreed to forgive amounts owed for subordinated management fees of $1,793,618 and other payables that had not been funded as of September 30, 2002 of $1,546,449.

The extinguishment of the notes payables with the lender and the forgiveness of certain liabilities by MSLS has been reflected as a gain on refinancing transaction of $51,548,815 in the 2002 combined statement of operations.

                        Prime Care One, LLC and PC1, LLC

The Lease Agreements with CNL are interest only and the minimum annual rent is 10.5% beginning September 30, 2002 and will increase by 2.5% times the prior year's rate beginning January 1, 2004 and each lease year thereafter through the 29th year of the lease. There is a balloon payment of the principal amount of the lease at the end of the lease term. The minimum annual rent consists of the first-tier minimum rent which is 5% of the adjusted lease basis and the second-tier minimum rent which is the difference between the (1) adjusted lease basis multiplied by the adjusted lease rate for the fiscal year and (2) the first-tier minimum rent. In addition to minimum rent, the lease requires additional rent which will be payable based on various predetermined dollar amounts derived from achieving specific percentage occupancy levels beginning January 1, 2004.

The Company has calculated total lease payments over the life of the lease based upon the yearly increases noted above. Interest expense in the accompanying combined statement of operations reflects the average lease payment of 16.15% over the life of the lease. The difference between the average lease payment and the actual lease payment has been recorded as deferred interest in the accompanying combined financial statements.

The lease for the properties contains pooling terms, meaning that net operating profits with respect to all the properties are combined for the purpose of funding rental payments and the furniture, fixtures and equipment reserve account. In addition, the lease contains cross-default terms, meaning that if the tenant of any of the properties defaults on its obligations under the lease, CNL will have the ability to pursue its remedies under the lease with respect to all the properties, regardless of whether the tenant of any such property is in default under the lease.

There are various events which constitute an event of default under the lease agreement including failure to pay first-tier minimum rent, second-tier minimum rent or additional rent when due. However, CNL may not terminate the Lease Agreement for non-payment of second-tier minimum rent or additional rent.

                        Prime Care One, LLC and PC1, LLC

6. RIGHTS OF MEMBERS

As a limited liability company (LLC), the members are not personally responsible for the obligations of the Company. Prime Care One, LLC has two members: a holding company (PC1, LLC) and a managing member (Prime Care Corporation). The day-to-day management of the Company's business is exclusively vested in four managing directors. The managing member elects three of the managing directors and the limited member of the holding company elects one.

Under the terms of the Company's Operating Agreement, certain actions, as defined in the Operating Agreement, may not be initiated by the Company without unanimous consent of the members. These restrictions include issuing additional membership units, obtaining additional debt, purchasing real property, and filing for bankruptcy.

7. RELATED PARTY TRANSACTIONS

Prior to September 30, 2002, the Company paid an administrative fee to Prime Care Properties, LLC, a limited liability company that is the general member of PC1, LLC and whose members are also shareholders of the Company's managing member. Prime Care Properties, LLC waived the administrative fees for 2002 and 2001.

Under the terms of the Lease Agreement, Prime Care Management, LLC, a limited liability company whose members are also shareholders of the Company's managing member, shall be paid $75,000 per year in aggregate from all leased properties (including properties on Prime Care Two, LLC) as a first-tier administration fee. Prime Care Management, LLC is also entitled to a second-tier administration fee in the amount of 0.5% of gross revenues from the collective leased properties or $250,000 per year, whichever is greater, less the amount of the first-tier administration fee. The second-tier administration fee is subordinate to the payment of minimum rent. Total administration fees paid to Prime Care Management, LLC in 2002 under the Lease Agreement by the Company totaled $22,824.

                        Prime Care One, LLC and PC1, LLC

8. MANAGEMENT FEES

Under the terms of the previous operating agreements for the Facilities, dated April 11, 1997, Marriott Senior Living Services, Inc. (MSLS) operated the Facilities on behalf of the Company. The Company paid the Operator a base fee and a central administrative services (CAS) fee, which are both based on gross revenues. Through April 2002, the base fee was 5% of gross revenues and increased to 5.5% thereafter. The CAS fee was 2% of gross revenues throughout the term of the contract. The Company also paid an incentive fee to the Operator, which is 50% of operating profit for each fiscal year after the Company has received a minimum operating profit amount, as defined in the operating agreement. Management fees for 2002 and 2001 under this agreement were $1,177,486 and $1,110,382, respectively, which consists solely of base and CAS fees.

The Company entered into a new operating agreement with MSLS effective September 30, 2002 with the initial term expiring in twenty years. The term may then be extended at the Operator's election for each of three successive periods, each period consisting of five years.

Under the new operating agreement, base management fees payable to MSLS for the operation of the properties are as follows: 3% of gross revenues through the 2007 fiscal year, 3.5% of gross revenues for the 2008 fiscal year through the 2012 fiscal year, and 4% of gross revenues for the remainder of the lease term. Notwithstanding the foregoing, in the event certain operating profit thresholds are achieved prior to the 2013 lease year, the base management fees will automatically increase to 4% of gross revenues and remain at such level for the remainder of the lease term. MSLS is also entitled to incentive management fees up to 15% of operating profit remaining after payment of minimum annual rent and a tenant administration fee. Rent payments due under the lease are subordinate to the payment of base management fees.

In addition to base management fees, the Operator is paid, as an operating expense, the amount of 2% of gross revenues as a central administrative services
(CAS) fee. The Operator must provide to each of the retirement communities certain central administrative services, which include: marketing and public relations services; human resources program development; information systems support and development; and centralized computer payroll services. Management fees for the period from September 30, 2002 through December 31, 2002 under this new agreement were $241,065, which consists solely of base and CAS fees.

                        Prime Care One, LLC and PC1, LLC

Under the Agreement, management and employees are employees of the Operator. The majority of all costs are paid by the Operator who is then reimbursed by the Company. Consequently, the majority of accounts payable and accrued expenses at December 31, 2002 and 2001 reflect amounts due to the Operator.

In a press release dated December 30, 2002, Sunrise Assisted Living, Inc. announced it had entered into a definitive agreement with Marriott International, Inc. to acquire all of the outstanding stock of Marriott Senior Living Services, Inc. (MSLS). Under the terms of the Operating Agreements with MSLS, the Operating Agreements are automatically assumed by Sunrise Assisted Living, Inc. (Sunrise) when the sale of MSLS stock to Sunrise is completed.

COMBINED FINANCIAL STATEMENTS

Prime Care Two, LLC and PC2, LLC

Years Ended December 31, 2002 and 2001 with Report of Independent Auditors

                                    CONTENTS


Report of Independent Auditors...........................................................................  F-89

Audited Financial Statements

Combined Balance Sheets..................................................................................  F-90
Combined Statements of Operations........................................................................  F-91
Combined Statements of Members' Equity (Deficit).........................................................  F-92
Combined Statements of Cash Flows........................................................................  F-93
Notes to Combined Financial Statements...................................................................  F-94

                         Report of Independent Auditors

Board of Managers
Prime Care Two, LLC
PC2, LLC
Indianapolis, Indiana

We have audited the combined balance sheets of Prime Care Two, LLC and PC2, LLC as of December 31, 2002 and 2001, and the related combined statements of operations, members' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Prime Care Two, LLC and PC2, LLC at December 31, 2002 and 2001, and the combined results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                                           /s/ Ernst & Young LLP

Indianapolis, Indiana
February 28, 2003

                        Prime Care Two, LLC and PC2, LLC

                             Combined Balance Sheets


                                                                                   December 31
                                                                              2002             2001
                                                                         --------------   --------------
ASSETS
Current assets:
    Cash and cash equivalents                                            $      222,243   $      375,769
    Restricted cash                                                           1,117,297               --
    Accounts receivable, less allowance for doubtful accounts
       of $115,800 and $180,812 in 2002 and 2001                                827,004          426,040
    Current portion of assets limited as to use                                 638,575               --
    Prepaid expenses and other assets                                           272,028          269,394
                                                                         --------------   --------------
Total current assets                                                          3,077,147        1,071,203

Assets limited as to use, net of current portion                                     --           31,024
Property and equipment, net                                                          --       68,940,378
Property and equipment under capital leases, net                             55,668,149               --
Other assets:
    Intangible assets, net of accumulated amortization
       of $328,214 in 2002                                                    6,236,075               --
    Deferred financing costs, net of accumulated amortization
       of $497,206 and $2,816,524 in 2002 and 2001                            1,072,182          489,492
                                                                         --------------   --------------
Total other assets                                                            7,308,257          489,492
                                                                         --------------   --------------
Total assets                                                             $   66,053,553   $   70,532,097
                                                                         ==============   ==============

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
    Accounts payable and accrued expenses                                $      710,193   $    2,890,579
    Accrued interest                                                            524,723        6,202,859
    Deferred interest                                                           876,177               --
    Notes payable                                                                    --      101,000,000
                                                                         --------------   --------------
Total current liabilities                                                     2,111,093      110,093,438

Debt service and shortfall advances loan                                             --        4,000,000
Capital lease obligations                                                    64,966,744               --
                                                                         --------------   --------------
Total liabilities                                                            67,077,837      114,093,438

MEMBERS' EQUITY (DEFICIT)
Managing member                                                                     100              100
Holding company                                                              12,708,001       11,746,431
Retained earnings (deficit)                                                 (13,732,385)     (55,307,872)
                                                                         --------------   --------------
Total members' equity (deficit)                                              (1,024,284)     (43,561,341)
                                                                         --------------   --------------
Total liabilities and members' equity (deficit)                          $   66,053,553   $   70,532,097
                                                                         ==============   ==============


See accompanying notes

                        Prime Care Two, LLC and PC2, LLC

                        Combined Statements of Operations

                                          Years ended December 31
                                            2002            2001
                                        ------------    ------------
OPERATING REVENUE:
    Net resident service revenue        $ 30,122,341    $ 27,888,238
    Other operating revenue                  122,666         120,478
                                        ------------    ------------
Total operating revenue                   30,245,007      28,008,716

OPERATING EXPENSES:
    Health care and resident services      8,555,086       7,496,096
    Activities                               501,250         468,515
    Food service                           3,995,061       3,985,872
    Housekeeping and laundry               1,006,548         878,452
    Plant operations and maintenance       2,386,934       2,132,954
    General and administrative             8,943,035       7,873,272
    Depreciation                           3,237,264       3,666,576
    Amortization                             825,420         743,014
    Interest                               6,721,909       8,206,865
                                        ------------    ------------
Total operating expenses                  36,172,507      35,451,616
                                        ------------    ------------
                                          (5,927,500)     (7,442,900)
OTHER INCOME (EXPENSE):
    Investment income                          1,923           1,036
    Gain on extinguishment of debt        51,098,644              --
    Loss on sale of property              (3,597,580)             --
                                        ------------    ------------
Total other income (expense)              47,502,987           1,036
                                        ------------    ------------

NET INCOME (LOSS)                       $ 41,575,487    $ (7,441,864)
                                        ============    ============

See accompanying notes

                        Prime Care Two, LLC and PC2, LLC

                Combined Statements of Members' Equity (Deficit)


                                                   Managing                      Holding         Retained
                                     Number        Member's        Number       Company's        Earnings
                                    of Units        Equity        of Units       Equity          (Deficit)        Total
                                  ------------   ------------   ------------   ------------    ------------    ------------
Balances, January 1, 2001                    1   $        100             99   $ 11,746,431    $(47,866,008)   $(36,119,477)
Net loss                                    --             --             --             --      (7,441,864)     (7,441,864)
                                  ------------   ------------   ------------   ------------    ------------    ------------
Balances, December 31, 2001                  1            100             99     11,746,431     (55,307,872)    (43,561,341)
Contribution of restricted cash             --             --             --      1,211,570              --       1,211,570
Distribution to Prime Care
  Properties, LLC                           --             --             --       (250,000)             --        (250,000)
Net income                                  --             --             --             --      41,575,487      41,575,487
                                  ------------   ------------   ------------   ------------    ------------    ------------
Balances, December 31, 2002                  1   $        100             99   $ 12,708,001    $(13,732,385)   $ (1,024,284)
                                  ============   ============   ============   ============    ============    ============


See accompanying notes

                        Prime Care Two, LLC and PC2, LLC

                        Combined Statements of Cash Flows

                                                           Years ended December 31
                                                             2002            2001
                                                         ------------    ------------
OPERATING ACTIVITIES
Net income (loss)                                        $ 41,575,487    $ (7,441,864)
Adjustments to reconcile net income (loss) to net cash
    used in operating activities:
    Gain on extinguishment of debt                        (51,098,644)             --
    Loss on sale of property                                3,597,580              --
    Depreciation                                            3,237,264       3,666,576
    Amortization                                              825,420         743,014
    Bad debt expense                                          (30,836)         92,641
    Changes in operating assets and liabilities:
       Accounts receivable                                   (370,128)         59,542
       Restricted cash                                     (1,117,297)             --
       Estimated third-party payor settlements                     --         (15,312)
       Prepaid expenses and other assets                       (2,634)         34,766
       Accounts payable and accrued expenses                  168,802        (348,936)
       Deferred interest                                      876,177              --
       Accrued interest                                       448,725       2,550,940
                                                         ------------    ------------
Net cash used in operating activities                      (1,890,084)       (658,633)

INVESTING ACTIVITIES
Purchase of property and equipment                           (126,904)       (139,258)
Proceeds received from transfer of property                64,966,744              --
Change in assets limited as to use                           (607,551)         30,922
                                                         ------------    ------------
Net cash provided by (used in) investing activities        64,232,289        (108,336)

FINANCING ACTIVITIES
Contribution of restricted cash                             1,211,570              --
Distribution to Prime Care Properties, LLC                   (250,000)             --
Payment of deferred financing costs                        (1,079,895)             --
Payment on notes payable                                  (62,377,406)             --
Increase in debt service and shortfall advances loan               --         359,332
                                                         ------------    ------------
Net cash provided by (used in) financing activities       (62,495,731)        359,332
                                                         ------------    ------------
Net decrease in cash and cash equivalents                    (153,526)       (407,637)
Cash and cash equivalents beginning of year                   375,769         783,406
                                                         ------------    ------------
Cash and cash equivalents end of year                    $    222,243    $    375,769
                                                         ============    ============

SUPPLEMENTAL CASH FLOWS INFORMATION
Interest paid                                            $ (5,397,021)   $  4,794,123
                                                         ============    ============

See accompanying notes

                        Prime Care Two, LLC and PC2, LLC

                     Notes to Combined Financial Statements
                                December 31, 2002

1. ORGANIZATION

Prime Care Two, LLC and PC2, LLC (Company) were organized as limited liability companies in May 1997 under the laws of the State of Indiana and commenced operations during 1997. The financial statements have been combined since Prime Care Two, LLC is owned 99% by PC2, LLC, a special purpose holding company. The remaining 1% is owned by Prime Care 2 Corp., the managing member. PC2, LLC is owned 47.5% by Prime Care Properties, LLC and 52.5% by an outside investor. All significant intercompany transactions have been eliminated.

The Company owned seven senior-living residential facilities (Facilities) known as Brighton Gardens. The Facilities are located in Raleigh, North Carolina; Brentwood, Tennessee; Stamford, Connecticut; Middletown, New Jersey; Buckhead, Georgia; Naples, Florida; and Winston-Salem, North Carolina. The Facilities offer various combinations of assisted living, specialized care for Alzheimers patients and skilled nursing services. The Facilities are managed by Marriott Senior Living Services, Inc. (MSLS or Operator).

The Company and their owners entered into a Refinancing and Acquisition Agreement on September 30, 2002 with CNL Retirement Properties, Inc. (CNL) that included the refinancing of the notes payable of the Company. The refinancing took the form of a sale-leaseback with a financing-capital lease term from CNL of 35 years, with an option to repurchase the Prime Care Two, LLC facilities at the end of the term for a bargain price. (See Note 5).

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RESTRICTED CASH

Restricted cash represents the amount contributed per the Refinancing and Acquisition Agreement, which shall serve as a lease guaranty to fund any operating shortfalls related to the properties. The restricted cash shall be held in escrow in an interest bearing account at CNL Bank pursuant to the Deposit Account Pledge Agreement, and at CNL's sole election, used to fund payments of minimum rent, property expenses, and the administration fee.

                        Prime Care Two, LLC and PC2, LLC

ASSETS LIMITED AS TO USE

Assets limited as to use are cash and miscellaneous cash equivalents held by CNL Bank under a Cash Management and Pooling Agreement at December 31, 2002. Assets limited as to use at December 31, 2001 were cash and miscellaneous cash equivalents held by a collateral agent under a Collection Account Security and Pledge Agreement. Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value. Realized and unrealized gains and losses are reflected in the combined statements of operations.

PROPERTY AND EQUIPMENT

The initial values of property and equipment established in conjunction with the refinancing transaction and the capital lease were recorded at fair value based upon appraisals. Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost. The Company provides for depreciation using the straight-line method over the shorter of the estimated useful lives of the assets or the lease term and includes amortization on capital leases. The assets are depreciated as follows:


Furnishings and equipment                             5 years
Buildings                                            30 years


INTANGIBLE ASSETS

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statement. Other intangible assets will continue to be amortized over their useful lives. The Company adopted the new rules on accounting for goodwill and other intangible assets on January 1, 2002.

Intangible assets of $6,564,289 established in conjunction with the refinancing transaction consist of the following: systems and procedures (staffing criteria, care plans, outcome tracking, billing procedures, and other related items); assembled workforce; referral networks; and reputational capital (name recognition). The intangible assets are being amortized over a five-year life. Total amortization expense for 2002 was $328,214. Amortization expense is expected to be $1,312,858 per year for 2003-2006 and $984,643 in 2007.

                        Prime Care Two, LLC and PC2, LLC

DEFERRED FINANCING COSTS

Deferred financing costs at December 31, 2002 represent costs associated with the refinancing transaction and are being amortized using the straight-line method over the term of the lease. The deferred financing costs at December 31, 2001, relating to the notes payable of the Company, were fully amortized during 2002. Total amortization expense was $497,206 and $743,014 for 2002 and 2001, respectively.

NET RESIDENT SERVICE REVENUE, ACCOUNTS RECEIVABLE AND ESTIMATED THIRD-PARTY PAYOR SETTLEMENTS

Resident service revenue for assisted living is reported at net realizable amounts from residents for services rendered. The residents of the facilities pay their residency fees on a month-to-month basis. Resident fees for nursing are reported at the estimated net realizable amounts from residents, third-party payors, and others for services rendered. Effective January 1, 1999, services rendered to Medicare program beneficiaries are paid primarily at prospectively determined rates per resident. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Certain services are based on fee schedules.

Revenues from the Medicare and Medicaid programs accounted for approximately 7% and 5% of the Company's resident service revenue for 2002 and 2001, respectively. Medicare and Medicaid receivables accounted for approximately 24% and 43% of accounts receivable at December 31, 2002 and 2001, respectively.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations and potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretations as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

                        Prime Care Two, LLC and PC2, LLC

INCOME TAXES

Taxes on the Company's income are liabilities of the Company's members. Accordingly, no provision for income taxes has been included in current operations. The Company operates in various states that have differing tax requirements. No provision has been made, as amounts of obligations are not material.

3. ASSETS LIMITED AS TO USE

Assets limited as to use represent cash funds held in accordance with the Cash Management and Pooling Agreement, as follows:


                                                           DECEMBER 31
                                                        2002         2001
                                                     -----------------------
Collection account                                   $        -   $        -
Furniture, fixtures and equipment reserve account       498,791       31,024
Cash management account                                 139,784            -
                                                     -----------------------
                                                        638,575       31,024
Less current portion                                   (638,575)           -
                                                     -----------------------
                                                     $        -   $   31,024
                                                     =======================


Effective September 30, 2002, the Operator collects and deposits all gross revenues (after payment of operating expenses and the base management fee), and deposits the FF&E Reserve Payments, pursuant to the provisions of the Clearing Account Agreement and the Cash Management and Pooling Agreement.

The landlord of the properties has established reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment of the properties (FF&E Reserve). Deposits to the FF&E Reserve are made every four weeks as follows: 2% of gross revenues or $350 per bed, whichever is greater, with respect to the period beginning on September 30, 2002 and ending on the last day of the third full fiscal year, 3% of gross revenues for the fourth through the tenth lease years; and 3.5% of gross revenues every lease year thereafter. Funds in the FF&E Reserve relating to the properties are the property of the tenants.

                        Prime Care Two, LLC and PC2, LLC

Prior to September 30, 2002, the assets of the Collection account were used to reimburse the Operator of the Facilities and service the senior and subordinated debt incurred by the Company. The Company was in default on paying interest in 2001 and through September 30, 2002.

4. PROPERTY AND EQUIPMENT

The Company's property and equipment under capital leases (at December 31, 2002) and property and equipment owned (at December 31, 2001) are as follows:

                                                             DECEMBER 31
                                                         2002            2001
                                                     ----------------------------
Land                                                 $  9,023,760    $  9,311,040
Buildings                                              44,322,156      67,600,592
Furnishings and equipment                               2,830,218       7,637,758
                                                     ----------------------------
                                                       56,176,134      84,549,390
Accumulated depreciation                                 (507,985)    (15,609,012)
                                                     ----------------------------
                                                     $ 55,668,149    $ 68,940,378
                                                     ============================

As part of the Refinancing and Acquisition Agreement between the Company, its owners, and CNL on September 30, 2002, the Company transferred all of its properties to separate limited partnerships formed by CNL or its affiliates and CNL acquired all of the rights, title and interest in and to the properties. The transfer of the properties to CNL resulted in a loss in 2002 of $3,597,580.

The Company then entered into a 35-year capital lease with CNL, with an option to repurchase the Prime Care Two, LLC facilities at the end of the term for a bargain price. The initial values of property and equipment established in conjunction with the capital lease at September 30, 2002 were recorded based upon appraisals. The appraised amounts were allocated based upon a proportion of the appraised amount to the total lease amount by property.

                        Prime Care Two, LLC and PC2, LLC

5. NOTES PAYABLE AND CAPITAL LEASES

The Company's notes payable and capital leases consists of the following:


                                                                                                 DECEMBER 31
                                                                                            2002           2001
                                                                                        -----------    ------------
Note payable - Payment of  $53,377,406 in September 2002 accepted as
   payment in full by the lender                                                        $          -   $ 92,000,000

Subordinated note payable - Paid in full in September 2002.                                        -      9,000,000

Capital leases, payable to CNL Retirement PC1 North Carolina, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity
   date of September 30, 2037, secured by a lien on property                              17,410,116              -

Capital  lease,  payable to CNL  Retirement  PC1  Brentwood  TN, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a
   final maturity date of September 30, 2037, secured by a lien on property                6,619,471              -

Capital  lease,  payable  to CNL  Retirement  PC1  Stamford  CT, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a
   final maturity date of September 30, 2037, secured by a lien on property               14,145,719              -

Capital  lease,  payable  to CNL  Retirement  PC1  New  Jersey,  LP, interest at an initial rate of 10.5%, interest only payable monthly, with a
   final maturity date of September 30, 2037, secured by a lien on property               12,969,455              -

Capital  lease,  payable  to CNL  Retirement  PC1  Buckhead  GA, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a
   final maturity date of September 30, 2037, secured by a lien on property                7,979,636              -

Capital  lease,  payable  to  CNL  Retirement  PC1  Naples  FL,  LP, interest at an initial rate of 10.5%, interest only payable monthly, with a
   final maturity date of September 30, 2037, secured by a lien on property                5,842,347              -
                                                                                        ------------   ------------
                                                                                        $ 64,966,744   $101,000,000
                                                                                        ============   ============

                        Prime Care Two, LLC and PC2, LLC

The Company was in default on paying interest and principal on the notes payable at December 31, 2001. The notes payable were classified as current in the accompanying December 31, 2001 combined financial statements. The Company was charged a termination fee of $456,491 in 2001, which has been reflected as additional interest expense in the 2001 combined statement of operations. The unpaid interest had been accrued in the accompanying combined financial statements, but did not include amounts for late fees, which were estimated to be $7,410,900 at December 31, 2001. The notes payable were repaid or partially forgiven by the lender in 2002.

The Company and their owners entered into a Refinancing and Acquisition Agreement on September 30, 2002 with CNL Retirement Properties, Inc. (CNL) that included the refinancing of the notes payable of the Company. CNL provided $53,377,406 to Prime Care Two, LLC to pay off the existing debt of $92,000,000 plus accrued interest of $2,422,580 and provided $9,000,000 to PC2, LLC to pay off its existing debt of $9,000,000, including accrued interest of $2,814,250. The former lender accepted the amounts advanced by CNL as payment in full on those debts, including any accrued interest to date. Prime Care One, LLC and Prime Care Two, LLC also jointly borrowed $4,470,000 to pay transfer, title, recording and closing costs of the transactions. The refinancing took the form of a sale-leaseback with a financing-capital lease term from CNL of 35 years, with an option to repurchase the Prime Care Two, LLC facilities at the end of the term for a predetermined amount. The lease also permits CNL to require the Company to purchase the properties at the end of the lease term for the same predetermined amount.

At September 30, 2002 and December 31, 2001, PC2, LLC had $4,890,023 and $4,681,873 outstanding under a Debt Service and Shortfall Advances Loan Agreement. The amount included accrued interest of $890,023 and $681,873, respectively. No payments were made during 2002 or 2001 on the Debt Service and Shortfall Advances Loan. Amounts due under the Debt Service and Shortfall Advances Loan were subordinate to amounts due by PC2, LLC under the subordinate debt from the Company's primary creditor. As part of the above refinancing transaction, the Debt Service and Shortfall Advances Loan with MSLS, including accrued interest, was extinguished. In addition, MSLS agreed to forgive amounts owed for subordinated management fees of $1,967,464 and other payables that had not been funded as of September 30, 2002 of $381,733.

                        Prime Care Two, LLC and PC2, LLC

The extinguishment of the notes payables with the lender and the forgiveness of certain liabilities by MSLS has been reflected as a gain on refinancing transaction of $51,098,643 in the 2002 combined statement of operations.

The Lease Agreements with CNL are interest only and the minimum annual rent is 10.5% beginning September 30, 2002 and will increase by 2.5% times the prior year's rate beginning January 1, 2004 and each lease year thereafter through the 29th year of the lease. There is a balloon payment of the principal amount of the lease at the end of the lease term. The minimum annual rent consists of the first-tier minimum rent which is 5% of the adjusted lease basis and the second-tier minimum rent which is the difference between the (1) adjusted lease basis multiplied by the adjusted lease rate for the fiscal year and (2) the first-tier minimum rent. In addition to minimum rent, the lease requires additional rent which will be payable based on various predetermined dollar amounts derived from achieving specific percentage occupancy levels beginning January 1, 2004.

The Company has calculated total lease payments over the life of the lease based upon the yearly increases noted above. Interest expense in the accompanying combined statement of operations reflects the average lease payment of 16.15% over the life of the lease. The difference between the average lease payment and the actual lease payment has been recorded as deferred interest in the accompanying combined financial statements.

The lease for the properties contains pooling terms, meaning that net operating profits with respect to all the properties are combined for the purpose of funding rental payments and the furniture, fixtures and equipment reserve account. In addition, the lease contains cross-default terms, meaning that if the tenant of any of the properties defaults on its obligations under the lease, CNL will have the ability to pursue its remedies under the lease with respect to all the properties, regardless of whether the tenant of any such property is in default under the lease.

There are various events which constitute an event of default under the lease agreement including failure to pay first-tier minimum rent, second-tier minimum rent or additional rent when due. However, CNL may not terminate the Lease Agreement for non-payment of second-tier minimum rent or additional rent.

                        Prime Care Two, LLC and PC2, LLC

6. RIGHTS OF MEMBERS

As a limited liability company (LLC), the members are not personally responsible for the obligations of the Company. Prime Care Two, LLC has two members: a holding company (PC2, LLC) and a managing member (Prime Care 2 Corp.). The day-to-day management of the Company's business is exclusively vested in four managing directors. The managing member elects three of the managing directors and the limited member of the holding company elects one.

Under the terms of the Company's Operating Agreement, certain actions, as defined in the Operating Agreement, may not be initiated by the Company without unanimous consent of the members. These restrictions include issuing additional membership units, obtaining additional debt, purchasing real property, and filing for bankruptcy.

7. RELATED PARTY TRANSACTIONS

Prior to September 30, 2002, the Company paid an administrative fee to Prime Care Properties, LLC, a limited liability company that is the general member of PC2, LLC and whose members are also shareholders of the Company's managing member. Prime Care Properties, LLC was entitled to receive only $57,200 each year commencing on January 1, 2000. Total administrative fees paid to Prime Care Properties, LLC through September 30, 2002 and for all of 2001 were $42,993 and $57,200, respectively.

Under the terms of the Lease Agreement, Prime Care Management, LLC, a limited liability company whose members are also shareholders of the Company's managing member, shall be paid $75,000 per year in aggregate from all leased properties (including properties of Prime Care One, LLC) as a first-tier administration fee. Prime Care Management, LLC is also entitled to a second-tier administration fee in the amount of 0.5% of gross revenues from the collective leased properties or $250,000 per year, whichever is greater, less the amount of the first-tier administration fee. The second-tier administration fee is subordinate to the payment of minimum rent. Total administration fees paid to Prime Care Management, LLC in 2002 under the Lease Agreement by the Company totaled $39,942.

                        Prime Care Two, LLC and PC2, LLC

8. MANAGEMENT FEES

Under the terms of the previous operating agreements for the Facilities, Marriott Senior Living Services operated the Facilities on behalf of the Company. The Company paid the Operator a base fee and a central administrative services (CAS) fee, which are both based on gross revenues. The base fee was 5% of gross revenues and the CAS fee was 2% of gross revenues. The Company also paid an incentive fee to the Operator, which is 25% of operating profit for each fiscal year after the Company has received a minimum operating profit amount, as defined in the operating agreement. Management fees for 2002 and 2001 under this agreement were $1,618,966 and $1,952,380, respectively, which consist solely of base and CAS fees.

The Company entered into a new operating agreement with MSLS effective September 30, 2002 with the initial term expiring in twenty years. The term may then be extended at the Operator's election for each of three successive periods, each period consisting of five years.

Under the new operating agreement, base management fees payable to MSLS for the operation of the properties are as follows: 3% of gross revenues through the 2007 fiscal year, 3.5% of gross revenues for the 2008 fiscal year through the 2012 fiscal year, and 4% of gross revenues for the remainder of the lease term. Notwithstanding the foregoing, in the event certain operating profit thresholds are achieved prior to the 2013 lease year, the base management fees will automatically increase to 4% of gross revenues and remain at such level for the remainder of the lease term. MSLS is also entitled to incentive management fees up to 15% of operating profit remaining after payment of minimum annual rent and a tenant administration fee. Rent payments due under the lease are subordinate to the payment of base management fees.

In addition to base management fees, the Operator is paid, as an operating expense, the amount of 2% of gross revenues as a central administrative services
(CAS) fee. The Operator must provide to each of the retirement communities certain central administrative services, which include: marketing and public relations services; human resources program development; information systems support and development; and centralized computer payroll services. Management fees for the period from September 30, 2002 through December 31, 2002 under this new agreement were $346,097, which consists solely of base and CAS fees.

                        Prime Care Two, LLC and PC2, LLC

Under the Agreement, management and employees are employees of the Operator. The majority of all costs are paid by the Operator who is then reimbursed by the Company. Consequently, the majority of accounts payable and accrued expenses at December 31, 2002 and 2001 reflect amounts due to the Operator.

In a press release dated December 30, 2002, Sunrise Assisted Living, Inc. announced it had entered into a definitive agreement with Marriott International, Inc. to acquire all of the outstanding stock of Marriott Senior Living Services, Inc. (MSLS). Under the terms of the Operating Agreements with MSLS, the Operating Agreements are automatically assumed by Sunrise Assisted Living, Inc. (Sunrise) when the sale of MSLS stock to Sunrise is completed.

                            Prime Care One Portfolio

                     Unaudited Combined Financial Statements

                                    CONTENTS


Unaudited Combined Balance Sheet as of September 30, 2002..................   F-106

Unaudited Combined Statements of Operations and Equity (Deficit)
     for the Nine Months Ended September 30, 2002 and 2001.................   F-107

Unaudited Combined Statements of Cash Flows for the Nine Months Ended
     September 30, 2002 and 2001...........................................   F-108

Note to Unaudited Combined Financial Statements............................   F-109

                            Prime Care One Portfolio

                        Unaudited Combined Balance Sheet


                                                                     Unaudited
                                                                    September 30,
                                                                        2002
                                                                    -------------
ASSETS
Current assets:
   Cash and cash equivalents                                        $     48,275
   Restricted cash                                                       788,430
   Accounts receivable, less allowance for doubtful accounts
     of $55,182 as of September 30, 2002                                 439,038
   Current portion of assets limited as to use                           342,959
   Prepaid expenses and other assets                                     338,706
                                                                    ------------
Total current assets                                                   1,957,408

Property and equipment, net                                           36,349,281
Other assets:
   Intangible assets                                                   6,273,313
   Deferred financing costs                                            1,309,285
                                                                    ------------
Total other assets                                                     7,582,598
                                                                    ------------
Total assets                                                        $ 45,889,287
                                                                    ============

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable and accrued expenses                            $    587,748
   Accrued interest                                                           --
   Note payable                                                               --
                                                                    ------------
Total current liabilities                                                587,748

Capital lease obligation                                              44,753,256
                                                                    ------------
Total liabilities                                                     45,341,004

MEMBERS' EQUITY (DEFICIT)
Managing member                                                              100
Holding company                                                       11,514,687
Retained earnings (deficit)                                          (10,996,504)
                                                                    ------------
Total members' equity                                                    548,283
                                                                    ------------
Total liabilities and members' equity                               $ 45,889,287
                                                                    ============


See accompanying note

                            Prime Care One Portfolio

        Unaudited Combined Statements of Operations and Equity (Deficit)

                                                         Unaudited
                                          For the Nine Months Ended September 30,
                                              2002                      2001
                                          ------------              ------------
OPERATING REVENUE:
   Net resident service revenue           $ 15,028,927              $ 14,391,076
   Other operating revenue                     731,175                   664,318
                                          ------------              ------------
Total operating revenue                     15,760,102                15,055,394

OPERATING EXPENSES:
   Health care and resident services         3,924,503                 3,560,236
   Activities                                  252,937                   219,627
   Food service                              1,856,261                 1,900,733
   Housekeeping and laundry                    496,772                   512,361
   Plant operations and maintenance          1,166,923                 1,049,040
   General and administrative                4,371,742                 3,762,180
   Depreciation                              1,546,609                 1,994,856
   Amortization of loan closing and
      deferred financing costs                 156,337                   452,506
   Interest                                  2,440,372                 4,152,950
                                          ------------              ------------
Total operating expenses                    16,212,456                17,604,489
                                          ------------              ------------
                                              (452,354)               (2,549,095)
                                          ------------              ------------
OTHER INCOME (EXPENSE):
   Investment income                             1,088                    15,741
   Gain on extinguishment of debt           36,853,099                        --
   Loss on sale of property                 (4,245,844)                       --
                                          ------------              ------------
Total other income (expense):               32,608,343                    15,741
                                          ------------              ------------

NET INCOME (LOSS)                           32,155,989                (2,533,354)
DEFICIT AT BEGINNING OF PERIOD             (32,396,136)              (29,643,476)
Contribution of restricted cash                788,430                        --
                                          ------------              ------------
EQUITY (DEFICIT) AT END OF PERIOD         $    548,283              $(32,176,830)
                                          ============              ============

See accompanying note

                            Prime Care One Portfolio

                   Unaudited Combined Statements of Cash Flows


                                                                               Unaudited
                                                                 For the Nine Months Ended September 30,
                                                                      2002                     2001
                                                                 --------------          --------------
OPERATING ACTIVITIES
Net income (loss)                                                $   32,155,989          $   (2,533,354)
Adjustments to reconcile net income (loss) to net cash used
   in operating activities:
   Gain on extinguishment of debt                                   (36,853,099)                     --
   Loss on sale of property                                           4,245,844                      --
   Depreciation                                                       1,546,609               1,994,856
   Amortization                                                         156,337                 452,506
   Changes in operating assets and liabilities:
     Accounts receivable                                                (22,520)                 42,582
     Restricted cash                                                   (788,430)                     --
     Prepaid expenses and other assets                                  (82,572)               (155,488)
     Accounts payable and accrued expenses                           (1,758,921)               (190,344)
     Accrued interest                                                (1,691,433)                355,728
                                                                 --------------          --------------
Net cash used in operating activities                                (3,092,196)                (33,514)

INVESTING ACTIVITIES
Purchase of property and equipment, net                                 (26,481)                (76,113)
Change in assets limited as to use                                    1,088,841                 312,739
                                                                 --------------          --------------
Net cash provided by investing activities                             1,062,360                 236,626

FINANCING ACTIVITIES
Proceeds to refinance note payable                                   44,753,256                      --
Contribution of restricted cash                                         788,430                      --
Payment of deferred financing costs                                  (1,309,285)                     --
Payment on note payable                                             (42,622,594)               (200,000)
                                                                 --------------          --------------
Net cash provided by (used in) financing activities                   1,609,807                (200,000)
                                                                 --------------          --------------

Net increase (decrease) in cash and cash equivalents                   (420,029)                  3,112
Cash and cash equivalents beginning of period                           468,304                 308,147
                                                                 --------------          --------------
Cash and cash equivalents end of period                          $       48,275          $      311,259
                                                                 ==============          ==============

SUPPLEMENTAL CASH FLOWS INFORMATION
Interest paid                                                    $    4,131,805          $    3,797,222
                                                                 ==============          ==============


See accompanying note

                            Prime Care One Portfolio

                 Note to Unaudited Combined Financial Statements

1. GENERAL

The statements presented herein have been prepared in accordance with the accounting policies described in the Prime Care One Portfolio Combined Financial Statements and should be read in conjunction with the Notes to Combined Financial Statements which appear in that report.

The statements for the nine months ended September 30, 2002 and 2001 are unaudited; however, in the opinion of management, all adjustments, which include only normal and recurring accruals, have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

                            Prime Care One Portfolio
                  (A Group of Related Properties to be Acquired
                       by CNL Retirement Properties, Inc.)

                          Combined Financial Statements

                  Years ended December 31, 2001, 2000 and 1999

                                    CONTENTS

Report of Independent Auditors....................    F-111

Combined Audited Financial Statements

Combined Balance Sheets...........................    F-112
Combined Statements of Operations and Deficit.....    F-113
Combined Statements of Cash Flows.................    F-114
Notes to Combined Financial Statements............    F-115

                         Report of Independent Auditors

To the Board of Directors and Shareholders
CNL Retirement Properties, Inc.

We have audited the combined balance sheets of the Prime Care One Portfolio (a Group of Related Properties to be Acquired by CNL Retirement Properties, Inc.) (the Company) as of December 31, 2001 and 2000, and the related combined statements of operations and deficit and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Prime Care One Portfolio at December 31, 2001 and 2000, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying combined financial statements have been prepared assuming the Prime Care One Portfolio will continue as a going concern. The Company has incurred significant operating losses and is in a deficit position. In addition, the Company is in default on paying debt service as described in Note 5. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The combined financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

                                                            /s/Ernst & Young LLP

Indianapolis, Indiana
February 22, 2002,
except for Note 9 as to
which the date is
September 30, 2002

                            Prime Care One Portfolio
  (A Group of Related Properties to be Acquired by CNL Retirement Properties,
                                     Inc.)

                             Combined Balance Sheets

                                                                            December 31
                                                                        2001           2000
                                                                    ------------   ------------
ASSETS
Current assets:
   Cash and cash equivalents                                        $    468,304   $    308,147
   Accounts receivable, less allowance for doubtful accounts
     of $83,998 and $59,374 in 2001 and 2000                             416,518        399,882
   Current portion of assets limited as to use                         1,177,639        279,862
   Inventory                                                             132,669        123,900
   Prepaid expenses and other assets                                     123,465        153,492
                                                                    ------------   ------------
Total current assets                                                   2,318,595      1,265,283

Assets limited as to use, net of current portion                         254,161        266,050
Property and equipment, net                                           48,388,566     50,838,508
Other assets:
   Loan closing costs, net of accumulated amortization
     of $1,337,126 and $1,055,533 in 2001 and 2000                        70,837        352,430
   Deferred financing costs, net of accumulated amortization
     of $1,523,250 and $1,201,500 in 2001 and 2000                        85,500        407,250
                                                                    ------------   ------------
Total other assets                                                       156,337        759,680
                                                                    ------------   ------------
Total assets                                                        $ 51,117,659   $ 53,129,521
                                                                    ============   ============

LIABILITIES AND DEFICIT
Current liabilities:
   Accounts payable and accrued expenses                            $  5,393,815   $  5,195,670
   Accrued interest                                                    2,127,059      1,677,327
   Note payable                                                       69,800,000     70,000,000
                                                                    ------------   ------------
Total current liabilities                                             77,320,874     76,872,997

Advances from PC1, LLC                                                 5,900,000      5,900,000
                                                                    ------------   ------------
Total liabilities                                                     83,220,874     82,772,997
Deficit                                                              (32,103,215)   (29,643,476)
                                                                    ------------   ------------
Total liabilities and deficit                                       $ 51,117,659   $ 53,129,521
                                                                    ============   ============

See accompanying notes

                            Prime Care One Portfolio
  (A Group of Related Properties to be Acquired by CNL Retirement Properties,
                                     Inc.)

                  Combined Statements of Operations and Deficit

                                                          Years ended December 31
                                                    2001           2000           1999
                                                ------------   ------------   ------------
OPERATING REVENUE:
   Net resident service revenue                 $ 20,333,426   $ 18,255,477   $ 17,816,606
   Other operating revenue                           107,231        149,049         27,352
                                                ------------   ------------   ------------
Total operating revenue                           20,440,657     18,404,526     17,843,958

OPERATING EXPENSES:
   Health care and resident services               4,902,799      4,513,387      4,081,692
   Activities                                        312,627        330,467        301,308
   Food service                                    2,519,105      2,698,701      2,662,388
   Housekeeping and laundry                          694,154        670,373        609,521
   Plant operations and maintenance                1,385,811      1,353,351      1,264,976
   General and administrative                      4,933,764      4,989,775      4,760,776
   Depreciation                                    2,590,224      2,557,531      2,505,380
   Amortization of loan closing and
     deferred financing costs                        603,343        603,343        603,342
   Interest                                        4,979,558      6,453,928      5,639,835
                                                ------------   ------------   ------------
Total operating expenses                          22,921,385     24,170,856     22,429,218
                                                ------------   ------------   ------------
LOSS FROM OPERATIONS                              (2,480,728)    (5,766,330)    (4,585,260)
Nonoperating income - investment income               20,989         99,080        100,536
                                                ------------   ------------   ------------
NET LOSS                                          (2,459,739)    (5,667,250)    (4,484,724)

DEFICIT AT BEGINNING OF YEAR                     (29,643,476)   (23,528,449)   (17,746,922)
Distributions                                             --       (447,777)    (1,296,803)
                                                ------------   ------------   ------------
DEFICIT AT END OF YEAR                          $(32,103,215)  $(29,643,476)  $(23,528,449)
                                                ============   ============   ============

See accompanying notes

                            Prime Care One Portfolio
  (A Group of Related Properties to be Acquired by CNL Retirement Properties,
                                     Inc.)

                        Combined Statements of Cash Flows


                                                                        Years ended December 31
                                                                   2001           2000           1999
                                                               ------------   ------------   ------------
OPERATING ACTIVITIES
Net loss                                                       $ (2,459,739)  $ (5,667,250)  $ (4,484,724)
Adjustments to reconcile net loss to net cash provided
   by (used in) operating activities:
   Depreciation                                                   2,590,224      2,557,531      2,505,380
   Amortization                                                     603,343        603,343        603,342
   Bad debt expense                                                  57,773         53,596          5,080
   Changes in operating assets and liabilities:
     Accounts receivable                                            (74,409)        76,387        883,030
     Estimated third-party payor settlements                             --         27,707         18,385
     Inventory                                                       (8,769)         2,700         40,071
     Prepaid expenses and other assets                               30,027        (65,649)        41,193
     Accounts payable and accrued expenses                          198,145     (6,164,557)     1,766,928
     Accrued interest                                               449,732      1,084,934         92,088
     Deferred entrance fees                                              --             --        (57,945)
                                                               ------------   ------------   ------------
Net cash provided by (used in) operating activities               1,386,327     (7,491,258)     1,412,828

INVESTING ACTIVITIES
Purchase of property and equipment, net                            (140,282)      (328,195)      (206,301)
Change in assets limited as to use                                 (885,888)     2,381,635        280,338
                                                               ------------   ------------   ------------
Net cash provided by (used in) investing activities              (1,026,170)     2,053,440         74,037

FINANCING ACTIVITIES
Distributions to members                                                 --       (447,777)    (1,296,803)
Payments made on note payable                                      (200,000)            --             --
Advances from PC1, LLC                                                   --      5,900,000             --
                                                               ------------   ------------   ------------
Net cash provided by (used in) financing activities                (200,000)     5,452,223     (1,296,803)
                                                               ------------   ------------   ------------
Net increase in cash and cash equivalents                           160,157         14,405        190,062
Cash and cash equivalents beginning of year                         308,147        293,742        103,680
                                                               ------------   ------------   ------------
Cash and cash equivalents end of year                          $    468,304   $    308,147   $    293,742
                                                               ============   ============   ============

SUPPLEMENTAL CASH FLOWS INFORMATION
Interest paid                                                  $  4,409,129   $  5,368,994   $  5,547,747
                                                               ============   ============   ============


See accompanying notes

                            Prime Care One Portfolio
  (A Group of Related Properties to be Acquired by CNL Retirement Properties,
                                     Inc.)

                     Notes to Combined Financial Statements

                                December 31, 2001

1. ORGANIZATION

The Prime Care One Portfolio (Company) consists of four senior-living residential facilities (Facilities) known as Brighton Gardens. The Facilities are located in Venice, Florida; Mountainside, New Jersey; Friendship Heights, Maryland; and Charlotte, North Carolina. The Facilities offer various combinations of assisted living, specialized care for Alzheimers patients and skilled nursing services. The Facilities are managed by Marriott Senior Living Services, Inc. (MSLS or Operator). The Facilities are part of a group of senior-living residential facilities to be acquired by CNL Retirement Properties, Inc. as more fully described in Note 9.

The Company is part of Prime Care One, LLC, a limited liability company organized in 1997. Prime Care One, LLC is owned 99% by PC1, LLC, a special purpose holding company, and 1% by Prime Care Corporation, the managing member. PC1, LLC is owned 24.24% by Prime Care Properties, LLC and 75.76% by outside investors.

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared to present the combined financial results of the Company and are presented for purposes of complying with the Securities and Exchange Commission's rules and regulations regarding acquired businesses and properties.

The combined financial statements reflect the historical accounts of the Company including all debt and related costs which were cross-collateralized between the Facilities and an additional senior-living facility not being acquired by CNL Retirement Properties, Inc. Management believes the Company's interest, amortization and general and administrative expenses on a stand-alone basis may have been different had the Company operated as unaffiliated entities.

USE OF ESTIMATES

Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            Prime Care One Portfolio
  (A Group of Related Properties to be Acquired by CNL Retirement Properties,
                                     Inc.)

               Notes to Combined Financial Statements (continued)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ASSETS LIMITED AS TO USE

Assets limited as to use are cash and miscellaneous cash equivalents held by a collateral agent under a Collection Account Security and Pledge Agreement (Pledge Agreement). Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value. Realized and unrealized gains and losses are reflected in the statement of operations.

PROPERTY AND EQUIPMENT

Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost. The Company provides for depreciation using the straight-line method over the expected estimated useful lives as follows:

         Furnishings and equipment              5 years
         Buildings                             30 years

LOAN CLOSING AND DEFERRED FINANCING COSTS

Loan closing and deferred financing costs are being amortized using the straight-line method over the term of the debt. Total amortization expense was $603,343 in 2001 and 2000 and $603,342 in 1999.

NET RESIDENT SERVICE REVENUE, ACCOUNTS RECEIVABLE AND ESTIMATED THIRD-PARTY PAYOR SETTLEMENTS

Resident service revenue for assisted living is reported at net realizable amounts from residents for services rendered. The residents of the facilities pay their residency fees on a month-to-month basis. Resident fees for nursing are reported at the estimated net realizable amounts from residents, third-party payors, and others for services rendered. Effective January 1, 1999, services rendered to Medicare program beneficiaries are paid primarily at prospectively determined rates per resident. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Certain services are based on fee schedules.

                            Prime Care One Portfolio
  (A Group of Related Properties to be Acquired by CNL Retirement Properties,
                                     Inc.)

               Notes to Combined Financial Statements (continued)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Prior to January 1, 1999, net resident service revenue included retroactive adjustments, which were accrued on an estimated basis in the period the related services were rendered. These amounts were adjusted in future periods as final settlements were determined. The Company was reimbursed for cost reimbursable items at a tentative rate with final settlement determined after submission of annual cost reports, which are audited by the Medicare fiscal intermediary. The Company recorded changes in estimates and received final settlements related to prior year cost reports, which resulted in an increase in net patient service revenue of approximately $198,000 in 2001 and a decrease in net patient service revenue of approximately $412,000 in 2000. At December 31, 2001, all cost reports for 1998 and prior have been settled with the intermediary.

Revenues from the Medicare and Medicaid programs accounted for approximately 8%, 5% and 6% of the Company's resident service revenue for 2001, 2000 and 1999, respectively. Medicare and Medicaid receivables accounted for approximately 65% and 62% of accounts receivable at December 31, 2001 and 2000, respectively.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations and potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretations as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

INCOME TAXES

Taxes on the Company's income are liabilities of the Prime Care One, LLC's members. Accordingly, no provision for income taxes has been included in current operations. The Company operates in various states that have differing tax requirements.

                            Prime Care One Portfolio
  (A Group of Related Properties to be Acquired by CNL Retirement Properties,
                                     Inc.)

               Notes to Combined Financial Statements (continued)

3. ASSETS LIMITED AS TO USE

Assets limited as to use represent cash funds held by a collateral agent in accordance with the Pledge Agreement, as follows:


                                                                  December 31
                                                              2001           2000
                                                          ------------   ------------
Collection account                                        $  1,177,639   $    279,862
Furniture, fixtures and equipment reserve account              254,161        266,050
                                                          ------------   ------------
                                                             1,431,800        545,912
Less current portion                                        (1,177,639)      (279,862)
                                                          ------------   ------------
                                                          $    254,161   $    266,050
                                                          ============   ============


The assets of the Collection account are used to reimburse the Operator of the Facilities and service the senior debt incurred by the Company as well as the subordinated debt incurred by the holding company. The Company is in default on paying interest in 2001 and 2000. Thus, the lender takes any excess funds after operating expenses are paid and puts those funds in their suspense account. At December 31, 2001 and 2000, $622,356 and $2,009,013, respectively, of interest payments were being held in the lenders suspense account. The Company anticipates the amounts will ultimately be applied to pay accrued interest on debt, thus accrued interest has been reduced by the corresponding amount in the accompanying financial statements at December 31, 2001 and 2000.

4. PROPERTY AND EQUIPMENT

The Company's property and equipment are as follows:


                                       December 31
                                  2001            2000
                              ------------   ------------
Land                          $  6,903,000   $  6,903,000
Buildings                       48,356,475     48,356,475
Furnishings and equipment        4,940,502      4,800,220
                              ------------   ------------
                                60,199,977     60,059,695
Accumulated depreciation       (11,811,411)    (9,221,187)
                              ------------   ------------
                              $ 48,388,566   $ 50,838,508
                              ============   ============

                            Prime Care One Portfolio
   (A Group of Related Properties to be Acquired by CNL Retirement Properties,
                                      Inc.)

               Notes to Combined Financial Statements (continued)

5. NOTE PAYABLE

The note payable consists of the following:


                                                                                             December 31
                                                                                         2001           2000
                                                                                     ------------   ------------
Note payable - Interest is payable monthly based upon the 30 day LIBOR rate +
   2.75% (4.89% at 12/31/01). Principal payments until maturity vary based upon the Company's cash flow with final payment due July 1, 2000, by reason of acceleration of the note by the lender. The note is collateralized by
   substantially all of the Company's assets, including a first mortgage.            $ 69,800,000   $ 70,000,000
                                                                                     ============   ============


The Company is in default on paying interest and principal on the note as of December 31, 2001 and 2000. The note payable has been classified as current in the accompanying financial statements, since the due date of the note was accelerated to July 1, 2000. The unpaid interest has been accrued in the accompanying financial statements, but does not include amounts for late fees, which are estimated to be $5,445,700 and $1,949,000 at December 31, 2001 and 2000, respectively.

Under the terms of the Pledge Agreement, the Company is required to maintain certain deposits with a trustee. Such deposits are included with assets limited as to use. The Pledge Agreement also includes a number of restrictive covenants that limit the Company's ability to incur additional debt or significantly change the nature of its operations.

6. RELATED PARTY TRANSACTIONS

Under the terms of the Company's Operating Agreement, the Company pays an administrative fee to Prime Care Properties, LLC, a limited liability company that is the general member of the Company's holding company and whose members are also shareholders of the Company's managing member. Prime Care Properties, LLC waived the administrative fees for 2001, 2000 and 1999.

                            Prime Care One Portfolio
  (A Group of Related Properties to be Acquired by CNL Retirement Properties,
                                     Inc.)

               Notes to Combined Financial Statements (continued)

6. RELATED PARTY TRANSACTIONS (CONTINUED)

As part of the original acquisition of the Facilities, the Company's holding company obtained additional subordinated financing from the Company's primary creditor of $10,000,000. Certain assets limited as to use have been pledged to service the subordinated debt and these payments are recorded by the Company as distributions to the holding company. Distributions to the holding company for debt service totaled $0, $447,777 and $1,296,803 during 2001, 2000 and 1999, respectively. Even though there is no requirement under any agreement, the Company will continue to make distributions, to the extent that funds are available, to the holding company in order for it to fund its debt service.

Prime Care One, LLC's holding company has $5,900,000 available under a Debt Service and Shortfall Advances Loan Agreement with MSLS. The holding company borrowed the entire amount available during 2000 and advanced this amount, on a non-interest basis, to the Company. At December 31, 2001 and 2000, the holding company had $6,854,285 and $6,380,932 outstanding under this Debt Service and Shortfall Advances Loan Agreement. The amount includes accrued interest of $954,285 and $480,932, respectively, which is not charged to the Company. Even though there is no requirement under any agreement, the Company will make payments, to the extent that funds are available, to the holding company in order for it to repay amounts borrowed. No payments were made during 2001 and 2000. Amounts due by the holding company under the Debt Service and Shortfall Advances Loan are subordinate to amounts due by the holding company under the subordinate debt from the Company's primary creditor.

7. MANAGEMENT FEES

Under the terms of operating agreements for the Facilities, dated April 11, 1997, Marriott Senior Living Services operates the Facilities on behalf of the Company. The initial terms of the agreements expire December 31, 2021 and may be renewed for five five-year periods at the option of the Operator. The agreements cannot be terminated by the Company without approval of its lender and may be subject to a termination fee should approval be granted.

                            Prime Care One Portfolio
  (A Group of Related Properties to be Acquired by CNL Retirement Properties,
                                     Inc.)

               Notes to Combined Financial Statements (continued)

7. MANAGEMENT FEES (CONTINUED)

The Company pays the Operator a base fee and a central administrative services
(CAS) fee, which are both based on gross revenues. Through April 2002, the base fee is 5% of gross revenues and will increase to 5.5% thereafter. The CAS fee is 2% of gross revenues throughout the term of the contract. The Company also pays an incentive fee to the Operator, which is 50% of operating profit for each fiscal year after the Company has received a minimum operating profit amount, as defined in the operating agreement. Management fees for 2001, 2000 and 1999 were $1,425,758, $1,280,698 and $1,239,362, respectively, which consists solely of base and CAS fees.

Under the Agreement, management and employees are employees of the Operator. The majority of all costs are paid by the Operator who is then reimbursed by the Company. Consequently, the majority of accounts payable and accrued expenses at December 31, 2001 and 2000 reflect amounts due to the Operator.

8. GOING CONCERN

The Company has incurred significant operating losses during the years ending December 31, 2001, 2000 and 1999 and is in a negative members' equity position at December 31, 2001 and 2000. The Company is in default on paying interest on their debt during 2001 and 2000. In addition, the Company has obtained all amounts available from their holding company's Debt Service and Shortfall Advances Loan. All of these conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management intends to negotiate with the lender to restructure the Company's debt. As of February 22, 2002, no formal plan or agreement has been reached. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                            Prime Care One Portfolio
  (A Group of Related Properties to be Acquired by CNL Retirement Properties,
                                     Inc.)

               Notes to Combined Financial Statements (continued)

9. SUBSEQUENT EVENT (UNAUDITED)

The Company, together with Prime Care Two, LLC and their owners, entered into a Refinancing Agreement on September 30, 2002 with CNL Retirement Properties, Inc.
(CNL) that included the refinancing of the mortgage debt on the four facilities in the Prime Care One Portfolio. CNL provided $31,392,562 to Prime Care One, LLC to pay off the existing debt of $69,800,000 plus accrued interest on the Prime Care One Portfolio and $10,000,000 to PC1, LLC to pay off its existing debt, including accrued interest. The former lender accepted the amounts advanced by CNL as payment in full on those debts, including any accrued interest to date. Prime Care One, LLC and Prime Care Two, LLC also jointly borrowed $4,470,000 to pay transfer, title, recording and closing costs of the transactions. The refinancing took the form of a sale-leaseback with a financing-capital lease term from CNL of 35 years, with an option to repurchase the Prime Care One Portfolio at the end of the term for a bargain price. In addition, the accrued subordinated management fees and debt service advances loans, including accrued interest, from MSLS have been extinguished.

                               Prime Care Two, LLC

                         Unaudited Financial Statements

                                    CONTENTS


Unaudited Balance Sheet as of September 30, 2002....................    F-124

Unaudited Statements of Operations for the Nine Months Ended
     September 30, 2002 and 2001....................................    F-125

Unaudited Statement of Members' Equity (Deficit)....................    F-126

Unaudited Statements of Cash Flows for the Nine Months Ended
     September 30, 2002 and 2001....................................    F-127

Note to Unaudited Financial Statements..............................    F-128

                               Prime Care Two, LLC

                             Unaudited Balance Sheet

                                                                     Unaudited
                                                                    September 30
                                                                        2002
                                                                    ------------
ASSETS
Current assets:
    Cash and cash equivalents                                       $    966,810
    Restricted cash                                                    1,211,570
    Accounts receivable, less allowance for doubtful accounts
       of $143,079 at September 30, 2002                                 686,116
    Assets limited to use                                                497,861
    Prepaid expenses and other assets                                    397,233
                                                                    ------------
Total current assets                                                   3,759,590

Property and equipment, net                                           56,066,843
Other assets:
    Intangible assets                                                  6,564,289
    Deferred financing costs                                           1,079,895
                                                                    ------------
Total other assets                                                     7,644,184
                                                                    ------------
Total assets                                                        $ 67,470,617
                                                                    ============

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
    Accounts payable and accrued expenses                           $  1,292,179
    Accrued interest                                                          --
    Note payable                                                              --
                                                                    ------------
Total current liabilities                                              1,292,179

Capital lease obligation                                              64,966,744
                                                                    ------------
Total liabilities                                                     66,258,923

MEMBERS' EQUITY (DEFICIT)
Managing member                                                              100
Holding company                                                       12,708,001
Retained earnings (deficit)                                          (11,496,407)
                                                                    ------------
Total members' equity                                                  1,211,694
                                                                    ------------
Total liabilities and members' equity                               $ 67,470,617
                                                                    ============

See accompanying note

                               Prime Care Two, LLC

                       Unaudited Statements of Operations


                                                             Unaudited
                                                   Nine months ended September 30
                                                       2002              2001
                                                   -------------     ------------
OPERATING REVENUE:
      Net resident service revenue                 $  21,554,819     $ 20,254,005
      Other operating revenue                          1,035,717          721,624
                                                   -------------     ------------
Total operating revenue                               22,590,536       20,975,629

OPERATING EXPENSES:
      Health care and resident services                6,248,541        5,432,462
      Activities                                         375,067          339,214
      Food service                                     2,948,012        2,990,751
      Housekeeping and laundry                           753,021          641,818
      Plant operations and maintenance                 1,766,971        1,587,489
      General and administrative                       6,773,790        5,824,208
      Depreciation                                     2,729,279        2,747,433
      Amortization of loan closing and deferred
           financing costs                               489,492          495,903
      Interest                                         3,032,927        5,288,496
                                                   -------------     ------------
Total operating expenses                              25,117,100       25,347,774
                                                   -------------     ------------
                                                      (2,526,564)      (4,372,145)
OTHER INCOME (EXPENSE):
      Investment income                                      616            1,036
      Gain on extinguishment of debt                  38,394,370               --
      Loss on sale of property                        (3,597,580)              --
                                                   -------------     ------------
Total other income (expense)                          34,797,406            1,036
                                                   -------------     ------------

NET INCOME (LOSS)                                  $  32,270,842     $ (4,371,109)
                                                   =============     ============



See accompanying note

                               Prime Care Two, LLC

                Unaudited Statement of Members' Equity (Deficit)


                                               Managing                   Holding        Retained
                                    Number     Member's     Number       Company's       Earnings
                                   of Units     Equity     of Units        Equity        (Deficit)          Total
                                   --------    --------    --------    ------------    -------------    -------------
Balances, January 1, 2002                 1    $    100          99    $ 11,746,431    $ (43,767,249)   $ (32,020,718)
Contribution of restricted cash          --          --          --       1,211,570               --        1,211,570
Distribution                             --          --          --        (250,000)              --         (250,000)
Net income (unaudited)                   --          --          --              --       32,270,842       32,270,842
                                   --------    --------    --------    ------------    -------------    -------------

Balances, September 30, 2002
       (unaudited)                        1    $    100          99    $ 12,708,001    $ (11,496,407)   $   1,211,694
                                   ========    ========    ========    ============    =============    =============



See accompanying note

                               Prime Care Two, LLC

                       Unaudited Statements of Cash Flows


                                                                    Unaudited
                                                         Nine months ended September 30
                                                              2002             2001
                                                         --------------    ------------
OPERATING ACTIVITIES
Net income (loss)                                        $   32,270,842    $ (4,371,109)
Adjustments to reconcile net income (loss) to net cash
      used by operating activities:
      Gain on extinguishment of debt                        (38,394,370)             --
      Loss on sale of property                                3,597,580              --
      Depreciation                                            2,729,279       2,747,433
      Amortization                                              489,492         495,903
      Changes in operating assets and liabilities:
           Accounts receivable                                 (260,076)        (54,259)
           Restricted cash                                   (1,211,570)             --
           Estimated third-party payor settlements                   --         (15,312)
           Prepaid expenses and other assets                   (127,839)       (347,747)
           Accounts payable and accrued expenses                750,797        (204,171)
           Accrued interest                                  (1,239,656)      1,474,586
                                                         --------------    ------------
Net cash used in operating activities                        (1,395,521)       (274,676)

INVESTING ACTIVITIES
Acquisition of property and equipment                           (17,614)        (97,342)
Change in assets limited as to use                             (466,837)         30,922
                                                         --------------    ------------
Net cash used in investing activities                          (484,451)        (66,420)

FINANCING ACTIVITIES
Proceeds received to refinance note payable                  64,966,744              --
Contribution of restricted cash                               1,211,570              --
Distribution                                                   (250,000)             --
Payment of deferred financing costs                          (1,079,895)             --
Payment on note of payable                                  (62,377,406)             --
                                                         --------------    ------------
Net cash provided by financing activities                     2,471,013              --

Net increase (decrease) in cash and cash equivalents            591,041        (341,096)
Cash and cash equivalents beginning of period                   375,769         783,406
                                                         --------------    ------------
Cash and cash equivalents end of period                  $      966,810    $    442,310
                                                         ==============    ============
SUPPLEMENTAL CASH FLOWS INFORMATION
Interest paid                                            $    4,272,582    $  4,471,759
                                                         ==============    ============



See accompanying note

                               Prime Care Two, LLC

                      Note to Unaudited Financial Statement

1. GENERAL

The statements presented herein have been prepared in accordance with the accounting policies described in the Prime Care Two, LLC 2001 Financial Statements and should be read in conjunction with the Notes to Financial Statements which appear in that report.

The statements for the nine months ended September 30, 2002 and 2001 are unaudited; however, in the opinion of management, all adjustments, which include only normal and recurring accruals, have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

                               Prime Care Two, LLC

                              Financial Statements

                  Years ended December 31, 2001, 2000 and 1999

                                    CONTENTS


Report of Independent Auditors.................................     F-130


Audited Financial Statements


Balance Sheets.................................................     F-131
Statements of Operations.......................................     F-132
Statements of Members' Equity (Deficit)........................     F-133
Statements of Cash Flows.......................................     F-134
Notes to Financial Statements..................................     F-135

                         Report of Independent Auditors

Board of Managers
Prime Care Two, LLC
Indianapolis, Indiana

We have audited the balance sheets of Prime Care Two, LLC as of December 31, 2001 and 2000, and the related statements of operations, members' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prime Care Two, LLC at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Prime Care Two, LLC will continue as a going concern. As more fully described in Note 9, the Company has incurred significant operating losses and has negative members' equity. In addition, the Company is in default on paying debt service as described in Note 5. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 9. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

                                                           /s/ Ernst & Young LLP

February 22, 2002,
except for Note 10 as to
which the date is
September 30, 2002

                               Prime Care Two, LLC

                                 Balance Sheets


                                                                           December 31
                                                                       2001             2000
                                                                  -------------    -------------
ASSETS
Current assets:
      Cash and cash equivalents                                   $     375,769    $     783,406
      Accounts receivable, less allowance for doubtful accounts
           of $180,812 and $140,088 in 2001 and 2000                    426,040          578,223
      Inventory and other assets                                        269,394          304,160
                                                                  -------------    -------------
Total current assets                                                  1,071,203        1,665,789

Assets limited as to use                                                 31,024           61,946
Property and equipment, net                                          68,940,378       72,467,696
Other assets:
      Loan closing costs, net of accumulated amortization of
           $1,046,079 and $798,876 in 2001 and 2000                     189,937          437,140
      Deferred financing costs, net of accumulated amortization
           of $1,770,445 and $1,356,445 in 2001 and 2000                299,555          713,555
                                                                  -------------    -------------
Total other assets                                                      489,492        1,150,695
                                                                  -------------    -------------
Total assets                                                      $  70,532,097    $  75,346,126
                                                                  =============    =============
LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
      Accounts payable and accrued expenses                       $   2,890,579    $   3,239,515
      Accrued interest                                                3,662,236        2,298,796
      Estimated third-party payor settlements                              --             15,312
      Note payable                                                   92,000,000       92,000,000
                                                                  -------------    -------------
Total current liabilities                                            98,552,815       97,553,623

Advances from PC2, LLC                                                4,000,000        4,000,000
                                                                  -------------    -------------
Total liabilities                                                   102,552,815      101,553,623

MEMBERS' EQUITY (DEFICIT)
Managing member                                                             100              100
Holding company                                                      11,746,431       11,746,431
Deficit                                                             (43,767,249)     (37,954,028)
                                                                  -------------    -------------
Total members' equity (deficit)                                     (32,020,718)     (26,207,497)
                                                                  -------------    -------------
Total liabilities and members' equity (deficit)                   $  70,532,097    $  75,346,126
                                                                  =============    =============



See accompanying notes

                               Prime Care Two, LLC

                            Statements of Operations

                                                             Years ended December 31
                                                      2001            2000            1999
                                                  ------------    ------------    ------------
OPERATING REVENUE:
      Net resident service revenue                $ 27,888,238    $ 26,819,493    $ 23,152,340
      Other operating revenue                          120,478         140,859          96,765
                                                  ------------    ------------    ------------
Total operating revenue                             28,008,716      26,960,352      23,249,105

OPERATING EXPENSES:
      Health care and resident services              7,496,096       7,126,018       6,246,511
      Activities                                       468,515         509,910         450,154
      Food service                                   3,985,872       4,322,264       4,059,164
      Housekeeping and laundry                         878,452         903,853         783,735
      Plant operations and maintenance               2,132,954       2,132,462       1,950,963
      General and administrative                     7,873,272       8,388,079       7,797,319
      Depreciation                                   3,666,576       3,623,736       3,999,939
      Amortization of loan closing and deferred
           financing costs                             661,203         661,203         661,192
      Interest                                       6,660,033       8,330,625       7,166,499
                                                  ------------    ------------    ------------
Total operating expenses                            33,822,973      35,998,150      33,115,476
                                                  ------------    ------------    ------------
LOSS FROM OPERATIONS                                (5,814,257)     (9,037,798)     (9,866,371)
Nonoperating income - investment income                  1,036          33,477          16,109
                                                  ------------    ------------    ------------
NET LOSS                                          $ (5,813,221)   $ (9,004,321)   $ (9,850,262)
                                                  ============    ============    ============


See accompanying notes

                               Prime Care Two, LLC

                     Statements of Members' Equity (Deficit)


                                                   Managing                      Holding
                                     Number        Member's        Number       Company's
                                    of Units        Equity        of Units       Equity          Deficit            Total
                                  ------------   ------------   ------------   ------------   --------------    --------------
Balances, January 1, 1999               1        $        100        99        $ 13,495,637   $  (19,099,445)   $   (5,603,708)
Distribution to members                --                  --        --          (1,143,070)              --        (1,143,070)
Net loss                               --                  --        --                  --       (9,850,262)       (9,850,262)
                                       --        ------------        --        ------------   --------------    --------------
Balances, December 31, 1999             1                 100        99          12,352,567      (28,949,707)      (16,597,040)
Distribution to members                --                  --        --            (606,136)              --          (606,136)
Net loss                               --                  --        --                  --       (9,004,321)       (9,004,321)
                                       --        ------------        --        ------------   --------------    --------------
Balances, December 31, 2000             1                 100        99          11,746,431      (37,954,028)      (26,207,497)
Net loss                               --                  --        --                  --       (5,813,221)       (5,813,221)
                                       --        ------------        --        ------------   --------------    --------------
Balances, December 31, 2001             1        $        100        99        $ 11,746,431   $  (43,767,249)   $  (32,020,718)
                                       ==        ============        ==        ============   ==============    ==============


See accompanying notes

                               Prime Care Two, LLC

                            Statements of Cash Flows


                                                                       Years ended December 31
                                                                2001             2000             1999
                                                            ------------     ------------     ------------
OPERATING ACTIVITIES
Net loss                                                    $ (5,813,221)    $ (9,004,321)    $ (9,850,262)
Adjustments to reconcile net loss to net cash
    used by operating activities:
    Depreciation                                               3,666,576        3,623,736        3,999,939
    Amortization                                                 661,203          661,203          661,192
    Bad debt expense                                              92,641          237,132           81,605
    Changes in operating assets and liabilities:
       Accounts receivable                                        59,542          185,638         (419,760)
       Estimated third-party payor settlements                   (15,312)         117,261          (85,222)
       Inventory and other assets                                 34,766           37,622          (24,706)
       Accounts payable and accrued expenses                    (348,936)        (210,910)       1,807,338
       Accrued interest                                        1,363,440        1,620,466           40,876
       Deferred revenue                                               --               --          (53,397)
                                                            ------------     ------------     ------------
Net cash used by operating activities                           (299,301)      (2,732,173)      (3,842,397)

INVESTING ACTIVITIES
Acquisition of property and equipment                           (139,258)        (380,628)         (62,783)
Change in assets limited as to use                                30,922          647,825          212,164
                                                            ------------     ------------     ------------
Net cash provided by (used in) investing activities             (108,336)         267,197          149,381

FINANCING ACTIVITIES
Advances from PC2, LLC                                                --        2,822,122        3,835,561
Advances from Marriott Senior Living Services                         --               --        1,177,878
Distributions to members                                              --         (606,136)      (1,143,070)
                                                            ------------     ------------     ------------
Net cash provided by financing activities                             --        2,215,986        3,870,369
                                                            ------------     ------------     ------------
Net increase (decrease) in cash and cash equivalents            (407,637)        (248,990)         177,353
Cash and cash equivalents beginning of year                      783,406        1,032,396          855,043
                                                            ------------     ------------     ------------
Cash and cash equivalents end of year                       $    375,769     $    783,406     $  1,032,396
                                                            ============     ============     ============

SUPPLEMENTAL CASH FLOWS INFORMATION
Interest paid                                               $  4,794,123     $  6,659,606     $  7,147,211
                                                            ============     ============     ============


See accompanying notes

                               Prime Care Two, LLC

                          Notes to Financial Statements

                                December 31, 2001

1. ORGANIZATION

Prime Care Two, LLC (Company) was organized as a limited liability company in May 1997 under the laws of the State of Indiana and commenced operations during 1997. The Company owns seven senior-living residential facilities (Facilities) known as Brighton Gardens. The Facilities are located in Raleigh, North Carolina; Brentwood, Tennessee; Stamford, Connecticut; Middletown, New Jersey; Buckhead, Georgia; Naples, Florida; and Winston-Salem, North Carolina. The Facilities offer various combinations of assisted living, specialized care for Alzheimers patients and skilled nursing services. The Facilities are managed by Marriott Senior Living Services, Inc. (MSLS or Operator).

The Company is owned 99% by PC2, LLC, a special purpose holding company, and 1% by Prime Care 2 Corp., the managing member. PC2, LLC is owned 24.24% by Prime Care Properties, LLC and 75.76% by outside investors.

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ASSETS LIMITED AS TO USE

Assets limited as to use are cash and miscellaneous cash equivalents held by a collateral agent under a Collection Account Security and Pledge Agreement (Pledge Agreement). Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value. Realized and unrealized gains and losses are reflected in the statement of operations.

                               Prime Care Two, LLC

PROPERTY AND EQUIPMENT

Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost. The Company provides for depreciation using the straight-line method over the expected estimated useful lives as follows:


                  Furnishings and equipment            5 years
                  Buildings                           30 years


LOAN CLOSING AND DEFERRED FINANCING COSTS

Loan closing and deferred financing costs are being amortized using the straight-line method over the term of the debt. Total amortization expense was $661,203 for 2001 and 2000 and $661,192 for 1999.

NET RESIDENT SERVICE REVENUE, ACCOUNTS RECEIVABLE AND ESTIMATED THIRD-PARTY PAYOR SETTLEMENTS

Resident service revenue for assisted living is reported at net realizable amounts from residents for services rendered. The residents of the facilities pay their residency fees on a month-to-month basis. Resident fees for nursing are reported at the estimated net realizable amounts from residents, third-party payors, and others for services rendered. Effective January 1, 1999, services rendered to Medicare program beneficiaries are paid primarily at prospectively determined rates per resident. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Certain services are based on fee schedules.

Revenues from the Medicare and Medicaid programs accounted for approximately 5% of the Company's resident service revenue for both 2001 and 2000 and 3% for 1999. Medicare and Medicaid receivables accounted for approximately 43% and 23% of accounts receivable at December 31, 2001 and 2000, respectively.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations and potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretations as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

                               Prime Care Two, LLC

INCOME TAXES

Taxes on the Company's income are liabilities of the Company's members. Accordingly, no provision for income taxes has been included in current operations. The Company operates in various states that have differing tax requirements.

3. ASSETS LIMITED AS TO USE

Assets limited as to use represents cash funds held by a collateral agent in accordance with the Pledge Agreement, as follows:


                                                          December 31
                                                     2001             2000
                                                  ---------------------------
Furniture, fixtures and equipment reserve
account                                           $   31,024       $   61,946
                                                  ===========================


The assets of the Collection account are used to reimburse the Operator of the Facilities and service the senior debt incurred by the Company as well as the subordinated debt incurred by the Company's holding company. The Company is in default on paying interest in 2001 and 2000. Thus, the lender takes any excess funds after operating expenses are paid and puts those funds in their suspense account. At December 31, 2001 and 2000, $233,539 and $2,733,560, respectively, of interest payments are being held in the lenders suspense account. The Company anticipates the amounts will ultimately be applied to pay the accrued interest on the debt, thus accrued interest has been reduced by the corresponding amount in the accompanying financial statements at December 31, 2001 and 2000.

                               Prime Care Two, LLC

4. PROPERTY AND EQUIPMENT

The Company's property and equipment are as follows:


                                            December 31
                                       2001              2000
                                   ------------------------------
Land                               $  9,311,040      $  9,311,040
Buildings                            67,600,592        67,600,592
Furnishings and equipment             7,637,758         7,498,500
                                   ------------------------------
                                     84,549,390        84,410,132
Accumulated depreciation            (15,609,012)      (11,942,436)
                                   ------------------------------
                                   $ 68,940,378      $ 72,467,696
                                   ==============================


On March 22, 2000 the Company, the Company's holding company, the managing member and Marriott Senior Living Services (MSLS) entered into a restructuring agreement and release. The agreement provided for, among other things, the reduction of the purchase price by $7,400,000 with respect to the properties originally purchased from MSLS related entities in 1997. The $7,400,000 has been reflected as a reduction in the December 31, 2000 property and equipment balances.

5. NOTE PAYABLE

The note payable consists of the following:


                                                                       December 31
                                                                  2001              2000
                                                              ------------------------------
Note payable - Interest is payable monthly based upon
  the 30 day LIBOR rate + 2.50% (4.64% at 12/31/01).
  Principal payments are based upon the Company's
  cash flow with final payment due September 12,
  2002. The note is collateralized by substantially
  all of the Company's assets, including a first
  mortgage.                                                   $ 92,000,000      $ 92,000,000
                                                              ==============================


The Company is in default on paying interest on the note payable as of December 31, 2001 and 2000. The note payable has been classified as current in the accompanying financial statements even though a Notice of Acceleration of the debt has not been received from the lender as of the report date. However, the Company was charged a termination fee of $456,491 in 2001, which has been reflected as additional interest expense in the combined statement of operations. The unpaid interest has been accrued in the accompanying financial statements, but does not include amounts for late fees, which are estimated to be $7,410,900 and $2,747,000 at December 31, 2001 and 2000, respectively.

                               Prime Care Two, LLC

Under the terms of the Pledge Agreement, the Company is required to maintain certain deposits with a trustee. Such deposits are included with assets limited as to use. The Pledge Agreement also includes a number of restrictive covenants that limit the Company's ability to incur additional debt or significantly change the nature of its operations.

6. RIGHTS OF MEMBERS

As a limited liability company (LLC), the members are not personally responsible for the obligations of the Company. The Company has two members: a holding company (PC2, LLC) and a managing member (Prime Care 2 Corp.). The day-to-day management of the Company's business is exclusively vested in four managing directors. The managing member elects three of the managing directors and the Class B members of the holding company elect one.

Under the terms of the Company's Operating Agreement, certain actions, as defined in the Operating Agreement, may not be initiated by the Company without unanimous consent of the members until the Company's senior debt is fully paid. These restrictions include issuing additional membership units, obtaining additional debt, purchasing real property, and filing for bankruptcy.

7. RELATED PARTY TRANSACTIONS

Under the terms of the Company's Operating Agreement, the Company pays an administrative fee to Prime Care Properties, LLC, a limited liability company that is the Class A member of the Company's holding company and whose members are also shareholders of the Company's managing member. Until Prime Care Properties, LLC is entitled to payments of its administrative fee due under the Administrative Agreement on a current basis, they shall be entitled to receive only $57,200 each year commencing on January 1, 2000. Total administrative fees paid to Prime Care Properties, LLC for 2001 and 2000 were $57,200.

As part of the acquisition of the Facilities, the Company's holding company obtained additional subordinated financing from the Company's primary creditor of $9,000,000. Certain assets limited as to use have been pledged to service the subordinated debt and these payments are recorded by the Company as distributions to the holding company. Distributions to the holding company for debt service totaled $0, $606,136 and $1,143,070 during 2001, 2000 and 1999, respectively. Even though there is no requirement under any agreement, the Company will continue to make distributions, to the extent that funds are available, to the holding company in order for it to fund its debt service.

                               Prime Care Two, LLC

The Company's holding company had borrowed $7,400,000 under a Debt Service and Shortfall Advances Loan with MSLS during 1998 and 1999 and subsequently advanced this amount to the Company. As discussed in Note 4, the Company, the Company's holding company, the managing member and MSLS entered into a restructuring agreement and release whereby the borrowings of $7,400,000 outstanding under the existing Debt Service and Shortfall Advances Loan were used to fund the MSLS obligation with respect to the purchase price reduction. In addition, the agreement revised the Debt Service and Shortfall Advances Loan to allow for new borrowings up to $4,000,000. The Company subsequently received advances from the holding company of $4,000,000 from the new Debt Service and Shortfall Advances loan. Even though there is no requirement under any agreement, the Company will make payments, to the extent that funds are available, to the holding company to repay amounts advanced. No payments were made during 2001, 2000 or 1999. Amounts due by the holding company under the Debt Service and Shortfall Advances Loan are subordinate to amounts due by the holding company under the subordinate debt from the Company's primary creditor.

8. MANAGEMENT FEES

Under the terms of operating agreements for the Facilities, Marriott Senior Living Services operates the Facilities on behalf of the Company. The initial terms of the agreements expire December 31, 2022 and may be renewed for five five-year periods at the option of the Operator. The agreements cannot be terminated by the Company without approval of its lender and may be subject to a termination fee should approval be granted.

The Company pays the Operator a base fee and a central administrative services
(CAS) fee, which are both based on gross revenues. Through September 2002, the base fee is 5% of gross revenues and will increase to 5.5% thereafter. The CAS fee is 2% of gross revenues throughout the term of the contract. The Company also pays an incentive fee to the Operator, which is 25% of operating profit for each fiscal year after the Company has received a minimum operating profit amount, as defined in the operating agreement. Management fees for 2001, 2000 and 1999 approximated $1,952,000, $1,862,000 and $1,632,000, respectively, which consist solely of base and CAS fees.

Under the Agreement, management and employees are employees of the Operator. The majority of all costs are paid by the Operator who is then reimbursed by the Company. Consequently, the majority of accounts payable and accrued expenses at December 31, 2001 and 2000 reflect amounts due to the Operator.

                               Prime Care Two, LLC

9. GOING CONCERN

The Company has incurred significant operating losses during the years ending December 31, 2001, 2000 and 1999 and is in a negative members' equity position at December 31, 2001 and 2000. The Company is currently not generating positive cash flow from operations. The Company is in default on paying interest on their debt during 2001 and 2000. In addition, the Company has obtained all amounts available from their holding company's Debt Service and Shortfall Advances Loan. All of these conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management intends to negotiate with the lender to restructure the Company's debt. As of February 22, 2002, no formal plan or agreement has been reached. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

10. SUBSEQUENT EVENT (UNAUDITED)

The Company, together with Prime Care One, LLC and their owners, entered into a Refinancing Agreement on September 30, 2002 with CNL Retirement Properties, Inc.
(CNL) that included the refinancing of the seven facilities owned by Prime Care Two, LLC. CNL provided $54,607,438 to Prime Care Two, LLC to pay off its existing debt of $92,000,000, plus accrued interest, and $9,000,000 to PC2, LLC to pay off its existing debt, plus accrued interest. The former lender accepted the amounts advanced by CNL as payment in full on those debts, including any accrued interest to date. Prime Care One, LLC and Prime Care Two, LLC also jointly borrowed $4,470,000 to pay transfer, title, recording and closing costs of the transactions. The refinancing took the form of a sale-leaseback with a financing-capital lease term from CNL of 35 years, with an option to repurchase the Prime Care Two facilities at the end of the term for a bargain price. In addition, the accrued subordinated management fees and debt service advances loans, including accrued interest, from MSLS have been extinguished.

MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES

Combined Financial Statements

Fiscal Years ended December 28, 2001, December 29, 2000 and December 31, 1999 With Report of Independent Auditors

CONTENTS


Report of Independent Auditors....................................................    F-143

Unaudited Combined Statements of Operations for the thirty-six
     weeks ended September 6, 2002 and September 7, 2001..........................    F-144

Combined Statements of Operations for the fiscal years ended
     December 28, 2001, December 29, 2000 and December 31, 1999...................    F-145

Combined Balance Sheets as of September 6, 2002 (unaudited),
     December 28, 2001 and December 29, 2000......................................    F-146

Unaudited Combined Statements of Cash Flows for the thirty-six
     weeks ended September 6, 2002 and September 7, 2001..........................    F-147

Combined Statements of Cash Flows for the fiscal years ended
     December 28, 2001, December 29, 2000 and December 31, 1999...................    F-148

Combined Statement of Equity for the thirty-six weeks ended
     September 6, 2002 (unaudited) and the fiscal years ended
     December 28, 2001, December 29, 2000 and December 31, 1999...................    F-149

Notes to Combined Statements......................................................    F-150

                         REPORT OF INDEPENDENT AUDITORS

  Board of Directors

  Marriott International, Inc.

    We have audited the accompanying combined financial statements of Marriott Senior Living Services Twenty-One Communities (as defined in Note 1) as of December 28, 2001 and December 29, 2000 and the related combined statements of operations, equity, and cash flows for each of the three fiscal years in the period ended December 28, 2001. These financial statements are the responsibility of the management of Marriott Senior Living Services, Inc., a wholly-owned subsidiary of Marriott International, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Marriott Senior Living Services Twenty-One Communities, as of December 28, 2001 and December 29, 2000, and the results of their operations and their cash flows for each of the three fiscal years in the period ended December 28, 2001, in conformity with accounting principles generally accepted in the United States.

                                                      /s/ Ernst & Young LLP

McLean, Virginia

January 9, 2003

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
         THIRTY-SIX WEEKS ENDED SEPTEMBER 6, 2002 AND SEPTEMBER 7, 2001
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                          THIRTY-SIX WEEKS ENDED
                                                     --------------------------------
                                                     SEPTEMBER 6,        SEPTEMBER 7,
                                                         2002                2001
                                                     ------------        ------------
REVENUES

  Resident fees .............................        $     79,046        $     64,869
                                                     ------------        ------------
EXPENSES
  Community operating expenses ..............              59,365              52,481
  Depreciation and amortization .............               9,086               8,542
  General and administrative ................               3,950               3,685
  Facilities development and pre-opening ....                 178                 970
  Provision for doubtful accounts ...........                  63                 336
                                                     ------------        ------------
                                                           72,642              66,014
                                                     ------------        ------------
INCOME (LOSS) BEFORE INCOME TAXES ...........               6,404              (1,145)
  Provision (benefit) for income taxes ......               2,498                (447)
                                                     ------------        ------------
NET INCOME (LOSS) ...........................        $      3,906        $       (698)
                                                     ============        ============


                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
  FISCAL YEARS ENDED DECEMBER 28, 2001, DECEMBER 29, 2000 AND DECEMBER 31, 1999
                                 (IN THOUSANDS)


                                                      2001             2000              1999
                                                  ------------     ------------      ------------
REVENUES

 Resident fees.............................       $     97,819     $     70,242      $     48,273
                                                  ------------     ------------      ------------

EXPENSES

Community operating expenses...............             75,641           57,185            35,249
Depreciation and amortization..............             12,975           10,849             8,014
General and administrative.................              5,292            3,830             2,293
Facilities development and pre-opening.....              1,207            3,194             2,603
Provision for doubtful accounts............                309              261                44
                                                  ------------     ------------      ------------
                                                        95,424           75,319            48,203
                                                  ------------     ------------      ------------
INCOME (LOSS) BEFORE INCOME TAXES..........              2,395           (5,077)               70
Provision (benefit) for income taxes.......                934           (1,980)               27
                                                  ------------     ------------      ------------
NET INCOME (LOSS)..........................       $      1,461     $     (3,097)     $         43
                                                  ============     ============      ============


                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                             COMBINED BALANCE SHEETS
           SEPTEMBER 6, 2002, DECEMBER 28, 2001 AND DECEMBER 29, 2000
                                 (IN THOUSANDS)


                                                              SEPTEMBER 6,     DECEMBER 28,     DECEMBER 29,
                                                                  2002             2001             2000
                                                              ------------     ------------     ------------
                                                              (UNAUDITED)
                          ASSETS
Current assets
   Cash and equivalents .................................     $      2,511     $      1,176     $      1,246
   Inventories, at lower of average cost or market ......              481              430              530
   Accounts receivable, net of an allowance of $418,
    $461 and $295, respectively .........................            3,340            2,930            2,364
   Other ................................................                -               45               62
                                                              ------------     ------------     ------------
     Total current assets ...............................            6,332            4,581            4,202
                                                              ------------     ------------     ------------

Property and equipment, net .............................          327,146          334,637          330,131
Other ...................................................            2,240            1,726            1,983
                                                              ------------     ------------     ------------
     Total assets .......................................     $    335,718     $    340,944     $    336,316
                                                              ============     ============     ============

                  LIABILITIES AND EQUITY

Current liabilities
   Accounts payable .....................................     $      3,280     $      3,116     $      2,324
   Accrued payroll and benefits .........................            3,661            3,670            3,411
   Current maturities of lifecare bonds .................            8,312            8,211            8,013
   Current portion of deferred revenue from
     nonrefundable lifecare fees ........................            4,511            3,894            3,780
   Other accrued expenses ...............................            5,949            9,940            7,500
                                                              ------------     ------------     ------------
     Total current liabilities ..........................           25,713           28,831           25,028
                                                              ------------     ------------     ------------

Lifecare bonds ..........................................           76,585           76,485           75,748
Deferred revenue from nonrefundable lifecare fees .......           16,254           16,498           14,918
Security deposits .......................................            1,163            1,041            1,182
Other ...................................................            4,285            3,884            5,065
                                                              ------------     ------------     ------------
     Total liabilities ..................................          124,000          126,739          121,941

Equity...................................................          211,718          214,205          214,375
                                                              ------------     ------------     ------------
Total liabilities and equity ............................     $    335,718     $    340,944     $    336,316
                                                              ============     ============     ============


                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
         THIRTY-SIX WEEKS ENDED SEPTEMBER 6, 2002 AND SEPTEMBER 7, 2001
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                              THIRTY-SIX WEEKS ENDED
                                                                         ---------------------------------
                                                                         SEPTEMBER 6,         SEPTEMBER 7,
                                                                            2002                  2001
                                                                         ------------         ------------
OPERATING ACTIVITIES
   Net income (loss) ............................................        $      3,906         $       (698)
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts ............................                  63                  336
     Depreciation and amortization ..............................               9,086                8,542
   Working capital changes:
     Accounts receivable ........................................                (473)              (1,035)
     Inventories ................................................                 (51)                  69
     Other assets ...............................................                (469)              (1,653)
     Accounts payable and accrued expenses ......................              (3,435)               1,079

     Security deposits ..........................................                 122                 (125)
     Deferred revenue ...........................................                 373                2,291
                                                                         ------------         ------------
   Net cash provided by nonrefundable activities ................               9,122                8,806
                                                                         ------------         ------------

INVESTING ACTIVITIES
   Capital expenditures .........................................              (1,595)             (13,496)
                                                                         ------------         ------------
   Net cash used in investing activities ........................              (1,595)             (13,496)
                                                                         ------------         ------------

FINANCING ACTIVITIES
   Proceeds from lifecare bonds, net ............................                 201                   72
   Net (repayments to) advances from Marriott Senior Living
     Services, Inc. .............................................              (6,393)               4,272
                                                                         ------------         ------------
   Net cash (used in) provided by financing activities ..........              (6,192)               4,344
                                                                         ------------         ------------

INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS ...........................................               1,335                 (346)
CASH AND EQUIVALENTS, beginning of period .......................               1,176                1,246
                                                                         ------------         ------------
CASH AND EQUIVALENTS, end of period .............................        $      2,511         $        900
                                                                         ============         ============


                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
  FISCAL YEARS ENDED DECEMBER 28, 2001, DECEMBER 29, 2000 AND DECEMBER 31, 1999
                                 (IN THOUSANDS)


                                                                          2001              2000              1999
                                                                      ------------      ------------      ------------
OPERATING ACTIVITIES
   Net income (loss) ............................................     $      1,461      $     (3,097)     $         43
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts ............................              309               261                44
     Depreciation and amortization ..............................           12,975            10,849             8,014
   Working capital changes:
     Accounts receivable ........................................             (875)             (224)            3,032
     Inventories ................................................              100              (155)              (67)
     Other assets ...............................................              274             1,531            (3,881)
     Accounts payable and accrued expenses ......................            2,310             8,014              (781)
     Security deposits ..........................................             (141)              106               162
     Deferred revenue from nonrefundable fees ...................            1,694             1,746             1,381
                                                                      ------------      ------------      ------------
   Net cash provided by operating activities ....................           18,107            19,031             7,947
                                                                      ------------      ------------      ------------

INVESTING ACTIVITIES
   Capital expenditures .........................................          (17,481)          (41,072)         (129,633)
                                                                      ------------      ------------      ------------
   Net cash used in investing activities ........................          (17,481)          (41,072)         (129,633)
                                                                      ------------      ------------      ------------

FINANCING ACTIVITIES
   Proceeds from lifecare bonds, net ............................              935             1,683               284
   Net (repayments to) advances from Marriott Senior Living
        Services, Inc. ..........................................           (1,631)           20,415           120,444
                                                                      ------------      ------------      ------------
   Net cash (used in) provided by financing activities ..........             (696)           22,098           120,728
                                                                      ------------      ------------      ------------

(DECREASE) INCREASE IN CASH AND
   EQUIVALENTS ..................................................              (70)               57              (958)
CASH AND EQUIVALENTS, beginning of year .........................            1,246             1,189             2,147
                                                                      ------------      ------------      ------------
CASH AND EQUIVALENTS, end of year ...............................     $      1,176      $      1,246      $      1,189
                                                                      ============      ============      ============


                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                          COMBINED STATEMENT OF EQUITY
  SEPTEMBER 6, 2002, DECEMBER 28, 2001, DECEMBER 29, 2000 AND DECEMBER 31, 1999
                                 (IN THOUSANDS)


                                                                 EQUITY
-------------------------------------------------------------------------
Balance, January 1, 1999..................................     $   76,570
Net income................................................             43
Net advances from Marriott Senior Living Services, Inc....        120,444
-------------------------------------------------------------------------
Balance, December 31, 1999................................        197,057
Net loss..................................................         (3,097)
Net advances from Marriott Senior Living Services, Inc....         20,415
-------------------------------------------------------------------------
Balance, December 29, 2000................................        214,375
Net income................................................          1,461
Net repayments to Marriott Senior Living Services, Inc....         (1,631)
-------------------------------------------------------------------------
Balance, December 28, 2001................................        214,205
Net income (unaudited)....................................          3,906
Net repayments to Marriott Senior Living Services, Inc....
 (unaudited)..............................................         (6,393)
-------------------------------------------------------------------------
Balance, September 6, 2002 (unaudited) ...................     $  211,718
=========================================================================


                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                          NOTES TO COMBINED STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Marriott Senior Living Services, Inc. ("MSLS" or the "Company"), a wholly-owned subsidiary of Marriott International, Inc. ("MI") operates independent full-service and assisted living senior living communities and provides related senior care services. Most communities are rental communities with monthly rates that depend on the amenities and services provided. The services provided by MSLS are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

The combined financial statements present the financial position, results of operations, and cash flows associated with twenty-one communities owned by MSLS (the "Communities"). See Subsequent Events.

All material intercompany transactions and balances between Communities included in these combined financial statements have been eliminated. The Communities are as follows:


Bellevue                      Northridge                 Salt Lake City
Edgewood                      Oklahoma City              Santa Rosa
Greenville                    Palm Springs               Snohomish
Fairfax                       Pleasant Hills             Tulsa
Hoffman Estates               Plymouth                   Vinings
Hemet                         Quadrangle                 Willoughby
Lynnwood                      Rancho Mirage              Yorba Linda


The Communities utilize MI's centralized systems for cash management, payroll, purchasing and distribution, employee benefit plans, insurance and administrative services. As a result, substantially all cash received by the Communities is deposited in and commingled with MI's general corporate funds. Similarly, operating expenses, including salaries as the Communities do not have any employees, capital expenditures and other cash requirements of the properties were paid by MI and charged to the Communities. General and administrative expenses are allocated by MI to MSLS, which are then allocated to the Communities. In the opinion of management, the methods for allocating costs are reasonable.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of sales and expenses during the reporting period and the disclosures of contingent liabilities. Accordingly, ultimate results could differ from those estimates.

Interim Period Financial Statements

The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States have been condensed or omitted. MSLS believes the disclosures made are adequate to make the interim financial information presented not misleading.

In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Communities as of September 6, 2002 and the results of operations and cash flows associated for the 36 weeks periods ended September 6, 2002 and September 7, 2001. Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

Fiscal Year

The fiscal year ends on the Friday nearest to December 31. All fiscal years presented include 52 weeks.

REVENUE RECOGNITION

Resident fees are generated primarily from monthly charges for independent living units and assisted living suites and related senior care services The revenues are recognized monthly based on the terms of the residents' agreements. Advance payments received for services are deferred until the services are provided. Resident fee revenue includes ancillary revenue, which is generated on a "fee for service" basis for supplemental items requested by residents. Ancillary revenue, including health care services, is recognized as the services are provided.

Continuing Care Agreements

Residents of certain communities (the "Lifecare Communities") are required to sign a continuing care agreement ("Care Agreement") with MSLS. The Care Agreements stipulate, among other things, the amount of all entry fees and monthly fees, the type of residential unit being provided, and MSLS's obligation to provide both health care and non-health care services. In addition, the Care Agreements provide MSLS with the right to increase future monthly fees. The Care Agreements are terminated upon the receipt of a written termination notice from the resident or the death of the resident. The Care Agreements are guaranteed by MI.

When the present value of estimated costs to be incurred under Care Agreements exceeds estimated revenues, the present value of such excess costs are accrued currently. The calculation assumes a future increase in the monthly revenue commensurate with the monthly cost. The calculation currently results in an expected positive net present value cash flow and, as such, no liability has been recorded in the accompanying combined financial statements.

    The components of the entry fees for Lifecare Communities are as follows:

    a. Lifecare Bonds - This component is refundable to the resident or the resident's estate upon termination or cancellation of the Care Agreement. Lifecare Bonds are non-interest bearing and, depending on the type of plan, are equal to either 100, 95, 90 or 50 percent of the total entry fee less any additional occupant lifecare fee. As these obligations are considered security deposits, interest is not imputed on these obligations in accordance with APB 21.

    b. Lifecare Fee - This component is nonrefundable and equals the total entry fee less the component described in a.

Deferred Revenue from Nonrefundable Lifecare Fees

The nonrefundable portion of the entry fees as discussed above are deferred and recognized as revenue over the actuarially expected term of each resident's contract, which is generally over 7 to 9 years. Deferred revenue from nonrefundable fees for leased communities totaled $20,392,000 and $18,698,000 at December 28, 2001 and December 29, 2000, respectively.

Future Healthcare Services

Certain resident and admission agreements entitle residents to receive limited health care services up to defined maximums. A portion of the monthly fees from residents entitled to these services is deferred and recognized as revenue as the related health care services are provided.

Contractual Adjustments

A portion of the revenue is attributable to patients whose bills are paid by Medicare or Medicaid under contractual arrangements. In 1999, Medicare changed from finalizing reimbursed covered costs through retroactive adjustments based on agency reviews to a Prospective Payment System ("PPS") for most of the Communities. This eliminated the need for provisions for estimated Medicare and Medicaid settlements. There are no receivables for estimated third-party payor settlements at December 28, 2001 or December 29, 2000.

Comprehensive Income

There are no items of other comprehensive income in any period presented in these financial statements.

Cash and Equivalents

All highly liquid investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.

Allowance for Doubtful Accounts

The Communities record an allowance for doubtful accounts when a receivable is deemed uncollectible.

Valuation of Long-Lived Assets

The carrying values of long-lived assets are reviewed when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an asset is expected to generate cash flows less than the asset's carrying value at the lowest level of identifiable cash flows, a loss for the difference between the asset's carrying amount and its fair value is recognized.

New Accounting Standards

The Communities adopted SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" in the first quarter of 2002. The adoption of SFAS 144 did not have a material financial statement impact.

PROPERTY AND EQUIPMENT


                                                              2001                 2000
                                                        ------------------   ----------------
                                                                    (in thousands)
Land                                                    $         40,457     $         40,147
Building improvements                                            325,563              309,764
Furniture and equipment                                           34,881               29,153
Construction in progress                                           1,163                5,519
                                                        ------------------   ----------------
                                                                 402,064              384,583
Less:  accumulated depreciation and amortization                  67,427               54,452
                                                        ------------------   ----------------
                                                        $        334,637     $        330,131
                                                        ==================   ================


Property and equipment are recorded at cost, including interest, rent and real estate taxes incurred during development and construction. Interest capitalized as a cost of property and equipment totaled $1,046,000 in 2001 and $4,280,000 in 2000. The cost of improvements that extend the useful life of property and equipment are capitalized when incurred. All repairs and maintenance costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (three to forty years).

OTHER ASSETS

Included in other long-term assets are cash escrow reserves for working capital, which are required by various states. These restricted cash amounts, which are held in segregated accounts, totaled $1,289,000 as of December 28, 2001 and December 29, 2000.

INCOME TAXES

The Communities are owned by MSLS, but do not constitute all of the assets of MSLS. These financial statements have been prepared assuming the properties to be sold were the only assets of a stand-alone C- corporation taxed at a 35% federal income tax rate and an assumed 4% state income tax rate (net of a federal benefit).

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair values of current assets and current liabilities are assumed to be equal to their reported carrying amounts. Valuations for lifecare bonds are determined based on the expected future payments discounted at estimated market rates, adjusted, as applicable, for the existence of guarantees by MI. Lifecare bonds are repaid when tenants die or move out. The average lifecare bond maturity was assumed to be 8 years based on mortality tables. The fair value of Lifecare bonds was estimated to be $56,632,000 and $56,006,000 at December 28, 2001, and December 29, 2000, respectively.

CONTINGENT LIABILITIES

On July 5, 2002, MSLS filed an action against the general contractor in connection with the building of one of the Communities, seeking damages for breach of contract and negligence relating to delays in the opening of the Community, and for numerous construction defects. MSLS is seeking damages in excess of $4 million. On August 21, 2002, the general contractor answered and filed a cross-complaint, seeking damages from MSLS in excess of $1.3M. MSLS intends to vigorously defend against this claim, however at this time the outcome of both of the lawsuits is uncertain and MSLS cannot estimate the potential gain or loss that will ultimately be recorded.

MSLS, as well as MI and other subsidiaries of MI, are named parties to pending legal proceedings in the ordinary course of business, which, in management's opinion, will not have a material impact on the results of the Communities.

SUBSEQUENT EVENTS (UNAUDITED)

On December 20, 2002, twelve of the twenty-one communities were sold for $89,359,000 to CNL Retirement Properties, Inc. (CNL). MSLS will record a pre-tax loss of approximately $21,000,000 during the fourth quarter as a result of the sale.

On December 30, 2002, MI entered a definitive agreement to sell the remaining nine communities to CNL. CNL will assume the lifecare bonds associated with the nine communities. The sale of the nine communities and the assumption of the lifecare bonds will result in an estimated pre-tax gain of approximately $36,000,000, which will be recorded when the transaction closes, which is estimated to occur in the first quarter of 2003.

MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES

Combined Financial Statements

Fiscal Years ended January 3, 2003, December 28, 2001 and December 29, 2000 With Report of Independent Auditors


CONTENTS



Report of Independent Auditors................................................     F-155

Unaudited Combined Statements of Operations for the twelve
     weeks ended March 28, 2003 and March 22, 2002............................     F-156

Combined Statements of Operations for the fiscal years ended
     January 3, 2003, December 28, 2001 and December 29, 2000.................     F-157

Combined Balance Sheets as of March 28, 2003 (unaudited),
     January 3, 2003 and December 28, 2001....................................     F-158

Unaudited Combined Statements of Cash Flows for the twelve
     weeks ended March 28, 2003 and March 22, 2002............................     F-159

Combined Statements of Cash Flows for the fiscal years ended
     January 3, 2003, December 28, 2001 and December 29, 2000.................     F-160

Combined Statement of Equity for the twelve weeks ended
     March 28, 2003 (unaudited) and the fiscal years ended
     January 3, 2003, December 28, 2001 and December 29, 2000.................     F-161

Notes to Combined Statements..................................................     F-162

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
CNL Retirement Properties, Inc.

    We have audited the accompanying combined financial statements of Marriott Senior Living Services Nine Communities (as defined) as of January 3, 2003 and December 28, 2001 and the related combined statements of operations, equity, and cash flows for each of the three fiscal years in the period ended January 3, 2003. These financial statements are the responsibility of the management of Marriott Senior Living Services, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Marriott Senior Living Services Nine Communities, as of January 3, 2003 and December 28, 2001 and the results of their operations and their cash flows for each of the three fiscal years in the period ended January 3, 2003, in conformity with accounting principles generally accepted in the United States.

                                                     /s/ Ernst & Young LLP

McLean, Virginia
March 28, 2003

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
              TWELVE WEEKS ENDED MARCH 28, 2003 AND MARCH 22, 2002
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                            TWELVE WEEKS ENDED
                                                    ----------------------------------
                                                    MARCH 28, 2003      MARCH 22, 2002
                                                    --------------      --------------
REVENUES

  Resident fees .............................        $     19,080        $     16,720
                                                     ------------        ------------

EXPENSES
  Community operating expenses ..............              14,127              12,432
  Depreciation and amortization .............               1,874               1,982
  General and administrative ................                 954                 836
  Facilities development and pre-opening ....                   -                 178
  Provision for doubtful accounts ...........                  57                  56
                                                     ------------        ------------
                                                           17,012              15,484
                                                     ------------        ------------
INCOME BEFORE INCOME TAXES ..................               2,068               1,236
  Provision for income taxes ................                 807                 482
                                                     ------------        ------------
NET INCOME ..................................        $      1,261        $        754
                                                     ============        ============


                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
   FISCAL YEARS ENDED JANUARY 3, 2003, DECEMBER 28, 2001 AND DECEMBER 29, 2000
                                 (IN THOUSANDS)


                                                           2002             2001             2000
                                                       ------------     ------------     ------------
REVENUES
   Resident fees .................................     $     77,239     $     63,940     $     47,376
                                                       ------------     ------------     ------------

EXPENSES

   Community operating expenses ..................           57,101           47,701           33,917
   Depreciation and amortization .................            8,706            7,953            6,452
   General and administrative ....................            3,862            3,197            2,369
   Facilities development and pre-opening ........              180              907            3,373
   Provision for doubtful accounts ...............              286              175               79
                                                       ------------     ------------     ------------
                                                             70,135           59,933           46,190
                                                       ------------     ------------     ------------
INCOME BEFORE INCOME TAXES .......................            7,104            4,007            1,186
   Provision for income taxes ....................            2,771            1,563              462
                                                       ------------     ------------     ------------
NET INCOME .......................................     $      4,333     $      2,444     $        724
                                                       ============     ============     ============


                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                             COMBINED BALANCE SHEETS
              MARCH 28, 2003, JANUARY 3, 2003 AND DECEMBER 28, 2001
                                 (IN THOUSANDS)


                                                                        MARCH 28, 2003     JANUARY 3, 2003    DECEMBER 28, 2001
                                                                        --------------     ---------------    -----------------
                                                                         (UNAUDITED)
                          ASSETS
Current assets
   Cash and equivalents .........................................        $      1,117        $        424        $      1,018
   Inventories, at lower of average cost or market ..............                 419                 390                 335
   Accounts receivable, net of an allowance of $390,
     $348 and $307, respectively ................................               2,381               3,583               2,568
   Other ........................................................                 621                 327                 347
                                                                         ------------        ------------        ------------
     Total current assets .......................................               4,538               4,724               4,268
                                                                         ------------        ------------        ------------

Property and equipment, net .....................................             214,290             213,646             220,051
Other ...........................................................               2,081               2,000               1,290
                                                                         ------------        ------------        ------------
     Total assets ...............................................        $    220,909        $    220,370        $    225,609
                                                                         ============        ============        ============

                  LIABILITIES AND EQUITY

Current liabilities

   Accounts payable .............................................        $      2,175        $      2,143        $      1,265
   Accrued payroll and benefits .................................               2,380               2,926               2,842
   Current maturities of lifecare bonds .........................               8,620               8,620               8,669
   Current portion of deferred revenue from
     nonrefundable lifecare fees ................................               9,347               9,162               8,025
   Other accrued expenses .......................................               2,082               2,243               2,230
                                                                         ------------        ------------        ------------
     Total current liabilities ..................................              24,604              25,094              23,031
                                                                         ------------        ------------        ------------

Lifecare bonds ..................................................              79,080              79,459              80,114
Deferred revenue from nonrefundable lifecare fees ...............              17,516              17,099              15,875
Security deposits ...............................................                 116                 133                 166
                                                                         ------------        ------------        ------------
     Total liabilities ..........................................             121,316             121,785             119,186

Equity ..........................................................              99,593              98,585             106,423
                                                                         ------------        ------------        ------------
Total liabilities and equity ....................................        $    220,909        $    220,370        $    225,609
                                                                         ============        ============        ============


                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
              TWELVE WEEKS ENDED MARCH 28, 2003 AND MARCH 22, 2002
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                                 TWELVE WEEKS ENDED
                                                                        -----------------------------------
                                                                        MARCH 28, 2003       MARCH 22, 2002
                                                                        --------------       --------------
OPERATING ACTIVITIES
   Net income ...................................................        $      1,261         $        754
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts ............................                  57                   56
     Depreciation and amortization ..............................               1,874                1,982
   Working capital changes:
     Accounts receivable ........................................               1,145                  640
     Inventories ................................................                 (29)                 (13)
     Other assets ...............................................                (375)                 319
     Accounts payable and accrued expenses ......................                (675)                 300
     Security deposits ..........................................                 (17)                 (11)
     Deferred revenue ...........................................                 602                  603
                                                                         ------------         ------------
   Net cash provided by operating activities ....................               3,843                4,630
                                                                         ------------         ------------

INVESTING ACTIVITIES
   Capital expenditures .........................................              (2,518)                (833)
                                                                         ------------         ------------
   Net cash used in investing activities ........................              (2,518)                (833)
                                                                         ------------         ------------

FINANCING ACTIVITIES
   Repayments of lifecare bonds, net ............................                (379)                (598)
   Net repayments to Marriott Senior Living Services, Inc. ......                (253)              (2,866)
                                                                         ------------         ------------
   Net cash used in financing activities ........................                (632)              (3,464)
                                                                         ------------         ------------

INCREASE IN CASH AND CASH EQUIVALENTS ...........................                 693                  333
CASH AND EQUIVALENTS, beginning of period .......................                 424                1,018
                                                                         ------------         ------------
CASH AND EQUIVALENTS, end of period .............................        $      1,117         $      1,351
                                                                         ============         ============


                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
   FISCAL YEARS ENDED JANUARY 3, 2003, DECEMBER 28, 2001 AND DECEMBER 29, 2000
                                 (IN THOUSANDS)


                                                                          2002              2001              2000
                                                                      ------------      ------------      ------------
OPERATING ACTIVITIES
   Net income ...................................................     $      4,333      $      2,444      $        724
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts ............................              286               175                79
     Depreciation and amortization ..............................            8,706             7,953             6,452
   Working capital changes:
     Accounts receivable ........................................           (1,301)             (438)             (512)
     Inventories ................................................              (55)               71               (44)
     Other assets ...............................................             (690)              359             1,162
     Accounts payable and accrued expenses ......................              975               927               (12)
     Security deposits ..........................................              (33)             (131)               21
     Deferred revenue from nonrefundable fees ...................            2,361               170               506
                                                                      ------------      ------------      ------------
   Net cash provided by operating activities ....................           14,582            11,530             8,376
                                                                      ------------      ------------      ------------

INVESTING ACTIVITIES
   Capital expenditures .........................................           (2,301)          (16,032)          (27,451)
                                                                      ------------      ------------      ------------
   Net cash used in investing activities ........................           (2,301)          (16,032)          (27,451)
                                                                      ------------      ------------      ------------

FINANCING ACTIVITIES
   (Repayments of ) proceeds from lifecare bonds, net ...........             (704)             (114)            1,442
    Net (repayments to) advances from Marriott Senior Living
        Services, Inc. ..........................................          (12,171)            4,256            18,266
                                                                      ------------      ------------      ------------
   Net cash (used in) provided by financing activities ..........          (12,875)            4,142            19,708
                                                                      ------------      ------------      ------------

(DECREASE) INCREASE IN CASH AND EQUIVALENTS .....................             (594)             (360)              633

CASH AND EQUIVALENTS, beginning of year .........................            1,018             1,378               745
                                                                      ------------      ------------      ------------
CASH AND EQUIVALENTS, end of year ...............................     $        424      $      1,018      $      1,378
                                                                      ============      ============      ============


                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                          COMBINED STATEMENT OF EQUITY
    MARCH 28, 2003, JANUARY 3, 2003, DECEMBER 28, 2001 AND DECEMBER 29, 2000
                                 (IN THOUSANDS)


                                                                 EQUITY
-------------------------------------------------------------------------
Balance, January 1, 2000..................................     $   80,733
Net income................................................            724
Net advances from Marriott Senior Living Services, Inc....         18,266
-------------------------------------------------------------------------
Balance, December 29, 2000................................         99,723
Net income................................................          2,444
Net advances from Marriott Senior Living Services, Inc....          4,256
-------------------------------------------------------------------------
Balance, December 28, 2001................................        106,423
Net income................................................          4,333
Net repayments to Marriott Senior Living Services, Inc....        (12,171)
-------------------------------------------------------------------------
Balance, January 3, 2003..................................         98,585
Net income (unaudited)....................................          1,261
Net repayments to Marriott Senior Living Services, Inc....
 (unaudited)..............................................           (253)
-------------------------------------------------------------------------
Balance, March 28, 2003 (unaudited).......................     $   99,593
=========================================================================


                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                          NOTES TO COMBINED STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

    Marriott Senior Living Services, Inc. ("MSLS" or the "Company"), a wholly-owned subsidiary of Marriott International, Inc. ("MI") prior to MI's sale of the stock of MSLS to Sunrise Senior Living, Inc. on March 28, 2003, operates independent full-service and assisted living senior living communities and provides related senior care services. Most communities are rental communities with monthly rates that depend on the amenities and services provided. The services provided by MSLS are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

    The combined financial statements present the financial position, results of operations, and cash flows associated with nine communities owned by MSLS (the "Communities"). These communities were sold to CNL Retirement Properties, Inc. ("CNL") on March 28, 2003 for approximately $167,564,000.

All material intercompany transactions and balances between Communities included in these combined financial statements have been eliminated. The Communities are as follows:

Edgewood                   Quadrangle
Fairfax                    Rancho Mirage
Greenville                 Salt Lake City
Northridge                 Yorba Linda
Palm Springs

    Through March 28, 2003, the Communities utilized MI's centralized systems for cash management, payroll, purchasing and distribution, employee benefit plans, insurance and administrative services. As a result, substantially all cash received by the Communities was deposited in and commingled with MI's general corporate funds. Similarly, operating expenses, including salaries as the Communities do not have any employees, capital expenditures and other cash requirements of the properties were paid by MI and charged to the Communities. General and administrative expenses were allocated by MI to MSLS, which were then allocated to the Communities. In the opinion of management, the methods for allocating costs were reasonable.

Use of Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of sales and expenses during the reporting period and the disclosures of contingent liabilities. Accordingly, ultimate results could differ from those estimates.

Interim Period Financial Statements

    The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States have been condensed or omitted. MSLS believes the disclosures made are adequate to make the interim financial information presented not misleading.

    In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Communities as of March 28, 2003 and the results of operations and cash flows associated for the 12 weeks periods ended March 28, 2003 and March 22, 2002. Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

Fiscal Year

    The fiscal year ends on the Friday nearest to December 31. The 2002 fiscal year includes 53 weeks, while the 2001 and 2000 fiscal years include 52 weeks.

Revenue Recognition

    Resident fees are generated primarily from monthly charges for independent living units and assisted living suites and related senior care services. The revenues are recognized monthly based on the terms of the residents' agreements. Advance payments received for services are deferred until the services are provided. Resident fee revenue includes ancillary revenue, which is generated on a "fee for service" basis for supplemental items requested by residents. Ancillary revenue, including health care services, is recognized as the services are provided.

Continuing Care Agreements

    Residents of certain communities (the "Lifecare Communities") are required to sign a continuing care agreement ("Care Agreement") with MSLS. The Care Agreements stipulate, among other things, the amount of all entry fees and monthly fees, the type of residential unit being provided, and MSLS's obligation to provide both health care and non-health care services. In addition, the Care Agreements provide MSLS with the right to increase future monthly fees. The Care Agreements are terminated upon the receipt of a written termination notice from the resident or the death of the resident. The Care Agreements are guaranteed by MI.

    When the present value of estimated costs to be incurred under Care Agreements exceeds estimated revenues, the present value of such excess costs are accrued currently. The calculation assumes a future increase in the monthly revenue commensurate with the monthly cost. The calculation currently results in an expected positive net present value cash flow and, as such, no liability has been recorded in the accompanying combined financial statements.

    The components of the entry fees for Lifecare Communities are as follows:

    a. Lifecare Bonds - This component is refundable to the resident or the resident's estate upon termination or cancellation of the Care Agreement. Lifecare Bonds are non-interest bearing and, depending on the type of plan, are equal to either 100, 95, 90 or 50 percent of the total entry fee less any additional occupant lifecare fee. As these obligations are considered security deposits, interest is not imputed on these obligations in accordance with APB 21.

    b. Lifecare Fee - This component is nonrefundable and equals the total entry fee less the component described in a.

Deferred Revenue from Nonrefundable Lifecare Fees

    The nonrefundable portion of the entry fees as discussed above are deferred and recognized as revenue over the actuarially expected term of each resident's contract, which is generally over 7 to 9 years. Deferred revenue from nonrefundable fees totaled $26,261,000 and $23,900,000 at January 3, 2003 and December 28, 2001, respectively.

Future Healthcare Services

    Certain resident and admission agreements entitle residents to receive limited health care services up to defined maximums. A portion of the monthly fees from residents entitled to these services is deferred and recognized as revenue as the related health care services are provided.

Contractual Adjustments

    A portion of the revenue is attributable to patients whose bills are paid by Medicare or Medicaid under contractual arrangements. In 1999, Medicare changed from finalizing reimbursed covered costs through retroactive adjustments based on agency reviews to a Prospective Payment System ("PPS") for most of the Communities. This eliminated the need for provisions for estimated Medicare and Medicaid settlements. There are no receivables for estimated third-party payor settlements at January 3, 2003 or December 28, 2001.

Comprehensive Income

    There are no items of other comprehensive income in any period presented in these financial statements.

Cash and Equivalents

    All highly liquid investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.

Allowance for Doubtful Accounts

    The Communities record an allowance for doubtful accounts when a receivable is deemed uncollectible.

Valuation of Long-Lived Assets

    The carrying values of long-lived assets are reviewed when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an asset is expected to generate cash flows less than the asset's carrying value at the lowest level of identifiable cash flows, a loss for the difference between the asset's carrying amount and its fair value is recognized.

New Accounting Standards

    The Communities adopted SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" in the first quarter of 2002. The adoption of SFAS 144 did not have a material financial statement impact.

PROPERTY AND EQUIPMENT


                                                                             2002                2001
                                                                         ------------       --------------
                                                                                  (in thousands)
Land ............................................................        $     27,973       $       27,915
Building improvements ...........................................             226,616              224,690
Furniture and equipment .........................................              20,403               22,505
Construction in progress ........................................                   2                  827
                                                                         ------------       --------------
                                                                              274,994              275,937
Less: accumulated depreciation and amortization .................              61,348               55,886
                                                                         ------------       --------------
                                                                         $    213,646       $      220,051
                                                                         ============       ==============


    Property and equipment are recorded at cost, including interest, rent and real estate taxes incurred during development and construction. Interest allocated by MSLS and capitalized as a cost of property and equipment was $ 0 in 2002 and $1,046,000 in 2001. The cost of improvements that extend the useful life of property and equipment are capitalized when incurred. All repairs and maintenance costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (three to forty years).

OTHER ASSETS

    Included in other long-term assets are cash escrow reserves for working capital, which are required by various states. These restricted cash amounts, which are held in segregated accounts, totaled $1,998,000 and $1,289,000 as of January 3, 2003 and December 28, 2001.

INCOME TAXES

    The Communities are owned by MSLS, but do not constitute all of the assets of MSLS. These financial statements have been prepared assuming the properties were the only assets of a stand-alone C- corporation taxed at a 35% federal income tax rate and an assumed 4% state income tax rate (net of a federal benefit).

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair values of current assets and current liabilities are assumed to be equal to their reported carrying amounts. Valuations for lifecare bonds are determined based on the expected future payments discounted at estimated market rates, adjusted, as applicable, for the existence of guarantees by MI. Lifecare bonds are repaid when tenants die or move out. The average lifecare bond maturity was assumed to be 8 years based on mortality tables. The fair value of Lifecare bonds was estimated to be $65,267,000 and $60,413,000 at January 3, 2003 and December 28, 2001, respectively.

CONTINGENT LIABILITIES

    MSLS, as well as MI and other subsidiaries of MI, are named parties to pending legal proceedings in the ordinary course of business, which, in management's opinion, will not have a material impact on the results of the Communities.

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES


Combined Financial Statements


Year ended December 31, 2002
With Report of Independent Auditors



CONTENTS



Report of Independent Auditors........................................................     F-167

Combined Statements of Operations for the six months ended
     June 30, 2003 and 2002 (unaudited)...............................................     F-168

Combined Statements of Operations for the year ended December 31, 2002................     F-169

Combined Balance Sheets as of June 30, 2003 (unaudited) and December 31, 2002.........     F-170

Combined Statements of Cash Flows for the six months ended
     June 30, 2003 and 2002 (unaudited)...............................................     F-171

Combined Statements of Cash Flows for the year ended December 31, 2002................     F-172

Notes to Combined Statements..........................................................     F-173

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
CNL Retirement Properties, Inc.


    We have audited the accompanying combined balance sheet of Sunrise Senior Living Services Fourteen Communities (as defined) as of December 31, 2002 and the related combined statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the management of CNL Retirement Properties, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Sunrise Senior Living Services Fourteen Communities at December 31, 2002 and the combined results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


                                                     /s/ Ernst & Young LLP


McLean, Virginia
October 14, 2003

               SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
                     SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                                 (IN THOUSANDS)
                                   (UNAUDITED)



                                                                                  SIX MONTHS ENDED
                                                                         ----------------------------------
                                                                         JUNE 30, 2003        JUNE 30, 2002
                                                                         -------------        -------------
REVENUES
  Resident fees .................................................        $      32,403        $      33,780
                                                                         -------------        -------------

EXPENSES
  Community operating expenses ..................................               21,387               22,700
  General and administrative ....................................                3,784                2,776
  Real estate taxes .............................................                1,297                1,253
  Rent expense, net of guarantor's fundings .....................                5,790                7,033
  Provision for doubtful accounts ...............................                  145                   18
                                                                         -------------        -------------
                                                                                32,403               33,780
                                                                         -------------        -------------
INCOME BEFORE INCOME TAXES ......................................                    -                    -
  Provision for income taxes ....................................                    -                    -
                                                                         -------------        -------------
NET INCOME ......................................................        $           -        $           -
                                                                         =============        =============


                   See Notes To Combined Financial Statements

               SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
                        COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
                                 (IN THOUSANDS)



REVENUES
  Resident fees .................................................        $   67,788
                                                                         ----------

EXPENSES
  Community operating expenses ..................................            46,502
  General and administrative ....................................             5,584
  Real estate taxes .............................................             2,495
  Rent expense, net of guarantor's fundings .....................            12,923
  Provision for doubtful accounts ...............................               284
                                                                         ----------
                                                                             67,788
                                                                         ----------
INCOME BEFORE INCOME TAXES ......................................                 -
  Provision  for income taxes ...................................                 -
                                                                         ----------
NET INCOME ......................................................        $        -
                                                                         ==========



                   See Notes To Combined Financial Statements

               SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
                             COMBINED BALANCE SHEETS
                       JUNE 30, 2003 AND DECEMBER 31, 2002
                                 (IN THOUSANDS)



                                                                         JUNE 30, 2003     DECEMBER 31, 2002
                                                                         -------------     -----------------
                                                                          (UNAUDITED)
                          ASSETS
Current assets
   Cash and cash equivalents ....................................        $       2,324        $        522
   Restricted cash ..............................................                  523                 509
   Inventories, at lower of average cost or market ..............                  224                 231
   Accounts receivable, net of an allowance of $402
     and  $424, respectively ....................................                1,330               1,985
   Due from Manager .............................................                1,312               3,428
   Prepaid expenses .............................................                    6                  46
                                                                         -------------        ------------
     Total current assets .......................................                5,719               6,721
                                                                         -------------        ------------

Other ...........................................................                  223                 139
                                                                         -------------        ------------
     Total assets ...............................................        $       5,942        $      6,860
                                                                         =============        ============

            LIABILITIES AND COMMUNITIES' EQUITY

Current liabilities

   Due to Landlord ..............................................        $       2,513        $      2,010
   Accrued payroll and benefits .................................                1,717               1,893
   Accrued real estate taxes ....................................                  990                 736
   Accounts payable and other accrued expenses ..................                  494               1,865
                                                                         -------------        ------------
     Total current liabilities ..................................                5,714               6,504
                                                                         -------------        ------------

Security deposits ...............................................                  228                 356
                                                                         -------------        ------------
     Total liabilities ..........................................                5,942               6,860

Communities' equity .............................................                    -                   -
                                                                         -------------        ------------
Total liabilities and Communities' equity .......................        $       5,942        $      6,860
                                                                         =============        ============


                   See Notes To Combined Financial Statements

               SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
                SIX MONTHS ENDED JUNE 30, 2003 AND JUNE 30, 2002
                                 (IN THOUSANDS)
                                   (UNAUDITED)



                                                                                  SIX MONTHS ENDED
                                                                         ----------------------------------
                                                                         JUNE 30, 2003        JUNE 30, 2002
                                                                         -------------        -------------
OPERATING ACTIVITIES
   Net income ...................................................        $           -        $           -
   Adjustments to reconcile to cash  provided  by  operations:
     Provision for doubtful accounts ............................                  145                   18
   Working capital changes:
     Restricted cash ............................................                  (14)                 (76)
     Accounts receivable ........................................                  510                  311
     Inventories ................................................                    7                   11
     Due from Manager ...........................................                2,116                  537
     Other assets ...............................................                  (44)                (127)
     Accounts payable and accrued expenses ......................               (1,293)                 179
     Due to Landlord ............................................                  503                  211
     Security deposits ..........................................                 (128)                 (42)
                                                                         -------------        -------------
   Net cash  provided by operating activities ...................                1,802                1,022
                                                                         -------------        -------------

   Net cash provided by investing activities ....................                    -                    -
                                                                         -------------        -------------

   Net cash provided by financing activities ....................                    -                    -
                                                                         -------------        -------------

INCREASE IN CASH AND CASH EQUIVALENTS ...........................                1,802                1,022
CASH AND CASH EQUIVALENTS, beginning of period ..................                  522                  737
                                                                         -------------        -------------
CASH AND CASH EQUIVALENTS, end of period ........................        $       2,324        $       1,759
                                                                         =============        =============



                   See Notes To Combined Financial Statements

               SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
                        COMBINED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2002
                                 (IN THOUSANDS)



OPERATING ACTIVITIES
   Net income..............................................              $           -
   Adjustments to reconcile to cash used in operations:
     Provision for doubtful accounts.......................                        284
   Working capital changes:
     Restricted cash.......................................                        122
     Accounts receivable...................................                     (1,158)
     Inventories...........................................                          6
     Due from manager......................................                       (476)
     Other assets..........................................                       (138)
     Accounts payable and accrued expenses.................                        146
     Due to Landlord.......................................                      1,069
     Security deposits.....................................                        (70)
                                                                         -------------
   Net cash used in operating activities...................                       (215)

   Net cash used in investing activities...................                          -
                                                                         -------------
   Net cash used in financing activities...................                          -
                                                                         -------------

DECREASE IN CASH AND CASH EQUIVALENTS......................                       (215)
CASH AND CASH EQUIVALENTS, beginning of year...............                        737
                                                                         -------------
CASH AND CASH EQUIVALENTS, end of year.....................              $         522
                                                                         =============


                   See Notes To Combined Financial Statements

               SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
                          NOTES TO COMBINED STATEMENTS



1.  ORGANIZATION AND NATURE OF BUSINESS



        The Sunrise Senior Living Services Fourteen Communities (the "Communities") consists of fourteen assisted living retirement communities. The Communities were developed by Marriott Senior Living Services, Inc. ("MSLS") between 1997 and 1999 as Brighton Gardens by Marriott facilities. In April 2000, the Communities were sold to a third-party purchaser who then leased the Communities to Senior Care Associates, LLC (the "Tenant"). On January 2, 2003, Marriott International, Inc. ("MI") purchased 100% of the ownership interests in various limited liability companies that owned the Communities (collectively, the "Landlords"). Prior to March 28, 2003, MSLS was a wholly-owned subsidiary of MI and operated and managed the fourteen Communities. On March 28, 2003, MI sold the stock of MSLS to Sunrise Senior Living, Inc. ("Sunrise"). Upon MI's sale of stock to Sunrise, Sunrise Senior Living Services, Inc., a wholly-owned subsidiary of Sunrise, assumed operations of the Communities. Additionally, the Brighton Gardens by Marriott brand was changed to a Sunrise brand. On August 29, 2003, the Communities were sold to CNL Retirement Properties, Inc. ("CNL").



        The Communities are rental communities with monthly rates that depend on the amenities and services provided. The services provided by the operators are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party. The fourteen Communities and their locations are as follows:



    Sunrise of Columbia                    Columbia, Maryland
    Sunrise of Dunwoody                    Atlanta, Georgia
    Sunrise of Florham Park                Florham Park, New Jersey
    Sunrise of Greensboro                  Greensboro, North Carolina
    Sunrise of Northville                  Plymouth, Michigan
    Sunrise of Omaha                       Omaha, Nebraska
    Sunrise of Prairie Village             Prairie Village, Kansas
    Sunrise of St. Charles                 St. Charles, Illinois
    Sunrise of Tampa                       Tampa, Florida
    Sunrise of Tuckerman Lane              Rockville, Maryland
    Sunrise of Washington Township         Dayton, Ohio
    Sunrise of Westlake                    Westlake, Ohio
    Sunrise of West Orange                 West Orange, New Jersey
    Sunrise of Wheaton                     Wheaton, Illinois



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


    Basis of Presentation


        The combined financial statements have been prepared to present the combined financial position, results of operations, and cash flows of the Communities and are presented for the purpose of complying with the Securities and Exchange Commission's rules and regulations regarding acquired businesses and properties. The Communities are operated under leasing structures, which were treated as operating leases for financial reporting purposes (see Note 3). The combined financial statements reflect the combined operations of the fourteen Communities.



        Prior to March 28, 2003, the Communities utilized MI's centralized systems for cash management, payroll, purchasing and distribution, employee benefit plans, insurance and administrative services. As a result, substantially all cash received by the Communities was deposited in and commingled with MI's general corporate funds. Similarly, operating expenses, including salaries, as the Communities do not have any employees, capital expenditures and other cash requirements of the properties were paid by MI and charged to the Communities. MI allocated general and administrative expenses to MSLS, which were then allocated to the Communities. Upon MI's sale of MSLS stock to Sunrise on March 28,2003, Sunrise assumed operations of the Communities. In the opinion of management, the methods for allocating costs were reasonable. Net amounts due from the operators as a result of centralized processing and accounting are recorded as Due from Manager. Management fees incurred were

    $4,740,000 for the year ended December 31, 2002 and $2,261,000 and $2,330,000 for the six months ended June 30, 2003 and 2002, respectively.


    Use of Estimates


        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of sales and expenses during the reporting period and the disclosures of contingent liabilities. Accordingly, ultimate results could differ from those estimates.


    Interim Period Financial Statements


        The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The Communities' management believes the disclosures made are adequate to make the interim financial information presented not misleading.



        In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Communities as of June 30, 2003 and the results of operations and cash flows associated for the six months ended June 30, 2003 and 2002. Interim results are not necessarily indicative of fiscal year performance because of short-term variations.


    Revenue Recognition


        Resident fees are generated primarily from monthly charges assisted living units and related senior care services. The revenues are recognized monthly based on the terms of the residents' agreements. Advance payments received for services are deferred until the services are provided. Resident fee revenue includes ancillary revenue, which is generated on a "fee for service" basis for supplemental items requested by residents. Ancillary revenue, including health care services, is recognized as the services are provided.


    Comprehensive Income

        There are no items of other comprehensive income in any period presented in these financial statements.

    Cash and Equivalents

        All highly liquid investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.

    Allowance for Doubtful Accounts

        The Communities record an allowance for doubtful accounts when a receivable is deemed uncollectible.


    Communities' Equity



        In accordance with the provisions of certain credit enhancement agreements between MI, the Landlords and the Tenant, MI has guaranteed the Tenant's obligations under the lease agreements described in Note 3, including the payment of minimum annual rent and other operating expenses. The Communities operated at a breakeven level due to MI funding net operating shortfalls during the year ended December 31, 2002, and the six months ended June 30, 2003 and 2002. There were no contributions or distributions made by the Tenant during any period presented.



3.  LEASES



        The Communities are operated under leasing structures, which are treated as operating leases for financial reporting purposes. The leases have initial terms of 25 years and provide for minimum annual rent in an aggregate amount of approximately $19,140,000 throughout the term of the leases. In accordance with provisions of the leases and certain credit enhancement agreements between MI, the Landlords and the Tenant, MI guaranteed the Tenant's obligations to pay minimum rent due under the leases. During the year ended December 31, 2002, and the six months ended June 30, 2003 and 2002, MI funded approximately $6,217,000, $3,780,000 and $2,537,000, respectively, to the Landlords for payment of minimum annual rent. MI's fundings have not been reflected in the accompanying combined financial statements as the credit enhancement agreements were terminated on August 29, 2003 as part of MI's sale of the Communities to CNL and MI's fundings were not repaid.



4.  RESTRICTED CASH



        Included in restricted cash are resident security deposits, which are held in segregated accounts as required by various states, and reserves for the replacement of furniture, fixtures and equipment ("FF&E"), as required by provisions of the lease agreements. As of June 30, 2003 and December 31, 2002, restricted cash amounts related to resident security deposits were approximately $197,000 and $316,000, respectively, and deposits held in an FF&E reserve totaled approximately $326,000 and $193,000, respectively.



5.  INCOME TAXES



        The Communities operated at a breakeven level for the year ended December 31, 2002 and the six months ended June 30, 2003 and 2002. Additionally, there are no temporary differences. Therefore, no provision or benefit for income taxes has been recorded.



6.  COMMITMENTS AND CONTINGENCIES



        The Communities are subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the ultimate liability with respect to those proceedings and claims will not materially affect the combined financial position, operations, or liquidity of the Communities.



7.  SUBSEQUENT EVENT



        On August 29, 2003, CNL purchased the fourteen Communities from MI and simultaneously amended and restated the existing lease agreements, which were assumed by a new tenant, Solomon Holdings I - The Triangle, LLC. The leases were modified to reflect new economic terms, such as minimum annual rent and required FF&E reserves, for this transaction. In addition, MI was released of its obligation to guarantee minimum annual rent.



    As a result of this transaction, the Communities' aggregate future minimum lease payments due under the leases are as follows (in thousands):



2003                       $       5,555
2004                              18,124
2005                              19,053
2006                              20,447
2007                              21,061
Thereafter                       484,014
                           -------------
                           $     568,254
                           =============

SUNRISE SENIOR LIVING, INC. SIXTEEN COMMUNITIES



Combined Financial Statements



Year ended December 31, 2002
With Report of Independent Auditors



CONTENTS



Report of Independent Auditors........................................................       F-177

Combined Financial Statements

Combined Balance Sheets as of September 30, 2003 (unaudited) and December
     31, 2002.........................................................................       F-178

Combined Statements of Operations for the nine months ended September 30,
     2003 (unaudited) and for the year ended December 31, 2002........................       F-179

Combined Statements of Changes in Partners' Capital for the nine months ended
     September 30, 2003 (unaudited) and for the year ended December 31, 2002..........       F-180

Combined Statements of Cash Flows for the nine months ended September 30,
     2003 (unaudited) and for the year ended December 31, 2002........................       F-181

Notes to Combined Financial Statements................................................       F-182

                         Report of Independent Auditors



Board of Directors
Sunrise Senior Living, Inc.



We have audited the accompanying combined balance sheet as of December 31, 2002 of Sunrise Senior Living, Inc. Sixteen Communities (as defined in Note 1), and the related combined statements of operations, changes in partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of Sunrise Senior Living, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.



We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 2002 of Sunrise Senior Living, Inc. Sixteen Communities (as defined in Note 1), and the combined results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.



                                                     /s/ Ernst & Young LLP



December 5, 2003

                 Sunrise Senior Living, Inc. Sixteen Communities



                             Combined Balance Sheets



                                                                         SEPTEMBER 30,        DECEMBER 31,
                                                                             2003                 2002
                                                                         ---------------------------------
                                                                         (Unaudited)
ASSETS HELD FOR SALE:
Current assets:
   Cash and cash equivalents                                             $  2,387,687         $  1,941,527
   Accounts receivable, less allowance of $218,691 and $266,750,
     respectively                                                             981,726              686,431
   Notes receivable - affiliate                                                     -            1,162,638
   Prepaid expenses and other current assets                                  137,165              261,521
                                                                         ---------------------------------
Total current assets                                                        3,506,578            4,052,117

Property and equipment, net                                               137,484,549          130,509,819
Restricted cash                                                               759,987              464,385
Deferred financing costs, less accumulated amortization
  of $1,318,100 and $997,702, respectively                                    290,518              425,632
Pre-rental costs, less accumulated amortization of
  $2,526,258 and $2,259,609, respectively                                           -              226,127
                                                                         ---------------------------------
Total assets                                                             $142,041,632         $135,678,080
                                                                         =================================

LIABILITIES HELD FOR SALE AND PARTNERS' CAPITAL
Current liabilities:
   Accounts payable and accrued expenses                                 $    774,027         $    899,695
   Net payables to affiliates                                               7,641,017            7,713,462
   Deferred revenue                                                            74,533               90,034
   Current maturities of long-term debt                                    78,602,525           17,457,437
   Other current liabilities                                                    5,273                5,484
                                                                         ---------------------------------
Total current liabilities                                                  87,097,375           26,166,112

Long-term debt, less current maturities                                    28,229,086           90,062,210
                                                                         ---------------------------------
Total liabilities                                                         115,326,461          116,228,322

Partners' capital                                                          26,715,171           19,449,758
                                                                         ---------------------------------
Total liabilities and partners' capital                                  $142,041,632         $135,678,080
                                                                         =================================



See accompanying notes.

                 Sunrise Senior Living, Inc. Sixteen Communities



                        Combined Statements of Operations



                                               NINE MONTHS ENDED       YEAR ENDED
                                                 SEPTEMBER 30,         DECEMBER 31,
                                                     2003                  2002
                                               -------------------------------------
                                                 (Unaudited)
Operating revenues:
   Resident fees                               $    32,849,111        $   40,884,441

Operating expenses:
   Labor                                            10,483,740            13,507,340
   Food                                              1,733,841             2,111,404
   General and administrative                        9,371,609            10,654,664
   Management fees                                   2,535,806             3,307,306
   Depreciation and amortization                       266,649             4,783,460
                                               -------------------------------------
                                                    24,391,645            34,364,174
                                               -------------------------------------
Income from operations                               8,457,466             6,520,267

Other income (expense):
   Interest income                                      75,874               129,540
   Interest expense                                 (4,760,650)           (7,222,198)
                                               -------------------------------------
                                                    (4,684,776)           (7,092,658)
                                               -------------------------------------
Net income (loss)                              $     3,772,690        $     (572,391)
                                               =====================================



See accompanying notes.

                 Sunrise Senior Living, Inc. Sixteen Communities



               Combined Statements of Changes in Partners' Capital



                                                                        NINE MONTHS ENDED         YEAR ENDED
                                                                          SEPTEMBER 30,          DECEMBER 31,
                                                                              2003                   2002
                                                                        -------------------------------------
                                                                          (Unaudited)
Partners' capital, beginning of year                                    $    19,449,758        $   20,022,149
   Net income (loss)                                                          3,772,690              (572,391)
   Buyout of minority partner's interest, net                                 3,492,723                     -
                                                                        -------------------------------------
Partners' capital, end of year                                          $    26,715,171        $   19,449,758
                                                                        =====================================



See accompanying notes.

                 Sunrise Senior Living, Inc. Sixteen Communities



                        Combined Statements of Cash Flows



                                                                         NINE MONTHS ENDED          YEAR ENDED
                                                                           SEPTEMBER 30,           DECEMBER 31,
                                                                               2003                   2002
                                                                         ---------------------------------------
                                                                            (Unaudited)
OPERATING ACTIVITIES
Net income (loss)                                                        $       3,772,690        $     (572,391)
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
   Provision for bad debts                                                         122,417               106,667
   Depreciation and amortization                                                   266,649             4,783,460
   Amortization of financing costs                                                 320,398               374,072
   Accrued interest on note receivable - affiliate                                       -               (90,000)
   Changes in operating assets and liabilities:
     Accounts receivable                                                          (417,712)              (96,170)
     Prepaid expenses and other current assets                                     124,356              (190,177)
     Accounts payable and accrued expenses                                        (125,668)           (1,037,097)
     Net payables to affiliates                                                    (72,445)           (7,322,711)
     Deferred revenue                                                              (15,501)              (47,954)
     Other current liabilities                                                        (211)                1,227
                                                                         ---------------------------------------
Net cash provided by (used in) operating activities                              3,974,973            (4,091,074)
                                                                         ---------------------------------------

INVESTING ACTIVITIES
Increase in restricted cash                                                       (295,602)             (100,436)
Investment in property and equipment                                            (2,431,807)           (4,437,104)
Pre-rental costs paid                                                              (40,522)             (333,686)
                                                                         ---------------------------------------
Net cash used in investing activities                                           (2,767,931)           (4,871,226)
                                                                         ---------------------------------------

FINANCING ACTIVITIES
Financing costs paid                                                              (185,284)             (378,875)
Repayment of long-term debt                                                     (4,783,981)          (16,874,019)
Additional borrowings under long-term debt                                       4,095,945            25,201,721
Repayments from notes receivable - affiliate                                       112,438                     -
                                                                         ---------------------------------------
Net cash (used in) provided by financing activities                               (760,882)            7,948,827
                                                                         ---------------------------------------
Net increase (decrease) in cash and cash equivalents                               446,160            (1,013,473)

Cash and cash equivalents at beginning of year                                   1,941,527             2,955,000
                                                                         ---------------------------------------
Cash and cash equivalents at end of year                                 $       2,387,687        $    1,941,527
                                                                         =======================================



See accompanying notes.

                 Sunrise Senior Living, Inc. Sixteen Communities



                     Notes to Combined Financial Statements



1. ORGANIZATION



Sunrise Senior Living, Inc. (formerly Sunrise Assisted Living, Inc.) ("SALI") is a provider of senior living services. Senior living services include providing a residence, meals, and nonmedical assistance to elderly residents for a monthly fee. The services provided by SALI are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their families, or another responsible party.



The Sunrise Senior Living, Inc. Sixteen Communities include the combined financial statements associated with sixteen communities owned by affiliates of SALI (the "Communities"). The Communities were sold to CNL Retirement Properties Inc. ("CNL") on September 30, 2003 (see Note 7). The Communities are included in the following legal entities, as described below:



ADG on Sheepshead Bay, L.L.C.
Atlantic-Sunrise, L.L.C.
Sunrise Assisted Living Limited Partnership
Sunrise Assisted Living Limited Partnership VIII
Sunrise Farmington Hills Assisted Living, L.L.C.
Sunrise Poland Assisted Living, L.L.C.
Sunrise Raleigh Assisted Living, L.L.C.



ADG on Sheepshead Bay, L.L.C. was formed November 16, 1998 under the laws of the State of New York and will terminate on December 31, 2098. ADG on Sheepshead Bay, L.L.C. owns and operates the Sheepshead Bay assisted living facility.



Atlantic-Sunrise, L.L.C. was formed January 19, 1999 and began operations on January 28, 1999 under the laws of the State of New York and will terminate on December 31, 2098. Atlantic-Sunrise, L.L.C. owns and operates the Mill Basin facility.



Sunrise Assisted Living Limited Partnership ("SALLP") was formed May 5, 1994 under the laws of the Commonwealth of Virginia and began operations on June 8, 1994 and will terminate on January 1, 2044. SALLP operates fifteen assisted living and independent facilities in the Commonwealth of Virginia, Maryland, Florida, and Washington. The following communities under SALLP are included in these combined financial statements: Arlington, Bluemont Park, Countryside, Falls Church, Frederick, Leesburg, and Mercer Island. Bluemont Park and Countryside represent three and two communities, respectively.



Sunrise Assisted Living Limited Partnership VIII was formed October 19, 1995 under the laws of the State of California and will terminate on October 1, 2045. Sunrise Assisted Living Limited Partnership VIII owns and operates the Santa Rosa facility.

                 Sunrise Senior Living, Inc. Sixteen Communities



               Notes to Combined Financial Statements (continued)



1. ORGANIZATION (CONTINUED)



Sunrise Farmington Hills Assisted Living, L.L.C. was formed July 8, 1999 under the laws of the State of Michigan and will terminate on December 31, 2099. Sunrise Farmington Hills Assisted Living, L.L.C. owns and operates the Farmington Hills North facility.



Sunrise Poland Assisted Living, L.L.C. was formed December 22, 1997 under the laws of the State of Ohio and will terminate on December 31, 2099. Sunrise Poland Assisted Living, L.L.C. owns and operates the Poland facility.



Sunrise Raleigh Assisted Living, L.L.C. was formed October 22, 1996 under the laws of the State of North Carolina and will terminate upon dissolution of the L.L.C. agreement or terms of the agreement or by operation of law. Sunrise Raleigh Assisted Living, L.L.C. owns and operates the Raleigh facility.



Sunrise Senior Living Management, Inc. (previously Sunrise Assisted Living Management Inc.) (SALMI), a wholly owned subsidiary of SALI, is the manager of the Communities (see Note 4).



All material intercompany transactions and balances between the Communities included in these combined financial statements have been eliminated.



As of and for the nine months ended September 30, 2003, the assets and liabilities associated with the Communities were classified as held for sale by SALI due to their intention to sell the Communities within the year. As such, no depreciation was recorded on the property and equipment from January 1, 2003 through September 30, 2003. The December 31, 2002 combined balance sheet has presented all assets and liabilities as held for sale in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.



2. SIGNIFICANT ACCOUNTING POLICIES



USE OF ESTIMATES



The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                 Sunrise Senior Living, Inc. Sixteen Communities



               Notes to Combined Financial Statements (continued)



2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)



INTERIM PERIOD FINANCIAL STATEMENTS



The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements in accordance with accounting principles generally accepted in the United States have been condensed or omitted. The Communities believe the disclosures made are adequate to make the interim financial information presented not misleading.



In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Communities as of September 30, 2003, and the results of operations and cash flows associated with the nine-month period ended September 30, 2003. Interim results are not necessarily indicative of fiscal year performance because of short-term variations.



CASH AND CASH EQUIVALENTS



The Communities consider all investments purchased with an original maturity of three months or less to be cash equivalents.



ALLOWANCE FOR DOUBTFUL ACCOUNTS



The Communities provide an allowance for doubtful accounts on their outstanding receivables based on their collection history.



PROPERTY AND EQUIPMENT



Property and equipment are recorded at cost or stepped up value (see Note 6). Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Property and equipment are reviewed for impairment whenever events or circumstances indicate that the asset's undiscounted expected cash flows are not sufficient to recover its carrying amount. The Communities measure an impairment loss by comparing the fair value of the asset to its carrying amount. Fair value of an asset is calculated as the present value of expected future cash flows. Based on management's estimation process, no impairment losses were recorded as of December 31, 2002.

                 Sunrise Senior Living, Inc. Sixteen Communities



               Notes to Combined Financial Statements (continued)



2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)



DEFERRED FINANCING COSTS



Costs incurred in connection with obtaining permanent financing for community-owned facilities have been deferred and amortized over the term of the financing.



PRE-RENTAL COSTS



Costs incurred to initially rent facilities are capitalized and amortized over 12 months. All other pre-rental costs are expensed as incurred.



REVENUE RECOGNITION



Operating revenue consists of resident fee revenue, including resident community fees. Generally, resident community fees are received from potential residents upon occupancy. Resident community fees are recognized as income over the first 90 days of the resident's stay and are ratably refundable if the prospective resident does not move into the property or moves out of the property within 90 days. All other resident fee revenue is recognized when services are rendered. Agreements with residents are for a term of one year and are cancelable by residents with 30 days' written notice.


CONTINGENT LIABILITIES


The Communities are named parties to pending legal proceedings in the ordinary course of business, which, in management's opinion will not have a material impact on the results of the Communities.



FAIR VALUE OF FINANCIAL INSTRUMENTS



The carrying value of cash and cash equivalents and long-term debt approximate their fair values at September 30, 2003 (unaudited) and December 31, 2002.



INCOME TAXES



The Communities are treated as a Partnership for income tax purposes. Accordingly, no provision for income taxes has been included in the accompanying financial statements, as all attributes of income and loss pass through pro rata to the partners on their respective income tax returns in accordance with the limited partnership or Limited Liability Company agreement.

                 Sunrise Senior Living, Inc. Sixteen Communities



               Notes to Combined Financial Statements (continued)



3. PROPERTY AND EQUIPMENT



Property and equipment consist of the following:



                                        ASSET LIVES   SEPTEMBER 30, 2003    DECEMBER 31, 2002
                                        -----------------------------------------------------
                                                         (Unaudited)
Land and improvements                   10-15 years    $     24,127,327     $      24,052,969
Buildings and improvements                 40 years         127,203,404           121,625,455
Furniture and equipment                  3-10 years          15,264,633            13,942,210
                                                       --------------------------------------
                                                            166,595,364           159,620,634
Less: accumulated depreciation                              (29,110,815)          (29,110,815)
                                                       --------------------------------------
                                                       $    137,484,549     $     130,509,819
                                                       ======================================



Depreciation expense was $0 and $4,279,503 for the nine months ended September 30, 2003 (unaudited) and for the year ended December 31, 2002, respectively. No depreciation was recorded for the nine months ended September 30, 2003, as the property and equipment was held for sale.



4. AFFILIATE TRANSACTIONS



MANAGEMENT SERVICES



The Communities have entered into a management agreement (the "Agreement") with SALMI to manage the Communities. The Agreement provides for management fees to be paid monthly, based on a percentage of each of the Communities' gross operating revenues.



NOTE RECEIVABLE



In January 1999, Sheepshead Bay, in which SALI has a controlling interest, accepted a $500,000 promissory note ("ADG Note") from a minority partner. The ADG Note accrues interest at 10% per annum, which is due annually beginning February 22, 2000. The principal balance plus accrued and unpaid interest is due on February 22, 2009. This note and accrued interest was included as consideration for the buyout of the minority partner's interest on September 29, 2003 (see Note 6).



In 2001, Mill Basin, in which SALI has a controlling interest, accepted a $500,000 promissory note ("AMB Note") from a minority partner. The AMB Note accrues interest at 8% per annum, which is due annually beginning March 2002. The principal balance plus accrued interest and unpaid interest were due in March 2010.



This note and accrued interest was included as consideration for the buyout of the minority partner's interest on September 29, 2003 (see Note 6).

                 Sunrise Senior Living, Inc. Sixteen Communities



               Notes to Combined Financial Statements (continued)



4. AFFILIATE TRANSACTIONS (CONTINUED)



RECEIVABLES AND PAYABLES



The Communities have net payables due to SALMI and affiliates of $7,641,017 and $7,713,462 at September 30, 2003 (unaudited) and December 31, 2002, respectively, as a result of management services.



5. LONG -TERM DEBT



Long-term debt consists of the following:



                                                  SEPTEMBER 30, 2003      DECEMBER 31, 2002
                                                  -----------------------------------------
                                                     (Unaudited)
Multi-property blanket first mortgage             $       59,947,562      $      60,534,206
Revolving credit facilities                                4,760,000              4,760,000
Line of credit                                                     -              4,036,000
Other mortgages and notes payable                         42,124,049             38,189,441
                                                  -----------------------------------------
                                                  $      106,831,611      $     107,519,647
Current maturities                                       (78,602,525)           (17,457,437)
                                                  -----------------------------------------
                                                  $       28,229,086      $      90,062,210
                                                  =========================================



SALI entered into a multi-property blanket first mortgage in June 1994 that is collateralized by a blanket first mortgage on all assets of SALLP, consisting of 10 properties. In May 2001, SALI modified its multi-property blanket first mortgage to extend the maturity date from May 31, 2001 to May 31, 2004 at a fixed rate of interest equal to 8.20%.



In December 2001, SALI entered into an approximately $4.8 million revolving credit facility collateralized by the Raleigh Community. The revolving credit facility matures in November 2006, subject to a five-year extension and accrues interest at LIBOR plus 1.2% (2.32% at September 30, 2003 (unaudited) and 2.58% at December 2002).



At December 31, 2002, the Farmington Hills Community is collateral for approximately $4.0 million of debt under a line of credit associated with a subsidiary of SALI. This debt accrues interest at LIBOR plus 2.0% and is due in June 2004. The debt was repaid in January of 2003 when the Farmington Hills Community obtained debt of $4.1 million, as described below.

                 Sunrise Senior Living, Inc. Sixteen Communities



               Notes to Combined Financial Statements (continued)



5. LONG -TERM DEBT (CONTINUED)



The other mortgages and notes payable relate to four properties: Santa Rosa, Mill Basin, Sheepshead Bay, and Farmington Hills, whereby outstanding balances are collaterized by the total assets of the respective property. Payments of principal and interest are made monthly. Variable interest rates range from LIBOR plus 2.0% to 2.5% (3.12% at September 30, 2003 and 3.88% at December 2002) or the prime rate (4.00% at September 30, 2003 and 4.25% at December 31, 2002). Fixed rate debt is at 6.875%.



The Sheepshead Bay Community had debt with another lender of $16.0 million that was repaid in June 2002. The debt accrued interest at LIBOR plus 1.80%. In conjunction with the repayment, the Community recorded additional interest expense for the unamortized financing costs of approximately $75,000 during the year ended December 31, 2002.



Interest paid totaled $4,482,075 and $6,640,187 for the nine months ended September 30, 2003 (unaudited) and the year ended December 31, 2002, respectively. Interest capitalized for the year ended December 31, 2002 was approximately $180,000.



Restricted cash consists of real estate tax escrows, operating reserves and capital reserves related to the Communities' debt agreements and resident deposits.



6. PARTNER'S CAPITAL (UNAUDITED)



On September 29, 2003, an affiliate of SALI purchased the minority partner's interest of $0.8 million in the Mill Basin and Sheepshead Bay Communities for approximately $4.3 million in cash and the forgiveness of approximately $1.0 million of the note receivable from affiliate. As a result of the repurchase, property and equipment related to these two communities were stepped up to fair value by approximately $4.5 million, based on the market value of the recapitalized communities. This transaction is considered a non-cash transaction in the combined statement of cash flows as no cash was used by the Communities to consummate the repurchase of minority interests.



7. SUBSEQUENT EVENTS (UNAUDITED)



On September 30, 2003, SALI completed the sale of its 100 percent interest in the Communities to CNL for an aggregate purchase price of $158 million. SALI will continue to operate the Communities under long-term management contracts.

                                   APPENDIX A

                                     FORM OF
                                REINVESTMENT PLAN

                                     FORM OF
                                REINVESTMENT PLAN

         CNL RETIREMENT PROPERTIES, INC., a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the "Reinvestment Plan") on the terms and conditions set forth below.

         1. Reinvestment of Distributions. Bank of New York, the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:

                  (a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer or participating brokers for the offering at the public offering price per Share. During such period, commissions, the marketing support fee and due diligence expense reimbursements may be reallowed to the broker who made the initial sale of Shares to the Participant at the same rate as for initial purchases in this offering.


                  (b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional shares which the Company elects to register with the Securities and Exchange Commission (the "SEC") for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans, Secured Equipment Leases and other permitted investments focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan, Secured Equipment Lease and other permitted investment. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to Listing will be determined by CNL Retirement Corp. (the "Advisor") in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include
         (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon listing of the Shares on a national securities exchange or over-the-counter market, the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.


                  (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.


                  (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

                  (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

                  (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

                  (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

         2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten days prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal month (prior to termination of the offering of Shares) or fiscal quarter (after termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the fiscal quarter or month (as the case may be) in which the stockholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms. Stockholders who elect the monthly distribution option are not eligible to participate in the Reinvestment Plan.

         3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

         4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.


         5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.


         6.       Suitability.

                  (a) Within 60 days prior to the end of each fiscal year, CNL Securities Corp. ("CSC"), will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

                  (b) Each Participant will be required to return the executed Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.

                  (c) If a Participant fails to return the executed Participation Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

                  (d) Each Participant shall notify CSC in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

                  (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's Prospectus.

         7. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify CSC in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.


         8. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. Additionally, in connection with any Shares purchased from the Company both prior to and after the termination of a public offering of the Shares, the Company will pay to CSC selling commissions of 6.5%, a marketing support fee of 1.5%, due diligence reimbursements of approximately 0.05%, and, in the event that proceeds of the sale of Shares pursuant to the Reinvestment Plan are used to acquire Properties or to invest in Mortgage Loans, will pay to CNL Retirement Corp. acquisition fees of 3.9% of the purchase price of the Shares sold pursuant to the Reinvestment Plan. The Company may also pay approximately 0.45% and 0.25% to Affiliates as reimbursement for Offering Expenses and Acquisition Expenses, respectively. As a result, aggregate fees payable to Affiliates of the Company will total approximately 5.15% of the proceeds of reinvested Distributions.


         9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

         10. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

         11.      Termination.

                  (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal month or quarter to which such Distribution relates.

                  (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

                  (c) After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Distributions in the Participant's account that have not been reinvested in Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. Any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

         12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Relations Department, CNL Securities Corp., Post Office Box 4920, Orlando, Florida 32802-4920, if to the Company, or to Bank of New York, 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

         13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY IN SAID STATE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES


         The information in this Appendix B contains certain relevant summary information concerning certain prior public programs (the "Prior Public Programs") (collectively, the "Sponsor") sponsored by two of the Company's principals and their Affiliates which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hospitality Properties, Inc., to invest in hotel properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in retirement properties leased on a triple-net basis.



         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc., and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.



         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties.


         STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PROGRAMS.

DESCRIPTION OF TABLES

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2002. The following is a brief description of the Tables:

         TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS


         Table I presents information on a percentage basis showing the experience of the Sponsor in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 1998 and December 2002.


         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         TABLE II - COMPENSATION TO SPONSOR


         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the Sponsor of the Prior Public Programs.



         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to the Sponsor in connection with the Prior Public Programs, the offerings of which became fully subscribed between January 1998 and December 2002. The Table also shows the amounts paid to the Sponsor from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 2002.


         TABLE III - OPERATING RESULTS OF PRIOR PROGRAMS

         Table III presents a summary of operating results for the period from inception through December 31, 2002, of the Prior Public Programs, the offerings of which became fully subscribed between January 1998 and December 2002.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         TABLE IV - RESULTS OF COMPLETED PROGRAMS

         Table IV is omitted from this Appendix B because none of the Prior Public Programs have completed operations (meaning they no longer hold properties).

         TABLE V - SALES OR DISPOSAL OF PROPERTIES


         Table V provides information regarding the sale or disposal of properties owned by two of the Prior Public Programs between January 2000 and December 2002.


         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS


                                                                    CNL Hospitality
                                                                       Properties,
                                                                           Inc.
                                                                    ----------------
                                                                    (Notes 1 and 2)

Dollar amount offered                                               $    875,071,625
                                                                    ================
Dollar amount raised                                                           100.0%
                                                                    ----------------
Less offering expenses:

   Selling commissions and discounts                                            (7.5)
   Organizational expenses                                                      (3.0)
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                                                     (0.5)
                                                                    ----------------
                                                                               (11.0)
                                                                    ----------------
Reserve for operations                                                            --
                                                                    ----------------
Percent available for investment                                                89.0%
                                                                    ================
Acquisition costs:

   Cash down payment                                                            84.5%
   Acquisition fees paid to affiliates                                           4.5
   Loan costs                                                                     --
                                                                    ----------------
Total acquisition costs                                                         89.0%
                                                                    ================

Percent leveraged (mortgage financing
   divided by total acquisition costs)                                          33.8%

Date offering began                                                 7/09/97, 6/17/99
                                                                         and 9/14/00

Length of offering (in months)                                        23, 15 and 20,
                                                                        respectively

Months to invest 90% of amount
   available for investment measured
   from date of offering                                              29, 16 and 22,
                                                                        respectively



Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received approximately $275,000,000, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000, and upon completion of the 2000 Offering on September 14, 2000, the Company received approximately $450,000,000, including $3,375,474 (337,547 shares) issues pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for the sale up to $450,000,000 of shares of common stock (the "2002 Offering"). As of December 31, 2002, the Hospitality Properties REIT had received subscription proceeds of $392,749,677 (39,274,968 shares) from its 2002 Offering, including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan.



Note 2: The amounts shown represent the combined results of the CHP Initial Offering, 1999 and the 2000 Offering only, due to the fact that the 2002 Offering was not yet fully subscribed at December 31, 2002.


                  Past performance is not necessarily indicative of future performance.

                                    TABLE II
                            COMPENSATION TO SPONSOR



                                                                   CNL Hospitality
                                                                      Properties,
                                                                         Inc.                   Other Programs
                                                                 -------------------            --------------
                                                                    (Notes 2 and 3)                (Note 1)
Date offering commenced                                             7/9/97, 6/17/99,
                                                                 9/15/00 and 4/22/02               (Note 1)

Dollar amount raised                                                  $1,267,821,302               (Note 1)
                                                                 ===================            ==============
Amount paid to sponsor from proceeds
   of offering:
     Selling commissions and discounts                                    93,481,635
     Real estate commissions                                                      --
     Acquisition fees                                                     55,816,065
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities)                                              6,128,567
                                                                 -------------------            --------------
Total amount paid to sponsor                                             155,426,267               (Note 1)
                                                                 ===================            ==============
Dollar amount of cash generated from (used in)
   operations before deducting payments
   to sponsor:
     2002                                                                 78,164,925               167,271,966
     2001                                                                 57,356,723               101,478,002
     2000                                                                 45,528,919              (103,119,307)
     1999                                                                 13,348,795                        NA
     1998                                                                  2,985,455                        NA
     1997                                                                     29,358                        NA
     1996                                                                         --
     1995                                                                         --
     1994                                                                         --
     1993                                                                         --
Amount paid to sponsor from operations
   (administrative, accounting and
   management fees):
     2002                                                                  7,824,672                 7,333,973
     2001                                                                  4,418,759                 8,241,644
     2000                                                                  1,878,358                 5,489,273
     1999                                                                    458,634                        NA
     1998                                                                    208,490                        NA
     1997                                                                      6,889                        NA
     1996                                                                         --
     1995                                                                         --
     1994                                                                         --
     1993                                                                         --
Dollar amount of property sales and
   refinancing before deducting payments to
   sponsor:
     Cash                                                                         --               433,519,616
     Notes                                                                        --                        --
Amount paid to sponsors from property
   sales and refinancing:
     Real estate commissions                                                      --                        --
     Incentive fees                                                               --                        --
     Other  (Notes 3 and 4)                                               28,888,985                 4,480,309



Note 1: Other Programs in the table above includes prior public programs sponsored by CNL whose offerings were fully subscribed prior to January 1, 2000. This column present payments to the sponsor during the three years ended December 31, 2002 by the CNL Income Funds (18 limited partnerships) and CNL Restaurant Properties, Inc. (the "Restaurant Properties REIT"), a REIT, all of which invested in triple-net leased restaurant properties. A total of approximately $1.36 billion was raised from 1986 to 1999 for these programs.



Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000,


     Past performance is not necessarily indicative of future performance.

Note 2            the company had received $274,998,988, including $965,194
  (Continued:)    (96,520 shares) issued pursuant to the reinvestment plan.
                  Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering").
                  The 2000 Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including
                  $3,375,474 (337,547 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2002 Offering"). As of December 31, 2002, the
                  Hospitality Properties REIT had received subscription proceeds of $392,749,677 (39,274,968 shares) from its 2002 Offering, including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering and the 2002 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2002.



Note 3: CNL Hospitality Corp., the advisor of the Hospitality Properties REIT, is entitled to receive acquisition fees for services relating to identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and the line of credit that are used to acquire properties, but excluding amounts used to finance secured equipment leases. During the years ended December 31, 2002, 2001 and 2000, the Hospitality Properties REIT paid the advisor approximately $7.5 million, $8.8 million and $8.0 million, respectively, related to the permanent financing for properties directly or indirectly owned by the Hospitality Properties REIT. These acquisition fees were not paid using proceeds from the offerings. The advisor of the Hospitality Properties REIT is also entitled to receive fees in connection with the development, construction or renovation of a property, generally equal to 4% of project costs. During the years ended December 31, 2002 and 2001, the Hospitality Properties REIT paid the advisor $1,895,579 and $2,107,404, respectively, relating to these fees.



Note 4: During the years ended December 31, 2000, 2001 and 2002, the Restaurant Properties REIT (included in "Other Programs") incurred $1,493,436, $1,493,436 and $1,493,437, respectively, of soliciting dealer servicing fees payable to the sponsor, and during the years ended December 31, 2002 and 2001, the Hospitality Properties REIT incurred $293,000 and $293,002, respectively, in soliciting dealer servicing fees payable to the sponsor.



Note 5: In connection with its 1999 Offering, the Hospitality Properties REIT had agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Hospitality Properties REIT at a price of $12.00 during the five year period commencing the date the 1999 Offering began. No Soliciting Dealer Warrants, however, will be exercisable until one year from the date of issuance. During the year ended December 31, 2000, the Hospitality Properties REIT issued 960,900 Soliciting Dealer Warrants to CNL Securities Corp.


     Past performance is not necessarily indicative of future performance.

                                   TABLE III
               Operating Results of Prior Programs CNL RESTAURANT
                                PROPERTIES, INC.



                                                                                                        1997
                                                     1994            1995              1996           (Notes 2
                                                   (Note 1)        (Note 23)        (Note 23)         and 23)
                                                 -----------     -----------      ------------     ------------
Continuing Operations:
  Gross revenue (Note 24)                            $    --       $ 539,776        $4,363,456     $ 15,516,102
  Equity in earnings of unconsolidated
    joint venture                                         --              --                --               --
  Gain (loss) on sale of assets (Notes 7,
    15, 18, 21 and 23)                                    --              --                --               --
  Provision for losses on assets (Notes 12,
    14, 17 and 23)                                        --              --                --               --
  Sale of real estate (Notes 23 and 24)                   --              --                --               --
  Interest income                                         --         119,355         1,843,228        3,941,831
  Less:  Operating expenses (Note 23)                     --        (186,145)         (908,924)      (2,066,962)
         Transaction costs                                --              --                --               --
         Loss on investment in securities                 --              --                --               --
         Provision for loss on mortgage
           notes held for sale                            --              --                --               --
         Provision for loss on mortgage,
           equipment and other notes
           receivables                                    --              --                --               --
         Interest expense (Note 23)                       --              --                --               --
         Cost of real estate sold (Notes 23
           and 24)                                        --              --                --               --
         Depreciation and amortization
           (Note 23)                                      --        (104,131)         (521,871)      (1,795,062)
         Loss on termination of cash flow
           hedge accounting                               --              --                --               --
         Advisor acquisition expense
           (Note 16)                                      --              --                --               --
         Minority interest in (income)/loss
           of consolidated joint ventures                 --             (76)          (29,927)         (31,453)
Discontinued Operations:
  Earnings/(loss) from discontinued
    operations, net (Note 23)                             --              --                --               --
  Gain on disposal of discontinued
    operations, net (Note 23)                             --              --                --               --
Cumulative effect of accounting change                    --              --                --               --
                                                 -----------     -----------      ------------    -------------
Net income (loss) - GAAP basis                            --         368,779         4,745,962       15,564,456
                                                 ===========     ===========      ============    =============
Taxable income
  -  from operations (Note 8)                             --         379,935         4,894,262       15,727,311
                                                 ===========     ===========      ============    =============
  -  from gain (loss) on sale (Notes 7, 15,
       18 and 21)                                         --              --                --          (41,115)
                                                 ===========     ===========      ============    =============
Cash generated from (used in) operations
  (Notes 4 and 5)                                         --         498,459         5,482,540       17,076,214
Cash generated from sales (Notes 7, 15, 18
  and 21)                                                 --              --                --        6,289,236
Cash generated from refinancing                           --              --                --               --
                                                 -----------     -----------      ------------    -------------
Cash generated from (used in) operations,
  sales and refinancing                                   --         498,459         5,482,540       23,365,450
Less: Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)                --        (498,459)       (5,439,404)     (16,854,297)
      -  from sale of properties                          --              --                --               --
      -  from cash flow from prior period                 --              --                --               --
      -  from return of capital (Note 10)                 --        (136,827)               --               --
                                                 -----------     -----------      ------------    -------------
Cash generated (deficiency) after cash
  distributions                                           --        (136,827)           43,136        6,511,153
Special items (not including sales of real
  estate and refinancing):
      Subscriptions received from
        stockholders                                      --      38,454,158       100,792,991      222,482,560
      Sale of common stock to CNL Fund
        Advisors, Inc.                               200,000              --                --               --
      Retirement of shares of common stock
        (Note 13)                                         --              --                --               --
      Contributions from minority interest
        of consolidated joint venture                     --         200,000            97,419               --
      Distributions to minority interest                  --              --           (39,121)         (34,020)
      Payment of stock issuance costs
        (Note 20)                                        (19)     (3,680,704)       (8,486,188)     (19,542,862)
      Acquisition of land and buildings on
        operating leases (Note 4)                         --     (18,835,969)      (36,104,148)    (143,542,667)
      Investment in direct financing leases
        (Note 4)                                          --      (1,364,960)      (13,372,621)     (39,155,974)



     Past performance is not necessarily indicative of future performance.

    1998             1999            2000             2001             2002
  (Notes 3         (Notes 3        (Notes 3         (Notes 3         (Notes 3
   and 23)          and 23)         and 23)         and 23)           and 23)
-------------   -------------   -------------   --------------    -------------
$  29,560,219   $  55,511,625   $  86,558,213   $  107,560,301    $  99,358,298

       16,018          97,307          97,559        1,106,775          921,453

           --      (1,851,838)       (721,230)      (1,136,997)        (347,179)

     (269,149)     (6,198,447)     (2,214,159)     (16,900,116)      (8,639,377)
           --              --              --      105,645,379      189,425,562
    8,984,546      13,335,146      29,794,446       48,699,202       40,882,800
   (3,493,160)    (12,047,844)    (28,550,472)     (33,479,222)     (37,889,123)
           --      (6,798,803)    (10,315,116)              --               --
           --              --      (5,347,659)        (121,675)              --

           --              --      (6,854,932)      (5,070,213)      (5,368,261)

           --              --      (1,804,000)     (28,199,674)      (3,098,660)
           --      (8,346,585)    (46,944,260)     (68,371,033)     (58,780,246)

           --              --              --      (97,586,970)    (175,184,763)

   (3,658,617)     (9,554,319)    (16,401,286)     (18,213,287)     (13,732,875)

           --              --              --       (8,060,600)              --

           --     (76,333,516)             --               --               --

      (30,156)        (41,678)      1,023,730         (242,030)      (1,133,798)

    1,042,707       2,391,618       4,606,330       (6,240,436)      (1,892,409)

           --              --              --               --       11,068,271
           --              --              --       (3,840,902)              --
-------------   -------------   -------------   --------------    -------------
   32,152,408     (49,837,334)      2,927,163      (24,451,498)      35,589,693
=============   =============   =============   ==============    =============

   33,553,390      58,152,473      28,881,542       22,681,442        3,205,385
=============   =============   =============   ==============    =============

     (149,948)       (789,861)     (2,696,079)      (9,518,197)     (10,831,314)
=============   =============   =============   ==============    =============

   39,116,275     307,261,214    (155,961,649)      48,203,362      111,493,558

    2,385,941       5,302,433      12,833,063       11,207,122       67,043,108
           --              --              --               --               --
-------------   -------------   -------------   --------------    -------------
   41,502,216     312,563,647    (143,128,586)      59,410,484      178,536,666

  (39,116,275)    (60,078,825)             --      (48,203,362)     (67,990,684)
           --              --              --               --               --
     (265,053)             --     (66,329,582)     (18,263,335)              --
      (67,821)             --              --               --               --
-------------   -------------   -------------   --------------    -------------
    2,053,067     252,484,822    (209,458,168)      (7,056,213)     110,545,982

  385,523,966         210,736              --        3,691,600        9,750,000

           --              --              --               --               --

     (639,528)        (50,891)             --               --           (4,709)

           --         740,621          39,922               --               --
      (34,073)        (66,763)       (146,601)        (234,002)        (242,788)

  (34,579,650)       (737,190)     (1,493,436)      (1,493,436)      (1,493,437)

 (200,101,667)   (286,411,210)   (160,901,355)     (26,051,869)      (7,211,699)

  (47,115,435)    (63,663,720)    (15,368,629)              --               --


     Past performance is not necessarily indicative of future performance.

                                                   1994                                       1997
                                                 (Note 1)       1995           1996         (Note 2)
                                                 --------    ----------    -----------    -----------
      Proceeds from sales of equipment direct
        financing leases                               --            --             --        962,274
      Proceeds from sale of consolidated
        partnership interest (Note 19)                 --            --             --             --
      Proceeds from sale of securities                 --            --             --             --
      Proceeds from borrowing from affiliate
        (Note 22)                                      --            --             --             --
      Investment in joint venture                      --            --             --             --
      Increase in restricted cash                      --            --             --             --
      Purchase of other investments (Note 4)           --            --             --             --
      Investment in mortgage, equipment and
        other notes receivable (Note 4)                --            --    (13,547,264)   (16,923,383)
      Collections on mortgage, equipment and
        other notes receivable (Note 4)                --            --        133,850        250,732
      Redemption of (investment in)
        certificates of deposit                        --            --             --     (2,000,000)
      Proceeds from the issuance of bonds              --            --             --             --
      Payment on bonds                                 --            --             --             --
      Proceeds from borrowing on credit
        facility, note payable and subordinated
        note payable                                   --            --      3,666,896     19,721,804
      Payment on credit facility and note
        payable                                        --            --       (145,080)   (20,784,577)
      Reimbursement of organization,
        acquisition, and deferred offering and
        stock issuance costs paid on behalf of
        CNL Restaurant Properties, Inc.
        by related parties                       (199,036)   (2,500,056)      (939,798)    (2,857,352)
      Decrease (increase) in intangibles and
        other assets                                   --      (628,142)    (1,103,896)            --
      Proceeds from borrowings on mortgage
        warehouse facilities                           --            --             --             --
      Payments on mortgage warehouse
        facilities                                     --            --             --             --
      Payments of loan and bond issuance costs         --            --             --             --
      Other                                            --            --        (54,533)        49,001
                                                 --------    ----------    -----------    -----------
Cash generated (deficiency) after cash
  distributions and special items                     945    11,507,500     30,941,643      5,136,689
                                                 ========    ==========    ===========    ===========

TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
    -  from operations (Notes 8 and 25)                --            20             61             67
                                                 ========    ==========    ===========    ===========
    -  from recapture                                  --            --             --             --
                                                 ========    ==========    ===========    ===========
Capital gain (loss) (Notes 7, 15, 18 and 21)           --            --             --             --
                                                 ========    ==========    ===========    ===========

Cash distributions to investors:
    Source (on GAAP basis):
    -  from investment income                          --            19             59             66
    -  from capital gain                               --            --             --             --
    -  from investment income from prior               --            --             --             --
       period
    -  from return of capital (Note 10)                --            14              8              6
                                                 --------    ----------    -----------    -----------
Total distributions on GAAP basis (Note 11):           --            33             67             72
                                                 ========    ==========    ===========    ===========
   Source (on cash basis):
    -  from sales                                      --            --             --             --
    -  from refinancing                                --            --             --             --
    -  from operations (Note 4)                        --            26             67             72
    -  from cash flow from prior period                --            --             --             --
    -  from return of capital (Note 10)                --             7             --             --
                                                 --------    ----------    -----------    -----------
Total distributions on cash basis (Note 11)            --            33             67             72
                                                 ========    ==========    ===========    ===========
Total cash distributions as a percentage
    of original $1,000 investment (Note 6)           0.00%         5.34%          7.06%          7.45%
Total cumulative cash distributions per
    $1,000 investment from inception                   --            33            100            172
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program) (Notes 7, 15, 18 and 21)                N/A            100%           100%           100%


      Past performance is not necessarily indicative of future performance.

     1998             1999            2000            2001           2002
   (Notes 3         (Notes 3        (Notes 3        (Notes 3       (Notes 3
   and 23)          and 23)          and 23)        and 23)         and 23)
-----------      -----------    ------------    ------------    -------------
         --        2,252,766       1,848,664       1,451,456          41,500

         --               --       1,187,238              --              --
         --               --       7,720,997         982,050              --

         --               --              --       8,708,400      11,750,000
   (974,696)        (187,452)             --         (10,000)       (664,867)
         --               --      (1,875,838)     (9,055,564)      6,357,321
(16,083,055)              --      (2,831,779)             --              --

(10,724,398)     (31,004,345)    (11,130,607)    (11,457,682)     (6,606,837)

  1,555,623        3,894,067       8,334,231       9,325,173      14,967,959

         --        2,000,000              --              --              --
         --               --     280,906,000     177,222,667              --
         --               --      (2,422,469)    (10,065,808)    (16,557,295)

  7,692,040      439,941,245     397,538,000      63,948,887     249,333,516

     (8,039)     (61,580,289)   (586,425,008)   (159,590,370)    (90,858,385)

 (4,574,925)      (1,492,310)             --              --              --

 (6,281,069)      (1,862,036)       (377,755)             --              --

         --       27,101,067     301,227,438     325,264,212     189,901,470

         --     (352,808,966)     (7,718,739)   (358,859,850)   (474,312,483)
         --       (5,947,397)    (20,891,532)     (9,633,523)        (22,557)
    (95,101)              --              --              --              --
-----------      -----------    ------------    ------------    ------------
 75,613,060      (77,188,245)    (22,239,426)     (2,913,872)     (5,327,309)
===========      ===========    ============    ============    ============

         63               73              30              15              --
===========      ===========    ============    ============    ============
         --               --              --              --              --
===========      ===========    ============    ============    ============
         --               --              --              --              --
===========      ===========    ============    ============    ============
         60               --               3              --              40
         --               --              --              --              --
         --               --              --              --              --
         14               76              73              76              36
-----------      -----------    ------------    ------------    ------------
         74               76              76              76              76
===========      ===========    ============    ============    ============
         --               --              --              --              --
         --               --              --              --              --
         73               76              --              55              76
          1               --              76              21              --
         --               --              --              --              --
-----------      -----------    ------------    ------------    ------------
         74               76              76              76              76
===========      ===========    ============    ============    ============
      7.625%           7.625%          7.625%          7.625%          7.625%

        246              322             398             474             550

        100%             100%            100%            100%            100%


     Past performance is not necessarily indicative of future performance.

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc. (the "Restaurant Properties REIT") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of the Restaurant Properties REIT commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, the Restaurant Properties REIT registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of the Restaurant Properties REIT commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, the Restaurant Properties REIT registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of the Restaurant Properties REIT commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, the Restaurant Properties REIT had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of the Restaurant Properties REIT and operations had not begun.


Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.


Note 4: Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, the Restaurant Properties REIT acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions, acquisition in and proceeds from real estate held for sale and purchases of other investments held for sale as operating activities in its financial statements. The Restaurant Properties REIT continues to classify investments in mortgage loans, investments in land and buildings, investments in direct financing leases and other investments intended to be held as investments as investing activities in its financial statements.



Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of the Restaurant Properties REIT.


Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.


Note 7: In May 1997 and July 1997, the Restaurant Properties REIT sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, the Restaurant Properties REIT sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.


Note 8: Taxable income presented is before the dividends paid deduction.

Note 9:           For the years ended December 31, 2002, 2001, 2000, 1999,
                  1998, 1997, 1996 and 1995, 0%, 21%, 40%, 97%, 84.87%, 93.33%,
                  90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 100%, 79%, 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%,
                  respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2002, 2001, 2000, 1999, 1998,
                  1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.


Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and the Restaurant Properties REIT has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76.3 million (see Note
                  16). During the year ended December 31, 2001, the Restaurant Properties REIT recorded non-cash provisions for loan losses of $28.2 million due to financial difficulties of a borrower.


      Past performance is not necessarily indicative of future performance.

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.



Note 12: During the year ended December 31, 1998, the Restaurant Properties REIT recorded provisions for losses on land and buildings in the amount of $269,149 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.



Note 13: In October 1998, the Board of Directors of the Restaurant Properties REIT elected to implement the Restaurant Properties REIT's redemption plan. Under the redemption plan, the Restaurant Properties REIT elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Restaurant Properties REIT agreed to redeem fractional shares (2,545 shares). During 2002, the Restaurant Properties REIT retired 325 shares of common stock.



Note 14: During the year ended December 31, 1999, the Restaurant Properties REIT recorded provisions for losses on buildings in the amount of $6,198,447 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.



Note 15: During the year ended December 31, 1999, the Restaurant Properties REIT sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. The Restaurant Properties REIT reinvested the proceeds from the sale of properties in additional properties. In addition, the Restaurant Properties REIT recorded a loss on securitization of $1,070,646 for financial reporting purposes.



Note 16: On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. The Restaurant Properties REIT recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.



Note 17: During the year ended December 31, 2000, 2001 and 2002, the Restaurant Properties REIT recorded provision for losses on land, buildings, and direct financing leases in the amount of $2,214,159, $16,900,116 and $8,639,377, respectively, for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and/or ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 2000, 2001 and 2002, respectively, and the estimated net realizable value for these properties.



Note 18: During the year ended December 31, 2000, the Restaurant Properties REIT sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $732,334 for financial reporting purposes (after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale).



Note 19: During the year ended December 31, 2000, the Restaurant Properties REIT received $1,187,238 for the sale of consolidated partnership interests.



Note 20: An affiliate of the Restaurant Properties REIT is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by the Restaurant Properties REIT beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in the Restaurant Properties REIT in connection with such offering. An affiliate of the Restaurant Properties REIT in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999, 2000, 2001 and 2002 the Restaurant Properties REIT incurred $300,206, $1,493,437, $1,493,436, $1,493,436 and $1,493,437 of
                  such fees, respectively, which were paid in January 1999, 2000, 2001, 2002 and 2003, respectively.



Note 21: During the year ended December 31, 2001 and 2002, the Restaurant Properties REIT sold several properties held for investment for aggregate net sales proceeds of $11,207,122 and $67,043,108, which resulted in total aggregate losses of $1,136,997 and $347,179 for financial reporting purposes. In addition, during the year ended December 31, 2001, the Restaurant Properties REIT began acquiring certain properties with the intent of selling them to third parties.



Note 22: During the year ended December 31, 2001, an affiliate of the Restaurant Properties REIT advanced $6.0 million to the Restaurant Properties REIT in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand. During the year ended December 31, 2001, the Restaurant



     Past performance is not necessarily indicative of future performance.

Note 22
(Continued):      Properties REIT converted the outstanding principal balance plus accrued interest under the advances into shares of Restaurant Properties REIT stock. As of December 31, 2001, the affiliate had advanced an additional $2.7 million to the Restaurant Properties REIT under the same terms of the previous advances. During 2002, the affiliate advanced $7.5 million to the Restaurant Properties REIT and subsequently converted the outstanding balances plus accrued interest under the advances, into shares of Restaurant Properties REIT stock.
                  As of December 31, 2002, the affiliate had advanced an additional $4.25 million to the Restaurant Properties REIT under the same terms as the previous advances.



Note 23: Effective January 1, 2002, the Restaurant Properties REIT adopted Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FASB #144"). This statement requires that a long lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. In addition, the statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation, for components designated on or after the effective date. As a result of the adoption of FASB #144, the operating results and the related gains/(losses) from the sale of all properties designated for sale effective January 1, 2002 have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 1998, 1999, 2000 and 2001 to conform to the 2002 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996 and 1997 have not been restated or reclassified to conform to the 2002 presentation.



Note 24: Starting in 2001, the Restaurant Properties REIT began designating certain properties as held for sale and began selling these properties to private investors as an alternative to retaining the properties as a long term investment. The accounting for these properties differs from that of similar properties without this designation as the Restaurant Properties REIT does not record depreciation on these properties for financial reporting purposes. All properties designated through December 31, 2001 as held for sale reflect the gross sales proceeds received from the sale as a revenue line item. The related cost of the properties are reflected in a cost of real estate sold expense line item. All properties designated as held for sale subsequent to December 31, 2001 are presented as discontinued operations (see Note
                  23).



Note 25: For the year ended December 31, 2002, 100% of the distributions to stockholders were deemed return of capital for federal income tax purposes.


      Past performance is not necessarily indicative of future performance.

                                    TABLE III
                       Operating Results of Prior Programs
                        CNL HOSPITALITY PROPERTIES, INC.



                                                            1996          1997                          1999
                                                          (Note 1)      (Note 1)        1998          (Note 2)
                                                         ---------   -----------   ------------    ------------
Gross revenue                                            $      --   $        --   $  1,316,599    $  4,230,995
Dividend income (Note 10)                                       --            --             --       2,753,506
Interest and other income                                       --        46,071        638,862       3,693,004
Less: Operating expenses                                        --       (22,386)      (257,646)       (802,755)
      Interest expense                                          --            --       (350,322)       (248,094)
      Depreciation and amortization                             --          (833)      (388,554)     (1,267,868)
      Equity in loss of unconsolidated
         subsidiary after deduction of
         preferred stock dividends (Note 10)                    --            --             --        (778,466)
       Minority interest                                        --            --             --         (64,334)
                                                         ---------   -----------   ------------    ------------
Net income - GAAP basis                                         --        22,852        958,939       7,515,988
                                                         =========   ===========   ============    ============
Taxable income
    -  from operations (Note 6)                                 --        46,071        609,304       7,613,284
                                                         =========   ===========   ============    ============
    -  from gain (loss) on sale                                 --            --             --              --
                                                         =========   ===========   ============    ============
Cash generated from operations (Notes
    3 and 4)                                                    --        22,469      2,776,965      12,890,161
Less: Cash distributions to investors (Note 7)
      -  from operating cash flow                               --       (22,469)    (1,168,145)    (10,765,881)
      -  from sale of properties                                --            --             --              --
      -  from cash flow from prior period                       --            --             --              --
      -  from return of capital (Note 8)                        --        (7,307)            --              --
                                                         ---------   -----------   ------------    ------------
Cash generated (deficiency) after cash
    distributions                                               --        (7,307)     1,608,820       2,124,280
Special items (not including sales of real
    estate and refinancing):
      Subscriptions received from
       stockholders                                             --    11,325,402     31,693,678     245,938,907
      Sale of common stock to CNL
       Hospitality Corp. (formerly CNL
       Hospitality Advisors, Inc.)                         200,000            --             --              --
      Proceeds from mortgage loans and other
       notes payable                                            --            --             --              --
      Contribution from minority interest                       --            --             --       7,150,000
      Distributions to holders of minority
       interest                                                 --            --             --              --
      Stock issuance costs                                (197,916)   (1,979,371)    (3,948,669)    (26,472,318)
      Acquisition of land, buildings and
       equipment                                                --            --    (28,752,549)    (85,089,887)
      Investment in unconsolidated subsidiary                   --            --             --     (39,879,638)
      Deposit on property and other investments                 --            --             --              --
      Acquisition of additional interest CNL
       Hotel Investors, Inc.                                    --            --             --              --
      Redemption of (investment in) certificate of
       deposit                                                  --            --     (5,000,000)             --
      Increase in restricted cash                               --            --        (82,407)       (193,223)
      Proceeds of borrowing on line of credit                   --            --      9,600,000              --
      Payment on mortgage loans and line of credit              --            --             --      (9,600,000)
      Payment of other notes                                    --            --             --              --
      Payment of loan costs                                     --            --        (91,262)        (47,334)
      Decrease (increase) in intangibles and
       other assets                                             --      (463,470)      (676,026)     (5,068,727)
      Retirement of shares of common stock                      --            --             --        (118,542)
      Due from related parties - offering expenses              --            --             --              --
      Other                                                     --        (7,500)         7,500              --
                                                         ---------   -----------   ------------    ------------
Cash generated (deficiency) after cash
    distributions and special items                          2,084     8,867,754      4,359,085      88,743,518
                                                         =========   ===========   ============    ============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
    -  from operations (Note 6)                                 --             7             25              48
                                                         =========   ===========   ============    ============
    -  from recapture                                           --            --             --              --
                                                         =========   ===========   ============    ============
Capital gain (loss) (Note 7)                                    --            --             --              --
                                                         =========   ===========   ============    ============



      Past performance is not necessarily indicative of future performance.

     2000            2001             2002
   (Note 2)        (Note 2)         (Note 2)
 ------------    ------------     ------------
$  26,681,838   $  67,968,306    $ 142,581,972
    2,780,063              --               --
    6,637,318       3,494,238       13,826,308
   (3,311,988)     (9,491,248)     (77,963,736)
   (2,383,449)    (14,653,011)     (18,330,110)
   (7,830,456)    (19,748,697)     (27,875,955)

     (386,627)     (7,092,674)     (16,164,591)
   (1,516,237)     (1,148,538)        (263,647)
-------------   -------------    -------------
   20,670,462      19,328,376       15,810,241
=============   =============    =============

   14,507,032      16,938,386       24,804,256
=============   =============    =============
           --              --               --
=============   =============    =============

   43,650,561      52,937,964       70,340,253

  (28,082,275)    (48,409,660)     (74,217,458)
           --              --               --
           --              --               --
           --              --               --
 ------------   -------------    -------------
   15,568,286       4,528,304       (3,877,205)

  203,684,044     286,068,626      489,110,645

           --              --               --

  102,081,950      37,989,731       40,070,000
           --              --               --

  (10,217,828)     (2,896,299)        (413,664)
  (24,808,156)    (34,723,430)     (51,639,836)

 (310,711,912)   (117,233,515)    (307,447,324)
  (10,174,209)   (129,032,824)     (95,025,712)
           --              --      (10,300,407)

  (17,872,573)    (32,884,119)              --

    5,000,000              --               --
   (2,988,082)     (5,229,734)     (10,328,235)
           --       7,500,000       16,578,832
           --      (1,171,444)      (1,748,331)
           --              --      (26,606,636)
   (1,342,713)     (2,953,874)      (2,169,338)

    2,510,090     (11,610,690)     (29,643,305)
   (2,503,484)     (2,312,634)      (2,391,110)
           --      (1,410,900)              --
           --              --               --
-------------   -------------    -------------
  (51,774,587)     (5,372,802)       4,168,374
 ============   =============    =============

           38              26               25
 ============   =============    =============
           --              --               --
 ============   =============    =============
           --              --               --
 ============   =============    =============


      Past performance is not necessarily indicative of future performance.

                                                           1996             1997                               1999
                                                         (Note 1)         (Note 1)            1998           (Note 2)
                                                         --------         --------          -------          --------
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                                  --                3               40                47
    -  from capital gain                                       --               --               --                --
    -  from investment income from
       prior period                                            --               --               --                --
    -  from return of capital (Note 8)                         --                1                9                21
                                                         --------         --------          -------          --------
Total distributions on GAAP basis (Note 9)                     --                4               49                68
   Source (on cash basis)                                ========         ========          =======          ========

    -  from sales                                              --               --               --                --
    -  from refinancing                                        --               --               --                --
    -  from operations                                         --                3               49                68
    -  from cash flow from prior period                        --               --               --                --
    -  from return of capital (Note 8)                         --                1               --                --
                                                         --------         --------          -------          --------
Total distributions on cash basis (Note 9)                     --                4               49                68
                                                         ========         ========          =======          ========
Total cash distributions as a percentage
    of original $1,000 investment (Notes
    5 and 11)                                               N/A               3.00%            4.67%             7.19%
Total cumulative cash distributions per
    $1,000 investment from inception                        N/A                  4               53               121
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
    (original total acquisition cost of
    properties retained, divided by original
    total acquisition cost of all properties
    in program)                                             N/A              N/A                100%              100%


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (337,547 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2002 Offering"). As of December 31, 2002, the Hospitality Properties REIT had received subscription proceeds of $392,749,677 (39,274,968 shares) from its 2002 Offering, including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering and the 2002 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2002.

Note 2: The amounts shown represent the combined results of the Initial Offering, the 1999 Offering, the 2000 Offering and the 2002 Offering, as applicable.

Note 3: Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hospitality Properties REIT.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.


      Past performance is not necessarily indicative of future performance.

  2000        2001        2002
(Note 2)    (Note 2)    (Note 2)
--------    --------    --------
    53          30         16
    --          --         --

    --          --         --
    20          45         60
------      ------      -----

    73          75         76
======      ======      =====
    --          --         --
    --          --         --
    73          75         76
    --          --         --
    --          --         --
------      ------      -----
    73          75         76
======      ======      =====

  7.38%      7.688%      7.75%

   194         269        345

   100%        100%       100%


Note 6: Taxable income presented is before the dividends paid deduction.

Note 7:           For the years ended December 31, 2002, 2001, 2000, 1999,
                  1998 and 1997, approximately 51%, 52%, 63%, 75%, 76% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 49%, 48%, 37%, 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2002, 2001, 2000, 1999, 1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 8: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10: In February 1999, the company executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring seven hotels. During the years ended December 31, 2000 and 1999, the company recorded $2,780,063 and $2,753,506, respectively, in dividend income and $386,627 and $778,466, respectively, in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 and $1,975,040, respectively, attributable to this investment. In October 2000, the company purchased an additional interest in CNL Hotel Investors, Inc., which resulted in a majority ownership interest and the consolidation of CNL Hotel Investors, Inc. As such, no dividend income was recognized for the years ended after December 31, 2001.

Note 11: Certain data for columns representing less than 12 months have been annualized.

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                             Selling Price, Net of
                                                                                       Closing Costs and GAAP Adjustments
                                                             ------------------------------------------------------------------
                                                                                           Purchase
                                                                                Mortgage     money     Adjustments
                                                                                 balance   mortgage   resulting from
                                         Date     Date of    Cash received net   at time  taken back  application of
            Property                   Acquired     Sale     of closing costs    of sale  by program       GAAP         Total
===============================================================================================================================
CNL Income Fund, Ltd.:
   Popeye's -
      Merritt Island, FL (2)           12/31/86   09/13/00        676,503          --           --          --          676,503
   Golden Corral -
      Salisbury, MD (2) (11)           12/04/86   11/30/00        665,001          --           --          --          665,001
   Wendy's -
      Mesquite, TX (2)                 09/29/86   02/20/02      1,064,259          --           --          --        1,064,259
   Burger King -
      Orlando, FL (30)                 11/12/86   06/18/02        613,553          --           --          --          613,553

CNL Income Fund II, Ltd.:
   KFC -
      Jacksonville, FL (2)             09/01/87   06/15/00        601,400          --           --          --          601,400
   Popeye's -
      Sanford, FL (2)                  06/28/87   09/13/00        631,359          --           --          --          631,359
   Popeye's -
      Altamonte Springs, FL (2)        02/11/87   09/13/00        494,052          --           --          --          494,052
   Popeye's -
      Apopka, FL (2)                   01/19/88   09/13/00        615,618          --           --          --          615,618
   IHOP -
      Peoria, AZ (20)                  11/18/99   08/27/01        836,160          --           --          --          836,160
   KFC -
      Bay City, TX (2)                 12/18/87   09/10/01        548,874          --           --          --          548,874
   Burger King -
      San Antonio, TX (2)              05/15/87   06/26/02        747,510          --           --          --          747,510
   Denny's -
      Casper, WY (2) (38)              09/15/87   08/09/02        346,252          --           --          --          346,252
   Denny's -
      Rock Springs, WY (2)             09/18/87   08/09/02        204,659          --           --          --          204,659
   Golden Corral -
      Tomball, TX                      05/13/87   10/10/02        458,175          --           --          --          458,175
   Golden Corral -
      Pineville, LA                    06/18/97   12/18/02        262,425          --           --          --          262,425

CNL Income Fund III, Ltd.:
   Popeye's -
      Plant City, FL                   04/12/88   09/13/00        507,365          --           --          --          507,365
   Golden Corral -
      Washington, IL (2) (3)           11/20/87   11/29/01        586,132          --           --          --          586,132
   Golden Corral -
      Schereville, IN (2) (23)         11/19/87   09/11/01        810,550          --           --          --          810,550
   Po' Folks -
      Titusville, FL (28)              10/30/87   01/09/02        121,558          --           --          --          121,558
   Burger King -
      Montgomery, AL (2) (36)          01/28/99   05/17/02         78,294          --      320,000          --          398,294
   Golden Corral -
      Altus, OK (2)                    10/14/87   09/27/02        307,785          --           --          --          307,785
   Red Oak Steakhouse -
      Canton Township, MI (2)(37)      08/18/88   09/30/02        106,315          --      640,000          --          746,315

                                                 Cost of Properties
                                                Including Closing and
                                                     Soft Costs
                                      -------------------------------------
                                                                                  Excess
                                                      Total                    (deficiency)
                                                 acquisition cost,             of property
                                      Original       capital                  operating cash
                                      mortgage    improvements                receipts over
                                      financing    closing and                     cash
            Property                     (7)      soft costs (1)     Total   expenditures (19)
==============================================================================================
CNL Income Fund, Ltd.:
   Popeye's -
      Merritt Island, FL (2)             --           518,409       518,409         909,409
   Golden Corral -
      Salisbury, MD (2) (11)             --           741,900       741,900       1,326,574
   Wendy's -
      Mesquite, TX (2)                   --           848,000       848,000       1,351,586
   Burger King -
      Orlando, FL (30)                   --           487,500       487,500         911,938

CNL Income Fund II, Ltd.:
   KFC -
      Jacksonville, FL (2)               --           441,000       441,000         715,685
   Popeye's -
      Sanford, FL (2)                    --           560,000       560,000         850,322
   Popeye's -
      Altamonte Springs, FL (2)          --           426,568       426,568         684,445
   Popeye's -
      Apopka, FL (2)                     --           545,561       545,561         794,039
   IHOP -
      Peoria, AZ (20)                    --           764,975       764,975         125,468
   KFC -
      Bay City, TX (2)                   --           446,827       446,827         767,761
   Burger King -
      San Antonio, TX (2)                --           703,500       703,500       1,251,201
   Denny's -
      Casper, WY (2) (38)                --           566,700       566,700         872,849
   Denny's -
      Rock Springs, WY (2)               --           667,900       667,900         928,587
   Golden Corral -
      Tomball, TX                        --           807,583       807,583       1,434,457
   Golden Corral -
      Pineville, LA                      --           645,400       645,400       1,115,813

CNL Income Fund III, Ltd.:
   Popeye's -
      Plant City, FL                     --           606,409       606,409         616,913
   Golden Corral -
      Washington, IL (2) (3)             --           690,500       690,500       1,083,951
   Golden Corral -
      Schereville, IN (2) (23)           --           694,100       694,100       1,053,524
   Po' Folks -
      Titusville, FL (28)                --           714,117       714,117         166,684
   Burger King -
      Montgomery, AL (2) (36)            --           941,358       941,358         261,836
   Golden Corral -
      Altus, OK (2)                      --           557,900       557,900         920,131
   Red Oak Steakhouse -
      Canton Township, MI (2)(37)        --           924,921       924,921       1,309,270


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                     Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                             ------------------------------------------------------------------
                                                                                           Purchase
                                                                                Mortgage     money     Adjustments
                                                                                 balance   mortgage   resulting from
                                         Date     Date of    Cash received net   at time  taken back  application of
            Property                   Acquired    Sale      of closing costs    of sale  by program       GAAP         Total
===============================================================================================================================
CNL Income Fund IV, Ltd.:
   Wendy's
      Detroit, MI (2)                  10/21/88   06/29/00      1,056,475           --         --           --        1,056,475
   Shoney's -
      Temple Terrace, FL (2)           06/27/89   07/06/00      1,293,286           --         --           --        1,293,286
   Shoney's -
      Punta Gorda, FL (2)              02/02/89   07/06/00      1,060,297           --         --           --        1,060,297
   Big Boy -
      Topeka, KS (2)                   12/22/88   11/20/00        496,362           --         --           --          496,362
   Taqueria Jalisco -
      Corpus Christi, TX (2)           04/01/91   06/19/01        390,000           --         --           --          390,000
   Bellissimos Family Restaurant -
      Palm Bay, FL                     01/10/89   08/17/01        289,894           --         --           --          289,894
   Po' Folks -
      Titusville, FL (28)              10/30/87   01/09/02         44,052           --         --           --           44,052

CNL Income Fund V, Ltd.:
   Hardee's -
       Belding, MI                     03/08/89   03/03/00        124,346           --         --           --          124,346
   Denny's -
       Daleville, IN (2)               02/06/89   03/02/01        300,386           --         --           --          300,386
   Denny's -
       Huron, OH (2) (6)               05/19/89   01/15/02        260,956           --         --           --          260,956
   Market Street Buffet and
Bakery -
       West Lebanon, NH (2)            07/10/89   01/17/02        654,530           --         --           --          654,530
   Taco Bell -
       Bountiful, UT (2)               08/17/89   01/28/02      1,039,998           --         --           --        1,039,998
   Burger King -
       Lawrenceville, GA (2)           06/27/89   06/20/02        847,000           --         --           --          847,000

CNL Income Fund VI, Ltd.:
   Popeye's -
      Jacksonville, FL                 04/30/90   09/13/00        478,062           --         --           --          478,062
   Popeye's -
      Tallahassee, FL                  04/30/90   09/13/00        619,696           --         --           --          619,696
   Popeye's -
      Jacksonville, FL                 04/30/90   09/13/00        523,672           --         --           --          523,672
   Popeye's -
      Jacksonville, FL                 04/30/90   09/13/00        450,418           --         --           --          450,418
     Captain D's -
      Chester, PA (4)                  02/09/90   05/22/01         83,000           --         --           --           83,000
   IHOP -
      Dublin, CA (14)                  11/12/99   06/28/01      1,274,672           --         --           --        1,274,672
   IHOP -
      Round Rock, TX (21)              10/27/99   10/05/01      1,163,216           --         --           --        1,163,216
   Denny's -
      Cheyenne, WY                     12/19/89   12/21/01        290,800           --         --           --          290,800
   KFC -
      Caro, MI (35)                    04/02/90   11/15/02        396,840           --         --           --          396,840

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ---------------------------------------
                                                                                       Excess
                                                         Total                      (deficiency)
                                                    acquisition cost,               of property
                                         Original       capital                    operating cash
                                         mortgage    improvements                  receipts over
                                         financing    closing and                       cash
            Property                        (7)      soft costs (1)      Total    expenditures (19)
===================================================================================================
CNL Income Fund IV, Ltd.:
   Wendy's
      Detroit, MI (2)                        --           614,500        614,500       1,038,530
   Shoney's -
      Temple Terrace, FL (2)                 --         1,155,705      1,155,705       1,496,453
   Shoney's -
      Punta Gorda, FL (2)                    --           947,500        947,500       1,271,574
   Big Boy -
      Topeka, KS (2)                         --           708,800        708,800         878,942
   Taqueria Jalisco -
      Corpus Christi, TX (2)                 --           622,310        622,310         331,788
   Bellissimos Family Restaurant -
       Palm Bay, FL                          --         1,070,822      1,070,822       1,250,729
   Po' Folks -
       Titusville, FL (28)                   --           258,795        258,795          60,406

CNL Income Fund V, Ltd.:
   Hardee's -
       Belding, MI                           --           630,432        630,432         250,715
   Denny's -
       Daleville, IN (2)                     --           547,600        547,600         589,375
   Denny's -
       Huron, OH (2) (6)                     --           448,100        448,100         764,529
   Market Street Buffet and
Bakery -
       West Lebanon, NH (2)                  --         1,159,990      1,159,990         (29,353)
   Taco Bell -
       Bountiful, UT (2)                     --           614,249        614,249       1,053,833
   Burger King -
       Lawrenceville, GA (2)                 --           797,778        797,778       1,290,366

CNL Income Fund VI, Ltd.:
   Popeye's -
      Jacksonville, FL                       --           406,477        406,477         491,262
   Popeye's -
      Tallahassee, FL                        --           488,817        488,817         658,801
   Popeye's -
      Jacksonville, FL                       --           423,591        423,591         530,389
   Popeye's -
      Jacksonville, FL                       --           383,089        383,089         454,566
   Captain D's -
      Chester, PA (4)                        --           550,000        550,000         786,617
   IHOP -
      Dublin, CA (14)                        --         1,166,160      1,166,160         175,195
   IHOP -
      Round Rock, TX (21)                    --         1,076,103      1,076,103         192,394
   Denny's -
      Cheyenne, WY                           --           765,500        765,500       1,058,493
   KFC -
      Caro, MI (35)                          --           348,855        348,855         651,265


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                    Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             ------------------------------------------------------------------
                                                                                           Purchase
                                                                                Mortgage     money     Adjustments
                                                                                 balance   mortgage   resulting from
                                         Date     Date of    Cash received net   at time  taken back  application of
            Property                   Acquired    Sale      of closing costs    of sale  by program       GAAP         Total
===============================================================================================================================
CNL Income Fund VII, Ltd.:
   Shoney's
      Pueblo, CO                        08/21/90  06/20/00      1,005,000          --           --          --        1,005,000
   Popeye's -
      Lake City, FL                     04/30/90  09/13/00        598,959          --           --          --          598,959
   Popeye's -
      Jacksonville, FL                  04/30/90  09/13/00        417,581          --           --          --          417,581
   Popeye's -
      Jacksonville, FL                  04/30/90  09/13/00        494,680          --           --          --          494,680
   Popeye's -
      Brunswick, GA                     04/30/90  09/13/00        535,947          --           --          --          535,947
   Popeye's -
      Jacksonville, FL                  04/30/90  09/13/00        345,168          --           --          --          345,168
   KFC -
      Friendswood, TX                   06/13/90  12/14/00        725,000          --           --          --          725,000
   Church's -
      Daytona Beach, FL (22)            01/16/91  11/27/01        213,482          --      103,581          --          317,063
   Church's
      Gainesville, FL                   01/16/91  11/29/01        182,750          --           --          --          182,750
   Johnnies -
      Saddlebrook, FL                   04/04/90  12/21/01        698,050          --           --          --          698,050
   Burger King -
      Columbus, OH (31)                 09/27/91  06/03/02        218,833          --           --          --          218,833
   Burger King -
      Pontiac, MI (31)                  09/27/91  06/27/02        130,073          --           --          --          130,073
   Jack in the Box -
      Mansfield, TX (34)                03/20/97  08/23/02        799,084          --           --          --          799,084

CNL Income Fund VIII, Ltd.:
   Shoney's -
      Bayonet Point, FL                 06/12/91  07/06/00      1,135,380          --           --          --        1,135,380
   Shoney's -
      Brooksville, FL                   02/18/91  07/06/00        940,013          --           --          --          940,013
   Shoney's -
      Sun City, FL                      03/04/91  07/06/00      1,327,317          --           --          --        1,327,317
   Popeye's -
      Jacksonville, FL                  09/28/90  09/13/00        420,006          --           --          --          420,006
   Golden Corral -
      Middleburg Heights, OH (12)       05/31/96  03/21/01        236,740          --           --          --          236,740
   Quincy's -
      Statesville, NC                   10/10/91  05/25/01        877,000          --           --          --          877,000
   Burger King -
      Baseball City, FL                 06/18/91  05/02/02      1,184,559          --           --          --        1,184,559
   Burger King -
      Columbus, OH (31)                 09/27/91  06/03/02        447,392          --           --          --          447,392
   Burger King -
      Pontiac, MI (31)                  09/27/91  06/27/02        265,926          --           --          --          265,926
   Bakers Square -
      Libertyville, IL (33)             08/31/00  09/05/02      1,076,041          --           --           --       1,076,041

                                                  Cost of Properties
                                                 Including Closing and
                                                      Soft Costs
                                       ---------------------------------------
                                                                                     Excess
                                                       Total                      (deficiency)
                                                  acquisition cost,               of property
                                       Original       capital                    operating cash
                                       mortgage    improvements                  receipts over
                                       financing    closing and                       cash
            Property                      (7)      soft costs (1)      Total    expenditures (19)
=================================================================================================
CNL Income Fund VII, Ltd.:
   Shoney's
      Pueblo, CO                           --          961,582         961,582       984,472
   Popeye's -
      Lake City, FL                        --          485,455         485,455       641,608
   Popeye's -
      Jacksonville, FL                     --          376,323         376,323       452,824
   Popeye's -
      Jacksonville, FL                     --          384,936         384,936       515,888
   Popeye's -
      Brunswick, GA                        --          468,797         468,797       574,076
   Popeye's -
      Jacksonville, FL                     --          340,429         340,429       407,175
   KFC -
      Friendswood, TX                      --          485,951         485,951       671,580
   Church's -
      Daytona Beach, FL (22)               --          318,188         318,188       396,488
   Church's
      Gainesville, FL                      --          183,872         183,872       239,254
   Johnnies -
      Saddlebrook, FL                      --        1,100,000       1,100,000     1,324,170
   Burger King -
      Columbus, OH (31)                    --          167,259         167,259       190,438
   Burger King -
      Pontiac, MI (31)                     --          211,050         211,050       238,235
   Jack in the Box -
      Mansfield, TX (34)                   --          617,155         617,155       351,952

CNL Income Fund VIII, Ltd.:
   Shoney's -
      Bayonet Point, FL                    --          924,646         924,646     1,040,086
   Shoney's -
      Brooksville, FL                      --          816,355         816,355       961,418
   Shoney's -
      Sun City, FL                         --        1,055,820       1,055,820     1,238,581
   Popeye's -
      Jacksonville, FL                     --          352,445         352,445       401,169
   Golden Corral -
      Middleburg Heights, OH (12)          --          236,740         236,740       127,155
   Quincy's -
      Statesville, NC                      --          893,422         893,422       997,232
   Burger King -
      Baseball City, FL                    --          873,857         873,857     1,096,005
   Burger King -
      Columbus, OH (31)                    --          341,952         341,952       389,340
   Burger King -
      Pontiac, MI (31)                     --          431,480         431,480       487,058
   Bakers Square -
      Libertyville, IL (33)                --          960,000         960,000       187,961


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                     Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                             ------------------------------------------------------------------
                                                                                           Purchase
                                                                                Mortgage     money     Adjustments
                                                                                 balance   mortgage   resulting from
                                         Date     Date of    Cash received net   at time  taken back  application of
            Property                   Acquired    Sale      of closing costs    of sale  by program       GAAP         Total
===============================================================================================================================
CNL Income Fund IX, Ltd.:
   Perkins -
      Williamsville, NY                12/20/91   05/15/00        693,350          --           --           --         693,350
   Denny's -
      Alliance, OH (16)                01/22/92   11/30/00             --          --      200,000           --         200,000
   Denny's -
      Blufton, OH (17)                 10/11/91   11/30/00             --          --      300,000           --         300,000
   IHOP -
      Dublin, CA (14)                  11/12/99   06/28/01        424,891          --           --           --         424,891
   Shoney's -
      Bedford, IN                      07/09/91   07/31/01        900,110          --           --           --         900,110
   Shell's Seafood Restaurant -
      Copley Township, OH              12/17/91   11/28/01      1,086,143          --           --           --       1,086,143
   Hardee's -
      Greenville, SC                   10/21/91   05/03/02        976,798          --           --           --         976,798
   Burger King -
      Greensboro, NC (29)              03/30/92   05/16/02        571,744          --           --           --         571,744
   Burger King -
      Columbus, OH (31)                09/27/91   06/03/02        549,515          --           --           --         549,515
   Burger King -
      Ashland, NH (32)                 06/29/92   06/03/02        402,545          --           --           --         402,545
   Burger King -
      Pontiac, MI (31)                 09/27/91   06/27/02        326,626          --           --           --         326,626
   Shoney's -
      Huntsville, AL                   10/04/91   08/20/02        951,528          --           --           --         951,528
   Bakers Square -
      Libertyville, IL (33)            08/31/00   09/05/02        554,324          --           --           --         554,324
   Hardee's -
      Farragut, TN                     10/09/91   12/18/02        886,300          --           --           --         886,300

CNL Income Fund X, Ltd.:
   Perkins -
      Lancaster, NY                    12/20/91   12/28/00        749,675          --           --           --         749,675
   IHOP -
      Peoria, AZ (20)                  11/18/99   08/27/01        905,840          --           --           --         905,840
   Jack in the Box -
      San Marcos, TX                   03/03/99   04/23/02      1,161,055          --           --           --       1,161,055
   Burger King  -
      Greensboro, NC (29)              03/30/92   05/16/02        571,744          --           --           --         571,744
   Burger King -
      Ashland, NH (32)                 06/29/92   06/03/02        154,802          --           --           --         154,802
   Perkins -
      Ft. Pierce, FL                   02/04/92   12/20/02        329,175          --           --           --         329,175

CNL Income Fund XI, Ltd.:
   IHOP -
      Round Rock, TX (21)              10/27/99   10/05/01        347,454          --           --           --         347,454
   Quincy's -
      Sebring, FL                      09/29/92   11/21/01      1,029,000          --           --           --       1,029,000

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ---------------------------------------
                                                                                       Excess
                                                         Total                      (deficiency)
                                                    acquisition cost,               of property
                                         Original       capital                    operating cash
                                         mortgage    improvements                  receipts over
                                         financing    closing and                       cash
            Property                        (7)      soft costs (1)      Total    expenditures (19)
===================================================================================================
CNL Income Fund IX, Ltd.:
   Perkins -
      Williamsville, NY                     --           981,482         981,482      692,535
   Denny's -
      Alliance, OH (16)                     --           553,137         553,137      614,999
   Denny's -
      Blufton, OH (17)                      --           642,000         642,000      739,292
   IHOP -
      Dublin, CA (14)                       --           388,720         388,720       58,398
   Shoney's -
      Bedford, IN                           --           754,028         754,028      991,085
   Shell's Seafood Restaurant -
      Copley Township, OH                   --           870,713         870,713      692,662
   Hardee's -
      Greenville, SC                        --           760,405         760,405      957,261
   Burger King -
      Greensboro, NC (29)                   --           460,989         460,989      479,360
   Burger King -
      Columbus, OH (31)                     --           420,008         420,008      478,210
   Burger King -
      Ashland, NH (32)                      --           325,018         325,018      322,154
   Burger King -
      Pontiac, MI (31)                      --           529,969         529,969      598,234
   Shoney's -
      Huntsville, AL                        --           763,901         763,901    1,050,434
   Bakers Square -
      Libertyville, IL (33)                 --           494,545         494,545       96,829
   Hardee's -
      Farragut, TN                          --           707,025         707,025      940,825

CNL Income Fund X, Ltd.:
   Perkins -
      Lancaster, NY                         --         1,111,111       1,111,111      706,575
   IHOP -
      Peoria, AZ (20)                       --           828,723         828,723      135,923
   Jack in the Box -
      San Marcos, TX                        --         1,020,829       1,020,829      288,292
   Burger King  -
      Greensboro, NC (29)                   --           460,989         460,989      479,360
   Burger King -
       Ashland, NH (32)                     --           124,989         124,989      123,887
   Perkins -
       Ft. Pierce, FL                       --         1,002,337       1,002,337      623,996

CNL Income Fund XI, Ltd.:
   IHOP -
      Round Rock, TX (21)                   --           321,434         321,434       57,468
   Quincy's -
      Sebring, FL                           --         1,054,550       1,054,550    1,111,338


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             ------------------------------------------------------------------
                                                                                           Purchase
                                                                                Mortgage     money     Adjustments
                                                                                 balance   mortgage   resulting from
                                         Date     Date of    Cash received net   at time  taken back  application of
            Property                   Acquired    Sale      of closing costs    of sale  by program       GAAP         Total
===============================================================================================================================
CNL Income Fund XI, Ltd.
(Continued):
   Burger King -
      Columbus, OH                     09/01/92   06/03/02        901,125         --          --            --          901,125
   Burger King -
      Ashland, NH (32)                 06/29/92   06/03/02        915,559         --          --            --          915,559
   Burger King -
      East Detroit, MI                 06/29/92   06/20/02        833,247         --          --            --          833,247

CNL Income Fund XII, Ltd.:
   Denny's -
      Cleveland, TN                    12/23/92   03/03/00        797,227         --          --            --          797,227
   Shoney's -
      Bradenton, FL                    03/22/93   07/06/00      1,227,907         --          --            --        1,227,907
   Golden Corral -
      Middleburg Heights, OH (12)      05/31/96   03/21/01      1,663,260         --          --            --        1,663,260
   Jack in the Box -
      Rialto, CA                       01/15/93   09/28/01      1,382,365         --          --            --        1,382,365
   Johnnies -
      Winter Haven, FL                 08/09/93   10/02/01      1,090,297         --          --            --        1,090,297
   Jack in the Box -
      Arlington, TX                    01/15/93   04/23/02      1,248,205         --          --            --        1,248,205
   Burger King -
      Valdosta, GA                     08/24/93   08/30/02        623,661         --          --            --          623,661

CNL Income Fund XIII, Ltd.:
   Quincy's -
      Mount Airy, NC                   07/30/93   04/09/01        947,000         --          --            --          947,000
   Burger King -
      Dayton, OH                       07/30/93   06/03/02      1,049,863         --          --            --        1,049,863
   Lion's Choice -
      Overland Park, KS (5)            12/16/93   08/12/02      1,242,050         --          --            --        1,242,050

CNL Income Fund XIV, Ltd.:
   East Side Mario's -
      Columbus, OH                     11/10/94   09/22/00      1,631,946         --          --            --        1,631,946
   Golden Corral -
      Paris, TX (13)                   07/26/96   05/25/01        400,000         --          --            --          400,000
   Razzleberries -
      Las Vegas, NV                    07/08/94   02/01/02      1,143,753         --          --            --        1,143,753
   Long John Silver's -
      Laurens, SC                      03/25/94   08/05/02        155,249         --          --            --          155,249
   Golden Corral -
      Greeley, CO                      12/13/94   09/25/02      1,306,595         --          --            --        1,306,595
   Checker's -
      Merriam, KS                      03/31/94   11/07/02        323,175         --          --            --          323,175


                                                  Cost of Properties
                                                 Including Closing and
                                                      Soft Costs
                                       ---------------------------------------
                                                                                     Excess
                                                       Total                      (deficiency)
                                                  acquisition cost,               of property
                                       Original       capital                    operating cash
                                       mortgage    improvements                  receipts over
                                       financing    closing and                       cash
            Property                      (7)      soft costs (1)      Total    expenditures (19)
=================================================================================================
CNL Income Fund XI, Ltd.
(Continued):
   Burger King -
       Columbus, OH                       --           714,413         714,413       798,711
   Burger King -
       Ashland, NH (32)                   --           739,228         739,228       732,715
   Burger King -
       East Detroit, MI                   --           761,501         761,501       779,593

CNL Income Fund XII, Ltd.:
   Denny's -
      Cleveland, TN                       --           622,863         622,863       530,741
   Shoney's -
      Bradenton, FL                       --         1,000,000       1,000,000       898,776
   Golden Corral -
      Middleburg Heights, OH (12)         --         1,663,260       1,663,260       893,350
   Jack in the Box -
      Rialto, CA                          --         1,033,072       1,033,072       936,833
   Johnnies -
      Winter Haven, FL                    --         1,172,608       1,172,608     1,117,762
   Jack in the Box -
      Arlington, TX                       --           966,466         966,466       937,794
   Burger King -
      Valdosta, GA                        --           510,432         510,432       648,558

CNL Income Fund XIII, Ltd.:
   Quincy's -
      Mount Airy, NC                      --           968,134         968,134       755,601
   Burger King -
      Dayton, OH                          --           905,717         905,717     1,032,534
   Lion's Choice -
      Overland Park, KS (5)               --         1,029,449       1,029,449       964,561

CNL Income Fund XIV, Ltd.:
   East Side Mario's -
      Columbus, OH                        --         1,631,946       1,631,946     1,103,012
   Golden Corral -
      Paris, TX (13)                      --           501,276         501,276       255,146
   Razzleberries -
      Las Vegas, NV                       --         1,006,514       1,006,514       631,310
   Long John Silver's -
      Laurens, SC                         --           448,796         448,796       257,444
   Golden Corral -
      Greeley, CO                         --         1,184,810       1,184,810     1,015,365
   Checker's -
      Merriam, KS                         --           284,609         284,609       269,328


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                    Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             ------------------------------------------------------------------
                                                                                           Purchase
                                                                                Mortgage     money     Adjustments
                                                                                 balance   mortgage   resulting from
                                         Date     Date of    Cash received net   at time  taken back  application of
            Property                   Acquired    Sale      of closing costs    of sale  by program       GAAP         Total
===============================================================================================================================
CNL Income Fund XV, Ltd.:
   Long John Silver's
      Lexington, NC                    10/22/94   01/12/00         562,130         --           --         --           562,130
   Quincy's -
      Greer, SC (15)                   06/13/94   04/06/01         233,000         --      467,000         --           700,000
   Jack in the Box -
      Woodland Hills, CA               07/29/94   04/19/01       1,253,728         --           --         --         1,253,728
   Golden Corral -
      Paris, TX (13)                   07/26/96   05/25/01         400,000         --           --         --           400,000
   Jack in the Box -
      Altadena, CA                     07/29/94   10/04/01         937,250         --           --         --           937,250
   Jack in the Box -
      Redlands, CA                     07/29/94   02/15/02       1,300,882         --           --         --         1,300,882
   Long John Silver's -
      Medina, OH                       10/05/94   09/30/02         395,205         --           --         --           395,205
   Checker's -
      Stratford, NJ                    05/27/94   12/27/02         350,802         --           --         --           350,802

CNL Income Fund XVI, Ltd.:
   Boston Market -
      Columbia Heights, MN             12/18/95   09/29/00         575,777         --           --         --           575,777
   Denny's -
      Marana, AZ                       02/13/95   03/30/01       1,145,045         --           --         --         1,145,045
   Boston Market -
      St. Cloud, MN                    09/15/95   11/28/01         647,365         --           --         --           647,365
   Big Boy -
      Las Vegas, NV                    05/31/95   12/11/01       1,059,264         --           --         --         1,059,264
   Denny's -
      Mesquite, TX                     08/31/95   03/28/02         448,675         --           --         --           448,675
   Jack in the Box -
      Rancho Cordova, CA               10/31/94   06/04/02       1,325,054         --           --         --         1,325,054
   Denny's -
      Bucyrus, OH (26)                 06/08/95   08/07/02         144,915         --           --         --           144,915

CNL Income Fund XVII, Ltd.:
   Popeye's -
      Warner Robins, GA                11/04/96   09/13/00         607,361         --           --         --           607,361
   Boston Market -
      Long Beach, CA                   12/05/96   10/17/00         529,633         --           --         --           529,633
   Boston Market -
      Houston, TX                      06/19/96   01/19/01         782,648         --           --         --           782,648
   Mr. Fable's -
      Kentwood, MI                     09/05/95   06/21/01         681,300         --           --         --           681,300
   Boston Market -
      Inglewood, CA                    07/24/96   09/06/01         298,300         --           --         --           298,300
   Jack in the Box -
      El Dorado, CA                    09/26/96   09/25/01       1,510,463         --           --         --         1,510,463
     Denny's -
          Mesquite, NV                 04/25/96   03/29/02         771,800         --           --         --           771,800

                                                  Cost of Properties
                                                 Including Closing and
                                                      Soft Costs
                                       ---------------------------------------
                                                                                     Excess
                                                       Total                      (deficiency)
                                                  acquisition cost,               of property
                                       Original       capital                    operating cash
                                       mortgage    improvements                  receipts over
                                       financing    closing and                       cash
            Property                      (7)      soft costs (1)      Total    expenditures (19)
=================================================================================================
CNL Income Fund XV, Ltd.:
   Long John Silver's
      Lexington, NC                       --           646,203         646,203       234,243
   Quincy's -
      Greer, SC (15)                      --           946,933         946,933       649,756
   Jack in the Box -
      Woodland Hills, CA                  --           939,806         939,806       648,254
   Golden Corral -
      Paris, TX (13)                      --           501,276         501,276       255,146
   Jack in the Box -
      Altadena, CA                        --           709,812         709,812       528,007
   Jack in the Box -
      Redlands, CA                        --           973,020         973,020       758,150
   Long John Silver's -
      Medina, OH                          --           812,056         812,056       285,620
   Checker's -
      Stratford, NJ                       --           287,391         287,391       271,787

CNL Income Fund XVI, Ltd.:
   Boston Market -
      Columbia Heights, MN                --           939,972         939,972       226,734
   Denny's -
      Marana, AZ                          --           719,234         719,234       587,377
   Boston Market -
      St. Cloud, MN                       --         1,075,093       1,075,093       502,978
   Big Boy -
      Las Vegas, NV                       --         1,160,553       1,160,553       476,249
   Denny's -
      Mesquite, TX                        --           987,353         987,353       480,530
   Jack in the Box -
      Rancho Cordova, CA                  --           900,290         900,290       705,521
   Denny's -
      Bucyrus, OH (26)                    --           540,000         540,000       385,051

CNL Income Fund XVII, Ltd.:
   Popeye's -
      Warner Robins, GA                   --           563,148         563,148       257,018
   Boston Market -
      Long Beach, CA                      --           832,280         832,280       156,091
   Boston Market -
      Houston, TX                         --           812,696         812,696       323,963
   Mr. Fable's -
      Kentwood, MI                        --           855,609         855,609       272,268
   Boston Market -
      Inglewood, CA                       --           857,488         857,488       196,478
   Jack in the Box -
      El Dorado, CA                       --         1,097,220       1,097,220       581,924
   Denny's -
      Mesquite, NV                        --         1,186,460       1,186,460       494,461


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             ------------------------------------------------------------------
                                                                                           Purchase
                                                                                Mortgage     money     Adjustments
                                                                                 balance   mortgage   resulting from
                                         Date     Date of    Cash received net   at time  taken back  application of
            Property                   Acquired    Sale      of closing costs    of sale  by program       GAAP         Total
===============================================================================================================================
CNL Income Fund XVII, Ltd.
     (Continued):
   Wendy's -
      Knoxville, TN                    07/30/96   05/31/02      1,045,425          --         --            --        1,045,425
   Bakers Square -
      Wilmette, IL                     01/31/00   06/27/02      1,682,371          --         --            --        1,682,371
   Jack in the Box -
      Mansfield, TX (34)               03/20/97   08/23/02        212,415          --         --            --          212,415

CNL Income Fund XVIII, Ltd.:
   Boston Market -
      Timonium, MD                     07/13/97   06/29/01        848,550          --         --            --          848,550
   Jack in the Box -
      Henderson, NV                    06/30/97   07/12/01      1,278,046          --         --            --        1,278,046
   IHOP -
      Santa Rosa, CA                   05/21/97   12/28/01      1,664,829          --         --            --        1,664,829
   On the Border -
      San Antonio, TX                  09/02/97   05/08/02        470,304          --         --            --          470,304
   Boston Market -
      San Antonio, TX                  08/18/97   05/29/02        481,325          --         --            --          481,325
   Boston Market -
      Raleigh, NC (27)                 01/23/97   08/07/02        714,050          --         --            --          714,050

CNL Restaurant Properties, Inc.:
   Golden Corral -
      Waldorf, MD (9) (10)             04/05/99   01/03/00      2,501,175          --         --            --        2,501,175
   Jack in the Box -
      Los Angeles, CA                  06/30/95   02/18/00      1,516,800          --         --            --        1,516,800
   Golden Corral -
      Dublin, GA                       08/07/98   05/01/00      1,323,205          --         --            --        1,323,205
   Boston Market -
      San Antonio, TX                  04/30/97   05/02/00        517,495          --         --            --          517,495
   Boston Market -
      Corvallis, OR                    07/09/96   06/20/00        717,019          --         --            --          717,019
   Big Boy -
      St. Louis, MO                    01/19/99   06/28/00      1,463,050          --         --            --        1,463,050
   Ground Round -
      Nanuet, NY                       12/02/97   06/30/00        964,825          --         --            --          964,825
   Big Boy -
      Jefferson City, MO               01/19/99   06/30/00        905,250          --         --            --          905,250
   Big Boy -
      Alton, IL                        01/19/99   06/30/00        905,250          --         --            --          905,250
   Boston Market -
      Liberty, MO                      08/18/97   09/13/00        538,800          --         --            --          538,800
   Mr. Fables -
      Grand Rapids, MI                 03/19/96   09/26/00        722,100          --         --            --          722,100
   Pizza Hut -
      Dover, OH                        05/01/97   11/08/00        112,917          --         --            --          112,917
   Big Boy -
      St. Joseph, MO                   04/27/99   11/27/00        646,550          --         --            --          646,550



                                                  Cost of Properties
                                                 Including Closing and
                                                      Soft Costs
                                       ---------------------------------------
                                                                                     Excess
                                                       Total                      (deficiency)
                                                  acquisition cost,               of property
                                       Original       capital                    operating cash
                                       mortgage    improvements                  receipts over
                                       financing    closing and                       cash
            Property                      (7)      soft costs (1)      Total    expenditures (19)
=================================================================================================
CNL Income Fund XVII, Ltd.
(Continued):
   Wendy's -
      Knoxville, TN                       --           783,748         783,748       484,686
   Bakers Square -
      Wilmette, IL                        --         1,627,273       1,627,273       380,572
   Jack in the Box -
      Mansfield, TX (34)                  --           164,054         164,054        93,557

CNL Income Fund XVIII, Ltd.:
   Boston Market -
      Timonium, MD                        --         1,140,100       1,140,100       302,665
   Jack in the Box -
      Henderson, NV                       --         1,067,175       1,067,175       494,105
   IHOP -
      Santa Rosa, CA                      --         1,286,364       1,286,364       598,179
   On the Border -
      San Antonio, TX                     --         1,225,163       1,225,163       190,705
   Boston Market -
      San Antonio, TX                     --           857,595         857,595         9,631
    Boston Market -
      Raleigh, NC (27)                    --         1,225,686       1,225,686       511,581

CNL Restaurant Properties, Inc.:
   Golden Corral -
      Waldorf, MD (9) (10)                --         2,430,686       2,430,686            --
   Jack in the Box -
      Los Angeles, CA                     --         1,119,567       1,119,567       549,658
   Golden Corral -
      Dublin, GA                          --         1,272,765       1,272,765       190,590
   Boston Market -
      San Antonio, TX                     --           757,069         757,069        66,889
   Boston Market -
      Corvallis, OR                       --           925,427         925,427       312,232
   Big Boy -
      St. Louis, MO                       --         1,345,100       1,345,100        65,420
   Ground Round -
      Nanuet, NY                          --           927,273         927,273       245,426
   Big Boy -
      Jefferson City, MO                  --         1,113,383       1,113,383        68,389
   Big Boy -
      Alton, IL                           --         1,012,254       1,012,254        41,032
   Boston Market -
      Liberty, MO                         --           765,530         765,530        84,802
   Mr. Fables -
      Grand Rapids, MI                    --           816,264         816,264       270,873
   Pizza Hut -
      Dover, OH                           --           233,896         233,896        86,601
   Big Boy -
      St. Joseph, MO                      --           885,883         885,883        35,138


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             ------------------------------------------------------------------
                                                                                           Purchase
                                                                                Mortgage     money     Adjustments
                                                                                 balance   mortgage   resulting from
                                         Date     Date of    Cash received net   at time  taken back  application of
            Property                   Acquired    Sale      of closing costs    of sale  by program       GAAP         Total
===============================================================================================================================
CNL Restaurant Properties, Inc.
   (Continued):
   Boston Market -
      Baltimore, MD                    08/19/97   12/14/00         668,753         --         --           --           668,753
   Boston Market -
      Stafford, TX                     07/02/97   12/15/00         881,674         --         --           --           881,674
   Big Boy -
      Guadalupe, AZ                    04/16/97   03/23/01         883,685         --         --           --           883,685
   Tumbleweed's -
      Nashville, TN                    08/01/97   04/20/01         525,050         --         --           --           525,050
   Boston Market -
      Vacaville, CA                    05/06/97   05/08/01       1,064,430         --         --           --         1,064,430
   Big Boy -
      Independence, MO                 01/19/99   05/22/01         524,513         --         --           --           524,513
   Big Boy -
      Belleville, IL (9)               02/26/99   06/13/01         375,000         --         --           --           375,000
   Tumbleweeds -
      Clarksville, TN                  02/10/98   06/15/01         803,050         --         --           --           803,050
   Big Boy -
      Grandview, MO                    02/26/99   06/29/01         516,235         --         --           --           516,235
   Pizza Hut -
      Toledo, OH                       12/05/96   06/29/01         148,528         --         --           --           148,528
   Shoney's -
      Indian Harbor Beach, FL          01/24/97   08/13/01         457,016         --         --           --           457,016
   Black-eyed Pea -
      Wichita, KS                      10/01/97   08/15/01         300,000         --         --           --           300,000
   Tumbleweed Southwest Mesquite
      Grill & Bar
      Hermitage, TN                    02/10/98   09/24/01         871,496         --         --           --           871,496
   Tumbleweed Southwest Mesquite
      Grill & Bar
      Cookeville, TN                   08/01/97   09/26/01         844,905         --         --           --           844,905
   Big Boy -
      Granite City, IL                 01/19/99   09/28/01         595,148         --         --           --           595,148
   Big Boy -
      Taylor, MI                       08/19/99   10/16/01         887,731         --         --           --           887,731
   Boston Market -
      Cedar Park, TX                   04/02/97   10/31/01         875,000         --         --           --           875,000
   Shoney's -
      Phoenix, AZ                      03/24/98   11/26/01         399,285         --         --           --           399,285
   Burger King -
      Atlanta, GA                      06/09/98   12/21/01         418,050         --         --           --           418,050
   Barbwires Steakhouse -
      Lawrence, KS                     08/01/97   12/28/01         718,000         --         --           --           718,000
   Boston Market -
      Jessup, MD                       05/06/97   02/19/02         324,343         --         --           --           324,343
   Black-eyed Pea -
      Herndon, VA                      07/14/98   02/22/02         815,875         --         --           --           815,875
   TGI Friday's -
      El Paso, TX                      08/14/98   03/19/02       1,594,729         --         --           --         1,549,729



                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ---------------------------------------
                                                                                       Excess
                                                         Total                      (deficiency)
                                                    acquisition cost,               of property
                                         Original       capital                    operating cash
                                         mortgage    improvements                  receipts over
                                         financing    closing and                       cash
            Property                        (7)      soft costs (1)      Total    expenditures (19)
===================================================================================================
CNL Restaurant Properties, Inc.
   (Continued):
   Boston Market -
      Baltimore, MD                          --        1,378,051       1,378,051      472,895
   Boston Market -
      Stafford, TX                           --        1,077,979       1,077,979      372,102
   Big Boy -
      Guadalupe, AZ                          --        1,706,768       1,706,768      140,439
   Tumbleweed's -
      Nashville, TN                          --        1,308,411       1,308,411      362,588
   Boston Market -
      Vacaville, CA                          --        1,437,474       1,437,474      358,396
   Big Boy -
      Independence, MO                       --        1,253,699       1,253,699       65,156
   Big Boy -
      Belleville, IL (9)                     --          761,074         761,074      (17,597)
   Tumbleweeds -
      Clarksville, TN                        --        1,440,247       1,440,247      229,692
   Big Boy -
      Grandview, MO                          --          962,290         962,290       36,150
   Pizza Hut -
      Toledo, OH                             --          328,381         328,381      (21,742)
   Shoney's -
      Indian Harbor Beach, FL                --          693,304         693,304       68,946
   Black-eyed Pea -
      Wichita, KS                            --          660,748         660,748      305,701
   Tumbleweed Southwest Mesquite
      Grill & Bar
      Hermitage, TN                          --        1,410,719       1,410,719      191,005
   Tumbleweed Southwest Mesquite
      Grill & Bar
      Cookeville, TN                         --        1,471,963       1,471,963      386,178
   Big Boy -
      Granite City, IL                       --        1,037,579       1,037,579       10,800
   Big Boy -
      Taylor, MI                             --        1,227,132       1,227,132       61,898
   Boston Market -
      Cedar Park, TX                         --          827,223         827,223       71,386
   Shoney's -
      Phoenix, AZ                            --          482,368         482,368      (91,021)
   Burger King -
      Atlanta, GA                            --          926,261         926,261      227,653
   Barbwires Steakhouse -
      Lawrence, KS                           --        1,448,598       1,448,598      179,747
   Boston Market -
      Jessup, MD                             --        1,243,060       1,243,060      107,266
   Black-eyed Pea -
      Herndon, VA                            --        1,279,118       1,279,118      354,530
   TGI Friday's -
      El Paso, TX                            --        1,602,944       1,602,944      577,055


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                             ------------------------------------------------------------------
                                                                                           Purchase
                                                                                Mortgage     money     Adjustments
                                                                                 balance   mortgage   resulting from
                                         Date     Date of    Cash received net   at time  taken back  application of
            Property                   Acquired    Sale      of closing costs    of sale  by program       GAAP         Total
===============================================================================================================================
CNL Restaurant Properties, Inc.
   (Continued):
   Big Boy -
      Las Vegas, NV                    08/20/97   04/19/02        981,540          --          --          --           981,540
   Big Boy -
      Overland Park, KS                02/26/99   04/26/02        577,580          --          --          --           577,580
   Burger King -
      Tappahannock, VA                 03/16/99   05/16/02      1,089,779          --          --          --         1,089,779
   Burger King -
      Prattville, AL                   01/28/99   05/17/02        497,867          --          --          --           497,867
   Burger King -
      Tuskegee, AL                     01/28/99   05/17/02        397,867          --          --          --           397,867
   Burger King -
      Montgomery, AL                   01/28/99   05/17/02        797,867          --          --          --           797,867
   Burger King -
      Montgomery, AL                   01/28/99   05/17/02        397,867          --          --          --           397,867
   Black-eyed Pea -
      McKinney, TX                     12/30/98   05/31/02      1,149,064          --          --          --         1,149,064
   Black-eyed Pea -
      Forestville, MD                  10/01/97   06/01/02             --          --          --          --                --
   Burger King -
      Coon Rapids, MN                  03/16/99   06/03/02      1,078,973          --          --          --         1,078,973
   Burger King -
      Rochester, NH                    03/16/99   06/03/02      1,193,284          --          --          --         1,193,284
   Burger King -
      Columbus, OH                     03/16/99   06/03/02        950,938          --          --          --           950,938
   Burger King -
      Asheboro, NC                     03/16/99   06/03/02      1,513,213          --          --          --         1,513,213
   Hardee's -
      Gulf Shores, AL                  03/16/99   06/13/02        904,861          --          --          --           904,861
   Steak & Ale -
      Palm Harbor, FL                  06/16/98   06/14/02      1,241,943          --          --          --         1,241,943
   Burger King -
      Lancaster, OH                    03/16/99   06/14/02      1,321,822          --          --          --         1,321,822
   Burger King -
      John's Island, SC                03/16/99   06/14/02      1,289,282          --          --          --         1,289,282
   IHOP -
      Elk Grove, CA                    08/20/97   06/17/02      2,085,346          --          --          --         2,085,346
   Hardee's -
      Tusculum, TN                     03/16/99   06/17/02        653,460          --          --          --           653,460
   Pollo Tropical -
      Miami, FL                        09/22/98   06/20/02      1,302,936          --          --          --         1,302,936
   Burger King -
      St. Paul, MN                     03/16/99   06/26/02        849,273          --          --          --           849,273
   Texas Roadhouse -
      Joilet, IL                       02/25/00   06/27/02      1,940,745          --          --          --         1,940,745
   Black-eyed Pea -
      Phoenix, AZ                      09/30/97   06/28/02        281,000          --          --          --           281,000



                                                  Cost of Properties
                                                 Including Closing and
                                                      Soft Costs
                                       ---------------------------------------
                                                                                     Excess
                                                       Total                      (deficiency)
                                                  acquisition cost,               of property
                                       Original       capital                    operating cash
                                       mortgage    improvements                  receipts over
                                       financing    closing and                       cash
            Property                      (7)      soft costs (1)      Total    expenditures (19)
=================================================================================================
CNL Restaurant Properties, Inc.
   (Continued):
   Big Boy -
      Las Vegas, NV                       --          1,658,000      1,658,000      114,934
   Big Boy -
      Overland Park, KS                   --          1,037,383      1,037,383       (7,476)
   Burger King -
      Tappahannock, VA                    --            857,826        857,826      285,470
   Burger King -
      Prattville, AL                      --          1,018,519      1,018,519      285,895
   Burger King -
      Tuskegee, AL                        --            972,222        972,222      267,501
   Burger King -
      Montgomery, AL                      --          1,296,296      1,296,296      362,395
   Burger King -
      Montgomery, AL                      --          1,018,519      1,018,519      289,495
   Black-eyed Pea -
      McKinney, TX                        --          1,644,856      1,644,856      304,736
   Black-eyed Pea -
      Forestville, MD                     --            643,925        643,925      477,253
   Burger King -
      Coon Rapids, MN                     --            844,815        844,815      288,892
   Burger King -
      Rochester, NH                       --            963,499        963,499      318,314
   Burger King -
      Columbus, OH                        --            744,585        744,585      257,877
   Burger King -
      Asheboro, NC                        --          1,228,831      1,228,831      436,666
   Hardee's -
      Gulf Shores, AL                     --            914,337        914,337      320,113
   Steak & Ale -
      Palm Harbor, FL                     --          1,232,558      1,232,558      504,926
   Burger King -
      Lancaster, OH                       --            799,195        799,195      364,070
   Burger King -
      John's Island, SC                   --          1,077,802      1,077,802      367,639
   IHOP -
      Elk Grove, CA                       --          1,540,356      1,540,356      751,308
   Hardee's -
      Tusculum, TN                        --            666,045        666,045      233,604
   Pollo Tropical -
      Miami, FL                           --          1,318,182      1,318,182      392,816
   Burger King -
      St. Paul, MN                        --            747,713        747,713      271,528
   Texas Roadhouse -
      Joilet, IL                          --          1,745,014      1,745,014      384,473
   Black-eyed Pea -
      Phoenix, AZ                         --            641,371        641,371      265,557


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             ------------------------------------------------------------------
                                                                                           Purchase
                                                                                Mortgage     money     Adjustments
                                                                                 balance   mortgage   resulting from
                                         Date     Date of    Cash received net   at time  taken back  application of
            Property                   Acquired    Sale      of closing costs    of sale  by program       GAAP         Total
===============================================================================================================================
CNL Restaurant Properties, Inc.
   (Continued):
   Black-eyed Pea -
      Mesa, AZ                         09/30/97   06/28/02      1,710,000         --          --            --        1,710,000
   Black-eyed Pea
      Phoenix, AZ                      09/30/97   06/28/02        425,000         --          --            --          425,000
   Black-eyed Pea
      Tucson, AZ                       09/30/97   06/28/02        234,000         --          --            --          234,000
   Steak & Ale Restaurant -
      Austin, TX                       06/16/98   07/02/02      1,437,468         --          --            --        1,437,468
   Jack in the Box -
      Fresno, CA                       05/22/98   07/18/02      1,244,289         --          --            --        1,244,289
   Black-eyed Pea
      Phoenix, AZ                      09/30/97   07/19/02        580,000         --          --            --          580,000
   Jack in the Box -
      Austin, TX                       10/05/99   07/22/02      1,384,759         --          --            --        1,384,759
   Black-eyed Pea -
      Albuquerque, NM                  01/00/00   07/26/02             --         --          --            --               --
   Big Boy -
      St. Clairsville, OH              12/18/98   07/29/02        339,300         --          --            --          339,300
   Jack in the Box -
      Fort Worth, TX                   01/11/00   08/05/02      1,141,653         --          --            --        1,141,653
   Jack in the Box -
      Menlo Park, CA                   12/30/99   08/22/02      1,772,360         --          --            --        1,772,360
   Arby's -
      Lawrenceville, GA                02/08/00   08/26/02      1,422,750         --          --            --        1,422,750
   Darry's -
      Louisville, KY                   06/11/97   08/28/02      1,840,800         --          --            --        1,840,800
   Black-eyed Pea -
      Killeen, TX                      12/18/98   09/05/02      1,133,800         --          --            --        1,133,800
   IHOP -
      Fairfax, VA                      06/18/97   09/06/02      2,268,911         --          --            --        2,268,911
   Black eyed Pea -
      Oklahoma City, OK                03/26/97   09/10/02        475,000         --          --            --          475,000
   Arby's -
      Circleville, OH                  09/09/99   09/10/02        993,900         --          --            --          993,900
   Black eyed Pea -
      Waco, TX                         10/01/97   09/13/02         70,000         --          --            --           70,000
   Hardee's -
      Iuka, MS                         03/16/99   09/18/02        594,413         --          --            --          594,413
   Hardee's -
      Warrior, AL                      03/16/99   09/18/02        667,050         --          --            --          667,050
   Hardee's -
      Horn Lake, MS                    03/16/99   09/20/02        818,263         --          --            --          818,263
   Jack in the Box -
      Corning, CA                      09/17/99   09/24/02      1,266,556         --          --            --        1,266,556
   Bennigan's -
      Batavia, IL                      10/21/99   09/25/02      2,595,121         --          --            --        2,595,121



                                                  Cost of Properties
                                                 Including Closing and
                                                      Soft Costs
                                       ---------------------------------------
                                                                                     Excess
                                                       Total                      (deficiency)
                                                  acquisition cost,               of property
                                       Original       capital                    operating cash
                                       mortgage    improvements                  receipts over
                                       financing    closing and                       cash
            Property                      (7)      soft costs (1)      Total    expenditures (19)
=================================================================================================
CNL Restaurant Properties, Inc.
   (Continued):
   Black-eyed Pea -
      Mesa, AZ                            --          1,600,000      1,600,000       522,239
   Black-eyed Pea
      Phoenix, AZ                         --            641,254        641,254       282,585
   Black-eyed Pea
      Tucson, AZ                          --            641,871        641,871       251,809
   Steak & Ale Restaurant -
      Austin, TX                          --          1,372,093      1,372,093       568,339
   Jack in the Box -
      Fresno, CA                          --            972,841        972,841       394,246
   Black-eyed Pea
      Phoenix, AZ                         --            645,471        645,471       207,379
   Jack in the Box -
      Austin, TX                          --          1,289,945      1,289,945       299,499
   Black-eyed Pea -
      Albuquerque, NM                     --            666,355        666,355       238,206
   Big Boy -
      St. Clairsville, OH                 --          1,144,209      1,144,209       169,976
   Jack in the Box -
      Fort Worth, TX                      --          1,062,145      1,062,145       223,450
   Jack in the Box -
      Menlo Park, CA                      --          1,546,740      1,546,740       368,611
   Arby's -
      Lawrenceville, GA                   --          1,374,986      1,374,986       314,054
   Darry's -
      Louisville, KY                      --          1,481,448      1,481,448       514,069
   Black-eyed Pea -
      Killeen, TX                         --          1,386,948      1,386,948       257,250
   IHOP -
      Fairfax, VA                         --          1,709,091      1,709,091       906,669
   Black eyed Pea -
      Oklahoma City, OK                   --            617,022        617,022       268,734
   Arby's -
      Circleville, OH                     --            925,329        925,329       237,321
   Black eyed Pea -
      Waco, TX                            --            661,682        661,682       280,179
   Hardee's -
      Iuka, MS                            --            616,476        616,476       233,121
   Hardee's -
      Warrior, AL                         --            627,937        627,937       238,440
   Hardee's -
      Horn Lake, MS                       --            833,058        833,058       319,101
   Jack in the Box -
      Corning, CA                         --          1,158,524      1,158,524       314,769
   Bennigan's -
      Batavia, IL                         --          2,429,907      2,429,907       729,536



      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                      Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                             ------------------------------------------------------------------
                                                                                           Purchase
                                                                                Mortgage     money     Adjustments
                                                                                 balance   mortgage   resulting from
                                         Date     Date of    Cash received net   at time  taken back  application of
            Property                   Acquired    Sale      of closing costs    of sale  by program       GAAP         Total
===============================================================================================================================
CNL Restaurant Properties, Inc.
   (Continued):
   Shoney's -
      Titusville, FL                   03/31/02   09/26/02         686,200         --         --           --           686,200
   Pollo Tropical -
      Sunrise, FL                      09/30/98   09/26/02       1,457,533         --         --           --         1,457,533
   Hardee's -
      Biscoe, NC                       03/16/99   09/27/02         564,984         --         --           --           564,984
   Black-eyed Pea -
      Bedford, TX                      03/26/97   09/30/02         921,175         --         --           --           921,175
   Black-eyed Pea -
      Norman, OK                       11/09/98   09/30/02       1,091,708         --         --           --         1,091,708
   Black-eyed Pea -
      Mesa, AZ                         11/30/98   09/30/02       1,325,500         --         --           --         1,325,000
   Hardee's -
      Aynor, SC                        03/16/99   09/30/02         586,189         --         --           --           586,189
   Denny's
      McKinney, TX                     06/05/96   10/02/02         600,000         --         --           --           600,000
   Black-eyed Pea -
      Scottsdale, AZ                   04/17/97   10/02/02              --         --         --           --                --
   Arby's
      Renton, WA                       09/14/99   10/18/02       1,406,197         --         --           --         1,406,197
   Pizza-Hut -
      Belle, WV                        05/17/96   10/21/02          47,500         --         --           --            47,500
   Pizza Hut -
      Collinsville, IL                 04/02/97   10/25/02         801,953         --         --           --           801,953
   Burger King -
      Tampa, FL                        08/19/99   10/28/02         770,306         --         --           --           770,306
   Big Boy -
      O'Fallon, MO                     01/19/99   10/31/02         679,925         --         --           --           679,925
   Golden Corral -
      Hopkinsville, KY                 02/19/97   11/07/02         924,057         --         --           --           924,057
   Denny's -
      Santee, SC                       03/16/99   11/21/02         583,000         --         --           --           583,000
   Jack in the Box -
      Los Angeles, CA                  01/04/99   12/10/02       1,793,802         --         --           --         1,793,802
   Hardee's
      Columbia, TN                     03/16/99   12/12/02         859,259         --         --           --           859,259
   Golden Corral -
      Olathe, KS                       10/02/97   12/19/02       1,751,760         --         --           --         1,751,760
   Darryl's -
      Hampton, VA                      06/11/97   12/19/02         871,290         --         --           --           871,290
   Jack in the Box -
      Humble, TX                       02/03/97   12/20/02       1,265,506         --         --           --         1,265,506
   Hardee's -
      Chalkville, AL                   03/16/99   12/20/02         680,428         --         --           --           680,428
   TGI Friday's -
      Lakeland, FL                     07/20/99   12/20/02         834,234         --         --           --           834,234



                                                   Cost of Properties
                                                 Including Closing and
                                                      Soft Costs
                                       ---------------------------------------
                                                                                      Excess
                                                       Total                       (deficiency)
                                                  acquisition cost,                of property
                                       Original       capital                    operating cash
                                       mortgage    improvements                   receipts over
                                       financing    closing and                       cash
            Property                      (7)      soft costs (1)      Total    expenditures (19)
=================================================================================================
CNL Restaurant Properties, Inc.
   (Continued):
   Shoney's -
      Titusville, FL                      --                --              --       (82,318)
   Pollo Tropical -
      Sunrise, FL                         --         1,454,545       1,454,545       527,258
   Hardee's -
      Biscoe, NC                          --           522,853         522,853       199,708
   Black-eyed Pea -
      Bedford, TX                         --           620,336         620,336       224,003
   Black-eyed Pea -
      Norman, OK                          --         1,429,799       1,429,799       335,124
   Black-eyed Pea -
      Mesa, AZ                            --         1,677,152       1,677,152       228,704
   Hardee's -
      Aynor, SC                           --           546,022         546,022       209,884
   Denny's
      McKinney, TX                        --         1,014,221       1,014,221       484,416
   Black-eyed Pea -
      Scottsdale, AZ                      --           769,863         769,863       (31,203)
   Arby's
      Renton, WA                          --         1,286,545       1,286,545       261,304
   Pizza-Hut -
      Belle, WV                           --            47,485          47,485        13,301
   Pizza Hut -
      Collinsville, IL                    --           795,476         795,476       (55,653)
   Burger King -
      Tampa, FL                           --         1,057,404       1,057,404         5,224
   Big Boy -
      O'Fallon, MO                        --         1,017,250       1,017,250       (54,647)
   Golden Corral -
      Hopkinsville, KY                    --         1,260,576       1,260,576       255,379
   Denny's -
      Santee, SC                          --           678,340         678,340       251,554
   Jack in the Box -
      Los Angeles, CA                     --         1,575,414       1,575,414       591,448
   Hardee's
      Columbia, TN                        --           787,764         787,764       319,094
   Golden Corral -
      Olathe, KS                          --         1,577,340       1,577,340       791,627
   Darryl's -
      Hampton, VA                         --         1,203,391       1,203,391       595,216
   Jack in the Box -
      Humble, TX                          --           932,112         932,112       566,284
   Hardee's -
      Chalkville, AL                      --           608,445         608,445       248,876
   TGI Friday's -
      Lakeland, FL                        --         1,711,517       1,711,517        85,755


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                      Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                            ------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================
CNL Restaurant Properties, Inc.
   (Continued):
   Pollo Tropical -
      Miami, FL                        09/22/98   12/23/02     1,079,144              --      --            --        1,079,144
   Golden Corral -
      Universal City, TX               08/04/95   12/30/02       959,975              --      --            --          959,975

CNL Restaurant Property Services,
 Inc. (18):
   Black Angus -
      Boise, ID                        08/14/00   02/20/01     1,776,590              --      --            --        1,776,590
   Jack in the Box -
      Murietta, CA                     04/13/97   02/23/01     1,129,320              --      --            --        1,129,320
   Arby's -
      Kendallville, IN                 07/10/96   04/06/01       792,940              --      --            --          792,940
   Black Angus -
      Folsom, CA                       12/04/00   04/24/01     2,581,569              --      --            --        2,581,569
   Jack in the Box -
      Kingsburg, CA                    04/10/97   06/11/01     1,169,090              --      --            --        1,168,840
   Jack in the Box -
      Garland, TX                      09/27/97   07/26/01     1,085,654              --      --            --        1,085,654

CNL Restaurant Investors Properties,
 LLC (18):
   Arby's -
      Atlanta, GA                      12/07/00   03/30/01       214,900       1,212,813      --            --        1,427,713
   Arby's -
      Peoria, AZ                       03/03/01   04/19/01       154,871       1,200,463      --            --        1,355,335
   Arby's -
      Baxter, MN                       02/20/01   05/31/01        66,351         892,834      --            --          959,185
   Arby's -
      Eagan, MN                        02/20/01   06/29/01       106,348         880,945      --            --          987,293
   Arby's -
      St. Louis Park, MN               02/20/01   06/29/01       119,843         941,178      --            --        1,061,022
   Arby's -
      Willmar, MN                      02/20/01   07/18/01        44,507         704,324      --            --          748,831
   Arby's -
      Pooler, GA                       09/01/00   07/31/01       109,662       1,212,893      --            --        1,322,555
   Arby's -
      White Bear Township, MN          02/20/01   08/07/01        84,441         955,346      --            --        1,039,787
   Arby's -
      Coon Rapids, MN                  02/20/01   08/28/01       168,982       1,281,068      --            --        1,450,050
   Arby's -
      Eden Prairie, MN                 02/20/01   09/07/01       107,288         936,215      --            --        1,043,503
   Arby's -
      Carmel, IN                       10/13/00   09/26/01       142,925       1,297,484      --            --        1,440,409
   Arby's -
      Winston Salem, NC                04/01/01   10/03/01       123,645       1,090,250      --            --        1,213,895



                                                   Cost of Properties
                                                  Including Closing and
                                                       Soft Costs
                                        ----------------------------------------
                                                                                        Excess
                                                         Total                       (deficiency)
                                                    acquisition cost,                of property
                                         Original       capital                    operating cash
                                         mortgage    improvements                   receipts over
                                         financing    closing and                       cash
            Property                        (7)      soft costs (1)      Total    expenditures (19)
===================================================================================================
CNL Restaurant Properties, Inc.
   (Continued):
   Pollo Tropical -
      Miami, FL                                 --     1,227,273       1,227,273       402,650
   Golden Corral -
      Universal City, TX                        --       994,152         994,152       747,387

CNL Restaurant Property Services,
 Inc. (18):
   Black Angus -
      Boise, ID                                 --     1,534,238       1,534,238       120,971
   Jack in the Box -
      Murietta, CA                              --       952,485         952,485       377,385
   Arby's -
      Kendallville, IN                          --       739,628         739,628       421,717
   Black Angus -
      Folsom, CA                                --     2,166,867       2,166,867       146,487
   Jack in the Box -
      Kingsburg, CA                             --     1,001,073       1,001,073       428,186
   Jack in the Box -
      Garland, TX                               --       936,119         936,119       367,842

CNL Restaurant Investors Properties,
 LLC (18):
   Arby's -
      Atlanta, GA                        1,212,813            --       1,212,813        60,359
   Arby's -
      Peoria, AZ                         1,200,463            --       1,200,463        40,467
   Arby's -
      Baxter, MN                           893,855            --         893,855        26,023
   Arby's -
      Eagan, MN                            882,968            --         882,968        33,246
   Arby's -
      St. Louis Park, MN                   943,340            --         943,340        35,241
   Arby's -
      Willmar, MN                          707,592            --         707,592        41,253
   Arby's -
      Pooler, GA                         1,223,108            --       1,223,108       117,724
   Arby's -
      White Bear Township, MN              960,915            --         960,915       148,790
   Arby's -
      Coon Rapids, MN                    1,288,536            --       1,288,536        90,298
   Arby's -
      Eden Prairie, MN                     942,798            --         942,798        51,912
   Arby's -
      Carmel, IN                         1,308,411            --       1,308,411       131,560
   Arby's -
      Winston Salem, NC                  1,098,081            --       1,098,081        58,269


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                      Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                            ------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================
CNL Restaurant Investors Properties,
   LLC (18)
   (Continued):
   Arby's -
      Carrboro, NC                     11/16/00   10/11/01        155,473      1,111,725      --            --        1,267,198
   Arby's -
      Cottage Grove, MN                02/02/01   11/27/01         61,878        703,412      --            --          765,290
   Arby's -
      Minnetonka, MN                   02/02/01   12/13/01        120,202        907,130      --            --        1,027,332
   Arby's -
      Maple Grove, MN                  02/02/01   12/14/01        150,455      1,176,200      --            --        1,326,655
   Arby's -
      Plymouth, MN                     02/02/01   12/21/01        100,063        846,616      --            --          946,679
   Arby's -
      Plymouth, MN                     02/02/01   12/21/01        120,817        899,893      --            --        1,020,710
   Arby's -
      New Castle, PA                   09/21/00   12/28/01         70,999      1,074,459      --            --        1,145,458
   Arby's -
      Oak Park Heights, MN             02/20/01   02/08/02        968,599        860,199      --            --        1,828,798
   Arby's -
      Greenwood, IN                    09/07/01   02/21/02      1,157,535      1,051,402      --            --        2,208,937
   Arby's -
      Hudson, WI                       02/20/01   03/06/02      1,091,160        949,356      --            --        2,040,516
   Arby's -
      Wauseon, OH                      04/10/01   03/11/02        801,488        700,080      --            --        1,501,568
   Arby's -
      St. Paul, MN                     02/20/01   03/21/02        801,651        713,993      --            --        1,515,644
   Arby's -
      Richfield, MN                    02/20/01   04/03/02      1,155,650      1,035,063      --            --        2,190,713
   Arby's -
      Crystal, MN                      02/20/01   04/17/02      1,059,550        945,740      --            --        2,005,290
   Arby's -
      Hopkins, MN                      02/20/01   04/26/02        920,326        829,399      --            --        1,749,725
   Arby's =
      Rochester, MN                    02/20/01   05/02/02        919,488        817,845      --            --        1,737,333
   Arby's -
      Apple Valley, MN                 02/20/01   05/17/02      1,493,264      1,315,159      --            --        2,808,423
   Arby's -
      Pell City, AL                    09/18/01   06/21/02      1,039,537        936,662      --            --        1,976,199
   Arby's -
      East Huntington, PA              09/01/01   07/15/02      1,256,360      1,103,332      --            --        2,359,692
   Arby's -
      Florence, AL                     10/01/01   08/22/02      1,358,100      1,182,056      --            --        2,540,156
   Arby's -
      Troy, AL                         09/21/01   08/22/02      1,055,313        920,681      --            --        1,975,994
   Arby's -
      Muskegon, MI                     11/15/01   08/29/02      1,439,390      1,255,825      --            --        2,695,215


                                                   Cost of Properties
                                                  Including Closing and
                                                       Soft Costs
                                        ----------------------------------------
                                                                                        Excess
                                                         Total                       (deficiency)
                                                    acquisition cost,                of property
                                         Original       capital                    operating cash
                                         mortgage    improvements                   receipts over
                                         financing    closing and                       cash
            Property                        (7)      soft costs (1)      Total    expenditures (19)
===================================================================================================
CNL Restaurant Investors Properties,
   LLC (18)
   (Continued):
   Arby's -
      Carrboro, NC                       1,123,886        --           1,123,886      106,362
   Arby's -
      Cottage Grove, MN                    710,074        --             710,074       63,567
   Arby's -
      Minnetonka, MN                       916,844        --             916,844       78,525
   Arby's -
      Maple Grove, MN                    1,188,796        --           1,188,796      102,167
   Arby's -
      Plymouth, MN                         855,682        --             855,682       75,302
   Arby's -
      Plymouth, MN                         909,529        --             909,529       80,041
   Arby's -
      New Castle, PA                     1,088,971        --           1,088,971      145,107
   Arby's -
      Oak Park Heights, MN                 870,487        --             870,487       10,593
   Arby's -
      Greenwood, IN                      1,051,402        --           1,051,402          330
   Arby's -
      Hudson, WI                           963,121        --             963,121       15,707
   Arby's -
      Wauseon, OH                          704,249        --             704,249        7,174
   Arby's -
      St. Paul, MN                         724,346        --             724,346        9,604
   Arby's -
      Richfield, MN                      1,051,406        --           1,051,406       16,798
   Arby's -
      Crystal, MN                          960,672        --             960,672       15,913
   Arby's -
      Hopkins, MN                          842,495        --             842,495       14,275
   Arby's =
      Rochester, MN                        831,824        --             831,824       15,757
   Arby's -
      Apple Valley, MN                   1,337,639        --           1,337,639       23,636
   Arby's -
      Pell City, AL                        938,824        --             938,824        2,860
   Arby's -
      East Huntington, PA                1,115,401        --           1,115,401       18,068
   Arby's -
      Florence, AL                       1,196,262        --           1,196,262       17,628
   Arby's -
      Troy, AL                             931,745        --             931,745       10,910
   Arby's -
      Muskegon, MI                       1,261,682        --           1,261,682        6,545


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                     Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                            ------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================
CNL Restaurant Investors Properties,
 LLC (18) (Continued):
   Arby's -
      Greenville, MI                   07/25/02   10/31/02     1,270,860       1,074,766      --            --        2,345,626
   Arby's -
      Cullman, AL                      09/05/01   11/13/02     1,169,087         993,620      --            --        2,162,707
   Arby's -
      Evansville, IN                   04/01/02   11/15/02     1,247,229       1,080,328      --            --        2,327,557
   Arby's -
      Youngstown, OH                   04/10/02   11/27/02     1,012,310         903,118      --            --        1,915,428
   Arby's -
      Union City, TN                   09/04/02   12/30/02     1,366,005       1,158,879      --            --        2,524,884

CNL Funding 2001-A, LP (18):
   Jack in the Box -
      Surprise, AZ                     09/25/00   01/19/01       159,023       1,379,621      --            --        1,538,644
   Jack in the Box -
      Baton Rouge, LA                  07/06/00   01/31/01         9,972       1,473,571      --            --        1,483,542
   Jack in the Box -
      Burley, ID                       09/22/00   01/31/01            --         951,027      --            --          951,027
   Jack in the Box -
      Las Vegas, NV                    10/01/00   01/03/01       254,521       1,615,000      --            --        1,869,521
   Jack in the Box -
      Peoria, AZ                       09/15/00   03/08/01       112,352       1,247,170      --            --        1,359,522
   Jack in the Box -
      Cleburne, TX                     09/21/00   01/31/01         4,598       1,118,539      --            --        1,123,137
   Jack in the Box -
      Fresno, CA                       09/15/00   04/26/01       129,458         950,196      --            --        1,079,653
   Jack in the Box -
      Bakersfield, CA                  09/19/00   03/27/01        80,199         973,493      --            --        1,053,692
   Pizza Hut -
      Miami, FL                        10/06/00   06/29/01        69,130         588,593      --            --          657,723
   IHOP -
      Hiram, GA                        10/12/00   04/16/01        97,519       1,432,800      --            --        1,530,319
   IHOP -
      Jacksonville, NC                 10/12/00   06/25/01        47,442       1,367,919      --            --        1,415,361
   IHOP -
      Pueblo, CO                       10/12/00   06/19/01        91,901       1,296,394      --            --        1,388,295
   Jack in the Box -
      Bermuda Dunes, CA                03/28/01   06/29/01       210,654       1,256,197      --            --        1,466,851
   Jack in the Box -
      Manteca, CA                      05/14/01   06/11/01       236,673       1,432,260      --            --        1,668,934
   Jack in the Box -
      Austin, TX (9)                   07/20/00   05/25/01            --         550,587      --            --          550,587

                                                   Cost of Properties
                                                  Including Closing and
                                                       Soft Costs
                                        ----------------------------------------
                                                                                        Excess
                                                         Total                       (deficiency)
                                                    acquisition cost,                of property
                                         Original       capital                    operating cash
                                         mortgage    improvements                   receipts over
                                         financing    closing and                       cash
            Property                        (7)      soft costs (1)      Total    expenditures (19)
===================================================================================================
CNL Restaurant Investors Properties,
 LLC (18)
   (Continued): Arby's -
      Greenville, MI                     1,074,766      --             1,074,766        (198)
   Arby's -
      Cullman, AL                        1,001,853      --             1,001,853       8,373
   Arby's -
      Evansville, IN                     1,089,280      --             1,089,280      26,999
   Arby's -
      Youngstown, OH                       909,500      --               909,500       8,019
   Arby's -
      Union City, TN                     1,158,879      --             1,158,879      (2,918)

CNL Funding 2001-A, LP (18):
   Jack in the Box -
      Surprise, AZ                       1,379,621      --             1,379,621      49,506
   Jack in the Box -
      Baton Rouge, LA                    1,483,542      --             1,483,542      80,121
   Jack in the Box -
      Burley, ID                           951,027      --               951,027      41,109
   Jack in the Box -
      Las Vegas, NV                      1,615,000      --             1,615,000      62,903
   Jack in the Box -
      Peoria, AZ                         1,254,037      --             1,254,037      53,180
   Jack in the Box -
      Cleburne, TX                       1,123,137      --             1,123,137      38,489
   Jack in the Box -
      Fresno, CA                           958,117      --               958,117      56,075
   Jack in the Box -
      Bakersfield, CA                      978,854      --               978,854      45,750
   Pizza Hut -
      Miami, FL                            589,199      --               589,199      44,786
   IHOP -
      Hiram, GA                          1,438,400      --             1,438,400      70,497
   IHOP -
      Jacksonville, NC                   1,371,599      --             1,371,599      92,458
   IHOP -
      Pueblo, CO                         1,303,550      --             1,303,550      85,560
   Jack in the Box -
      Bermuda Dunes, CA                  1,259,276      --             1,259,276      32,187
   Jack in the Box -
      Manteca, CA                        1,432,260      --             1,432,260      10,937
   Jack in the Box -
      Austin, TX (9)                       550,587      --               550,587          --


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                      Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                            -------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   IHOP -
      Littleton, CO                    12/28/00   07/20/01       141,982       1,860,395      --            --        2,002,377
   IHOP -
      Oklahoma City, OK                10/12/00   07/26/01       165,306       1,831,346      --            --        1,996,652
   Baker's Square -
      Anaheim, CA                      05/14/01   07/26/01       306,267       1,576,144      --            --        1,882,411
   Arby's -
      Southington, CT                  07/21/00   07/27/01       125,178         908,371      --            --        1,033,549
   Vicorp Village Inn -
      Scottsdale, AZ                   05/14/01   07/30/01       151,366         999,284      --            --        1,150,650
   IHOP -
      Shreveport, LA                   10/12/00   08/03/01        87,476       1,450,490      --            --        1,537,966
   Baker's Square -
      Rohnert Park, CA                 05/14/01   08/06/01       246,540       1,270,898      --            --        1,517,438
   Village Inn -
      Aurora, CO                       05/14/01   08/08/01        40,903       1,543,233      --            --        1,584,136
   Village Inn -
      Denver, CO                       05/14/01   08/08/01       142,900         880,551      --            --        1,023,451
   IHOP -
      Huntsville, AL                   10/12/00   08/14/01        97,307       1,593,307      --            --        1,690,614
   Ruby Tuesday's -
      Orlando, FL                      05/30/00   08/17/01       156,571       1,598,221      --            --        1,754,792
   Pizza Hut -
      Miami, FL                        10/06/00   08/17/01        84,357         646,698      --            --          731,055
   IHOP -
      Statesboro, GA                   10/12/00   08/21/01        68,915       1,072,888      --            --        1,141,803
   Village Inn -
      Tempe, AZ                        05/14/01   08/24/01       149,028       1,043,952      --            --        1,192,980
   IHOP -
      San Antonio, TX                  12/28/00   08/27/01        76,227       1,594,606      --            --        1,670,833
   Jack in the Box -
      Coppell, TX                      03/28/01   08/29/01       170,623       1,608,077      --            --        1,778,700
   Village Inn -
      Denver, CO                       05/14/01   08/30/01       168,884       1,270,898      --            --        1,439,782
   TGI Friday's -
      Roseville, CA                    03/12/01   08/31/01       109,946       2,931,613      --            --        3,041,559
   Pizza Hut -
      Pembroke Pines, FL               10/06/00   08/31/01        52,912         397,968      --            --          450,880
   Village Inn -
      Ogden, UT                        05/14/01   09/18/01       146,763         907,784      --            --        1,054,547
   Pizza Hut -
      Key Largo, FL                    10/06/00   09/20/01        73,845         578,862      --            --          652,707
   Baker's Square -
      Hoffman Estates, IL              05/14/01   09/20/01       151,812       1,089,341      --            --        1,241,153
   Village Inn -
      Broomfield, CO                   05/14/01   09/20/01       184,629       1,134,730      --            --        1,319,359

                                                 Cost of Properties
                                                Including Closing and
                                                     Soft Costs
                                       ---------------------------------------
                                                                                      Excess
                                                       Total                       (deficiency)
                                                  acquisition cost,                of property
                                       Original       capital                    operating cash
                                       mortgage    improvements                   receipts over
                                       financing    closing and                       cash
            Property                      (7)      soft costs (1)      Total    expenditures (19)
=================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   IHOP -
      Littleton, CO                    1,869,159         --          1,869,159        90,731
   IHOP -
      Oklahoma City, OK                1,842,950         --          1,842,950       126,315
   Baker's Square -
      Anaheim, CA                      1,577,273         --          1,577,273        34,744
   Arby's -
      Southington, CT                    909,091         --            909,091        95,881
   Vicorp Village Inn -
      Scottsdale, AZ                   1,000,000         --          1,000,000        26,369
   IHOP -
      Shreveport, LA                   1,460,875         --          1,460,875       112,077
   Baker's Square -
      Rohnert Park, CA                 1,272,727         --          1,272,727        31,889
   Village Inn -
      Aurora, CO                       1,545,456         --          1,545,456        40,127
   Village Inn -
      Denver, CO                         881,818         --            881,818        28,503
   IHOP -
      Huntsville, AL                   1,604,715         --          1,604,715       128,194
   Ruby Tuesday's -
      Orlando, FL                      1,611,142         --          1,611,142       193,571
   Pizza Hut -
      Miami, FL                          650,000         --            650,000        70,642
   IHOP -
      Statesboro, GA                   1,078,800         --          1,078,800        94,429
   Village Inn -
      Tempe, AZ                        1,045,455         --          1,045,455        32,022
   IHOP -
      San Antonio, TX                  1,603,687         --          1,603,687        89,761
   Jack in the Box -
      Coppell, TX                      1,616,034         --          1,616,034        67,526
   Village Inn -
      Denver, CO                       1,272,727         --          1,272,727        33,045
   TGI Friday's -
      Roseville, CA                    2,949,827         --          2,949,827       141,497
   Pizza Hut -
      Pembroke Pines, FL                 400,000         --            400,000        37,304
   Village Inn -
      Ogden, UT                          909,091         --            909,091        34,339
   Pizza Hut -
      Key Largo, FL                      581,818         --            581,818        57,260
   Baker's Square -
      Hoffman Estates, IL              1,090,909         --          1,090,909        41,867
   Village Inn -
      Broomfield, CO                   1,136,364         --          1,136,364        43,611


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                                      Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                            ------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   IHOP -
      Harrisonburg, VA                 12/28/01   09/21/01      129,619        1,426,704      --          --          1,556,323
   Pizza Hut -
      Miami, FL                        10/06/00   09/21/01       95,727          710,011      --          --            805,738
   Jack in the Box -
      The Colony, TX                   09/15/00   09/28/01       86,043        1,313,521      --          --          1,399,564
   IHOP -
      Birmingham, AL                   10/12/00   10/12/01      178,092        1,362,594      --          --          1,540,686
   Village Inn -
      Naperville, IL                   05/14/01   10/24/01      155,181        1,019,762      --          --          1,174,943
   Village Inn -
      Tucson, AZ                       05/14/01   10/25/01      178,784        1,133,069      --          --          1,311,853
   RT -
      Las Vegas, NV                    07/17/00   11/05/01      199,079        1,785,377      --          --          1,984,456
   Jack in the Box -
      Charlotte, NC                    08/28/00   11/08/01       62,882        1,282,493      --          --          1,345,375
   Bakers Square -
      Rolling Meadows, FL              05/14/01   11/27/01      123,563          928,427      --          --          1,051,990
   TGIF Friday's -
      Albuquerque, NM                  01/08/01   12/14/01      137,493        2,401,376      --          --          2,538,869
   Bakers Square -
      Blaine, MN                       05/14/01   12/20/01        5,880        1,335,029      --          --          1,340,909
   Village Inn -
      Omaha, NE                        05/14/01   12/21/01      147,260        1,185,687      --          --          1,332,947
   Village Inn -
      Lincoln, NE                      05/14/01   12/19/01      148,006        1,040,870      --          --          1,188,876
   IHOP -
      Macon, GA                        12/28/00   12/10/01       28,518        1,246,710      --          --          1,275,228
   Bakers Square -
      Elk Grove, IL                    05/14/01   12/21/01      134,250          995,615      --          --          1,129,865
   Bakers Square -
      Gurnee, IL                       05/14/01   12/03/01      268,799        1,855,464      --          --          2,124,263
   Taco Cabana -
      Plugerville, TX                  12/29/00   12/05/01       30,596        1,444,219      --          --          1,474,815
   Taco Cabana -
      Pasadena, TX                     12/29/00   12/05/01       20,240          955,406      --          --            975,646
   Taco Cabana -
      Austin, TX                       12/29/00   12/05/01       24,947        1,177,594      --          --          1,202,541
   Taco Cabana -
      Houston, TX #177                 02/29/00   12/05/01       19,769          933,188      --          --            952,957
   Taco Cabana -
      Houston, TX #144                 12/29/00   12/05/01       29,653        1,399,782      --          --          1,429,435
   Taco Cabana -
      San Antonio, TX                  12/29/00   12/14/01       23,534        1,110,938      --          --          1,134,472
   Taco Cabana -
      Houston, TX                      12/29/00   12/14/01       28,242        1,333,125      --          --          1,361,367

                                                 Cost of properties
                                                Including Closing and
                                                     Soft Costs
                                       ---------------------------------------
                                                                                      Excess
                                                       Total                       (deficiency)
                                                  acquisition cost,                of property
                                       Original       capital                    operating cash
                                       mortgage    improvements                   receipts over
                                       financing    closing and                       cash
            Property                      (7)      soft costs (1)      Total    expenditures (19)
=================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   IHOP -
      Harrisonburg, VA                 1,434,579        --           1,434,579        99,922
   Pizza Hut -
      Miami, FL                          713,636        --             713,636        58,013
   Jack in the Box -
      The Colony, TX                   1,332,122        --           1,332,122       131,045
   IHOP -
      Birmingham, AL                   1,370,975        --           1,370,975       135,065
   Village Inn -
      Naperville, IL                   1,022,727        --           1,022,727        42,657
   Village Inn -
      Tucson, AZ                       1,136,364        --           1,136,364        47,518
   RT -
      Las Vegas, NV                    1,800,000        --           1,800,000        55,017
   Jack in the Box -
      Charlotte, NC                    1,308,411        --           1,308,411       146,378
   Bakers Square -
      Rolling Meadows, FL                931,818        --             931,818        47,329
   TGIF Friday's -
      Albuquerque, NM                  2,430,996        --           2,430,996       141,808
   Bakers Square -
      Blaine, MN                       1,340,909        --           1,340,909        80,287
   Village Inn -
      Omaha, NE                        1,190,909        --           1,190,909        71,306
   Village Inn -
      Lincoln, NE                      1,045,455        --           1,045,455        62,597
   IHOP -
      Macon, GA                        1,258,065        --           1,258,065       109,912
   Bakers Square -
      Elk Grove, IL                    1,000,000        --           1,000,000        59,875
   Bakers Square -
      Gurnee, IL                       1,863,636        --           1,863,636       111,586
   Taco Cabana -
      Plugerville, TX                  1,474,815        --           1,474,815       131,766
   Taco Cabana -
      Pasadena, TX                       975,646        --             975,646        87,168
   Taco Cabana -
      Austin, TX                       1,202,541        --           1,202,541       107,440
   Taco Cabana -
      Houston, TX #177                   952,957        --             952,957        85,140
   Taco Cabana -
      Houston, TX #144                 1,429,435        --           1,429,435       127,711
   Taco Cabana -
      San Antonio, TX                  1,134,472        --           1,134,472       101,358
   Taco Cabana -
      Houston, TX                      1,361,367        --           1,361,367       121,630



      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                     Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                            ------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   Taco Cabana -
      Houston, TX                      12/29/00   01/04/02     1,179,851       1,153,066      --            --        2,332,917
   Taco Cabana -
      Austin, TX                       12/29/00   01/04/02     1,107,245       1,082,108      --            --        2,189,353
   Bakers Square -
      Normal, IL                       05/14/01   01/09/02     1,658,260       1,469,683      --            --        3,127,943
   IHOP -
      Nacogdoches, TX                  12/28/00   01/18/02     1,494,210       1,388,437      --            --        2,882,647
   IHOP -
      McAllen, TX                      12/28/00   02/15/02     1,548,521       1,427,813      --            --        2,976,334
   Pizza Hut -
      Dania, FL                        10/06/00   2/19/02        333,812         292,892      --            --          626,704
   Jack in the Box -
      Plano, TX                        09/25/01   02/26/02     1,867,493       1,719,706      --            --        3,587,199
   IHOP -
      Kennewick, WA                    12/20/01   02/27/02     1,779,334       1,626,400      --            --        3,405,734
   Jack in the Box -
      Stephenville, TX                 03/28/01   02/28/02     1,508,567       1,344,498      --            --        2,853,065
   Village Inn -
      Coralville, IA                   05/14/01   02/28/02     1,230,046       1,070,921      --            --        2,300,967
   Taco Cabana -
      San Antonio, TX                  12/29/00   03/05/02     1,247,920       1,214,659      --            --        2,462,579
   Jack in the Box -
      San Antonio, TX                  09/26/01   03/06/02     1,578,322       1,442,978      --            --        3,021,300
   Krystal -
      Rincon, GA                       09/15/00   03/11/02     1,072,800       1,015,712      --            --        2,088,512
   Village Inn -
      Davenport, IA                    05/14/01   03/15/02     1,401,481       1,219,097      --            --        2,620,578
   Jack in the Box
      Katy, TX                         09/25/01   03/18/02     1,499,170       1,376,098      --            --        2,875,268
   IHOP -
      Albuquerque, NM                  10/29/01   03/19/02     1,821,676       1,660,447      --            --        3,482,123
   IHOP -
      Lafayette, LA                    12/28/00   03/19/02     1,636,540       1,548,629      --            --        3,185,169
   Jack in the Box -
      Round Rock, TX                   09/19/00   03/20/02     1,361,104       1,226,470      --            --        2,587,574
   Jack in the Box -
      Concord, NC                      07/07/00   03/22/02     1,422,410       1,296,102      --            --        2,718,512
   Jack in the Box -
      Cedar Hill, TX                   12/20/01   03/22/02     1,509,211       1,388,773      --            --        2,897,984
   IHOP -
      Brownsville, TX                  12/28/00   03/28/02     1,544,680       1,456,628      --            --        3,001,308
   IHOP -
      San Marco, TX                    12/20/01   03/28/02     1,665,800       1,509,200      --            --        3,175,000
   Bakers Square -
      Maple Grove, MN                  05/14/01   03/29/02     1,554,629       1,354,552      --            --        2,909,181

                                                   Cost of Properties
                                                  Including Closing and
                                                       Soft Costs
                                        ----------------------------------------
                                                                                        Excess
                                                         Total                       (deficiency)
                                                    acquisition cost,                of property
                                         Original       capital                    operating cash
                                         mortgage    improvements                   receipts over
                                         financing    closing and                       cash
            Property                        (7)      soft costs (1)      Total    expenditures (19)
===================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   Taco Cabana -
      Houston, TX                        1,179,852         --          1,179,852        26,766
   Taco Cabana -
      Austin, TX                         1,107,246         --          1,107,246        25,119
   Bakers Square -
      Normal, IL                         1,477,273         --          1,477,273         6,796
   IHOP -
      Nacogdoches, TX                    1,401,869         --          1,401,869        15,380
   IHOP -
      McAllen, TX                        1,443,318         --          1,443,318        18,025
   Pizza Hut -
      Dania, FL                            295,455         --            295,455         5,279
   Jack in the Box -
      Plano, TX                          1,728,972         --          1,728,972        14,854
   IHOP -
      Kennewick, WA                      1,627,500         --          1,627,500         2,842
   Jack in the Box -
      Stephenville, TX                   1,361,617         --          1,361,617        19,729
   Village Inn -
      Coralville, IA                     1,077,273         --          1,077,273         8,156
   Taco Cabana -
      San Antonio, TX                    1,247,920         --          1,247,920        34,289
   Jack in the Box -
      San Antonio, TX                    1,456,085         --          1,456,085        11,979
   Krystal -
      Rincon, GA                         1,028,215         --          1,028,215        21,369
   Village Inn -
      Davenport, IA                      1,227,273         --          1,227,273         8,905
   Jack in the Box
      Katy, TX                           1,385,410         --          1,385,410        12,373
   IHOP -
      Albuquerque, NM                    1,664,998         --          1,664,998         4,653
   IHOP -
      Lafayette, LA                      1,566,820         --          1,566,820        20,424
   Jack in the Box -
      Round Rock, TX                     1,257,009         --          1,257,009        40,447
   Jack in the Box -
      Concord, NC                        1,331,738         --          1,331,738        46,935
   Jack in the Box -
      Cedar Hill, TX                     1,392,479         --          1,392,479         5,497
   IHOP -
      Brownsville, TX                    1,471,963         --          1,471,963        18,921
   IHOP -
      San Marco, TX                      1,511,250         --          1,511,250         2,990
   Bakers Square -
      Maple Grove, MN                    1,363,636         --          1,363,636        10,198


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                     Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                            ------------------------------------------------------------------

                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   IHOP -
      Ammon, ID                        12/28/00   04/05/02     1,516,968       1,433,491      --            --        2,950,459
   Home Town Buffet -
      Visalia, CA                      12/28/01   04/10/02     2,739,205       2,409,694      --            --        5,148,899
   TB/KFC
      Gun Barrel City, TX              10/31/00   04/19/02       952,006         922,295      --            --        1,874,301
   Tahoe Joes
      Roseville, CA                    12/28/01   04/23/02     3,380,332       2,965,855      --            --        6,346,187
   Old Country Buffet
      Glendale, AZ                     12/28/01   04/25/02     2,065,108       1,818,524      --            --        3,883,632
   Home Town Buffet
      Temecula, CA                     12/28/01   04/26/02     2,299,308       2,000,577      --            --        4,299,884
   Village Inn
      Johnston, IA                     05/14/01   04/29/02       933,565         812,100      --            --        1,745,665
   Old Country Buffet
      Woodbury, MN                     12/28/01   04/29/02     1,792,378       1,600,461      --            --        3,392,839
   Bakers Square -
      Orland Park, IL                  05/14/01   04/30/02     2,232,482       1,940,017      --            --        4,172,499
   Pizza-Hut
      Oakland Park, FL                 10/06/00   05/03/02       735,910         652,145      --            --        1,388,055
   Jack in the Box
      Magnolia, TX                     08/30/01   05/03/02     1,347,135       1,245,406      --            --        2,592,541
   IHOP -
      Westminister, CO                 12/20/01   05/03/02     2,060,953       1,831,730      --            --        3,892,683
   Jack in the Box -
      Baton Rouge, LA                  12/20/01   05/03/02     1,591,284       1,405,359      --            --        2,996,643
   Village Inn
      Roy, UT                          05/14/01   05/06/02     1,075,575         933,183      --            --        2,008,758
   Home Town Buffet -
      Loma Linda, CA                   12/28/01   05/07/02     3,493,621       3,046,175      --            --        6,539,796
   Home Town Buffet -
      Champaign, IL                    12/28/01   05/08/02     1,964,259       1,768,682      --            --        3,732,941
   Jack in the Box -
      Baytown, TX                      09/19/00   05/10/02     1,249,196       1,141,081      --            --        2,390,277
   IHOP -
      Norman, OK                       10/12/00   05/13/02     1,773,886       1,554,570      --            --        3,328,456
   IHOP -
      Rockford, IL                     12/20/01   05/15/02     1,794,561       1,646,238      --            --        3,440,799
   Rio Bravo -
      Fayetteville, AR                 06/29/00   05/17/02     1,318,381       1,171,240      --            --        2,489,621
   Bakers Square -
      Onalaska, WI                     05/14/01   05/17/02     1,043,860         924,167      --            --        1,968,027
   Ruby Tuesday -
      University Place, WA             08/23/00   05/31/02     1,707,844       1,574,504      --            --        3,282,348
   Pizza Hut -
      Pembroke Pines, FL               10/06/00   05/31/02       380,495         359,803      --            --          740,298

                                                   Cost of Properties
                                                  Including Closing and
                                                       Soft Costs
                                        ----------------------------------------
                                                                                        Excess
                                                         Total                       (deficiency)
                                                    acquisition cost,                of property
                                         Original       capital                    operating cash
                                         mortgage    improvements                   receipts over
                                         financing    closing and                       cash
            Property                        (7)      soft costs (1)      Total    expenditures (19)
===================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   IHOP -
      Ammon, ID                          1,451,613         --          1,451,613        19,833
   Home Town Buffet -
      Visalia, CA                        2,409,000         --          2,409,000          (773)
   TB/KFC
      Gun Barrel City, TX                  931,818         --            931,818        17,313
   Tahoe Joes
      Roseville, CA                      2,965,000         --          2,965,000        (1,077)
   Old Country Buffet
      Glendale, AZ                       1,818,000         --          1,818,000        (1,856)
   Home Town Buffet
      Temecula, CA                       2,000,000         --          2,000,000          (746)
   Village Inn
      Johnston, IA                         818,182         --            818,182         6,761
   Old Country Buffet
      Woodbury, MN                       1,600,000         --          1,600,000          (612)
   Bakers Square -
      Orland Park, IL                    1,954,545         --          1,954,545        16,742
   Pizza-Hut
      Oakland Park, FL                     659,091         --            659,091         6,512
   Jack in the Box
      Magnolia, TX                       1,260,198         --          1,260,198        13,660
   IHOP -
      Westminister, CO                   1,836,750         --          1,836,750         5,100
   Jack in the Box -
      Baton Rouge, LA                    1,412,154         --          1,412,154         7,539
   Village Inn
      Roy, UT                              940,909         --            940,909         8,152
   Home Town Buffet -
      Loma Linda, CA                     3,045,000         --          3,045,000          (619)
   Home Town Buffet -
      Champaign, IL                      1,768,000         --          1,768,000          (848)
   Jack in the Box -
      Baytown, TX                        1,173,149         --          1,173,149        40,830
   IHOP -
      Norman, OK                         1,577,745         --          1,577,745        51,274
   IHOP -
      Rockford, IL                       1,650,750         --          1,650,750         5,243
   Rio Bravo -
      Fayetteville, AR                   1,200,000         --          1,200,000        39,827
   Bakers Square -
      Onalaska, WI                         931,818         --            931,818         8,241
   Ruby Tuesday -
      University Place, WA               1,590,909         --          1,590,909        40,555
   Pizza Hut -
      Pembroke Pines, FL                   363,636         --            363,636        13,021



      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                                      Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                            ------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   Pizza Hut -
      N. Miami, FL                     10/06/00   05/31/02        282,519        267,154      --            --          549,673
   Bakers Square -
      Rochester, MN                    05/14/01   05/31/02      1,525,200      1,352,440      --            --        2,877,640
   Bakers Square -
      Stillwater, MN                   05/14/01   05/31/02      1,133,136        991,789      --            --        2,124,925
   Home Town Buffet -
      Louisville, KY                   12/28/01   05/31/02      1,700,470      1,500,579      --            --        3,201,049
   Old Country Buffet -
      Mesa, AZ                         12/28/01   06/03/02      2,421,648      2,115,024      --            --        4,536,672
   IHOP -
      Shreveport, LA                   10/12/00   06/04/02      1,850,808      1,643,127      --            --        3,493,935
   IHOP -
      Jonesboro, AR                    10/12/00   06/05/02      1,480,800      1,328,505      --            --        2,809,305
   Taco Cabana -
      Dallas, Texas                    12/29/00   06/06/02      1,021,026        987,667      --            --        2,008,693
   HomeTown Buffet -
      Oklahoma City, OK #737           12/28/01   06/13/02      1,592,205      1,455,705      --            --        3,047,910
   HomeTown Buffet -
      Oklahoma City, OK                12/28/01   06/13/02      2,160,510      1,955,947      --            --        4,116,457
   Jack in the Box -
      Corsicana, TX                    06/30/00   06/14/02      1,153,488      1,083,639      --            --        2,237,127
   Ruby Tuesday
      Port Lucie, FL                   06/06/00   06/14/02      1,702,571      1,583,384      --            --        3,285,955
   Bakers Square -
      Bradley, IL                      05/14/01   06/20/02      1,765,990      1,509,030      --            --        3,275,020
   IHOP -
      Evansville, IN                   03/29/02   06/20/02      1,635,890      1,469,696      --            --        3,105,586
   IHOP -
      Buford, GA                       03/29/02   06/20/02      1,892,911      1,679,961      --            --        3,572,872
   Taco Cabana -
      San Antonio, TX #107             12/29/00   06/26/02        887,111        921,822      --            --        1,808,933
   Taco Cabana -
      Universal City, TX               12/29/00   06/26/02      1,034,963      1,075,459      --            --        2,110,422
   Taco Cabana -
      Austin, TX                       12/29/00   06/26/02      1,394,031      1,448,578      --            --        2,842,609
   Taco Cabana -
      San Antonio, TX #130             12/29/00   06/26/02      1,330,666      1,382,733      --            --        2,713,399
   Taco Cabana -
      Dallas, TX #136                  12/29/00   06/26/02      1,136,347      1,180,810      --            --        2,317,157
   Taco Cabana -
      Houston, TX #143                 12/29/00   06/26/02      1,203,936      1,251,044      --            --        2,454,980
   Taco Cabana -
      San Antonio, TX #158             12/29/00   06/26/02      1,275,750      1,325,668      --            --        2,601,418
   Taco Cabana -
      Schertz, TX                      12/29/00   06/26/02      1,030,738      1,071,069      --            --        2,101,807

                                                   Cost of Properties
                                                  Including Closing and
                                                       Soft Costs
                                        -----------------------------------------
                                                                                          Excess
                                                         Total                         (deficiency)
                                                    acquisition cost,                  of property
                                         Original       capital                      operating cash
                                         mortgage    improvements                     receipts over
                                         financing    closing and                         cash
            Property                        (7)      soft costs (1)      Total      expenditures (19)
=====================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   Pizza Hut -
      N. Miami, FL                         270,000         --             270,000        5,191
   Bakers Square -
      Rochester, MN                      1,363,636         --           1,363,636       12,750
   Bakers Square -
      Stillwater, MN                     1,000,000         --           1,000,000        9,350
   Home Town Buffet -
      Louisville, KY                     1,500,000         --           1,500,000         (726)
   Old Country Buffet -
      Mesa, AZ                           2,114,000         --          2,1114,000       (1,045)
   IHOP -
      Shreveport, LA                     1,663,150         --           1,663,150       33,799
   IHOP -
      Jonesboro, AR                      1,348,500         --           1,348,500       56,238
   Taco Cabana -
      Dallas, Texas                      1,021,026         --           1,021,026       27,228
   HomeTown Buffet -
      Oklahoma City, OK #737             1,455,000         --           1,455,000       (1,031)
   HomeTown Buffet -
      Oklahoma City, OK                  1,955,000         --           1,955,000         (767)
   Jack in the Box -
      Corsicana, TX                      1,118,650         --           1,118,650       52,045
   Ruby Tuesday
      Port Lucie, FL                     1,607,399         --           1,607,399       12,328
   Bakers Square -
      Bradley, IL                        1,522,727         --           1,522,727       15,133
   IHOP -
      Evansville, IN                     1,471,963         --           1,471,963        2,753
   IHOP -
      Buford, GA                         1,682,243         --           1,682,243        2,729
   Taco Cabana -
      San Antonio, TX #107                 952,957         --             952,957       33,569
   Taco Cabana -
      Universal City, TX                 1,111,783         --           1,111,783       39,164
   Taco Cabana -
      Austin, TX                         1,497,504         --           1,497,504       52,752
   Taco Cabana -
      San Antonio, TX #130               1,429,436         --           1,429,436       50,354
   Taco Cabana -
      Dallas, TX #136                    1,220,693         --           1,220,693       38,129
   Taco Cabana -
      Houston, TX #143                   1,293,299         --           1,293,299       45,558
   Taco Cabana -
      San Antonio, TX #158               1,370,443         --           1,370,443       76,694
   Taco Cabana -
      Schertz, TX                        1,107,246         --           1,107,246       39,004



      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                            ------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   Taco Cabana -
      Houston, TX                      12/29/00   06/26/02     1,351,748       1,404,681      --           --         2,756,429
   Taco Cabana -
      Houston, TX #174                 12/29/00   06/26/02       908,233         943,770      --           --         1,852,003
   Taco Cabana -
      Katy, TX                         12/29/00   06/26/02     1,030,738       1,071,069      --           --         2,101,807
   Taco Cabana -
      Arlington, TX                    12/29/00   06/26/02       992,719       1,031,563      --           --         2,024,282
   Taco Cabana -
      Houston, TX #241                 12/29/00   06/26/02     1,269,414       1,319,084      --           --         2,588,498
   Taco Cabana -
      Denton, TX                       12/29/00   06/26/02     1,136,347       1,180,810      --           --         2,317,157
   Baker Square -
      Bolingbrook, IL                  05/14/01   06/28/02     1,911,305       1,621,644      --           --         3,532,949
   IHOP -
      Harlingen, TX                    09/28/01   06/28/02     1,780,269       1,611,009      --           --         3,391,278
   Old Country Buffet -
      Madison, WI                      12/28/01   06/28/02     2,325,120       2,092,013      --           --         4,417,133
   HomeTown Buffet -
      Wichita, KS                      12/28/01   06/28/02     2,225,704       2,000,969      --           --         4,226,673
   Old Country Buffet -
      Mechanicsburg, PA                12/28/01   06/28/02     1,972,429       1,818,880      --           --         3,791,309
   IHOP -
      Rocky Mount, NC                  10/12/00   06/28/02     1,578,350       1,504,517      --           --         3,082,867
   JIB -
      Hickory, NC                      03/28/01   06/28/02     1,651,770       1,455,112      --           --         3,106,882
   HomeTown Buffet -
      Louisville, KY                   12/28/01   06/28/02     1,258,853       1,145,554      --           --         2,404,407
   Old Country Buffet -
      Franklin, OH                     12/28/01   06/28/02     1,448,568       1,318,638      --           --         2,767,206
   Pizza Hut -
      El Reno, OK                      01/18/02   06/28/02       419,270         367,573      --           --           786,843
   Bakers Square -
      Mt. Prospect, IL                 05/14/01   07/02/02     2,192,978       1,914,440      --           --         4,107,418
   Old Country Buffet -
      Onalaska, WI                     12/28/01   07/10/02     1,602,511       1,455,705      --           --         3,058,216
   Pizza Hut -
      Taylor, TX                       01/25/02   07/11/02       295,390         251,186      --           --           546,576
   IHOP -
      Cathedral City, CA               03/29/02   07/18/02     1,759,896       1,506,263      --           --         3,266,159
   Jack in the Box -
      Shelby, NC                       09/19/00   07/19/02     1,413,282       1,282,602      --           --         2,695,884
   Jack in the Box -
      Simpsonville, SC                 09/26/01   07/19/02     1,587,630       1,485,174      --           --         3,072,804
   Old Country Buffet -
      Cincinnati, OH                   12/28/01   07/22/02     1,116,247         975,569      --           --         2,091,816

                                                   Cost of Properties
                                                  Including Closing and
                                                       Soft Costs
                                        -----------------------------------------
                                                                                          Excess
                                                         Total                         (deficiency)
                                                    acquisition cost,                  of property
                                         Original       capital                      operating cash
                                         mortgage    improvements                     receipts over
                                         financing    closing and                         cash
            Property                        (7)      soft costs (1)      Total      expenditures (19)
=====================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   Taco Cabana -
      Houston, TX                        1,452,125       --            1,452,125         51,153
   Taco Cabana -
      Houston, TX #174                     975,647       --              975,647         34,369
   Taco Cabana -
      Katy, TX                           1,107,246       --            1,107,246         21,178
   Taco Cabana -
      Arlington, TX                      1,066,404       --            1,066,404         28,981
   Taco Cabana -
      Houston, TX #241                   1,363,637       --            1,363,637         48,036
   Taco Cabana -
      Denton, TX                         1,220,693       --            1,220,693         43,001
   Baker Square -
      Bolingbrook, IL                    1,636,364       --            1,636,364         16,147
   IHOP -
      Harlingen, TX                      1,619,998       --            1,619,998         (1,134)
   Old Country Buffet -
      Madison, WI                        2,091,000       --            2,091,000         (1,199)
   HomeTown Buffet -
      Wichita, KS                        2,000,000       --            2,000,000         (1,147)
   Old Country Buffet -
      Mechanicsburg, PA                  1,818,000       --            1,818,000         (1,523)
   IHOP -
      Rocky Mount, NC                    1,528,300       --            1,528,300         33,625
   JIB -
      Hickory, NC                        1,481,564       --            1,481,564         28,329
   HomeTown Buffet -
      Louisville, KY                     1,145,000       --            1,145,000           (660)
   Old Country Buffet -
      Franklin, OH                       1,318,000       --            1,318,000           (760)
   Pizza Hut -
      El Reno, OK                          368,764       --              368,764          1,591
   Bakers Square -
      Mt. Prospect, IL                   1,931,818       --            1,931,818         19,310
   Old Country Buffet -
      Onalaska, WI                       1,455,000       --            1,455,000         (1,020)
   Pizza Hut -
      Taylor, TX                           252,000       --              252,000          1,112
   IHOP -
      Cathedral City, CA                 1,509,346       --            1,509,346          3,182
   Jack in the Box -
      Shelby, NC                         1,322,836       --            1,322,836         50,638
   Jack in the Box -
      Simpsonville, SC                   1,503,608       --            1,503,608         21,487
   Old Country Buffet -
      Cincinnati, OH                       975,000       --              975,000           (821)



      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                                     Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                            -------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   OCB -
      Bourbonnais, IL                  12/28/01   07/23/02     1,401,789       1,273,743      --            --        2,675,532
   HomeTown Buffet -
      Rockford, IL                     12/28/01   07/23/02     2,534,814       2,274,326      --            --        4,809,140
   Pizza-Hut -
      Belton, TX                       01/25/02   07/24/02       724,812         615,776      --            --        1,340,588
   IHOP -
      Covington, LA                    03/29/02   07/26/02     1,939,187       1,716,670      --            --        3,655,857
   IHOP -
      Flourissant, MO                  03/29/02   07/30/02     1,699,850       1,548,233      --            --        3,248,083
   Jack in the Box -
      Rock Hill, SC                    09/15/00   08/05/02     1,250,338       1,143,510      --            --        2,393,848
   Jack in the Box -
      Greer, SC                        09/25/01   08/05/02     1,565,361       1,454,109      --            --        3,019,470
   Jack in the Box -
      Conroe, TX                       09/15/00   08/09/02     1,556,376       1,412,719      --            --        2,969,095
   Pizza Hut -
      Waco, TX (Baylor)                01/18/02   08/13/02       649,092         550,444      --            --        1,199,536
   Jack in the Box -
      Greenville, SC                   09/25/01   08/16/02     1,647,054       1,530,054      --            --        3,177,108
   Bakers Square -
      Eau Claire, WI                   05/14/01   08/20/02     1,359,362       1,169,094      --            --        2,528,456
   Bakers Square -
      Springfield, IL                  05/14/01   08/20/02     1,230,330       1,079,164      --            --        2,309,494
   Old Country Buffet -
      Mankato, MN                      12/28/01   08/20/02     1,816,605       1,637,118      --            --        3,453,723
   Jack in the Box -
      Baton Rouge, LA                  08/23/00   08/22/02     1,207,920       1,127,994      --            --        2,335,914
   TB/KFC -
      Center, TX                       10/31/00   08/30/02       868,185         852,554      --            --        1,720,739
   IHOP -
      Shawnee, OK                      12/20/01   08/30/02     1,579,070       1,434,527      --            --        3,013,597
   HomeTown Buffet -
      Medford, OR                      02/15/02   09/05/02     2,800,571       2,410,406      --            --        5,210,977
   HomeTown Buffet -
      Manchester, CT                   12/28/01   09/13/02     1,945,681       1,774,390      --            --        3,720,071
   Jack in the Box -
      Kilgore, TX                      06/27/02   09/18/02     1,188,992       1,093,811      --            --        2,282,803
   IHOP -
      Bristol, VA                      12/28/00   09/20/02     1,432,612       1,350,001      --            --        2,782,613
   Bakers Square -
      Akron, OH                        05/14/01   09/27/02     1,501,502       1,257,883      --            --        2,759,385
   Texas Roadhouse -
      Peoria, IL                       06/25/02   09/30/02     2,550,000       2,127,261      --            --        4,677,261
   Jack in the Box -
      Mesa, AZ                         06/27/02   10/04/02     1,678,254       1,475,706      --            --        3,153,960

                                                   Cost of Properties
                                                  Including Closing and
                                                       Soft Costs
                                        -----------------------------------------
                                                                                          Excess
                                                         Total                         (deficiency)
                                                    acquisition cost,                  of property
                                         Original       capital                      operating cash
                                         mortgage    improvements                     receipts over
                                         financing    closing and                         cash
            Property                        (7)      soft costs (1)      Total      expenditures (19)
=====================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   OCB -
      Bourbonnais, IL                    1,273,000       --            1,273,000        (1,087)
   HomeTown Buffet -
      Rockford, IL                       2,273,000       --            2,273,000        (1,941)
   Pizza-Hut -
      Belton, TX                           618,282       --              618,282         2,875
   IHOP -
      Covington, LA                      1,720,183       --            1,720,183         2,971
   IHOP -
      Flourissant, MO                    1,551,402       --            1,551,402         3,922
   Jack in the Box -
      Rock Hill, SC                      1,181,275       --            1,181,275        46,288
   Jack in the Box -
      Greer, SC                          1,474,257       --            1,474,257        22,417
   Jack in the Box -
      Conroe, TX                         1,459,375       --            1,459,375        57,750
   Pizza Hut -
      Waco, TX (Baylor)                    553,145       --              553,145         3,009
   Jack in the Box -
      Greenville, SC                     1,551,255       --            1,551,255        24,584
   Bakers Square -
      Eau Claire, WI                     1,181,818       --            1,181,818        13,617
   Bakers Square -
      Springfield, IL                    1,090,909       --            1,090,909        12,569
   Old Country Buffet -
      Mankato, MN                        1,636,000       --            1,636,000        (1,503)
   Jack in the Box -
      Baton Rouge, LA                    1,167,135       --            1,167,135        48,323
   TB/KFC -
      Center, TX                           863,636       --              863,636        10,412
   IHOP -
      Shawnee, OK                        1,441,500       --            1,441,500         7,947
   HomeTown Buffet -
      Medford, OR                        2,409,000       --            2,409,000        (2,071)
   HomeTown Buffet -
      Manchester, CT                     1,773,000       --            1,773,000        (1,469)
   Jack in the Box -
      Kilgore, TX                        1,097,200       --            1,097,200         4,625
   IHOP -
      Bristol, VA                        1,373,272       --            1,373,272        25,525
   Bakers Square -
      Akron, OH                          1,272,727       --            1,272,727        16,331
   Texas Roadhouse -
      Peoria, IL                         2,134,177       --            2,134,177        10,527
   Jack in the Box -
      Mesa, AZ                           1,482,598       --            1,482,598         7,435



      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                                     Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                            ------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
================================================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   Pizza Hut -
      Rockmart, GA                     01/18/02   11/06/02        432,906        366,030      --           --           798,936
   Ruby Tuesday -
      Angola, IN                       07/01/01   11/08/02      1,499,694      1,415,770      --           --         2,915,464
   Krystals -
      Pelham, AL                       09/15/00   11/14/02      1,013,642        910,619      --           --         1,924,261
   HomeTown Buffets -
      Hilliard, OH                     12/28/01   11/22/02      1,816,424      1,615,595      --           --         3,432,019
   IHOP -
      Enid, OK                         09/28/01   12/05/02      1,537,046      1,323,224      --           --         2,860,270
   IHOP -
      Kansas City, MO                  03/29/02   12/05/02      1,719,949      1,500,970      --           --         3,220,919
   Perkins -
      Millington, TN                   05/24/02   12/06/02      1,274,829      1,111,111      --           --         2,385,940
   Perkins -
      Mankato, MN                      09/13/02   12/10/02      1,373,747      1,193,299      --           --         2,567,046
   Ruby Tuesday -
      Island Park, NY                  02/27/01   12/18/02      1,882,592      1,782,108      --           --         3,664,700
   Pizza Hut -
      Woodville, TX                    01/18/02   12/19/02        392,396        351,085      --           --           743,481
   Krystals -
      Trenton, GA                      09/15/00   12/20/02      1,027,940        896,970      --           --         1,924,910

CNL Funding 2002-A, LP (18):
   Jack in the Box -
      Marana, AZ                       05/15/01   08/17/01        163,730      1,076,685      --           --         1,240,414
   Jack in the Box -
      St. George, UT                   07/12/01   12/04/01        231,916      1,580,962      --           --         1,812,878
   Jack in the Box -
      Pumpkin Center, CA               08/30/02   11/09/01        128,563      1,206,531      --           --         1,335,094
   Black Angus -
      Las Vegas, NV                    10/11/01   11/19/01        545,658      2,675,155      --           --         3,220,813
   Jack in the Box -
      Harrington, TX                   05/31/01   11/29/01        144,639      1,280,652      --           --         1,430,291
   Black Angus -
      Phoenix, AZ                      08/02/01   03/29/02      2,271,337      1,962,499      --           --         4,233,836
   Black Angus -
      Goodyear, AZ                     07/23/01   05/01/02      2,161,317      1,855,849      --           --         4,017,166
   Jack in the Box -
      Charlotte, NC                    08/30/01   06/14/02      1,603,500      1,450,809      --           --         3,054,309
   Jack in the Box -
      Baton Rouge, LA                  08/30/01   07/12/02      1,225,654      1,145,280      --           --         2,370,934
   Jack in the Box -
      Lake Zurich, IL                  09/26/01   12/20/02      2,655,920      2,215,642      --           --         4,871,562
   Bennigans -
      Killeen, TX                      08/07/01   12/30/02      2,182,142      1,897,117      --           --         4,079,259

                                                   Cost of Properties
                                                  Including Closing and
                                                       Soft Costs
                                        -----------------------------------------
                                                                                          Excess
                                                         Total                         (deficiency)
                                                    acquisition cost,                  of property
                                         Original       capital                      operating cash
                                         mortgage    improvements                     receipts over
                                         financing    closing and                         cash
            Property                        (7)      soft costs (1)      Total      expenditures (19)
=====================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   Pizza Hut -
      Rockmart, GA                         368,764         --            368,764         2,914
   Ruby Tuesday -
      Angola, IN                         1,426,713         --          1,426,713        29,521
   Krystals -
      Pelham, AL                           928,108         --            928,108        26,012
   HomeTown Buffets -
      Hilliard, OH                       1,614,000         --          1,614,000        (1,717)
   IHOP -
      Enid, OK                           1,336,499         --          1,336,499         4,742
   IHOP -
      Kansas City, MO                    1,509,346         --          1,509,346         8,575
   Perkins -
      Millington, TN                     1,111,111         --          1,111,111           756
   Perkins -
      Mankato, MN                        1,193,299         --          1,193,299         1,108
   Ruby Tuesday -
      Island Park, NY                    1,800,000         --          1,800,000        21,046
   Pizza Hut -
      Woodville, TX                        354,013         --            354,013         3,077
   Krystals -
      Trenton, GA                          915,294         --            915,294        26,769

CNL Funding 2002-A, LP (18):
   Jack in the Box -
      Marana, AZ                         1,078,143         --          1,078,143        27,638
   Jack in the Box -
      St. George, UT                     1,588,785         --          1,588,785        62,317
   Jack in the Box -
      Pumpkin Center, CA                 1,210,280         --          1,210,280        22,265
   Black Angus -
      Las Vegas, NV                      2,675,155         --          2,675,155        31,169
   Jack in the Box -
      Harrington, TX                     1,285,047         --          1,285,047        68,509
   Black Angus -
      Phoenix, AZ                        1,967,245         --          1,967,245        13,445
   Black Angus -
      Goodyear, AZ                       1,862,193         --          1,862,193        11,485
   Jack in the Box -
      Charlotte, NC                      1,467,708         --          1,467,708        17,149
   Jack in the Box -
      Baton Rouge, LA                    1,160,007         --          1,160,007        16,487
   Jack in the Box -
      Lake Zurich, IL                    2,246,512         --          2,246,512        39,380
   Bennigans -
      Killeen, TX                        1,925,583         --          1,925,583        31,785



      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                                      Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                            ------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================
CNL Net Lease Investors, LP (18):
   JIB -
      Arlington, TX (8)                09/25/02   09/25/02     1,096,799              --      --            --        1,096,799
   Burger King -
      Jackson, MI (8)                  09/25/02   09/25/02       958,464              --      --            --          958,464
   IHOP -
      Buffalo Grove, IL (8)            09/25/02   09/25/02     1,591,656              --      --            --        1,591,656
   Arby's-Lee's
      Summit, MO (8)                   09/25/02   09/25/02       956,778              --      --            --          956,778
   Krispy Kreme -
      Clive, IA (8)                    09/25/02   09/25/02       719,193              --      --            --          719,193
   Boston Market
      Eden Prairie, MN (8)             09/25/02   09/25/02     1,096,256              --      --            --        1,096,256
   Denny's -
      Glenwood Springs, CO             09/25/02   09/30/02       795,710         724,289      --            --        1,519,999
   JIB -
      Apple Valley, CA                 09/25/02   10/29/02     1,321,825       1,125,979      --            --        2,447,804
   Jack in the Box -
      Calexico, CA                     09/25/02   11/08/02     1,648,680       1,380,933      --            --        3,029,613
   IHOP -
      Smyrna, GA                       09/25/02   11/15/02     1,745,706       1,487,570      --            --        3,233,276
   IHOP -
      Las Vegas, NV                    09/25/02   11/19/02     1,757,708       1,532,903      --            --        3,290,611
   Arby's -
      Lafayette, IN                    09/25/02   11/21/02     1,375,742       1,233,489      --            --        2,609,231
   JIB -
      Pomona, CA                       09/25/02   12/06/02     1,487,290       1,256,692      --            --        2,743,982
   IHOP -
      Bend, OR                         09/25/02   12/10/02     1,531,730       1,335,109      --            --        2,866,839
   JIB -
      Woodinville, WA                  09/25/02   12/12/02     1,655,360       1,416,445      --            --        3,071,805
   IHOP -
      Chico, CA                        09/25/02   12/16/02     1,941,672       1,704,094      --            --        3,645,766
   IHOP -
      Phoenix, AZ                      09/25/02   12/16/02     1,678,713       1,421,205      --            --        3,099,918
   Denny's -
      Grand Prairie, TX                09/25/02   12/18/02       808,300         641,605      --            --        1,449,905
   JIB -
      Stockton, CA                     09/25/02   12/19/02     1,318,360       1,194,990      --            --        2,513,350
   JIB -
      Altadena, CA                     09/25/02   12/19/02     1,807,332       1,568,973      --            --        3,376,305
   IHOP -
      Madera, CA                       09/25/02   12/20/02     1,738,750       1,517,381      --            --        3,256,131
   JIB -
      Los Angeles, CA                  09/25/02   12/20/02     1,722,484       1,440,875      --            --        3,163,359
   Stone Grill -
      Henderson, NV                    09/25/02   12/20/02       444,977         315,790      --            --          760,767

                                                 Cost of Properties
                                                Including Closing and
                                                     Soft Costs
                                       ---------------------------------------
                                                                                        Excess
                                                       Total                         (deficiency)
                                                  acquisition cost,                  of property
                                       Original       capital                      operating cash
                                       mortgage    improvements                     receipts over
                                       financing    closing and                         cash
            Property                      (7)      soft costs (1)      Total      expenditures (19)
===================================================================================================
CNL Net Lease Investors, LP (18):
   JIB -
      Arlington, TX (8)                       --     1,096,799       1,096,799           --
   Burger King -
      Jackson, MI (8)                         --       958,464         958,464           --
   IHOP -
      Buffalo Grove, IL (8)                   --     1,591,656       1,591,656           --
   Arby's-Lee's
      Summit, MO (8)                          --       956,778         956,778           --
   Krispy Kreme -
      Clive, IA (8)                           --       719,193         719,193           --
   Boston Market
      Eden Prairie, MN (8)                    --     1,096,256       1,096,256           --
   Denny's -
      Glenwood Springs, CO               724,289            --         724,289       (2,560)
   JIB -
      Apple Valley, CA                 1,125,979            --       1,125,979         (390)
   Jack in the Box -
      Calexico, CA                     1,380,873            --       1,380,873         (431)
   IHOP -
      Smyrna, GA                       1,487,640            --       1,487,640         (255)
   IHOP -
      Las Vegas, NV                    1,533,114            --       1,533,114            4
   Arby's -
      Lafayette, IN                    1,234,521            --       1,234,521        1,632
   JIB -
      Pomona, CA                       1,256,583            --       1,256,583         (501)
   IHOP -
      Bend, OR                         1,334,916            --       1,334,916         (674)
   JIB -
      Woodinville, WA                  1,416,512            --       1,416,512         (421)
   IHOP -
      Chico, CA                        1,706,088            --       1,706,088        2,084
   IHOP -
      Phoenix, AZ                      1,422,679            --       1,422,679        1,492
   Denny's -
      Grand Prairie, TX                  643,812            --         643,812      (17,570)
   JIB -
      Stockton, CA                     1,195,358            --       1,195,358           44
   JIB -
      Altadena, CA                     1,569,349            --       1,569,349         (104)
   IHOP -
      Madera, CA                       1,517,799            --       1,517,799          (23)
   JIB -
      Los Angeles, CA                  1,441,506            --       1,441,506          319
   Stone Grill -
      Henderson, NV                      316,876            --         316,876         (501)



      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                                       Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                            ------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================
CNL Net Lease Investors, LP (18)
(Continued):
   JIB -
      Veradale, WA                     09/25/02   12/20/02      1,584,962      1,432,938      --            --        3,017,900
   Denny's -
      Tulsa, OK                        09/25/02   12/23/02        198,995         87,719      --            --          286,714
   Chipolte Mexican Grill -
      Redlands, CA                     09/25/02   12/26/02      1,131,950        947,782      --            --        2,079,732
   Arby's -
      Boise, ID                        09/25/02   12/27/02      1,024,456        880,157      --            --        1,904,613
   IHOP -
      Las Vegas, NV - 752              09/25/02   12/30/02      1,956,162      1,654,627      --            --        3,610,789
   IHOP -
      Chesapeake, VA                   09/25/02   12/30/02      1,820,540      1,596,258      --            --        3,416,798
   JIB -
      Sacramento, CA                   09/25/02   12/31/02      1,351,820      1,230,480      --            --        2,582,300
   JIB -
      Delano, CA                       09/25/02   12/31/02      1,411,817      1,193,558      --            --        2,605,375

CNL Franchise Network, LP (24)
   Applebees -
      Salinas, CA                      02/10/97   04/26/02      2,049,350             --      --            --        2,649,350
   Fazoli's -
      Cordova, TN (25)                 12/28/01   06/28/02        638,052             --      --            --          638,052
   Fazoli's -
      Collierville, TN (25)            12/23/99   08/08/02        667,882             --      --            --          667,882

                                                   Cost of Properties
                                                  Including Closing and
                                                       Soft Costs
                                        -----------------------------------------
                                                                                          Excess
                                                         Total                         (deficiency)
                                                    acquisition cost,                  of property
                                         Original       capital                      operating cash
                                         mortgage    improvements                     receipts over
                                         financing    closing and                         cash
            Property                        (7)      soft costs (1)      Total      expenditures (19)
=====================================================================================================
CNL Net Lease Investors, LP (18)
(Continued):
   JIB -
      Veradale, WA                       1,434,470              --     1,434,470         1,591
   Denny's -
      Tulsa, OK                             88,021              --        88,021        (8,056)
   Chipolte Mexican Grill -
      Redlands, CA                         948,249              --       948,249           229
   Arby's -
      Boise, ID                            879,752              --       879,752        (1,105)
   IHOP -
      Las Vegas, NV - 752                1,654,674              --     1,654,674          (737)
   IHOP -
      Chesapeake, VA                     1,595,915              --     1,595,915        (1,328)
   JIB -
      Sacramento, CA                     1,230,859              --     1,230,859           (85)
   JIB -
      Delano, CA                         1,193,846              --     1,193,846          (125)

CNL Franchise Network, LP (24)
   Applebees -
      Salinas, CA                               --       1,748,118     1,496,871            --
   Fazoli's -
      Cordova, TN (25)                          --         501,969       501,969            --
   Fazoli's -
      Collierville, TN (25)                     --         621,070            --          (207)


(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.

(3) Excess (deficiency) of property operating cash receipts over cash expenditures includes $20,000 of lease termination income.

(4) Excess (deficiency) of property operating cash receipts over cash expenditures includes $175,000 of lease termination income.

(5) Cash received net of closing costs includes $147,750 of lease termination income.

(6) Excess (deficiency) of property operating cash receipts over cash expenditures includes $52,676 of lease termination income.

(7) Original mortgage financing was obtained for less than 100 percent of the total cost of the properties.


(8) Each property was sold to one of the CNL Income Funds, which are Prior Public Programs and affiliates of the Chairman and Vice Chairman of the Board of Directors of CNL Restaurant Properties, Inc. The CNL Net Lease Investors, LP sold the properties at the net carrying value of the property, therefore, no gain or loss was recognized on the sale.


(9) This property was being constructed and was sold prior to completion of construction.


(10) Cash received net of closing costs includes $1,551,800 in construction costs incurred but not paid by CNL Restaurant Properties, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL Restaurant Properties, Inc.


(11) Cash received net of closing costs includes $35,863 received as a lease termination fee.

(12) CNL Income Fund VIII, Ltd. owned a 12.46 percent interest and CNL Income Fund XII, Ltd. owned an 87.54 percent interest in this joint venture. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund XII, Ltd. represent each partnership's percentage interest in the property owned by Middleburg Joint Venture.

      Past performance is not necessarily indicative of future performance.

(13) CNL Income Fund XIV, Ltd. owned a 50 percent interest and CNL Income Fund XV, Ltd. owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's percentage interest in the property owned by Woodridge Joint Venture.

(14) CNL Income Fund VI, Ltd. owned a 75 percent interest and CNL Income Fund IX, Ltd. owned a 25 percent interest in the property in Dublin, California. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund IX, Ltd. represent each partnership percentage interest in the property.

(15) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of ten percent per annum. The borrower prepaid the mortgage note in full in November 2001.

(16) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $123,102 in December 2008.

(17) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $184,652 in December 2008.


(18) Information in this table includes properties sold by CNL Restaurant Property Services, Inc., CNL Restaurant Investors Properties, LLC, CNL Funding 2001-A, LP, CNL Funding 2002 - A LP and CNL Net Lease Investors LP, subsidiaries of CNL Restaurant Properties, Inc., which were formed for the purpose of originating mortgage loans and net leases with the intent to sell or securitize.


(19) Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.

(20) CNL Income Fund II, Ltd. owned a 48 percent interest and CNL Income Fund X, Ltd. owned a 52 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund X, Ltd. represent each partnership's percentage interest owned by Peoria Joint Venture.

(21) CNL Income Fund VI, Ltd. owned a 77 percent interest and CNL Income Fund XI, Ltd. owned a 23 percent interest in the property in Round Rock, Texas. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund XI, Ltd. represent each partnership's percentage interest in the property.

(22) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 12.34 percent per annum and principal and interest payments are due by November 28, 2004.

(23) Cash received net of closing costs includes $60,000 received as a lease termination fee.


(24) Information in this table includes properties sold by CNL Financial Services, LP and CNL Franchise Network, LP, subsidiaries of CNL Restaurant Properties, Inc.


(25) The property was obtained through foreclosure of a loan and the basis of the property was the net realizable value of the foreclosed loan.

(26) Excess (deficiency) of property operating cash receipts over cash expenditures includes $31,215 of lease termination income.

(27) Excess (deficiency) of property operating cash receipts over cash expenditures includes $100,000 of lease termination income.

(28) CNL Income Fund III, Ltd. owned a 73.4 percent interest and CNL Income Fund IV, Ltd. owned a 26.6 percent interest in this joint venture. The amounts presented for CNL Income Fund III, Ltd. and CNL Income Fund, IV, Ltd. represent each partnership's percentage interest in the property owned by Titusville Joint Venture.

(29) CNL Income Fund IX, Ltd. and CNL Income Fund X, Ltd. each owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd. and CNL Income Fund, X, Ltd. represent each partnership's percentage interest in the property owned by CNL Restaurant Investments III.

(30) CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnership's percentage interest in the property owned by Sand Lake Road Joint Venture. A third party owned the remaining 50 percent interest in this joint venture.

(31) CNL Income Fund VII, Ltd. owned an 18 percent interest, CNL Income Fund VIII, Ltd. owned a 36.8 percent interest and CNL Income Fund IX, Ltd. owned a 45.2 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd., CNL Income Fund, VIII, Ltd. and CNL Income Fund IX, Ltd. represent each partnership's percentage interest in the property owned by CNL Restaurant Investments II.

(32) CNL Income Fund IX, Ltd. owned a 27.33 percent interest, CNL Income Fund X, Ltd. owned a 10.51 percent interest and CNL Income fund XI, Ltd. owned a
     62.16 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd., CNL Income Fund, X, Ltd. and CNL Income Fund XI, Ltd. represent each partnership's percentage interest in the property owned by Ashland Joint Venture.

(33) CNL Income Fund VIII, Ltd. owned a 66 percent interest and CNL Income Fund IX, Ltd. owned a 34 percent interest in the property owned by this tenancy in common. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund, IX, Ltd. represent each partnership's percentage interest in the property owned by CNL VIII & IX Tenants in Common.

(34) CNL Income Fund VII, Ltd. owned a 79 percent interest and CNL Income Fund XVII, Ltd. owned a 21 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund, XVII, Ltd. represent each partnership's percentage interest in the property owned by CNL Mansfield Joint Venture.

(35) CNL Income Fund VI, Ltd. owned a 66.14 percent interest in this joint venture. The amounts presented represent the partnership's percentage interest in the property owned by Caro Joint Venture. A third party owned the remaining 33.86 percent interest in this joint venture.

(36) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10 percent per annum and provided for 35 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in August 2002.

(37) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10.5 percent per annum. In December 2002, the Partnership negotiated for an early payoff at a reduced amount and received a balloon payment which included $606,800 of the outstanding principal balance.

(38) Cash received net of closing costs includes $232,578 of insurance proceeds received after the building was destroyed by fire.

      Past performance is not necessarily indicative of future performance.

                                   APPENDIX C

                             SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT
CNL RETIREMENT PROPERTIES, INC.                     [CNL LOGO]

1.                   INVESTMENT

This is an (check one): [ ] Initial     [ ] Additional Investment  [ ] Check this box if you are purchasing these Shares through
                            Investment      in this offering           a Registered Investment Adviser or net of commission.

    MAKE INVESTMENT CHECK PAYABLE TO: SouthTrust Bank

    This subscription is in the amount of $________________ for the purchase of _________ Shares ($10.00 per Share). The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).

2.                   FORM OF OWNERSHIP

(Select only one)
[ ] IRA                                            [ ] INDIVIDUAL
[ ] SEP/IRA                                        [ ] JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (all parties must sign)
[ ] ROTH IRA                                       [ ] HUSBAND AND WIFE AS COMMUNITY PROPERTY
[ ] KEOGH (H.R. 10)                                    (two signatures required)
[ ] PENSION OR PROFIT SHARING PLAN                 [ ] A MARRIED PERSON SEPARATE PROPERTY (one signature required)
[ ] TRUST (include title and signature pages)      [ ] TENANTS IN COMMON
    [ ] TAXABLE   [ ] TAX EXEMPT                   [ ] CUSTODIAN FOR _________________________________________________
[ ] CHARITABLE REMAINDER TRUST                         Under the [ ] UGMA of the State of ____________________________
[ ] NON-PROFIT ORGANIZATION                                      [ ] UTMA of the State of ____________________________
                                                   [ ] CORPORATION OR PARTNERSHIP (Corporate Resolution or Partnership
                                                       Agreement must be attached)

3.                   INVESTOR INFORMATION

    Name(s) and address will be recorded exactly as printed below. Please print name(s) in which Shares are to be registered. Include trust name if applicable. If IRA or qualified plan, include both investor and custodian names and Taxpayer ID numbers. Complete the Investor Mailing Address to receive informational mailings.

_________________________________________________________             ______________________________________________________________
1st Registration Name                                                 Investor Social Security Number

_________________________________________________________             ______________________________________________________________
2nd Registration Name                                                 Taxpayer ID Number

_________________________________________________________             ______________________________________________________________
Address                                                               Custodian Account Number

_________________________________________________________             ______________________________________________________________
City/State/Zip                                                        Custodian Phone Number

_________________________________________________________             ______________________________________________________________
Investor Mailing Address (IRA Accounts)                               Investor E-mail Address

_________________________________________________________             ______________________________________________________________
City/State/Zip                                                        Daytime Phone Number

[ ] U.S. citizen                                  [ ] U.S. citizen residing outside the U.S.
[ ] Foreign citizen, country _________________    [ ] Check this box if you are subject to backup withholding

4.                   DISTRIBUTIONS

    Complete this section only to enroll in the Distribution Reinvestment Plan or to direct distribution payments to a party other than the one indicated in Section 3. Choose Option a or b. IRA ACCOUNTS MAY NOT DIRECT DISTRIBUTIONS WITHOUT THE CUSTODIAN'S APPROVAL.

    a. [ ]  DISTRIBUTION REINVESTMENT PLAN (see Prospectus for more details)

    b. [ ] DIRECT DEPOSIT Please include a voided check. (Non-Custodian Investors Only)

    I authorize CNL Investment Company or its Agent (collectively, "CNL") to deposit my distribution to my checking or savings account. This authority will remain in force until I notify CNL in writing to cancel it. In the event that CNL deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

    Financial Institution_______________________________________________________

    Address ____________________________________________________________________

    City/State/Zip _____________________________________________________________

    Account Type (check one): [ ] Checking        [ ] Savings

    Account Number ______________  Bank ABA Routing Number _____________________

5.                   SUBSCRIBER SIGNATURES

    TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding [NOTE:
    CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN SECTION 3].

    Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a) I have received the Prospectus for CNL Retirement Properties, Inc.                _________________       _______________
                                                                                      Initials                Initials

(b) I have (i) a net worth (not including home, furnishings and personal automobiles) of at least $150,000, or (ii) a net worth (as previously described) of at least $45,000 and an annual gross income of at least
    $45,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability
    Standards and How to Subscribe."

                                                                                      __________________      ________________
                                                                                      Initials                Initials

X                                                          X
     _______________________________    ________________         _______________________________      ______________
     Signature of Investor              Date                     Signature of Joint Investor          Date

6.                   BROKER INFORMATION

    The Broker's Financial Advisor must sign below to complete order. Financial Advisor hereby warrants that he is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence.

Broker/Dealer or RIA Name  ___________________________________________________________________________________

Financial Advisor Name     ___________________________________________________________________________________

Advisor Mailing Address    ___________________________________________________________________________________

City/State/Zip             ___________________________________________________________________________________

Advisor Number             ______________________________     Telephone Number   _____________________________

E-mail Address             ______________________________     Fax Number         _____________________________

    [ ] TELEPHONIC SUBSCRIPTION (Please refer to the Prospectus for details.)

    [ ] REGISTERED INVESTMENT ADVISER (RIA): All sales of securities must be made through a Broker/Dealer. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker/Dealer which is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker/Dealer.

    The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects;
    (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; and
    (v) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

    I understand this subscription agreement is for CNL Retirement Properties, Inc.

X                                                              X
      ___________________________________   _______________          ___________________________________     _________________
      Financial Advisor Signature           Date                     Branch Manager Signature                Date
                                                                     (If required by Broker/Dealer)

    All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Company.

  RETURN TO: CNL Investor Relations - PO Box 1033 - Orlando, FL - 32802-1033
      OVERNIGHT DELIVERY: CNL Investor Relations - 450 South Orange Avenue
                             - Orlando, FL - 32801
   CNL INVESTOR RELATIONS: tel (407) 650-1000 - toll-free (866) 650-0650
                              - fax (407) 650-1231

FOR OFFICE USE ONLY*****

Sub.# _____________________________      Admit Date _____________________________     Amount _________________________________

Check # ___________________________      Region _________________________________     W/S _________________________ Rev. 07/03

                                     PART II

                     Information Not Required In Prospectus

ITEM 31.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                                       Amount
                                    -----------
SEC registration fee                $   323,600
NASD filing fee                          30,500
Accounting fees and  expenses            50,000*
Escrow agent's fees                      40,000*
Sales and advertising expenses        8,197,000*
Legal fees and expenses               1,420,000*
Blue Sky fees and expenses              240,000*
Printing expenses                     2,240,000*
Miscellaneous                         3,208,900*
                                    -----------
Total                               $15,750,000*
                                    ===========

-------------------------

* Estimated through completion of the offering, assuming sale of 350,000,000 shares.

ITEM 32. SALES TO SPECIAL PARTIES.

         Not applicable.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

         Not applicable.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Maryland corporate law and the Company's Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty,
(iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities law unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds the indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a Director, officer Advisor, Affiliate, employee or agent of the Company, (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation, (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and
(iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company's Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland General Corporation Law.

         Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

         The Company has entered into indemnification agreements with each of the Company's officers and Directors. The indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with this agreement, the Company must indemnify and advance all expenses incurred by officers and Directors seeking to enforce their rights under the indemnification agreements. The Company must also cover officers and Directors under the Company's directors' and officers' liability insurance.

ITEM 35. TREATMENT OF PROCEEDS FROM SECURITIES BEING REGISTERED.

         Not applicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements:

The following financial statements are included in the Prospectus.

         (1)      Pro Forma Consolidated Balance Sheet as of September 30, 2003

         (2) Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 2003

         (3) Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002

         (4) Notes to Pro Forma Consolidated Financial Statements for the nine months ended September 30, 2003 and the year ended December 31, 2002

         (5) Condensed Consolidated Balance Sheets as of September 30, 2003 and December 31, 2002

         (6) Condensed Consolidated Statements of Earnings for the quarters and nine months ended September 30, 2003 and 2002

         (7) Condensed Consolidated Statements of Stockholders' Equity for the nine months ended September 30, 2003 and the year ended December 31, 2002

         (8) Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2003 and 2002

         (9) Notes to Condensed Consolidated Financial Statements for the nine months ended September 30, 2003 and 2002

         (10) Report of Independent Certified Public Accountants for CNL Retirement Properties, Inc.

         (11)     Consolidated Balance Sheets as of December 31, 2002 and 2001

         (12) Consolidated Statements of Earnings for the years ended December 31, 2002, 2001 and 2000

         (13) Consolidated Statements of Stockholders' Equity for the years ended December 31, 2002, 2001 and 2000

         (14) Consolidated Statements of Cash Flows for the years ended December 31, 2002, 2001 and 2000

         (15) Notes to Consolidated Financial Statements for the years ended December 31, 2002, 2001 and 2000

         (16) Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2002

         (17) Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2002

         Other Financial Statements:

         The following other financial information is included in the Prospectus.

         Sunrise Assisted Living, Inc.

         (18) Summarized financial information presented for Sunrise Assisted Living, Inc. as of September 30, 2003, December 31, 2002 and December 31, 2001, and the nine months ended September 30, 2003 and the years ended December 31, 2002, December 31, 2001 and December 31, 2000

         The following other financial statements are included in the Prospectus.

         American Retirement Communities Portfolio (A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)

         (19)     Report of Independent Certified Public Accountants

         (20)     Combined Balance Sheets as of December 31, 2001 and 2000

         (21) Combined Statements of Operations and Changes in Equity for the Years Ended December 31, 2001 and 2000

         (22) Combined Statements of Cash Flows for the Years Ended December 31, 2001 and 2000

         (23) Notes to Combined Financial Statements for the Years Ended December 31, 2001 and 2000

         (24)     Combining Balance Sheet as of December 31, 2001

         (25) Combining Statement of Operations and Changes in Equity for the Year Ended December 31, 2001

         (26) Combining Statement of Cash Flows for the Year Ended December 31, 2001

         Prime Care One, LLC and PC1, LLC

         (27)     Report of Independent Auditors

         (28)     Combined Balance Sheets as of December 31, 2002 and 2001

         (29) Combined Statements of Operations for the years ended December 31, 2002 and 2001

         (30) Combined Statements of Members' Equity (Deficit) for the years ended December 31, 2002 and 2001

         (31) Combined Statements of Cash Flows for the years ended December 31, 2002 and 2001

         (32) Notes to Combined Financial Statements for the years ended December 31, 2002 and 2001

         Prime Care Two, LLC and PC2, LLC

         (33)     Report of Independent Auditors

         (34)     Combined Balance Sheets as of December 31, 2002 and 2001

         (35) Combined Statements of Operations for the years ended December 31, 2002 and 2001

         (36) Combined Statements of Members' Equity (Deficit) for the years ended December 31, 2002 and 2001

         (37) Combined Statements of Cash Flows for the years ended December 31, 2002 and 2001

         (38) Notes to Combined Financial Statements for the years ended December 31, 2002 and 2001

         Prime Care One Portfolio (A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)

         (39)     Unaudited Combined Balance Sheet as of September 30, 2002

         (40) Unaudited Combined Statements of Operations and Equity (Deficit) for the nine months ended September 30, 2002 and 2001

         (41) Unaudited Combined Statements of Cash Flows for the nine months ended September 30, 2002 and 2001

         (42) Note to Unaudited Combined Financial Statements for the nine months ended September 30, 2002 and 2001

         (43)     Report of Independent Auditors

         (44)     Combined Balance Sheets as of December 31, 2001 and 2000

         (45) Combined Statements of Operations and Deficit for the years ended December 31, 2001, 2000 and 1999

         (46) Combined Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999

         (47) Notes to Combined Financial Statements for the years ended December 31, 2001, 2000 and 1999

         Prime Care Two, LLC

         (48)     Unaudited Balance Sheet as of September 30, 2002

         (49) Unaudited Statements of Operations for the nine months ended September 30, 2002 and 2001

         (50) Unaudited Statement of Members' Equity (Deficit) for the nine months ended September 30, 2002

         (51) Unaudited Statements of Cash Flows for the nine months ended September 30, 2002 and 2001

         (52) Note to Unaudited Financial Statements for the nine months ended September 30, 2002 and 2001

         (53)     Report of Independent Auditors

         (54)     Balance Sheets as of December 31, 2001 and 2000

         (55) Statements of Operations for the years ended December 31, 2001, 2000 and 1999

         (56) Statements of Members' Equity (Deficit) for the years ended December 31, 2001, 2000 and 1999

         (57) Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999

         (58) Notes to Financial Statements for the years ended December 31, 2001, 2000 and 1999

         Marriott Senior Living Services Twenty-One Communities

         (59)     Report of Independent Auditors

         (60) Unaudited Combined Statements of Operations for the thirty-six weeks ended September 6, 2002 and September 7, 2001

         (61) Combined Statements of Operations for the fiscal years ended December 28, 2001, December 29, 2000 and December 31, 1999

         (62) Combined Balance Sheets as of September 6, 2002 (unaudited), December 28, 2001 and December 29, 2000

         (63) Unaudited Combined Statements of Cash Flows for the thirty-six weeks ended September 6, 2002 and September 7, 2001

         (64) Combined Statements of Cash Flows for the fiscal years ended December 28, 2001, December 29, 2000 and December 31, 1999

         (65) Combined Statement of Equity for the thirty-six weeks ended September 6, 2002 (unaudited) and the fiscal years ended December 28, 2001, December 29, 2000 and December 31, 1999

         (66)     Notes to Combined Statements

         Marriott Senior Living Services Nine Communities

         (67)     Report of Independent Auditors

         (68) Unaudited Combined Statements of Operations for the twelve weeks ended March 28, 2003 and March 22, 2002

         (69) Combined Statements of Operations for the fiscal years ended January 3, 2003, December 28, 2001 and December 29, 2000

         (70) Combined Balance Sheets as of March 28, 2003 (unaudited), January 3, 2003 and December 28, 2001

         (71) Unaudited Combined Statements of Cash Flows for the twelve weeks ended March 28, 2003 and March 22, 2002

         (72) Combined Statements of Cash Flows for the fiscal years ended January 3, 2003, December 28, 2001 and December 29, 2000

         (73) Combined Statement of Equity for the twelve weeks ended March 28, 2003 (unaudited) and the fiscal years ended January 3, 2003, December 28, 2001 and December 29, 2000

         (74)     Notes to Combined Statements

         Sunrise Senior Living Services Fourteen Communities

         (75)     Report of Independent Auditors

         (76) Unaudited Combined Statements of Operations for the six months ended June 30, 2003 and 2002

         (77) Combined Statements of Operations for the year ended December 31, 2002

         (78) Combined Balance Sheets as of June 30, 2003 (unaudited) and December 31, 2002

         (79) Unaudited Combined Statements of Cash Flows for the six months ended June 30, 2003 and 2002

         (80) Combined Statements of Cash Flows for the year ended December 31, 2002

         (81)     Notes to Combined Statements

         Sunrise Senior Living, Inc. Sixteen Communities

         (82)     Report of Independent Auditors

         (83) Combined Balance Sheets as of September 30, 2003 (unaudited) and December 31, 2002

         (84) Combined Statements of Operations for the nine months ended September 30, 2003 (unaudited) and for the year ended December 31, 2002

         (85) Combined Statements of Changes in Partners' Capital for the nine months ended September 30, 2003 (unaudited) and for the year ended December 31, 2002

         (86) Combined Statements of Cash Flows for the nine months ended September 30, 2003 (unaudited) and for the year ended December 31, 2002

         (87)     Notes to Combined Financial Statements

         All other Schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

         (b)      Exhibits:

         1.1      Form of Managing Dealer Agreement (Filed herewith.)

         1.2      Form of Participating Broker Agreement (Filed herewith.)

         3.1 Articles of Amendment and Restatement of CNL Retirement Properties, Inc. dated July 28, 2003 (Previously filed as
                  Exhibit 3.8 to the Registrant's Registration Statement on Form S-11 filed July 30, 2003 and incorporated herein by reference.)

         3.2      CNL Health Care Properties, Inc. Bylaws (Previously filed as
                  Exhibit 3.2 to the Registrant's Form 10-K filed March 5, 1999 and incorporated herein by reference.)

         3.3 Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc. (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed March 31, 2000 and incorporated herein by reference.)

         3.4 Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc. (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed June 25, 2003 and incorporated herein by reference.)

         4.1 Articles of Amendment and Restatement of CNL Retirement Properties, Inc. dated July 28, 2003 (Previously filed as
                  Exhibit 3.8 to the Registrant's Registration Statement on Form S-11 filed July 30, 2003 and incorporated herein by reference.)

         4.2      CNL Health Care Properties, Inc. Bylaws (Previously filed as
                  Exhibit 3.2 to the Registrant's Form 10-K filed March 5, 1999 and incorporated herein by reference.)

         4.3 Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc. (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed March 31, 2000 and incorporated herein by reference.)

         4.4 Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc. (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed June 25, 2003 and incorporated herein by reference.)

         4.5 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

         *5 Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Retirement Properties, Inc.

         *8 Opinion of Greenberg Traurig, LLP regarding certain material tax issues relating to CNL Retirement Properties, Inc.

         10.1 Form of Escrow Agreement between CNL Retirement Properties, Inc. and SouthTrust Bank (Previously filed as Exhibit 10.1 to the Registrant's Registration Statement on Form S-11 filed July 30, 2003 and incorporated herein by reference.)


-----------------------
*To be filed by amendment.

         10.2     Form of Advisory Agreement (Filed herewith.)

         10.3     Form of Joint Venture Agreement (Previously filed as Exhibit
                  10.3 to the Registrant's Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

         10.4     Form of Indemnification and Put Agreement (Previously filed as
                  Exhibit 10.4 to the Registrant's Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

         10.5 Form of Unconditional Guaranty of Payment and Performance (Previously filed as Exhibit 10.5 to the Registrant's Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

         10.6 Form of Purchase Agreement (Previously filed as Exhibit 10.6 to the Registrant's Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

         10.7 Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease (Previously filed as Exhibit
                  10.7 to the Registrant's Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

         10.8 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

         10.9 Indemnification Agreement between CNL Health Care Properties, Inc. and Thomas J. Hutchison III dated February 29, 2000. Each of the following directors and/or officers has signed a substantially similar agreement as follows: James M. Seneff, Jr., Robert A. Bourne, David W. Dunbar, Timothy S. Smick, Edward A. Moses, Jeanne A. Wall and Lynn E. Rose, dated September 15, 1998, Phillip M. Anderson, Jr. dated February 19, 1999, James W. Duncan dated February 22, 2002, and Stuart
                  J. Beebe dated July 15, 2002 (Previously filed as Exhibit 10.2 to the Registrant's Form 10-Q filed May 3, 2000 and incorporated herein by reference.)

         10.10 Agreement of Limited Partnership of CNL Health Care Partners, LP (Previously filed as Exhibit 10.10 to Post-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2000 and incorporated herein by reference.)

         10.11 Purchase and Sale Agreement between CNL Health Care Partners, LP and Marriott Senior Living Services, Inc., relating to the Brighton Gardens(R) by Marriott(R) -- Orland Park, Illinois (Previously filed as Exhibit 10.11 to the Registrant's Registration Statement on Form S-11 filed May 19, 2000 and incorporated herein by reference.)

         10.12 Lease Agreement between CNL Health Care Partners, LP and BG Orland Park, LLC dated April 20, 2000, relating to the Brighton Gardens(R) by Marriott(R) -- Orland Park, Illinois (Previously filed as Exhibit 10.12 to the Registrant's Registration Statement on Form S-11 filed May 19, 2000 and incorporated herein by reference.)

         10.13 Revolving Line of Credit Agreement with CNL Health Care Properties, Inc., CNL Health Care Partners, LP and Colonial Bank, dated April 20, 2000 (Previously filed as Exhibit 10.13 to the Registrant's Registration Statement on Form S-11 filed May 19, 2000 and incorporated herein by reference.)

         10.14 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Broadway Plaza at Pecan Park - Arlington, Texas (Previously filed as Exhibit 10.14 to Post-Effective Amendment No. Six to the Registrant's Registration Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)


-----------------------
*To be filed by amendment.

         10.15 Lease Agreement between CNL Retirement - AM/Texas, LP and ARC Pecan Park, L.P. dated November 9, 2001, relating to the Broadway Plaza at Pecan Park - Arlington, Texas (Previously filed as Exhibit 10.15 to Post-Effective Amendment No. Six to the Registrant's Registration Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)

         10.16 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Homewood Residence of Boca Raton - Boca Raton, Florida (Previously filed as Exhibit 10.16 to Post-Effective Amendment No. Six to the Registrant's Registration Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)

         10.17 Lease Agreement between CNL Retirement - AM/Florida, LP and ARC Boca Raton, Inc. dated November 9, 2001, relating to the Homewood Residence of Boca Raton - Boca Raton, Florida (Previously filed as Exhibit 10.17 to Post-Effective Amendment No. Six to the Registrant's Registration Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)

         10.18 Lease Agreement between CNL Retirement Corp. and ARC Holley Court, LLC dated February 11, 2002, relating to the Holley Court Terrace - Oak Park, Illinois (Previously filed as
                  Exhibit 10.18 to Post-Effective Amendment No. Seven to the Registrant's Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

         10.19 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and ARC Holley Court, LLC, as Seller, relating to the Holley Court Terrace - Oak Park, Illinois (Previously filed as Exhibit 10.19 to Post-Effective Amendment No. Seven to the Registrant's Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

         10.20 Lease Agreement between CNL Retirement - AM/Florida, LP and ARC Coconut Creek, LLC dated February 11, 2002, relating to the Homewood Residence of Coconut Creek - Coconut Creek, Florida (Previously filed as Exhibit 10.20 to Post-Effective Amendment No. Seven to the Registrant's Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

         10.21 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Homewood Residence of Coconut Creek - Coconut Creek, Florida (Previously filed as Exhibit 10.21 to Post-Effective Amendment No. Seven to the Registrant's Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

         10.22 Lease Agreement between CNL Retirement - AM/Colorado LP and ARC Greenwood Village, Inc. dated March 21, 2002, relating to the Heritage Club at Greenwood Village - Greenwood Village, Colorado (Previously filed as Exhibit 10.22 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed May 10, 2002 and incorporated herein by reference.)

         10.23 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Heritage Club at Greenwood Village - Greenwood Village, Colorado (Previously filed as Exhibit 10.23 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed May 10, 2002 and incorporated herein by reference.)

         10.24 Loan Agreement between ARC Holley Court, LLC, as Borrower, and GMAC Commercial Mortgage Corporation, as Lender, relating to the Holley Court Terrace - Oak Park, Illinois (Previously filed as Exhibit 10.24 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed May 10, 2002 and incorporated herein by reference.)

         10.25 Lease Agreement between CNL Retirement Camarillo CA, LP and HRA Management Corporation dated May 16, 2002 relating to the Brighton Gardens of Camarillo - Camarillo, California (Previously filed as Exhibit 10.25 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)


-----------------------
*To be filed by amendment.

         10.26 Lease Agreement between CNL Retirement Towson MD, LP and HRA Management Corporation dated May 16, 2002 relating to the Brighton Gardens of Towson - Towson, Maryland (Previously filed as Exhibit 10.26 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

         10.27 Lease Agreement between CNL Retirement Clayton OH, LP and HRA Management Corporation dated May 17, 2002 relating to the Marriott MapleRidge of Clayton - Clayton, Ohio (Previously filed as Exhibit 10.27 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

         10.28 Lease Agreement between CNL Retirement Dartmouth MA, LP and HRA Management Corporation dated May 16, 2002 relating to the Marriott MapleRidge of Dartmouth - Dartmouth, Massachusetts (Previously filed as Exhibit 10.28 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

         10.29 Lease Agreement between CNL Retirement Laguna Creek CA, LP and HRA Management Corporation dated May 16, 2002 relating to the Marriott MapleRidge of Laguna Creek - Elk Grove, California (Previously filed as Exhibit 10.29 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

         10.30 Purchase and Sale Agreement between Marriott Senior Living Services, Inc., VCS, Inc. and MSLS - MapleRidge, Inc., as Sellers, Marriott International, Inc. and CNL Retirement MA1, LP, as Purchaser, and HRA Management Corporation, as Tenant, relating to the Brighton Gardens of Camarillo - Camarillo, California; Brighton Gardens of Towson - Towson, Maryland; Marriott MapleRidge of Clayton - Clayton, Ohio; Marriott MapleRidge of Dartmouth - Dartmouth, Massachusetts; and Marriott MapleRidge of Laguna Creek - Elk Grove, California (Previously filed as Exhibit 10.30 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

         10.31 Loan Agreement between Five Pack Retirement 2002, LLC, Lender, and CNL Retirement Clayton OH, LP, CNL Retirement Laguna Creek CA, LP, CNL Retirement Camarillo CA, LP, CNL Retirement Dartmouth MA, LP, CNL Retirement Towson MD, LP, Borrowers, and U.S. Bank, National Association, Collateral Agent, relating to the Brighton Gardens of Camarillo - Camarillo, California; Brighton Gardens of Towson - Towson, Maryland; Marriott MapleRidge of Clayton - Clayton, Ohio; Marriott MapleRidge of Dartmouth - Dartmouth, Massachusetts; and Marriott MapleRidge of Laguna Creek - Elk Grove, California (Previously filed as
                  Exhibit 10.31 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

         10.32 Loan Agreement between General Electric Capital Corporation, as Lender, and CNL Retirement - AM/Colorado, LP, as Borrower, dated August 8, 2002, relating to the Heritage Club at Greenwood Village - Greenwood Village, Colorado (Previously filed as Exhibit 10.25 to the Registrant's Form 10-Q filed November 14, 2003 and incorporated herein by reference.)

         10.33 Mortgage Loan Agreement between CNL Retirement Properties, Inc., as Lender, and DSTS, LLC, as Borrower, dated August 12, 2002, relating to the Vero Beach, Florida land (Previously filed as Exhibit 10.26 to the Registrant's Form 10-Q filed November 14, 2002 and incorporated herein by reference.)

         10.34 Refinancing and Acquisition Agreement dated September 30, 2002, between CNL Retirement Partners, LP, and Prime Care Properties, LLC, PC1, LLC, PC2, LLC, Prime Care One, LLC, Prime Care Two, LLC and Thomas E. Phillippe, Jr., relating to the Brighton Gardens of Venice - Venice, Florida; Brighton Gardens of Mountainside - Mountainside, New Jersey; Brighton Gardens of Friendship Heights - Chevy Chase, Maryland; Brighton Gardens of Charlotte - Charlotte, North Carolina; Brighton Gardens of Winston-Salem - Winston Salem, North Carolina; Brighton Gardens of Raleigh - Raleigh, North Carolina; Brighton Gardens of Brentwood - Brentwood, Tennessee; Brighton Gardens of Stamford - Stamford, Connecticut; Brighton Gardens of Middleton - Middleton, New Jersey; Brighton Gardens of Buckhead - Atlanta, Georgia; and Brighton Gardens of Naples - Naples, Florida (Previously filed as Exhibit 10.27 to the Registrant's Form 10-Q filed November 14, 2002 and incorporated herein by reference.)


-----------------------
*To be filed by amendment.

         10.35 Lease Agreement dated September 30, 2002, between CNL Retirement PC1 Naples FL, LP, CNL Retirement PC1 Venice FL, LP, CNL Retirement PC1 New Jersey, LP, CNL Retirement PC1 Friendship Heights MD, LP, CNL Retirement PC1 North Carolina, LP, CNL Retirement PC1 Stamford CT, LP, CNL Retirement PC1 Buckhead GA, LP and CNL Retirement PC1 Brentwood TN, LP, as Lessors, Prime Care One, LLC and Prime Care Two, LLC, as Lessees, relating to the Brighton Gardens of Venice - Venice, Florida; Brighton Gardens of Mountainside - Mountainside, New Jersey; Brighton Gardens of Friendship Heights - Chevy Chase, Maryland; Brighton Gardens of Charlotte - Charlotte, North Carolina; Brighton Gardens of Winston-Salem - Winston Salem, North Carolina; Brighton Gardens of Raleigh - Raleigh, North Carolina; Brighton Gardens of Brentwood - Brentwood, Tennessee; Brighton Gardens of Stamford - Stamford, Connecticut; Brighton Gardens of Middleton - Middleton, New Jersey; Brighton Gardens of Buckhead - Atlanta, Georgia; and Brighton Gardens of Naples - Naples, Florida (Previously filed as Exhibit 10.28 to the Registrant's Form 10-Q filed November 14, 2002 and incorporated herein by reference.)

         10.36 Ground Lease Agreement between CNL Retirement ER1, LP and Peabody Campus, LLC dated October 10, 2002, relating to the Brooksby Village Continuing Care Retirement Community - Peabody, Massachusetts (Previously filed as Exhibit 10.36 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

         10.37 Purchase and Sale Agreement between CNL Retirement ER1, LP, as Buyer, and Peabody Campus, LLC, as Seller, relating to the Brooksby Village Continuing Care Retirement Community - Peabody, Massachusetts (Previously filed as Exhibit 10.37 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

         10.38 Lease Agreement between CNL Retirement AM/Tennessee LP and Homewood at Brookmont Terrace, LLC dated October 31, 2002, relating to the Homewood Residence at Brookmont Terrace - Nashville, Tennessee (Previously filed as Exhibit 10.38 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

         10.39 Purchase and Sale Agreement between CNL Retirement Corp., as Buyer, and Homewood at Brookmont Terrace, LLC, as Seller, relating to the Homewood Residence at Brookmont Terrace - Nashville, Tennessee (Previously filed as Exhibit 10.39 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

         10.40 Lease Agreement between CNL Retirement MA3 Washington, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Bellevue - Bellevue, Washington (Previously filed as Exhibit 10.40 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

         10.41 Lease Agreement between CNL Retirement MA2 Illinois, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Hoffman Estates - Hoffman Estates, Illinois (Previously filed as Exhibit 10.41 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

         10.42 Lease Agreement between CNL Retirement MA3 Oklahoma, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Oklahoma City - Oklahoma City, Oklahoma (Previously filed as Exhibit 10.42 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

         10.43 Lease Agreement between CNL Retirement MA3 California, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Santa Rosa - Santa Rosa, California (Previously filed as Exhibit 10.43 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)


-----------------------
*To be filed by amendment.

         10.44 Lease Agreement between CNL Retirement MA2 Oklahoma, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Tulsa - Tulsa, Oklahoma (Previously filed as Exhibit 10.44 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

         10.45 Lease Agreement between CNL Retirement MA3 Georgia, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Vinings - Atlanta, Georgia (Previously filed as Exhibit 10.45 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

         10.46 Lease Agreement between CNL Retirement MA3 Washington, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Hearthside of Lynnwood - Lynnwood, Washington (Previously filed as Exhibit 10.46 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

         10.47 Lease Agreement between CNL Retirement MA3 Washington, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Hearthside of Snohomish - Snohomish, Washington (Previously filed as Exhibit 10.47 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

         10.48 Lease Agreement between CNL Retirement MA2 California, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the MapleRidge of Hemet - Hemet, California (Previously filed as Exhibit 10.48 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

         10.49 Lease Agreement between CNL Retirement MA2 Massachusetts, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the MapleRidge of Plymouth - Plymouth, Massachusetts (Previously filed as Exhibit 10.49 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

         10.50 Lease Agreement between CNL Retirement MA2 Ohio, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the MapleRidge of Willoughby - Willoughby, Ohio (Previously filed as Exhibit 10.50 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

         10.51 Lease Agreement between CNL Retirement MA2 Arkansas, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the Pleasant Hills Retirement Community - Little Rock, Arkansas (Previously filed as Exhibit 10.51 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

         10.52 Purchase and Sale Agreement between Marriott Senior Living Services, Inc., MSLS-MapleRidge, Inc., and Marriott International, Inc., as Sellers, and CNL Retirement MA2, LP, as Purchaser, CNL Retirement Partners, LP as the Orland Park Owner and Eight Pack Management Corp., as Tenant, relating to the Brighton Gardens of Hoffman Estates - Hoffman Estates, Illinois; Brighton Gardens of Tulsa - Tulsa, Oklahoma; MapleRidge of Hemet - Hemet, California; MapleRidge of Plymouth - Plymouth, Massachusetts; MapleRidge of Willoughby - Willoughby, Ohio and Pleasant Hills Retirement Community - Little Rock, Arkansas (Previously filed as Exhibit 10.52 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

         10.53 Purchase and Sale Agreement between Marriott Senior Living Services, Inc., MSLS-MapleRidge, Inc., and Marriott International, Inc., as Sellers, and CNL Retirement MA3, LP, as Purchaser, and Eleven Pack Management Corp., as Tenant, relating to the Brighton Gardens of Bellevue - Bellevue,

-----------------------
*To be filed by amendment.

                  Washington; Brighton Gardens of Oklahoma City - Oklahoma City, Oklahoma; Brighton Gardens of Santa Rosa - Santa Rosa, California; Brighton Gardens of Vinings - Atlanta, Georgia; Hearthside of Lynnwood - Lynnwood, Washington and Hearthside of Snohomish - Snohomish, Washington (Previously filed as
                  Exhibit 10.53 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

         10.54 Credit Agreement dated as of March 17, 2003 by and among CNL Retirement Partners, LP, as Borrower, CNL Retirement GP Corp., as a Parent and Guarantor, CNL Retirement LP Corp., as a Parent and Guarantor, CNL Retirement Properties, Inc. and each of the other Guarantors, Bank of America, N.A., as Administrative Agent, and Banc of America Securities LLC, as Sole Lead Arranger and as Book Manager, and the financial institutions party hereto and their assignees under Section 11.7, as Lenders (Previously filed as Exhibit 10.54 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

         10.55 Purchase and Sale Agreement between Marriott Continuing Care, LLC, as Sellers, and Marriott International, Inc. and CNL Retirement MA3, LP, as Purchaser, relating to the Fairfax Continuing Care Retirement Community - Fort Belvoir, Virginia and the Quadrangle Continuing Care Retirement Community - Haverford, Pennsylvania. (Previously filed as Exhibit 10.48 to the Registrant's Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

         10.56 Lease Agreement between CNL Retirement MA3 Virginia, LP and Marriott Continuing Care, LLC dated March 28, 2003, relating to the Fairfax Continuing Care Retirement Community - Fort Belvoir, Virginia. (Previously filed as Exhibit 10.49 to the Registrant's Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

         10.57 Lease Agreement between CNL Retirement MA3 Pennsylvania, LP and Marriott Continuing Care, LLC dated March 28, 2003, relating to the Quadrangle Continuing Care Retirement Community - Haverford, Pennsylvania. (Previously filed as
                  Exhibit 10.50 to the Registrant's Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

         10.58 Assumption and Reimbursement Agreement between Marriott International, Inc., as Assignor, Marriott Continuing Care, LLC, as Assignor, CNL Retirement Properties, Inc., as Assignee, CNL Retirement MA3 Pennsylvania, LP, as Assignee, and CNL Retirement MA3 Virginia, LP, as Assignee, dated March 28, 2003. (Previously filed as Exhibit 10.51 to the Registrant's Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

         10.59 Purchase and Sale Agreement by and among WEC 99C-1, LLC, WEC 99C-2, LLC, WEC 99C-3, LLC, WEC 99C-4, LLC, WEC 99C-5, LLC, WEC 99C-6, LLC, WEC 99C-7, LLC, WEC 99C-8, LLC, WEC 99C-9, LLC, WEC 99C-10, LLC, WEC 99C-11, LLC, WEC 99C-12, LLC, WEC 99C-13, LLC, WEC 99C-14, LLC, respectively, as Sellers, and CNL Retirement Properties, Inc., as Purchaser dated August 29, 2003. (Previously filed as Exhibit 10.59 to Post-Effective Amendment No. Three to the Registrant's Registration Statement on Form S-11 filed October 21 ,2003 and incorporated herein by reference.)

         10.60 Purchase and Sale Agreement by and among Sunrise Assisted Living Limited Partnership, Sunrise Farmington Hills Assisted Living, L.L.C., Atlantic-Sunrise, LLC, Sunrise Poland Assisted Living, L.L.C., Sunrise Raleigh Assisted Living, LLC, Sunrise Assisted Living Limited Partnership VIII, L.P., and ADG on Sheepshead Bay, LLC, as Seller and CNL Retirement Corp., as Purchaser and Twenty Pack Management Corp., as Tenant dated September 29, 2003. (Previously filed as Exhibit 10.60 to Post-Effective Amendment No. Three to the Registrant's Registration Statement on Form S-11 filed October 21, 2003 and incorporated herein by reference.)


-----------------------
*To be filed by amendment.

         10.61 Pooling Agreement by and among Sunrise Senior Living Management, Inc., as Manager and Twenty Pack Management Corp., Sunrise Five Forks Assisted Living, L.L.C., Sunrise Development, Inc. and Sunrise Madison Senior Living, L.L.C., as Owners and CNL Retirement Sun 1, LP, CNL Retirement Sun 1 Beverly Hills CA, LP, CNL Retirement Sun 1 Cresskill NJ, LP, CNL Retirement Sun 1 Edmonds WA, LP, CNL Retirement Sun 1 Lilburn GA, LP and CNL Retirement Sun 1 Madison NJ, LP, as Landlords dated September 30, 2003. (Previously filed as
                  Exhibit 10.61 to Post-Effective Amendment No. Three to the Registrant's Registration Statement on Form S-11 filed October 21, 2003 and incorporated herein by reference.)

         23.1 Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants, dated December 26, 2003 (Filed herewith.)

         *23.2 Consent of Greenberg Traurig, LLP (To be contained in its opinions to be filed as Exhibits 5 and 8 and incorporated herein by reference.)

         23.3 Consent of Ernst & Young LLP, Independent Auditors, dated December 23, 2003 (Filed herewith.)

         23.4 Consent of Ernst & Young LLP, Independent Auditors, dated December 23, 2003 (Filed herewith.)

         23.5 Consent of Ernst & Young LLP, Independent Auditors, dated December 23, 2003 (Filed herewith.)

         23.6 Consent of Ernst & Young LLP, Independent Auditors, dated December 23, 2003 (Filed herewith.)

         24       Power of Attorney (Filed herewith.)

-----------------------
*To be filed by amendment.

ITEM 37. UNDERTAKINGS.

         The registrant undertakes (a) to file any prospectuses required by
Section 10(a)(3) as post-effective amendments to this registration statement,
(b) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation, and other benefits paid or accrued to the Advisor or its Affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

         The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

         The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. Post-effective amendments will include audited financial statements meeting the requirements of Rule 3-14 or Rule 3-05 of Regulation S-X, as appropriate based upon the type of property acquired and the type of lease to which such property will be subject, only for properties acquired during the distribution period.

         The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 or Rule 3-05 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended. The registrant undertakes to include, in filings containing audited financial statements of the Company, after the end of the distribution period, separate audited financial statements for all lessees leasing one or more properties whose cost represents 20% or more of the gross proceeds of the offering.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    TABLE VI

                      ACQUISITION OF PROPERTIES BY PROGRAMS

         Table VI presents information concerning the acquisition of real properties by the public real estate limited partnerships and the unlisted public REITs sponsored by Affiliates of the Company through December 31, 2002 The information includes the gross leasable space or number of units and total square feet of units, dates of purchase, locations, cash down payment and contract purchase price plus acquisition fee. This information is intended to assist the prospective investor in evaluating the terms involved in acquisitions by such prior programs.

                                    TABLE VI
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

                                      CNL Income             CNL Income             CNL Income            CNL Income
                                        Fund,                 Fund II,               Fund III,             Fund IV,
                                         Ltd.                   Ltd.                   Ltd.                  Ltd.
                                  ------------------     ------------------     ------------------    ------------------
                                       (Note 2)               (Note 3)               (Note 4)              (Note 5)
Locations                            AL, AZ, CA, FL,        AL, AZ, CO, FL,        AL, AZ, CA, CO,       AL, DC, FL, GA,
                                     GA, LA, MD, OK,        GA, IL, IN, KS,        FL, GA, IA, IL,       IL, IN, KS, MA,
                                     PA, TX, VA, WA         LA, MI, MN, MO,        IN, KS, KY, MD,       MD, MI, MS, NC,
                                                            NC, NM, OH, TN,        MI, MN, MO, NC,       OH, PA, TN, TX,
                                                            TX, WA, WY             NE, OK, TX            VA

Type of property                         Restaurants            Restaurants            Restaurants           Restaurants

Gross leasable space
   (sq. ft.) or number                      22 units               50 units               40 units              47 units
   of units and total
   square feet of units                   80,314 s/f            190,753 s/f            170,944 s/f           166,494 s/f

Dates of purchase                 2/18/86 - 12/31/97     2/11/87 - 11/18/99     2/11/87 - 10/25/99    10/30/87 - 1/19/99

Cash down payment (Note 1)               $13,435,137            $27,417,112            $25,000,031           $28,643,526

Contract purchase price
   plus acquisition fee                  $13,361,435            $27,266,696            $24,891,350           $28,541,500

Other cash expenditures
   expensed                                       --                     --                     --                    --

Other cash expenditures
   capitalized                                73,702                150,416                108,681               102,026
                                  ------------------     ------------------     ------------------    ------------------

Total acquisition cost (Note 1)          $13,435,137            $27,417,112            $25,000,031           $28,643,526
                                  ==================     ==================     ==================    ==================

Note 1: This amount was derived from capital contributions or proceeds from partners or stockholders, respectively, and net sales proceeds reinvested in other properties. With respect to CNL American Properties Fund, Inc., amounts were also advanced under its line of credit to facilitate the acquisition of these properties. With respect to CNL Hospitality Properties, Inc. amounts were also advanced under its line of credit or through permanent financing to facilitate the acquisition of these properties.

Note 2: The partnership owns a 50% interest in a joint venture which owns a restaurant property. In addition, the partnership owns a 12.17% interest in one restaurant property held as tenants-in-common with affiliates. The partnership previously owned a 50% interest in two separate joint ventures which each owned a restaurant property.

Note 3: The partnership owns a 49%, a 50%, and a 64% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 33.87%, a 57.91%, a 47%, a 37.01%, a 39.39%, and a 13.38% interest in six restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 48% interest in a joint venture which owned a restaurant property. In addition, one of the joint ventures previously owned one additional restaurant property.

Note 4: The partnership owns a 69.07% and a 46.88% interest in two separate joint ventures which each own one restaurant property. In addition, the partnership owns a 33%, a 9.84%, a 25.87%, and a 20% interest in four restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 73.4% interest in a joint venture which owned a restaurant property.

Note 5: The partnership owns a 51%, a 57%, a 96.1%, a 68.87%, and a 35.71% interest in five separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 53% and a 76% interest in two restaurant properties held as tenants-in-common with affiliates. The partnership previously owned a 26.6% interest in a joint venture which owned a restaurant property.

                                     CNL Income             CNL Income            CNL Income            CNL Income
                                      Fund V,                Fund VI,              Fund VII,            Fund VIII,
                                        Ltd.                   Ltd.                  Ltd.                  Ltd.
                                  -----------------      ----------------      ----------------      -----------------
                                       (Note 6)              (Note 7)              (Note 8)               (Note 9)
Locations                           AZ, FL, GA, IL,       AR, AZ, CA, FL,       AL, AZ, CO, FL,        AZ, CO, FL, IL,
                                    IN, MI, NH, NY,       GA, ID, IL, IN,       GA, IN, LA, MI,        IN, LA, MI, MN,
                                    OH, SC, TN, TX,       KS, MA, MD, MI,       MN, NC, NE, OH,        NC, NY, OH, OR,
                                    UT, WA                MN, NC, NE, NM,       PA, SC, TN, TX,        TN, TX, VA, WI
                                                          NY, OH, OK, PA,       UT, WA
                                                          TN, TX, VA, WA,
                                                          WY

Type of property                        Restaurants           Restaurants           Restaurants            Restaurants

Gross leasable space
   (sq. ft.) or number                     36 units              66 units              59 units               55 units
   of units and total
   square feet of units                 149,519 s/f           266,003 s/f           235,628 s/f            244,702 s/f

Dates of purchase                 2/6/89 - 12/14/99      5/1/87 - 6/26/02      1/5/90 - 9/25/02      4/30/90 - 9/25/02

Cash down payment (Note 1)              $26,459,769           $49,719,827           $37,154,958            $41,739,720

Contract purchase price
   plus acquisition fee                 $26,077,897           $49,199,318           $36,488,276            $41,206,994

Other cash expenditures
   expensed                                      --                    --                    --                     --

Other cash expenditures
   capitalized                              381,872               520,509               666,682                532,726
                                  -----------------      ----------------      ----------------      -----------------

Total acquisition cost (Note 1)         $26,459,769           $49,719,827           $37,154,958            $41,739,720
                                  =================      ================      ================      =================

Note 6: The partnership owns a 43% and a 53.12% interest in two separate joint ventures which each own a restaurant property. In addition, the partnership owns a 42.09% and a 27.78% interest in two restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 48.9% and a 66.5% interest in two separate joint ventures which each owned a restaurant property.

Note 7: The partnership owns a 3.9%, a 14.46%, a 36%, a 50%, and a 64.29% interest in five separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 74%, an 18%, a 23.04%, a 34.74%, a 46.2%, an 85%, a 60%, an 80%, a 14.2%, and a 9.5%
         interest in ten restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 66.14% interest in a joint venture which owned a restaurant property. One of the joint ventures previously owned one additional property. In addition, the partnership previously owned a 51.67%, a 77%, and a 75% interest in three restaurant properties held separately as tenants-in-common with affiliates.

Note 8: The partnership owns an 83.3%, a 4.79%, an 18%, a 79%, a 56%, a 14%, a 68.75%, and a 36.88% interest in eight separate joint ventures. Six of the joint ventures each own one restaurant property and the other joint venture owns five restaurant properties. In addition, the partnership owns a 71%, a 53%, a 35.64%, and a 43% interest in four restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 51.1% interest in a joint venture which owned a restaurant property. One of the joint ventures previously owned one additional restaurant property and one of the joint ventures previously owned two additional restaurant properties. In addition, the partnership previously owned a 48.33% interest in a restaurant property held as tenants-in-common with an affiliate.

Note 9: The partnership owns an 85.54%, an 87.68%, a 36.8%, a 34%, and a 10% interest in five separate joint ventures. Four of the joint ventures each own one restaurant property and the other joint venture owns five restaurant properties. In addition, the partnership owns a 66%, a 19.3%, a 10%, and a 17% interest in four restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 12.46% interest in a joint venture which owned a restaurant property. One of the joint ventures previously owned two additional restaurant properties. In addition, the partnership previously owned a 66% interest in a restaurant property held as tenants-in-common with an affiliate.

                                     CNL Income             CNL Income             CNL Income             CNL Income
                                      Fund IX,                Fund X,               Fund XI,              Fund XII,
                                        Ltd.                    Ltd.                  Ltd.                   Ltd.
                                  -----------------      -----------------      -----------------     -------------------
                                      (Note 10)              (Note 11)              (Note 12)              (Note 13)
Locations                           AL, CA, CO, FL,        AL, AZ, CA, CO,        AL, AZ, CA, CO,         AL, AZ, CA, CO,
                                    GA, IL, IN, LA,        FL, ID, IL, IN,        CT, FL, KS, LA,         FL, GA, IA, IN,
                                    MD, MI, MN, MS,        LA, MI, MO, MT,        MA, MI, MS, NC,         LA, MO, MS, NC,
                                    NC, NH, NY, OH,        NC, NE, NH, NM,        NH, NM, OH, OK,         NM, OH, SC, TN,
                                    SC, TN, TX             NY, OH, PA, SC,        PA, SC, TX, VA,         TX, WA
                                                           TN, TX, WA             WA

Type of property                        Restaurants            Restaurants            Restaurants             Restaurants

Gross leasable space
   (sq. ft.) or number                     55 units               59 units               48 units                58 units
   of units and total
   square feet of units                 242,175 s/f            252,572 s/f            202,269 s/f             244,910 s/f

Dates of purchase                 8/31/90 - 9/25/02      11/5/91 - 6/26/02      5/18/92 - 6/26/02      10/16/92 - 9/25/02

Cash down payment (Note 1)              $41,519,232            $43,899,142            $42,615,776             $49,541,814

Contract purchase price
   plus acquisition fee                 $40,776,871            $43,196,644            $42,020,331             $49,044,383

Other cash expenditures
   expensed                                      --                     --                     --                      --

Other cash expenditures
   capitalized                              742,361                702,498                595,445                 497,431
                                  -----------------      -----------------      -----------------     -------------------

Total acquisition cost (Note 1)         $41,519,232            $43,899,142            $42,615,776             $49,541,814
                                  =================      =================      =================     ===================

Note 10: The partnership owns a 50%, a 45.2%, a 27.33%, and a 60% interest in four separate joint ventures. Two of the joint ventures own one restaurant property and the other two joint ventures own five restaurant properties each. In addition, the partnership owns a 67%, a 29%, a 15%, and a 34% interest in four restaurant properties held as tenants-in-common with affiliates. Two of the joint ventures previously owned one additional restaurant property each and one of the joint ventures owned two additional restaurant properties. In addition, the partnership previously owned a 25% and a 34% interest in two restaurant properties held separately as tenants-in-common with affiliates.

Note 11:   The partnership owns a 50%, an 88.26%, a 40.95%, a 10.51%, a 69.06%, and a 10% interest in six separate joint ventures. Five of the joint ventures own one restaurant property each and the other joint venture owns five restaurant properties. In addition, the partnership owns a 13%, a 6.69%, and an 81.65% interest in three restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 52% interest in a joint venture which owned a restaurant property. In addition, one of the joint ventures previously owned one additional restaurant property.

Note 12:   The partnership owns a 62.16%, a 77.33%, an 85%, a 76.6%, and a 42.8%
           interest in five separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 72.58%, an 85.8%, and a 90.5% interest in three restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 23% interest in a restaurant property held as tenants-in-common with an affiliate.

Note 13:   The partnership owns a 31.13%, a 59.05%, an 18.61%, a 27.72%, a 55%, and an 80% interest in six separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 57% interest in a restaurant property held as tenants-in-common with an affiliate. The partnership previously owned an 87.54% interest in a joint venture which owned a restaurant property.

                                     CNL Income             CNL Income             CNL Income             CNL Income
                                     Fund XIII,             Fund XIV,               Fund XV,              Fund XVI,
                                        Ltd.                   Ltd.                   Ltd.                   Ltd.
                                  -----------------      ------------------     -----------------      ------------------
                                      (Note 14)              (Note 15)              (Note 16)               (Note 17)
Locations                           AL, AR, AZ, CA,         AL, AZ, CO, FL,       AL, CA, FL, GA,         AZ, CA, CO, DC,
                                    CO, FL, GA, IN,         GA, IL, KS, LA,       KS, KY, MN, MO,         FL, GA, ID, IN,
                                    KS, LA, MD, MO,         MN, MO, MS, NC,       MS, NC, NJ, NM,         KS, LA, MN, MO,
                                    NC, OH, PA, SC,         NJ, NV, OH, SC,       OH, OK, PA, SC,         NC, NM, NV, OH,
                                    TN, TX, VA              TN, TX, VA            TN, TX, VA              PA, TN, TX, UT,
                                                                                                          WI

Type of property                        Restaurants             Restaurants           Restaurants             Restaurants

Gross leasable space
   (sq. ft.) or number                     53 units                71 units              61 units                54 units
   of units and total
   square feet of units                 183,884 s/f             227,169 s/f           210,121 s/f             209,262 s/f

Dates of purchase                 5/18/93 - 9/25/02      9/27/93 - 12/30/02     4/28/94 - 6/26/02      10/21/94 - 6/26/02

Cash down payment (Note 1)              $39,139,344             $49,758,797           $43,829,560             $47,077,424

Contract purchase price
   plus acquisition fee                 $38,771,218             $49,332,416           $43,439,270             $46,687,961

Other cash expenditures
   expensed                                      --                      --                    --                      --

Other cash expenditures
   capitalized                              368,126                 426,381               390,290                 389,463
                                  -----------------      ------------------     -----------------      ------------------

Total acquisition cost (Note 1)         $39,139,344             $49,758,797           $43,829,560             $47,077,424
                                  =================      ==================     =================      ==================

Note 14: The partnership owns a 50% and a 27.8% interest in two separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 66.13%, a 63.09%, a 47.83%, and a 41% interest in four restaurant properties held separately as tenants-in-common with affiliates.

Note 15: The partnership owns a 50% interest in three separate joint ventures and a 72.2%, a 39.94%, an 11%, and a 44% interest in four additional joint ventures. Six of the joint ventures each own one restaurant property and the other joint venture owns five restaurant properties. In addition, the partnership owns a 26% interest in a property held separately as tenants-in-common with an affiliate. One of the joint ventures previously owned three additional properties.

Note 16: The partnership owns a 50% interest in a joint venture which owns five restaurant properties and a 23.62% and a 31.25% interest in two separate joint ventures, each of which owns one restaurant property. In addition, the partnership owns a 16%, a 15%, and a 59% interest in three restaurant properties held as tenants-in-common with affiliates. One of the joint ventures previously owned three additional properties.

Note 17: The partnership owns a 32.35%, a 19.72%, and a 21% interest in three separate joint ventures which each own one restaurant. In addition, the partnership owns an 80.44%, a 40.42%, and an 83% interest in three restaurant properties held as tenants-in-common with affiliates.

                                    CNL American             CNL Income             CNL Income          CNL Hospitality
                                  Properties Fund,           Fund XVII,            Fund XVIII,            Properties,
                                        Inc.                    Ltd.                   Ltd.                   Inc.
                                  ------------------     ------------------     ------------------     ------------------
                                      (Note 18)               (Note 19)             (Note 20)               (Note 21)
Locations                            AL, AR, AZ, CA,        CA, FL, GA, IL,        AZ, CA, CO, FL,        AZ, CA, CO, CT,
                                     CO, CT, DE, FL,        IN, MD, MI, NC,        GA, IL, KY, MD,        FL, GA, HI, KS,
                                     GA, IA, ID, IL,        NE, NV, OH, SC,        MN, NC, NV, NY,        MA, MD, MI, MN,
                                     IN, KS, KY, LA,        TN, TX, WA, WI         OH, PA, TN, TX,        NC, NJ, NV, OR,
                                     MD, MI, MN, MO,                               VA                     PA, TX, UT, VA,
                                     MS, NC, NE, NH,                                                      WA
                                     NJ, NM, NV, NY,
                                     OH, OK, OR, PA,
                                     RI, SC, SD, TN,
                                     TX, UT, VA, WA,
                                     WI, WV

Type of property                         Restaurants            Restaurants            Restaurants                 Hotels

Gross leasable space
   (sq. ft.) or number                   1,118 units               39 units               30 units               56 units
   of units and total
   square feet of units                4,968,517 s/f            165,544 s/f            152,527 s/f          8,272,732 s/f

Dates of purchase                 6/30/95 - 12/30/02     12/20/95 - 9/25/02     12/27/96 - 6/26/02     7/31/98 - 12/20/02

Cash down payment (Note 1)            $1,261,498,990            $34,701,715            $35,377,348         $1,861,692,079

Contract purchase price
   plus acquisition fee               $1,259,245,179            $34,635,251            $35,270,361         $1,816,298,831

Other cash expenditures
   expensed                                       --                     --                     --                     --

Other cash expenditures
   capitalized                             2,253,811                 66,464                106,987             45,393,248
                                  ------------------     ------------------     ------------------     ------------------

Total acquisition cost (Note 1)       $1,261,498,990            $34,701,715            $35,377,348         $1,861,692,079
                                  ==================     ==================     ==================     ==================

Note 18: In May 1998, CNL American Properties Fund, Inc. formed an operating partnership, CNL APF Partners, LP, to acquire and hold properties subsequent to the formation of CNL APF Partners, LP. CNL American Properties Fund, Inc. has a 100% ownership interest in the general and limited partners (which are wholly owned subsidiaries) of CNL APF Partners, LP. CNL American Properties Fund, Inc. and CNL APF Partners, LP own an 85.47%, 59.22% and a 74.57% interest in three separate joint ventures, and 80% in six separate joint ventures. Each joint venture owns one restaurant property. On June 1, 2000, CNL American Properties Fund, Inc. formed CNL Franchise Network, LP and transferred certain assets and operations to it in exchange for a combined general and limited partnership interest of 84.39%.

Note 19: The partnership owns a 60.06%, a 30.94%, an 86%, and a 40% interest in four separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 19.56%, a 27.42%, a 36.91%, a 25%, a 24%, and a 90% interest in six restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned an 80% interest in a joint venture which owned a restaurant property. In addition, one of the joint ventures previously owned one additional property.

Note 20: The partnership owns a 39.93%, a 57.2% and a 19.78% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns an 80.7% and an 18.35% interest in two restaurant properties held as tenants-in-common with affiliates.

Note 21: In June 1998, CNL Hospitality Properties, Inc. formed an operating partnership, CNL Hospitality Partners, LP, to acquire and hold its interest in properties. CNL Hospitality Properties, Inc. has a 100% ownership interest in the general and limited partner (which are wholly owned subsidiaries) of CNL Hospitality Partners, LP. CNL Hospitality Properties, Inc. has a 100% ownership interest in CNL Hotel Investors, Inc. which owns seven hotel properties. In November 1999, CNL Hospitality Properties, Inc. acquired an 89% interest in CNL Philadelphia Annex, LLC (formerly Courtyard Annex, L.L.C.) to own and lease one hotel property. In December 2000, CNL Hospitality Properties, Inc., through subsidiaries, acquired a 44% interest in Desert Ridge Resort Partners, LLC, a joint venture with an affiliate of Marriott International, Inc. and a partnership in which an affiliate of the advisor is the general partner, which owns one resort property. In July 2001, CNL Hospitality Properties, Inc., through

Note 21
continued: subsidiaries, acquired a 49% interest in WB Resort Partners, L.P., a joint venture with an affiliate of Marriott International, Inc. and a partnership in which an affiliate of the advisor is the general partner, which owns one resort property. In September 2001, CNL Hospitality Properties, Inc., through subsidiaries, acquired a 70% interest in CNL HHC Partners, LP, a joint venture with Hilton Hotels Corporation, which owns four hotel properties. In November 2001, CNL Hospitality Properties, Inc., through subsidiaries, acquired an 85% interest in CNL IHC Partners, LP, a joint venture with Interstate Property Corporation, which owns two hotel properties. In June 2002, CNL Hospitality Properties, Inc., through subsidiaries, acquired a 50% interest in CY-SF Hotel Parent, LP, a joint venture with an affiliate of Marriott International, Inc., which owns one hotel. In December 2002, CNL Hospitality Properties, through subsidiaries, acquired a 75% interest in CNL HHC Partners II, LP, a joint venture with Hilton Hotels Corporation which owns two properties.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Pre-Effective Amendment No. One to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on December 26, 2003.

                                   CNL RETIREMENT PROPERTIES, INC.
                                   (Registrant)


                                   By:  /s/ Thomas J. Hutchison III
                                        -------------------------------------
                                        Thomas J. Hutchison III
                                        Chief Executive Officer and President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Robert A. Bourne and James M. Seneff, Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all documents (including both pre-and post-effective amendments in connection with the registration statement), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. One to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signatures                           Title                            Date
              ----------                           -----                            ----
/s/ James M. Seneff, Jr.                  Chairman of the Board                December 26, 2003
---------------------------
James M. Seneff, Jr.


/s/ Robert A. Bourne                      Vice Chairman of the Board           December 26, 2003
---------------------------               and Treasurer
Robert A. Bourne


/s/ Thomas J. Hutchison III               Chief Executive Officer and          December 26, 2003
---------------------------               President
Thomas J. Hutchison III                   (Principal Executive Officer)


/s/ Stuart J. Beebe                       Chief Financial Officer              December 26, 2003
---------------------------               (Principal Financial
Stuart J. Beebe                           and Accounting Officer)

/s/ David W. Dunbar                       Independent Director                 December 26, 2003
---------------------------
David W. Dunbar

/s/ James W. Duncan, Jr.                  Independent Director                 December 26, 2003
---------------------------
James W. Duncan, Jr.

/s/ Edward A. Moses                       Independent Director                 December 26, 2003
---------------------------
Edward A. Moses

                                 EXHIBIT INDEX

Exhibits                                                                                           Page
--------                                                                                           ----
1.1            Form of Managing Dealer Agreement (Filed herewith.)

1.2            Form of Participating Broker Agreement (Filed herewith.)

3.1            Articles of Amendment and Restatement of CNL Retirement
               Properties, Inc. dated July 28, 2003 (Previously filed as Exhibit
               3.8 to the Registrant's Registration Statement on Form S-11 filed
               July 30, 2003 and incorporated herein by reference.)

3.2            CNL Health Care Properties, Inc. Bylaws (Previously filed as
               Exhibit 3.2 to the Registrant's Form 10-K filed March 5, 1999 and incorporated herein by reference.)

3.3            Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc.
               (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No.
               One to the Registrant's Registration Statement on Form S-11 filed
               March 31, 2000 and incorporated herein by reference.)

3.4            Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc.
               (Previously filed as Exhibit 3.7 to Post-Effective Amendment No.
               One to the Registrant's Registration Statement on Form S-11 filed
               June 25, 2003 and incorporated herein by reference.)

4.1            Articles of Amendment and Restatement of CNL Retirement
               Properties, Inc. dated July 28, 2003 (Previously filed as Exhibit
               3.8 to the Registrant's Registration Statement on Form S-11 filed
               July 30, 2003 and incorporated herein by reference.)

4.2            CNL Health Care Properties, Inc. Bylaws (Previously filed as
               Exhibit 3.2 to the Registrant's Form 10-K filed March 5, 1999 and incorporated herein by reference.)

4.3            Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc.
               (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No.
               One to the Registrant's Registration Statement on Form S-11 filed
               March 31, 2000 and incorporated herein by reference.)

4.4            Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc.
               (Previously filed as Exhibit 3.7 to Post-Effective Amendment No.
               One to the Registrant's Registration Statement on Form S-11 filed
               June 25, 2003 and incorporated herein by reference.)

4.5            Form of Reinvestment Plan (Included in the Prospectus as Appendix
               A and incorporated herein by reference.)

*5 Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Retirement Properties, Inc.

*8 Opinion of Greenberg Traurig, LLP regarding certain material tax issues relating to CNL Retirement Properties, Inc.

10.1           Form of Escrow Agreement between CNL Retirement Properties, Inc.
               and SouthTrust Bank (Previously filed as Exhibit 10.1 to the Registrant's Registration Statement on Form S-11 filed July 30,
               2003 and incorporated herein by reference.)

10.2           Form of Advisory Agreement (Filed herewith.)



-------
*To be filed by amendment

10.3 Form of Joint Venture Agreement (Previously filed as Exhibit 10.3 to the Registrant's Registration Statement on Form S-11 filed
               March 5, 1998 and incorporated herein by reference.)

10.4           Form of Indemnification and Put Agreement (Previously filed as
               Exhibit 10.4 to the Registrant's Registration Statement on Form
               S-11 filed March 5, 1998 and incorporated herein by reference.)

10.5           Form of Unconditional Guaranty of Payment and Performance
               (Previously filed as Exhibit 10.5 to the Registrant's
               Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.6 Form of Purchase Agreement (Previously filed as Exhibit 10.6 to the Registrant's Registration Statement on Form S-11 filed March
               5, 1998 and incorporated herein by reference.)

10.7           Form of Lease Agreement including Rent Addendum, Construction
               Addendum and Memorandum of Lease (Previously filed as Exhibit
               10.7 to the Registrant's Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.8           Form of Reinvestment Plan (Included in the Prospectus as Appendix
               A and incorporated herein by reference.)

10.9           Indemnification Agreement between CNL Health Care Properties,
               Inc. and Thomas J. Hutchison III dated February 29, 2000. Each of the following directors and/or officers has signed a substantially similar agreement as follows: James M. Seneff, Jr., Robert A. Bourne, David W. Dunbar, Timothy S. Smick, Edward A.
               Moses, Jeanne A. Wall and Lynn E. Rose, dated September 15, 1998,
               Phillip M. Anderson, Jr. dated February 19, 1999, James W. Duncan dated February 22, 2002, and Stuart J. Beebe dated July 15, 2002
               (Previously filed as Exhibit 10.2 to the Registrant's Form 10-Q filed May 3, 2000 and incorporated herein by reference.)

10.10          Agreement of Limited Partnership of CNL Health Care Partners, LP
               (Previously filed as Exhibit 10.10 to Post-Effective Amendment
               No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2000 and incorporated herein by reference.)

10.11 Purchase and Sale Agreement between CNL Health Care Partners, LP and Marriott Senior Living Services, Inc., relating to the
               Brighton Gardens(R) by Marriott(R) -- Orland Park, Illinois
               (Previously filed as Exhibit 10.11 to the Registrant's
               Registration Statement on Form S-11 filed May 19, 2000 and incorporated herein by reference.)

10.12          Lease Agreement between CNL Health Care Partners, LP and BG
               Orland Park, LLC dated April 20, 2000, relating to the Brighton
               Gardens(R) by Marriott(R) -- Orland Park, Illinois (Previously filed as Exhibit 10.12 to the Registrant's Registration Statement on Form S-11 filed May 19, 2000 and incorporated herein by reference.)

10.13          Revolving Line of Credit Agreement with CNL Health Care
               Properties, Inc., CNL Health Care Partners, LP and Colonial Bank, dated April 20, 2000 (Previously filed as Exhibit 10.13 to the
               Registrant's Registration Statement on Form S-11 filed May 19,
               2000 and incorporated herein by reference.)

10.14          Real Estate Purchase and Sale Contract between CNL Retirement
               Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Broadway Plaza at Pecan Park - Arlington, Texas
               (Previously filed as Exhibit 10.14 to Post-Effective Amendment
               No. Six to the Registrant's Registration Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)




-------
*To be filed by amendment

10.15          Lease Agreement between CNL Retirement - AM/Texas, LP and ARC
               Pecan Park, L.P. dated November 9, 2001, relating to the Broadway
               Plaza at Pecan Park - Arlington, Texas (Previously filed as
               Exhibit 10.15 to Post-Effective Amendment No. Six to the
               Registrant's Registration Statement on Form S-11 filed November
               29, 2001 and incorporated herein by reference.)

10.16          Real Estate Purchase and Sale Contract between CNL Retirement
               Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Homewood Residence of Boca Raton - Boca Raton,
               Florida (Previously filed as Exhibit 10.16 to Post-Effective
               Amendment No. Six to the Registrant's Registration Statement on
               Form S-11 filed November 29, 2001 and incorporated herein by reference.)

10.17          Lease Agreement between CNL Retirement - AM/Florida, LP and ARC
               Boca Raton, Inc. dated November 9, 2001, relating to the Homewood
               Residence of Boca Raton - Boca Raton, Florida (Previously filed as Exhibit 10.17 to Post-Effective Amendment No. Six to the
               Registrant's Registration Statement on Form S-11 filed November
               29, 2001 and incorporated herein by reference.)

10.18          Lease Agreement between CNL Retirement Corp. and ARC Holley
               Court, LLC dated February 11, 2002, relating to the Holley Court
               Terrace - Oak Park, Illinois (Previously filed as Exhibit 10.18 to Post-Effective Amendment No. Seven to the Registrant's
               Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

10.19          Real Estate Purchase and Sale Contract between CNL Retirement
               Corp., as Buyer, and ARC Holley Court, LLC, as Seller, relating to the Holley Court Terrace - Oak Park, Illinois (Previously filed as Exhibit 10.19 to Post-Effective Amendment No. Seven to the Registrant's Registration Statement on Form S-11 filed
               February 28, 2002 and incorporated herein by reference.)

10.20          Lease Agreement between CNL Retirement - AM/Florida, LP and ARC
               Coconut Creek, LLC dated February 11, 2002, relating to the
               Homewood Residence of Coconut Creek - Coconut Creek, Florida
               (Previously filed as Exhibit 10.20 to Post-Effective Amendment
               No. Seven to the Registrant's Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

10.21          Real Estate Purchase and Sale Contract between CNL Retirement
               Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Homewood Residence of Coconut Creek - Coconut
               Creek, Florida (Previously filed as Exhibit 10.21 to
               Post-Effective Amendment No. Seven to the Registrant's
               Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

10.22          Lease Agreement between CNL Retirement - AM/Colorado LP and ARC
               Greenwood Village, Inc. dated March 21, 2002, relating to the
               Heritage Club at Greenwood Village - Greenwood Village, Colorado
               (Previously filed as Exhibit 10.22 to Pre-Effective Amendment No.
               One to the Registrant's Registration Statement on Form S-11 filed
               May 10, 2002 and incorporated herein by reference.)

10.23          Real Estate Purchase and Sale Contract between CNL Retirement
               Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Heritage Club at Greenwood Village - Greenwood
               Village, Colorado (Previously filed as Exhibit 10.23 to
               Pre-Effective Amendment No. One to the Registrant's Registration
               Statement on Form S-11 filed May 10, 2002 and incorporated herein by reference.)

10.24          Loan Agreement between ARC Holley Court, LLC, as Borrower, and
               GMAC Commercial Mortgage Corporation, as Lender, relating to the
               Holley Court Terrace - Oak Park, Illinois (Previously filed as
               Exhibit 10.24 to Pre-Effective Amendment No. One to the
               Registrant's Registration Statement on Form S-11 filed May 10,
               2002 and incorporated herein by reference.)

10.25          Lease Agreement between CNL Retirement Camarillo CA, LP and HRA
               Management Corporation dated May 16, 2002 relating to the
               Brighton Gardens of Camarillo - Camarillo, California (Previously filed as Exhibit 10.25 to Post-Effective Amendment No. One to the
               Registrant's Registration Statement on Form S-11 filed July 31,
               2002 and incorporated herein by reference.)



-------
*To be filed by amendment

10.26          Lease Agreement between CNL Retirement Towson MD, LP and HRA
               Management Corporation dated May 16, 2002 relating to the
               Brighton Gardens of Towson - Towson, Maryland (Previously filed as Exhibit 10.26 to Post-Effective Amendment No. One to the
               Registrant's Registration Statement on Form S-11 filed July 31,
               2002 and incorporated herein by reference.)

10.27          Lease Agreement between CNL Retirement Clayton OH, LP and HRA
               Management Corporation dated May 17, 2002 relating to the
               Marriott MapleRidge of Clayton - Clayton, Ohio (Previously filed as Exhibit 10.27 to Post-Effective Amendment No. One to the
               Registrant's Registration Statement on Form S-11 filed July 31,
               2002 and incorporated herein by reference.)

10.28          Lease Agreement between CNL Retirement Dartmouth MA, LP and HRA
               Management Corporation dated May 16, 2002 relating to the
               Marriott MapleRidge of Dartmouth - Dartmouth, Massachusetts
               (Previously filed as Exhibit 10.28 to Post-Effective Amendment
               No. One to the Registrant's Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

10.29          Lease Agreement between CNL Retirement Laguna Creek CA, LP and
               HRA Management Corporation dated May 16, 2002 relating to the
               Marriott MapleRidge of Laguna Creek - Elk Grove, California
               (Previously filed as Exhibit 10.29 to Post-Effective Amendment
               No. One to the Registrant's Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

10.30          Purchase and Sale Agreement between Marriott Senior Living
               Services, Inc., VCS, Inc. and MSLS - MapleRidge, Inc., as
               Sellers, Marriott International, Inc. and CNL Retirement MA1, LP, as Purchaser, and HRA Management Corporation, as Tenant, relating to the Brighton Gardens of Camarillo - Camarillo, California;
               Brighton Gardens of Towson - Towson, Maryland; Marriott
               MapleRidge of Clayton - Clayton, Ohio; Marriott MapleRidge of
               Dartmouth - Dartmouth, Massachusetts; and Marriott MapleRidge of
               Laguna Creek - Elk Grove, California (Previously filed as Exhibit
               10.30 to Post-Effective Amendment No. One to the Registrant's
               Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

10.31 Loan Agreement between Five Pack Retirement 2002, LLC, Lender, and CNL Retirement Clayton OH, LP, CNL Retirement Laguna Creek
               CA, LP, CNL Retirement Camarillo CA, LP, CNL Retirement Dartmouth
               MA, LP, CNL Retirement Towson MD, LP, Borrowers, and U.S. Bank,
               National Association, Collateral Agent, relating to the Brighton
               Gardens of Camarillo - Camarillo, California; Brighton Gardens of
               Towson - Towson, Maryland; Marriott MapleRidge of Clayton -
               Clayton, Ohio; Marriott MapleRidge of Dartmouth - Dartmouth,
               Massachusetts; and Marriott MapleRidge of Laguna Creek - Elk
               Grove, California (Previously filed as Exhibit 10.31 to
               Post-Effective Amendment No. One to the Registrant's Registration
               Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

10.32          Loan Agreement between General Electric Capital Corporation, as
               Lender, and CNL Retirement - AM/Colorado, LP, as Borrower, dated
               August 8, 2002, relating to the Heritage Club at Greenwood
               Village - Greenwood Village, Colorado (Previously filed as
               Exhibit 10.25 to the Registrant's Form 10-Q filed November 14,
               2003 and incorporated herein by reference.)

10.33 Mortgage Loan Agreement between CNL Retirement Properties, Inc., as Lender, and DSTS, LLC, as Borrower, dated August 12, 2002, relating to the Vero Beach, Florida land (Previously filed as Exhibit 10.26 to the Registrant's Form 10-Q filed November 14,
               2002 and incorporated herein by reference.)

10.34 Refinancing and Acquisition Agreement dated September 30, 2002, between CNL Retirement Partners, LP, and Prime Care Properties,
               LLC, PC1, LLC, PC2, LLC, Prime Care One, LLC, Prime Care Two, LLC and Thomas E. Phillippe, Jr., relating to the Brighton Gardens of
               Venice - Venice, Florida; Brighton Gardens of Mountainside -
               Mountainside, New Jersey; Brighton Gardens of Friendship Heights
               - Chevy Chase, Maryland; Brighton Gardens of Charlotte -
               Charlotte, North Carolina; Brighton Gardens of Winston-Salem -
               Winston Salem, North Carolina; Brighton Gardens of Raleigh -
               Raleigh, North Carolina; Brighton Gardens of Brentwood -
               Brentwood, Tennessee; Brighton Gardens of Stamford - Stamford,
               Connecticut; Brighton Gardens of Middleton - Middleton, New
               Jersey; Brighton Gardens of Buckhead - Atlanta, Georgia; and
               Brighton Gardens of Naples - Naples, Florida (Previously filed as
               Exhibit 10.27 to the Registrant's Form 10-Q filed November 14,
               2002 and incorporated herein by reference.)



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*To be filed by amendment

10.35          Lease Agreement dated September 30, 2002, between CNL Retirement
               PC1 Naples FL, LP, CNL Retirement PC1 Venice FL, LP, CNL
               Retirement PC1 New Jersey, LP, CNL Retirement PC1 Friendship
               Heights MD, LP, CNL Retirement PC1 North Carolina, LP, CNL
               Retirement PC1 Stamford CT, LP, CNL Retirement PC1 Buckhead GA,
               LP and CNL Retirement PC1 Brentwood TN, LP, as Lessors, Prime
               Care One, LLC and Prime Care Two, LLC, as Lessees, relating to the Brighton Gardens of Venice - Venice, Florida; Brighton
               Gardens of Mountainside - Mountainside, New Jersey; Brighton
               Gardens of Friendship Heights - Chevy Chase, Maryland; Brighton
               Gardens of Charlotte - Charlotte, North Carolina; Brighton
               Gardens of Winston-Salem - Winston Salem, North Carolina;
               Brighton Gardens of Raleigh - Raleigh, North Carolina; Brighton
               Gardens of Brentwood - Brentwood, Tennessee; Brighton Gardens of
               Stamford - Stamford, Connecticut; Brighton Gardens of Middleton -
               Middleton, New Jersey; Brighton Gardens of Buckhead - Atlanta,
               Georgia; and Brighton Gardens of Naples - Naples, Florida
               (Previously filed as Exhibit 10.28 to the Registrant's Form 10-Q filed November 14, 2002 and incorporated herein by reference.)

10.36          Ground Lease Agreement between CNL Retirement ER1, LP and Peabody
               Campus, LLC dated October 10, 2002, relating to the Brooksby
               Village Continuing Care Retirement Community - Peabody,
               Massachusetts (Previously filed as Exhibit 10.36 to
               Post-Effective Amendment No. Four to the Registrant's
               Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.37          Purchase and Sale Agreement between CNL Retirement ER1, LP, as
               Buyer, and Peabody Campus, LLC, as Seller, relating to the Brooksby Village Continuing Care Retirement Community - Peabody,
               Massachusetts (Previously filed as Exhibit 10.37 to
               Post-Effective Amendment No. Four to the Registrant's
               Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.38          Lease Agreement between CNL Retirement AM/Tennessee LP and
               Homewood at Brookmont Terrace, LLC dated October 31, 2002, relating to the Homewood Residence at Brookmont Terrace -
               Nashville, Tennessee (Previously filed as Exhibit 10.38 to
               Post-Effective Amendment No. Four to the Registrant's
               Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.39          Purchase and Sale Agreement between CNL Retirement Corp., as
               Buyer, and Homewood at Brookmont Terrace, LLC, as Seller, relating to the Homewood Residence at Brookmont Terrace -
               Nashville, Tennessee (Previously filed as Exhibit 10.39 to
               Post-Effective Amendment No. Four to the Registrant's
               Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.40          Lease Agreement between CNL Retirement MA3 Washington, LP and
               Eleven Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Bellevue - Bellevue, Washington
               (Previously filed as Exhibit 10.40 to Post-Effective Amendment
               No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.41          Lease Agreement between CNL Retirement MA2 Illinois, LP and Eight
               Pack Management Corp. dated December 20, 2002, relating to the
               Brighton Gardens of Hoffman Estates - Hoffman Estates, Illinois
               (Previously filed as Exhibit 10.41 to Post-Effective Amendment
               No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.42          Lease Agreement between CNL Retirement MA3 Oklahoma, LP and
               Eleven Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Oklahoma City - Oklahoma City, Oklahoma
               (Previously filed as Exhibit 10.42 to Post-Effective Amendment
               No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.43          Lease Agreement between CNL Retirement MA3 California, LP and
               Eleven Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Santa Rosa - Santa Rosa, California
               (Previously filed as Exhibit 10.43 to Post-Effective Amendment
               No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)



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*To be filed by amendment

10.44          Lease Agreement between CNL Retirement MA2 Oklahoma, LP and Eight
               Pack Management Corp. dated December 20, 2002, relating to the
               Brighton Gardens of Tulsa - Tulsa, Oklahoma (Previously filed as
               Exhibit 10.44 to Post-Effective Amendment No. Four to the
               Registrant's Registration Statement on Form S-11 filed February
               14, 2003 and incorporated herein by reference.)

10.45          Lease Agreement between CNL Retirement MA3 Georgia, LP and Eleven
               Pack Management Corp. dated December 20, 2002, relating to the
               Brighton Gardens of Vinings - Atlanta, Georgia (Previously filed as Exhibit 10.45 to Post-Effective Amendment No. Four to the
               Registrant's Registration Statement on Form S-11 filed February
               14, 2003 and incorporated herein by reference.)

10.46          Lease Agreement between CNL Retirement MA3 Washington, LP and
               Eleven Pack Management Corp. dated December 20, 2002, relating to the Hearthside of Lynnwood - Lynnwood, Washington (Previously filed as Exhibit 10.46 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed
               February 14, 2003 and incorporated herein by reference.)

10.47          Lease Agreement between CNL Retirement MA3 Washington, LP and
               Eleven Pack Management Corp. dated December 20, 2002, relating to the Hearthside of Snohomish - Snohomish, Washington (Previously filed as Exhibit 10.47 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed
               February 14, 2003 and incorporated herein by reference.)

10.48          Lease Agreement between CNL Retirement MA2 California, LP and
               Eight Pack Management Corp. dated December 20, 2002, relating to the MapleRidge of Hemet - Hemet, California (Previously filed as
               Exhibit 10.48 to Post-Effective Amendment No. Four to the
               Registrant's Registration Statement on Form S-11 filed February
               14, 2003 and incorporated herein by reference.)

10.49          Lease Agreement between CNL Retirement MA2 Massachusetts, LP and
               Eight Pack Management Corp. dated December 20, 2002, relating to the MapleRidge of Plymouth - Plymouth, Massachusetts (Previously filed as Exhibit 10.49 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed
               February 14, 2003 and incorporated herein by reference.)

10.50          Lease Agreement between CNL Retirement MA2 Ohio, LP and Eight
               Pack Management Corp. dated December 20, 2002, relating to the
               MapleRidge of Willoughby - Willoughby, Ohio (Previously filed as
               Exhibit 10.50 to Post-Effective Amendment No. Four to the
               Registrant's Registration Statement on Form S-11 filed February
               14, 2003 and incorporated herein by reference.)

10.51          Lease Agreement between CNL Retirement MA2 Arkansas, LP and Eight
               Pack Management Corp. dated December 20, 2002, relating to the
               Pleasant Hills Retirement Community - Little Rock, Arkansas
               (Previously filed as Exhibit 10.51 to Post-Effective Amendment
               No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.52          Purchase and Sale Agreement between Marriott Senior Living
               Services, Inc., MSLS-MapleRidge, Inc., and Marriott
               International, Inc., as Sellers, and CNL Retirement MA2, LP, as
               Purchaser, CNL Retirement Partners, LP as the Orland Park Owner and Eight Pack Management Corp., as Tenant, relating to the Brighton Gardens of Hoffman Estates - Hoffman Estates, Illinois;
               Brighton Gardens of Tulsa - Tulsa, Oklahoma; MapleRidge of Hemet
               - Hemet, California; MapleRidge of Plymouth - Plymouth,
               Massachusetts; MapleRidge of Willoughby - Willoughby, Ohio and
               Pleasant Hills Retirement Community - Little Rock, Arkansas
               (Previously filed as Exhibit 10.52 to Post-Effective Amendment
               No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.53          Purchase and Sale Agreement between Marriott Senior Living
               Services, Inc., MSLS-MapleRidge, Inc., and Marriott
               International, Inc., as Sellers, and CNL Retirement MA3, LP, as
               Purchaser, and Eleven Pack Management Corp., as Tenant, relating to the Brighton Gardens of Bellevue - Bellevue,



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*To be filed by amendment

               Washington; Brighton Gardens of Oklahoma City - Oklahoma City,
               Oklahoma; Brighton Gardens of Santa Rosa - Santa Rosa,
               California; Brighton Gardens of Vinings - Atlanta, Georgia;
               Hearthside of Lynnwood - Lynnwood, Washington and Hearthside of
               Snohomish - Snohomish, Washington (Previously filed as Exhibit
               10.53 to Post-Effective Amendment No. Four to the Registrant's
               Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.54          Credit Agreement dated as of March 17, 2003 by and among CNL
               Retirement Partners, LP, as Borrower, CNL Retirement GP Corp., as a Parent and Guarantor, CNL Retirement LP Corp., as a Parent and
               Guarantor, CNL Retirement Properties, Inc. and each of the other
               Guarantors, Bank of America, N.A., as Administrative Agent, and
               Banc of America Securities LLC, as Sole Lead Arranger and as Book
               Manager, and the financial institutions party hereto and their assignees under Section 11.7, as Lenders (Previously filed as Exhibit 10.54 to Pre-Effective Amendment No. One to the
               Registrant's Registration Statement on Form S-11 filed March 24,
               2003 and incorporated herein by reference.)

10.55          Purchase and Sale Agreement between Marriott Continuing Care,
               LLC, as Sellers, and Marriott International, Inc. and CNL
               Retirement MA3, LP, as Purchaser, relating to the Fairfax
               Continuing Care Retirement Community - Fort Belvoir, Virginia and the Quadrangle Continuing Care Retirement Community - Haverford,
               Pennsylvania. (Previously filed as Exhibit 10.48 to the Registrant's Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

10.56          Lease Agreement between CNL Retirement MA3 Virginia, LP and
               Marriott Continuing Care, LLC dated March 28, 2003, relating to the Fairfax Continuing Care Retirement Community - Fort Belvoir,
               Virginia. (Previously filed as Exhibit 10.49 to the Registrant's
               Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

10.57          Lease Agreement between CNL Retirement MA3 Pennsylvania, LP and
               Marriott Continuing Care, LLC dated March 28, 2003, relating to the Quadrangle Continuing Care Retirement Community - Haverford,
               Pennsylvania. (Previously filed as Exhibit 10.50 to the Registrant's Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

10.58          Assumption and Reimbursement Agreement between Marriott
               International, Inc., as Assignor, Marriott Continuing Care, LLC, as Assignor, CNL Retirement Properties, Inc., as Assignee, CNL
               Retirement MA3 Pennsylvania, LP, as Assignee, and CNL Retirement
               MA3 Virginia, LP, as Assignee, dated March 28, 2003. (Previously filed as Exhibit 10.51 to the Registrant's Form 10-Q filed May
               15, 2003 and incorporated herein by reference.)

10.59          Purchase and Sale Agreement by and among WEC 99C-1, LLC, WEC
               99C-2, LLC, WEC 99C-3, LLC, WEC 99C-4, LLC, WEC 99C-5, LLC, WEC
               99C-6, LLC, WEC 99C-7, LLC, WEC 99C-8, LLC, WEC 99C-9, LLC, WEC
               99C-10, LLC, WEC 99C-11, LLC, WEC 99C-12, LLC, WEC 99C-13, LLC,
               WEC 99C-14, LLC, respectively, as Sellers, and CNL Retirement
               Properties, Inc., as Purchaser dated August 29, 2003. (Previously filed as Exhibit 10.59 to Post-Effective Amendment No. Three to the Registrant's Registration Statement on Form S-11 filed
               October 21 ,2003 and incorporated herein by reference.)

10.60          Purchase and Sale Agreement by and among Sunrise Assisted Living
               Limited Partnership, Sunrise Farmington Hills Assisted Living,
               L.L.C., Atlantic-Sunrise, LLC, Sunrise Poland Assisted Living,
               L.L.C., Sunrise Raleigh Assisted Living, LLC, Sunrise Assisted
               Living Limited Partnership VIII, L.P., and ADG on Sheepshead Bay,
               LLC, as Seller and CNL Retirement Corp., as Purchaser and Twenty
               Pack Management Corp., as Tenant dated September 29, 2003.
               (Previously filed as Exhibit 10.60 to Post-Effective Amendment
               No. Three to the Registrant's Registration Statement on Form S-11 filed October 21, 2003 and incorporated herein by reference.)



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*To be filed by amendment

10.61          Pooling Agreement by and among Sunrise Senior Living Management,
               Inc., as Manager and Twenty Pack Management Corp., Sunrise Five
               Forks Assisted Living, L.L.C., Sunrise Development, Inc. and
               Sunrise Madison Senior Living, L.L.C., as Owners and CNL
               Retirement Sun 1, LP, CNL Retirement Sun 1 Beverly Hills CA, LP,
               CNL Retirement Sun 1 Cresskill NJ, LP, CNL Retirement Sun 1
               Edmonds WA, LP, CNL Retirement Sun 1 Lilburn GA, LP and CNL
               Retirement Sun 1 Madison NJ, LP, as Landlords dated September 30,
               2003. (Previously filed as Exhibit 10.61 to Post-Effective
               Amendment No. Three to the Registrant's Registration Statement on
               Form S-11 filed October 21, 2003 and incorporated herein by reference.)

23.1           Consent of PricewaterhouseCoopers LLP, Independent Certified
               Public Accountants, dated December 26, 2003 (Filed herewith.)

*23.2 Consent of Greenberg Traurig, LLP (To be contained in its opinions to be filed as Exhibits 5 and 8 and incorporated herein by reference.)

23.3           Consent of Ernst & Young LLP, Independent Auditors, dated
               December 23, 2003 (Filed herewith.)

23.4           Consent of Ernst & Young LLP, Independent Auditors, dated
               December 23, 2003 (Filed herewith.)

23.5           Consent of Ernst & Young LLP, Independent Auditors, dated
               December 23, 2003 (Filed herewith.)

23.6           Consent of Ernst & Young LLP, Independent Auditors, dated
               December 23, 2003 (Filed herewith.)

24             Power of Attorney (Filed herewith.)

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*To be filed by amendment